Exhibit 4.2

EXECUTION VERSION

BMO COMMERCIAL MORTGAGE SECURITIES LLC,
Depositor,

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
Master Servicer,

3650 REIT Loan Servicing LLC,
Special Servicer,

BellOak, LLC,
Operating Advisor and Asset Representations Reviewer,

Computershare Trust Company, National Association,
Certificate Administrator and Trustee

POOLING AND SERVICING AGREEMENT Dated as of June 1, 2026

BMO 2026-5C15 Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2026-5C15

Article I DEFINITIONS
Section 1.01	Defined Terms	9
Section 1.02	Certain Calculations	158
Section 1.03	Certain Constructions	168
Article II CONVEYANCE OF MORTGAGE LOANS AND TRUST SUBORDINATE COMPANION LOANS; ORIGINAL ISSUANCE OF Trust CERTIFICATES
Section 2.01	Conveyance of Mortgage Loans and Trust Subordinate Companion Loans	169
Section 2.02	Acceptance by the Trustee, the Custodian and the Certificate Administrator	176
Section 2.03	Mortgage Loan Sellers’ Repurchase, Substitution or Cures of Trust Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties	178
Section 2.04	Representations and Warranties of the Depositor	195
Section 2.05	Representations, Warranties and Covenants of the Master Servicer	197
Section 2.06	Representations, Warranties and Covenants of the Special Servicer	199
Section 2.07	Representations and Warranties of the Trustee	201
Section 2.08	Representations and Warranties of the Certificate Administrator	203
Section 2.09	Representations, Warranties and Covenants of the Operating Advisor	204
Section 2.10	Representations, Warranties and Covenants of the Asset Representations Reviewer	206
Section 2.11	Execution and Delivery of Trust Certificates; Issuance of Lower-Tier Regular Interests and Trust Subordinate Companion Loan Regular Interests	208
Section 2.12	Miscellaneous REMIC and Grantor Trust Provisions	208
Section 2.13	Bare Trust	210
Article III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS and trust subordinate companion loans
Section 3.01	Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans and Trust Subordinate Companion Loans; Sub-Servicing Agreements; Outside Serviced Mortgage Loans	210
Section 3.02	Liability of the Master Servicer and the Special Servicer	224
Section 3.03	Collection of Certain Mortgage Loan Payments	225
Section 3.04	Collection of Taxes, Assessments and Similar Items; Escrow Accounts	227
Section 3.05	Collection Account; Distribution Accounts; and Excess Liquidation Proceeds Reserve Account; Excess Interest Distribution Account; and Legal Fee Reserve Account	229
Section 3.05A	Whole Loan Custodial Account	235
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- ii -

Section 4.02	Statements to Trust Certificateholders and Uncertificated Interest Owner; Certain Reports by the Master Servicer and the Special Servicer	357
Section 4.03	Compliance With Withholding Requirements	379
Section 4.04	REMIC Compliance	380
Section 4.05	Imposition of Tax on the Trust REMICs	382
Section 4.06	Remittances; P&I Advances	384
Section 4.07	Grantor Trust Reporting	391
Section 4.08	Calculations	392
Section 4.09	Secure Data Room	393
Article V THE CERTIFICATES
Section 5.01	The Certificates	394
Section 5.02	Form and Registration	395
Section 5.03	Registration of Transfer and Exchange of Certificates	399
Section 5.04	Mutilated, Destroyed, Lost or Stolen Trust Certificates	409
Section 5.05	Persons Deemed Owners	410
Section 5.06	Appointment of Paying Agent	410
Section 5.07	Access to Trust Certificateholders’ Names and Addresses; Special Notices	411
Section 5.08	Actions of Trust Certificateholders	412
Section 5.09	Authenticating Agent	412
Section 5.10	Appointment of Custodian	413
Section 5.11	Maintenance of Office or Agency	414
Section 5.12	Voting Procedures	414
Article VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, the Operating Advisor, THE Asset Representations Reviewer and the Controlling Class Representative
Section 6.01	Liability of the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Operating Advisor	416
Section 6.02	Merger or Consolidation of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer	416
Section 6.03	Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Others	417
Section 6.04	Limitation on Resignation of the Master Servicer, the Special Servicer or the Operating Advisor	419
Section 6.05	Rights of the Depositor, the Trustee and the Certificate Administrator in Respect of the Master Servicer and Special Servicer	421
Section 6.06	Master Servicer, Special Servicer as Owner of a Trust Certificate	422
Section 6.07	Rating Agency Fees	423
Section 6.08	Termination of the Special Servicer	423
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Section 12.14	Cooperation With the Mortgage Loan Sellers With Respect to Rights Under the Loan Agreements	546
Section 12.15	Electronic Signatures	547
Section 12.16	PNC Bank, National Association	547

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TABLE OF EXHIBITS
Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class X-A Certificate
Exhibit A-5	Form of Class X-B Certificate
Exhibit A-6	Form of Class A-S Certificate
Exhibit A-7	Form of Class B Certificate
Exhibit A-8	Form of Class C Certificate
Exhibit A-9	Form of Class X-D Certificate
Exhibit A-10	Form of Class D Certificate
Exhibit A-11	Form of Class E-RR Certificate
Exhibit A-12	Form of Class F-RR Certificate
Exhibit A-13	Form of Class G-RR Certificate
Exhibit A-14	Form of Class J-RR Certificate
Exhibit A-15	Form of Class R Certificate
Exhibit A-16	Form of Class S Certificate[1]
Exhibit A-17	Form of Class VRR Certificate[2]
Exhibit A-18	Form of Loan-Specific Certificate[3]
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Request for Release
Exhibit D	Form of Distribution Date Statement
Exhibit E	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate
Exhibit F	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate
Exhibit G	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period
Exhibit H	Form of Certification to be given by Certificate Owner of Temporary Regulation S Global Certificate
Exhibit I	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Global Certificate
Exhibit J	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Global Certificate
Exhibit K	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Global Certificate
Exhibit L-1	Form of Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Internal Revenue Code of 1986, as Amended
Exhibit L-2A	Form of Transferor Letter for Transfer of Class R Certificates
Exhibit L-2B	Form of Transferor Letter for Transfer of Non-Book Entry Certificates (other than Public Certificates)

1 No Class S Certificates will be issued under this Agreement.

2 No Class VRR Certificates will be issued under this Agreement.

3 No Loan-Specific Certificates will be issued under this Agreement.

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Exhibit L-3	Form of Transferee Letter
Exhibit L-4	Form of Investment Representation Letter
Exhibit L-5A	Form of Transferee Certificate for Transfer of Uncertificated Interests
Exhibit L-5B	Form of Transferee Certificate for Transfer of Class VRR Certificates
Exhibit L-5C	Form of Transferee Certificate for Transfer of Certificates Evidencing the HRR Interest
Exhibit L-5D	[RESERVED]
Exhibit L-5E	[RESERVED]
Exhibit L-6A	Form of Transferor Certificate for Transfer of Uncertificated Interests
Exhibit L-6B	Form of Transferor Certificate for Transfer of Class VRR Certificates
Exhibit L-6C	Form of Transferor Certificate for Transfer of Certificates Evidencing the HRR Interest
Exhibit L-6D	[RESERVED]
Exhibit L-6E	[RESERVED]
Exhibit M-1A	Form of Investor Certification for Non-Borrower Party (for persons other than the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative and/or a Loan-Specific Controlling Class Certificateholder)
Exhibit M-1B	Form of Investor Certification for Non-Borrower Party (for the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative and/or a Loan-Specific Controlling Class Certificateholder)
Exhibit M-1C	Form of Investor Certification for Borrower Party (for the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative and/or a Loan-Specific Controlling Class Certificateholder)
Exhibit M-1D	Form of Investor Certification for Borrower Party (for persons other than the Controlling Class Representative, a Controlling Class Certificateholder, a Risk Retention Consultation Party, a Holder of Class VRR Certificate(s), a Loan-Specific Controlling Class Representative, a Loan-Specific Controlling Class Certificateholder and/or an Uncertificated Interest Owner)
Exhibit M-1E	Form of Investor Certification for Borrower Party (for a Risk Retention Consultation Party, a Holder of Class VRR Certificate(s) or an Uncertificated Interest Owner)
Exhibit M-1F	Form of Notice of Excluded Controlling Class Holder
Exhibit M-1G	Form of Notice of Excluded Controlling Class Holder to Certificate Administrator
Exhibit M-1H	Form of Certification of the Controlling Class Representative and a Loan-Specific Controlling Class Representative
Exhibit M-1I	Form of Certification of a Risk Retention Consultation Party
Exhibit M-2A	Form of Investor Certification for Exercising Voting Rights or Pooled Voting Rights for Non-Borrower Party
Exhibit M-2B	Form of Investor Certification for Exercising Voting Rights or Pooled Voting Rights for Borrower Party
Exhibit M-3	Form of Online Vendor Certification
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Exhibit M-4	Form of Confidentiality Agreement
Exhibit M-5	Form of NRSRO Certification
Exhibit N	Custodian Certification
Exhibit O	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit P	[RESERVED]
Exhibit Q	Retained Defeasance Rights and Obligations Mortgage Loans
Exhibit R	Form of Operating Advisor Annual Report
Exhibit S	Sub-Servicing Agreements
Exhibit T	Form of Recommendation of Special Servicer Termination
Exhibit U	Additional Form 10-D Disclosure
Exhibit V	Additional Form 10-K Disclosure
Exhibit W-1	Form of Additional Disclosure Notification
Exhibit W-2	Form of Additional Disclosure Notification (Accounts)
Exhibit W-3	Form of Notice of Additional Indebtedness Notification
Exhibit X	Form Certification to be Provided with Form 10-K
Exhibit Y-1	Form of Certification to be Provided to Depositor by the Certificate Administrator
Exhibit Y-2	Form of Certification to be Provided to Depositor by the Master Servicer
Exhibit Y-3	Form of Certification to be Provided to Depositor by the Special Servicer
Exhibit Y-4	Form of Certification to be Provided to Depositor by the Operating Advisor
Exhibit Y-5	Form of Certification to be Provided to Depositor by the Custodian
Exhibit Y-6	Form of Certification to be Provided to Depositor by the Trustee
Exhibit Y-7	Form of Certification to be Provided to Depositor by the Asset Representations Reviewer
Exhibit Y-8	Form of Certification to be Provided to Depositor by a Sub-Servicer
Exhibit Y-9	Form of Certification to be Provided to Depositor by the Back-Up Advancing Agent
Exhibit Z	Form 8-K Disclosure Information
Exhibit AA-1	Form of Power of Attorney for Master Servicer
Exhibit AA-2	Form of Power of Attorney for Special Servicer
Exhibit BB	[RESERVED]
Exhibit CC-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit CC-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit DD	Form of Notice and Certification Regarding Defeasance of Mortgage Loan
Exhibit EE	[RESERVED]
Exhibit FF-1	Form of Notice Regarding Outside Serviced Mortgage Loan (Mountain Industrial Portfolio Mortgage Loan)
Exhibit FF-2	Form of Notice Regarding Outside Serviced Mortgage Loan (1500 Post Oak Boulevard Mortgage Loan)
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Exhibit FF-3	Form of Notice Regarding Outside Serviced Mortgage Loan (Admiral’s Cove Mortgage Loan and Prospect Place Apartments Mortgage Loan)
Exhibit FF-4	Form of Notice Regarding Outside Serviced Mortgage Loan (Crossgates Mall Mortgage Loan)
Exhibit FF-5	Form of Notice Regarding Outside Serviced Mortgage Loan (Seneca One Mortgage Loan)
Exhibit FF-6	Form of Notice Regarding Outside Serviced Mortgage Loan (The Towers at Cupertino City Mortgage Loan)
Exhibit FF-7	Form of Notice Regarding Servicing Shift Mortgage Loan (The Landing Mortgage Loan) [TO BE SENT UPON SECURITIZATION OF THE RELATED CONTROLLING PARI PASSU COMPANION LOAN]
Exhibit FF-8	Form of Notice Regarding Outside Serviced Mortgage Loan (The Rockwell Mortgage Loan)
Exhibit FF-9	Form of Notice Regarding Outside Serviced Servicing Shift Mortgage Loan (Crossgates Mall Mortgage Loan) [TO BE SENT UPON SECURITIZATION OF THE RELATED CONTROLLING PARI PASSU COMPANION LOAN]
Exhibit GG	Specified Mortgage Loans
Exhibit HH	Form of Asset Review Report
Exhibit II	Form of Asset Review Report Summary
Exhibit JJ	Asset Review Procedures
Exhibit KK	Form of Certification to Certificate Administrator Requesting Access to Secure Data Room
Exhibit LL	Form of Notice of [Additional Delinquent Loan][Cessation of Delinquent Loan][Cessation of Asset Review Trigger]
Exhibit MM	Form of Certificate Administrator Receipt in Respect of Risk Retention Certificates
Exhibit NN	Initial Serviced Companion Loan Holders

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Pooling and Servicing Agreement, dated as of June 1, 2026, between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary
Statement shall have the meanings
specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate, together with any Uncertificated Interests, will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans and any Trust Subordinate Companion Loans. As provided herein, the Certificate Administrator will elect that various segregated portions of the Trust Fund (other than any VRR Specific Grantor Trust Assets and any Class S Specific Grantor Trust Assets) be treated for federal income tax purposes as two separate REMICs designated as the “Upper-Tier REMIC” and the “Lower-Tier REMIC”, respectively, and a separate REMIC in connection with each Trust Subordinate Companion Loan, if any, each designated as a “Trust Subordinate Companion Loan REMIC”.

In addition, the parties intend that the portion of the Trust Fund consisting of any VRR Specific Grantor Trust Assets and any Class S Specific Grantor Trust Assets will be treated as a grantor trust under subpart E of Part I of subchapter J of the Code. Solely for federal income tax purposes, the Combined VRR Interest shall represent undivided beneficial interests in any VRR Specific Grantor Trust Assets, and the Class S Certificates shall represent undivided beneficial interests in any Class S Specific Grantor Trust Assets. However, because the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, there will not be any VRR Specific Grantor Trust Assets or Class S Specific Grantor Trust Assets, and no Excess Interest Distribution Account will be established. Accordingly, there will not be a Grantor Trust and all references in this Agreement to “Grantor Trust” shall be disregarded.

LOAN REMIC

The Trust Fund will not include any Loan REMIC Held Mortgage Loan or Loan REMIC as of the Closing Date, and there will be no REMIC Declaration, Loan REMIC, Loan REMIC Regular Interest, Loan REMIC Residual Interest with respect to the Trust. Accordingly, all references in this Agreement to “Loan REMIC”, “Loan REMIC Held Mortgage Loan”, “Loan REMIC Regular Interest”, “Loan REMIC Residual Interest”, “Loan REMIC Residual Distribution Account” and “REMIC Declaration” shall be disregarded.

TRUST SUBORDINATE COMPANION LOAN REMIC(S)

For the avoidance of doubt, the Trust Fund will not include any Trust Subordinate Companion Loans. Accordingly, no separate REMIC elections will be made as to any Trust Subordinate Companion Loan, and no Trust Subordinate Companion Loan REMICs, Trust

Subordinate Companion Loan Regular Interests or Trust Subordinate Companion Loan Residual Interests shall exist.

LOWER-TIER REMIC

The Lower-Tier REMIC will hold the Loan REMIC Regular Interests (if any) and, except for the Loan REMIC Held Mortgage Loans (if any), the Mortgage Loans (exclusive of any Excess Interest) and will issue (i) 10 classes of uncertificated Lower-Tier Regular Interests (designated as the Class LA-1, Class LA-2, Class LA-3, Class LA-S, Class LB, Class LC, Class LD, Class LE-RR, Class LF-RR, Class LG-RR and Class LJ-RR Lower-Tier Regular Interests, respectively), each of which will constitute a class of “regular interests” in the Lower-Tier REMIC, (ii) only if the table in the next paragraph indicates that it has an original Lower-Tier Principal Balance greater than zero, an additional class of uncertificated Lower-Tier Regular Interests (designated as the Class LVRR Lower-Tier Regular Interest), which (if issued) will constitute a class of “regular interests” in the Lower-Tier REMIC, (iii) only if the table in the next paragraph indicates that it has an original Lower-Tier Principal Balance greater than zero, an additional class of uncertificated Lower-Tier Regular Interests (designated as the LUVRR Lower-Tier Regular Interest), which (if issued) will constitute a class of “regular interests” in the Lower-Tier REMIC, and (iv) the Lower-Tier Residual Interest, which will be the sole class of “residual interests” in the Lower-Tier REMIC and will be evidenced by the Class R Certificates. For the avoidance of doubt, no Class LVRR Lower-Tier Regular Interest or LUVRR Lower-Tier Regular Interest shall be issued on the Closing Date, and any references to “Class LVRR Lower-Tier Regular Interest” or “LUVRR Lower-Tier Regular Interest” in this Agreement shall be disregarded.

The following table sets forth the per annum rate at which interest will accrue on, and the original Lower-Tier Principal Balance of, each Lower-Tier Regular Interest:

Designation of Lower-Tier Regular Interest	Interest Rate	Original Lower-Tier Principal Balance
Class LA-1	(1)	$1,257,000
Class LA-2	(1)	$72,000,000
Class LA-3	(1)	$365,047,000
Class LA-S	(1)	$60,267,000
Class LB	(1)	$31,307,000
Class LC	(1)	$23,481,000
Class LD	(1)	$16,123,000
Class LE-RR	(1)	$11,271,000
Class LF-RR	(1)	$8,610,000
Class LG-RR	(1)	$9,392,000
Class LJ-RR	(1)	$27,394,447
Class LVRR	(1)	$0
LUVRR	(1)	$0

(1)	Each Lower-Tier Regular Interest will accrue interest at the WAC Rate in effect from time to time.

The Lower-Tier Residual Interest will not have a Lower-Tier Principal Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Aggregate Available Funds remaining in the Lower-Tier REMIC Distribution Account after all distributions deemed made on the Lower-Tier Regular Interests on any Distribution Date will be payable to the Holders of the Class R Certificates in respect of the Lower-Tier Residual Interest.

UPPER-TIER REMIC

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and any Trust Subordinate Companion Loan Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, each class of which evidences a class of “regular interests” in the Upper-Tier REMIC, (ii) only if the table in the next paragraph indicates that it has an original Certificate Balance greater than zero, the Class VRR Certificates, which (if issued) will evidence a class of “regular interests” in the Upper Tier REMIC, (iii) only if the table in the next paragraph indicates that it has an original Certificate Balance greater than zero, the Uncertificated VRR Interest, which (if issued) will be a class of “regular interests” in the Upper-Tier REMIC, (iv) the Class X-A, Class X-B and Class X-D Certificates, each class of which evidences one or more classes of “regular interests” in the Upper-Tier REMIC, (v) any Loan-Specific Certificates, each class of which evidences a class of “regular interests” in the Upper-Tier REMIC, (vi) any Loan-Specific Uncertificated Interests, each of which will be a class of “regular interests” in the Upper-Tier REMIC, and (vii) the Upper-Tier Residual Interest, which will be the sole class of “residual interests” in the Upper-Tier REMIC and will also be evidenced by the Class R Certificates. For the avoidance of doubt, no Class VRR Certificates, Uncertificated VRR Interest, Loan-Specific Certificates or Loan-Specific Uncertificated Interests shall be issued on the Closing Date, and any references to “Class VRR Certificates”, “Uncertificated VRR Interest”, “Loan-Specific Certificates”, “Loan-Specific Certificate”, “Loan-Specific Uncertificated Interests” or “Loan-Specific Uncertificated Interest” in this Agreement shall be disregarded.

The following table sets forth the approximate initial pass-through rate and the original Certificate Balance or, in the case of each Class of the Interest-Only Trust Certificates, the original Notional Amount, or, in the case of each Uncertificated Interest, the original Uncertificated Interest Balance, as applicable, for each Class of Regular Certificates, each Class of any Loan-Specific Certificates and each Uncertificated Interest:

Class Designation	Approximate Initial Pass-Through Rate (per annum)	Original Certificate Balance / Original Notional Amount / Uncertificated Interest Balance
Class A-1	4.84410%	$1,257,000
Class A-2	5.19950%	$72,000,000
Class A-3	5.68350%	$365,047,000
Class X-A(1)	1.08280%	$438,304,000
Class X-B(1)	0.61274%	$115,055,000
Class A-S	5.98360%	$60,267,000

Class B	6.23470%	$31,307,000
Class C	6.08020%	$23,481,000
Class X-D(1)	2.18438%	$16,123,000
Class D	4.50000%	$16,123,000
Class E-RR	6.68438%	$11,271,000
Class F-RR	6.68438%	$8,610,000
Class G-RR	6.68438%	$9,392,000
Class J-RR	6.68438%	$27,394,447
Class VRR	(2)	$0	(3)
Uncertificated VRR Interest	(4)	$0	(3)

(1)	The Class X-A, Class X-B and Class X-D Certificates will not have Certificate Balances; rather, each such Class of Certificates will accrue interest as provided herein on the related Notional Amount.
(2)	Other than for tax reporting purposes, the Class VRR Certificates will not have a Pass-Through Rate, but will be entitled to interest on any Distribution Date equal to a pro rata portion of the VRR Interest Distribution Amount for such Distribution Date as set forth in Section 4.01(c). For tax reporting purposes, the Class VRR Certificates will accrue interest at the WAC Rate in effect from time to time.
(3)	$0 is also the initial Combined VRR Interest Balance.
(4)	Other than for tax reporting purposes, the Uncertificated VRR Interest will not have a Pass-Through Rate, but will be entitled to interest on any Distribution Date equal to a pro rata portion of the VRR Interest Distribution Amount for such Distribution Date as set forth in Section 4.01(c). For tax reporting purposes, the Uncertificated VRR Interest will accrue interest at the WAC Rate in effect from time to time.

The Upper-Tier Residual Interest will not have a Certificate Balance or Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Aggregate Available Funds remaining in the Upper-Tier REMIC Distribution Account, after all required distributions under this Agreement have been made with respect to the Regular Certificates, the Loan-Specific Certificates and the Uncertificated Interests, will be distributed to the Holders of the Class R Certificates in respect of the Upper-Tier Residual Interest.

The following table sets forth, with respect to each Class of Principal Balance Certificates, each Class of any Loan-Specific Principal Balance Certificates and each Uncertificated Interest, the corresponding Lower-Tier Regular Interest (the “Corresponding Lower-Tier Regular Interest”) or Trust Subordinate Companion Loan Regular Interest (the “Corresponding Trust Subordinate Companion Loan Regular Interest”), as applicable, and any corresponding component of the Interest-Only Trust Certificates (the “Corresponding Component”). Each Class of Principal Balance Certificates constitutes the “Corresponding Certificates” with respect to each of the Corresponding Lower-Tier Regular Interest and the Corresponding Component (if any) for that Class. The Uncertificated VRR Interest is deemed to be the “Corresponding Certificates” with respect to the LUVRR Lower-Tier Regular Interest. Each Class of any Loan-Specific Principal Balance Certificates constitutes the “Corresponding Certificates” with respect to the Corresponding Trust Subordinate Companion Loan Regular Interest and the Corresponding Component (if any) for that Class. Each Loan-Specific Uncertificated Interest (if any) is deemed to constitute the “Corresponding Certificates” with respect to the Corresponding Trust Subordinate Companion Loan Regular Interest for that Loan-Specific Uncertificated Interest. For the avoidance of doubt, no Class VRR Certificates, Uncertificated VRR Interest, Loan-Specific Principal Balance Certificates or Loan-Specific Uncertificated Interests shall be issued on the Closing Date, and any references to “Class VRR Certificates”, “Uncertificated VRR

Interest”, “Class LVRR Lower-Tier Regular Interest”, “LUVRR Lower-Tier Regular Interest”, “Loan-Specific Principal Balance Certificates”, “Loan-Specific Principal Balance Certificate”, “Loan-Specific Uncertificated Interests”, “Loan-Specific Uncertificated Interest”, “Corresponding Trust Subordinate Companion Loan Regular Interests” or “Corresponding Trust Subordinate Companion Loan Regular Interest” in this Agreement shall be disregarded.

Class Designation	Corresponding Lower-Tier Regular Interest or Trust Subordinate Companion Loan Regular Interest(1)	Corresponding Component(1)
Class A-1	Class LA-1	Class A-1
Class A-2	Class LA-2	Class A-2
Class A-3	Class LA-3	Class A-3
Class A-S	Class LA-S	Class A-S
Class B	Class LB	Class B
Class C	Class LC	Class C
Class D	Class LD	Class D
Class E-RR	Class LE-RR	N/A
Class F-RR	Class LF-RR	N/A
Class G-RR	Class LG-RR	N/A
Class J-RR	Class LJ-RR	N/A
Class VRR	Class LVRR	N/A
Uncertificated VRR Interest	LUVRR	N/A

(1)	The Corresponding Lower-Tier Regular Interest and the Corresponding Component, if any, with respect to any Class of Non-Vertically Retained Principal Balance Certificates are also the Corresponding Lower-Tier Regular Interest and Corresponding Component with respect to each other. The Corresponding Trust Subordinate Companion Loan Regular Interest and the Corresponding Component, if any, with respect to any Class of Loan-Specific Principal Balance Certificates are also the Corresponding Trust Subordinate Companion Loan Regular Interest and Corresponding Component with respect to each other.

The Holders of each Class of Loan-Specific Certificates and the owner of each Loan-Specific Uncertificated Interest shall only be entitled to receive distributions in respect of, and shall only incur losses with respect to, the related Trust Subordinate Companion Loan, which is not part of the Mortgage Pool backing the Certificates. Neither the Uncertificated VRR Interest nor any Class of Certificates (other than the Class R Certificates) has an interest in any Trust Subordinate Companion Loan.

GRANTOR TRUST

The portions of the Trust Fund consisting of any VRR Specific Grantor Trust Assets and any Class S Specific Grantor Trust Assets shall be treated as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes. The Class VRR Certificates (with an initial Certificate Balance of $0) and the Uncertificated VRR Interest (with an initial Uncertificated VRR Interest Balance of $0) shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of any VRR Specific Grantor Trust Assets and (if issued)

the Class S Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of any Class S Specific Grantor Trust Assets. As provided herein, the Certificate Administrator shall not take any actions that would cause the Grantor Trust to either (i) lose its status as a “grantor trust” or (ii) be treated as part of either Trust REMIC. For the avoidance of doubt, the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, and there will not be any VRR Specific Grantor Trust Assets or Class S Specific Grantor Trust Assets, and no Excess Interest Distribution Account will be established. Accordingly, there will not be a Grantor Trust and all references in this Agreement to “Grantor Trust” shall be disregarded. Furthermore, no Class S Certificates shall be issued on the Closing Date and all references in this Agreement to “Class S Certificates” shall be disregarded.

WHOLE LOANS

The following table (the “Whole Loan Table”) identifies, by loan number for the related Mortgage Loan and name of the related Mortgaged Property or portfolio of Mortgaged Properties (in each case as set forth on the Mortgage Loan Schedule), each of the Whole Loans related to the Trust as of the Closing Date, and further, with respect to each such Whole Loan, sets forth or otherwise identifies as of the Closing Date: (1) whether the subject Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan; (2) in the case of an Outside Serviced Whole Loan, the applicable Outside Servicing Agreement; (3) the date of the related Co-Lender Agreement; and (4) the Note(s) that evidences or collectively evidence, as applicable, (a) the related Mortgage Loan, (b) any related Pari Passu Companion Loan(s) and (c) any related Subordinate Companion Loan(s).

Loan No. for related Mortgage Loan	Name of related Mortgaged Property or Portfolio of Mortgaged Properties	Servicing Type	Outside Servicing Agreement	Date of Co-Lender Agreement	Mortgage Loan	Pari Passu Companion Loan(s)	Subordinate Companion Loan(s)
1	Cannon Industrial Portfolio	Serviced	N/A	May 20, 2026	Note A-1 Note A-2	Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8 Note A-9 Note A-10	N/A
2	FreshDirect HQ	Serviced	N/A	June 11, 2026	Note A-1 Note A-2-2 Note A-3 Note A-4 Note A-5 Note A-6	Note A-2-1	N/A
3	Shore Front Parkway Apartments	Serviced	N/A	May 28, 2026	Note A-1	Note A-2	N/A
4	Mountain Industrial Portfolio	Outside Serviced (1)	MTN 2026-LPFX TSA	May 8, 2026	Note A-3-1-1-1-1 Note A-4-1-1-1-1 Note A-3-3 Note A-4-3	Note A-1-1 and Note A-2-1 Note A-1-2 and Note A-2-2 Note A-1-3 and Note A-2-3 Note A-1-4 and Note A-2-4 Note A-1-5 and Note A-2-5 Note A-1-6 and Note A-2-6	Note B-1-1 and Note B-2-1 Note B-1-2 and Note B-2-2 Note B-1-3 and Note B-2-3

Loan No. for related Mortgage Loan	Name of related Mortgaged Property or Portfolio of Mortgaged Properties	Servicing Type	Outside Servicing Agreement	Date of Co-Lender Agreement	Mortgage Loan	Pari Passu Companion Loan(s)	Subordinate Companion Loan(s)
Note A-3-6-2 Note A-4-6-2

Note A-3-1-1-1-2 and Note A-4-1-1-1-2

Note A-3-1-1-2 and Note A-1-1-2

Note A-3-1-2 and Note A-4-1-2

Note A-3-2-1 and Note A-4-2-1

Note A-3-2-2 and Note A-4-2-2

Note A-3-2-3 and Note A-4-2-3

Note A-3-4 and Note A-4-4

Note A-3-5-1 and Note A-4-5-1

Note A-3-5-2 and Note A-4-5-2

Note A-3-6-1 and Note A-4-6-1

Note B-1-1 and Note B-2-1 Note B-1-2 and Note B-2-2 Note B-1-3 and Note B-2-3 Note B-1-4 and Note B-2-4 Note B-1-5 and Note B-2-5 Note B-1-6 and Note B-2-6
5	Deptford Mall	Serviced	N/A	June 15, 2026	Note A-1-1 Note A-2-1	Note A-1-2 Note A-1-3 Note A-1-4 Note A-2-2 Note A-2-3 Note A-2-4	N/A
6	1500 Post Oak Boulevard	Outside Serviced (2)	BANK5 2026-5YR21 PSA	March 17, 2026	Note A-2	Note A-1 Note A-3 Note A-4	N/A
7	Admiral’s Cove	Outside Serviced (2)	BBCMS 2026-5C41 PSA	May 7, 2026	Note A-2	Note A-1	N/A
8	Prospect Place Apartments	Outside Serviced (2)	BBCMS 2026-5C41 PSA	April 17, 2026	Note A-2 Note A-3	Note A-1	N/A
10	Sunset View	Serviced	N/A	June 10, 2026	Note A-1	Note A-2 Note A-3	N/A
11	Crossgates Mall	Outside Serviced (3)	WFCM 2025-5C7 PSA(4)	December 3, 2025	Note A-1-2 Note A-4	Note A-1-1 Note A-1-3 Note A-2 Note A-3 Note A-5 Note A-6	Note B
12	Northwoods Mall	Serviced	N/A	April 1, 2026	Note A-1-1 Note A-2-1	Note A-1-2 Note A-2-2	N/A
13	Seneca One	Outside Serviced	Benchmark 2026-V21 PSA	February 18, 2026	Note A-2	Note A-1	Note B
16	The Towers at Cupertino City Center	Outside Serviced(3)	BANK5 2026-5YR22 PSA	February 20, 2026	Note A-2-1-2	Note A-1-1 Note A-1-2 Note A-1-3 Note A-2-1-1 Note A-2-2	N/A

Loan No. for related Mortgage Loan	Name of related Mortgaged Property or Portfolio of Mortgaged Properties	Servicing Type	Outside Servicing Agreement	Date of Co-Lender Agreement	Mortgage Loan	Pari Passu Companion Loan(s)	Subordinate Companion Loan(s)
17	The Landing	Servicing Shift(2)	N/A(5)	June 10, 2026	Note A-5 Note A-6	Note A-1 Note A-2 Note A-3 Note A-4 Note A-7 Note A-8 Note A-9 Note A-10	N/A
24	The Rockwell	Outside Serviced(2)	BMO 2025-5C13 PSA	November 25, 2025	Note A-2	Note A-1	N/A

(1)	The related Controlling Pari Passu Companion Loan is evidenced by Note A-1-1 and Note A-2-1.
(2)	The related Controlling Pari Passu Companion Loan is evidenced by Note A-1.
(3)	The related Controlling Pari Passu Companion Loan is evidenced by Note A-1-1.
(4)	As of the Closing Date, the Crossgates Mall Whole Loan will be an Outside Serviced Whole Loan serviced pursuant to the WFCM 2025-5C7_PSA. On and after the related Controlling Pari Passu Companion Loan Securitization Date, the Crossgates Mall Whole Loan will be an Outside Serviced Whole Loan serviced pursuant to the Future Outside Servicing Agreement governing the securitization of the related Controlling Pari Passu Companion Loan
(5)	As of the Closing Date, a Servicing Shift Whole Loan will be a Serviced Whole Loan serviced pursuant to this Agreement. On and after the related Servicing Shift Date, a Servicing Shift Whole Loan will be an Outside Serviced Whole Loan serviced pursuant to the Outside Servicing Agreement governing the securitization of the related Pari Passu Companion Loan evidenced by the related Servicing Shift Lead Note

CREDIT RISK RETENTION

Certificates

3650 Capital SCF LOE I(A), LLC will be the “retaining sponsor” (as such term is defined in Regulation RR) for the securitization transaction constituted by the securitization of the Mortgage Pool and the issuance of the Certificates and the Uncertificated VRR Interest (if any).

On the Closing Date, the Retaining Sponsor (or its Majority-Owned Affiliate) is purchasing for cash the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates. The Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates that the Retaining Sponsor (or its Majority-Owned Affiliate) is purchasing are collectively referred to in this Agreement as the “HRR Interest”.

Loan-Specific Certificates

For the avoidance of doubt, the Trust Fund will not include any Trust Subordinate Companion Loans, and no Loan-Specific Certificates or Loan-Specific Uncertificated Interests will be issued. Accordingly, there will not be a “retaining sponsor” (as such term is defined in Regulation RR) or any required risk retention for a securitization transaction constituted by the securitization of a Trust Subordinate Companion Loan and the issuance, offer and sale of the related Loan-Specific Certificates.

* * * * *

As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $626,149,447. As of the Cut-Off Date, there are no Trust Subordinate Companion Loans in the Trust Fund, and therefore the Stated Principal Balance thereof is $0.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee agree as follows:

Article I

DEFINITIONS

Section 1.01           Defined Terms. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this Agreement by name (for example, the Cannon Industrial Portfolio Mortgaged Properties); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on the Mortgage Loan Schedule. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this Agreement by name (for example, the Cannon Industrial Portfolio Mortgage Loan or the Cannon Industrial Portfolio Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on the Mortgage Loan Schedule. From time to time, a particular Companion Loan may be identified in this Agreement by name (for example, a Cannon Industrial Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on the Mortgage Loan Schedule. With respect to any Mortgage Loan that is part of a Whole Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on the Mortgage Loan Schedule (for example, Cannon Industrial Portfolio) is combined with any Whole Loan-related defined term (for example, Companion Loan Holder), reference is being made to such combined term (for example, Cannon Industrial Portfolio Companion Loan Holder) as it relates to that particular Mortgage Loan or the related Whole Loan as if it were so defined in this Agreement. In addition, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“10-K Filing Deadline”: As defined in Section 10.05 of this Agreement.

“30/360 Basis”: The accrual of interest on the basis of a 360-day year consisting of twelve 30-day months.

“3650 Capital”: 3650 Capital SCF LOE I(A), LLC, a Delaware limited liability company, and its successors in interest.

“3650 Capital Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between 3650 Capital and the Depositor.

“3650 Capital Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by 3650 Capital to the Depositor and/or the Trust pursuant to the 3650 Capital Mortgage Loan Purchase Agreement and this Agreement.

“AB Modified Loan”: Any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Trust or the original unmodified Trust Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“AB Whole Loan”: A Whole Loan that includes a Subordinate Companion Loan. The only AB Whole Loans related to the Trust as of the Closing Date are those with related Notes listed in the Whole Loan Table under the column heading “Subordinate Companion Loan(s).”

“Accelerated Mezzanine Loan”: A mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a Mortgagor under a Mortgage Loan or Whole Loan) if such mezzanine loan either (i) has been accelerated, or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

“Acceptable Insurance Default”: With respect to any Serviced Mortgage Loan (or Serviced Whole Loan), any Default arising when the related Loan Documents require that the related Mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties pursuant to Section 6.09), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided, however, that the applicable Directing Holder shall be required to respond to the Special Servicer’s request for such consent (or be deemed to have provided such consent) within the time period in Section 6.09(a) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer shall not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.

“Accrued Component Interest”: With respect to each Component for any Distribution Date, one month’s interest at the Class X Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

“Act” or “Securities Act”: The Securities Act of 1933, as it may be amended from time to time and the rules and regulations thereunder.

“Actual/360 Basis”: The accrual of interest on the basis of the actual number of days elapsed during any relevant accrual period in a year assumed to consist of 360 days.

“Actual/360 Mortgage Loan”: A Mortgage Loan that accrues interest on an Actual/360 Basis.

“Additional Debt”: With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan that is secured by the related Mortgaged Property.

“Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached to this Agreement as Exhibit W.

“Additional Form 10-D Disclosure”: As defined in Section 10.04 of this Agreement.

“Additional Form 10-K Disclosure”: As defined in Section 10.05 of this Agreement.

“Additional Information”: As defined in Section 4.02(a) of this Agreement.

“Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Depositor, any Mortgage Loan Seller or any of the Underwriters that Services any of the Mortgage Loans, each Outside Servicer, each Outside Special Servicer and each Person, other than the Special Servicer or the Certificate Administrator, who is not an Affiliate of the Master Servicer, the Certificate Administrator, the Trustee, the Depositor, any Mortgage Loan Seller or any of the Underwriters who Services 10% or more of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

“Additional Servicing Compensation”: As defined in Section 3.12(a) of this Agreement.

“Additional Special Servicing Compensation”: As defined in Section 3.12(c) of this Agreement.

“Additional Trust Fund Expenses”: (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Trust Loans and the administration of the Trust Fund, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, the Certificate Administrator, the Back-Up Advancing Agent, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund, (v) any fees or expenses that are expressly designated as an Additional Trust Fund Expense pursuant to any provision of this Agreement and (vi) any other default-related or unanticipated expense of the Trust Fund that is not covered by a Property Advance and for which there is no corresponding collection from a Mortgagor.

“Administrative Cost Rate”: (i) With respect to any Mortgage Loan as of any date of determination, a per annum rate equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate and the Trustee/Certificate Administrator Fee Rate; and (ii) with respect to any Trust Subordinate Companion Loan as of any date of determination, a per annum rate equal to the sum of the Servicing Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Advance”: Any P&I Advance or Property Advance.

“Advance Interest Amount”: Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through, but not including, the date of reimbursement of the related Advance, less any amount of interest previously paid on such Advance; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period (or, if there is no grace period, on or prior to the related Due Date), interest on such P&I Advance shall accrue only from and after the expiration of such grace period (or, if there is no grace period, from and after the related Due Date) and only if the subject Trust Loan is then still delinquent; and provided, further, that interest at the Advance Rate shall not accrue on any Advance made to cover a delinquent Applicable Monthly Payment that has been received after the Determination Date and prior to 2:00 p.m. (Eastern Time) on the related Master Servicer Remittance Date.

“Advance Rate”: A per annum rate equal to the Prime Rate, compounded annually (and, solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum).

“Affected Loan(s)”: As defined in Section 2.03(a) of this Agreement.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person; provided that, solely for the purposes of the definition of “Borrower Party”, the term “Affiliate” means, with respect to any specified Person, (i) any other Person controlling or controlled by or under common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Upon reasonable request of the Trustee and/or the Certificate Administrator, the

Trustee and/or the Certificate Administrator may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

“Affirmative Asset Review Vote”: As defined in Section 11.01(a).

“Aggregate Available Funds”: With respect to any Distribution Date, an amount equal to the sum of the following (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans and any REO Properties on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the Companion Loan Holders or is otherwise allocable to any Trust Subordinate Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the Business Day immediately preceding the related Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)                               Monthly Payments, together with any Balloon Payments that are accompanied by interest through the related Maturity Date, paid by the related Mortgagors in respect of a Mortgage Loan, that are due on a Due Date (without regard to grace periods) that occurs after the related Determination Date;

(ii)                            payments (scheduled or otherwise) of principal (including Principal Prepayments) and interest, Net Liquidation Proceeds, Net Insurance Proceeds, Net Condemnation Proceeds and other unscheduled recoveries that were received in respect of the Mortgage Pool subsequent to the related Determination Date (other than any remittances on the Outside Serviced Mortgage Loans or the Trust’s applicable interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)                         amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (ix), inclusive, of Section 3.06(a) of this Agreement;

(iv)                        Yield Maintenance Charges on the Mortgage Loans;

(v)                           Excess Interest on the ARD Mortgage Loan(s);

(vi)                        Penalty Charges retained in the Collection Account pursuant to Section 3.14 of this Agreement;

(vii)                    all amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account, as the case may be, in error; and

(viii)                  with respect to the Mortgage Loans (including REO Mortgage Loans) for which Withheld Amounts are required to be deposited in the Interest Reserve Account, and any Distribution Date in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which the subject Distribution Date occurs at the related Mortgage Rate, less the Administrative Cost Rate, to the extent such amounts are on deposit in the Collection Account;

(b)       if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from any REO Account or Whole Loan Custodial Account to the Collection Account for the subject Distribution Date pursuant to Section 3.16 or Section 3.06A, as applicable, of this Agreement, and (ii) all remittances received on the Outside Serviced Mortgage Loans or the Trust’s interest in any related REO Property in the month of the subject Distribution Date, in each case to the extent that such transfer is made or such remittances are received, as the case may be, by the close of business on the Business Day immediately preceding the related Master Servicer Remittance Date;

(c)       the aggregate amount of any Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to the subject Distribution Date and P&I Advances made by the Master Servicer or the Back-Up Advancing Agent, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of the related Trustee/Certificate Administrator Fee, Asset Representations Reviewer Ongoing Fee and Operating Advisor Fee with respect to the Mortgage Loans (including REO Mortgage Loans) for which such Compensating Interest Payments or P&I Advances are made, to the extent not already deducted from Aggregate Available Funds pursuant to clause (a)(iii) of this definition);

(d)       the aggregate amount of Excess Liquidation Proceeds transferred to the Lower-Tier REMIC Distribution Account from the Excess Liquidation Proceeds Reserve Account for distribution on the subject Distribution Date;

(e)       with respect to each Actual/360 Mortgage Loan and any Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), commencing in 2027, any Initial Interest Deposit Amounts and/or Withheld Amounts, as applicable, remitted to the Lower Tier REMIC Distribution Account pursuant to Section 3.23 of this Agreement; and

(f)       with respect to each Mortgage Loan, if any, that does not have a Monthly Payment due in July 2026 and the Distribution Date occurring in July 2026, if and to the extent not already included in clause (a) of this definition for such Distribution Date, any Initial Month’s Interest Deposit Amount remitted on the Closing Date by the related Mortgage Loan Seller to the Master Servicer pursuant to Section 1 of the related Mortgage Loan Purchase Agreement.

Notwithstanding the investment of funds held in the Collection Account or the Lower-Tier REMIC Distribution Account pursuant to Section 3.07 of this Agreement, for purposes of calculating the Aggregate Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.

“Aggregate Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received with respect to any Trust Subordinate Companion Loan or successor REO Companion Loan):

(A)       the Scheduled Principal Distribution Amount for such Distribution Date; and

(B)       the Unscheduled Principal Distribution Amount for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of (i) Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including any successor REO Mortgage Loan with respect thereto), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“A.M. Best”: A.M. Best Company, Inc. or its successors in interest. If neither A.M. Best nor any successor remains in existence, “A.M. Best” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of A.M. Best herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Ancillary Fees”: With respect to any Serviced Loan, any and all demand fees, loan service transaction fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees,

Penalty Charges, Assumption Fees, assumption application fees and defeasance fees) actually received from the related Mortgagor.

“Anticipated Repayment Date” or “ARD”: With respect to any ARD Mortgage Loan, the date upon which such ARD Mortgage Loan commences accruing interest at its Revised Rate.

“Anticipated Termination Date”: Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.

“Applicable Back-Up Advancing Agent Ratings”: With respect to any institution that acts or is proposed to act, as the context may require, as the Back-Up Advancing Agent, (A) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, provided that such institution shall be deemed to have satisfied the rating requirement in this clause (A) as long as (i) such institution has a long-term senior unsecured debt rating or issuer credit rating of at least “BBB-” by Fitch and (ii) the Master Servicer has a long-term senior unsecured debt rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch, (B) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, provided that such institution shall be deemed to have satisfied the rating requirement in this clause (B) as long as (i) such institution has a long-term senior unsecured debt rating or a long-term issuer rating of at least “Baa3” by Moody’s and (ii) the Master Servicer has a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, and (C) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch) (or, in the case of any Rating Agency’s rating requirement set forth in clause (A), (B) or (C) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation).

“Applicable Co-sponsors”: With respect to any Co-sponsored Mortgage Loan, the related Mortgage Loan Sellers. As of the Closing Date, the Applicable Co-sponsors are: (i) with respect to the Cannon Industrial Portfolio Mortgage Loan and the Northwoods Mall Mortgage Loan, BMO and 3650; (ii) with respect to the Mountain Industrial Portfolio Mortgage Loan, BMO, UBS AG and WFB; (iii) with respect to the Deptford Mall Mortgage Loan, BMO and GSMC; and (iv) with respect to the Prospect Place Apartments Mortgage Loan, BSPRT and ZBNA.

“Applicable Fitch Permitted Investment Rating”: (A) in the case of any investments with maturities of thirty (30) days or less, the short-term obligations of which are rated at least “F1” by Fitch or the long-term obligations of which are rated at least “A” by Fitch, and (B) in the case of such investments with maturities of more than thirty (30) days, the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-” by Fitch.

“Applicable KBRA Permitted Investment Rating”: (A) In the case of such investments with maturities of 90 days or less, the short-term obligations of which are rated at least “K3” by KBRA or the long-term obligations of which are rated at least “BBB-” by KBRA, and

(B) in the case of such investments with maturities of more than 90 days but less than 365 days, the short-term obligations of which are rated at least “K1” by KBRA or the long-term obligations of which are rated at least “A-” by KBRA (or, in the case of each of clauses (A) and (B) above, if not then rated by KBRA, an equivalent or higher rating assigned by another NRSRO).

“Applicable Laws”: As defined in Section 3.01(l), Section 3.21(h) and Section 8.02(h), respectively, of this Agreement.

“Applicable Monthly Payment”: For any Mortgage Loan (including an Outside Serviced Mortgage Loan) with respect to any month (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer or the Back-Up Advancing Agent, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Rate less the Servicing Fee Rate and, if applicable, shall be exclusive of Excess Interest; and provided, further, that for purposes of determining the amount of any P&I Advance, the Monthly Payment shall be as reduced pursuant to any modification of a Mortgage Loan pursuant to Section 3.24 of this Agreement or pursuant to the applicable Outside Servicing Agreement, or pursuant to any bankruptcy, insolvency, or other similar proceeding involving the related Mortgagor.

“Applicable Moody’s Permitted Investment Rating”: In the case of any investments, the short-term debt obligations of which are rated at least “P-1” by Moody’s or the long-term debt obligations of which are rated at least “A2” by Moody’s.

“Applicable Morningstar DBRS Permitted Investment Rating”: (A) In the case of any investments with maturities of 30 days or less, the short-term obligations (or, if applicable, deposit accounts) of which are rated at least “R-1 (middle)” by Morningstar DBRS or the long-term obligations (or, if applicable, deposit accounts) of which are rated at least “A” by Morningstar DBRS, (B) in the case of any investments with maturities of three months or less, but more than 30 days, the short-term obligations (or, if applicable, deposit accounts) of which are rated at least “R-1 (middle)” by Morningstar DBRS or the long-term obligations (or, if applicable, deposit accounts) of which are rated at least “AA(low)” by Morningstar DBRS, (C) in the case of any investments with maturities of six months or less, but more than three months, the short-term obligations (or, if applicable, deposit accounts) of which are rated in the highest short-term rating category by Morningstar DBRS or the long-term obligations (or, if applicable, deposit accounts) of which are rated at least “AA” by Morningstar DBRS, and (D) in the case of any investments with maturities of 365 days or less, but more than six months, the short-term obligations (or, if applicable, deposit accounts) of which are rated in the highest short-term rating category by Morningstar DBRS or the long-term obligations (or, if applicable, deposit accounts) of which are rated “AAA” by Morningstar DBRS.

“Applicable S&P Permitted Investment Rating”: (A) In the case of such investments with maturities of sixty (60) days or less, the short term obligations of which are rated at least “A-1” by S&P, and (B) in the case of such investments with maturities of 365 days or less, but more than sixty (60) days, the short term obligations of which are rated at least“A-1+” by S&P (or at least “A-1” by S&P, if the long term obligations of which are rated at least “AA-” by S&P).

“Applicant”: As defined in Section 5.07(a) of this Agreement.

“Appraisal”: An appraisal prepared by an Appraiser, which shall be prepared in accordance with MAI standards.

“Appraisal Reduction Amount”: For any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which an Appraisal Reduction Event has occurred and an Appraisal Reduction Amount is required to be calculated by the Special Servicer, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Properties (as determined by (1) one or more Appraisals obtained by the Special Servicer (the cost of which shall be advanced by the Master Servicer as a Property Advance (or, if such Property Advance would be a Nonrecoverable Advance, paid by the Master Servicer out of the Collection Account as an expense of the Trust Fund)) or (2) an internal valuation performed by the Special Servicer with respect to any Serviced Mortgage Loan (considering any Cross-Collateralized Group as a single Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance of less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain Appraisal(s) with respect to such Serviced Mortgage Loan or Serviced Whole Loan as contemplated by the preceding clause (1)), minus, with respect to any Appraisal, such downward adjustments as the Special Servicer may make in accordance with the Servicing Standard (without implying any obligation to do so) based upon the Special Servicer’s review of the Appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of the calculation over (ii) the sum, as of the Due Date occurring in the month of the date of determination, of (A) to the extent not previously advanced by the Master Servicer or the Back-Up Advancing Agent, all unpaid interest on such Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to its Mortgage Rate (and with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate), (B) all unreimbursed Advances (which shall include, without limitation, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances), with interest thereon at the Advance Rate in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts, due and unpaid with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, and/or for which funds have not been escrowed). Promptly upon knowledge of the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an Appraisal has not been obtained within the immediately preceding nine (9) months (or if the Special Servicer has determined in accordance with the Servicing Standard such Appraisal to be materially inaccurate), the Special Servicer shall use reasonable efforts to obtain an Appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance), or conduct an internal valuation, as applicable, in accordance with Section 3.10(a) of this Agreement. The Master

Servicer shall provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to this definition using reasonable efforts to deliver such information within four (4) Business Days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator shall calculate or verify Appraisal Reduction Amounts. On the first Determination Date that is at least five (5) Business Days following the receipt of such Appraisal or the conducting of an internal valuation, the Special Servicer shall calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such Appraisal or internal valuation, as applicable, and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. Notwithstanding the foregoing, if an Appraisal is required to be obtained in accordance with Section 3.10(a) of this Agreement but is not obtained and, if permitted, an internal valuation has not been conducted, within 120 days following the events described in the applicable clause of the definition “Appraisal Reduction Event” (without regard to the time periods stated therein), then, until such Appraisal is obtained or, if permitted, such internal valuation is conducted and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan that includes a Trust Subordinate Companion Loan, for such Serviced Whole Loan) will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan that includes a Trust Subordinate Companion Loan, of such Serviced Whole Loan); provided that, upon receipt of an Appraisal, or, if permitted, completion of an internal valuation, however, the Appraisal Reduction Amount for such Serviced Mortgage Loan (or Serviced Whole Loan) will be recalculated in accordance with this definition without regard to this sentence. With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred during the preceding three months), the Special Servicer shall, within 30 days of each anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of the prior Appraisal) (the cost of which will be covered by, and reimbursable as, a Property Advance by the Master Servicer or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) or, if applicable, conduct an internal valuation, provided, however, no new or updated Appraisal or internal valuation will be required if the Serviced Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close. Based upon such Appraisal or letter updates thereto, or, if applicable, an internal valuation, the Special Servicer shall determine and report to the Master Servicer, the Certificate Administrator and the Back-Up Advancing Agent the Appraisal Reduction Amount, if any, with respect to such Serviced Mortgage Loan (or Serviced Whole Loan), and each of those parties shall be entitled to rely conclusively on such determination by the Special Servicer. The Special Servicer shall deliver a copy of any such Appraisal or internal valuation to the Master Servicer, the Certificate Administrator and the Back-Up Advancing Agent, which shall be in electronic format. Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Appraisal and annual letter updates or, if applicable, any subsequent internal valuation, as of the date of each such subsequent Appraisal or letter update or, if applicable, internal valuation.

Upon payment in full or liquidation of any Serviced Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated. In addition, with respect to any Serviced Loan, as to which an Appraisal Reduction Event has occurred, such Serviced Loan shall no longer be subject to the Appraisal Reduction Amount if (a) such Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and such Serviced Loan becomes and remains current for three consecutive Monthly Payments and (b) no other Appraisal Reduction Event has occurred and is continuing with respect to such Serviced Loan.

Appraisal Reduction Amounts with respect to each Serviced Whole Loan shall be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s). Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Serviced Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount.

Notwithstanding the foregoing, with respect to each Outside Serviced Mortgage Loan, the Appraisal Reduction Amount shall be the portion of any “appraisal reduction amount” relating to such Outside Serviced Whole Loan, that is calculated pursuant to the applicable Outside Servicing Agreement by the related Outside Special Servicer or related Outside Servicer, as applicable, and that is allocable to such Outside Serviced Mortgage Loan pursuant to such Outside Servicing Agreement and the related Co-Lender Agreement. The parties hereto shall be entitled to rely on such calculations as reported to them by the related Outside Servicer. The Uncertificated Interest Owners and, by their acceptance of their Trust Certificates, the Trust Certificateholders shall be deemed to have acknowledged that the applicable Outside Servicing Agreement and the related Co-Lender Agreement, taken together, provide that any such “appraisal reduction amount” will be calculated under the applicable Outside Servicing Agreement by the applicable party thereto.

“Appraisal Reduction Event”: With respect to any Serviced Loan, the earliest of (i) the date on which such Serviced Loan becomes a Modified Asset, (ii) the date on which such Serviced Loan is 60 days or more delinquent in respect of any Monthly Payment, which does not include a Balloon Payment, (iii) solely in the case of a delinquent Balloon Payment, (A) the date occurring 30 days after the date on which such Balloon Payment was due (except as described in the immediately following clause (B)) or (B) if the related Mortgagor has delivered to the Master Servicer (who shall promptly deliver a copy thereof to the Special Servicer) or the Special Servicer (who shall promptly deliver a copy thereof to the Master Servicer) a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the Balloon Payment was due, the date occurring 120 days after the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur), (iv) the date on which the related Mortgaged Property has become an REO Property, (v) a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) 60 days after the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, is not dismissed within those 60 days, or (vii) the date on which such Serviced Loan remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.24 of this Agreement. If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event shall be deemed to have occurred with respect to the related Serviced Companion Loan(s). If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event shall be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan. No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Non-Vertically Retained Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) and, solely in the case of a Trust Subordinate Whole Loan, the related Loan-Specific Principal Balance Certificates, have been reduced to zero. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

“Appraised-Out Class”: Any Class of Control Eligible Certificates or Loan-Specific Control Eligible Certificates, the Certificate Balance of which (taking into account the allocation of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance.

“Appraised Value”: As of any date of determination, (i) with respect to any Mortgaged Property (other than a Mortgaged Property securing an Outside Serviced Mortgage Loan), the appraised value thereof based upon an appraisal or update thereof prepared by an Appraiser that is contained in the related Servicing File obtained within the time parameters required by this Agreement, and (ii) with respect to each Mortgaged Property securing an Outside Serviced Mortgage Loan, the appraised value allocable thereto, as determined pursuant to the Outside Servicing Agreement.

“Appraiser”: An Independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

“Arbitration Rules”: As defined in Section 2.03(i)(i).

“Arbitration Services Provider”: As defined in Section 2.03(i)(i).

“ARD Mortgage Loan”: Any Mortgage Loan that is identified as having an Anticipated Repayment Date and a Revised Rate on the Mortgage Loan Schedule. For avoidance of doubt, none of the Mortgage Loans are ARD Mortgage Loans, and references to “ARD Mortgage Loan” and “ARD Mortgage Loans” shall be disregarded.

“Asset Representations Reviewer”: BellOak, LLC, a Delaware limited liability company, or its successor-in-interest, or any successor Asset Representations Reviewer as herein provided.

“Asset Representations Reviewer Asset Review Fee”: As defined in Section 11.02(b) of this Agreement.

“Asset Representations Reviewer Ongoing Fee”: As defined in Section 11.02(a) of this Agreement.

“Asset Representations Reviewer Ongoing Fee Rate”: As defined in Section 11.02(a) of this Agreement.

“Asset Representations Reviewer Termination Event”: As defined in Section 11.05(a) of this Agreement.

“Asset Review”: A review of the compliance of each Delinquent Loan with the representations and warranties of the applicable Mortgage Loan Seller, in accordance with the Asset Review Standard and the procedures set forth on Exhibit JJ hereto.

“Asset Review Notice”: As defined in Section 11.01(a) of this Agreement.

“Asset Review Quorum”: In connection with any solicitation of votes to authorize an Asset Review as described in Section 11.01(a), Certificateholders evidencing at least 5% of the Pooled Voting Rights represented by all of the Certificates.

“Asset Review Report”: As defined in Section 11.01(b)(vii)(C) of this Agreement.

“Asset Review Report Summary”: As defined in Section 11.01(b)(vii)(C) of this Agreement.

“Asset Review Standard”: The performance by the Asset Representations Reviewer of its duties under this Agreement in good faith subject to the express terms of this Agreement. Except as otherwise expressly set forth in this Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review shall be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

“Asset Review Trigger”: Any time when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 30.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Trust are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Trust.

“Asset Review Vote Election”: As defined in Section 11.01(a) of this Agreement.

“Asset Status Report”: As defined in Section 3.21(b) of this Agreement.

“Assignment of Leases”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assumption Fees”: With respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), any and all assumption fees of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) for transactions effected under Section 3.09(a), 3.09(b) and 3.09(c) of this Agreement (excluding assumption application fees), actually paid by the related Mortgagor and other applicable fees (not including assumption fees and/or assumption application fees) actually paid by the related Mortgagor in accordance with the related Loan Documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer on behalf of the Trust (or, in the case of a Serviced Whole Loan, on behalf of the Trust and the related Serviced Companion Loan Holder(s)) pursuant to Section 3.09(a) of this Agreement or paid by the related Mortgagor with respect to any transfer of an interest in such Mortgagor pursuant to Section 3.09(a) of this Agreement.

“Authenticating Agent”: Any authenticating agent appointed by the Certificate Administrator pursuant to Section 5.09 of this Agreement.

“Available Funds”: For any Distribution Date, (i) with respect to distributions to be made on the Regular Certificates, the Uncertificated VRR Interest and the Class R Certificates, the Aggregate Available Funds, (ii) with respect to distributions to be made on the Non-Vertically Retained Certificates and the Class R Certificates, the Non-Vertically Retained Available Funds, (iii) with respect to distributions to be made on the Combined VRR Interest and the Class R Certificates, the Combined VRR Available Funds, and (iv) with respect to distributions to be made on the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest relating to a particular Trust Subordinate Companion Loan and on the Class R Certificates, the related Trust Subordinate Companion Loan Available Funds.

“Back-Up Advancing Agent”: The back-up advancing agent designated or appointed pursuant to Section 8.12 of this Agreement. The Trustee shall be the initial Back-Up Advancing Agent.

“Balloon Loan”: Any Mortgage Loan or Serviced Companion Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date, unless such extension results solely from the accrual of interest on the basis of the actual number of days elapsed in a year of 360 days, notwithstanding calculation of Monthly Payments based on a 360-day year consisting of twelve 30-day months.

“Balloon Payment”: With respect to any Balloon Loan as of any date of determination, the amount outstanding on the Maturity Date of such Balloon Loan in excess of the related Monthly Payment.

“BANK5 2026-5YR21 PSA”: The Pooling and Servicing Agreement, dated as of April 1, 2026, between J.P Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the BANK5 2026-5YR21 Commercial Mortgage Pass-Through Certificates, Series 2026-5YR21 were issued.

“BANK5 2026-5YR22 PSA”: The Pooling and Servicing Agreement, dated as of June 1, 2026, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Trimont LLC, as master servicer, KeyBank National Association, as special servicer, Computershare Trust Company, National Association, as certificate administrator, Deutsche Bank National Trust Company, as trustee, and BellOak, LLC, as operating advisor and asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the BANK5 2026-5YR22 Commercial Mortgage Pass-Through Certificates, Series 2026-5YR22 were issued.

“Base Interest Fraction”: With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge or that is otherwise described in the related Loan Documents) and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge or that is otherwise described in the related Loan Documents); provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If the discount rate referred to in the preceding sentence is greater than or equal to both of (x) the Mortgage Rate on the related Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal one.

“BBCMS 2026-5C41 PSA”: The Pooling and Servicing Agreement, dated as of May 1, 2026, between Barclays Commercial Mortgage Securities LLC, as depositor, Trimont LLC, as master servicer, CWCapital Asset Management LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator, Deutsche Bank National Trust Company, as trustee, and BellOak, LLC, as operating advisor and asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which BBCMS Mortgage Trust 2026-5C41, Commercial Mortgage Pass-Through Certificates, Series 2026-5C41 were issued.

“Benchmark 2026-V21 PSA”: The Pooling and Servicing Agreement, dated as of March 1, 2026, between GS Mortgage Securities Corporation II, as depositor, KeyBank National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and BellOak, LLC, as operating advisor and asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which Benchmark 2026-V21 Mortgage Trust, Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-V21 were issued.

“BMO”: Bank of Montreal, a Canadian chartered bank, and its successors in interest.

“BMO 2025-5C13 PSA”: The Pooling and Servicing Agreement, dated as of December 1, 2025, between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and BellOak, LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the BMO 2025-5C13 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-5C13 were issued.

“BMO Capital”: BMO Capital Markets Corp.

“BMO Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between BMO and the Depositor.

“BMO Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by BMO to the Depositor and/or the Trust pursuant to the BMO Mortgage Loan Purchase Agreement and this Agreement.

“Borrower Delayed Reimbursements”: Any Additional Trust Fund Expenses and reimbursements of Advances that the related Mortgagor is required, pursuant to a written modification agreement, to pay in the future to the Trust in its capacity as owner of the related Mortgage Loan.

“Borrower Party”: Either (i) a Mortgagor under a Mortgage Loan or Whole Loan, a Mortgagor or a manager of a related Mortgaged Property or any Affiliate of any of the foregoing or (ii) a holder or beneficial owner (or an Affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan.

“Breach”: As defined in Section 2.03(a) of this Agreement.

“BSPRT”: BSPRT CMBS Finance, LLC, a Delaware limited liability company, and its successors in interest.

“BSPRT Guarantor”: Franklin BSP Realty Trust, Inc.

“BSPRT Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between BSPRT, the BSPRT Guarantor and the Depositor.

“BSPRT Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by BSPRT to the Depositor and/or the Trust pursuant to the BSPRT Mortgage Loan Purchase Agreement and this Agreement.

“Business Day”: Any day other than a Saturday, a Sunday or any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or banking institutions in the States of New York, Maryland, Texas, Florida, , Kansas and the Commonwealth of Pennsylvania, the cities in which the principal offices of the Operating Advisor, the Back-Up Advancing Agent, the Master Servicer or the Special Servicer are located, or the city in which the Corporate Trust Office of the Certificate Administrator or the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed.

“Calculation Rate”: A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payments on a Mortgage Loan or Serviced Whole Loan or proceeds from the sale of a Defaulted Mortgage Loan or Defaulted Serviced Whole Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Mortgagors on similar debt of the Mortgagors as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

“Certificate”: Any Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificate (and, if issued, any Class S Certificate and any Class VRR Certificates), in any event issued, authenticated and delivered hereunder.

“Certificate Administrator”: Computershare Trust Company, National Association, a national banking association, or its successor in interest, or any successor Certificate Administrator appointed as herein provided. Computershare Trust Company, National Association will perform its duties as Certificate Administrator hereunder through its Corporate Trust Services division (including, as applicable, any agents or affiliates utilized thereby).

“Certificate Administrator Accounts”: As defined in Section 3.07(a) of this Agreement.

“Certificate Administrator Personnel”: The divisions and individuals of the Certificate Administrator who are involved in the performance of the duties of the Certificate Administrator under this Agreement.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance”: (i) With respect to any Class of Principal Balance Certificates outstanding at any time, (A) as of any date of determination on or prior to the first

Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class of Principal Balance Certificates, as specified in the Preliminary Statement hereto, and (B) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of such Class of Principal Balance Certificates on the Distribution Date immediately prior to such date of determination, after any actual distributions of principal thereon and allocations of applicable Realized Losses thereto on such prior Distribution Date, and after any increases to such Certificate Balance on such prior Distribution Date (as and to the extent provided in Section 4.01(g) of this Agreement) in connection with recoveries of Nonrecoverable Advances previously reimbursed out of collections of principal on the Mortgage Loans. For the avoidance of doubt, no Class VRR Certificates will be issued under this Agreement, and the Certificate Balance of the Class VRR Certificates shall be deemed to be zero at all times.

(ii)       With respect to any Class of Loan-Specific Principal Balance Certificates outstanding at any time, (A) as of any date of determination on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class of Loan-Specific Principal Balance Certificates, as specified in the Preliminary Statement hereto, and (B) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of such Class of Loan-Specific Principal Balance Certificates on the Distribution Date immediately prior to such date of determination, after any actual distributions of principal thereon and allocations of applicable Realized Losses, as applicable, thereto on such prior Distribution Date, and after any increases to such Certificate Balance on such prior Distribution Date (as and to the extent provided in Section 4.01(g) of this Agreement) in connection with recoveries of Nonrecoverable Advances previously reimbursed out of collections of principal on the related Trust Subordinate Companion Loan.

“Certificate Factor”: With respect to any Class of Principal Balance Certificates, Loan-Specific Principal Balance Certificates, Class X Certificates or Loan-Specific Interest-Only Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial Certificate Balance or related initial Notional Amount, as the case may be.

“Certificate Owner”: With respect to a Global Certificate, the Person who is the beneficial owner as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Certificate Owner under this Agreement, that such Person provide evidence (which may be in the form of an Investor Certification) at its expense of its status as a Certificate Owner hereunder.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.03(a) of this Agreement.

“Certificateholder”: With respect to any Certificate, the Person whose name is registered in the Certificate Register (including, solely for the purposes of distributing reports, statements or other information pursuant to this Agreement, Certificate Owners or potential transferees of Certificates to the extent the Person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such Certificate Owner or potential transferee); provided, however, that

(a)       solely for the purpose of giving any consent, approval, waiver or taking any action pursuant to this Agreement (including voting on amendments to this Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any such party, or that would trigger an Asset Review with respect to a Mortgage Loan, any Certificate registered in the name of or beneficially owned by such party or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained;

(b)       solely for the purpose of giving any consent, approval, waiver or taking any action pursuant to this Agreement, any Certificate beneficially owned by a Borrower Party shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder shall be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to giving consent and taking any action with respect to any related Excluded Controlling Class Mortgage Loan); and

(c)       if the Master Servicer, the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it shall be permitted to act in such capacity and exercise all rights under this Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described in the proviso in parenthesis in clause (b) above).

For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under this Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

“Certificateholder Quorum”: A quorum that:

(1)       with respect to the Certificates and the related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for a Trust Subordinate Companion Whole Loan at the request of the Holders of Certificates and/or related Loan-

Specific Certificates evidencing not less than 25% of the Voting Rights allocable to the Certificates (other than the Class S Certificates) and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts) pursuant to Section 6.08(a)(iii) of this Agreement, consists of the Holders of Certificates and/or related Loan-Specific Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates and related Loan-Specific Principal Balance Certificates) of all of the Certificates and the related Loan-Specific Certificates, on an aggregate basis;

(2)       with respect to the Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the Holders of Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) pursuant to Section 6.08(a)(ii) or Section 11.05(b), as applicable, of this Agreement, consists of the Holders of Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis, and (b) for purposes of a vote to terminate and replace the Special Servicer (including with respect to a Trust Subordinate Companion Whole Loan) based on a recommendation of the Operating Advisor pursuant to Section 6.08(b) of this Agreement, consists of the Holders and/or beneficial owners of Certificates evidencing at least 20% of the aggregate outstanding principal balance of all the Principal Balance Certificates, with such quorum including at least three Holders or beneficial owners of Certificates that are not Risk Retention Affiliated with each other; and

(3)       with respect to the Loan-Specific Certificates relating to any particular Trust Subordinate Companion Loan, for purposes of a vote to terminate and replace the Special Servicer of the related Trust Subordinate Companion Whole Loan based on a recommendation of the Operating Advisor pursuant to Section 6.08(b) of this Agreement, consists of the Holders and/or beneficial owners of such Loan-Specific Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all such Loan-Specific Certificates, with such quorum including at least three (3) Holders and/or beneficial owners of such Loan-Specific Certificates that are not Risk Retention Affiliated with each other.

“Certificateholder Repurchase Request”: As defined in Section 2.03(f) of this Agreement.

“Certification Parties”: As defined in Section 10.06 of this Agreement.

“Certifying Certificateholder”: As defined in Section 5.07(a) of this Agreement.

“Certifying Person”: As defined in Section 10.06 of this Agreement.

“Certifying Servicer”: As defined in Section 10.08 of this Agreement.

“Class”: With respect to the Certificates or Loan-Specific Certificates, all of the Certificates or Loan-Specific Certificates, as applicable, bearing the same alphabetical or alphanumeric class designation, and with respect to the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests, each interest set forth in the Preliminary Statement hereto.

“Class A-1 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

“Class A-1 Component”: The Component having such designation.

“Class A-1 Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 4.84410%.

“Class A-2 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

“Class A-2 Component”: The Component having such designation.

“Class A-2 Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 5.19950%.

“Class A-3 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

“Class A-3 Component”: The Component having such designation.

“Class A-3 Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 5.68350%.

“Class A-S Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

“Class A-S Component”: The Component having such designation.

“Class A-S Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the lesser of (i) 5.98360% and (ii) the WAC Rate for such Distribution Date.

“Class B Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

“Class B Component”: The Component having such designation.

“Class B Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the lesser of (i) 6.23470% and (ii) the WAC Rate for such Distribution Date.

“Class C Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

“Class C Component”: The Component having such designation.

“Class C Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the lesser of (i) 6.08020% and (ii) the WAC Rate for such Distribution Date.

“Class D Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

“Class D Component”: The Component having such designation.

“Class D Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 4.50000%.

“Class E-RR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

“Class E-RR Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the WAC Rate for such Distribution Date.

“Class F-RR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto.

“Class F-RR Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the WAC Rate for such Distribution Date.

“Class F-RR Transfer”: As defined in Section 6.09(h) of this Agreement.

“Class G-RR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto.

“Class G-RR Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the WAC Rate for such Distribution Date.

“Class J-RR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto.

“Class J-RR Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the WAC Rate for such Distribution Date.

“Class R Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

“Class S Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 hereto and evidencing an undivided beneficial interest in the Class S Specific Grantor Trust Assets; provided that the Class S Certificate will not be issued unless the Trust Fund includes ARD Mortgage Loans on the Closing Date. If issued, the Class S Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount. Because the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, there will be no Class S Specific Grantor Trust Assets and the Class S Certificates will not be issued. Accordingly, all references in this Agreement to “Class S Certificate” and “Class S Certificates” shall be disregarded.

“Class S Specific Grantor Trust Assets”: The portion of the Trust Fund consisting of the Non-Vertically Retained Percentage of any Excess Interest collected on the ARD Mortgage Loans and the Non-Vertically Retained Percentage of amounts held from time to time in the Excess Interest Distribution Account (if established). Because the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, there will be no Class S Specific Grantor Trust Assets. Accordingly, all references in this Agreement to “Class S Specific Grantor Trust Assets” shall be disregarded.

“Class VRR Certificate”: If issued, any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 hereto. For tax reporting purposes, the Class VRR Certificates will accrue interest at the WAC Rate in effect from time to time. For the avoidance of doubt, no Class VRR Certificates will be issued, and all references in this Agreement to “Class VRR Certificate” and “Class VRR Certificates” shall be disregarded.

“Class X Certificates”: The Class X-A, Class X-B and/or Class X-D Certificates, as the context requires.

“Class X Strip Rate”: With respect to each Component for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the WAC Rate for such Distribution Date, over (ii) the Pass-Through Rate for the Corresponding Certificates for such Distribution Date.

“Class X-A Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

“Class X-A Components”: The Class A-1 Component, Class A-2 Component and Class A-3 Component, each of which constitutes a separate class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC with a pass-through rate equal to its Class X Strip Rate from time to time and a notional amount equal to its Component Notional Amount from time to time.

“Class X-A Notional Amount”: With respect to the Class X-A Certificates as of any date of determination, the sum of the Component Notional Amounts of the Class X-A Components.

“Class X-A Pass-Through Rate”: For any Distribution Date, the weighted average of the Class X Strip Rates for the Class X-A Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Class X-B Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

“Class X-B Components”: The Class A-S Component, Class B Component and Class C Component, each of which constitutes a separate class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC with a pass-through rate equal to its Class X Strip Rate from time to time and a notional amount equal to its Component Notional Amount from time to time.

“Class X-B Notional Amount”: With respect to the Class X-B Certificates as of any date of determination, the sum of the Component Notional Amounts of the Class X-B Components.

“Class X-B Pass-Through Rate”: For any Distribution Date, the weighted average of the Class X Strip Rates for the Class X-B Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Class X-D Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

“Class X-D Component”: The Class D Component, which constitutes a separate class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC with a pass-through rate equal to its Class X Strip Rate from time to time and a notional amount equal to its Component Notional Amount from time to time.

“Class X-D Notional Amount”: With respect to the Class X-D Certificates as of any date of determination, the Component Notional Amount of the Class X-D Component.

“Class X-D Pass-Through Rate”: For any Distribution Date, the Class X Strip Rate for the Class X-D Component for such Distribution Date.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”: Clearstream Banking, Luxembourg, and its successors in interest.

“Closing Date”: June 25, 2026.

“CMBS”: Commercial mortgage-backed securities.

“Co-Lender Agreement”: With respect to any Whole Loan, the co-lender agreement, intercreditor agreement, agreement among noteholders or similar agreement, dated as of the date set forth in the Whole Loan Table under the column heading “Date of Co-Lender Agreement” and governing the relative rights of the holders of the related Mortgage Loan and Companion Loan(s), as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof. A Co-Lender Agreement exists with respect to each Whole Loan as of the Closing Date.

“Co-sponsored Mortgage Loan”: Any Mortgage Loan that is sold into the Trust by two or more Mortgage Loan Sellers. The Cannon Industrial Portfolio Mortgage Loan, the Northwoods Mall Mortgage Loan, the Mountain Industrial Portfolio Mortgage Loan, the Deptford Mall Mortgage Loan and the Prospect Place Apartments Mortgage Loan are the only Co-sponsored Mortgage Loans with respect to the Trust as of the Closing Date.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Collateral Deficiency Amount”: With respect to any AB Modified Loan as of any date of determination, an amount calculated by the Special Servicer and equal to the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Trust Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related Mortgagor at the time the subject Trust Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify pursuant to Section 3.29) shall be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

“Collection Account”: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which (subject to any changes in the identities of the Master Servicer and/or the Trustee) shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, and the Uncertificated Interest Owners, Collection Account” and which must be an Eligible Account.

“Collection Period”: With respect to any Distribution Date, the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Combined VRR Available Funds”: With respect to any Distribution Date, an amount equal to the product of the Aggregate Available Funds for such Distribution Date multiplied by the Vertically Retained Percentage. For the avoidance of doubt, the Vertically Retained Percentage shall at all times be 0%, and the Combined VRR Available Funds shall be equal to 0 at all times.

“Combined VRR Interest”: The Class VRR Certificates (if issued) and the Uncertificated VRR Interest (if issued), collectively. The Combined VRR Interest represents undivided beneficial interests in the VRR Specific Grantor Trust Assets, if any. For the avoidance of doubt, neither the Class VRR Certificates nor the Uncertificated VRR Interest shall be issued on the Closing Date, and any references to “Class VRR Certificates”, “Uncertificated VRR Interest” or “Combined VRR Interest” in this Agreement shall be disregarded.

“Combined VRR Interest Balance”: The Certificate Balance of the Class VRR Certificates (if issued) and the Uncertificated VRR Interest Balance, together. For the avoidance of doubt, no Class VRR Certificates or Uncertificated VRR Interest will be issued under this Agreement, and the Combined VRR Interest Balance shall be deemed to be zero at all times.

“Combined VRR Interest Owner”: Any Holder of a Class VRR Certificate (if issued) or the Uncertificated VRR Interest Owner. For the avoidance of doubt, neither the Class VRR Certificates nor the Uncertificated VRR Interest will be issued under this Agreement and, accordingly, there will be no Combined VRR Interest Owner and all references to “Combined VRR Interest Owner” in this Agreement shall be disregarded.

“Commission”: The Securities and Exchange Commission.

“Communication Request”: As defined in Section 5.07(a) of this Agreement.

“Companion Loan”: With respect on any Whole Loan, as defined in the definition of “Whole Loan.” If, with respect to any Whole Loan, any promissory note evidencing a related Companion Loan is split and replaced with 2 or more replacement promissory notes, each such related promissory note will evidence a separate Companion Loan with respect to such Whole Loan. Each Companion Loan is either a Pari Passu Companion Loan or a Subordinate Companion Loan. In the case of a Companion Loan serviced under this Agreement, the term “Companion Loan” shall include a REO Companion Loan.

“Companion Loan Holder”: The holder of a Companion Loan (other than a Trust Subordinate Companion Loan held by the Trust).

“Companion Loan Holder Representative”: With respect to each Serviced Companion Loan, any representative appointed by the related Companion Loan Holder.

“Companion Loan Rating Agency”: With respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

“Companion Loan Rating Agency Confirmation”: With respect to any matter involving the servicing and administration of a Serviced Companion Loan or any related REO Property as to which any Serviced Companion Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of such Serviced Companion Loan Securities (if then rated by the Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from the Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Companion Loan Rating Agency Confirmation is sought (such written notice, a “Companion Loan Rating Agency Declination”), or as otherwise provided in Section 3.30 of this Agreement, the requirement for the Companion Loan Rating Agency Confirmation from the applicable Companion Loan Rating Agency with respect to such matter shall not apply.

“Companion Loan Rating Agency Declination”: As defined in the definition of “Companion Loan Rating Agency Confirmation” in this Agreement.

“Compensating Interest Payments”: Any payment required to be made by the Master Servicer pursuant to Section 3.13 of this Agreement to cover Prepayment Interest Shortfalls.

“Component”: With respect to the Class X-A Certificates, each of the Class A-1 Component, the Class A-2 Component and Class A-3 Component; with respect to the Class X-B Certificates, each of the Class A-S Component, Class B Component and Class C Component; and with respect to the Class X-D Certificates, the Class D Component.

“Component Notional Amount”: With respect to each Component and any date of determination, an amount equal to the Lower-Tier Principal Balance of the Corresponding Lower-Tier Regular Interest for that Component.

“Condemnation Proceeds”: All proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to the Outside Serviced Mortgage Loans) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage and related Co-Lender Agreement; provided that, in the case of an Outside Serviced Mortgage Loan, “Condemnation Proceeds” under this Agreement shall be limited to any related proceeds of the type described above in this definition that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Consent Fees”: With respect to any Serviced Loan, any and all fees actually paid by a Mortgagor with respect to any consent or approval (or review thereof) required or requested pursuant to the terms of the Loan Documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Loan Documents.

“Consultation Election Notice”: As defined in Section 2.03(g) of this Agreement.

“Consultation Requesting Certificateholder”: Any Certificateholder or Certificate Owner of a Certificate that timely delivers a Consultation Election Notice.

“Consultation Termination Event”: The event that: (1) with respect to any Mortgage Loan (other than a Trust Subordinate Companion Whole Loan) either (a) will occur when none of the Classes of Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) is deemed to occur pursuant to Section 6.09(d) or Section 6.09(h) of this Agreement; provided, however, that a Consultation Termination Event shall in no event exist at any time that the Certificate Balance of each Class of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and (2) with respect to a Trust Subordinate Companion Whole Loan, will be determined in accordance with clause (1) of this definition, but only if a Control Appraisal Period exists with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event shall be deemed to exist.

“Consulting Party”: With respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan, will be each of:

(i)                      except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(ii)                   with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a Controlling Subordinate Companion Loan held outside the Trust), solely (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(iii)                with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;

(iv)               solely after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor;

(v)                  with respect to a Trust Subordinate Companion Whole Loan, solely (a) after the occurrence and during the continuance of a related Loan-Specific Control Termination Event, but prior to the occurrence and continuance of a related Loan-Specific Consultation Termination Event, and (b) provided that no Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, the Loan-Specific Controlling Class Representative; and

(vi)               except with respect to any Excluded RRCP Mortgage Loan with respect to such party, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, a Risk Retention Consultation Party;

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative shall not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, and/or (4) with respect to any Trust Subordinate Companion Loan, no related Control Appraisal Period exists or is deemed to exist with respect to the related Trust Subordinate Companion Whole Loan, (B) consultation with the Operating Advisor shall be required only with respect to the matters as to which consultation with the applicable Consulting Parties is required as set forth in Sections 3.09(a), 3.15, 3.17(m), 3.21, 3.24, 3.29 and 6.09 and in the definition of “Acceptable Insurance Default”; (C) the Operating Advisor shall not be a Consulting Party if and for so long as no Operating Advisor Consultation Trigger Event has occurred and is continuing, (D) consultation with the Risk Retention Consultation Party shall be required only with respect to the matters as to which consultation with the applicable Consulting Parties is required as set forth in Sections 3.09, 3.15, 3.17(m), 3.24, 6.09 and 7.02 and in the definition of “Acceptable Insurance Default”; (E) no Risk Retention Consultation Party shall be a Consulting Party with respect to any Mortgage Loan that is an

Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in clause (vi) of the immediately preceding paragraph, and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan shall be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, any Loan-Specific Controlling Class Representative, the Operating Advisor, a Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan. If any Consulting Party has not been identified to the Master Servicer or the Special Servicer, as applicable (and (I) if the applicable Consulting Party is the Controlling Class Representative or a Risk Retention Consultation Party, the Master Servicer or the Special Servicer, as the case may be, has attempted to obtain such information from the Certificate Administrator or (II) if the applicable Consulting Party is the holder of a Pari Passu Companion Loan, the Master Servicer or the Special Servicer, as the case may be, has attempted to obtain such information in accordance with Section 3.28(g), and, in the case of either of clause (I) or clause (II), no such entity has been identified to the Master Servicer or the Special Servicer, as applicable), then until such time as such Consulting Party is identified to the Master Servicer or the Special Servicer, as applicable, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with such Consulting Party. For the avoidance of doubt, the initial Controlling Class Representative is identified in the definition of “Controlling Class Representative”, the initial “Loan-Specific Controlling Class Representative” (if any) is identified in the definition of “Loan-Specific Controlling Class Representative”, the initial Risk Retention Consultation Party (if any) is identified in the definition of “Risk Retention Consultation Party”, and the initial holder(s) of the Serviced Companion Loan(s) are identified on Exhibit NN hereto.

“Control Appraisal Period”: With respect to any Serviced Whole Loan with a Subordinate Companion Loan that constitutes or constituted, as applicable, a Controlling Subordinate Companion Loan, the “control appraisal period” (or analogous concept) under the related Co-Lender Agreement.

“Control Eligible Certificates”: Any of the Class F-RR, Class G-RR and Class J-RR Certificates.

“Control Termination Event”: The event that: (1) with respect to any Mortgage Loan or, if applicable, Whole Loan (other than a Trust Subordinate Companion Whole Loan) either (a) will occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class in accordance with Section 3.10(a) of this Agreement) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) is deemed to occur pursuant to Section 6.09(d) or Section 6.09(h) of this Agreement; provided, however, that a Control Termination Event shall in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and (2) with respect to a Trust Subordinate Companion Whole Loan, will be determined in accordance with clause (1) of this definition, but only if a related Control Appraisal

Period exists with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder a Control Termination Event shall be deemed to exist.

“Controlling Class”: As of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has a Certificate Balance (as notionally reduced by any portion of any Cumulative Appraisal Reduction Amount allocable to such Class in accordance with Section 3.10(a) of this Agreement) at least equal to 25% of the initial Certificate Balance of such Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then the Class F-RR Certificates will be the Controlling Class; and provided, further, however, that if, at any time the aggregate outstanding Certificate Balance of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount), then the Controlling Class shall be the most subordinate Class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount). The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

“Controlling Class Certificateholder”: Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

“Controlling Class Representative”: The Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered by the Certificate Administrator to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided that, (i) absent such selection, or (ii) until a Controlling Class Representative is so selected, or (iii) upon receipt of notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class that a Controlling Class Representative is no longer so designated, the Controlling Class Representative shall be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Balance of the Controlling Class, as identified (in writing with contact information) to the Certificate Administrator (who shall notify the Master Servicer, the Special Servicer and the Operating Advisor). If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer shall have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in this Agreement. No Person may exercise any of the consent or consultation rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan. The initial Controlling Class Representative on the Closing Date shall be 3650 Real Estate Investment Trust 2 LLC, and the Certificate Registrar and the other parties to this Agreement shall be entitled to assume 3650 Real

Estate Investment Trust 2 LLC is the Controlling Class Representative on behalf of the Controlling Class Certificateholders, until the Certificate Administrator, the Master Servicer, the Special Servicer and each other Controlling Class Certificateholder receives (a) written notice of a replacement Controlling Class Representative or (b) written notice that 3650 Real Estate Investment Trust 2 LLC is no longer the Holder (or Certificate Owner) of a majority of the applicable Controlling Class.

“Controlling Pari Passu Companion Loan”: A Pari Passu Companion Loan that is evidenced by the “control note” (or analogous concept) under the related Co-Lender Agreement, or the holder of which is the “directing holder” (or analogous concept) under the related Co-Lender Agreement.

“Controlling Pari Passu Companion Loan Securitization Date”: With respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization Trust, and which is also the date on which the pooling and servicing agreement or other comparable agreement governing the creation of such Outside Securitization Trust becomes the Outside Servicing Agreement for such Outside Serviced Whole Loan.

“Controlling Subordinate Companion Loan”: A Subordinate Companion Loan that is evidenced by the “control note” (or analogous concept) under the related Co-Lender Agreement, or the holder of which is the “directing holder” (or analogous concept) under the related Co-Lender Agreement.

“Corporate Trust Office”: The office of the Trustee or the Certificate Administrator, at which at any particular time its corporate trust business shall be principally administered. At the date of this Agreement, the corporate trust office of (i) the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and (ii) the Certificate Administrator is located, for certificate transfer purposes, at 1505 Energy Park Drive, St. Paul, Minnesota 55108, and for all other purposes, except as specifically set forth herein, 9062 Old Annapolis Road, Columbia, Maryland 21045.

“Corrected Loan”: Any Serviced Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of “Specially Serviced Loan” (other than by reason of a Liquidation Event occurring in respect of such Serviced Loan or a related Mortgaged Property becoming an REO Property).

“Corresponding Certificates”: As identified in the Preliminary Statement with respect to any Lower-Tier Regular Interest, Trust Subordinate Companion Loan Regular Interest, Component or Loan-Specific Component.

“Corresponding Component”: As identified in the Preliminary Statement with respect to any Class of Non-Vertically Retained Principal Balance Certificates, Class of Loan-Specific Principal Balance Certificates, Lower-Tier Regular Interest or Trust Subordinate Companion Loan Regular Interest.

“Corresponding Lower-Tier Regular Interest”: As identified in the Preliminary Statement with respect to any Class of Principal Balance Certificates, the Uncertificated VRR Interest or any Component.

“Corresponding Trust Subordinate Companion Loan Regular Interest”: As identified in the Preliminary Statement with respect to any Class of Loan-Specific Certificates, Loan-Specific Uncertificated Interest or Loan-Specific Component.

“CREFC®”: CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Certificate Administrator, the Special Servicer and, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative.

“CREFC® Advance Recovery Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Assumption Modification Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Assumption Modification Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Bond Level File”: The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Capitalized Amounts/Non-Recoverable Trust Expense Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Capitalized Amounts/Non-Recoverable Trust Expense Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”: The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) and Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto, but excluding any REO Companion Loan related to any other Serviced Companion Loan) and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on, in the case of the initial Distribution Date, the Cut-Off Date Balance of such Trust Loan and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Trust Loan as of the close of business on the Distribution Date in the related Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Trust Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee shall be payable from the Lower-Tier REMIC or a Trust Subordinate Companion Loan REMIC, as applicable.

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to each Trust Loan, a rate equal to 0.00050% per annum.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Investor Reporting Package (IRP)”: Collectively: (a) the following nine data files (and any other files as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Loan Setup File, (ii) CREFC® Loan Periodic Update File, (iii) CREFC® Property File, (iv) CREFC® Bond Level File, (v) CREFC® Financial File, (vi) CREFC® Collateral Summary File, (vii) CREFC® Special Servicer Loan File, (viii) CREFC® Special Servicer Property File and (ix) CREFC® Schedule AL File;

(b)       the following ten supplemental reports (and any other reports as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Delinquent Loan Status Report, (ii) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (iii) CREFC® REO Status Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® Comparative Financial Status Report, (vi) CREFC® Servicer Watchlist/Portfolio Review Guidelines, (vii) CREFC® Loan Level Reserve/LOC Report,

(viii) CREFC® NOI Adjustment Worksheet, (ix) CREFC® Advance Recovery Report, and (x) CREFC® Total Loan Report;

(c)       the following fifteen templates (and any other templates as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Appraisal Reduction Template, (ii) CREFC® Servicer Realized Loss Template, (iii) CREFC® Reconciliation of Funds Template, (iv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (v) CREFC® Historical Liquidation Loss Template, (vi) CREFC® Interest Shortfall Reconciliation Template, (vii) CREFC® Servicer Remittance to Certificate Administrator Template, (viii) CREFC® Significant Insurance Event Template, (ix) CREFC® Loan Modification Report Template; (x) CREFC® Loan Liquidation Report Template, (xi) CREFC® REO Liquidation Report Template; (xii) CREFC® Payment Posting Instructions Template; (xiii) CREFC® Modification Posting Instructions Template; (xiv) CREFC® Assumption Modification Posting Instructions Template, and (xv) CREFC® Capitalized Amounts/Non-Recoverable Trust Expense Template; and

(d)       such other reports and data files as CREFC® may designate, or has designated, as part of the “CREFC® Investor Reporting Package (CREFC® IRP)” from time to time.

“CREFC® Loan Level Reserve/LOC Report”: The monthly report in the “CREFC® Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Liquidation Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Modification Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Periodic Update File”: The data file in the “CREFC® Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Setup File”: The data file in the “CREFC® Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Modification Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Modification Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® NOI Adjustment Worksheet”: The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Operating Statement Analysis Report”: The monthly report (prepared with respect to each Mortgaged Property or, with respect to a Trust Loan secured by a portfolio of Mortgaged Properties, on a consolidated basis with respect to such portfolio) in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Payment Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Payment Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Property File”: The data file in the “CREFC® Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: The report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Schedule AL File”: The data file in the “Schedule AL File” format substantially in the form of and containing the information required by Items 1111(h)(1), 1111(h)(2) and 1111(h)(3) of Regulation AB, Item 1125 of Regulation AB and Item 601(b)(102) of Regulation S-K and otherwise called for therein, or such other form containing such required information for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally, which in any case shall include all information required by Items 1111(h)(1), 1111(h)(2) and 1111(h)(3) of Regulation AB, Item 1125 of Regulation AB and Item 601(b)(102) of Regulation S-K.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Remittance to Certificate Administrator Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Servicer Remittance to Certificate Administrator Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Watch List/Portfolio Review Guidelines”: As of each Determination Date a report, including and identifying each Performing Serviced Loan satisfying the “CREFC® Portfolio Review Guidelines” approved from time to time by the CREFC® in the “CREFC® Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Significant Insurance Event Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Significant Insurance Event Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Special Servicer Loan File”: The data file in the “CREFC® Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Special Servicer Property File”: The data file in the “CREFC® Special Servicer Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Total Loan Report”: The report in the “Total Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and any Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Website”: The CREFC®’s website located at “www.crefc.org” or such other primary website as the CREFC® may establish for dissemination of its report forms.

“Cross-Collateralized Group”: Any group of Mortgage Loans that are cross-collateralized and cross-defaulted with each other; provided that a Mortgage Loan shall be part of a Cross-Collateralized Group only if and for so long as such Mortgage Loan is cross-collateralized and cross-defaulted with each other Mortgage Loan in such Cross-Collateralized Group. There are no Cross-Collateralized Groups included as assets of the Trust as of the Closing Date.

“Cross-Collateralized Mortgage Loan”: Any Mortgage Loan that is part of a Cross-Collateralized Group.

“Cross-Over Date”: The first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates have all been previously reduced to zero due to the application of applicable Realized Losses.

“Cumulative Appraisal Reduction Amount”: As calculated by the Special Servicer as of any date of determination, the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator shall calculate or verify any Cumulative Appraisal Reduction Amount. With respect to any Class of Trust Certificates, references in this Agreement to any Cumulative Appraisal Reduction Amount allocable to such Class mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such Class under this Agreement.

“Cure/Contest Period”: As defined in Section 11.01(b)(vii) of this Agreement.

“Custodial Agreement”: The custodial agreement, if any, from time to time in effect between the Custodian named therein (if other than the Certificate Administrator) and the Certificate Administrator, as the same may be amended or modified from time to time in accordance with the terms thereof. For avoidance of doubt, as of the Closing Date, the Custodian is the Certificate Administrator.

“Custodian”: Any custodian appointed pursuant to Section 5.10 of this Agreement and, unless the Certificate Administrator is such custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee, the Certificate Administrator or the Master Servicer or any Affiliate or agent of the Trustee, the Certificate Administrator or the Master Servicer, but may not be the Depositor, a Mortgage Loan Seller or any Affiliate thereof. The Certificate Administrator shall be the initial Custodian. Computershare Trust Company, National Association will perform its duties as Custodian hereunder through its Document Custody division (including, as applicable, any agents or affiliates utilized thereby).

“Cut-Off Date”: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

“Cut-Off Date Balance”: With respect to any Mortgage Loan or Serviced Companion Loan, the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan, as applicable, as of the Cut-Off Date, after application of all payments of principal due on or before such date, whether or not received (or, if such Mortgage Loan was originated subsequent to the Cut-Off Date, its original principal balance).

“Debt Service Coverage Ratio”: With respect to any Mortgage Loan (or Serviced Whole Loan, if applicable), for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (which do not include Balloon Payments) due under such Mortgage Loan (or Serviced Whole Loan, if applicable) during such period; provided that with respect to the Mortgage Loans (and with respect to any Serviced Whole Loan that includes a Mortgage Loan) identified on the Mortgage Loan Schedule as paying interest only for a specified period of time set forth in the related Loan Documents and then paying principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

“Default”: An event of default under any Mortgage Loan (or Serviced Whole Loan, if applicable) or an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under such Mortgage Loan (or Serviced Whole Loan, if applicable).

“Default Interest”: With respect to any Mortgage Loan or Serviced Companion Loan, all interest other than Excess Interest accrued in respect of such Mortgage Loan or Serviced Companion Loan as provided in the related Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate.

“Default Rate”: With respect to each Mortgage Loan or Serviced Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as the case may be, following any event of default on such Mortgage Loan or Serviced Companion Loan, as the case may be, including a default in the payment of a Monthly Payment or a Balloon Payment.

“Defaulted Loan”: A Serviced Loan or Serviced Whole Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Note.

“Defaulted Mortgage Loan”: A Mortgage Loan that is a Defaulted Loan.

“Defaulted Serviced Whole Loan”: Any Serviced Whole Loan with respect to which the related Serviced Mortgage Loan or a related Serviced Companion Loan is a Defaulted Loan.

“Defeasance Loan”: Those Trust Loans that provide the related Mortgagor with the option to defease the related Mortgaged Property.

“Defective Mortgage Loan”: As defined in Section 2.03(a) of this Agreement.

“Deficient Exchange Act Deliverable”: With respect to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such item and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article X of this Agreement, that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and/or the rules and regulations promulgated thereunder.

“Definitive Certificate”: Any Trust Certificate in fully registered certificated form without interest coupons.

“Delinquent Loan”: A Mortgage Loan that is delinquent at least sixty (60) days in respect of its Monthly Payments or Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any Grace Period.

“Depositor”: BMO Commercial Mortgage Securities LLC, a Delaware limited liability company, and its successors and assigns.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Designated Site”: The internet website to which Diligence Files are uploaded as designated by the Depositor to the Mortgage Loan Sellers, initially located at www.dealvdr.com.

“Determination Date”: The eleventh day of each calendar month (or, if the eleventh day of that month is not a Business Day, the next Business Day), commencing in July 2026.

“Diligence File”: With respect to each Mortgage Loan, collectively the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                                (A) the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the Trustee on behalf of the Certificateholders and the Uncertificated VRR Interest Owner or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable Mortgage Loan Seller) (or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed Note for each related Serviced Companion Loan;

(ii)                             the Mortgage, together with any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)                         any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)                        final written modification agreements in those instances where the terms or provisions of the Note for such Mortgage Loan (or, if applicable, any Note of a related Serviced Companion Loan) or the related Mortgage have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                           the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a “marked-up” pro forma title policy marked as binding and executed by an authorized representative of the title insurer or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title insurer) to issue such title insurance policy;

(vi)                        the Ground Lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(vii)                     the related Loan Agreement, if any;

(viii)                  the guaranty under such Mortgage Loan or the related Serviced Whole Loan, if any;

(ix)                          the lock box agreement or cash management agreement relating to such Mortgage Loan or the related Serviced Whole Loan, if any;

(x)                             the environmental indemnity from the related Mortgagor, if any;

(xi)                           the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, any intervening assignments thereof;

(xii)                        in the case of a Mortgage Loan that is part of a Whole Loan, the related Co-Lender Agreement;

(xiii)                    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)                   in the case of any Mortgage Loan or the related Serviced Whole Loan as to which there exists a related mezzanine loan, the related intercreditor agreement;

(xv)                      any related environmental insurance policy;

(xvi)                   any letter of credit relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof; and

(xvii)                any related franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the Trust or the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the Trust or Trustee, a copy of the notice requesting the issuance of such replacement comfort letter) and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related Mortgage Loan Seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related Mortgage Loan Seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       a copy of all Mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property or Mortgaged Properties is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable Mortgage Loan Seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)       a copy of financial statements of the related Mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)       a copy of any Insurance Summary Report;

(s)       a copy of the organizational documents of the related Mortgagor and any guarantor;

(t)       a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable Mortgage Loan Seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)       unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File shall include a statement to that effect. No information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis shall constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File shall include a statement to that effect. The Mortgage Loan Seller may, without any obligation to do so, include such other documents as part of the Diligence File that such Mortgage Loan Seller believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

“Diligence File Certification”: As defined in Section 2.01(i) of this Agreement.

“Directing Holder”: With respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan:

(a)       except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Trust Subordinate Companion Whole Loan prior to a related Control Appraisal Period, (iii) with respect to any Serviced Outside Controlled Whole Loan, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;

(b)       with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a Controlling Subordinate Companion Loan held outside the Trust), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative (when it is the Directing Holder under the circumstances described in clause (a) of this definition), the related Outside Controlling Note Holder; and

(c)       with respect to a Trust Subordinate Companion Whole Loan (i) for so long as no related Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the related Loan-Specific Controlling Class Representative (if and for so long as the related Loan-Specific Controlling Class Representative is entitled to act as Directing Holder), and (ii) for so long as a related Control Appraisal Period exists or is deemed to exist (x) in the case of a Trust Subordinate Companion Whole Loan that becomes a Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder, or (y) in the case of a Trust Subordinate Companion Whole Loan as to which the subsequent “control note” (or analogous term) under the related Co-Lender Agreement is held by the Trust and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative;

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan, and/or (4) with respect to a Trust Subordinate Companion Whole Loan, the related Loan-Specific Controlling Class Representative is entitled to act as Directing Holder; (B) there will be no Directing Holder with respect to an Excluded Mortgage Loan; (C) with respect to a Trust Subordinate Companion Whole Loan, if and for so long as a related Control Appraisal Period exists, the related Loan-Specific Controlling Class Representative will not be the Directing Holder; and (D) with respect to any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will be the Directing Holder only if and for so long as such note holder or note holder representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative (when it is the Directing Holder under the circumstances described in clause (a) of the prior paragraph of this definition).

Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative, an Outside Controlling Note Holder, or a Loan-Specific Controlling Class Representative, as applicable, is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property, other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to any Serviced Loan or related REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Mortgagor, any Manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or an interest in an REO Property related to a Serviced Whole Loan, if applicable) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any compensation which is payable to the Special Servicer under this Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting Package (IRP) for the applicable period, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to this Agreement will not constitute Disclosable Special Servicer Fees.

“Dispute Resolution Consultation”: As defined in Section 2.03(g) of this Agreement.

“Dispute Resolution Cut-off Date”: As defined in Section 2.03(g) of this Agreement.

“Dispute Resolution Requesting Holder”: Either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

“Disqualified Non-U.S. Tax Person”: With respect to a Class R Certificate, any Non-U.S. Tax Person or agent thereof other than (i) a Non-U.S. Tax Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

“Disqualified Organization”: Any of (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2) or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause any Trust REMIC to be subject to tax or to fail to qualify as a REMIC for federal income tax purposes at any time that the Certificates are outstanding. For purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions.

“Distribution Account”: Collectively, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, and the Trust Subordinate Companion Loan REMIC Distribution Account(s), each of which may be subaccounts of a single Eligible Account.

“Distribution Date”: The fourth Business Day following each Determination Date, commencing in July 2026. The first Distribution Date shall be July 17, 2026.

“Distribution Date Statement”: As defined in Section 4.02(a) of this Agreement.

“Document Defect”: As defined in Section 2.03(a) of this Agreement.

“Dodd-Frank Act”: The Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time.

“Due Date”: With respect to any Mortgage Loan or Companion Loan, for any calendar month: (i) up to and including the calendar month in which its Maturity Date occurs, the day of such month set forth in the related Note on which the Monthly Payment thereon is scheduled to be first due (without regard to any grace period); (ii) after the calendar month in which its Maturity Date occurred, the day of such month that would have been the Due Date in accordance with clause (i) of this definition without regard to the occurrence of the Maturity Date; and (iii) if such Mortgage Loan or Companion Loan, as applicable, has become an REO Mortgage Loan or

REO Companion Loan, as applicable, the day of such month that would have been the Due Date in accordance with clause (i) of this definition without regard to the occurrence of such event.

“Due Diligence Service Provider”: As defined in Section 12.13(l) of this Agreement.

“Due Period”: With respect to any Distribution Date and any Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Companion Loan (including any successor REO Companion Loan with respect thereto), the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July 2026, if such Mortgage Loan or Companion Loan does not have a Due Date in such preceding month, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

“Early Termination Notice Date”: Any date as of which (a) the aggregate Stated Principal Balance of the Mortgage Loans (including successor REO Mortgage Loans with respect thereto) and the Trust Subordinate Companion Loans (including any successor REO Companion Loans with respect thereto) remaining in the Trust Fund is less than (b) 1.0% of the sum of the aggregate Stated Principal Balance of the Mortgage Pool and the Trust Subordinate Companion Loans initially included in the Trust Fund as of the Cut-Off Date (excluding, for the purposes of the calculation in each of clauses (a) and (b) in this definition, the aggregate unpaid principal balances of any Mortgage Loan(s) that are/is ARD Mortgage Loan(s), but in each case only if the right to purchase described in Section 9.01(c) is exercised after the Distribution Date related to the Collection Period in which the corresponding Anticipated Repayment Date occurs).

“EDGAR”: The Commission’s Electronic Data Gathering and Retrieval System.

“EDGAR-Compatible Format”: (a) With respect to the CREFC® Schedule AL File, the Schedule AL Additional File and any other information required pursuant to Item 1111(h) of Regulation AB, XML Format or such other format as mutually agreed to between the Depositor, Certificate Administrator and the Master Servicer and (b) with respect to any other document or information, any format compatible with EDGAR, including HTML, Word, Excel or clean, searchable PDFs.

“EHRI Trust Subordinate Companion Loan Securitization”: A Trust Subordinate Companion Loan Securitization Transaction that is characterized by risk retention that, in whole or in part, is in the form of an “eligible horizontal residual interest” held by a “third-party purchaser” in accordance with Rule 7 of Regulation RR. For the avoidance of doubt, the Trust Fund will not include any Trust Subordinate Companion Loans that are part of an EHRI Trust Subordinate Companion Loan Securitization and all references to “EHRI Trust Subordinate Companion Loan Securitization” in this Agreement shall be disregarded.

“Eligible Account”: Any of: (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee and the Certificate Administrator), (a) the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by Fitch in its highest rating category at all times (or, in the case of the REO Account, Collection Account, Whole Loan Custodial Account, Interest Reserve Account, Excess Liquidation Proceeds Reserve Account and Escrow Account, the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least “AA-” by Fitch (or “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) or, if applicable, the short-term rating equivalent thereof, which is at least “F1” by Fitch) and (b) the obligations of which satisfy the Applicable Moody’s Permitted Investment Rating; (ii) a segregated account or accounts maintained with PNC Bank, National Association so long as the long-term unsecured debt rating or deposit account rating of PNC Bank, National Association shall be at least “A” by Fitch (or “A-“ by Fitch so long as the short-term deposit or short-term unsecured debt obligations of PNC Bank, National Association are rated no less than “F1” by Fitch) and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or the short-term deposit account or short-term unsecured debt rating of PNC Bank, National Association shall be at least “F1” by Fitch and “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less); (iii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has corporate trust powers, acting in its fiduciary capacity, which institution or trust company has a combined capital and surplus of at least $50,000,000, is (in the case of a state chartered depository institution or trust company) subject to regulations substantially similar to 12 C.F.R. §9.10(b), and is subject to supervision or examination by federal and state authority, and the long term unsecured debt obligations of which are rated at least “A2” by Moody’s, and has a long-term unsecured debt rating of at least “A” by Fitch (to the extent rated by Fitch) (if the deposits are to be held in the account for more than thirty (30) days) or a short-term unsecured debt rating of at least “P-1” by Moody’s and at least “F1” by Fitch (to the extent rated by Fitch) (if the deposits are to be held in the account for thirty (30) days or less); (iv) such other segregated account or accounts (which account may be a segregated account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer) that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) through (iii) above, with respect to which (A) a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, has been obtained from each Rating Agency and Companion Loan Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account and (B) if such other account is rated below an investment grade rating or investment grade assessment by Fitch or Moody’s, a Rating Agency Confirmation has been obtained from KBRA; or (v) such other account or accounts (which account may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer) not listed in clauses (i) through (iii) above with respect to which a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, has been obtained from each Rating Agency and Companion Loan Rating Agency; provided, however, that accounts established by Computershare Trust Company, National Association in its capacity as Certificate Administrator, shall be deemed to be Eligible Accounts provided that such accounts are segregated and amounts credited to such accounts are deposited with and held by a federally or state chartered depository institution that satisfies the minimum ratings set forth in clauses (i), (ii) or (iii) above. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

“Eligible Asset Representations Reviewer”: An entity that (a) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or Morningstar DBRS and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which any of Moody’s, Fitch, KBRA, S&P or Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (b) can and will make the representations and warranties set forth in Section 2.10, (c) is not (and is not affiliated with or, in the case of any Subsequent Third Party Purchaser or any Loan-Specific Third Party Purchaser, Risk Retention Affiliated with) a Sponsor, a Mortgage Loan Seller, an originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, any Risk Retention Consultation Party, the Retaining Sponsor, any Subsequent Third Party Purchaser, any Loan-Specific Third Party Purchaser or any of their respective Affiliates, (d) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any Underwriter, any Initial Purchaser, a Directing Holder, any Risk Retention Consultation Party, the Retaining Sponsor, any Subsequent Third Party Purchaser, any Loan-Specific Third Party Purchaser or any of their respective Affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services, and (e) does not directly or indirectly, through one or more Affiliates or otherwise, own any interest in any Trust Certificates, any Uncertificated Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable).

“Eligible Operating Advisor”: An entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (x) has (or all of the personnel responsible for supervising the Operating Advisor’s performance of its obligations under this Agreement have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the Operating Advisor’s performance of its obligations under this Agreement have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in Section 2.09(a) of this Agreement, (iv) that is not (and is not affiliated with (including Risk Retention Affiliated with)) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Sponsor, any Subsequent Third

Party Purchaser, any Loan-Specific Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective Affiliates (including Risk Retention Affiliates), (v) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (x) in respect of its obligations under this Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer and (vi) that does not directly or indirectly, through one or more Affiliates or otherwise, own any interest in any Trust Certificates, any Uncertificated Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Person acting as Operating Advisor is also acting as Asset Representations Reviewer.

“Emergency Advance”: Any Property Advance that, pursuant hereto, the Special Servicer either (a) makes (in its sole discretion in accordance with the Servicing Standard) or (b) requests the Master Servicer to make, that must be made in an emergency situation or on an urgent basis within two (2) Business Days of the Special Servicer becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property securing a Serviced Loan or any other material adverse consequence to the Trust Fund or any related Companion Loan Holder.

“Enforcing Party”: In connection with any Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to Section 2.03(g) of this Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

“Enforcing Servicer”: The Special Servicer.

“Environmental Report”: The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loan.

“ERISA”: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“ERISA Restricted Certificate”: Any Class F-RR, Class G-RR or Class J-RR Certificate or, if transferred through BMO Capital Markets Corp., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC or Wells Fargo Securities LLC, any Class VRR Certificate (if issued); provided that any such Certificate: (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions with respect to ERISA Restricted Certificates contained in Section 5.03(n) of this Agreement if, as of the date of a proposed transfer of such Certificate, (i) it is rated in one of the four highest generic ratings categories by a credit rating agency that meets the requirements of the Underwriter Exemption or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

“Escrow Account”: As defined in Section 3.04(b) of this Agreement.

“Escrow Payment”: Any payment made by any Mortgagor to the Master Servicer pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Mortgagor for application toward the payment of taxes, insurance premiums, assessments, ground rents, mandated improvements and similar items in respect of the related Mortgaged Property.

“Euroclear”: Euroclear Bank, as operator of the Euroclear System, and its successors in interest.

“Excess Interest”: With respect to each ARD Mortgage Loan, additional interest accrued on such ARD Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the Mortgage Rate, plus any compound interest thereon (to the extent permitted by applicable law and the related Loan Documents). The Excess Interest on any ARD Mortgage Loan shall not be an asset of any Trust REMIC, but rather shall be an asset of the Grantor Trust. Because the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, there will be no Excess Interest. Accordingly, all references in this Agreement to “Excess Interest” shall be disregarded.

“Excess Interest Certificates”: Any Class of commercial mortgage pass-through certificates issued under this Agreement that are designated as evidencing an interest in the Excess Interest. If there is Excess Interest, the Class S Certificates and the Class VRR Certificates shall be the only Classes of Excess Interest Certificates issued under this Agreement. Because the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, there will be no Excess Interest. Accordingly, there will be no Excess Interest Certificates and all references to “Excess Interest Certificate” and “Excess Interest Certificates” shall be disregarded.

“Excess Interest Distribution Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.05(e) of this Agreement in trust for the Holders of the Excess Interest Certificates and the Uncertificated VRR Interest Owner, which (subject to changes in the identities of the Certificate Administrator and/or the Trustee) shall be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 and Class S, and the Uncertificated VRR Interest Owner, Excess Interest Distribution Account.” Any such account shall be an Eligible Account. The Excess Interest Distribution Account shall be held solely for the benefit of the Holders of the Excess Interest Certificates and the Uncertificated VRR Interest Owner. The Excess Interest Distribution Account shall not be an asset of any Trust REMIC, but rather shall be an asset of the Grantor Trust. Because the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, there will be no Excess Interest. Accordingly, there will be no Excess Interest Distribution Account and all references to “Excess Interest Distribution Account” shall be disregarded.

“Excess Liquidation Proceeds”: With respect to any Mortgage Loan (and any related Trust Subordinate Companion Loan), the excess of (i) Liquidation Proceeds of that Mortgage Loan (and any such Trust Subordinate Companion Loan) or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder (in connection with a Serviced Companion Loan held outside the Trust) pursuant to the related Co-Lender Agreement), over (ii) the amount that would have been received if a Principal Payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan (and any such Trust Subordinate Companion Loan) on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, Excess Liquidation Proceeds shall mean such Outside Serviced Mortgage Loan’s pro rata share of any “Excess Liquidation Proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co-Lender Agreement that are received by the Trust.

“Excess Liquidation Proceeds Reserve Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.05(c) of this Agreement in trust for the Certificateholders and the Uncertificated Interest Owners, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, and the Uncertificated Interest Owners, Excess Liquidation Proceeds Reserve Account.” Any such account shall be an Eligible Account.

“Excess Modification Fees”: With respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to any modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and Additional Trust Fund Expenses (including, without limitation, interest on unreimbursed Advances to the extent not otherwise paid or reimbursed by the related Mortgagor (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred hereunder with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which such Advances and Additional Trust Fund Expenses shall be reimbursed from such Modification Fees), and (B) Advances and Additional Trust Fund Expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which Advances and Additional Trust Fund Expenses have been recovered from the related Mortgagor as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer shall offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan shall no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Serviced Mortgage Loan (or modified Serviced Whole Loan, if applicable). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the Special Servicer shall be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or full payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment (or, as contemplated by the preceding proviso, a prior modification, waiver, extension or amendment) shall be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) shall be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

“Excess Penalty Charges”: With respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and Additional Trust Fund Expenses (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the related Mortgagor, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust (and, if applicable, the related Serviced Companion Loan Holder(s)) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which such Advances and Additional Trust Fund Expenses shall be reimbursed from such Penalty Charges) in accordance with Section 3.14 of this Agreement and (B) Advances and expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related Mortgagor or otherwise.

“Excess Prepayment Interest Shortfall”: With respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for such Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer, and (ii) with respect to each Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Trust Subordinate Companion Loan Available Funds for any Distribution Date that is not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

“Excess Servicing Fees”: With respect to each Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) and Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), that portion of the Servicing Fee that accrues at a per annum rate equal to the Excess Servicing Fee Rate.

“Excess Servicing Fee Rate”: With respect to each Mortgage Loan (including any successor REO Mortgage Loan with respect thereto), a rate per annum equal to the Servicing Fee

Rate minus (i) if such Mortgage Loan is a Serviced Mortgage Loan and no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland Loan Services, a Division of PNC Bank, National Association, 0.00125% or (ii) if such Mortgage Loan is a Serviced Mortgage Loan and a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland Loan Services, a Division of PNC Bank, National Association, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland Loan Services, a Division of PNC Bank, National Association, or (iii) if such Mortgage Loan is an Outside Serviced Mortgage Loan, 0.000625%, plus any outside servicing fee rate payable to the related Outside Servicer; provided that such rate shall be subject to reduction at any time following any resignation of the Master Servicer pursuant to Section 6.04 of this Agreement (if no successor is appointed in accordance with Section 6.04 of this Agreement) or any termination of the Master Servicer pursuant to Section 7.01 of this Agreement, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02 of this Agreement.

“Excess Servicing Fee Right”: With respect to each Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) and Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, the Master Servicer shall be the owner of such Excess Servicing Fee Right.

“Exchange Act”: The Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Excluded Controlling Class Holder”: With respect to any Excluded Controlling Class Mortgage Loan, the Controlling Class Representative or any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative, any Loan-Specific Controlling Class Certificateholder, as applicable, that is a Borrower Party with respect to such Excluded Controlling Class Mortgage Loan. Promptly upon obtaining actual knowledge of any such party becoming an “Excluded Controlling Class Holder”, the Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder, as the case may be, shall provide notice in the form of Exhibit M-1F hereto to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee and the Certificate Administrator, which such notice shall be delivered in accordance with Section 12.04 of this Agreement and shall specifically identify the Excluded Controlling Class Holder and the subject Excluded Controlling Class Mortgage Loan. Additionally, any Excluded Controlling Class Holder shall also send to the Certificate Administrator a notice substantially in the form of Exhibit M-1G hereto, which notice shall provide the CTSLink Login User ID associated with such Excluded Controlling Class Holder, and which notice shall direct the Certificate Administrator to restrict such Excluded Controlling Class Holder’s access to the Certificate Administrator’s Website as and to the extent provided in this Agreement.

“Excluded Controlling Class Mortgage Loan”: Any Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to a Trust Subordinate Companion Whole Loan so long as a related Control Appraisal Period is not continuing, the related Loan-Specific

Controlling Class Representative or any related Loan-Specific Controlling Class Certificateholder) is a Borrower Party. For the avoidance of doubt, if a Mortgage Loan or a Whole Loan is not an Excluded Controlling Class Mortgage Loan, such Mortgage Loan or Whole Loan also is not an Excluded Mortgage Loan.

“Excluded Information”: With respect to any Excluded Controlling Class Mortgage Loan, any information and reports solely relating to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, including, without limitation, any Asset Status Reports, Final Asset Status Reports (or summaries thereof), any Appraisals, inspection reports (related to Specially Serviced Loans conducted by the Special Servicer or the Excluded Mortgage Loan Special Servicer, as applicable), any Officer’s Certificates delivered by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent pursuant to Section 3.20(c) or Section 4.06(b) supporting a non-recoverability determination, the Operating Advisor Annual Reports, any determination of the Special Servicer’s net present value calculation, any Appraisal Reduction Amount calculations, environmental assessments, seismic reports and property condition reports and such other information and reports designated as Excluded Information (other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level) by the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File and CREFC® Special Servicer Property File relating to any Excluded Controlling Class Mortgage Loan) and any Schedule AL Additional File shall not be considered “Excluded Information.” Each of the Master Servicer, the Special Servicer or the Operating Advisor shall deliver any Excluded Information for posting to the Certificate Administrator’s Website to the Certificate Administrator in accordance with Section 3.32 hereof. For the avoidance of doubt, the Certificate Administrator’s obligation to segregate any information delivered to it under the “Excluded Information” tab on the Certificate Administrator’s Website shall be triggered solely by such information being delivered in the manner provided in Section 3.32 hereof.

“Excluded Mortgage Loan”: If the Controlling Class Representative is or would otherwise be the Directing Holder or a Consulting Party with respect to such Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or a Controlling Class Certificateholder (or Controlling Class Certificateholders in the aggregate) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party (or are Borrower Parties, as applicable). For the avoidance of doubt, any Excluded Mortgage Loan is also an Excluded Controlling Class Mortgage Loan.

“Excluded Mortgage Loan Special Servicer”: With respect to any Excluded Special Servicer Mortgage Loan, a Special Servicer that is not a Borrower Party and satisfies all of the eligibility requirements applicable to the Special Servicer set forth in this Agreement.

“Excluded RRCP Mortgage Loan”: With respect to any Risk Retention Consultation Party as of any date of determination, a Mortgage Loan or Whole Loan with respect to which such Risk Retention Consultation Party or the Person(s) entitled to appoint such Risk Retention Consultation Party is a Borrower Party. For avoidance of doubt, no Risk Retention Consultation Party shall be appointed under this Agreement, and there shall be no Excluded

RRCP Mortgage Loan with respect to the Trust, and all references in this Agreement to “Excluded RRCP Mortgage Loan” shall be disregarded.

“Excluded Special Servicer Information”: With respect to any Excluded Special Servicer Mortgage Loan, any information and reports solely relating to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, including, without limitation, any Asset Status Reports, Final Asset Status Reports (or summaries thereof), any Appraisals, inspection reports, any Officer’s Certificates delivered by the Master Servicer, the related Excluded Mortgage Loan Special Servicer or the Trustee pursuant to Section 3.20(c) or Section 4.06(b) supporting a non-recoverability determination, the Operating Advisor Annual Reports (provided that the Special Servicer or the Excluded Mortgage Loan Special Servicer, as applicable, shall be entitled to access and view any Operating Advisor Annual Report relating to itself, even if such report also includes information about any Excluded Special Servicer Mortgage Loan), any determination of the related Excluded Mortgage Loan Special Servicer’s net present value calculation, any Appraisal Reduction Amount calculations, environmental assessments, seismic reports and property condition reports and such other information and reports designated as Excluded Special Servicer Information (other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level) by the Master Servicer, the related Excluded Mortgage Loan Special Servicer or the Operating Advisor, as the case may be. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File and CREFC® Special Servicer Property File relating to any Excluded Special Servicer Mortgage Loan, which shall be Excluded Special Servicer Information) shall not be considered “Excluded Special Servicer Information.”

“Excluded Special Servicer Mortgage Loan”: As of any date of determination, any Mortgage Loan or Whole Loan with respect to which the related Special Servicer, to its knowledge, is a Borrower Party.

“FDIC”: The Federal Deposit Insurance Corporation, and its successors in interest.

“Final Asset Status Report”: With respect to any Specially Serviced Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its Companion Loan Holder Representative), in each case, which does not include any communications (other than the related Asset Status Report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement, or has been deemed to have approved or consented to such action, or unless the Asset Status Report is otherwise being implemented by the Special Servicer in accordance with this Agreement.

“Final Dispute Resolution Election Notice”: As defined in Section 2.03(g) of this Agreement.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or Serviced Whole Loan that is a Specially Serviced Loan (or, in the case of an Outside Serviced Mortgage Loan, the equivalent under the applicable Outside Servicing Agreement) or REO Mortgage Loan, as the case may be, a determination that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds and other payments or recoveries that the Special Servicer, or the related Outside Special Servicer with respect to an Outside Serviced Mortgage Loan (if it is a “Specially Serviced Loan” (or an analogous concept) under the applicable Outside Servicing Agreement) or any related REO Property, has determined in accordance with the Servicing Standard will ultimately be recoverable; provided that with respect to each Outside Serviced Mortgage Loan, the Final Recovery Determination shall be made by the related Outside Special Servicer in accordance with the applicable Outside Servicing Agreement.

“Fitch”: Fitch Ratings, Inc. or its successors in interest. If neither Fitch Ratings, Inc. nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Form 8-K Disclosure Information”: As defined in Section 10.07 of this Agreement.

“Future Outside Servicing Agreement”: With respect to an Outside Serviced Servicing Shift Mortgage Loan, the related pooling and servicing agreement, trust and servicing agreement or other comparable agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.

“General Special Servicer”: As defined in Section 6.08(i) of this Agreement.

“Global Certificates”: Any Trust Certificate registered in the name of the Depository or its nominee.

“Grace Period”: The number of days before a payment default is an event of default under the related Mortgage Loan or Companion Loan.

“Grantor Trust”: A segregated asset pool within the Trust Fund, which at all times shall be treated as a “grantor trust” under the Grantor Trust Provisions, consisting of any VRR Specific Grantor Trust Assets, any Class S Specific Grantor Trust Assets and, if established, the Excess Interest Distribution Account, beneficial ownership of which is represented by the Grantor Trust Certificates. There will not be any VRR Specific Grantor Trust Assets or Class S Specific Grantor Trust Assets, and no Excess Interest Distribution Account will be established. Accordingly, there will not be a Grantor Trust and all references in this Agreement to “Grantor Trust” shall be disregarded.

“Grantor Trust Certificates”: Any Class of commercial mortgage pass-through certificates issued under this Agreement that is designated as evidencing an interest in the Grantor

Trust. If there is a Grantor Trust, the Class S Certificates and the Class VRR Certificates shall be the only Classes of Grantor Trust Certificates issued under this Agreement. There will be no Grantor Trust. Accordingly, there will be no Grantor Trust Certificates, and all references in this Agreement to “Grantor Trust Certificate” and “Grantor Trust Certificates” shall be disregarded.

“Grantor Trust Provisions”: Subpart E of part I of subchapter J of the Code and Treasury Regulations Section 301.7701-4(c).

“Ground Lease”: The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

“GSMC”: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

“GSMC Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between GSMC and the Depositor.

“GSMC Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by GSMC to the Depositor and/or the Trust pursuant to the GSMC Mortgage Loan Purchase Agreement and this Agreement.

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder”: (a) With respect to any Certificate, a Certificateholder, (b) with respect to any Loan-Specific Certificate, a Loan-Specific Certificateholder, (c) with respect to any Uncertificated Interest, the related Uncertificated Interest Owner, and (d) with respect to any Lower-Tier Regular Interest or Trust Subordinate Companion Loan Regular Interest, the Trustee for the benefit of the Certificateholders and/or Loan-Specific Certificateholders. For the avoidance of doubt, no Class VRR Certificates will be issued under this Agreement. Accordingly, all references in this Agreement to “Holder of the Class VRR Certificates” and “Holders of Class VRR Certificates” shall be disregarded.

“HRR Interest”: Collectively, the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, which are purchased for cash by the Retaining Sponsor from the Initial Purchasers on the Closing Date.

“HRR Interest Transfer Restriction Period”: With respect to the HRR Interest, the period from the Closing Date to the earliest of: (i) the date that is latest of (A) the date on which the aggregate unpaid principal balance of all outstanding Mortgage Loans has been reduced to 33% of the aggregate Cut-off Date Balance of the Mortgage Loans, (B) the date on which the sum of the aggregate outstanding Certificate Balance of the Principal Balance Certificates and the

Uncertificated VRR Interest Balance of the Uncertificated VRR Interest has been reduced to 33% of the sum of the aggregate outstanding Certificate Balance of the Principal Balance Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest as of the Closing Date, and (C) two (2) years after the Closing Date; (ii) the date on which all of the Mortgage Loans have been defeased in accordance with Rule 7(b)(8)(i) of Regulation RR; and (iii) the date on which Regulation RR has been officially abolished (and the securitization transaction contemplated by this Agreement is not subject to any other applicable credit risk retention requirements under the Dodd-Frank Act) or, based on a written opinion of counsel reasonably acceptable to the Depositor and the Retaining Sponsor, officially determined by the Regulatory Agencies to be no longer applicable to the securitization transaction contemplated by this Agreement or the HRR Interest.

“Impermissible Risk Retention Affiliate”: As defined in Section 3.34 of this Agreement.

“Impermissible TPP Affiliate”: As defined in Section 3.34 of this Agreement.

“Indemnified Party”: As defined in Section 8.05(c) or Section 12.13(d), as applicable, of this Agreement, as the context requires.

“Indemnifying Party”: As defined in Section 8.05(c), Section 10.12 or Section 12.13(d), as applicable, of this Agreement, as the context requires.

“Independent”: When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of a Mortgage Loan Seller, the Depositor, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Master Servicer, the Special Servicer, the Controlling Class Representative, any Risk Retention Consultation Party, any Mortgagor, any Companion Loan Holder (or, if applicable, its Companion Loan Holder Representative) or any Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Mortgage Loan Sellers, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, any Mortgagor, any Companion Loan Holder (or, if applicable, its Companion Loan Holder Representative) or any Affiliate thereof merely because such Person is (A) compensated for services by, or (B) the beneficial owner of 1% or less of any Class of securities issued by, the Depositor, the Mortgage Loan Sellers, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, any Mortgagor, any Companion Loan Holder (or, if applicable, its Companion Loan Holder Representative) or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Code Section 856(d)(3) if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Trust Certificates or Uncertificated Interest or 35% or more of the aggregate value of all Trust Interests), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and the Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer, the Trustee and the Certificate Administrator has been delivered to the Trustee and the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself, the Trustee and the Certificate Administrator has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

“Initial Interest Deposit Amount”: With respect to each Trust Loan that accrues interest on Actual/360 Basis, if the initial Distribution Date occurs in February (except during a leap year) or March, a cash amount equal to (i) if the initial Distribution Date is in February, one day of interest (except during a leap year), and (ii) if the initial Distribution Date is in March, two days of interest (or one day of interest during a leap year), in each case, at the related Net Mortgage Rate on the related Cut-off Date Balance of each such Trust Loan, which amount is required to be delivered by the related Mortgage Loan Seller to the Certificate Administrator on the Closing Date for deposit into the Interest Reserve Account pursuant to Section 1 of the related Mortgage Loan Purchase Agreement. For the avoidance of doubt, the initial Distribution Date does not occur in February or March and, accordingly, there will be no Initial Interest Deposit Amount with respect to any of the Trust Loans included in the Trust and all references to “Initial Interest Deposit Amount” in this Agreement shall be disregarded.

“Initial Month’s Interest Deposit Amount”: With respect to each Trust Loan, if any, that does not provide for a Monthly Payment in the month of the first Distribution Date, an amount that represents one-month’s interest accrued with respect to such Trust Loan at the related Mortgage Rate for the month preceding the month of the first Distribution Date, which amount, if any, is required to be delivered by the related Mortgage Loan Seller to the Master Servicer on the Closing Date for deposit into the Collection Account pursuant to Section 1 of the related Mortgage Loan Purchase Agreement. For the avoidance of doubt there is no Initial Month’s Interest Deposit Amount with respect any of the Trust Loans included in the Trust, and all references in this Agreement to “Initial Month’s Interest Deposit Amount” shall be disregarded.

“Initial Purchasers”: BMO Capital Markets Corp., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Academy Securities, Inc., Bancroft Capital, LLC, Blaylock Van, LLC and Drexel Hamilton, LLC.

“Initial Requesting Certificateholder”: The first Certificateholder or Certificate Owner of a Certificate (in either case, other than a Holder or Certificate Owner of the Class VRR Certificates) to deliver a Certificateholder Repurchase Request as described in Section 2.03(f) with respect to a Mortgage Loan. For the avoidance of doubt, there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan, and a Holder of a Class VRR Certificate may not be an Initial Requesting Certificateholder.

“Initial Schedule AL Additional File”: The data file containing additional information or schedules regarding data points in the Initial Schedule AL File and filed as Exhibit 103 to the Form ABS-EE or, if applicable, Form ABS-EE/A incorporated by reference in the Prospectus.

“Initial Schedule AL File”: The data file prepared by, or on behalf of, the Depositor and filed as Exhibit 102 to the Form ABS-EE or, if applicable, Form ABS-EE/A incorporated by reference in the Prospectus.

“Initial Uncertificated VRR Interest Owner”: The initial owner of the Uncertificated VRR Interest (if issued). For the avoidance of doubt, no Uncertificated VRR Interest will be issued, and all references in this Agreement to “Initial Uncertificated VRR Interest Owner” shall be disregarded.

“Inquiries”: As defined in Section 4.02(a) of this Agreement.

“Institutional Accredited Investor”: An entity that qualifies as an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act or any entity in which all of the equity owners qualify as “accredited investors” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act.

“Insurance Proceeds”: Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including an Outside Serviced Mortgage Loan) or Trust Subordinate Companion Loan (including any amounts paid by the Master Servicer pursuant to Section 3.07 of this Agreement); provided that, in the case of an Outside Serviced Mortgage Loan, “Insurance Proceeds” under this Agreement shall be limited to any related proceeds of the type described above in this definition that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement or, if no allocation is provided in the related Co-Lender Agreement, as allocated pursuant to the applicable Outside Servicing Agreement.

“Insurance Summary Report”: With respect to each Mortgage Loan, a report or other summary prepared either by the related Mortgage Loan Seller or a third party insurance consultant on behalf of the related Mortgage Loan Seller that provides a summary of all insurance policies covering the related Mortgaged Property(ies), identifying the insurance provider, applicable ratings of each such provider and the amount of coverage and any applicable deductible.

“Interest Accrual Amount”: (a) With respect to any Distribution Date and any Class of Non-Vertically Retained Principal Balance Certificates, an amount equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the related Certificate Balance outstanding immediately prior to such Distribution Date; and (b) with respect to any Distribution Date and a Class of the Class X Certificates, an amount equal to the Accrued Component Interest for the related Interest Accrual Period for the applicable Component (or, if there are multiple related Components, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of the respective Components) for such Class for such Interest Accrual Period. Calculations of interest for each Interest Accrual Period shall be made on 30/360 Basis.

“Interest Accrual Period”: With respect to any Distribution Date, the calendar month prior to the month in which such Distribution Date occurs.

“Interest Distribution Amount”: With respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates, an amount equal to (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall Carry-Forward, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall with respect to the Mortgage Pool allocated to such Class on such Distribution Date pursuant to Section 4.01(j).

“Interest Reserve Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.23 of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, and the Uncertificated Interest Owners, Interest Reserve Account” and which shall be an Eligible Account.

“Interest Shortfall Carry-Forward”: With respect to any Distribution Date for any Class of Non-Vertically Retained Regular Certificates, subject to increase as provided in Section 4.01(g) of this Agreement, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Non-Vertically Retained Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date, and (ii) in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

“Interested Person”: As of any date of determination, any party to this Agreement, any Mortgage Loan Seller, any applicable Directing Holder or Consulting Party, any Mortgagor, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.16 of this Agreement, or any Person actually known to a Responsible Officer of the Trustee or the Certificate Administrator to be an Affiliate of any of the preceding entities; and, with respect to a Defaulted Serviced Whole Loan, the related Other Depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the related Other Securitization Trust, the related Serviced Companion Loan Holder or its Companion Loan Holder Representative, any holder of a related mezzanine loan, or any Person actually known to a

Responsible Officer of the Trustee or the Certificate Administrator to be an Affiliate of any of the preceding entities.

“Interest-Only Trust Certificates”: Collectively, the Class X Certificates and any Loan-Specific Interest-Only Certificates.

“Investment”: Any direct or indirect ownership interest in any security, note or other financial instrument related to the Trust Certificates or issued or executed by a Mortgagor, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”: As defined in Section 3.07(a) of this Agreement.

“Investment Company Act”: The Investment Company Act of 1940, as it may be amended from time to time.

“Investment Decisions”: Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Master Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, or any Person on whose behalf the Master Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, has discretion in connection with Investments.

“Investor Certification”: A certificate representing that such Person executing the certificate is a Certificateholder, a Loan-Specific Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate or Loan-Specific Certificate (or any investment advisor or manager of the foregoing), an Uncertificated Interest Owner, the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner), a Risk Retention Consultation Party (to the extent such Risk Retention Consultation Party is not a Certificateholder or Certificate Owner) or a Serviced Companion Loan Holder or its Companion Loan Holder Representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s Website) pursuant to this Agreement, (A) (1) in the case of a Person that is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or a Loan- Specific Controlling Class Certificateholder, such Person is or is not a Borrower Party and such Person is or is not a Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such Person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, and (B) except in the case of a Serviced Companion Loan Holder or its Companion Loan Holder Representative, such Person has received a copy of the Prospectus, which certificate shall be substantially in the form of Exhibit M-1A, Exhibit M-1B, Exhibit M-1C, Exhibit M-1D or Exhibit M-1E to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or Loan-Specific Certificate, an Uncertificated Interest Owner or a Serviced Companion Loan Holder or its Companion Loan Holder Representative), (A) (1) such Person is not a Borrower Party or (2) in the case of the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such Person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such Person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, a Mortgage Loan Seller or an Affiliate of any of the foregoing and (C) such Person has received a copy of the Prospectus, which certificate shall be substantially in the form of Exhibit M-2A or Exhibit M-2B to this Agreement or in the form of an electronic certification (which may be a click-through confirmation) contained on the Certificate Administrator’s Website or the Master Servicer’s website. The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures. For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such Person (A) shall be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) shall not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

For purposes of clause (i)(A)(1) of this “Investor Certification” definition, in the case of a Whole Loan with a related Directing Holder or Consulting Party (other than a Risk Retention Consultation Party), such Directing Holder or Consulting Party, as applicable, will be required to certify also that it is or is not a borrower party, borrower restricted party, restricted holder or any other similar term that is applicable to such party under the related Co-Lender Agreement, and for such purposes references to “Borrower Party” will be deemed to refer also to such analogous term in the related Co-Lender Agreement.

The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, the Loan-Specific Controlling Class Representative or a Loan-Specific Controlling, such Person (A) shall be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) shall not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

“Investor Q&A Forum”: As defined in Section 4.02(a) of this Agreement.

“Investor Registry”: As defined in Section 4.02(a) of this Agreement.

“IRS”: The Internal Revenue Service.

“LCF”: Ladder Capital Finance LLC, a Delaware limited liability company, and its successors in interest.

“LCF Guarantor”: Collectively, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP.

“LCF Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between LCF, the LCF Guarantor and the Depositor.

“LCF Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by LCF to the Depositor and/or the Trust pursuant to the LCF Mortgage Loan Purchase Agreement and this Agreement.

“KBRA”: Kroll Bond Rating Agency, LLC or its successors in interest. If neither KBRA nor any successor remains in existence, “KBRA” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of KBRA herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Legal Fee Reserve Account”: The account created and maintained by the Certificate Administrator pursuant to Section 3.05(i), in the name of the “Legal Fee Reserve Account”, into which the amounts set forth in Section 5.05(i) shall be deposited directly and which must be an Eligible Account. The Legal Fee Reserve Account shall be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC.

“Liquidation Event”: With respect to any Trust Loan (or Serviced Whole Loan), any of the following events: (i) such Trust Loan (or Serviced Whole Loan) is paid in full; (ii) a Final Recovery Determination is made with respect to such Trust Loan (or Serviced Whole Loan); (iii) such Trust Loan is repurchased or substituted for by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Trust Loan is purchased or otherwise acquired by the Special Servicer, the Master Servicer, the Holders of the Controlling Class, Holders of a Loan-Specific Controlling Class, Holders of the Class R Certificates, or the Remaining Certificateholder, pursuant to Section 9.01 of this Agreement; (v) such Trust Loan (or Serviced Whole Loan) is purchased by the holder of a mezzanine loan or a Subordinate Companion Loan Holder pursuant to the related intercreditor agreement, Co-Lender Agreement or similar agreement; (vi) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (vii) such Trust Loan (or Serviced Whole Loan or relevant portion thereof) is purchased by any Person in accordance with Section 3.17 of this Agreement; or (viii) in the case of an Outside Serviced Mortgage Loan, such Mortgage Loan is liquidated by any party pursuant to terms analogous to those set forth in the preceding clauses contained in the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement. With respect to any REO Property (and the related REO Mortgage Loan or REO Companion Loan(s)), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased or otherwise acquired by the Master Servicer, the Special Servicer, Holders of the Controlling Class, Holders of the Class R Certificates or the Remaining Certificateholder pursuant to Section 9.01 of this Agreement; (iii) the taking of a REO Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (iv) such REO Property is purchased by the holder of a mezzanine loan or a Subordinate Companion Loan Holder pursuant to the related intercreditor agreement, Co-Lender Agreement or similar agreement; or (v) such REO Property is purchased by another party in accordance with Section 3.17 of this Agreement.

“Liquidation Expenses”: All customary, reasonable and necessary costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in connection with the liquidation of any Specially Serviced Loan or REO Property acquired in respect thereof or final payoff of a Corrected Loan (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes associated with such Mortgage Loan or Mortgaged Property).

“Liquidation Fee”: (i) With respect to each Specially Serviced Loan as to which the Special Servicer receives a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related Mortgagor, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted, or with respect to which a Loss of Value Payment is made, as contemplated by Section 2.03 of this Agreement, and (iii) with respect to any Specially Serviced Loan or any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) as to which the Special Servicer receives Liquidation Proceeds (including through a trustee’s sale, foreclosure sale or otherwise), Insurance Proceeds or Condemnation Proceeds, an amount calculated by the application of the applicable Liquidation Fee Rate to the related payment or proceeds (exclusive of any portion of such payoff or proceeds that represents Penalty Charges); provided that the Liquidation Fee with respect to such Specially Serviced Loan or REO Property shall be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” in this Agreement, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by the preceding proviso with respect to offset in connection with Excess Modification Fees and the next two (2) provisos, no Liquidation Fee will be less than $25,000 with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable); provided, further, that (a) the Liquidation Fee shall be zero with respect to any Serviced Mortgage Loan or Serviced Whole Loan or any Mortgaged Property purchased, repurchased or substituted for pursuant to clauses (iii) through (v) of the first sentence of the definition of Liquidation Event (unless with respect to (A) clause (iii), the applicable Mortgage Loan Seller does not repurchase or substitute for such Mortgage Loan until after more than 120 days following its receipt of notice or discovery of the Material Defect that gave rise to the particular repurchase or substitution obligation, and (B) clause (v), the applicable mezzanine loan holder (based on a purchase option set forth under the related intercreditor agreement) or the applicable Subordinate Companion Loan Holder (based on a purchase option set forth under the related Co-Lender Agreement) does not purchase such Serviced Mortgage Loan or Serviced Whole Loan within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable under the related intercreditor agreement or the related Co-Lender Agreement, as applicable) or pursuant to clauses (ii)or (iv) of the second sentence of the definition of Liquidation Event (unless with respect to clause (iv), the applicable mezzanine loan holder (based on a purchase option set forth under the related intercreditor agreement) or the applicable Subordinate Companion Loan Holder (based on a purchase option set forth under the related Co-Lender Agreement) does not purchase such REO Property within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable under the related intercreditor agreement or the related Co-Lender Agreement, as applicable), (b) the Liquidation Fee shall be zero with respect to any Serviced Mortgage Loan or Serviced Whole Loan or any Mortgaged Property with respect to which a Loss of Value Payment is made as contemplated by Section 2.03(a) of this Agreement unless the applicable Mortgage Loan Seller does not make the particular Loss of Value Payment with respect to such Mortgage Loan until after more than 120 days following its receipt of notice or discovery of the Material Defect that gave rise to the payment of the particular Loss of Value Payment, and (c) the Liquidation Fee with respect to each Serviced Mortgage Loan or REO Mortgage Loan repurchased or substituted for after more than 120 days following the Mortgage Loan Seller’s receipt of notice or discovery of a Material Defect shall be in an amount equal to the Liquidation Fee Rate of the outstanding principal balance of such Serviced Mortgage Loan or REO Mortgage Loan; provided, further that if a Serviced Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (a)(ii) of the definition of Specially Serviced Loan as a result of a payment default at maturity and the related Liquidation Proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related Mortgagor in connection with such liquidation. For the avoidance of doubt, no Liquidation Fee is payable in connection with an optional termination of the Trust (or any Trust Subordinate Companion Loan REMIC) pursuant to Section 9.01.

“Liquidation Fee Rate”: A rate equal to the lesser of (a) 1.0% (or 0.50% with respect to the Deptford Mall Mortgage Loan) or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable), such lesser rate as would result in a Liquidation Fee of $1,000,000; provided, however, that except as contemplated in the definition of “Liquidation Fee”, no Liquidation Fee with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) will be less than $25,000.

“Liquidation Proceeds”: The amount (other than Insurance Proceeds and Condemnation Proceeds) received in connection with (i) a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect to a Specially Serviced Loan, (ii) a Liquidation Event, (iii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.06(c) of this Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Mortgage Loan Seller), or (iv) the transfer of any Threshold Event Collateral to the related Whole Loan Custodial Account pursuant to Section 3.28(f) of this Agreement.

“Loan Agreement”: With respect to any Mortgage Loan or Serviced Whole Loan, the loan agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which such Mortgage Loan or Serviced Whole Loan was made.

“Loan Documents”: With respect to any Mortgage Loan, or Serviced Whole Loan, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan or Serviced Whole Loan, as applicable, or subsequently added to the related Mortgage File, and any related Co-Lender Agreement and/or intercreditor agreement.

“Loan Number”: With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any Sub-Servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

“Loan REMIC”: With respect to any Loan REMIC Held Mortgage Loan, the REMIC created under the related REMIC Declaration, which REMIC holds such Loan REMIC Held Mortgage Loan and other related assets. Because the Trust Fund will not include any Loan REMIC Held Mortgage Loan as of the Closing Date, there will be no Loan REMIC or related REMIC Declaration. Accordingly, all references in this Agreement to “Loan REMIC” shall be disregarded.

“Loan REMIC Held Mortgage Loan”: With respect to any Loan REMIC and the related Loan REMIC Regular Interest, the Mortgage Loan held by such Loan REMIC.

“Loan REMIC Regular Interest”: With respect to any Loan REMIC Held Mortgage Loan, a class of uncertificated regular interest issued by the related Loan REMIC. Because the Trust Fund will not include any Loan REMIC Held Mortgage Loan or Loan REMIC as of the Closing Date, there will be no Loan REMIC Regular Interest. Accordingly, all references in this Agreement to “Loan REMIC Regular Interest” shall be disregarded.

“Loan REMIC Residual Distribution Account:” The account or accounts created and maintained as a separate account or accounts by the Certificate Administrator pursuant to Section 3.05(d) of this Agreement, which shall be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class R, Loan REMIC Residual Distribution Account” and which must be an Eligible Account. The Loan REMIC Residual Distribution Account shall be held solely for the benefit of the Holders of the Class R Certificates. The Loan REMIC Residual Distribution Account shall be an asset of the Trust, but not an asset of any Trust REMIC. Because the Trust Fund will not include any Loan REMIC Held Mortgage Loan or Loan REMIC as of the Closing Date, there will be no Loan REMIC Residual Interest. Accordingly, there will be no Loan REMIC Residual Distribution Account and all references in this Agreement to “Loan REMIC Residual Distribution Account” shall be disregarded.

“Loan REMIC Residual Interest”: With respect to any Loan REMIC Held Mortgage Loan, the residual interest issue by the related Loan REMIC. Because the Trust Fund will not include any Loan REMIC Held Mortgage Loan or Loan REMIC as of the Closing Date, there will be no Loan REMIC Residual Interest. Accordingly, all references in this Agreement to “Loan REMIC Residual Interest” shall be disregarded.

“Loan-Related Litigation”: As defined in Section 3.33 of this Agreement.

“Loan-Specific Certificate Owner”: A Certificate Owner of any Global Certificate issued with respect to a Class of Loan-Specific Certificates.

“Loan-Specific Certificateholder”: With respect to any Loan-Specific Certificate, the Person whose name is registered in the Certificate Register (including, solely for the purposes of distributing reports, statements or other information pursuant to this Agreement, Loan-Specific Certificate Owners or potential transferees of Loan-Specific Certificates to the extent the Person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such Loan-Specific Certificate Owner or potential transferee); provided, however, that

(a)       solely for the purpose of giving any consent, approval, waiver or taking any action pursuant to this Agreement (including voting on amendments to this Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any such party, any Loan-Specific Certificate registered in the name of or beneficially owned by such party or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained;

(b)       solely for the purpose of giving any consent, approval, waiver or taking any action pursuant to this Agreement, any Loan-Specific Certificate beneficially owned by a Borrower Party shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Loan-Specific Controlling Class, any Loan-Specific Controlling Class Certificate owned by an Excluded Controlling Class Holder shall be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to giving consent and taking any action with respect to any related Excluded Controlling Class Mortgage Loan); and

(c)       if the Master Servicer, the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is a member of the Loan-Specific Controlling Class, it shall be permitted to act in such capacity and exercise all rights under this Agreement bestowed upon the Loan-Specific Controlling Class (other than, with respect to any Excluded

Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described in the proviso in parenthesis in clause (b) above).

For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under this Agreement other than with respect to an Excluded Special Servicer Mortgage Loan. For avoidance of doubt, no Loan-Specific Certificates shall be issued under this Agreement and, accordingly, there will be no Loan-Specific Certificateholders and all references to “Loan-Specific Certificateholder” and “Loan-Specific Certificateholders” in this Agreement shall be disregarded.

“Loan-Specific Certificates”: With respect to any Trust Subordinate Companion Loan, any commercial mortgage-backed securities issued under this Agreement (exclusive of the Class R certificates) evidencing an interest in such Trust Subordinate Companion Loan and any payments and collections thereon. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund. Accordingly, no Loan-Specific Certificates shall be issued under this Agreement and all references to “Loan-Specific Certificate” and “Loan-Specific Certificates” in this Agreement shall be disregarded.

“Loan-Specific Class X Strip Rate”:  With respect to each Loan-Specific Component for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the Net Mortgage Pass-Through Rate with respect to the applicable Trust Subordinate Companion Loan or any successor REO Companion Loan for such Distribution Date, over (ii) the Pass-Through Rate for the Corresponding Certificates for such Distribution Date. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund. Accordingly, no Loan-Specific Components shall be issued under this Agreement and all references to “Loan-Specific Class X Strip Rate” shall be disregarded.

“Loan-Specific Component”: With respect to any Class of Loan-Specific Interest-Only Certificates, a component thereof that accrues interest at the related Loan-Specific Class X Strip Rate on the related Loan-Specific Component Notional Amount. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund. Accordingly, no Loan-Specific Components shall be issued under this Agreement and all references to “Loan-Specific Component” in this Agreement shall be disregarded.

“Loan-Specific Component Notional Amount”: With respect to each Loan-Specific Component and any date of determination, an amount equal to the then outstanding Trust Subordinate Companion Loan Principal Balance of the Corresponding Trust Subordinate Companion Loan Regular Interest for that Loan-Specific Component. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund. Accordingly, no Loan-Specific Components shall be issued under this Agreement and all references to “Loan-Specific Component Notional Amount” in this Agreement shall be disregarded.

“Loan-Specific Consultation Termination Event”: With respect to any Trust Subordinate Companion Loan and the related Loan-Specific Certificates, the event that will (a) occur when none of the Classes of related Loan-Specific Control Eligible Certificates has a

Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount with respect to the related Trust Subordinate Companion Whole Loan then allocable to such Class, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Loan-Specific Control Eligible Certificates or (b) be deemed to occur if a Control Appraisal Period occurs or is deemed to occur under the related Co-Lender Agreement. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Consultation Termination Event” in this Agreement shall be disregarded.

“Loan-Specific Control Eligible Certificates”: With respect to any Trust Subordinate Companion Loan, the related Loan-Specific Principal Balance Certificates that could constitute the related Loan-Specific Controlling Class. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund. Accordingly, no Loan-Specific Control Eligible Certificates shall be issued under this Agreement and all references to “Loan-Specific Control Eligible Certificate” and “Loan-Specific Control Eligible Certificates” in this Agreement shall be disregarded.

“Loan-Specific Control Termination Event”: With respect to any Trust Subordinate Companion Loan and the related Loan-Specific Certificates, the event that will (a) occur when none of the Classes of related Loan-Specific Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount with respect to the related Trust Subordinate Companion Whole Loan then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Loan-Specific Control Eligible Certificates, and (b) be deemed to occur if a Control Appraisal Period occurs or is deemed to occur under the related Co-Lender Agreement. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Control Termination Event” in this Agreement shall be disregarded.

“Loan-Specific Controlling Class”: As of any time of determination, with respect to any Trust Subordinate Companion Loan and the related Loan-Specific Certificates, the most subordinate Class of related Loan-Specific Control Eligible Certificates then outstanding that has a Certificate Balance (as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount with respect to the related Trust Subordinate Companion Whole Loan then allocable to such Class) at least equal to 25% of the initial Certificate Balance of such Class. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Controlling Class” in this Agreement shall be disregarded.

“Loan-Specific Controlling Class Certificateholder”: With respect to any Trust Subordinate Companion Loan and the related Loan-Specific Certificates, any Holder (or Certificate Owner, if applicable) of a Loan-Specific Certificate of the related Loan-Specific Controlling Class as determined by the Certificate Administrator from time to time. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Controlling Class Certificateholder” and “Loan-Specific Controlling Class Certificateholders” in this Agreement shall be disregarded.

“Loan-Specific Controlling Class Representative”: With respect to any Trust Subordinate Companion Loan and the related Loan-Specific Certificates, the related Loan-Specific Controlling Class Certificateholder (or other representative) selected by at least a majority of the related Loan-Specific Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the related Loan-Specific Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Loan-Specific Controlling Class Representative is so selected or (iii) upon receipt of a notice from the related Loan-Specific Controlling Class Certificateholders that own related Loan-Specific Certificates representing more than 50% of the Certificate Balance of the Loan-Specific Controlling Class, that such Loan-Specific Controlling Class Representative is no longer designated, the applicable Loan-Specific Controlling Class Representative will be the related Loan-Specific Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the related Loan-Specific Controlling Class, as identified to the Certificate Administrator (who shall notify the Master Servicer, the Special Servicer and the Operating Advisor).  If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the related Loan-Specific Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the related Loan-Specific Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Loan-Specific Controlling Class Representative in respect of the subject Trust Subordinate Companion Loan and the related Loan-Specific Certificates until notified by the Certificate Administrator of the identity of such largest related Loan-Specific Controlling Class Certificateholder or otherwise notified of the identity of such Loan-Specific Controlling Class Representative as provided in this Agreement. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Controlling Class Representative” shall be disregarded.

“Loan-Specific HRR Interest”: With respect to any Trust Subordinate Companion Loan Securitization Transaction, any Class or, collectively, Classes of related Loan-Specific Certificates that constitute an “eligible horizontal residual interest” held by a “third-party purchaser” in accordance with Rule 7 of Regulation RR. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific HRR Interest” shall be disregarded.

“Loan-Specific HRR Interest Transfer Restriction Period”: With respect to any Loan-Specific HRR Interest, the period from the Closing Date to the earliest of: (i) the date that is latest of (A) the date on which the total unpaid principal balance of the related Trust Subordinate Companion Loan has been reduced to 33% of the Cut Off Date Balance of such Trust Subordinate Companion Loan, (B) the date on which the aggregate outstanding principal balance of the related Loan-Specific Certificates and any related Uncertificated Interest has been reduced to 33% of the aggregate outstanding principal balance of such Loan-Specific Certificates and any such Uncertificated Interest as of the Closing Date, and (C) two (2) years after the Closing Date; (ii) to the extent permitted under Regulation RR, the date on which the related Trust Subordinate

Companion Whole Loan (including the related Trust Subordinate Companion Loan) has been defeased in accordance with Rule 7(b)(8)(i) of Regulation RR; and (iii) the date on which Regulation RR has been officially repealed (and the related Trust Subordinate Companion Loan Securitization Transaction is not subject to any other applicable credit risk retention requirements under the Dodd Frank Act) or, based on a written opinion of counsel reasonably acceptable to the Depositor and the related Loan-Specific Retaining Sponsor, officially determined by the Regulatory Agencies to be no longer applicable to the related Trust Subordinate Companion Loan Securitization Transaction. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific HRR Interest Transfer Restriction Period” shall be disregarded.

“Loan-Specific Initial Purchaser”: Any broker-dealer that has entered into a certificate purchase agreement or equivalent agreement with the Depositor to purchase Loan-Specific Certificates for offering and resale in transactions exempt from the registration requirements of the Securities Act. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Initial Purchaser” and “Loan-Specific Initial Purchasers” shall be disregarded.

“Loan-Specific Interest-Only Certificates”: Loan-Specific Certificates that do not have a Certificate Balance and entitle Holders to distributions of interest (exclusive of Excess Interest) accrued on a notional amount. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Interest-Only Certificate” and “Loan-Specific Interest-Only Certificates” in this Agreement shall be disregarded.

“Loan-Specific Offering Circular”: Any offering document comparable to the Offering Circular to be used for the offering and sale of Loan-Specific Certificates in transactions exempt from the registration requirements of the Securities Act. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Offering Circular” and “Loan-Specific Offering Circulars” shall be disregarded.

“Loan-Specific Operating Advisor Consultation Trigger Event”: With respect to any Trust Subordinate Companion Whole Loan and the related Loan-Specific Certificates and any related Uncertificated Interest, any event that gives rise to consultation rights on the part of the Operating Advisor specifically with respect to the related Trust Subordinate Companion Whole Loan but not any other Mortgage Loan or Whole Loan. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Operating Advisor Consultation Trigger Event” shall be disregarded.

“Loan Specific Principal Balance Certificates”: With respect to any Trust Subordinate Companion Loan, any related Loan-Specific Certificates with a Certificate Balance.

For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund. Accordingly, no Loan-Specific Certificates (including Loan-Specific Principal Balance Certificates) shall be issued under this Agreement and all references to “Loan-Specific Principal Balance Certificate” and “Loan-Specific Principal Balance Certificates” in this Agreement shall be disregarded.

“Loan-Specific Retaining Sponsor”: With respect to any Trust Subordinate Companion Loan Securitization Transaction, the applicable “retaining sponsor” (as defined in Rule 2 of Regulation RR) for such “securitization transaction” (as defined in Rule 2 of Regulation RR). For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Retaining Sponsor” shall be disregarded.

“Loan-Specific Scheduled Principal Distribution Amount”: With respect to any Trust Subordinate Companion Loan and the related Loan-Specific Certificates and any related Loan-Specific Uncertificated Interest for any Distribution Date, the aggregate of the principal portions of (a) all Monthly Payments (which do not include Balloon Payments) with respect to such Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), due or deemed due during or, if and to the extent not previously received or advanced and distributed to the related Loan-Specific Certificateholders and/or Loan-Specific Uncertificated Interest Owner on a preceding Distribution Date, prior to the related Collection Period, in each case (i) to the extent paid by the related Mortgagor as of the related Determination Date or (ii) advanced by the Master Servicer or the Back-Up Advancing Agent, as applicable, in respect of such Distribution Date, and (b) all Balloon Payments allocable to such Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) to the extent received during the related Collection Period, and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the related Loan-Specific Certificateholders and/or Loan-Specific Uncertificated Interest Owner on a preceding Distribution Date. The Loan-Specific Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a Mortgagor with respect to the related Trust Subordinate Companion Loan, including late payments in respect of a delinquent Balloon Payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Back-Up Advancing Agent, as the case may be, for prior P&I Advances. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates or Loan-Specific Uncertificated Interests shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Scheduled Principal Distribution Amount” shall be disregarded.

“Loan-Specific Third Party Purchaser”: Any “third-party purchaser” or “subsequent third-party purchaser” (each within the meaning of Rule 7 of Regulation RR) that is the holder of risk retention in the form of an “eligible horizontal residual interest” in accordance with Rule 7 of Regulation RR as part of an EHRI Trust Subordinate Companion Loan Securitization. For the avoidance of doubt, no Trust Subordinate Companion Loans will be part of an EHRI Trust Subordinate Companion Loan Securitization. Accordingly, all references to “Loan-Specific Third Party Purchaser” shall be disregarded.

“Loan-Specific Uncertificated Interest”: With respect to any Trust Subordinate Companion Loan, any uncertificated Loan-Specific VRR Interest issued under this Agreement constituting an interest in such Trust Subordinate Companion Loan and any payments and collections thereon. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund. Accordingly, no Loan-Specific Uncertificated Interests shall be issued under this Agreement and all references to “Loan-Specific Uncertificated Interest” and “Loan-Specific Uncertificated Interests” in this Agreement shall be disregarded.

“Loan-Specific Uncertificated Interest Owner”: The owner of a Loan-Specific Uncertificated Interest from time to time. For the avoidance of doubt, no Loan-Specific Uncertificated Interests will be issued under this Agreement. Accordingly, there will be no Loan-Specific Uncertificated Interest Owners and all references to “Loan-Specific Uncertificated Interest Owner” and “Loan-Specific Uncertificated Interest Owners” in this Agreement shall be disregarded.

“Loan-Specific Unscheduled Principal Distribution Amount”: With respect to any Trust Subordinate Companion Loan and the related Loan-Specific Certificates and any related Loan-Specific Uncertificated Interest for any Distribution Date, the aggregate of: (a) all prepayments of principal received on such Trust Subordinate Companion Loan during the related Collection Period; and (b) any other collections (exclusive of payments by the related Mortgagor) received on such Trust Subordinate Companion Loan and, to the extent allocable to such Trust Subordinate Companion Loan, any related REO Property during the related Collection Period whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from any related REO Property or otherwise, that were identified and applied by the Master Servicer or Special Servicer, as applicable, as recoveries of previously unadvanced principal of such Trust Subordinate Companion Loan. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates or Loan-Specific Uncertificated Interests shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Unscheduled Principal Distribution Amount” shall be disregarded.

“Loan-Specific Voting Rights”: With respect to the Loan-Specific Certificates relating to any particular Trust Subordinate Companion Loan, the portion of the voting rights of all of such Loan-Specific Certificates in the aggregate that is allocated to any such Loan-Specific Certificate or Class of such Loan-Specific Certificates. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific Voting Rights” shall be disregarded.

“Loan-Specific VRR Interest”: With respect to any Trust Subordinate Companion Loan Securitization Transaction, any Uncertificated Interest and/or Class or, collectively, Classes of related Loan-Specific Certificates that constitute an “eligible vertical interest” (within the meaning of Rule 2 of Regulation RR). For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific VRR Interest” shall be disregarded.

“Loan-Specific VRR Interest Transfer Restriction Period”: With respect to any Loan-Specific VRR Interest, the period from the Closing Date to the earliest of: (i) the date that is latest of (A) the date on which the total unpaid principal balance of the related Trust Subordinate Companion Loan has been reduced to 33% of the Cut Off Date Balance of such Trust Subordinate Companion Loan, (B) the date on which the aggregate outstanding principal balance of the related Loan-Specific Certificates and any related Uncertificated Interest has been reduced to 33% of the aggregate outstanding principal balance of such Loan-Specific Certificates and any such Uncertificated Interest as of the Closing Date, and (C) two (2) years after the Closing Date; and (ii) the date on which Regulation RR has been officially repealed (and the related Trust Subordinate Companion Loan Securitization Transaction is not subject to any other applicable credit risk retention requirements under the Dodd Frank Act) or, based on a written opinion of counsel reasonably acceptable to the Depositor and the related Loan-Specific Retaining Sponsor, officially determined by the Regulatory Agencies to be no longer applicable to the related Trust Subordinate Companion Loan Securitization Transaction. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Loan-Specific VRR Interest Transfer Restriction Period” shall be disregarded.

“Loan-to-Value Ratio”: With respect to any Mortgage Loan or Serviced Whole Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

“Lock-Box Account”: With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan or Serviced Whole Loan to receive rental or other income generated by the Mortgaged Property. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Serviced Whole Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon.

“Lock-Box Agreement”: With respect to any Mortgage Loan or Serviced Whole Loan, the lock-box or other similar agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which the related Lock-Box Account, if any, may have been established.

“Loss of Value Payment”: As defined in Section 2.03(a) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.05(g) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of the Grantor Trust or any Trust REMIC.

“Lower-Tier Principal Balance”: The principal amount of any Lower-Tier Regular Interest outstanding as of any date of determination. As of the Closing Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall equal the original Lower-Tier Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the

Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Lower-Tier Regular Interest on such Distribution Date pursuant to Section 4.01(a)(ii) of this Agreement, and shall be further permanently reduced on such Distribution Date by all applicable Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(f) of this Agreement, such that at all times the Lower-Tier Principal Balance of a Lower-Tier Regular Interest shall equal the Certificate Balance of the Corresponding Certificates. The Lower-Tier Principal Balance of any Lower-Tier Regular Interest may be increased on a particular Distribution Date as and to the extent contemplated by Section 4.01(g) of this Agreement.

“Lower-Tier Regular Interests”: The respective classes of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Lower-Tier REMIC, designated as the Class LA-1, Class LA-2, Class LA-3, Class LA-S, Class LB, Class LC, Class LD, Class LE-RR, Class LF-RR, Class LG-RR, Class LJ-RR Lower Tier Regular Interests and, if issued, the Class LVRR and LUVRR Lower-Tier Regular Interests.

“Lower-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Mortgage Loans and collections thereon (other than Excess Interest and the assets held by the Loan REMIC), any Loan REMIC Regular Interest, any related REO Property (or a beneficial interest in the applicable portion of the “REO Property” under the applicable Outside Servicing Agreement related to any Outside Serviced Mortgage Loan) acquired in respect thereof and all proceeds of such REO Property allocable to the related Mortgage Loan (other than any such assets held by the Loan REMIC), other property of the Trust Fund related thereto and amounts (other than Excess Interest and any interest or other income earned thereon) held in respect thereof from time to time in the Collection Account, any Serviced Whole Loan Custodial Account, the Interest Reserve Account and the related REO Account, and amounts held from time to time in the Lower-Tier REMIC Distribution Account and the Excess Liquidation Proceeds Reserve Account, in each case excluding the beneficial interest of any Companion Loan Holder in an REO Property and any amounts allocable to the Companion Loans and any interest or other income earned on such amounts allocable to the Companion Loans. Any Threshold Event Collateral posted by a Serviced Subordinate Companion Loan Holder will be part of the Trust Fund but not part of the Grantor Trust or any Trust REMIC.

“Lower-Tier REMIC Distribution Account”: The account or accounts created and maintained as a separate account (or separate sub-account within the same account as the Upper-Tier REMIC Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, and the Uncertificated Interest Owners, Lower-Tier REMIC Distribution Account” and which must be an Eligible Account. The Lower-Tier REMIC Distribution Account shall be an asset of the Lower-Tier REMIC.

“Lower-Tier Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Lower-Tier REMIC and evidenced by the Class R Certificates.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: Collectively:

(a)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(b)       any modification, consent to a modification or waiver of any monetary term (including, without limitation, reserve amounts and cash flow triggers, but excluding Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to this Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the Maturity Date or Anticipated Repayment Date, as applicable, of any Serviced Loan;

(c)       any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

(d)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property or any approval of a Mortgagor’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the Mortgagor under the related Loan Documents;

(e)       any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan, or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(f)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgagor (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt by a Mortgagor or mezzanine debt by a direct or indirect parent of a Mortgagor, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the related loan agreement and without the consent of the lender under the related loan agreement and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt will not be a matter of lender discretion) ;

(g)       any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Loan Documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $10,000,000, or (ii) the successor property manager is affiliated with the related Mortgagor;

(h)       any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a Mortgagor or guarantor releasing a Mortgagor or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(i)       any acceleration of a Serviced Loan or the exercise of any other remedy following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Loan Documents or with respect to the related Mortgagor or Mortgaged Property;

(j)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Specially Serviced Loan”;

(k)       any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Trust is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the Holders of the Control Eligible Certificates or the applicable Loan-Specific Control Eligible Certificates, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(l)       any determination of an Acceptable Insurance Default;

(m)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any Mortgagor of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(n)       in the case of any Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a Mortgagor’s ability to make payments with respect to such Specially Serviced Loan;

(o)       agreeing to any modification, waiver, consent or amendment of the related Serviced Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the Mortgagor or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Loan, (ii) a modification of the type of defeasance collateral required under the related Loan Documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable Loan Documents do not otherwise permit such principal prepayment; and

(p)       determining whether to permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease other than pursuant to the specific terms of the Serviced Loan and for which there is no lender discretion;

provided, for the avoidance of doubt, that any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision shall constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance; and, provided, further, that, in the case of a Serviced Outside Controlled Whole Loan, “Major Decision” shall have the meaning as such term or any analogous term is assigned in the related Co-Lender Agreement. For the avoidance of doubt, the Controlling Class Representative shall have no consent or consultation rights with respect to Major Decisions with respect to any Excluded Mortgage Loan.

“Major Decision Reporting Package”: With respect to any Major Decision, (a) a written report prepared by the Special Servicer describing in reasonable detail (i) the background and circumstances requiring action of the Special Servicer, (ii) the proposed course of action recommended, and (iii) information regarding any direct or indirect conflict of interest in the subject action, and (b) all information in the Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under this Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (a)(i) and (a)(ii) above in the form of an Asset Status Report.

“Majority-Owned Affiliate”: A “majority-owned affiliate” as defined under Regulation RR.

“Manager”: With respect to any Mortgage Loan or Serviced Whole Loan, any property manager for the related Mortgaged Properties.

“Master Servicer”: Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, or its successor in interest, or any successor Master Servicer appointed as herein provided.

“Master Servicer Decision” means, with respect to a Serviced Mortgage Loan or a Serviced Whole Loan that is not a Specially Serviced Loan:

(a)       any decision or Mortgagor request with respect to:

(i)	defeasances,

(ii)	collections, record keeping, reporting, payment processing and Companion Loan paying agent functions,
(iii)	inspections of Mortgaged Properties,
(iv)	property insurance and tax matters,
(v)	subjecting the related Mortgaged Property to an easement, right of way or similar agreement for utilities, access, parking, public improvements, or another purpose that, in each case, does not materially affect the use or value of the Mortgaged Property or the Mortgagor’s ability to make payments with respect to the related Mortgage Loan (including a consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement),
(vi)	Advances (including nonrecoverability determinations), and
(vii)	any note-splitting amendment to a Co-Lender Agreement, and

(b)       any decision the Master Servicer is to make under this Agreement with respect to:

(i)	notices of a material default, Material Defect, or Repurchase Request,
(ii)	general servicing of the Serviced Loans or Serviced Whole Loans other than:
1.	any Mortgagor request not specified in the immediately preceding clause (a) including approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit (including the funding or disbursement of any such amounts with respect to any of the Specified Mortgage Loans), unless such request relates to (a) customary tax and insurance releases, (b) any other routine and/or customary escrow and reserve fundings or disbursements of amounts less than $225,000, or (c) any request for a funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer;
2.	approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any Mortgagor defaults relating to any ground lease, and (ii) all other leases in excess of the lesser (individually or in the aggregate based on all leases with the same tenant at the applicable Mortgaged Property) of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is reviewable by the lender under the related Loan documents;

3.	a decision to modify or take action (or to refrain from taking action) under any provisions regarding cash trap and lease sweep triggers, removal of a property manager or allocation of casualty or condemnation proceeds;
4.	the calculation of the loan-to-value ratio in connection with any principal prepayment or property release or substitution;
5.	unless required by the related Loan Documents, a decision to modify any covenant setting reserve level requirements or a decision that a Mortgagor has failed to increase reserve requirements as required by the related Loan Documents;
6.	any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related Loan Documents and there is no lender discretion provided for in the related Loan Documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related Loan Documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property; or
7.	any decision or Mortgagor request related to approving annual budgets or operating statements for the related Mortgaged Property,
(iii)	investment of funds held in accounts held by the Master Servicer,
(iv)	the Master Servicer’s compensation, including waivers of compensation due the Master Servicer,
(v)	administration of the Master Servicer’s website,
(vi)	whether a Servicing Transfer Event has occurred with respect to such Serviced Mortgage Loan or Serviced Whole Loan,
(vii)	consulting with Companion Loan Holders,
(viii)	Sub-Servicing Agreements pursuant to Section 3.01(c), and

(ix) Litigation Control pursuant to Section 3.33.

“Master Servicer Remittance Date”: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

“Master Servicer Servicing Personnel”: The divisions and individuals of the Master Servicer who are involved in the performance of the duties of the Master Servicer under this Agreement.

“Material Breach”: As defined in Section 2.03(a) of this Agreement.

“Material Defect”: With respect to any Trust Loan, a Material Breach or a Material Document Defect, as the case may be, with respect to such Trust Loan.

“Material Document Defect”: As defined in Section 2.03(a) of this Agreement.

“Maturity Date”: With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule; and with respect to each Serviced Companion Loan, the Maturity Date for the related Mortgage Loan.

“Mediation Rules”: As defined in Section 2.03(h)(i) of this Agreement.

“Mediation Services Provider”: As defined in Section 2.03(h)(i) of this Agreement.

“Modification Fees”: With respect to any Serviced Loan, any and all fees collected from the related Mortgagor with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer, other than (a) any loan service transaction fees, Assumption Fees, Consent Fees or assumption application fees and (b) any fee in connection with a defeasance of such Serviced Loan.

“Modified Asset”: Any Serviced Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.24 of this Agreement in a manner that:

(a)       affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Serviced Loan);

(b)       except as expressly contemplated by the related Loan Documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

(c)       in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Serviced Loan or materially reduces the likelihood of timely payment of amounts due thereon.

“Monthly Payment”: With respect to any Mortgage Loan or Serviced Companion Loan, as applicable (other than any REO Mortgage Loan or REO Companion Loan), and any Due

Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate, which is payable by the related Mortgagor on such Due Date under the related Note or Notes, exclusive of any Balloon Payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its respective Maturity Date and with respect to which the Special Servicer has not entered into an extension, shall be the monthly payment that would otherwise have been payable on such Due Date had the related Note not been discharged or the related Maturity Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

“Moody’s”: Moody’s Investors Service, Inc. or its successors in interest. If neither Moody’s nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated

“Morningstar DBRS”: DBRS, Inc. or its successors in interest. If neither DBRS, Inc., nor any successor remains in existence, “Morningstar DBRS” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Morningstar DBRS herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing the Note(s) evidencing a Mortgage Loan or Whole Loan.

“Mortgage File”: With respect to any Mortgage Loan or the related Serviced Whole Loan, subject to Section 2.01(b), collectively the following documents:

(1)       (A) the original executed Note for such Mortgage Loan (and, in the case of a Mortgage Loan that is a part of a Trust Subordinate Companion Whole Loan, the original executed Mortgage Note for the related Trust Subordinate Companion Loan), endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of “Computershare Trust Company, National Association, as Trustee, on behalf of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 and the Uncertificated Interest Owners” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable Mortgage Loan Seller) (or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note), and (B) if such Mortgage Loan is part of a Serviced Whole

Loan, a copy of the executed Note for each related Serviced Companion Loan held outside the Trust;

(2)       an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(3)       an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(4)       an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of “Computershare Trust Company, National Association, as Trustee, on behalf of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 and the Uncertificated Interest Owners; and [IF THE SUBJECT MORTGAGE LOAN IS PART OF A WHOLE LOAN: the holder of the related Serviced Companion Loan, as their interests may appear]” or in blank, or a copy of such assignment if the related Mortgage Loan Seller or its designee, rather than the Trustee, is responsible for recording such assignment; provided, however, that with respect to a Servicing Shift Mortgage Loan, each such assignment shall be executed in blank until the earliest of (A) the related Servicing Shift Date, (B) such Servicing Shift Mortgage Loan becoming a Specially Serviced Mortgage Loan, and (C) 180 days after the Closing Date;

(5)       the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), in favor of “Computershare Trust Company, National Association, as Trustee, on behalf of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 and the Uncertificated Interest Owners; and [IF THE SUBJECT MORTGAGE LOAN IS PART OF A WHOLE LOAN: the holder of the related Serviced Companion Loan, as their interests may appear]”; provided, however, that with respect to a Servicing Shift Mortgage Loan, each such assignment shall be executed in blank until the earliest of (A) the related Servicing Shift Date, (B) such Servicing Shift Mortgage Loan becoming a Specially Serviced Mortgage Loan, and (C) 180 days after the Closing Date;

(6)       originals or copies of final written modification agreements in those instances where the terms or provisions of the Note for such Mortgage Loan (or, if applicable, any Note of a Serviced Whole Loan) or the related Mortgage have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(7)       the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a “marked-up” pro forma title policy marked as binding and executed by an authorized representative of the title insurer or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title insurer) to issue such title insurance policy;

(8)       an original or copy of the related Ground Lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(9)       an original or copy of the related Loan Agreement, if any;

(10)     an original of any guaranty under such Mortgage Loan or the related Serviced Whole Loan, if any;

(11)     an original or copy of the lock box agreement or cash management agreement relating to such Mortgage Loan or the related Serviced Whole Loan, if any;

(12)     an original or copy of the environmental indemnity from the related Mortgagor, if any;

(13)     an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(14)     an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (5)), in favor of “Computershare Trust Company, National Association, as Trustee, on behalf of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 and the Uncertificated Interest Owners; and [IF THE SUBJECT MORTGAGE LOAN IS PART OF A WHOLE LOAN: the holder of the related Serviced Companion Loan, as their interests may appear]”; provided, however, that with respect to a Servicing Shift Mortgage Loan, each such assignment shall be executed in blank until the earliest of (A) the related Servicing Shift Date, (B) such Servicing Shift Mortgage Loan becoming a Specially Serviced Mortgage Loan, and (C) 180 days after the Closing Date;

(15)     any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the Trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(16)     in the case of any Mortgage Loan or the related Serviced Whole Loan as to which there exists a related mezzanine loan, the original or a copy of the related intercreditor agreement;

(17)     an original or copy of any related environmental insurance policy;

(18)     a copy of any letter of credit relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof (with the original to be delivered to the Master Servicer);

(19)     copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the Trust or the Trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the Trust or Trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice shall be delivered by the related Mortgage Loan Seller to the Custodian for inclusion in the Mortgage File within the time period set forth in the penultimate paragraph of Section 2.01(b)), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the Master Servicer) and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof; and

(20)     in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that, whenever the term “Mortgage File” is used to refer to documents actually received by the Certificate Administrator or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. For the avoidance of doubt, references to the Mortgage File for any Trust Subordinate Companion Loan shall refer to the Mortgage File for the related Mortgage Loan, and shall include the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan.

“Mortgage Loan”: Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund (other than any Trust Subordinate Companion Loan(s)), the mortgage loan(s) originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date. Such term shall include any Specially Serviced Mortgage Loan, REO Mortgage Loan or defeased Mortgage Loan and each Outside Serviced Mortgage Loan (but not the Companion Loans). For the avoidance of doubt, no Retained Defeasance Rights and Obligations will be part of a “Mortgage Loan” or an asset of the Trust. Notwithstanding anything to the contrary in this Agreement, with respect to each Co-sponsored Mortgage Loan (which consists of two or more separate Notes contributed to the Trust by the related Applicable Co-sponsors), the term “Mortgage Loan” shall mean the entire such Co-sponsored Mortgage Loan, except that for the purposes of determining any rights or obligations of any related Applicable Co-sponsor with respect to such Co-sponsored Mortgage Loan under this Agreement or such Applicable Co-sponsor’s Mortgage Loan Purchase Agreement, except as otherwise provided in Section 11.02(b), the term “Mortgage Loan” shall refer to the portion of such Co-sponsored Mortgage Loan evidenced by the related Note(s) contributed to the Trust by such Applicable Co-sponsor and such promissory note(s) shall be treated like a separate Mortgage Loan.

“Mortgage Loan Purchase Agreement”: The 3650 Capital Mortgage Loan Purchase Agreement, the BMO Mortgage Loan Purchase Agreement, the BSPRT Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement, the LCF Mortgage Loan Purchase Agreement, the SGFC Mortgage Loan Purchase Agreement, the UBS AG Mortgage Loan Purchase Agreement, the WFB Mortgage Loan Purchase Agreement or the ZBNA Mortgage Loan Purchase Agreement, as applicable.

“Mortgage Loan Schedule”: The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

(i)                              the Loan Number;

(ii)                           the street address (including city, state and zip code) and name of the related Mortgaged Property;

(iii)                        the Cut-Off Date Balance;

(iv)                       the original Mortgage Rate;

(v)                          the (A) remaining term to maturity/ARD and (B) Maturity Date/ARD;

(vi)                       in the case of a Balloon Loan, the remaining amortization term;

(vii)                    the Servicing Fee Rate (which may be presented as consisting of the following separate components: “Master Servicing Fee Rate”, “Primary Servicing Fee Rate”, “Subservicing Fee Rate” and “Outside Servicing Fee Rate”) (separately identifying any primary servicing fee rate or subservicing fee rate included in the Servicing Fee Rate);

(viii)                 the Mortgage Loan Seller(s);

(ix)                         whether the Mortgage Loan is cross-collateralized and the cross-collateralized group it belongs to;

(x)                            whether the Mortgage Loan is an ARD Mortgage Loan;

(xi)                         the ARD Mortgage Loan final Maturity Date, if applicable;

(xii)                      the Revised Rate, if applicable;

(xiii)                   whether such Mortgage Loan is part of a Serviced Whole Loan, in which case the information required by clauses (iii), (iv), (v), (vi) and (vii) above shall also be set forth for the Serviced Companion Loan in the related Serviced Whole Loan; and:

(xiv)       whether the related Mortgaged Property is in a flood zone and, if applicable, the flood zone code thereof.

“Mortgage Loan Seller”: Each of 3650 Capital, BMO, BSPRT, GSMC, LCF, SGFC, UBS AG, WFB, ZBNA and their respective successors in interest.

“Mortgage Loan Seller Sub-Servicer”: A Sub-Servicer required to be retained by the Master Servicer by a Mortgage Loan Seller, as listed on Exhibit S to this Agreement, or any successor thereto.

“Mortgage Pool”: All of the Mortgage Loans and any successor REO Mortgage Loans, collectively. The Mortgage Pool does not include the Companion Loans or any related REO Companion Loans.

“Mortgage Rate”: With respect to any Mortgage Loan (including an REO Mortgage Loan) or Serviced Companion Loan (including an REO Companion Loan), the per annum rate at which interest accrues (or, if and while it is an REO Mortgage Loan or REO Companion Loan, is deemed to accrue) on such Mortgage Loan or Serviced Companion Loan, as the case may be (which, in the case of the Mountain Industrial Portfolio Mortgage Loan or any related Companion Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan or Companion Loan), as stated in the related Note or Co-Lender Agreement, in each case without giving effect to the Default Rate, any Excess Interest or any Revised Rate with respect to such Mortgage Loan or Serviced Companion Loan, as the case may be.

“Mortgaged Property”: The underlying property securing a Mortgage Loan and the related Companion Loan(s), including any REO Property (including with respect to an Outside Serviced Mortgage Loan), consisting of a fee simple estate, and, with respect to certain Mortgage Loans and any related Companion Loan(s), a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

“Mortgagor”: The obligor or obligors on a Note evidencing a Trust Loan and any related Note(s) in favor of any related Companion Loan Holder(s), including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under such Note evidencing a Trust Loan and any such Note(s) in favor of any related Companion Loan Holder(s).

“Mortgagor Accounts”: As defined in Section 3.07(a) of this Agreement.

“MTN 2026-LPFX TSA”: The Trust and Servicing Agreement, dated as of May 13, 2026, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as servicer, BSP Special Servicer, LLC, as special servicer, Computershare Trust Company, National Association, as trustee and as certificate administrator, and Park Bridge Lender Services LLC as operating advisor, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the

MTN Commercial Mortgage Trust 2026-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2026-LPFX were issued.

“Net Condemnation Proceeds”: The Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property; provided that, in the case of an Outside Serviced Mortgage Loan, “Net Condemnation Proceeds” under this Agreement shall be limited to any related Condemnation Proceeds that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Net Insurance Proceeds”: Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with the Servicing Standard, or with respect to the environmental insurance policy, applied to pay any costs, expenses, penalties, fines or similar items; provided that, in the case of an Outside Serviced Mortgage Loan, “Net Insurance Proceeds” under this Agreement shall be limited to any related Insurance Proceeds that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Net Liquidation Proceeds”: The Liquidation Proceeds received by the Trust Fund with respect to any Mortgage Loan or Serviced Whole Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of Liquidation Expenses incurred with respect thereto.

“Net Mortgage Rate”: With respect to any Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), the per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate.

“Net Mortgage Pass-Through Rate”: (a) With respect to any Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest)

during the one month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date. However, with respect to each Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2027 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, shall be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; and (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2027, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, shall be deemed to include any related Initial Interest Deposit Amount(s) and/or Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account or the related Trust Subordinate Companion Loan REMIC Distribution Account for distribution on such Distribution Date; and (iii) with respect to any such Mortgage Loan or Trust Subordinate Companion Loan that does not provide for a Monthly Payment in July 2026, the related Net Mortgage Pass-Through Rate for the initial Distribution Date in July 2026, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, shall be deemed to include the related Initial Month’s Interest Deposit Amount (adjusted to the related Net Mortgage Rate). In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date shall be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Mortgage Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property. With respect to any Loan REMIC Held Mortgage Loan, the computations set forth above shall be made with respect to the related Loan REMIC Regular Interest instead of with respect to such Loan REMIC Held Mortgage Loan.

“Net Operating Income”: With respect to any Mortgaged Property, for any Mortgagor’s fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of “Net Operating Income” approved from time to time endorsed and put forth by CREFC®.

“Net REO Proceeds”: With respect to each REO Property and any related REO Mortgage Loan or REO Companion Loan, REO Proceeds received by the Trust Fund with respect to such REO Property, REO Mortgage Loan or REO Companion Loan (other than the proceeds of a liquidation thereof), net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.16(b) of this Agreement; provided that, in the case of an REO Property that relates to an Outside Serviced Mortgage Loan,

“Net REO Proceeds” under this Agreement shall be limited to any REO Proceeds that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

“NMWHFIT”: A “non-mortgage widely held fixed investment trust” as that term is defined in Treasury Regulation Section 1.671-5(b)(12) or any successor provisions.

“Non-Book Entry Certificates”: As defined in Section 5.02(c)(iii) of this Agreement.

“Non-Conforming Policy”: As defined in Section 3.08(a) of this Agreement.

“Non-Exempt Person”: Any Person other than a Person who either (i) is a U.S. person or (ii) has provided to the Certificate Administrator for the relevant year such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Certificate Administrator to make such payments free of any obligation or liability for withholding, provided that duly executed form(s) provided to the Certificate Administrator pursuant to Section 5.03(o)(ii), shall be sufficient to evidence that such providing Person is not a Non-Exempt Person.

“Non-Reduced Certificates”: As of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of such Class of Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any applicable Realized Losses previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of that Class of Certificates as of such date of determination.

“Non-Reduced Loan-Specific Certificates”: As of any date of determination, any Class of Loan-Specific Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Loan-Specific Principal Balance Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of such Class of Loan-Specific Principal Balance Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Loan-Specific Principal Balance Certificates as of the date of determination and (z) any applicable Realized Losses previously allocated to such class of Loan-Specific Principal Balance Certificates, is equal to or greater than (b) 25% of the remainder of (i)

the initial Certificate Balance of such Class of Loan-Specific Principal Balance Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of such Class of Loan-Specific Principal Balance Certificates as of such date of determination. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund and no Loan-Specific Certificates shall be issued under this Agreement. Accordingly, all references to “Non-Reduced Loan-Specific Certificate” and “Non-Reduced Loan-Specific Certificates” in this Agreement shall be disregarded.

“Non-Specially Serviced Loan”: A Trust Loan that is not, and is not part of, a Specially Serviced Loan.

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.03(f) of this Agreement.

“Non-U.S. Tax Person”: A person other than a U.S. Tax Person.

“Non-Vertically Retained Available Funds”: With respect to any Distribution Date, an amount equal to the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date.

“Non-Vertically Retained Certificates”: All Certificates other than, if issued, the Class VRR Certificates.

“Non-Vertically Retained Percentage”: An amount expressed as a percentage equal to 100% less the Vertically Retained Percentage. For the avoidance of doubt, at all times, the sum of the Vertically Retained Percentage and the Non-Vertically Retained Percentage shall equal 100%.

“Non-Vertically Retained Principal Balance Certificates”: All Non-Vertically Retained Certificates that are also Principal Balance Certificates.

“Non-Vertically Retained Regular Certificates”: The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, collectively.

“Non-Vertically Retained Yield Maintenance Charge”: As defined in Section 4.01(d)(ii) of this Agreement.

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance or Nonrecoverable Property Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in Sections 3.20 and 4.06, the definition of Nonrecoverable P&I Advance or the definition of Nonrecoverable Property Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late collections or any other recovery on or in respect of the related Trust Loan or Serviced Whole Loan or REO Property (or the Trust’s interest therein), as applicable, or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed

Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the applicable Trust Loan(s) and REO Property or Properties (or the Trust’s interest therein), as applicable. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will be made based on, among other things, the subordinate nature of such Trust Subordinate Companion Loan to the related Mortgage Loan and the related Pari Passu Companion Loans.

“Nonrecoverable P&I Advance”: With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any successor REO Companion Loan with respect thereto), any P&I Advance previously made or proposed to be made in respect of such Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any successor REO Companion Loan with respect thereto), as applicable, or a related REO Mortgage Loan by the Master Servicer or the Back-Up Advancing Agent, which P&I Advance such party or the Special Servicer has determined pursuant to and in accordance with Section 4.06 of this Agreement, would not or will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or such Trust Subordinate Companion Loan (or any successor REO Companion Loan with respect thereto), as the case may be.

“Nonrecoverable Property Advance”: Any Property Advance (including any Emergency Advance) previously made or proposed to be made in respect of a Serviced Mortgage Loan, Serviced Whole Loan or REO Property by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, which Property Advance the advancing party (or, in the case of an Emergency Advance made by the Special Servicer pursuant to the proviso to the penultimate sentence of Section 3.20(e), the reimbursing party) or, if different, the Special Servicer has determined pursuant to and in accordance with Section 3.20 of this Agreement, would not or will not, as applicable, be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Serviced Mortgage Loan, Serviced Whole Loan or REO Property, as the case may be. Any Property Advance (including any Emergency Advance) that is not required to be repaid by the related Mortgagor under the terms of the related Loan Documents shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s entitlement to reimbursement for such Advance. In the case of an Outside Serviced Mortgage Loan or any related REO Property, the term “Nonrecoverable Property Advance” shall have the meaning assigned thereto in the Outside Servicing Agreement.

“Note” or “Mortgage Note”: With respect to any Mortgage Loan or Companion Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Mortgage Loan or Companion Loan, as the case may be, including any amendments or modifications, or any renewal or substitution notes, as of such date.

“Notice of Termination”: Any of the notices given to the Certificate Administrator by the Master Servicer, the Depositor or any Holder of a Class R Certificate pursuant to Section 9.01(c).

“Notifying Party”: As defined in Section 3.01(i) of this Agreement.

“Notional Amount”: For any date of determination, (a) with respect to the Class X-A Certificates, the Class X-A Notional Amount, (b) with respect to the Class X-B Certificates, the Class X-B Notional Amount, and (c) with respect to the Class X-D Certificates, the Class X-D Notional Amount.

“NRSRO”: A nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“NRSRO Certification”: A certification executed by an NRSRO (other than a Rating Agency) in favor of the Rule 17g-5 Information Provider substantially in the form attached as Exhibit M-5 hereto (which may also be provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the Rule 17g-5 Information Provider’s Website) that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act and that such NRSRO will keep any information obtained from the Rule 17g-5 Information Provider’s Website confidential, except to the extent such information has been made available to the general public. Each NRSRO shall be deemed to recertify to the foregoing each time it accesses the Rule 17g-5 Information Provider’s Website.

“OCC”: The Office of the Comptroller of the Currency, and its successors in interest.

“Offering Circular”: The offering circular dated June 12, 2026, relating to the Private Certificates (other than the Class VRR and Class S Certificates and the Loan-Specific Certificates).

“Officer’s Certificate”: With respect to any Person, a certificate signed by an authorized officer of such Person or, in the case of the Master Servicer or the Special Servicer, a Servicing Officer, and delivered to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be.

“Operating Advisor”: BellOak, LLC, a Delaware limited liability company, or its successor in interest, or any successor Operating Advisor appointed as herein provided.

“Operating Advisor Annual Report”: As defined in Section 3.29(d)(ii) of this Agreement.

“Operating Advisor Consultation Trigger Event”: With respect to all the Mortgage Loans, the event that occurs when the aggregate Certificate Balance of the HRR Interest (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Interest in accordance with Section 3.10(a) of this Agreement) is 25% or less of the initial aggregate Certificate Balance of the HRR Interest; provided that an Operating Advisor Consultation Trigger Event shall at all times be deemed to exist with respect to Excluded Mortgage Loans. Solely with respect to a Trust Subordinate Companion Whole Loan, a related Loan-Specific Operating Advisor Consultation Trigger Event shall be an additional Operating Advisor Consultation Trigger Event.

“Operating Advisor Consulting Fee”: A fee for each Major Decision on which the Operating Advisor has consultation rights equal to $10,000 or such lesser amount as the related Mortgagor pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), payable pursuant to Section 3.06(a) and Section 3.06A(a) of this Agreement; provided, that the Operating Advisor Consulting Fee shall be payable only to the extent such fee is actually received from the related Mortgagor as a separately identifiable fee, provided, however, that to the extent (i) such Operating Advisor Consulting Fee is incurred after the outstanding Certificate Balance of each Class of the Control Eligible Certificates has been reduced to zero as a result of the allocation of Realized Losses to each such Class of Control Eligible Certificates, (ii) such Operating Advisor Consulting Fee is earned with respect to a Specially Serviced Loan and constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), and (iii) the Master Servicer and/or Special Servicer are unable to collect such Operating Advisor Consulting Fee from the related borrower in accordance with the fourth sentence of Section 3.29(k), such Operating Advisor Consulting Fee (other than to the extent it has been waived or reduced by the Master Servicer or Special Servicer in accordance with the second succeeding proviso of this definition) shall be payable to the Operating Advisor as an expense of the Trust; provided, further that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; and provided, further that the Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard (provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction).

“Operating Advisor Fee”: With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Operating Advisor Fee Rate on, in the case of the initial Distribution Date, the Cut-Off Date Balance of such Mortgage Loan and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in the related Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods. Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Operating Advisor under this Agreement. For the avoidance of doubt, the Operating Advisor Fee shall be payable from the Lower-Tier REMIC.

“Operating Advisor Fee Rate”: With respect to each Interest Accrual Period, a rate equal to 0.001910% per annum with respect to each Mortgage Loan (or any successor REO Mortgage Loan with respect thereto).

“Operating Advisor Personnel”: The divisions and individuals of the Operating Advisor who are involved in the performance of the duties of the Operating Advisor under this Agreement.

“Operating Advisor Standard”: As defined in Section 3.29(b) of this Agreement.

“Operating Advisor Termination Event”: As defined in Section 7.06(a) of this Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer or the Master Servicer, as the case may be, reasonably acceptable to the Trustee and the Certificate Administrator, except that any opinion of counsel relating to (a) qualification of a Trust REMIC or the imposition of tax under the REMIC Provisions on any income or property of any such Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”), (c) qualification of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or (d) a resignation of the Master Servicer or Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer, the Master Servicer, the Operating Advisor and the Asset Representations Reviewer.

“Opting-Out Party”: As defined in Section 6.09(h) of this Agreement.

“Other 17g-5 Information Provider”: The applicable other “17g-5 information provider” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Other Asset Representations Reviewer”: Any party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under an Other Pooling and Servicing Agreement.

“Other Crossed Loans”: As defined in Section 2.03(a) of this Agreement.

“Other Depositor”: With respect to a Serviced Companion Loan or a Serviced Whole Loan, the “depositor” (within the meaning of Item 1101(e) of Regulation AB) of any related Other Securitization Trust.

“Other Exchange Act Reporting Party”: With respect to any Other Securitization Trust that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D, Form ABS-EE and Form 10-K with respect to such Other Securitization Trust, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization Trust that is not subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Indemnified Party”: As defined in Section 8.05(c) of this Agreement.

“Other Operating Advisor”: The applicable other “operating advisor” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Other Operating Advisor Consultation Trigger Event”: With respect to any Regulation RR Other PSA, an “Operating Advisor Consultation Trigger Event” (or analogous concept) under such related Regulation RR Other PSA.

“Other Pooling and Servicing Agreement”: With respect to a Serviced Companion Loan or the related Serviced Whole Loan, the pooling and servicing agreement or other comparable agreement governing the creation of any related Other Securitization Trust and the issuance of securities backed by the assets of such Other Securitization Trust, but not the servicing of such Serviced Companion Loan or Serviced Whole Loan or the related Mortgage Loan.

“Other PSA Asset Review”: With respect to any Serviced Companion Loan, any review of representations and warranties with respect to such Serviced Companion Loan conducted by any related Other Asset Representations Reviewer.

“Other Securitization Trust”: Any “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds a Serviced Companion Loan or successor REO Companion Loan (or any portion thereof or interest therein), as identified in writing to the parties to this Agreement.

“Other Servicer”: The applicable other “master servicer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Other Special Servicer”: The applicable other “special servicer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Other Trustee”: The applicable other “trustee” or, if applicable, the other “certificate administrator” or, if applicable, the other “custodian” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Outside Certificate Administrator”: With respect to an Outside Serviced Mortgage Loan, the certificate administrator under the applicable Outside Servicing Agreement.

“Outside Controlling Note Holder”: With respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, at any such time, the holder of the related controlling note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative; provided that if, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a securitization trust, the Outside Controlling Note Holder shall be the party designated under the pooling and servicing agreement, trust and servicing agreement or comparable agreement governing the securitization of the related controlling note as authorized to exercise the rights of the holder of the related controlling note; and provided, further, that the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events if and to the extent set forth in the pooling and servicing agreement, trust and servicing agreement or comparable agreement governing the securitization of the related controlling note. With respect to each Servicing Shift Whole Loan, the holder of the related controlling note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) will (i) be an Outside Controlling Note Holder prior to the related Servicing Shift Date and (ii) cease to be an

Outside Controlling Note Holder on and after the related Servicing Shift Date. With respect to each Serviced AB Whole Loan (other than a Trust Subordinate Companion Whole Loan), the holder of a related Subordinate Companion Loan will be an Outside Controlling Note Holder for so long as such Subordinate Companion Loan (or, in the case of a Serviced AB Whole Loan with multiple Subordinate Companion Loans, at least one such Subordinate Companion Loan) is not the subject of a “control appraisal period” (or analogous concept) and not held by a “borrower-related party” (or analogous concept), in any event under the related Co-Lender Agreement.

“Outside Custodian”: With respect to an Outside Serviced Mortgage Loan, the custodian under the applicable Outside Servicing Agreement.

“Outside Depositor”: With respect to an Outside Serviced Mortgage Loan, the depositor under the applicable Outside Servicing Agreement.

“Outside Operating Advisor”: With respect to an Outside Serviced Mortgage Loan, the operating advisor under the applicable Outside Servicing Agreement.

“Outside Paying Agent”: With respect to an Outside Serviced Mortgage Loan, the paying agent under the applicable Outside Servicing Agreement.

“Outside Securitization Trust”: With respect to any Outside Serviced Mortgage Loan, the “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds a related Outside Serviced Companion Loan (or any portion thereof or interest therein) and is created under the related Outside Servicing Agreement.

“Outside Service Providers”: With respect to any Outside Serviced Mortgage Loan, the related Outside Trustee, Outside Custodian, Outside Certificate Administrator, Outside Paying Agent, Outside Servicer, Outside Special Servicer and any sub-servicer of any of the foregoing.

“Outside Serviced Co-Lender Agreement”: The Co-Lender Agreement for an Outside Serviced Whole Loan. With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Whole Loan, the related Co-Lender Agreement shall be an Outside Serviced Co-Lender Agreement on and after the related Servicing Shift Date.

“Outside Serviced Companion Loan”: Any Companion Loan that is part of an Outside Serviced Whole Loan. With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Whole Loan, each related Companion Loan shall be an Outside Serviced Companion Loan on and after the related Servicing Shift Date.

“Outside Serviced Servicing Shift Mortgage Loan”: An Outside Serviced Mortgage Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan. The only Outside Serviced Servicing Shift Mortgage Loan related to the Trust as of the Closing Date is the Crossgates Mall Mortgage Loan.

“Outside Serviced Servicing Shift Whole Loan”: An Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan. The only Outside Serviced Servicing Shift Whole Loan related to the Trust as of the Closing Date is the Crossgates Mall Whole Loan.

“Outside Serviced Whole Loan”: Any Whole Loan that is not serviced under this Agreement, but instead is being serviced pursuant to the pooling and servicing agreement, trust and servicing agreement or other comparable agreement governing the securitization of a related Companion Loan (whether by itself or with other mortgage assets), or pursuant to any successor servicing agreement contemplated by the related Co-Lender Agreement. The only Outside Serviced Whole Loans related to the Trust as of Closing Date are the Whole Loans as to which “Outside Serviced” is set forth in the Whole Loan Table under the column heading “Servicing Type.” Each Servicing Shift Whole Loan shall be an Outside Serviced Whole Loan on and after the related Servicing Shift Date.

“Outside Serviced Whole Loan Noteholders”: With respect to an Outside Serviced Whole Loan, the holder of the related Outside Serviced Mortgage Loan and the holder(s) of the related Outside Serviced Companion Loan(s), collectively.

“Outside Serviced Mortgage Loan”: Any Mortgage Loan that is part of an Outside Serviced Whole Loan. Each Servicing Shift Mortgage Loan shall be an Outside Serviced Mortgage Loan on and after the related Servicing Shift Date.

“Outside Servicer”: With respect to an Outside Serviced Mortgage Loan, the master servicer under the applicable Outside Servicing Agreement.

“Outside Servicing Agreement”: With respect to an Outside Serviced Mortgage Loan or the related Outside Serviced Whole Loan, the pooling and servicing agreement, trust and servicing agreement or other comparable agreement governing the creation of an Outside Securitization Trust that includes a related Outside Serviced Companion Loan, the issuance of securities backed by the assets of such Outside Securitization Trust and the servicing of such Outside Serviced Mortgage Loan, such Outside Serviced Whole Loan and the related Outside Serviced Companion Loan(s), or any successor servicing agreement with respect to such Outside Serviced Mortgage Loan, such Outside Serviced Whole Loan and the related Outside Serviced Companion Loan(s) contemplated by the related Co-Lender Agreement. The only Outside Servicing Agreements related to the Trust as of the Closing Date are identified in the Whole Loan Table under the column heading “Outside Servicing Agreement.” With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Whole Loan, on or after the related Servicing Shift Date, the related Servicing Shift Mortgage Loan Pooling and Servicing Agreement shall be an Outside Servicing Agreement.

“Outside Special Servicer”: With respect to an Outside Serviced Mortgage Loan, the special servicer under the applicable Outside Servicing Agreement.

“Outside Trustee”: With respect to an Outside Serviced Mortgage Loan, the trustee under the applicable Outside Servicing Agreement.

“Ownership Interest”: Any record or beneficial interest in a Class R Certificate.

“P&I Advance”: As to any Trust Loan (including any Outside Serviced Mortgage Loan and any REO Trust Loan), any advance made by the Master Servicer or the Back-Up Advancing Agent pursuant to, or otherwise required to be advanced pursuant to, Section 4.06 of this Agreement. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate to but excluding the date of payment or reimbursement.

“Pari Passu Companion Loan”: A Companion Loan that, pursuant to the related Loan Documents and/or the related Co-Lender Agreement, is pari passu in right of payment to the related Split Mortgage Loan. The only Pari Passu Companion Loans related to the Trust as of the Closing Date are evidenced by the Notes identified in the Whole Loan Table under the column heading “Pari Passu Companion Loan(s),” each of which Notes evidences a separate Pari Passu Companion Loan.

“Pari Passu Indemnified Items”: As defined in Section 3.01(j)(ii) of this Agreement.

“Pari Passu Indemnified Party”: As defined in Section 3.01(j)(ii) of this Agreement.

“Pari Passu Whole Loan”: A Whole Loan that includes a Pari Passu Companion Loan. The only Pari Passu Whole Loans related to the Trust are those with related Notes listed in the Whole Loan Table under the column heading “Pari Passu Companion Loan(s).”

“Pass-Through Rate”: Each of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class X-A Pass-Through Rate, the Class X-B Pass-Through Rate, the Class A-S Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class X-D Pass-Through Rate, the Class D Pass-Through Rate, the Class E-RR Pass-Through Rate, the Class F-RR Pass-Through Rate, the Class G-RR Pass-Through Rate and the Class J-RR Pass-Through Rate. The Class S Certificates, the Class R Certificates and, other than for tax reporting purposes, the Combined VRR Interest do not have Pass-Through Rates.

“Paying Agent”: The paying agent appointed pursuant to Section 5.06 of this Agreement.

“Penalty Charges”: With respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the Mortgagor that represent default charges, penalty charges, late fees and/or Default Interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the related Outside Servicer to the Master Servicer).

“Percentage Interest”: As to any Trust Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Trust Certificate (other than a Class S or Class R Certificate), the percentage interest is equal to the initial denomination as of the Closing Date of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class of Trust Certificates. With respect to any Class S or Class R Certificate, the percentage interest is set forth on the face thereof.

“Performing Party”: As defined in Section 10.12 of this Agreement.

“Performing Serviced Companion Loan”: A Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan or REO Loan.

“Performing Serviced Loan”: A Performing Serviced Mortgage Loan, a Performing Serviced Companion Loan or a Performing Serviced Whole Loan, as the context may require.

“Performing Serviced Whole Loan”: A Serviced Whole Loan that is not a Specially Serviced Loan or an REO Whole Loan.

“Performing Serviced Mortgage Loan”: A Serviced Mortgage Loan that is not, and is not part of, a Specially Serviced Loan or REO Loan.

“Permitted Investments”: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator may (or, as and when contemplated under Section 3.07(c), shall) mature on the Distribution Date) and a maximum maturity of 365 days (except for the investment in clause (viii) below), regardless of whether issued by the Depositor, the Master Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency and Companion Loan Rating Agency shall have provided a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, relating to the Certificates and Serviced Companion Loan Securities:

(i)                              obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof; provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(ii)                           Federal Housing Administration debentures;

(iii)                        obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), and the Federal National Mortgage Association (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(iv)                       federal funds, unsecured certificates of deposit, time or similar deposits, bankers’ acceptances and repurchase agreements of any bank, the obligations of which are rated no less than (A) the Applicable Fitch Permitted Investment Rating by Fitch, (B) the Applicable Moody’s Permitted Investment Rating by Moody’s and, (C) the Applicable KBRA Permitted Investment Rating by KBRA (or, in the case of any such Rating Agency as set forth in clauses (A) through (C) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and each Rating Agency not rating such obligations); provided, however, that the investments described in this clause must (x) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (y) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (z) such investments must not be subject to liquidation prior to their maturity;

(v)                          demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the obligations of which are rated no less than (A) the Applicable Fitch Permitted Investment Rating by Fitch, (B) the Applicable Moody’s Permitted Investment Rating by Moody’s and (C) the Applicable KBRA Permitted Investment Rating by KBRA (or, in the case of any such Rating Agency as set forth in clauses (A) through (C) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and each Rating Agency not rating such obligations); provided, however, that the investments described in this clause must (x) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (y) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (z) such investments must not be subject to liquidation prior to their maturity;

(vi)                       debt obligations issued by an entity, the obligations of which are rated no less than (A) the Applicable Fitch Permitted Investment Rating by Fitch, (B) the Applicable Moody’s Permitted Investment Rating by Moody’s, and (C) the Applicable KBRA Permitted Investment Rating by KBRA (or, in the case of any such Rating Agency as set forth in clauses (A) through (C) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and each Rating Agency not rating such obligations); provided, however, that the investments described in this clause must (x) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (y) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (z) such investments must not be subject to liquidation prior to their maturity;

(vii)                    commercial paper (including both non-interest bearing discount obligations and interest bearing obligations) payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof issued by any corporation or other entity organized under the laws of the United States or any state thereof, the obligations of which are rated no less than (A) the Applicable Fitch Permitted Investment Rating by Fitch, (B) the Applicable Moody’s Permitted Investment Rating by Moody’s and (C) the Applicable KBRA Permitted Investment Rating by KBRA (or, in the case of any such Rating Agency as set forth in clauses (A) through (C) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and each Rating Agency not rating such obligations); provided, however, that the investments described in this clause must (x) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (y) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (z) such investments must not be subject to liquidation prior to their maturity;

(viii)                 units of money market mutual funds, which funds are regulated investment companies and seek to maintain a constant net asset value per share, so long as such funds are (A) rated by Fitch in its highest money market fund ratings category and (B) rated at least “Aaa-mf” by Moody’s (or, if not rated by any such Rating Agency, otherwise acceptable to KBRA and such Rating Agency, as confirmed in a Rating Agency Confirmation);

(ix)                         any other demand, money market or time deposit, demand obligation or any other obligation, security or investment with respect to which Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, has been obtained from each Rating Agency and Companion Loan Rating Agency; and

(x)                            such other demand, money market or time deposit, demand obligation or any other obligation, security or investment that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) through (ix) above, with respect to which a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, has been obtained from each Rating Agency and Companion Loan Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, demand obligation or any other obligation, security or investment;

provided, however, that (A) such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest, (B) such instrument shall have an unqualified rating (i.e., one with no qualifying suffix), with the exception of ratings with regulatory indicators, such as the “(sf)” subscript, and unsolicited ratings, (C) such instrument shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change, and (D) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment, (iii) the rating for such instrument or security includes an “r” designation or (iv) if such instrument may be redeemed at a price below the purchase price; and provided, further, that no amount beneficially owned by a Trust REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at the expense of the party directing such Permitted Investment, to the effect that such investment will not adversely affect the status of any Trust REMIC. Permitted Investments may not be purchased at a price in excess of par.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal review fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with Article III of this Agreement.

“Permitted Transferee”: With respect to a Class R Certificate, any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Trust Certificates and/or Uncertificated Interests are outstanding, (c) a Disqualified Non-U.S. Tax Person, (d) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: As defined in Section 5.03(n) of this Agreement.

“Plan Investor”: As defined in Section 5.03(n) of this Agreement.

“Pooled Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the Pooled Voting Rights shall be allocated among the respective Classes of Certificateholders as follows: (a) 1% in the aggregate in the case of the respective Classes of the Class X Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Class X Certificates is greater than zero), and (b) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Principal Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination (provided that, if, but only if, expressly so provided herein in any circumstance, the allocation or exercise of Pooled Voting Rights for any particular purpose shall take into account the allocation of Appraisal Reduction Amounts to notionally reduce Certificate Balances). The Pooled Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The Class S and Class R Certificates and the Uncertificated VRR Interest shall not be entitled to any Pooled Voting Rights.

“Preliminary Dispute Resolution Election Notice”: As defined in Section 2.03(g) of this Agreement.

“Preliminary Prospectus”: The prospectus dated June 8, 2026, relating to the Public Certificates.

“Prepayment Assumption”: The assumption that there will be zero prepayments with respect to the Trust Loans; provided, that it is assumed that any ARD Mortgage Loan is prepaid in full on its Anticipated Repayment Date.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan or Serviced Whole Loan that was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Whole Loan after the related Due Date in such Collection Period, the amount of interest (net of the related Servicing Fee and any related Excess Interest and Default Interest) that accrued on the amount of such Principal Prepayment during the period commencing from such Due Date to, but not including, the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan or Serviced Whole Loan (or any later date through which interest accrues), to the extent collected from the related Mortgagor (without regard to any related Yield Maintenance Charge actually collected) and, in the case of an Outside Serviced Mortgage Loan, remitted to the Trust Fund.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan or Serviced Whole Loan that was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) prior to the related Due Date in such Collection Period, the amount of interest (net of the related Servicing Fee and any related Excess Interest and Default Interest) to the extent not collected from the related Mortgagor (without regard to any Yield Maintenance Charge that may be collected), that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan through the end of the one-month accrual period applicable to such Due Date, inclusive. A Prepayment Interest Shortfall in respect of any Loan REMIC Held Mortgage Loan shall be a Prepayment Interest Shortfall in respect of the related Loan REMIC Regular Interest.

“Primary Collateral”: With respect to any Cross-Collateralized Mortgage Loan, any Mortgaged Property (or portion thereof) designated as directly securing such Cross-Collateralized Mortgage Loan and excluding any Mortgaged Property (or portion thereof) as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Cross-Collateralized Mortgage Loan.

“Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time. The Certificate Administrator shall notify in writing the Master Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Balance Certificates”: The Certificates (other than the Class X, Class S and Class R Certificates), collectively.

“Principal Distribution Amount”: With respect to any Distribution Date and the Non-Vertically Retained Principal Balance Certificates, the sum of (i) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date and (ii) the Principal Shortfall Carry-Forward, if any, for such Distribution Date.

“Principal Prepayment”: Any payment of principal made by a Mortgagor on a Mortgage Loan or Serviced Whole Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

“Principal Shortfall Carry-Forward”: For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on the Non-Vertically Retained Principal Balance Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

“Private Certificates”: Collectively, the Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates and, if issued, the Class VRR, the Class S Certificates, and the Loan-Specific Certificates.

“Privileged Information”: Any (i) correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under this Agreement or any Co-Lender Agreement, as applicable, (ii) strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Mortgagor or other interested party, (iii) information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege), and (iv) any Asset Status Report or Final Asset Status Report.

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an Officer’s Certificate (which shall include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer) required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Initial Purchasers, the Underwriters, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any Additional Servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any Affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any Companion Loan Holder that delivers an Investor Certification (subject to the next sentence and the proviso to this sentence), any other Person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other NRSRO that delivers a NRSRO Certification to the Certificate Administrator; provided that in no event shall an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion shall not apply to any other Mortgage Loan). In no event shall a Borrower Party (other than a Risk Retention Consultation Party if it is a Borrower Party) be considered a

Privileged Person; provided that the foregoing shall not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan. For the avoidance of doubt, each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor and the Risk Retention Consultation Parties) and the Special Servicer shall, at any given time, only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in this Agreement will apply only with respect to the related Trust Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or a Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer). In determining whether any Person is an Additional Servicer or an Affiliate of the Operating Advisor, the Certificate Administrator may rely on a certification by the Master Servicer, the Special Servicer, any Mortgage Loan Seller or the Operating Advisor, as the case may be.

“Property Advance”: As to any Serviced Mortgage Loan, Serviced Whole Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), any advance made by the Master Servicer or the Back-Up Advancing Agent in respect of Property Protection Expenses, together with all other customary, reasonable and necessary “out-of-pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee in connection with the servicing and administration of a Serviced Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in Sections 2.03, 3.04 and 3.07 of this Agreement, (b) the preservation, insurance, restoration, protection and management of a related Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a related Mortgaged Property, including foreclosures, (e) any Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder and (f) the operation, management, maintenance and liquidation of any such REO Property; provided that, notwithstanding anything to the contrary, “Property Advances” shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Trust Loan or REO Property pursuant to any provision of this Agreement or an intercreditor agreement; and provided, further, that, no Property Advances shall be made with regard to a Subordinate Companion Loan held outside the Trust if the related Mortgage Loan is no longer held by the Trust. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance to but excluding the date of payment or reimbursement. If and when used with respect to an Outside Serviced Mortgage Loan or any related REO Property, the term “Property Advance” shall have the meaning assigned thereto or to the term “Servicing Advance” in the applicable Outside Servicing Agreement.

“Property Protection Expenses”: Any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to Section 3.04, 3.07, 3.10(f), 3.10(g) or 3.17(b) or indicated herein as being a cost or expense of a Trust REMIC to be advanced by the Master Servicer or the Back-Up Advancing Agent, as applicable.

“Proposed Course of Action Notice”: As defined in Section 2.03(g) of this Agreement.

“Prospectus”: The prospectus dated June 12, 2026, relating to the Public Certificates.

“PSA Party Repurchase Request”: As defined in Section 2.03 of this Agreement.

“PTCE”: Prohibited Transaction Class Exemption.

“Public Certificates”: The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates.

“Public Documents”: As defined in Section 4.02(a) of this Agreement.

“Public Global Certificates”: A Global Certificate relating to a Class of Public Certificates.

“Purchase Price”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan (or REO Property), a price equal to the sum of the following (without duplication) (calculated in the case of a Co-sponsored Mortgage Loan, solely with respect to the applicable portion thereof as if such applicable portion was a separate Mortgage Loan): (a) the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Trust Loan) as of the time of purchase less any portion of any Loss of Value Payment then on deposit in the Loss of Value Reserve Fund allocable to pay principal of such Mortgage Loan or Trust Subordinate Companion Loan (or REO Property); plus (b) all accrued and unpaid interest on the principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Trust Loan), other than Default Interest or Excess Interest, at the related Mortgage Rate in effect from time to time through the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Property Advances (including any Property Advances and Advance Interest Amounts with respect thereto that were reimbursed out of general collections on the Mortgage Loans) or the related Trust Subordinate Companion Loan, as applicable) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus (e) to the extent not otherwise covered by clause (d) above, any Special Servicing Fees and any other Additional Trust Fund

Expenses outstanding or previously incurred in respect of the related Mortgage Loan or Trust Subordinate Companion Loan; plus (f) if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amounts described in clause (e) above); provided, however, that such expenses shall not include expenses incurred by Certificateholders or Certificate Owners in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in exercising such Certificateholder’s or Certificate Owner’s, as applicable, rights under the dispute resolution mechanics pursuant to Section 2.03(g) hereof; plus (g) to the extent not otherwise included in the amount described in clause (e) above, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and conditions of this Agreement; plus (h) solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to any REO Property that relates to a Serviced Whole Loan, the Purchase Price for the Trust Fund’s interest in such REO Property shall be the amount calculated in accordance with the first sentence of this definition in respect of the related REO Trust Loan(s) and, solely for purposes of calculating fair prices under the final sentence of Section 3.17(k) of this Agreement, such amount shall be calculated as if the REO Trust Loan consisted of the REO Mortgage Loan and all the related REO Companion Loan(s), if applicable.

“Qualified Bidder”: As defined in Section 7.01(b) of this Agreement.

“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Insurer”: As used in Sections 3.08 and 5.10 of this Agreement, in the case of: (i) all policies not referred to in clause (ii) below, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated (a) at least “A-” by Fitch (or, if not rated by Fitch, then either (x) an equivalent rating such as that listed above by at least two NRSROs (which may include KBRA and/or Moody’s) or by one NRSRO (which may include KBRA or Moody’s) and A.M. Best) or (y) Fitch has issued a Rating Agency Confirmation with respect to such insurance company), (b) at least “A3” by Moody’s (or, if not rated by Moody’s, then either (x) an equivalent rating such as that listed above by at least two NRSROs (which may include KBRA and/or Fitch) or one NRSRO (which may include KBRA or Fitch) and A.M. Best) or (y) Moody’s has issued a Rating Agency Confirmation with respect to such insurance company) and (c) at least “A-“ by KBRA (or, if not rated by KBRA, then either (x) an equivalent rating such as that listed above by at least two NRSROs (which may include Moody’s and/or Fitch) or by one NRSRO (which may include Moody’s or Fitch) and A.M. Best) or (y) KBRA has issued a Rating Agency Confirmation with respect to such insurance company); or (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c) of this Agreement, a company that shall have a claims-paying ability rated at least as follows by at least one of the following NRSROs: “A (low)” by Morningstar DBRS, “A-“ by S&P, “A-“ by Fitch, “A3” by Moody’s, “A-“ by KBRA or “A-:X” by A.M. Best; or (iii) in either case, an insurance company not satisfying the ratings criteria of any Rating Agency set forth in clause (i) or (ii), as applicable, but with respect to which the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation from such Rating Agency. “Qualified Insurer” shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

“Qualified Mortgage”: A Mortgage Loan or Trust Subordinate Companion Loan that is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a “qualified mortgage”, or any substantially similar successor provision).

“Qualified Substitute Mortgage Loan”: A mortgage loan that must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and a grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then-current loan-to-value ratio equal to or less than the lesser of (a) the loan-to-value ratio of the deleted Mortgage Loan as of the Cut-Off Date and (b) 75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders or the Uncertificated VRR Interest Owners) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have a then-current debt service coverage ratio at least equal to the greater of (a) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (b) 1.25x; (x) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller’s expense); (xi) not have a maturity date or an amortization schedule that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date for the rated Certificates; (xii) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved, so long as no Consultation Termination Event has occurred and is continuing, by the Controlling Class Representative; (xv) prohibit defeasance within two years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; (xviii) be current in the payment of all scheduled payments of principal and interest then due; and (xix) not be an ARD Mortgage Loan unless the Mortgage Loan for which it is being substituted is an ARD Mortgage Loan. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (i) above shall be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xviii) above, except that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the Administrative Cost Rate) shall be lower than the highest fixed Pass-Through Rate (and not based on, or subject to a cap equal to, the WAC Rate) of any Class of Non-Vertically Retained Principal Balance Certificates having a Certificate Balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of this definition and shall send such certification to the Certificate Administrator and the Trustee and, so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative.

“Rated Final Distribution Date”: With respect to the rated Certificates, the Distribution Date occurring in June 2059; and with respect to any rated Loan-Specific Certificates, the Distribution Date designated as such in the offering circular used by any Initial Purchaser in connection with the offer and sale thereof upon initial issuance.

“Rating Agency”: Each of Fitch, Moody’s and KBRA or their successors in interest. If no such rating agency nor any successor thereof remains in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating organization or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, and specific ratings of Fitch, Moody’s and KBRA herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated. References herein to the highest long-term unsecured debt rating category of Fitch, Moody’s and KBRA shall mean “AAA” with respect to Fitch and KBRA and “Aaa” with respect to Moody’s and, in the case of any other rating agency, shall mean such highest rating category without regard to any plus or minus or numerical qualification.

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Trust Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), or as otherwise provided in Section 3.30 of this Agreement, the requirement for the Rating Agency Confirmation from the applicable Rating Agency with respect to such matter shall be deemed to have been satisfied.

“Rating Agency Declination”: As defined in the definition of “Rating Agency Confirmation” in this Agreement.

“Realized Loss”: With respect to any Distribution Date:

(a)       with respect to the Non-Vertically Retained Principal Balance Certificates and the Corresponding Lower-Tier Regular Interests for such Certificates, the amount, if any, by which (i) the aggregate Certificate Balance of all Classes of Non-Vertically Retained Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) expected to be outstanding immediately following such Distribution Date (for purposes of this calculation only, not giving effect to any reductions of such aggregate Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances);

(b)       with respect to the Combined VRR Interest, the Class LVRR Lower-Tier Regular Interest and the LUVRR Lower-Tier Regular Interest, the amount, if any, by which (i) the Combined VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) expected to be outstanding immediately following such Distribution Date (for purposes of this calculation only, not giving effect to any reductions of such aggregate Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances); and

(c)       with respect to the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest related to a particular Trust Subordinate Companion Loan and the Corresponding Trust Subordinate Companion Loan Regular Interests for such Loan-Specific Certificates and Loan-Specific Uncertificated Interest, the amount, if any, by which (A) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on such Trust Subordinate Companion Loan that were used to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent for Workout Delayed Reimbursement Amounts with respect to such Trust Subordinate Companion Loan, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of such Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate of the Certificate Balance of such Loan-Specific

Certificates and the Uncertificated Interest Balance of such Loan-Specific Uncertificated Interest after giving effect to distributions of principal on that Distribution Date.

The allocation of Realized Losses may be reversed as provided in Section 4.01(g) of this Agreement.

“Record Date”: With respect to each Distribution Date and each Class of Trust Certificates, the last Business Day of the month preceding the month in which that Distribution Date occurs.

“Registered Rating Agency”: (a) Any Rating Agency that has registered as a user of the Rule 17g-5 Information Provider’s Website; or (b) any NRSRO other than the Rating Agencies (i) that has registered as a user of the Rule 17g-5 Information Provider’s Website and (ii) with respect to which the Rule 17g-5 Information Provider has received an NRSRO Certification pursuant to Section 12.13(h) of this Agreement.

“Regular Certificates”: The Non-Vertically Retained Regular Certificates and, if issued, the Class VRR Certificates, collectively.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Regulation RR”: The final credit risk retention rules issued by the Office of the Comptroller of the Currency (appearing at 12 C.F.R. § 43.1, et seq.), the Securities and Exchange Commission (appearing at 17 C.F.R. § 246.1, et seq.) and the Board of Governors of the Federal Reserve System (appearing at 12 C.F.R. § 244.1, et seq.), in each case as applicable to any particular matter arising hereunder, that adopted the joint final rule promulgated by the Regulatory Agencies (appearing at 79 F.R. 77601; pages 77740-77766) to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Regulatory Agencies in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“Regulation RR Other PSA”: As defined in Section 3.28(e) of this Agreement.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificates”: As defined in Section 5.02(c)(i) of this Agreement.

“Regulation S Investor”: With respect to a transferee of a Regulation S Global Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

“Regulation S-K”: Regulation S-K under the Act.

“Regulatory Agencies”: The Office of the Comptroller of the Currency; the Board of Governors of the Federal Reserve System; the Federal Deposit Insurance Corporation; the Federal Housing Finance Agency; the Securities and Exchange Commission; and the Department of Housing and Urban Development.

“Relevant Distribution Date”: With respect to (a) any Significant Obligor with respect to the Trust, the Distribution Date, and (b) any Significant Obligor with respect to an Other Securitization Trust, the “Distribution Date” (or an analogous concept) under the related Other Pooling and Servicing Agreement.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to a specific party, as set forth on Exhibit O to this Agreement. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer or the Certificate Administrator, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Certificate Administrator.

“Remaining Certificateholder”: Any Holder (or Holders provided they act in unanimity) holding 100% of the Trust Certificates (other than the Class S and Class R Certificates) or an assignment of the voting rights thereof, together with the Uncertificated Interest Owners; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Code Section 860D.

“REMIC Declaration”: With respect to any Loan REMIC Held Mortgage Loan, the related REMIC declaration pursuant to which the related Loan REMIC is created. Because the Trust Fund will not include any Loan REMIC Held Mortgage Loan as of the Closing Date, there will be no REMIC Declaration. Accordingly, all references in this Agreement to “REMIC Declaration” shall be disregarded.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Code Section 856(d), which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(1)       except as provided in Code Section 856(d)(4) or (6), any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(2)       any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Code Sections 856(d)(2)(B) and (d)(5);

(3)       any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

(4)       any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar Class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(5)       rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Account”: A segregated custodial account or accounts created and maintained, with respect to each REO Property relating to a Serviced Mortgage Loan or, if applicable, a Serviced Whole Loan, by the Special Servicer pursuant to Section 3.16 of this Agreement on behalf of the Trustee in trust for the Certificateholders, the Uncertificated Interest Owners and any related Loan-Specific Certificateholders and/or Serviced Companion Loan Holders. Any such account or accounts shall be an Eligible Account.

“REO Companion Loan”: Any Serviced Companion Loan if the related Mortgaged Property has become an REO Property.

“REO Extension”: As defined in Section 3.16(a) of this Agreement.

“REO Loan”: An REO Mortgage Loan, REO Companion Loan, REO Trust Loan or REO Whole Loan, as the context may require.

“REO Mortgage Loan”: Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (including an REO Property consisting of the Trust’s beneficial interest in a Mortgaged Property acquired upon a foreclosure or deed-in-lieu of foreclosure of any of the Outside Serviced Mortgage Loans under the applicable Outside Servicing Agreement; for the avoidance of doubt, any such beneficial interest will not be serviced by the Special Servicer under this Agreement).

“REO Proceeds”: With respect to any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) and the related REO Mortgage Loan and REO Companion Loan, all revenues received by the Special Servicer with respect to such REO Property, REO Mortgage Loan or REO Companion Loan which do not constitute Liquidation Proceeds. In the case of an Outside Serviced Mortgage Loan that has become an REO Mortgage Loan and in the case of the related REO Property, “REO Proceeds” under this Agreement shall be limited to any proceeds of the type described above in this definition that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“REO Property”: A Mortgaged Property as to which title has been acquired on behalf of the Trust Fund and any related Serviced Companion Loan Holder through foreclosure, deed-in-lieu of foreclosure or otherwise; provided that a Mortgaged Property that secures an Outside Serviced Mortgage Loan shall constitute an REO Property if and when it is acquired under the applicable Outside Servicing Agreement on behalf of the Trustee for the benefit of the Trust Fund as the holder of such Outside Serviced Mortgage Loan and of the related Companion Loan Holder(s) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of such Outside Serviced Mortgage Loan.

“REO Trust Loan”: Any REO Mortgage Loan or any successor REO Companion Loan with respect to a Trust Subordinate Companion Loan.

“REO Whole Loan”: Any Whole Loan as to which the related Mortgaged Property has become an REO Property.

“Reportable Event”: As defined in Section 10.07 of this Agreement.

“Reporting Servicer”: As defined in Section 10.09(a) of this Agreement.

“Repurchase”: As defined in Section 2.03(a) of this Agreement.

“Repurchase Communication”: For purposes of Sections 2.03(a) and 3.01(c) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase Request”: A Certificateholder Repurchase Request, a PSA Party Repurchase Request or any other Repurchase Communication of a request or demand for repurchase or replacement of any Trust Loan alleging a Document Defect or Breach with respect to such Trust Loan.

“Repurchase Request Rejection”: As defined in Section 2.03(a) of this Agreement.

“Repurchase Request Withdrawal”: As defined in Section 2.03(a) of this Agreement.

“Request for Release”: A request for a release signed by a Servicing Officer, substantially in the form of Exhibit C hereto.

“Requesting Certificateholder”: (i) The Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner of a Certificate (in each case, other than a holder of the Class VRR Certificates) that, in each case, is exercising its rights under Section 2.03(g) of this Agreement to refer a matter involving a Repurchase Request with respect to a Mortgage Loan to either mediation or arbitration; provided that a Holder of a Class VRR Certificate may not be a Requesting Certificateholder.

“Requesting Holders”: As defined in Section 3.10(a) of this Agreement.

“Requesting Party”: As defined in Section 3.30(a) of this Agreement.

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Resolution Failure”: As defined in Section 2.03(f) of this Agreement.

“Resolved”: With respect to a Repurchase Request, means that (i) the related Material Defect has been cured, (ii) the affected Trust Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) if the affected Trust Loan is a Mortgage Loan, a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Trust, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the affected Trust Loan is no longer property of the Trust as a result of a sale or other disposition in accordance with this Agreement.

“Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee (and, in the event that the Trustee is the Back-Up Advancing Agent, the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Certificate Administrator, any officer of the Certificate Administrator (and, in the event that the Certificate Administrator is the Back-Up Advancing Agent, Certificate Registrar or the Paying Agent, of the Back-Up Advancing Agent, Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Services group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar or Back-Up Advancing Agent (in each case, other than the Trustee or the Certificate Administrator), any officer or assistant officer thereof.

“Restricted Group”: Collectively, the following persons and entities: the Trustee; the Underwriters; the Depositor; the Master Servicer; the Special Servicer; any Sub-Servicers; the Sponsors; each Mortgagor, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of all the Mortgage Loans in the Trust Fund as of the Closing Date; and any and all Affiliates of any of the aforementioned Persons.

“Restricted Party”: As defined in the definition of “Privileged Information Exception” in this Agreement.

“Restricted Period”: As defined in Section 5.02(c)(i) of this Agreement.

“Retained Defeasance Rights and Obligations”: As defined in Section 3.09(d)(ii) of this Agreement.

“Retained Defeasance Rights and Obligations Mortgage Loan”: As defined in Section 3.09(d)(ii) of this Agreement.

“Retained Interest Safekeeping Account”: An account maintained by the Certificate Administrator, which account shall be deemed to be owned by the Holder(s) of the Risk Retention Certificates in proportion equal to their respective ownership interests in such Risk Retention Certificates.

“Retaining Party”: Each of the applicable Mortgage Loan Seller or its Majority-Owned Subsidiary as holder of the Uncertificated VRR Interest, the Retaining Sponsor or its Majority-Owned Affiliate as holder of the HRR Interest, the applicable Mortgage Loan Seller or its Majority-Owned Subsidiary as holder of a Loan-Specific VRR Interest and a Loan-Specific Third Party Purchaser or its Majority-Owned Affiliate as holder of a Loan-Specific HRR Interest, and any successor holder of all or part of the Combined VRR Interest, the HRR Interest, a Loan-Specific VRR Interest or a Loan-Specific HRR Interest.

“Retaining Sponsor”: 3650 Capital, acting as “retaining sponsor” (as such term is defined under Rule 2 of Regulation RR) for the “securitization transaction” (as defined in Rule 2 of Regulation RR) constituted by the issuance, offer and sale of the Certificates and the Uncertificated VRR Interest.

“Review Materials”: As defined in Section 11.01(b)(i) of this Agreement.

“Review Package”: A package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation. Any Review Package delivered by the Special Servicer under this Agreement may, at the Special Servicer’s option, be in the form of an Asset Status Report.

“Revised Rate”: With respect to any ARD Mortgage Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Loan Agreement.

“Risk Retention Affiliate” or “Risk Retention Affiliated”: Means “affiliate” of or “affiliated” with, as such terms are defined in Rule 2 of Regulation RR.

“Risk Retention Certificate”: Any of the Certificates comprising the HRR Interest or the Combined VRR Interest or any of the Loan-Specific Certificates comprising a Loan-Specific HRR Interest or a Loan-Specific VRR Interest.

“Risk Retention Consultation Party”: Each of (i) the party selected by the Uncertificated VRR Interest Owner and (ii) the party selected by the Holder of the Class VRR

Certificates. The Certificate Administrator shall promptly provide the name and contact information for the initial Risk Retention Consultation Parties upon request of any party to this Agreement and any such requesting party may conclusively rely on the name and contact information provided by the Certificate Administrator. The other parties hereto shall be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from the Uncertificated VRR Interest Owner or the Holder of the Class VRR Certificates, as applicable. Notwithstanding the foregoing, no Risk Retention Consultation Party shall have any consultation rights with respect to any Excluded RRCP Mortgage Loan with respect thereto. For the avoidance of doubt, no Risk Retention Consultation Parties shall be appointed under this Agreement, and all references in this Agreement to “Risk Retention Consultation Party” and “Risk Retention Consultation Parties” shall be disregarded.

“RR Interest”: The HRR Interest, any Combined VRR Interest, any Loan-Specific HRR Interest and any Loan-Specific VRR Interest, collectively.

“RR Interest Transfer Restriction Period”: With respect to: (a) the Uncertificated VRR Interest, the VRR Interest Transfer Restriction Period; (b) the HRR Interest, the HRR Interest Transfer Restriction Period; (c) a Loan-Specific HRR Interest, the related Loan-Specific HRR Interest Transfer Restriction Period; and (d) a Loan-Specific VRR Interest, the related Loan-Specific VRR Interest Transfer Restriction Period.

“Rule 144A”: Rule 144A under the Act.

“Rule 144A Global Certificates”: As defined in Section 5.02(c)(ii) of this Agreement.

“Rule 15Ga-1”: Rule 15Ga-1 under the Exchange Act.

“Rule 15Ga-1 Notice”: As defined in Section 2.03(a) of this Agreement.

“Rule 15Ga-1 Notice Provider”: As defined in Section 2.03(a) of this Agreement.

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“Rule 17g-5 Information Provider”: The Certificate Administrator acting in such capacity under this Agreement.

“Rule 17g-5 Information Provider’s Website”: The website established and maintained by the Rule 17g-5 Information Provider pursuant to Section 12.06 and Section 12.13 of this Agreement, initially located within the Certificate Administrator’s Website (initially “www.ctslink.com”), under the “NRSRO” tab for the related transaction.

“S&P”: S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or its successors in interest. If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: As defined in Section 10.05(a)(iv) of this Agreement.

“Schedule AL Additional File”: With respect to each CREFC® Schedule AL File prepared by the Master Servicer pursuant to Section 4.02(b), any data file containing additional information or schedules regarding data points in such CREFC® Schedule AL File required by Items 1111(h)(4) and/or 1111(h)(5) of Regulation AB and Item 601(b)(103) of Regulation S-K.

“Scheduled Principal Distribution Amount”: With respect to each Distribution Date, an amount equal to the aggregate of the principal portions of:

(A)       all Monthly Payments (which do not include Balloon Payments) with respect to the Mortgage Loans (including any REO Mortgage Loans) due or deemed due during or, if and to the extent not previously received or advanced pursuant to Section 4.06 and distributable to the Certificateholders or the Uncertificated VRR Interest Owner on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent either (i) paid by the Mortgagor as of the Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the Business Day immediately preceding the related Master Servicer Remittance Date) or (ii) advanced by the Master Servicer or the Back-Up Advancing Agent, as applicable, pursuant to Section 4.06 in respect of such Distribution Date); and

(B)       all Balloon Payments with respect to the Mortgage Loans (including any REO Mortgage Loans) to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the Business Day immediately preceding the related Master Servicer Remittance Date), and to the extent not included in clause (A) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders or the Uncertificated VRR Interest Owner on a preceding Distribution Date.

For purposes of clarification, the Scheduled Principal Distribution Amount from time to time shall include all late payments of principal made by the Mortgagors with respect to the Mortgage Loans, including late payments in respect of a delinquent Balloon Payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise applied to reimburse the Master Servicer or the Back-Up Advancing Agent, as the case may be, for prior P&I Advances, pursuant to Section 3.06(a) and Section 3.06A(a).

“Secure Data Room”: The “Secure Data Room” tab on the page relating to this transaction located within the Certificate Administrator’s Website (initially “www.ctslink.com”).

“Service(s)” or “Servicing”: In accordance with Regulation AB, the act of servicing, managing or administering the Mortgage Loans or any other assets of the Trust by an entity (other than the Certificate Administrator and the Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Serviced AB Whole Loan”: A Serviced Whole Loan that includes a Subordinate Companion Loan. Each Trust Subordinate Companion Whole Loan, if any, is a Serviced AB Whole Loan relating to the Trust.

“Serviced Companion Loan”: A Companion Loan that is part of a Serviced Whole Loan. With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Whole Loan, each related Companion Loan will no longer be a Serviced Companion Loan on and after the related Servicing Shift Date.

“Serviced Companion Loan Holder”: The holder of a Serviced Companion Loan.

“Serviced Companion Loan Holder Register”: As defined in Section 3.28(g) of this Agreement.

“Serviced Companion Loan Securities”: Any commercial mortgage-backed securities (including any Loan-Specific Certificates) that evidence an interest in or are secured by the assets of an Other Securitization Trust (or, in the case of any Loan-Specific Certificates, the Trust), which assets include a Serviced Companion Loan (or a portion thereof or interest therein).

“Serviced Loan”: A Serviced Mortgage Loan or Serviced Companion Loan.

“Serviced Mortgage Loan”: A Mortgage Loan that is not an Outside Serviced Mortgage Loan.

“Serviced Outside Controlled Mortgage Loan”: With respect to a Serviced Outside Controlled Whole Loan, the related Serviced Mortgage Loan included in the Trust, which is evidenced by one or more non-controlling promissory notes made by the related Mortgagor. Each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan prior to the related Servicing Shift Date. Each Servicing Shift Mortgage Loan will cease to be a Serviced Outside Controlled Mortgage Loan on and after the related Servicing Shift Date. The Mortgage Loan included in a Serviced AB Whole Loan (other than a Trust Subordinate Companion Whole Loan) will be a Serviced Outside Controlled Mortgage Loan for so long as a related Subordinate Companion Loan is evidenced by the “control note” (or analogous concept), or the holder of a related Subordinate Companion Loan is the “directing holder” (or analogous concept), under the related Co-Lender Agreement.

“Serviced Outside Controlled Whole Loan”: A Serviced Whole Loan with respect to which the related “controlling note” (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) is not an asset of the Trust. Each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan prior to the related Servicing

Shift Date. Each Servicing Shift Whole Loan will cease to be a Serviced Outside Controlled Whole Loan from and after the related Servicing Shift Date. Each Serviced AB Whole Loan (other than a Trust Subordinate Companion Whole Loan) will be a Serviced Outside Controlled Whole Loan for so long as a related Subordinate Companion Loan is evidenced by the “control note” (or analogous concept), or the holder of a related Subordinate Companion Loan is the “directing holder” (or analogous concept), under the related Co-Lender Agreement. As of the Closing Date, the only Serviced Outside Controlled Whole Loans are any Servicing Shift Whole Loans.

“Serviced Pari Passu Companion Loan”: A Pari Passu Companion Loan that is part of a Serviced Whole Loan. With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Whole Loan, each related Pari Passu Companion Loan will cease to be a Serviced Pari Passu Companion Loan on and after the related Servicing Shift Date.

“Serviced Pari Passu Companion Loan Holder”: A holder of a Serviced Pari Passu Companion Loan.

“Serviced Pari Passu Whole Loan”: A Pari Passu Whole Loan that is a Serviced Whole Loan. Each Servicing Shift Whole Loan will cease to be a Serviced Pari Passu Whole Loan on and after the related Servicing Shift Date.

“Serviced Subordinate Companion Loan”: A Subordinate Companion Loan that is part of a Serviced AB Whole Loan. A Trust Subordinate Companion Loan is a Serviced Subordinate Companion Loan.

“Serviced Subordinate Companion Loan Holder”: A holder of a Serviced Subordinate Companion Loan (other than a Trust Subordinate Companion Loan held by the Trust).

“Serviced Trust Loan”: Any Serviced Mortgage Loan or Trust Subordinate Companion Loan.

“Serviced Whole Loan”: A Whole Loan that is being serviced pursuant to this Agreement. The only Serviced Whole Loans related to the Trust as of the Closing Date are the Whole Loans as to which “Serviced” is set forth in the Whole Loan Table under the column heading “Servicing Type,” together with any Servicing Shift Whole Loans. A Servicing Shift Whole Loan will no longer be a Serviced Whole Loan on and after the related Servicing Shift Date.

“Serviced Whole Loan Remittance Date”: With respect to any Serviced Companion Loan: (i) the date specified as the applicable “remittance date” (or analogous concept) in the related Co-Lender Agreement; or (ii) if no such applicable “remittance date” (or analogous concept) is so specified in the related Co-Lender Agreement, then, if such Serviced Companion Loan is not included in an Other Securitization Trust, the Master Servicer Remittance Date and, if such Serviced Companion Loan is included in an Other Securitization Trust, the Business Day immediately following the “determination date” (or analogous concept) set forth in the related Other Pooling and Servicing Agreement, in each case, as long as the date on which the remittance is required is at least one (1) Business Day after the Due Date.

“Servicer”: As defined in Section 10.02(b) of this Agreement.

“Servicer Indemnified Party”: As defined in Section 8.05(c) of this Agreement.

“Servicer Termination Event”: As defined in Section 7.01 of this Agreement.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan), each REO Mortgage Loan, each Serviced Companion Loan (including each Serviced Companion Loan that is a Specially Serviced Loan) and each REO Companion Loan that is included as part of a Serviced Whole Loan and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the related Servicing Fee Rate on, in the case of the initial Distribution Date, the Cut-Off Date Balance and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Mortgage Loan, REO Mortgage Loan, Serviced Companion Loan or REO Companion Loan, as the case may be, as of the close of business on the Distribution Date in the related Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or Serviced Whole Loan is computed and shall be prorated for partial periods; and provided, further, that, notwithstanding Section 3.05, Section 3.06 or Section 3.12 of this Agreement, (1) the Servicing Fee shall be payable from the Lower-Tier REMIC or, in the case of a Trust Subordinate Companion Loan, the related Trust Subordinate Companion Loan REMIC, and (2) the portion thereof payable with respect to each Outside Serviced Mortgage Loan to the applicable Outside Servicer shall be calculated and paid under the applicable Outside Servicing Agreement, shall not be payable to the Master Servicer, shall previously have been deducted by the applicable Outside Servicer prior to remittance to the Trust and shall not be withdrawn from the Collection Account.

“Servicing Fee Rate”: With respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) (or any successor REO Mortgage Loan with respect thereto), the per annum rate equal to the sum of the rates set forth under the columns labeled “Master Servicing Fee Rate”, “Primary Servicing Fee Rate” and “Subservicing Fee Rate” on the Mortgage Loan Schedule; and with respect to each Serviced Companion Loan, the per annum rate set forth under the column labeled “Serviced Companion Loan Servicing Fee Rate” on the Mortgage Loan Schedule.

“Servicing File”: Any documents (other than documents required to be part of the related Mortgage File but including copies of such documents required to be part of the related Mortgage File) related to the origination or the servicing of a Trust Loan that are in the possession of or under the control of the applicable Mortgage Loan Seller, including but not limited to appraisals, environmental reports, engineering reports, legal opinions, and the applicable Mortgage Loan Seller’s asset summary, delivered to the Master Servicer or the Special Servicer; provided that no information that is proprietary to the related Mortgage Loan Seller or any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations shall be required to be delivered as part of the Servicing File. Notwithstanding anything to the contrary contained herein, with respect to each Outside Serviced Mortgage Loan, the Servicing

File shall consist solely of any related documents or records generated by the Master Servicer or Special Servicer hereunder or received by either of them from the applicable Outside Servicer or Outside Special Servicer.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless (i) such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB or (ii) the Master Servicer or the Special Servicer, as applicable, is permitted, pursuant to the Exchange Act reporting requirements (including any Commission guidance), to take responsibility for the assessment of compliance with the Servicing Criteria of such Person.

“Servicing Officer”: Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Serviced Companion Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee, the Operating Advisor and the Certificate Administrator by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Servicing Shift Date”: With respect to any Servicing Shift Whole Loan, the date on which the related Pari Passu Companion Loan evidenced by the Servicing Shift Lead Note is included in an Outside Securitization Trust, and which is also the date on which the pooling and servicing agreement or other comparable agreement governing the creation of such Outside Securitization Trust becomes the Outside Servicing Agreement for such Servicing Shift Whole Loan.

“Servicing Shift Lead Note”: With respect to any Servicing Shift Whole Loan, the related Note, the securitization of which shall cause the servicing of such Servicing Shift Whole Loan to shift to the applicable pooling and servicing agreement or other comparable agreement governing that securitization. With respect to any Servicing Shift Whole Loan, the related Servicing Shift Lead Note as of the Closing Date is identified in the footnotes to the Whole Loan Table.

“Servicing Shift Mortgage Loan”: Any Mortgage Loan that is part of a Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan Pooling and Servicing Agreement”: With respect to a Servicing Shift Mortgage Loan or a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related pooling and servicing agreement or other comparable agreement governing the creation of the Outside Securitization Trust that holds the related Pari Passu Companion Loan evidenced by the related Servicing Shift Lead Note.

“Servicing Shift Whole Loan”: Any Whole Loan that is initially serviced under this Agreement provided, that upon the inclusion of a designated related Companion Loan in a future securitization, the servicing of such Whole Loan will shift to the pooling and servicing agreement or other comparable agreement governing the securitization of such related Companion Loan (whether by itself or with other mortgage assets). A Servicing Shift Whole Loan will be (i) a Serviced Whole Loan prior to the related Servicing Shift Date servicing and (ii) an Outside Serviced Whole Loan on and after the related Servicing Shift Date. The only Servicing Shift Whole Loans related to the Trust as of the Closing Date are the Whole Loans as to which “Servicing Shift” is set forth in the Whole Loan Table under the column heading “Servicing Type.”

“Servicing Standard”: With respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Loans and any REO Properties that such party is obligated to service and administer hereunder, on behalf of the Trust Fund and the Trustee (as the trustee for the Certificateholders, the Loan-Specific Certificateholders and the Uncertificated Interest Owners or, with respect to each Serviced Whole Loan, on behalf of the Certificateholders, the Loan-Specific Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s), as a collective whole as if such Certificateholders and the Uncertificated Interest Owners or, with respect to each Serviced Whole Loan, the Certificateholders, the Loan-Specific Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s), constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s))), in accordance with the terms of this Agreement and in accordance with the following: (i) the higher of the following standards of care: (A) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties); and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Loans or, in the case of (1) a Specially Serviced Loan or (2) a Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan or Serviced Whole Loan to the Certificateholders, the Loan-Specific Certificateholders and the Uncertificated Interest Owners (as a collective whole as if the Certificateholders, the Loan-Specific Certificateholders and the Uncertificated Interest Owners constituted a single lender) (or, if any Serviced Companion Loan is involved, with a view to the maximization of recovery on the related Serviced Whole Loan to the Certificateholders, the Loan-Specific Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s) (as a collective whole as if the Certificateholders, the Loan-Specific Certificateholders, the Uncertificated Interest Owners and Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s))) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders, the Loan-Specific Certificateholders and the Uncertificated Interest Owners (or, in the case of any Serviced Whole Loan, to the Certificateholders, the Loan-Specific Certificateholders, the Uncertificated Interest Owners and the related Companion Loan Holder) to be performed at the Calculation Rate); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate or Loan-Specific Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; provided that the foregoing standards shall apply with respect to an Outside Serviced Mortgage Loan and any related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to this Agreement.

“Servicing Transfer Event”: With respect to any Serviced Mortgage Loan or any Serviced Whole Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of “Specially Serviced Loan”, subject to the terms of such definition.

“SGFC”: Societe Generale Financial Corporation, a Delaware corporation, and its successors in interest.

“SGFC Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between SGFC and the Depositor.

“SGFC Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by SGFC to the Depositor and/or the Trust pursuant to the SGFC Mortgage Loan Purchase Agreement and this Agreement.

“Significant Obligor”: Any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (i) with respect to the Trust, or (ii) with respect to a Serviced Companion Loan and an Other Securitization Trust, as to which the applicable Other Depositor has notified the Master Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) as to such Other Securitization Trust. There is no Significant Obligor with respect to the Trust.

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year) and each Significant Obligor, the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date by which the related Mortgagor is required to deliver quarterly financial statements to the lender under the related Loan Agreement in connection with such calendar quarter (which date is set forth in Section 10.11(a) for any Significant Obligor with respect to the Trust).

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year and each Significant Obligor, the date that is the 90th day after the end of such calendar year.

“Similar Law”: As defined in Section 5.03(n) of this Agreement.

“Special Notice”: As defined in Section 5.07(b) of this Agreement.

“Special Servicer”: With respect to each Serviced Loan, 3650 REIT Loan Servicing LLC, a Florida limited liability company, or its successor in interest, or any successor Special Servicer appointed as provided herein, or any successor Special Servicer appointed as provided herein, which successor Special Servicer shall, with respect to any related Excluded Special Servicer Mortgage Loan, include the related Excluded Mortgage Loan Special Servicer appointed pursuant to Section 6.08(j) of this Agreement, in each case as applicable and as the context may require. All references in this Agreement to the “Special Servicer” mean, (x) with respect to each Serviced Loan or Serviced Whole Loan, the applicable Special Servicer that acts as the special servicer for such Serviced Loan or Serviced Whole Loan, as applicable and (y) only each applicable Special Servicer with respect to the representations, warranties and covenants of the Special Servicers in Section 2.08.

“Special Servicer Decision”: With respect to any Serviced Loan or Serviced Whole Loan, any decision or Mortgagor request that is not a Major Decision or a Master Servicer Decision.

“Special Servicer Servicing Personnel”: The divisions and individuals of the Special Servicer who are involved in the performance of the duties of the Special Servicer under this Agreement.

“Special Servicing Compensation”: With respect to any Serviced Mortgage Loan, Serviced Whole Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), any of the Special Servicing Fee, the Workout Fee, and the Liquidation Fee which shall be due to the Special Servicer.

“Special Servicing Fee”: With respect to each Specially Serviced Loan and REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Special Servicing Fee Rate on the Stated Principal Balance of the related Specially Serviced Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that (a) such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Specially Serviced Loan is computed and shall be prorated for partial periods and (b) such fee shall be payable monthly (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties. For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC or the related Trust Subordinate Companion Loan REMIC, as applicable.

“Special Servicing Fee Rate”: With respect to any Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), a rate equal to (a) 0.25% per annum or (b) if the rate in clause (a) would result in a Special Servicing Fee that would be less than $5,000 in any given month (as prorated for a partial period), then the Special Servicing Fee Rate for such month for such Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property shall be such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month (as prorated for a partial period) with respect to such Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property.

“Specially Serviced Loan”: Any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) as to which any of the following events has occurred (taking into account any cure rights of any related Serviced Subordinate Companion Loan Holder under the related Co-Lender Agreement.):

(a)       the related Mortgagor has failed to make when due any Monthly Payment or a Balloon Payment, which failure continues unremedied (without regard to any grace period):

(i)                   except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, beyond 60 days after the date on which the subject payment was due, or

(ii)                solely in the case of a delinquent Balloon Payment, (A) 30 days after the date on which that Balloon Payment was due (except as described in clause B below) or (B) if (1) the related Mortgagor has delivered, on or before the date on which that Balloon Payment was due, a refinancing commitment, letter of intent or signed purchase and sale agreement reasonably acceptable to the Master Servicer (who shall promptly deliver a copy to the Special Servicer and, so long as no Consultation Termination Event is continuing, any applicable Directing Holder and Consulting Party) from an acceptable lender and the related borrower is diligently seeking a refinancing or sale, (2) the related Mortgagor continued to make its Monthly Payments on each Due Date, and (3) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (x) 120 days after the date on which the Balloon Payment was due and (y) the termination of the refinancing commitment, letter of intent or purchase and sale agreement; or

(b)       there shall have occurred a default (other than as set forth in clause (a) above and other than an Acceptable Insurance Default) that (i) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Trust Certificateholders and the Uncertificated Interest Owners in the Serviced

Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Trust Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and (ii) continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Trust Certificateholders and the Uncertificated Interest Owners in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Trust Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered into against the related Mortgagor; or

(d)       the related Mortgagor consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(e)       the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)       the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Trust Certificateholders and the Uncertificated Interest Owners in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Trust Certificateholders, the Uncertificated Interest Owners or the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of such Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days;

provided, however, that a Serviced Loan will cease to be a Specially Serviced Loan, when a Liquidation Event has occurred with respect to such Serviced Loan or any related REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan, when:

(w)       with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.24 of this Agreement);

(x)       with respect to the circumstances described in clauses (c), (d), (e) and (g) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

(y)       with respect to the circumstances described in clause (b) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

(z)       with respect to the circumstances described in clause (f) of this definition, such proceedings are terminated.

The Special Servicer may conclusively rely on the Master Servicer’s determination and the Master Servicer may conclusively rely on the Special Servicer’s determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Loan’s becoming a Specially Serviced Loan. If any Serviced Mortgage Loan that is part of a Serviced Whole Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan shall also become a Specially Serviced Loan. If the Serviced Companion Loan that is included in a Serviced Whole Loan becomes a Specially Serviced Loan, then the related Serviced Mortgage Loan that is part of such Serviced Whole Loan shall also become a Specially Serviced Loan.

“Specially Serviced Mortgage Loan”: A Mortgage Loan that is, or is part of, a Specially Serviced Loan.

“Specified Mortgage Loans”: The Mortgage Loans identified on Exhibit GG to this Agreement.

“Split Mortgage Loan”: Any Mortgage Loan that is part of a Whole Loan. The only Split Mortgage Loans that are assets of the Trust as of the Closing Date are those that have the respective loan numbers (as set forth on the Mortgage Loan Schedule) listed on the Whole Loan Table under the column heading “Loan No. for related Mortgage Loan.”

“Sponsor”: Each of 3650 Capital, BMO, BSPRT, GSMC, LCF, NREC, SGFC, UBS AG, ZBNA and their respective successors in interest.

“Startup Day”: The day designated as such pursuant to Section 2.12(d) of this Agreement.

“Stated Principal Balance”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan (other than an REO Trust Loan), as of any date of determination, an amount equal to (a) the Cut-Off Date Balance of such Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan (as of the date of substitution) after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), minus (b) the sum of (i) any and all amounts (without duplication) attributable to such Mortgage Loan or Trust Subordinate Companion Loan that are part of the Scheduled Principal Distribution Amount, the Unscheduled Principal Distribution Amount, the related Loan-Specific Scheduled Principal Distribution Amount and/or the related Loan-Specific Unscheduled Principal Distribution Amount, as applicable, for each and every Distribution Date coinciding with or preceding such date of determination and (ii) any adjustment to the principal balance of such Mortgage Loan or Trust Subordinate Companion Loan as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination. The Stated Principal Balance of a Mortgage Loan or Trust Subordinate Companion Loan with respect to which title to the related Mortgaged Property has been acquired on behalf of the Trust Fund and, if such Trust Loan is part of a Whole Loan, the related Companion Loan Holder(s), is equal to the Stated Principal Balance thereof outstanding on the date on which such title is acquired less any and all amounts attributable to the related REO Trust Loan that are part of the Unscheduled Principal Distribution Amount or related Loan-Specific Unscheduled Principal Distribution Amount, as applicable, and the principal portion of any P&I Advances with respect to such REO Trust Loan for each and every Distribution Date coinciding with or preceding such date of determination but after the date on which such title is acquired. With respect to any Serviced Companion Loan (other than a Trust Subordinate Companion Loan) (including any successor REO Companion Loan with respect to such Serviced Companion Loan), as of any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Serviced Companion Loan as of the Cut-off Date, minus (i) all amounts remitted to the related Serviced Companion Loan Holder on or prior to the most recent Distribution Date coinciding with or preceding such date of determination that are allocable to principal of such Serviced Companion Loan and (ii) any adjustment to the principal balance of such Serviced Companion Loan as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Serviced Companion Loan as of the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination. Notwithstanding the foregoing, the Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or other Serviced Companion Loan that has been paid in full or a Specially Serviced Loan with respect to which the Special Servicer has made a Final Recovery Determination (or, in the case of an Outside Serviced Mortgage Loan, with respect to which the Outside Special Servicer has made an equivalent determination) shall be zero from and after the Distribution Date related to the Collection Period in which such payment or determination is made. The Stated Principal Balance of a Serviced Whole Loan (including an REO Whole Loan), as of any date of determination, shall equal the sum of the then Stated Principal Balances of the related Mortgage Loan (including an REO Mortgage Loan) and the related Serviced Companion Loan(s) (including any related REO Companion Loan(s)).

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall or general servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Trust Loans but performs one or more discrete functions of the Servicing Criteria with respect to Trust Loans under the direction or authority of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, an Additional Servicer, or a Sub-Servicer.

“Subordinate Companion Loan”: A Companion Loan that, to the extent provided in the related Loan Documents and/or the related Co-Lender Agreement, is generally subordinate in right of payment to the related Split Mortgage Loan. The only Subordinate Companion Loans related to the Trust as of the Closing Date are evidenced by the Notes identified in the Whole Loan Table under the column heading “Subordinate Companion Loan(s),” each of which Notes evidences a separate Subordinate Companion Loan.

“Subordinate Companion Loan Holder”: The holder of a Subordinate Companion Loan (other than a Trust Subordinate Companion Loan).

“Subordinate YM Certificates”: As defined in Section 4.01(d) of this Agreement.

“Subsequent Third Party Purchaser”: Any “subsequent third-party purchaser” (each within the meaning of Rule 7 of Regulation RR) that acquires and holds, or a “majority-owned affiliate” (under Regulation RR) of which acquires and holds, some or all of the HRR Interest in accordance with this Agreement and applicable laws and regulations; provided that if there are multiple such parties with respect to the HRR Interest then “Subsequent Third Party Purchaser” shall mean, individually and collectively, those multiple parties.

“Substitution Shortfall Amount”: With respect to a substitution pursuant to Section 2.03(a) of this Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

“Sub-Servicer”: Any Person that Services Trust Loans on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of all or a material portion of the Servicing functions required to be performed by the Master Servicer, the Special Servicer or an Additional Servicer under this Agreement, with respect to some or all of the Trust Loans. As of the Closing Date, the Sub-Servicer(s) set forth on Exhibit S to this Agreement will be the Sub-Servicer for the related Mortgage Loan(s) set forth on Exhibit S to this Agreement.

“Sub-Servicing Agreement”: The written contract between the Master Servicer, an Additional Servicer or the Special Servicer (if it is permitted to appoint sub-servicers pursuant to

Section 3.01(c) of this Agreement), as the case may be, and any Sub-Servicer relating to servicing and administration of Trust Loans as provided in Section 3.01(c) of this Agreement.

“Successful Bidder”: As defined in Section 7.01(b) of this Agreement.

“Tax Returns”: The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC under the REMIC Provisions, and the federal income tax return to be filed by the Certificate Administrator on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Trust Certificateholders and/or the Uncertificated Interest Owners or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Temporary Regulation S Global Certificate”: As defined in Section 5.02(c)(i) of this Agreement.

“Terminated Party”: As defined in Section 7.01(c) of this Agreement.

“Termination Date”: The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

“Termination Purchase Amount”: As of any time of determination, an amount equal to the sum of (A) the aggregate Purchase Price (excluding the amount described in clause (g) of the definition of “Purchase Price”) of all the Trust Loans (exclusive of any successor REO Trust Loans with respect thereto) then included in the Trust and (B) the Appraised Value of the Trust’s portion of each REO Property, if any, then included in the Trust, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (B) shall be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

“Test”: As defined in Section 11.01(b)(iv) of this Agreement.

“Third Party Reports”: With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report or property condition report, if any.

“Threshold Event Collateral”: As defined in Section 3.28(f) of this Agreement.

“Transfer”: Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R Certificate.

“Transferee Affidavit”: As defined in Section 5.03(p)(ii) of this Agreement.

“Transferor Letter”: As defined in Section 5.03(p)(ii) of this Agreement.

“Treasury Regulations”: Applicable final or temporary regulation of the U.S. Department of the Treasury.

“Trust”: The trust created by this Agreement. The Trust shall be named “BMO 2026-5C15 Mortgage Trust”.

“Trust Certificate”: Any Certificate or Loan-Specific Certificate, as the context may require.

“Trust Certificateholder”: Any Certificateholder or Loan-Specific Certificateholder, as the context may require.

“Trust Certificateholders”: Collectively, the Certificateholders and the Loan-Specific Certificateholders.

“Trust Certificates”: Collectively, the Certificates and the Loan-Specific Certificates.

“Trust Fund”: The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and Trust Subordinate Companion Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of this Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) the Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

“Trust Interest Owner”: Individually or collectively, as the context may require, any Certificateholder, any Loan-Specific Certificateholder or any Uncertificated Interest Owner.

“Trust Interests”: The Certificates, the Loan-Specific Certificates and the Uncertificated Interests, collectively.

“Trust Loan”: Any Mortgage Loan (including any successor REO Mortgage Loan) or Trust Subordinate Companion Loan (including any successor REO Companion Loan) held in the Trust Fund. For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund. Accordingly, the Mortgage Loans will be the only Trust Loans.

“Trust Reimbursement Amount”: As defined in Section 3.06A(a) of this Agreement.

“Trust Reimbursement Amount No.1”: As defined in Section 3.06(a) of this Agreement.

“Trust Reimbursement Amount No.2”: As defined in Section 3.06A(a) of this Agreement.

“Trust-Related Litigation”: As defined in Section 3.33 of this Agreement.

“Trust REMIC”: Each of the Trust Subordinate Companion Loan REMIC(s), the Lower-Tier REMIC and the Upper-Tier REMIC.

“Trust Subordinate Companion Loan”: Any Subordinate Companion Loan included in the Trust Fund as to which a loan-specific sub-series of commercial mortgage-backed securities is to be issued under this Agreement. For avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund, and all references in this Agreement to “Trust Subordinate Companion Loan” or “Trust Subordinate Companion Loans” shall be disregarded.

“Trust Subordinate Companion Loan Available Funds”: With respect to any Trust Subordinate Companion Loan and the related Loan-Specific Certificates and any related Loan-Specific Uncertificated Interest(s), for any Distribution Date, the aggregate amount of payments, collections and/or advances (from whatever source) with respect to such Trust Subordinate Companion Loan or any successor REO Companion Loan (which, for avoidance of doubt, will not include any amounts received with respect to the Mortgage Loans or any REO Mortgage Loans) that are available to make distributions of interest (other than Excess Interest), principal and reimbursements of applicable Realized Losses with respect to such related Loan-Specific Certificates and any such related Loan-Specific Uncertificated Interests. For avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund, and all references in this Agreement to “Trust Subordinate Companion Loan Available Funds” shall be disregarded.

“Trust Subordinate Companion Loan Principal Balance”: The principal amount of any Trust Subordinate Companion Loan Regular Interest outstanding as of any date of determination. As of the Closing Date, the Trust Subordinate Companion Loan Principal Balance of each Trust Subordinate Companion Loan Regular Interest actually issued under this Agreement shall equal the original Trust Subordinate Companion Loan Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the Trust Subordinate Companion Loan

Principal Balance of each Trust Subordinate Companion Loan Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Trust Subordinate Companion Loan Regular Interest on such Distribution Date pursuant to Section 4.01(a)(iii) of this Agreement, and shall be further permanently reduced on such Distribution Date by all applicable Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(f) of this Agreement, such that at all times the Trust Subordinate Companion Loan Principal Balance of a Trust Subordinate Companion Loan Regular Interest shall equal the Certificate Balance of the Corresponding Certificates. The Trust Subordinate Companion Loan Principal Balance of any Trust Subordinate Companion Loan Regular Interest may be increased on a particular Distribution Date as and to the extent contemplated by Section 4.01(g) of this Agreement. For avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund, and all references in this Agreement to “Trust Subordinate Companion Loan Principal Balance” shall be disregarded.

“Trust Subordinate Companion Loan Regular Interests”: The respective classes of “regular interests”, within the meaning of Code Section 860G(a)(1), in any Trust Subordinate Companion Loan REMIC. For avoidance of doubt, no Trust Subordinate Companion Loan REMICs will be created under this Agreement, and all references in this Agreement to “Trust Subordinate Companion Loan Regular Interest” or “Trust Subordinate Companion Loan Regular Interests” shall be disregarded.

“Trust Subordinate Companion Loan REMIC”: Any REMIC comprising a portion of the Trust Fund that consists of a Trust Subordinate Companion Loan and the proceeds thereof, any allocable portion of any related REO Property with respect thereto, the related REO Account (to the extent of amounts therein allocable to the related Trust Subordinate Companion Loan), the related Trust Subordinate Companion Loan REMIC Distribution Account and the Interest Reserve Account (to the extent of amounts therein allocable to the related Trust Subordinate Companion Loan). For avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund, and all references in this Agreement to “Trust Subordinate Companion Loan REMIC” or “Trust Subordinate Companion Loan REMICs” shall be disregarded.

“Trust Subordinate Companion Loan REMIC Distribution Account”: With respect to each Trust Subordinate Companion Loan, the account or accounts created and maintained as a separate account (or separate sub-account within the same account as another Distribution Account) or accounts by the Certificate Administrator pursuant to  Section 3.05(b) of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Trust Subordinate Companion Loan REMIC Distribution Account” and which must be an Eligible Account. The Trust Subordinate Companion Loan REMIC Distribution Account for any Trust Subordinate Companion Loan shall be an asset of the related Trust Subordinate Companion Loan REMIC. For avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund, and all references in this Agreement to “Trust Subordinate Companion Loan REMIC Distribution Account” shall be disregarded.

“Trust Subordinate Companion Loan Securitization Transaction”: With respect to any Trust Subordinate Companion Loan, a “securitization transaction” (as defined in Rule 2 of Regulation RR) involving the issuance, offer and sale of any related Loan-Specific Certificates. For avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund, and all references in this Agreement to “Trust Subordinate Companion Loan Securitization” shall be disregarded.

“Trust Subordinate Companion Loan Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in a Trust Subordinate Companion Loan REMIC and evidenced by the Class R Certificates. For avoidance of doubt, no Trust Subordinate Companion Loan REMICs will be created under this Agreement, and all references in this Agreement to “Trust Subordinate Companion Loan Residual Interest” or “Trust Subordinate Companion Loan Residual Interests” shall be disregarded.

“Trust Subordinate Companion Whole Loan”: Any Whole Loan that includes a Trust Subordinate Companion Loan. For avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Trust Fund, and all references in this Agreement to “Trust Subordinate Companion Whole Loan” or “Trust Subordinate Companion Whole Loans” shall be disregarded.

“Trustee”: Computershare Trust Company, National Association, a national banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided. Computershare Trust Company, National Association will perform its obligations as Trustee through its Corporate Trust Services division.

“Trustee Personnel”: The divisions and individuals of the Trustee who are involved in the performance of the duties of the Trustee under this Agreement.

“Trustee/Certificate Administrator Fee”: With respect to each Mortgage Loan and for any Distribution Date, an amount accrued during the related Interest Accrual Period at the Trustee/Certificate Administrator Fee Rate on, in the case of the initial Distribution Date, the Cut-Off Date Balance of such Mortgage Loan and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in the related Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the Trustee/Certificate Administrator Fee shall be payable from the Lower-Tier REMIC.

“Trustee/Certificate Administrator Fee Rate”: With respect to each Mortgage Loan, a rate equal to 0.015050% per annum.

“UBS AG”: UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank, and its successors in interest.

“UBS AG Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between UBS AG and the Depositor.

“UBS AG Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by UBS AG to the Depositor and/or the Trust pursuant to the UBS AG Mortgage Loan Purchase Agreement and this Agreement.

“Uncertificated Interest Balance”: The principal balance of an Uncertificated Interest (if issued) from time to time. For avoidance of doubt, no Uncertificated Interest will be issued under this Agreement, and the Uncertificated Interest Balance shall at all times equal zero.

“Uncertificated Interest Owner”: The owner of an Uncertificated Interest (if issued) from time to time. For avoidance of doubt, no Uncertificated Interest will be issued under this Agreement, and any references to “Uncertificated Interest Owner” in this Agreement shall be disregarded.

“Uncertificated Interests”: The Uncertificated VRR Interest and any Loan-Specific Uncertificated Interests. For avoidance of doubt, (i) no Uncertificated VRR Interest will be issued under this Agreement, (ii) no Trust Subordinate Companion Loans will be included in the Trust Fund, and accordingly no Uncertificated Interests shall relate to a Trust Subordinate Companion Loan and any references to an Uncertificated Interest relating to a Trust Subordinate Companion Loan shall be disregarded, and (iii) accordingly, no Uncertificated Interest will be issued under this Agreement, and any references to “Uncertificated Interest” in this Agreement shall be disregarded.

“Uncertificated VRR Interest”: If issued, an uncertificated interest in the Trust representing the right to receive or be allocated pursuant to Section 4.01(c) a pro rata portion (based on the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest relative to the sum of the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance) of any Combined VRR Available Funds and any Appraisal Reduction Amounts, Yield Maintenance Charges, Prepayment Interest Shortfalls, and Excess Interest allocated to the Combined VRR Interest. For the avoidance of doubt, the parties hereto agree not to treat the Uncertificated VRR Interest as a security under applicable law. For tax reporting purposes, the Uncertificated VRR Interest will accrue interest at the WAC Rate in effect from time to time. If issued, the Uncertificated VRR Interest will constitute a class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC. If there had been VRR Specific Grantor Trust Assets, the Uncertificated VRR Interest would have evidenced an undivided beneficial interest in a portion of such VRR Specific Grantor Trust Assets. For the avoidance of doubt, no Uncertificated VRR Interest will be issued, and all references in this Agreement to “Uncertificated VRR Interest” shall be disregarded.

“Uncertificated VRR Interest Balance”: With respect to the Uncertificated VRR Interest, (a) as of any date of determination on or prior to the first Distribution Date, an amount equal to the initial Uncertificated VRR Interest Balance of the Uncertificated VRR Interest as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, an amount equal to the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest on the Distribution Date immediately prior to such date of determination, after any actual distributions of principal thereon and allocations of applicable Realized Losses thereto on such prior Distribution Date, and after any increases to the

Uncertificated VRR Interest Balance on such prior Distribution Date (as and to the extent provided in Section 4.01(g) of this Agreement) in connection with recoveries of Nonrecoverable Advances previously reimbursed out of collections of principal on the Mortgage Loans. For avoidance of doubt, no Uncertificated VRR Interest shall be issued under this Agreement, and accordingly, the Uncertificated VRR Interest Balance shall at all times equal zero.

“Uncertificated VRR Interest Owner”: Any Person in whose name the Uncertificated VRR Interest is registered on the Certificate Register or other registry of ownership maintained by the Certificate Administrator. Any Person in whose name the Uncertificated VRR Interest is registered on the Certificate Register or other registry of ownership maintained by the Certificate Administrator. For avoidance of doubt, no Uncertificated VRR Interest shall be issued under this Agreement, and accordingly, there will be no Uncertificated VRR Interest Owner and all references in this Agreement to “Uncertificated VRR Interest Owner” shall be disregarded.

“Underwriter Exemption”: With respect to each Underwriter and each Initial Purchaser, the Prohibited Transaction Exemption, if any, applicable to such Underwriter or Initial Purchaser as described under “ERISA CONSIDERATIONS” of the Prospectus.

“Underwriters”: BMO Capital Markets Corp., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Academy Securities, Inc., Bancroft Capital, LLC, Blaylock Van, LLC and Drexel Hamilton, LLC.

“Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) (B) and (C) of Section 3.06(a) of this Agreement but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the aggregate of: (a) all Principal Prepayments received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all Principal Prepayments received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by Mortgagors) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date), whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation proceeds, net income, rents, and REO Proceeds or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

“Unsolicited Information”: As defined in Section 11.01(b)(iii) of this Agreement.

“Upper-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests, the Trust Subordinate Companion Loan Regular Interests and amounts held from time to time in the Upper-Tier REMIC Distribution Account.

“Upper-Tier REMIC Distribution Account”: The trust account or accounts created and maintained as a separate trust account (or separate sub-account within the same account as the Lower-Tier REMIC Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, and the Uncertificated Interest Owners, Upper-Tier REMIC Distribution Account” and which must be an Eligible Account. The Upper-Tier REMIC Distribution Account shall be an asset of the Upper-Tier REMIC.

“Upper-Tier Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Upper-Tier REMIC and evidenced by the Class R Certificates.

“U.S. Tax Person”: A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 that have elected to be treated as U.S. Tax Persons).

“Vertically Retained Certificates”: All of the Class VRR Certificates collectively. For the avoidance of doubt, no Class VRR Certificates will be issued under this Agreement. Accordingly, all references in this Agreement to “Vertically Retained Certificate” and “Vertically Retained Certificates” shall be disregarded.

“Vertically Retained Percentage”: A fraction, expressed as a percentage, the numerator of which is the initial Combined VRR Interest Balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial Certificate Balance of all Classes of Principal Balance Certificates and (y) the initial Uncertificated VRR Interest Balance of the Uncertificated VRR Interest. For the avoidance of doubt, the Vertically Retained Percentage shall at all times be 0%.

“Voting Rights”: The portion of the voting rights of all of the Trust Certificates that is allocated to any Trust Certificate or Class of Trust Certificates. At all times during the term of this Agreement, the Voting Rights shall be allocated among the respective Classes of Trust Certificateholders as follows: (a) 1% in the aggregate in the case of the respective Classes of the Interest-Only Trust Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Trust Certificates is greater than zero), and (b) in the case of any Class of Principal Balance Certificates or Loan-Specific Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Trust Certificates have been reduced to zero, 100%) and a fraction, expressed as a percentage, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates or Loan-Specific Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates and Loan-Specific Principal Balance Certificates, in each case as of the date of determination (provided that, if, but only if, expressly so provided herein in any circumstance, the allocation or exercise of Voting Rights for any particular purpose shall take into account the allocation of Appraisal Reduction Amounts to notionally reduce Certificate Balances). The Voting Rights of any Class of Trust Certificates shall be allocated among Holders of Trust Certificates of such Class in proportion to their respective Percentage Interests. The Class S and Class R Certificates and the Uncertificated Interests shall not be entitled to any Voting Rights.

“VRR Allocation Percentage”: A percentage equal to the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage. For avoidance of doubt, the VRR Allocation Percentage shall at all times be 0%.

“VRR Interest Distribution Amount”: With respect to the Combined VRR Interest for any Distribution Date, an amount equal to the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of interest distributed to the Holders of the Non-Vertically Retained Regular Certificates pursuant to Sections 4.01(b)(i), (iv), (vii), (x), (xiii), (xvi), (xix), (xxii) and (xxv) on such Distribution Date. For the avoidance of doubt, no Combined VRR Interest will be issued under this Agreement. Accordingly, all references in this Agreement to “VRR Interest Distribution Amount” shall be disregarded.

“VRR Interest Transfer Restriction Period”: With respect to the Combined VRR Interest, the period from the Closing Date to the earlier of: (i) the date that is latest of (A) the date on which the aggregate unpaid principal balance of all outstanding Mortgage Loans has been reduced to 33% of the aggregate Cut-off Date Balance of the Mortgage Loans, (B) the date on which the sum of the aggregate outstanding Certificate Balance of all Classes of Principal Balance Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest has been reduced to 33% of the sum of the aggregate outstanding Certificate Balance of all Classes of Principal Balance Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest as of the Closing Date, and (C) two (2) years after the Closing Date; and (ii) in the sole discretion of the Retaining Sponsor and the Depositor, the date on which the provisions of Regulation RR applicable to the Retaining Sponsor, the Retaining Parties and the securitization transaction contemplated by this Agreement are repealed in their entirety or are otherwise eliminated and the Retaining Sponsor and the Depositor have determined that such repeal or elimination renders Regulation RR in its entirety inapplicable (and that there are no other risk retention requirements under the Dodd-Frank Act that would be applicable) to the securitization transaction contemplated by this Agreement. For the avoidance of doubt, no Combined VRR Interest will be issued under this Agreement. Accordingly, all references in this Agreement to “VRR Interest Transfer Restriction Period” shall be disregarded.

“VRR Principal Distribution Amount”: With respect to the Combined VRR Interest for any Distribution Date, an amount equal to the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of principal distributed to the Holders of the Non-Vertically Retained Principal Balance Certificates pursuant to Sections 4.01(b)(ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii) and (xxvi) and the penultimate paragraph of Section 4.01(b) on such Distribution Date. For the avoidance of doubt, no Combined VRR Interest will be issued under this Agreement. Accordingly, all references in this Agreement to “VRR Principal Distribution Amount” shall be disregarded.

“VRR Realized Loss Interest Distribution Amount”: With respect to the Combined VRR Interest for any Distribution Date, an amount equal to the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of interest on related reimbursed Realized Losses distributed to the Holders of the Non-Vertically Retained Principal Balance Certificates pursuant to Sections 4.01(b)(iii), (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv) and (xxvii) on such Distribution Date. For the avoidance of doubt, no Combined VRR Interest will be issued under this Agreement. Accordingly, all references in this Agreement to “VRR Realized Loss Interest Distribution Amount” shall be disregarded.

“VRR Specific Grantor Trust Assets”: The portion of the Trust Fund consisting of (i) the Vertically Retained Percentage of any Excess Interest collected on the ARD Mortgage Loans and (ii) the Vertically Retained Percentage of amounts held from time to time in the Excess Interest Distribution Account (if established). Because (a) the Trust Fund will not include ARD Mortgage Loans as of the Closing Date and (b) no Combined VRR Interest will be issued under this Agreement and the Vertically Retained Percentage shall at all times be 0%, there will be no VRR Specific Grantor Trust Assets. Accordingly, all references in this Agreement to “VRR Specific Grantor Trust Assets” shall be disregarded.

“WAC Rate”: With respect to any Distribution Date, a per annum rate equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans (including the REO Mortgage Loans) for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date; provided, however, that in the case of any Loan REMIC Held Mortgage Loan, “Mortgage Loan” shall refer to the related Loan REMIC Regular Interest for purposes of this definition.

“WFB”: Wells Fargo Bank, National Association, a national banking association, and its successors interest.

“WFB Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between WFB and the Depositor.

“WFB Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by WFB to the Depositor and/or the Trust pursuant to the WFB Mortgage Loan Purchase Agreement and this Agreement.

“WFCM 2025-5C7 PSA”: The Pooling and Servicing Agreement, dated as of December 1, 2025, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as a special servicer, CWCapital Asset Management LLC, as a special servicer, KeyBank National Association, as a special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and BellOak, LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the Wells Fargo Commercial Mortgage Trust 2025-5C7, Commercial Mortgage Pass Through Certificates, Series 2025-5C7 were issued.

“WHFIT”: A “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”: Treasury Regulations section 1.671-5, as amended.

“WHMT”: A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(23) or successor provisions.

“Whole Loan”: An aggregate debt consisting of a particular Mortgage Loan that is an asset of the Trust and one or more other mortgage loans (each of which is referred to as a “Companion Loan”), which Mortgage Loan and related Companion Loan(s) are: (i) each evidenced by one or more separate Notes; (ii) cross-defaulted with each other; and (iii) all secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties. The term “Whole Loan” shall include any successor REO Mortgage Loan and the related successor REO Companion Loan(s) (or the related deemed Companion Loan(s), if applicable)). The only Whole Loans related to the Trust as of the Closing Date are identified in the Whole Loan Table. None of the Companion Loans identified in the Whole Loan Table are assets of the Trust other than any Trust Subordinate Companion Loan(s).

“Whole Loan Custodial Account”: With respect to any Serviced Whole Loan, one or more respective segregated accounts or sub-accounts (in the form of a separate account, subaccount or by written ledger of an Eligible Account which would be a subaccount or written ledger under (1) the Collection Account, (2) if the Master Servicer is also the Other Servicer with respect to a related Serviced Companion Loan, the collection account established under the Other Pooling and Servicing Agreement with respect to such Serviced Companion Loan or (3) if the Master Servicer is not also the Other Servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the Other Servicer with respect to such Serviced Companion Loan), in each case of (1), (2) or (3), created and maintained by the Master Servicer pursuant to Section 3.05A of this Agreement on behalf of the holders of such Serviced Whole Loan, which (subject to any changes in the identities of the Master Servicer and/or the Trustee) shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, the Uncertificated Interest Owners, and the related Serviced Companion Loan Holder, as their interests may appear.”

“Whole Loan Special Servicer”: Any Person responsible for performing the duties of Special Servicer hereunder with respect to a Serviced Whole Loan or any related REO Property.

“Whole Loan Table”: The table that appears under the heading “WHOLE LOANS” in the Preliminary Statement.

“Withheld Amounts”: As defined in Section 3.23 of this Agreement.

“Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, the amount of any Advance made with respect to such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan on or before the date such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes a future obligation of the Mortgagor to pay under the terms of modified Loan Documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

“Workout Fee”: The fee paid to the Special Servicer with respect to each Corrected Loan equal to the applicable Workout Fee Rate applied to each collection of interest (excluding Default Interest and Excess Interest) and principal (other than any amount for which a Liquidation Fee is paid) received on such Corrected Loan for so long as it remains a Corrected Loan; provided that no Workout Fee shall be payable by the Trust with respect to such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of Specially Serviced Loan (and no other clause thereof) and no mortgage loan event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) is modified by the Special Servicer in accordance with the terms hereof; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under this Agreement only because of an event described in clause (a)(ii) of the definition of Specially Serviced Loan as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related Maturity Date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related Mortgagor in connection with such workout; provided, further, that the Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under this Agreement shall be reduced by any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as described in the definition of Excess Modification Fees in this Agreement, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Workout Fee Rate”: A rate equal to the lesser of (a) 1.0% (or 0.50% with respect to the Deptford Mall Mortgage Loan) and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than Default Interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than Default Interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate shall be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than Default Interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

“XML Format”: Extensible markup language electronic format.

“Yield Maintenance Charge”: With respect to any Mortgage Loan or Serviced Companion Loan, the yield maintenance charge or prepayment premium, if any, payable under the related Note in connection with certain prepayments.

“ZBNA”: Zions Bancorporation, N.A., a national banking association, and its successors in interest.

“ZBNA Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of June 1, 2026, by and between ZBNA and the Depositor.

“ZBNA Mortgage Loans”: The Mortgage Loans (or portions thereof) transferred by ZBNA to the Depositor and/or the Trust pursuant to the ZBNA Mortgage Loan Purchase Agreement and this Agreement.

Section 1.02           Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

(a)                All calculations of interest with respect to the Mortgage Loans and Trust Subordinate Companion Loans shall be made in accordance with the terms of the related Note and Mortgage.

(b)               For purposes of distribution of Yield Maintenance Charges to the Certificateholders pursuant to Section 4.01(d) of this Agreement on any Distribution Date, the Class of Non-Vertically Retained Principal Balance Certificates as to which the Non-Vertically Retained Percentage of any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Non-Vertically Retained Principal Balance Certificates on such Distribution Date in respect of principal shall consist first of the Non-Vertically Retained Percentage of scheduled payments included in the definition of Principal Distribution Amount and second of the Non-Vertically Retained Percentage of prepayments included in such definition.

(c)                Any Mortgage Loan or Trust Subordinate Companion Loan payment is deemed to be received by the Trust Fund on the date such payment is actually received by the Master Servicer, the Special Servicer or the Certificate Administrator; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan or Trust Subordinate Companion Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan on which interest accrues.

(d)               For purposes of calculating distributions on the Certificates and the Uncertificated VRR Interest and, in the absence of express provisions in the related Loan Documents (and/or, with respect to each Outside Serviced Mortgage Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under a Mortgage Loan, all amounts collected by or on behalf of the Trust in respect of any Mortgage Loan in the form of payments from the related Mortgagor, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) shall be deemed to be allocated in the following order of priority:

(i)                            as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan, and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Trust with respect to the related Mortgage Loan;

(ii)                         as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of “Aggregate Principal Distribution Amount”);

(iii)                       to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) all unpaid interest (exclusive of Default Interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable Mortgage Loan interest accrual period, over (B) the sum of (1) (x) the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, and (2) the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause (v) below on earlier dates) ) (with respect to the Mountain Industrial Portfolio Mortgage Loan, such accrued and unpaid interest to be applied to the components thereof in sequential order, up to the accrued and outstanding interest on each such component);

(iv)                      to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the Mountain Industrial Portfolio Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

(v)                        as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts or would have occurred under Section 4.06(a) of this Agreement in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of Default Interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent that collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause (v) on earlier dates) (with respect to the Mountain Industrial Portfolio Mortgage Loan, such accrued and unpaid interest to be applied to the components thereof in sequential order, up to the accrued and outstanding interest on each such component);

(vi)                     as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

(vii)                   as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

(viii)                as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

(ix)                       as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

(x)                           as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

(xi)                        as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

(xii)                    as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the Mountain Industrial Portfolio Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

(xiii)                 in the case of an ARD Mortgage Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Loan Documents) with respect to any partial release of a Mortgaged Property (including following a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan, as applicable, exceeds 125%, or would exceed 125% following any partial release (based solely on the value of the real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Whole Loan in the manner permitted by the REMIC Provisions.

Interest received on the Mountain Industrial Portfolio Mortgage Loan pursuant to the foregoing shall be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest on the subject component. Principal received on the Mountain Industrial Portfolio Mortgage Loan pursuant to the foregoing shall be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

(e)                Collections by or on behalf of the Trust in respect of any REO Property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) shall be deemed to be allocated for purposes of calculating distributions on the Certificates and the Uncertificated VRR Interest and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan in the following order of priority:

(i)                             as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related REO Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Trust with respect to the related REO Mortgage Loan;

(ii)                          as a recovery of any Nonrecoverable Advances with respect to the related REO Mortgage Loan and any interest on those Nonrecoverable Advances at the

Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of “Aggregate Principal Distribution Amount”);

(iii)                       to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) all unpaid interest (exclusive of Default Interest and Excess Interest) accrued on such REO Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable Mortgage Loan interest accrual period, over (B) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that was not advanced because of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such REO Mortgage Loan that would have occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such REO Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause (v) below or clause (v) of Section 1.02(d) above on earlier dates) (with respect to the Mountain Industrial Portfolio Mortgage Loan, such accrued and unpaid interest to be applied to the components thereof in sequential order, up to the accrued and outstanding interest on each such component);

(iv)                     to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance (with respect to the Mountain Industrial Portfolio Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

(v)                        as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts or would have occurred under Section 4.06(a) of this Agreement in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of Default Interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such

REO Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent that collections have not theretofore been allocated as a recovery of such accrued and unpaid interest on earlier dates pursuant to this clause (v) or clause (v) of Section 1.02(d) above) (with respect to the Mountain Industrial Portfolio Mortgage Loan, such accrued and unpaid interest to be applied to the components thereof in sequential order, up to the accrued and outstanding interest on each such component);

(vi)                     as a recovery of any Yield Maintenance Charge then due and owing under the related REO Mortgage Loan;

(vii)                  as a recovery of any late payment charges and Default Interest then due and owing under the related REO Mortgage Loan;

(viii)               as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan;

(ix)                       as a recovery of any other amounts then due and owing under the related REO Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

(x)                           in the case of an ARD Mortgage Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest.

Interest received on the Mountain Industrial Portfolio Mortgage Loan pursuant to the foregoing shall be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest on the subject component. Principal received on the Mountain Industrial Portfolio Mortgage Loan pursuant to the foregoing shall be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

(f)                The applications of amounts received in respect of any Mortgage Loan pursuant to paragraph (d) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to paragraph (e) of this Section 1.02 shall be determined by the Special Servicer (unless such Mortgage Loan is, or such REO Property relates to, an Outside Serviced Mortgage Loan, in which case such applications shall be determined by the Master Servicer) in accordance with the Servicing Standard.

(g)               For purposes of calculating distributions on the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest relating to a particular Trust Subordinate Companion Loan and, in the absence of express provisions in the related Loan Documents and/or the related Co-Lender Agreement to the contrary, for purposes of otherwise collecting amounts due under a Trust Subordinate Companion Loan, all amounts collected by or on behalf of the Trust in respect of any Trust Subordinate Companion Loan in the form of payments from the related Mortgagor, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (excluding any amounts payable to the related Mortgage Loan pursuant to the related Co-Lender Agreement) shall be deemed to be allocated in the following order of priority:

(i)                            as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Trust Subordinate Companion Loan, and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Trust with respect to the related Trust Subordinate Companion Loan;

(ii)                         as a recovery of Nonrecoverable Advances with respect to the related Trust Subordinate Companion Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the related Trust Subordinate Companion Loan;

(iii)                      to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of accrued and unpaid interest on such Trust Subordinate Companion Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) all unpaid interest (exclusive of Default Interest and Excess Interest) accrued on such Trust Subordinate Companion Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (B) the sum of (1) (x) the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Trust Subordinate Companion Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of non-recoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Trust Subordinate Companion Loan that would have occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, and (2) the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Trust Subordinate Companion Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause (v) below on earlier dates);

(iv)                     to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of principal of such Trust Subordinate Companion Loan then due and owing, including by reason of acceleration of such Trust Subordinate Companion Loan following a default thereunder (or, if such Trust Subordinate Companion Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

(v)                        as a recovery of accrued and unpaid interest on such Trust Subordinate Companion Loan (exclusive of Default Interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Trust Subordinate Companion Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts or would have occurred under Section 4.06(a) in connection with related Appraisal Reduction Amounts but for the subject P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of Default Interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Trust Subordinate Companion Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent that collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)                      as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Trust Subordinate Companion Loan;

(vii)                  as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Trust Subordinate Companion Loan;

(viii)               as a recovery of any Yield Maintenance Charge then due and owing under such Trust Subordinate Companion Loan;

(ix)                       as a recovery of any late payment charges and Default Interest then due and owing under such Trust Subordinate Companion Loan;

(x)                          as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Trust Subordinate Companion Loan;

(xi)                       as a recovery of any other amounts then due and owing under such Trust Subordinate Companion Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

(xii)                    as a recovery of any remaining principal of such Trust Subordinate Companion Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Loan Documents) with respect to any partial release of a related Mortgaged Property (including following a condemnation) at a time when the loan-to-value ratio of the related Trust Subordinate Companion Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of the real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of such Trust Subordinate Companion Loan in the manner permitted by the REMIC Provisions.

(h)               Collections by or on behalf of the Trust in respect of any REO Property relating to a Trust Subordinate Companion Loan (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and exclusive of any amounts payable to the related Mortgage Loan pursuant to the related Co-Lender Agreement) shall be deemed to be allocated for purposes of calculating distributions on the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest relating to such Trust Subordinate Companion Loan and (subject to the related Co-Lender Agreement) for purposes of otherwise collecting amounts due under such Trust Subordinate Companion Loan in the following order of priority:

(i)                            as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to such Trust Subordinate Companion Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Trust with respect to such Trust Subordinate Companion Loan;

(ii)                         as a recovery of any Nonrecoverable Advances with respect to such Trust Subordinate Companion Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on such Trust Subordinate Companion Loan;

(iii)                      to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of accrued and unpaid interest on such Trust Subordinate Companion Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) all unpaid interest (exclusive of Default Interest and Excess Interest) accrued on such Trust Subordinate Companion Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (B) the sum of (1) (x) the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that was not advanced because of the reductions (if any) in the amount of related P&I Advances for the related Trust Subordinate Companion Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of non-recoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for the related Trust Subordinate Companion Loan that would have occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, and (2) the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Trust Subordinate Companion Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause (v) below or clause (v) of Section 1.02(g) above on earlier dates);

(iv)                     to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of principal of such Trust Subordinate Companion Loan to the extent of its entire unpaid principal balance;

(v)                        as a recovery of accrued and unpaid interest on such Trust Subordinate Companion Loan (exclusive of Default Interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Trust Subordinate Companion Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts or would have occurred under Section 4.06(a) in connection with related Appraisal Reduction Amounts but for the subject P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of Default Interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Trust Subordinate Companion Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent that collections have not theretofore been allocated as a recovery of such accrued and unpaid interest on earlier dates pursuant to this clause (v) or clause (v) of Section 1.02(g) above);

(vi)                     as a recovery of any Yield Maintenance Charge then due and owing under such Trust Subordinate Companion Loan;

(vii)                  as a recovery of any late payment charges and Default Interest then due and owing under such Trust Subordinate Companion Loan;

(viii)               as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Trust Subordinate Companion Loan; and

(ix)                        as a recovery of any other amounts then due and owing under such Trust Subordinate Companion Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

(i)                 The applications of amounts received in respect of any Trust Subordinate Companion Loan pursuant to paragraph (g) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Trust Subordinate Companion Loan or any REO Property pursuant to paragraph (h) of this Section 1.02 shall be determined by the Special Servicer in accordance with the Servicing Standard.

(j)                 All net present value calculations and determinations made hereunder with respect to the Mortgage Loans, the Serviced Companion Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”, and including, if and when applicable, with respect to an Outside Serviced Mortgage Loan or the related Mortgaged Property or any related REO Property) shall be made using the Calculation Rate.

(k)               For purposes of calculating Pass-Through Rates (where applicable) and distributions on, and allocations of applicable Realized Losses (where applicable) to, the Trust Certificates and the Uncertificated Interests, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Trust Loan and any related Companion Loan(s) had remained outstanding and the related Loan Documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” (or any other capitalized terms of which such terms are a part) in this Agreement, when used in that context, will be deemed to also be references to or to also include, as the case may be, any related REO Mortgage Loan, and all references to “Companion Loan,” “Companion Loans,” “Trust Subordinate Companion Loan” or “Trust Subordinate Companion Loans” (or any other capitalized terms of which such terms are a part) in this Agreement, when used in that context, will be deemed to also be references to or to also include, as the case may be, any related REO Companion Loan, and all references to “Trust Loan” and “Trust Loans” (or any other capitalized terms of which such terms are a part) in this Agreement, when used in that context, will be deemed to also be references to or to also include, as the case may be, any related REO Trust Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Back-Up Advancing Agent or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer, the Special Servicer or the Back-Up Advancing Agent for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan, as applicable.

Section 1.03           Certain Constructions. (a) For purposes of this Agreement, references to the most or next most subordinate Class of Non-Vertically Retained Regular Certificates outstanding at any time shall mean the most or next most subordinate Class of Non-Vertically Retained Regular Certificates then outstanding as among the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates; provided, however, that for purposes of determining the most subordinate Class of Non-Vertically Retained Regular Certificates, in the event that the Class A-1, Class A-2 and Class A-3 Certificates are the only Classes of Non-Vertically Retained Principal Balance Certificates outstanding, the Class A-1, Class A-2 and Class A-3 Certificates together will be treated as the most subordinate Class of Non-Vertically Retained Regular Certificates. For purposes of this Agreement, each Class of Certificates (other than the Class S and Class R Certificates) shall be deemed to be outstanding only to the extent its respective Certificate Balance or Notional Amount has not been reduced to zero. For purposes of this

Agreement, the Class R Certificates shall be deemed to be outstanding so long as the Trust REMICs have not been terminated pursuant to Section 9.01 of this Agreement.

(b)               For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)                            the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)                         references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iii)                      a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(iv)                     the words “herein”, “hereof”, “hereunder”, “hereto”, “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(v)                        the terms “include” or “including” shall mean without limitation by reason of enumeration.

(c)                For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that the Trust is required to indemnify a party to this Agreement, or a party to this Agreement is required to indemnify the Trust or another party to this Agreement, for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Article II

CONVEYANCE OF MORTGAGE LOANS AND TRUST SUBORDINATE
COMPANION LOANS; ORIGINAL ISSUANCE OF Trust CERTIFICATES

Section 2.01           Conveyance of Mortgage Loans and Trust Subordinate Companion Loans.

(a)                The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust to be designated as BMO 2026-5C15 Mortgage Trust, appoint the Trustee to serve as trustee of such trust and assign, sell, transfer, set over and otherwise convey to the Trustee (as holder of the Lower-Tier Regular Interests, the Loan REMIC Regular Interest, and the Trust Subordinate Companion Loan Regular Interests) in trust without recourse for the benefit of the Certificateholders, the Loan-Specific Certificateholders and the Uncertificated Interest Owners all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4, 5 (other than Section 5(e), 5(f), 5(h) (insofar as it relates to the delivery of the subject certification to the Depositor) and 5(m) (insofar as the indemnity relates to the failure in clause (ii) of such section 5(m)), 6 (other than Sections 6(i), 6(j) and 6(k)) and (to the extent related to the foregoing) 7, 11, 12, 13, 14, 16, 17, 18, 20, 22, 23 and 24 (and, in the case of each of the BSPRT Mortgage Loan Purchase Agreement and the LCF Mortgage Loan Purchase Agreement, also Section 25) of each Mortgage Loan Purchase Agreement, (iii) each Co-Lender Agreement, if any, (iv) each Trust Subordinate Companion Loan and (v) all Escrow Accounts, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders, the Loan-Specific Certificateholders and the Uncertificated Interest Owners. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Loans (other than payments of principal and interest and other amounts due and payable on the Trust Loans on or before the Cut-Off Date and excluding any Retained Defeasance Rights and Obligations with respect to the Trust Loans). Such assignment of any Outside Serviced Mortgage Loan is further subject to the terms and conditions of the applicable Outside Servicing Agreement and the related Co-Lender Agreement. The transfer of the Trust Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 12.08 of this Agreement, is intended by the parties to constitute a sale.

(b)               In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall direct each Mortgage Loan Seller (pursuant to the related Mortgage Loan Purchase Agreement) to deliver to and deposit with (or to cause to be delivered to and deposited with) the Custodian (on behalf of the Trustee), on or before the Closing Date, the Mortgage File for each Trust Loan, with copies (other than with respect to an Outside Serviced Mortgage Loan) to be delivered, within five (5) Business Days after the Closing Date, to the Master Servicer. Notwithstanding anything to the contrary contained herein, (A) with respect to an Outside Serviced Mortgage Loan as of the Closing Date, the preceding document delivery requirements shall be deemed satisfied by the delivery by the applicable Mortgage Loan Seller to the Custodian (on behalf of the Trustee) of (i) with respect to the documents and/or instruments referred to in clause (1) of the definition of “Mortgage File”, executed originals of the related documents, and (ii) with respect to the documents and/or instruments referred to in clauses (2) through (20) of the definition of “Mortgage File”, a copy of such documents (with the actual such documents to be delivered to the applicable Outside Custodian under the applicable Outside Servicing Agreement), and (B) with respect to a Servicing Shift Mortgage Loan, the related Mortgage File delivered to and deposited with the Custodian (on behalf of the Trustee) as contemplated by the first sentence of this Section 2.01(b) shall, on or after the related Servicing Shift Date, be transferred to the Outside Custodian related to the securitization of the related Pari Passu Companion Loan evidenced by the related Servicing Shift Lead Note in accordance with the second paragraph of Section 2.01(c) and with the expectation that the assignments referred to in clauses (4), (5) and (14) of the definition of “Mortgage File” (to the extent that recordation of such item would have otherwise been required) will be recorded in the name of the trustee for that securitization. None of the Certificate Administrator, the Trustee, the Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding anything herein to the contrary, with respect to letters of credit (exclusive of those relating to an Outside Serviced Mortgage Loan), the applicable Mortgage Loan Seller shall deliver, on or before the Closing Date, to the Master Servicer and the Master Servicer shall hold the original (or copy, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the

Master Servicer) for the benefit of Certificateholders, the Uncertificated Interest Owners and, if applicable, the Loan-Specific Certificateholders and the related Serviced Companion Loan Holder, to the extent required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders, the Uncertificated Interest Owners and, if applicable, the Loan-Specific Certificateholders and the related Serviced Companion Loan Holder in accordance with the applicable terms thereof and/or of the related Loan Documents)) and the applicable Mortgage Loan Seller shall be deemed to have satisfied any delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering, on or before the Closing Date, with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b). If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders, the Uncertificated Interest Owners and, if applicable, the Loan-Specific Certificateholders and the related Serviced Companion Loan Holder(s) in accordance with the applicable terms thereof and/or of the related Loan Documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date; provided that with respect to a Servicing Shift Mortgage Loan, no such assignments shall be made until the earlier of (i) the related Servicing Shift Date, in which case such assignments shall be made in accordance with the related Servicing Shift Mortgage Loan Pooling and Servicing Agreement, and (ii) the earlier of (A) 180 days after the Closing Date and (B) such time as any such letter of credit is required to be drawn upon by the Master Servicer, in which case such assignments shall be made in favor of the Trustee for the benefit of the Certificateholders, any related Loan-Specific Certificateholders and the Uncertificated Interest Owners and for the benefit of the holder(s) of the related Companion Loan(s), until the occurrence of the related Servicing Shift Date. Contemporaneous with the securitization of the related Pari Passu Companion Loan evidenced by the related Servicing Shift Lead Note, any such letter of credit shall be assigned to the related Outside Servicer or related Outside Trustee, as applicable, as provided in the related Servicing Shift Mortgage Loan Pooling and Servicing Agreement. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of Certificateholders, the Uncertificated Interest Owners and, if applicable, the Loan-Specific Certificateholders and the related Serviced Companion Loan Holder, and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of Certificateholders, the Uncertificated Interest Owners and, if applicable, the Loan-Specific Certificateholders and the related Serviced Companion Loan Holder.

Notwithstanding anything to the contrary contained herein, with respect to each Co-sponsored Mortgage Loan, the obligations of each of the related Applicable Co-sponsors to deliver a Mortgage Note (and any related allonge or assignment) to the Custodian shall be limited to delivery to the Custodian of only the Mortgage Note(s) evidencing the portion of such Co-sponsored Mortgage Loan being sold by such party (and any related allonge or assignment). With respect to each Co-sponsored Mortgage Loan, the obligations of the related Applicable Co-sponsors to deliver the remaining portion of the related Mortgage File or any remaining document required to be delivered with respect thereto shall be joint and several, provided that either of the related Applicable Co-sponsors may deliver one Mortgage File (exclusive of the related Mortgage Notes) or one of any other remaining document required to be delivered with respect to such Co-sponsored Mortgage Loan hereunder and such delivery shall satisfy the corresponding delivery requirements for each of the related Applicable Co-sponsors.

With respect to any Serviced Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the related Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any such related comfort letter to the Trustee for the benefit of the Certificateholders, any related Loan-Specific Certificateholders and the Uncertificated Interest Owners (and, if applicable, the related Serviced Companion Loan Holder(s)) or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, any related Loan-Specific Certificateholders and the Uncertificated Interest Owners (and, if applicable, the related Serviced Companion Loan Holder(s)), the related Mortgage Loan Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File) and the Master Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

After the Depositor’s transfer of the Trust Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust’s ownership of the Trust Loans.

(c)                The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement that it shall record and file, or cause a third party on its behalf to record and file, at the related Mortgage Loan Seller’s expense, in the appropriate public recording office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases referred to in clause (4) of the definition of “Mortgage File” and each related UCC-3 assignment referred to in clause (15) of the definition of “Mortgage File”, in each case in favor of the Trustee. This subsection (c) shall not apply to any Outside Serviced Mortgage Loan because the documents referred to herein have been assigned to the related Outside Trustee. Notwithstanding the foregoing, with respect to a Servicing Shift Mortgage Loan: (A) the instruments of assignment referred to in clauses (4), (5) and (14) in the definition of “Mortgage File” may be in blank and need not be recorded pursuant to this Agreement (to the extent recordation would have otherwise been required) until the earliest of (i) the related Servicing Shift

Date, in which case such instruments shall be completed and, if applicable, recorded in accordance with the related Servicing Shift Mortgage Loan Pooling and Servicing Agreement, and the related Mortgage Loan Seller shall deliver or cause the delivery of photocopies of any such instruments of assignment so completed and recorded to the Custodian, (ii) such Servicing Shift Mortgage Loan becomes a Specially Serviced Mortgage Loan prior to the related Servicing Shift Date, in which case such assignments shall be completed and, if applicable, recorded in accordance with this Agreement upon such occurrence, and (iii) the expiration of 180 days following the Closing Date, in which case assignments shall be completed and, if applicable, recordations shall be effected in accordance with this Agreement upon such occurrence; and (B) on or promptly following the related Servicing Shift Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian shall deliver the originals of all documents constituting the related Mortgage File and any other related Loan Documents (if not a part of the related Mortgage File) in its possession (other than the documents described in clause (1) of the definition of “Mortgage File”) to the related Outside Trustee or the Outside Custodian; provided that, prior to the delivery of any such original documents to the related Outside Trustee or Outside Custodian, the Custodian shall make and retain photocopies of any and all documents so delivered to the related Outside Trustee or the Outside Custodian; and provided, further, that, to the extent any instruments of assignment that are part of the Mortgage File have been recorded or filed pursuant to this Agreement prior to the related Servicing Shift Date, the Trustee shall execute and deliver assignments to the Outside Trustee.
The Depositor hereby represents and warrants that the applicable Mortgage Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement as to each Mortgage Loan (exclusive of any Outside Serviced Mortgage Loan) and each Trust Subordinate Companion Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (15) of the definition of “Mortgage File” solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, a copy of the original certified by the applicable Mortgage Loan Seller or the title agent to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Custodian. Each assignment referred to in the prior paragraph that is recorded and the file copy of each UCC-3 assignment referred to in the previous paragraph shall reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the applicable Mortgage Loan Seller or its designee, in which case the applicable Mortgage Loan Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the applicable Mortgage Loan Seller or its designee shall obtain and provide to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the applicable Mortgage Loan Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof.

If the Custodian has received written notice that any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Custodian shall direct the applicable Mortgage Loan Seller (pursuant to the Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and to record or file, or with respect to any assignments that a third party on the Mortgage Loan Seller’s behalf has agreed to record or file as described above, to deliver to such third party the substitute or corrected document.

(d)               In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, except with respect to any Outside Serviced Mortgage Loan, the Depositor shall direct the applicable Mortgage Loan Seller (pursuant to the related Mortgage Loan Purchase Agreement) to deliver to and deposit with (or cause to be delivered to and deposited with) the Master Servicer within five (5) Business Days after the Closing Date: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans, the Trust Subordinate Companion Loans and any other related Serviced Companion Loan(s), (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Trust Certificates), the Trust Subordinate Companion Loans or any other related Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans, the Trust Subordinate Companion Loans or any other related Serviced Companion Loans or holders of interests therein, and (C) are in possession or under control of the applicable Mortgage Loan Seller; and (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the applicable Mortgage Loan Seller that relate to such Mortgage Loans, the Trust Subordinate Companion Loans and any other related Serviced Companion Loans, together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan, the Trust Subordinate Companion Loans or any other related Serviced Companion Loan; provided that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders, the Loan-Specific Certificateholders (if applicable) and the Uncertificated Interest Owners (and, insofar as they also relate to a Serviced Companion Loan held outside the Trust, on behalf of and for the benefit of the applicable Serviced Companion Loan Holder). Notwithstanding anything to the contrary, the foregoing provisions of this Section 2.01(d) shall not apply to the Outside Serviced Mortgage Loans. In addition, each Mortgage Loan Seller is required, pursuant to the related Mortgage Loan Purchase Agreement, to provide to the Master Servicer the initial data with respect to its Mortgage Loans (and, if applicable, its Trust Subordinate Companion Loan(s)) for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to this Agreement.

(e)                In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Custodian and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

(f)                With respect to a Serviced Whole Loan, the Custodian shall also hold the related Mortgage File for the use and benefit of the related Serviced Companion Loan Holder(s).

(g)               The parties to this Agreement acknowledge and agree, with respect to the Outside Serviced Mortgage Loans, that the Trust assumes the obligations and rights of the holder of each Outside Serviced Mortgage Loan under the respective Co-Lender Agreement and/or Outside Servicing Agreement.

(h)               It is not intended that this Agreement create a partnership or a joint-stock association.

(i)                 The parties to this Agreement acknowledge that each Mortgage Loan Purchase Agreement provides that: (1) within sixty (60) days after the Closing Date, the related Mortgage Loan Seller is required to deliver or cause to be delivered the Diligence File for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the Designated Site; and (2) promptly upon completion of such delivery of the Diligence Files (but in no event later than sixty (60) days after the Closing Date), the applicable Mortgage Loan Seller is required to provide to the Depositor (with a copy (which may be sent by email if and to the extent provided for in Section 12.04 of this Agreement) to each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer and the Operating Advisor) an officer’s certificate signed by such Mortgage Loan Seller certifying that the electronic copies of the documents uploaded to the Designated Site constitute all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor (the “Diligence File Certification”).The Depositor shall have no responsibility for determining whether any Diligence Files delivered to it are complete and shall have no liability to the Trust or the Certificateholders, the Loan-Specific Certificateholders or the Uncertificated Interest Owners for the failure of any Mortgage Loan Seller to deliver a Diligence File (or a complete Diligence File) to the Depositor.

(j)                 Within two (2) Business Day after the Closing Date, the Depositor shall deliver to the Master Servicer the Initial Schedule AL File and the Initial Schedule AL Additional File in XML Format and Excel format and Annex A to the Prospectus in Excel format at the following email address: NoticeAdmin@pnc.com.

(k)               The parties to this Agreement acknowledge that each Mortgage Loan Purchase Agreement provides that, contemporaneously with the execution of such Mortgage Loan Purchase Agreement by the Depositor and the related Mortgage Loan Seller, the related Mortgage Loan Seller is required to deliver to the Special Servicer a power of attorney (substantially in the form of Exhibit G to such Mortgage Loan Purchase Agreement) that permits the Special Servicer to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any related Trust Loan which have not been delivered, assigned or recorded at the time required for enforcement actions by the Special Servicer on behalf of the Trust Fund.

(l)                 Notwithstanding anything else in this Agreement, the parties agree that the trust established under this Agreement will be treated as a bare trust for Canadian federal income tax purposes.

(m)             If any Mortgage Loan Seller delivers any Initial Month’s Interest Deposit Amount(s) to the Master Servicer pursuant to Section 1 of the related Mortgage Loan Purchase Agreement, the Master Servicer shall promptly deposit such amount(s) into the Collection Account. If any Mortgage Loan Seller delivers any Initial Interest Deposit Amount(s) to the Certificate Administrator pursuant to Section 1 of the related Mortgage Loan Purchase Agreement, the Certificate Administrator shall promptly deposit such amount(s) into the Interest Reserve Account.

Section 2.02           Acceptance by the Trustee, the Custodian and the Certificate Administrator.

(a)                The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through the Custodian on its behalf, of (i) the Trust Loans, the Loan REMIC Regular Interests and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or the Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that the Custodian on behalf of the Trustee holds and will hold the Trust Loans, the Loan REMIC Regular Interests and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Trust Certificateholders and the Uncertificated Interest Owners and, if applicable, the Serviced Companion Loan Holders pursuant to Section 2.01(f) of this Agreement. With respect to each Serviced Whole Loan, the Custodian shall also hold the portion of such Mortgage File that relates to any Serviced Companion Loan in such Whole Loan that is held outside the Trust in trust for the use and benefit of the related Serviced Companion Loan Holder. In connection with the foregoing, the Certificate Administrator, as the initial Custodian, hereby certifies to each of the other parties hereto, the applicable Mortgage Loan Seller, each Underwriter and each Initial Purchaser that, as to each Trust Loan, (i) all documents specified in clause (1) of the definition of “Mortgage File” are in its possession, and (ii) the original Note (or, if accompanied by a lost note affidavit, the copy of such Note) received by it with respect to such Trust Loan has been reviewed by it and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Trust Loan.

(b)               On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all exceptions have been removed and (iii) the day on which the applicable Mortgage Loan Seller has repurchased or substituted for the last affected Trust Loan), the Custodian shall review the documents delivered to it with respect to each Trust Loan, and the Custodian shall, subject to Sections 2.01(c), 2.02(c) and 2.02(d) of this Agreement and the terms of the respective Mortgage Loan Purchase Agreements, certify in writing (substantially in the form of Exhibit N to this Agreement) to each of the other parties hereto, the applicable Mortgage Loan Seller, each Underwriter and each Initial Purchaser (and upon request, in the case of a Serviced Whole Loan that is held outside the Trust, to the related Serviced Companion Loan Holder) that, as to each Trust Loan then subject to this

Agreement (except as specifically identified in any exception report annexed to such certification, which exception report shall also be available in electronic format (including Excel-compatible format) upon request): (i) all documents specified in clauses (1), (2), (3), (4) (other than with respect to an Outside Serviced Mortgage Loan), (5), (6) (provided that the Custodian has been notified of any related modification), (7), (15) and (20) (for each Trust Loan that is part of a Whole Loan) of the definition of “Mortgage File” are in its possession; (ii) the recordation/filing contemplated by Section 2.01(c) of this Agreement has been completed (based solely on receipt by the Custodian (whether that is the Certificate Administrator or any other Custodian appointed by it) of the particular recorded/filed documents); (iii) all documents received by the Custodian with respect to such Trust Loan have been reviewed by the Custodian and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Trust Loan; and (iv) based on the examinations referred to in Section 2.02(a) of this Agreement and this Section 2.02(b) and only as to the foregoing documents (together with any Loan Agreement that has been delivered by the related Mortgage Loan Seller), the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (v)(B) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Mortgage File. With respect to the items listed in clauses (2), (3), (4) and (6) of the definition of “Mortgage File” if the original of such document is not in the Custodian’s possession because it has not been returned from the applicable recording office, then the Custodian’s certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original. In addition, as it relates to the Outside Serviced Mortgage Loans, with respect to the items listed in clauses (1), (2), (3), (4), (5), (6), (7), (15) and (20) of the definition of “Mortgage File”, the Custodian’s certification prepared pursuant to this Section 2.02(b) should indicate the absence of such document: (i) in the case of the item listed in clause (1) of the definition of “Mortgage File”, unless the Custodian is in possession of the original of such document; and (ii) in the case of the items listed in clauses (2), (3), (4), (5), (6), (7), (15) and (20) of the definition of “Mortgage File”, unless the Custodian is in possession of a copy of such document. If the Custodian’s obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Certificate Administrator shall deliver (or cause any other Custodian appointed by it to deliver) a comparable certification to any party hereto, the Serviced Companion Loan Holder and any Underwriter and any Initial Purchaser on request.

(c)                It is acknowledged that none of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

(d)               The parties hereto hereby agree that the scope of the Custodian’s review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (1), (2), (3), (4) (other than with respect to an Outside Serviced Mortgage Loan), (5), (6) (provided that the

Custodian has been notified of any related modification), (7), (15) and (20) (for each Trust Loan that is part of a Whole Loan) of the definition of “Mortgage File” have been received, appear regular on their face and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and 2.02(b) of this Agreement, and such review is in no way intended to, nor shall it be used to, verify the content of any collateral descriptions included in any data tapes and shall not otherwise directly or indirectly be reflected in any offering document. Any review of the Mortgage Files by the Custodian and any certification with respect thereto is not intended to, and shall not be deemed by the parties to this Agreement to, constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rule 17g-10 and 15Ga-2, respectively, under the Exchange Act. Any recipient of the Custodian’s certification or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such certification with any NRSRO or any party not addressed on such certification. Notwithstanding the foregoing, nothing in this Section 2.02(d) shall relieve any party to this Agreement from its obligation to deliver information to the Rating Agencies as required under and in accordance with the terms of this Agreement.

(e)                If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Trust Loan, the Depositor shall promptly deliver such document to the Custodian with a copy to the Master Servicer (if it constitutes part of the Servicing File).

Section 2.03           Mortgage Loan Sellers’ Repurchase, Substitution or Cures of Trust Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties.

(a)                If (i) any party hereto (other than the Asset Representations Reviewer) (A) discovers or receives notice alleging that any document required to be included in a Mortgage File by (or on behalf of) the related Mortgage Loan Seller has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”) or (B) discovers or receives notice alleging a breach of any representation or warranty of the applicable Mortgage Loan Seller made pursuant to Section 6(c) of the related Mortgage Loan Purchase Agreement with respect to any Trust Loan (a “Breach”) or (ii) the Special Servicer or (in the event the Special Servicer is not also copied on such Repurchase Request) the Depositor receives a Repurchase Request, then such Person shall give prompt written notice thereof to the applicable Mortgage Loan Seller, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the other parties hereto (provided that any such notice to the Trustee or the Certificate Administrator shall be delivered in accordance with the penultimate paragraph of this Section 2.03(a)), any related Serviced Companion Loan Holder (if applicable) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider (to the extent notice has not previously been delivered to such Persons pursuant to this sentence). If any such Document Defect or Breach materially and adversely affects, or any such Document Defect is deemed in accordance with Section 2.03(b) of this Agreement to materially and adversely affect, the value of the related Trust Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Trust Certificateholder or any Uncertificated Interest Owner in the related Trust Loan or the related Mortgaged Property (or any related REO Property) or causes any Trust Loan to fail to be a Qualified Mortgage, then such Document Defect shall, subject to Section 2.03(b), constitute a “Material Document Defect” or such Breach shall constitute a “Material Breach”, as the case may be. The Enforcing Servicer shall determine, with respect to any affected Trust Loan (including any successor REO Trust Loan with respect thereto), whether a Document Defect is a Material Document Defect or a Breach is a Material Breach. If such Document Defect or Breach has been determined to be a Material Defect, then the Enforcing Servicer shall give prompt written notice to the other parties hereto, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), and the applicable Mortgage Loan Seller (and in the case of (i) the BSPRT Mortgage Loans, with simultaneous notice to and demand on the BSPRT Guarantor, as guarantor of payment in connection with certain of BSPRT’s obligations (as set forth in Section 24 of the BSPRT Mortgage Loan Purchase Agreement and (ii) the LCF Mortgage Loans, with simultaneous notice to and demand on the LCF Guarantor, as guarantor of payment in connection with certain of LCF’s obligations (as set forth in Section 24 of the LCF Mortgage Loan Purchase Agreement) under the LCF Mortgage Loan Purchase Agreement, pursuant to the LCF Mortgage Loan Purchase Agreement) under the BSPRT Mortgage Loan Purchase Agreement, pursuant to the BSPRT Mortgage Loan Purchase Agreement) (a) notifying such parties of the existence of such Material Defect and (b) demanding that the applicable Mortgage Loan Seller, not later than 90 days from the earlier of the applicable Mortgage Loan Seller’s (x) discovery of, and (y) receipt of notice of, and receipt of a demand to take action with respect to, such Material Defect (or, in the case of a Material Defect relating to a Trust Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Defect), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith (including, if applicable, the amount of any fees of the Asset Representations Reviewer payable pursuant to the related Mortgage Loan Purchase Agreement attributable to the Asset Review of such Mortgage Loan)) or, if such Material Defect cannot be cured within such 90 day period, either (before the end of such 90-day period) (i) repurchase the affected Trust Loan or any related REO Property (or the Trust’s interest therein with respect to any Outside Serviced Mortgage Loan) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (ii) solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date and in no event shall any substitution be effected with respect to a Trust Subordinate Companion Loan) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith, all in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement; provided, however, that a Mortgage Loan Seller may not repurchase a Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan (so long as there is a Material Defect with respect to each such Serviced Loan); provided, further, that if (i) such Material Defect is capable of being cured but not within such 90 day period, (ii) such Material Defect is not related to any Trust Loan not being a Qualified Mortgage and (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect within such 90 day period, then such Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase or substitution (it being understood and agreed that, in connection with such Mortgage Loan Seller’s receiving such additional 90 day period, such Mortgage Loan Seller shall deliver an Officer’s Certificate to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Defect is not capable of being cured within the initial 90 day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Material Defect will be cured within such additional 90 day period); and provided, further, that, if any such Material Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of such Mortgage Loan Seller to have received the recorded document, then such Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect so long as such Mortgage Loan Seller certifies to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that such Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. If the affected Trust Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired. If the affected Mortgage Loan is to be substituted for, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Substitution Shortfall Amount are to be wired. Any such repurchase or substitution of a Trust Loan shall be on a whole loan, servicing released basis. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Trust Loan being repurchased or replaced after the related Cut-Off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Trust Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03(a) if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan that had replaced a prior Mortgage Loan, in which case, absent a cure (including by the making of a Loss of Value Payment pursuant to the following paragraph) of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased.

Notwithstanding the foregoing provisions of this Section 2.03(a), in lieu of the related Mortgage Loan Seller performing its obligations with respect to any Material Defect as set forth in the preceding paragraph, to the extent that such Mortgage Loan Seller and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable Directing Holder and, in the case of a Trust Subordinate Companion Loan, subject to the consent of the applicable Loan-Specific Controlling Class Representative if and for so long as it is the applicable Directing Holder), are able to agree upon a cash payment payable by such Mortgage Loan Seller to the Trust that would be deemed sufficient to compensate the Trust for such Material Defect (a “Loss of Value Payment”), such Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Trust, and the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.06(c) of this Agreement; provided that a Material Defect as a result of a Trust Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Mortgage Loan Seller as to a Loss of Value Payment, the Master Servicer shall, upon the Enforcing Servicer’s request, promptly provide the Enforcing Servicer with a copy of the Servicing File for such Trust Loan and any other information relating to such Trust Loan and reasonably requested by the Enforcing Servicer. Any agreement by the Enforcing Servicer with a Mortgage Loan Seller as to any Loss of Value Payment with respect to a Specially Serviced Loan shall be subject to the consent of the Controlling Class Representative (if and for so long as the Controlling Class Representative is the applicable Directing Holder) and, in the case of a Trust Subordinate Companion Loan, subject to the consent of the applicable Loan-Specific Controlling Class Representative (if and for so long as such Loan-Specific Controlling Class Representative is the applicable Directing Holder). The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment and, in the case of a Mortgage Loan, the portion of fees of the Asset Representations Reviewer attributable to any Asset Review of such Mortgage Loan. Upon its making a Loss of Value Payment, the applicable Mortgage Loan Seller shall be deemed to have cured the subject Material Defect in all respects. Provided that such Loss of Value Payment is made, this paragraph describes the sole remedy available to the Trust Certificateholders, the Uncertificated Interest Owners or the Trust regarding any such Material Defect in respect of which such Loss of Value Payment is accepted, and the related Mortgage Loan Seller shall not be obligated to repurchase or replace the affected Trust Loan or otherwise cure such Material Defect. This paragraph is intended to apply only to a mutual agreement or settlement between the applicable Mortgage Loan Seller and the Enforcing Servicer, provided that, prior to any such agreement or settlement, nothing in this paragraph shall preclude the Mortgage Loan Seller or the Enforcing Servicer, as applicable, from exercising any of its rights related to a Material Defect in the manner and within the time frames set forth in the related Mortgage Loan Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such the affected Trust Loan).

In the case of a Material Defect with respect to any Co-sponsored Mortgage Loan, each related Applicable Co-sponsor shall be responsible for any remedies under this Agreement and such Applicable Co-sponsor’s Mortgage Loan Purchase Agreement solely in respect of the portion of such Co-sponsored Mortgage Loan evidenced by the related Note(s) sold by such Applicable Co-sponsor under its Mortgage Loan Purchase Agreement as if such promissory note(s) were a separate Mortgage Loan.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable Document Defect or Breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Cross-Collateralized Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the related Mortgage Loan Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect, as applicable:

(A)             the related Mortgage Loan Seller (at its expense) delivers or causes to be delivered to the Trustee, the Master Servicer and the Special Servicer an Opinion of Counsel to the effect that such Mortgage Loan Seller’s repurchase or replacement of only the Mortgage Loan(s) as to which a Material Defect has actually occurred without regard to the provisions of this paragraph (the “Affected Loan(s)”) and the operation of the remaining provisions of this Section 2.03(a) (i) will not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Trust Certificate is outstanding and (ii) will not result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); and

(B)              each of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

(1)               the debt service coverage ratio for such Other Crossed Loan(s) (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus and (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement;

(2)               the loan-to-value ratio for the Other Crossed Loans (excluding the Affected Loan(s)) is not greater than the greatest of (A) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus plus 10%, (B) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%; and

(3)               either (x) the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group will not impair the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group or (y) the Loan Documents evidencing and securing the relevant Mortgage Loans have been modified in a manner that complies with the related Mortgage Loan Purchase Agreement and this Agreement and that removes any threat of impairment of the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group as a result of the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group.

The determination of the Enforcing Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error on the Trust Certificateholders, the Uncertificated Interest Owners, the other parties to this Agreement and the related Mortgage Loan Seller. The Enforcing Servicer will be entitled to cause to be delivered, or direct the related Mortgage Loan Seller to cause to be delivered, to the Enforcing Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (B)(2) above has been satisfied, in each case at the expense of the related Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the related Mortgage Loan Seller and, so long as no Consultation Termination Event has occurred and is continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case).

With respect to any Defective Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the second preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the related Mortgage Loan Seller and the Trustee, as successor to the Depositor, are bound by an agreement (set forth in the related Mortgage Loan Purchase Agreement) to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trust Fund. If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties have agreed to forbear from exercising such remedies unless and until the Loan Documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Cross-Collateralized Group shall be allocated between such Mortgage Loans in accordance with the related Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the related Mortgage Loans shall remain in full force and effect, without any modification thereof. The provisions of this paragraph shall be binding on all future holders of each Mortgage Loan that forms part of a Cross-Collateralized Group.

Pursuant to each Mortgage Loan Purchase Agreement, if there is a Material Defect with respect to one or more Mortgaged Properties securing a Trust Loan, the related Mortgage Loan Seller shall not be obligated to repurchase the affected Trust Loan (or, in the case of any Co-sponsored Mortgage Loan, with respect to each related Applicable Co-sponsor, the applicable portion of such Co-sponsored Mortgage Loan sold by such Applicable Co-sponsor under its Mortgage Loan Purchase Agreement) if (i) the affected Mortgaged Property(ies) may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property(ies) is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the related Loan Documents and the related Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Trust and (iii) each Rating Agency has provided a Rating Agency Confirmation.

To the extent necessary and appropriate, the Master Servicer or Special Servicer, as applicable, shall execute (pursuant to a limited power of attorney provided by the Trustee that enables the Master Servicer or Special Servicer, as applicable, to execute) the modification of the Loan Documents that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment of the ability of the Mortgage Loan Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer or Special Servicer, as applicable, or any of its agents or subcontractors. The Master Servicer shall advance all costs and expenses incurred by the Trustee, the Special Servicer and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph and the first, second and third preceding paragraphs, and such advances and interest thereon shall (i) constitute and be reimbursable as Property Advances and (ii) be included in the calculation of Purchase Price for the Affected Loan(s) to be repurchased or replaced. Neither the Master Servicer nor the Special Servicer shall be liable to any Trust Certificateholder, any Uncertificated Interest Owner or any other party hereto if a modification of the Loan Documents described above cannot be effected for any reason beyond the control of the Master Servicer or the Special Servicer or should not be effected as determined by the Master Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard.

If the Master Servicer, the Special Servicer or (in the event the Master Servicer or the Special Servicer are not also copied on such Repurchase Communication) the Depositor receives a Repurchase Communication of a withdrawal of a Repurchase Request of which notice has been previously received or given and which withdrawal is by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), such party shall give written notice of such Repurchase Request Withdrawal to the applicable Mortgage Loan Seller, the other parties hereto (provided that any such notice to the Trustee or the Certificate Administrator shall be delivered in accordance with the penultimate paragraph of this Section 2.03(a)), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any Serviced Companion Loan Holder (if applicable) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider (to the extent notice has not previously been delivered to such Persons pursuant to this sentence). If the Master Servicer or the Special Servicer receives a Repurchase Communication that any Trust Loan that was subject of a Repurchase Request has been repurchased or replaced (a “Repurchase”), or that such Repurchase Request has been rejected (a “Repurchase Request Rejection”), then the Master Servicer or the Special Servicer, as applicable, shall (in accordance with the following paragraph) give written notice of such Repurchase or Repurchase Request Rejection to the other such party, the Depositor, the applicable Mortgage Loan Seller (unless it is the entity that has repurchased or replaced the subject Trust Loan or rejected such Repurchase Request), and the Certificate Administrator (in each case unless the proposed recipient is the party that notified the Master Servicer or the Special Servicer, as applicable, thereof).

Each notice of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection required to be given by a party pursuant to this Section 2.03(a) (each, a “Rule 15Ga-1 Notice”) shall be given no later than ten (10) Business Days after receipt of a Repurchase Communication of such Repurchase Request, Repurchase Request

Withdrawal, Repurchase or Repurchase Request Rejection, as applicable, and shall include (i) the identity of the related Trust Loan and the Person making the Repurchase Request, (ii) the date that the Repurchase Communication regarding the Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection was received, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) in the case of Rule 15Ga-1 Notices provided by the Special Servicer with respect to a Repurchase Request, a statement as to whether the Special Servicer currently plans to pursue such Repurchase Request.

If the Trustee, the Master Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian receives a Repurchase Communication of a Repurchase Request, a Repurchase Request Withdrawal, a Repurchase or a Repurchase Request Rejection, then such party shall promptly forward such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection to the Special Servicer and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative, and include the following statement in the related correspondence: “This is a Repurchase Communication regarding [a “Repurchase Request”] [a “Repurchase Request Withdrawal”] [a “Repurchase”] [a “Repurchase Request Rejection”] under Section 2.03(a) of the Pooling and Servicing Agreement relating to the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, requiring action by you as the recipient of such [Repurchase Request] [Repurchase Request Withdrawal] [Repurchase] [Repurchase Request Rejection] thereunder”. Upon receipt of any Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection by the Special Servicer pursuant to the foregoing provisions of this paragraph, the Special Servicer shall be deemed to be the recipient of such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, and the Special Servicer shall comply with the notice procedures set forth in the preceding paragraphs of this Section 2.03(a) with respect to such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection.

No Person that is required to provide a Rule 15Ga-1 Notice pursuant to this Section 2.03(a) (a “Rule 15Ga-1 Notice Provider”) shall be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. Each Mortgage Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.03(a) is so provided only to assist the related Mortgage Loan Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(a) by a Rule 15Ga-1 Notice Provider in a Rule 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to the related Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

Any Repurchase Request or Repurchase Request Withdrawal to the Certificate Administrator or the Trustee must be submitted in writing or by email to #NACCTMMGRepurchases@computershare.com and to

cctsecnotifications@computershare.com (or such other email address as the Certificate Administrator or the Trustee shall designate from time to time) with a subject line of “Repurchase Request [Withdrawal] – BMO 2026-5C15”.

On or before the Closing Date, the Depositor shall deliver to the Master Servicer a copy of each Mortgage Loan Purchase Agreement, which the Master Servicer shall provide to each Sub-Servicer.

(b)               Subject to the applicable Mortgage Loan Seller’s right to cure as contemplated in this Section 2.03, and further subject to Section 2.01(b) and Section 2.01(c) of this Agreement, failure of such Mortgage Loan Seller to deliver the documents referred to in clauses (1), (2), (7), (8) and (18) in the definition of “Mortgage File” in accordance with this Agreement and the applicable Mortgage Loan Purchase Agreement for any Trust Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except a deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Trust Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Trust Loan, establishing the validity or priority of any lien on any collateral securing the related Trust Loan or any immediate significant servicing obligation.

Notwithstanding any provision of this Agreement, if a Trust Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC financing statements with respect to such Trust Loan shall not be a Material Defect.

(c)                In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan or, if applicable, a Trust Subordinate Companion Loan pursuant to this Section 2.03, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the applicable repurchasing entity, upon delivery to each of them of a receipt executed by the applicable repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File and other documents (including, without limitation, the Servicing File), and all Escrow Payments and reserve funds, pertaining to such Trust Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the applicable Mortgage Loan Seller or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of such Trust Loan and the security thereof to the Mortgage Loan Seller or its designee; provided that such tender by the Trustee, the Certificate Administrator and/or and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Trust Certificateholders, the Uncertificated Interest Owners and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(c), and such other instruments as may be necessary or appropriate to transfer title to an REO Property (including with respect to an Outside Serviced Mortgage Loan) in connection with the repurchase of, or substitution for, an REO Trust Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or any of its agents or subcontractors. The parties to this Agreement acknowledge that the related Mortgage Loan Purchase Agreement provides that in the event a Qualified Substitute Mortgage Loan is substituted for a Defective Mortgage Loan by the related Mortgage Loan Seller as contemplated by this Section 2.03, the related Mortgage Loan Seller will be required to deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in this Agreement.

The parties to this Agreement acknowledge that the related Mortgage Loan Purchase Agreement provides that if any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the related Mortgage Loan Seller will be required to amend the Mortgage Loan Schedule (as such term is defined in the related Mortgage Loan Purchase Agreement) to reflect the removal of any deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule (as such term is defined in the related Mortgage Loan Purchase Agreement) to the parties to this Agreement. Upon any substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan, such Qualified Substitute Mortgage Loan shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(d)               The related Mortgage Loan Purchase Agreement provides the sole remedies available to the Trust Certificateholders and the Uncertificated Interest Owners, or the Trustee on behalf of the Trust Certificateholders and the Uncertificated Interest Owners, respecting any Document Defect or Breach with respect to any Trust Loan. For purposes of this Agreement, (i) any purchase, replacement or payment of any Loss of Value Payment by the BSPRT Guarantor, on behalf of BSPRT, of or with respect to any Mortgage Loan for which BSPRT is the related Mortgage Loan Seller shall be deemed a purchase, replacement or payment of Loss of Value Payment, as applicable, by BSPRT and (ii) any purchase, replacement or payment of any Loss of Value Payment by the LCF Guarantor, on behalf of LCF, of or with respect to any Mortgage Loan for which LCF is the related Mortgage Loan Seller shall be deemed a purchase, replacement or payment of Loss of Value Payment, as applicable, by LCF.

(e)                The parties to this Agreement acknowledge, with respect to each Outside Serviced Mortgage Loan, that the related Mortgage Loan Purchase Agreement provides that if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization Trust established under the related Outside Servicing Agreement, and such Pari Passu Companion Loan is repurchased by or on behalf of the related Mortgage Loan Seller (or other responsible repurchasing entity) from such Outside Securitization Trust as a result of such “material document defect” (as such term or any analogous term is defined in such Outside Servicing Agreement), then the related

Mortgage Loan Seller will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related solely to the promissory note for the subject Pari Passu Companion Loan.

(f)                (i)                                    In the event a Certificateholder (in the case of a Mortgage Loan) or a Loan-Specific Certificateholder (in the case of a Trust Subordinate Companion Loan) delivers a written request to a party to this Agreement that a Trust Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Trust Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), such party shall promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer shall promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to this Agreement.

(ii)                                 In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as operating advisor) determines that a Trust Loan should be repurchased or replaced due to a Material Defect (without implying any duty of any such person that is not acting as the Enforcing Servicer to make, or attempt to make, such determination), or has knowledge of a Material Defect with respect to a Trust Loan, then such party shall deliver prompt written notice of such Material Defect to the Enforcing Servicer identifying the applicable Trust Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request”). Notwithstanding anything to the contrary in the first sentence of this clause (ii) or any other provision of this Agreement, the Trustee may, but is not obligated to, make a determination that a Trust Loan should be repurchased or, except in the case of a Trust Subordinate Companion Loan, be replaced due to a Material Defect. The Enforcing Servicer shall promptly forward such PSA Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to this Agreement. Subject to subsections (g), (h), (i), (j) and (k) of this Section 2.03, the Enforcing Servicer shall act as the Enforcing Party and enforce the rights of the Trust against the related Mortgage Loan Seller with respect to each Repurchase Request. The Enforcing Servicer shall enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements (including, without limitation, obligations resulting from a Material Defect) pursuant to the terms of this Agreement and the Mortgage Loan Purchase Agreements. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement and this Agreement, such enforcement, including, without limitation, the legal prosecution of claims, if any, shall be carried out in such form, to such extent and at such time as the Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Trust Loan, and in accordance with the Servicing Standard. Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder.

(iii)                              In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described in Section 2.03(g) below shall apply. Receipt of the

Repurchase Request shall be deemed to occur two (2) Business Days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) of the definition of “Resolved” shall not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in this Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law. The provisions of subsections (g), (h) and (i) of this Section 2.03 apply solely to Repurchase Requests with respect to a Mortgage Loan (but not with respect to a Trust Subordinate Companion Loan), and any Certificateholder or Certificate Owner rights under such subsections may only be exercised by a Certificateholder or a Certificate Owner of a Certificate.

(g)               (i)                                   After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to this Agreement), the Enforcing Servicer shall send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who shall make such notice available to all other Certificateholders, Certificate Owners of Certificates and the Uncertificated VRR Interest Owner by posting such notice on the Certificate Administrator’s Website indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, if any, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s Website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In addition, any Certificateholder or Certificate Owner of a Certificate may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined in clause (iii) below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided in clause (iii) below.

(ii)                                 If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder, Certificate Owner of a Certificate or Uncertificated VRR Interest Owner shall have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer shall be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class

Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

(iii)                              Promptly and in any event within ten (10) Business Days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer shall consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request, and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than ten (10) Business Days following the Dispute Resolution Cut-off Date. The Enforcing Servicer shall be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than five (5) Business Days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

(iv)                             If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder, Certificate Owner of a Certificate or Uncertificated VRR Interest Owner shall have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer shall be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

(v)                                If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder shall become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If more than one Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders shall collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holder shall be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of this Agreement within thirty (30) days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party shall terminate and no Certificateholder, Certificate Owner of a Certificate or Uncertificated VRR Interest Owner shall have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the

Repurchase Request, then the related Material Defect shall be deemed waived for all purposes under this Agreement and the related Mortgage Loan Purchase Agreement, provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer shall be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller.

(vi)                             Notwithstanding the foregoing, the dispute resolution provisions described above under this Section 2.03(g) shall not apply, and the Enforcing Servicer shall be the sole party entitled to enforce the Trust’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the Uncertificated VRR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

(vii)                          In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Trust, shall remain a party to any proceedings against the related Mortgage Loan Seller as further described herein.

(viii)                       For the avoidance of doubt, none of the Depositor, any Mortgage Loan Seller or any of their respective affiliates shall be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such Affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described in this Section 2.03.

(ix)                               The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder shall be entitled to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder, Certificate Owner of a Certificate or Uncertificated VRR Interest Owner shall be entitled to elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

(h)               If the Enforcing Party selects mediation (including non-binding arbitration), the following provisions shall apply:

(i)                                    The mediation shall be administered by a nationally recognized mediation organization selected by the applicable Mortgage Loan Seller within 30 days of receipt of written notice of the Enforcing Party’s selection of mediation (such provider, the “Mediation Services Provider”) in accordance with published mediation procedures (the “Mediation Rules”) promulgated by the Mediation Services Provider.

(ii)                                 The mediator shall be impartial, an attorney admitted to practice in the State of New York and have at least fifteen (15) years of experience in commercial litigation, and if possible, commercial real estate finance or commercial mortgage-backed securitization matters and who will be appointed from a list of neutrals maintained by the Mediation Services Provider. Upon being supplied a list of at least ten potential qualified mediators by the Mediation Services Provider each party will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference. The Mediation Services Provider shall select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)                              Prior to accepting an appointment, the mediator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.

(iv)                             The parties shall use commercially reasonable efforts to conduct an organizational conference to begin the mediation within 10 Business Days of the selection of the mediator and to conclude the mediation within 60 days thereafter.

(v)                                The expenses of any mediation shall be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation (any such expenses allocated to the Enforcing Servicer shall be reimbursed as provided in clause (vi) below).

(vi)                             Out-of-pocket costs and expenses of the Enforcing Servicer for mediation or arbitration, to the extent not agreed to be paid by the Enforcing Party or another party (in the case of mediation) or allocated to the Enforcing Party or another party (in the case of arbitration), shall be reimbursable as expenses of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement.

(i)                 If the Enforcing Party selects third-party arbitration, the following provisions will apply:

(i)                                    The arbitration shall be administered by a nationally recognized arbitration organization selected by the related Mortgage Loan Seller within 30 days of receipt of written notice of the Enforcing Party’s selection of third-party arbitration (such provider, the “Arbitration Services Provider”) in accordance with published arbitration procedures (the “Arbitration Rules”) promulgated by the Arbitration Services Provider.

(ii)                                 The arbitrator shall be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation, and if possible, commercial real estate finance or commercial mortgage-backed securitization matters and who will be appointed from a list of neutrals maintained by the Arbitration Services Provider. Upon being supplied a list of at least ten potential arbitrators by the Arbitration Services Provider each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference. The Arbitration Services Provider will select the arbitrator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)                              Prior to accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.

(iv)                             After consulting with the parties at an organizational conference held not later than 10 Business Days after its appointment, the arbitrator shall devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 120 days. The arbitrator shall have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with the Federal Rules of Civil Procedure for non-jury matters (the “Rules”) (including summary judgment and other prehearing and post hearing motions), and will do so by reasoned decision on the motion of any party to the arbitration.

(v)                                Notwithstanding whatever other discovery may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to the following discovery in the arbitration: (A) the parties shall reasonably and in good faith voluntarily produce to all other parties all documents upon which they intend to rely and all documents they reasonably and in good faith believe to be relevant to the claims or defenses asserted by any of the parties, (B) party witness depositions (excluding Rule 30b-6 witnesses), and (C) expert witness depositions, provided that the arbitrator shall have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator determines good cause is shown that such additional discovery is reasonable and necessary.

(vi)                             The arbitrator shall make its final determination no later than 30 days after the conclusion of the hearings and submission of any post-hearing submissions. The arbitrator shall resolve the dispute in accordance with the terms of the related Mortgage Loan Purchase Agreement and this Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. Interest on any monetary award shall bear interest from the date of the Final Dispute Resolution Election Notice at the Prime Rate. In its final determination, the arbitrator shall determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and shall award reasonable attorneys’ fees to the parties to the arbitration as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator shall be by a reasoned decision in writing and counterpart copies will be promptly delivered to the parties. The final determination of the arbitrator shall be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be enforced in any court of competent jurisdiction.

(vii)                          By selecting arbitration, the Enforcing Party is waiving its right to sue in court, including the right to a trial by jury.

(viii)                       No person may bring a putative or certified class action to arbitration.

(j)                 The following provisions will apply to both mediation and third-party arbitration:

(i)                                    Any mediation or arbitration will be held in New York, New York unless another location is agreed by all parties;

(ii)                                 If the dispute involves a matter that cannot effectively be remedied by the payment of damages, or if there be any dispute relating to arbitration or the arbitrators that cannot be resolved promptly by the arbitrators or the Arbitration Services Provider, then any party in such instance may during the pendency of the arbitration proceedings seek temporary equitable remedies, pending the final decision of the arbitration panel, solely by application in the Southern District of New York if such court shall have subject matter jurisdiction, or if the Southern District of New York has no jurisdiction, then the Supreme Court of the State of New York for the County of New York. The arbitration proceedings shall not be stayed unless so ordered by the court.

(iii)                              The details and/or existence of any Repurchase Request, any informal meetings, mediations or arbitration proceedings conducted under this Section 2.03, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve any Repurchase Request, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 2.03). Such information will be kept strictly confidential and shall not be disclosed or shared with any third party (other than a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 2.03), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient shall promptly notify the other party to the resolution procedure and shall provide the other party with a reasonable opportunity to object to the production of its confidential information.

(iv)                             In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, shall be required to contain an acknowledgment that the Trust, or the Enforcing Servicer on its behalf, shall be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding shall be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and only if an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party shall be paid to the Trust, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, shall provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Trust nor the Enforcing Servicer acting on its behalf shall be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

(v)                           In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder shall be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

(vi)                        The Trust (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller shall be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings shall be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such procedures; provided, however, that (1) the Certificateholders and Certificate Owners shall be permitted to communicate prior to the commencement of any such proceedings to the extent provided in Section 5.07, (2) to the extent that the Enforcing Servicer is required under Section 2.03(a) to provide any Rule 15Ga-1 Notice in connection with such Repurchase Request, the Enforcing Servicer shall be permitted to include in such Rule 15Ga-1 Notice the information required pursuant to Section 2.03(a) and (3) the applicable Mortgage Loan Seller shall be permitted to disclose information related to the Repurchase Request to the extent necessary to comply with its obligations under Rule 15Ga-1 or Item 1104 of Regulation AB.

(vii)                     For the avoidance of doubt, in no event shall the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

(viii)                  Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration shall be reimbursable as expenses of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement.

Section 2.04           Representations and Warranties of the Depositor.

(a)                The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the

Serviced Companion Loan Holders, and to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificate Administrator, as of the Closing Date, that:

(i)                               The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement); the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Trust Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(ii)                            Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to any rights of indemnification hereunder, by considerations of public policy;

(iii)                         Neither the execution and delivery by the Depositor of this Agreement nor the compliance by the Depositor with the provisions hereof, nor the consummation by the Depositor of the transactions contemplated by this Agreement, will (A) conflict with or result in a breach of, or constitute a default under, the organizational documents of the Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (B) of this paragraph (iii), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, or any of the provisions of any indenture or agreement or other instrument to which the Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument or (B) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by the Depositor, except where, in any of the instances contemplated by clause (A) above or this clause (B), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement;

(iv)                        There is no litigation, charge, investigation, action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality the outcome of which could be reasonably expected to materially and adversely affect the validity of the Trust Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

(v)                           The Depositor is not transferring the Trust Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

(vi)                        No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

(vii)                     Immediately prior to the transfer of the Trust Loans to the Trustee for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners pursuant to this Agreement, the Depositor had such right, title and interest in and to each Trust Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

(viii)                  The Depositor has not transferred any of its right, title and interest in and to the Trust Loans (as such was transferred to it by the Mortgage Loan Sellers pursuant to the Mortgage Loan Purchase Agreements) to any Person other than the Trustee; and

(ix)                          The Depositor is transferring all of its right, title and interest in and to the Trust Loans (as such was transferred to it by the Mortgage Loan Sellers pursuant to the Mortgage Loan Purchase Agreements) to the Trustee for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

(b)               The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Trust Certificateholder or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Trust Certificateholders or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Whole Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.05           Representations, Warranties and Covenants of the Master Servicer.

(a)                The Master Servicer hereby represents and warrants to, and covenants with, the Trustee, for its own benefit and the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders, and to and with the Depositor, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificate Administrator, as of the Closing Date, that:

(i)                               The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                            The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(iii)                         The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                        This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)                           The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)                        No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)                     Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans and the Serviced Companion Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement or the Master Servicer self-insures for such errors and omissions coverage in compliance with the requirements of Section 3.08(c) of this Agreement; and

(viii)                  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed and except for consents, approvals, authorizations, orders, filings or registrations which are not required in order for the Master Servicer to enter into this Agreement but may be required (and if so required, will be obtained) in connection with the Master Servicer’s subsequent performance of this Agreement.

(b)               The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Trust Certificateholder, the Uncertificated Interest Owners or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Trust Certificateholders, the Uncertificated Interest Owners or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Whole Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Uncertificated Interest Owners, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.06           Representations, Warranties and Covenants of the Special Servicer.

(a)                The Special Servicer hereby represents and warrants to, and covenants with, the Trustee, for its own benefit and the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders, and to and with the Depositor, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificate Administrator, as of the Closing Date, that:

(i)                                The Special Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Florida. The Special Servicer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                            The execution and delivery of this Agreement by the Special Servicer do not, and the performance and compliance with the terms of this Agreement by the Special Servicer will not, (A) violate the Special Servicer’s organizational documents, articles of incorporation, limited liability company operating agreement or by-laws, as applicable, or (B) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(iii)                         The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                        This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)                           The Special Servicer is not in violation of, and its execution and delivery of this Agreement do not, and its performance and compliance with the terms of this Agreement will not, constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vi)                        No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vii)                     Each officer or employee of the Special Servicer that has or, following a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.22 of this Agreement, would have, responsibilities concerning the servicing and administration of Mortgage Loans and Serviced Companion Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement or the Special Servicer self-insures for such errors and omissions coverage in compliance with the requirements of Section 3.08(c) of this Agreement; and

(viii)                  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed and except for consents, approvals, authorizations, orders, filings or registrations which are not required in order for the Special Servicer to enter into this Agreement but may be required (and if so required, will be obtained) in connection with the Special Servicer’s subsequent performance of this Agreement.

(b)               The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Trust Certificateholder, the Uncertificated Interest Owners or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Trust Certificateholders, the Uncertificated Interest Owners or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Whole Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Uncertificated Interest Owners, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.07           Representations and Warranties of the Trustee.

(a)                The Trustee hereby represents and warrants for the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders, and to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificate Administrator, as of the Closing Date, that:

(i)                               The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)                            The execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not violate the Trustee’s charter, articles of association or by-laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

(iii)                         Except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.08 of this Agreement, the

Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                        This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (A) bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)                           The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the financial condition of the Trustee or might have consequences that would materially affect the ability of the Trustee to perform its duties hereunder or thereunder;

(vi)                        No consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date; and

(vii)                     No litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.

(b)               The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Trust Certificateholder, the Uncertificated Interest Owners or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Trust Certificateholders, the Uncertificated Interest Owners or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Whole Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Uncertificated Interest Owners, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.08           Representations and Warranties of the Certificate Administrator.

(a)                The Certificate Administrator hereby represents and warrants to the Trustee, for its own benefit and for the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders, and to the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Operating Advisor, as of the Closing Date, that:

(i)                               The Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America; the Certificate Administrator possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)                            The execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator’s articles of association or by-laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

(iii)                         The Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                        This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (A) bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)                           The Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the financial condition of the Certificate Administrator or might have consequences that would materially affect the ability of the Certificate Administrator to perform its duties hereunder or thereunder;

(vi)                        No consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date; and

(vii)                     No litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.

(b)               The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Trust Certificateholder, the Uncertificated Interest Owners or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Trust Certificateholders, the Uncertificated Interest Owners or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Certificate Administrator in any Trust Loan or Serviced Whole Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Uncertificated Interest Owners, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.09           Representations, Warranties and Covenants of the Operating Advisor.

(a)                The Operating Advisor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders, and to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)                               The Operating Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Operating Advisor is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                            The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not violate the Operating Advisor’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(iii)                         The Operating Advisor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                        This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)                           The Operating Advisor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Operating Advisor’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Operating Advisor to perform its obligations under this Agreement;

(vi)                        No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor that would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(vii)                     The Operating Advisor has errors and omissions insurance coverage that is in full force and effect, which complies with the requirements of Section 3.08 hereof;

(viii)                 The Operating Advisor is an Eligible Operating Advisor;

(ix)                          The Operating Advisor possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to this Agreement over the life of the Trust Fund; and

(x)                             No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Operating Advisor of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the Closing Date, and which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder.

(b)               The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Trust Certificateholder, the Uncertificated Interest Owners or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Trust Certificateholders, the Uncertificated Interest Owners or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Whole Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Uncertificated Interest Owners, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.10           Representations, Warranties and Covenants of the Asset Representations Reviewer.

(a)                The Asset Representations Reviewer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders, and to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)                               The Asset Representations Reviewer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Asset Representations Reviewer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                            The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance and compliance with the terms of this Agreement by the Asset Representations Reviewer, do not violate the Asset Representations Reviewer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect the ability of the Asset Representations Reviewer to perform its obligations under this Agreement;

(iii)                         The Asset Representations Reviewer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                        This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Asset Representations Reviewer, enforceable against the Asset Representations Reviewer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)                           The Asset Representations Reviewer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Asset Representations Reviewer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Asset Representations Reviewer to perform its obligations under this Agreement;

(vi)                        No litigation is pending or, to the best of the Asset Representations Reviewer’s knowledge, threatened against the Asset Representations Reviewer that would prohibit the Asset Representations Reviewer from entering into this Agreement or, in the Asset Representations Reviewer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Asset Representations Reviewer to perform its obligations under this Agreement;

(vii)                     The Asset Representations Reviewer has errors and omissions insurance coverage that is in full force and effect, which complies with the requirements of Section 3.08 hereof;

(viii)                  The Asset Representations Reviewer is an Eligible Asset Representations Reviewer; and

(ix)                          No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Asset Representations Reviewer of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the Closing Date, and which, if not obtained would not have a materially adverse effect on the ability of the Asset Representations Reviewer to perform its obligations hereunder.

(b)               The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Trust Certificateholder, the Uncertificated Interest Owners or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Trust Certificateholders, the Uncertificated Interest Owners or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Whole Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the

Uncertificated Interest Owners, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.11           Execution and Delivery of Trust Certificates; Issuance of Lower-Tier Regular Interests and Trust Subordinate Companion Loan Regular Interests. The Trustee (i) acknowledges the assignment to it of the Trust Loans and the Loan REMIC Regular Interest and the delivery of the related Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Sections 2.01 and 2.02 of this Agreement, (ii) concurrently with such delivery described in clause (i), declares that it holds the Trust Loans (exclusive of Excess Interest) and the Loan REMIC Regular Interest for the benefit of the Holders of the Class R Certificates (in respect of the Lower-Tier Residual Interest and the Trust Subordinate Companion Loan Residual Interests) and the holder(s) of the Lower-Tier Regular Interests, and (iii) concurrently with such delivery described in clause (i), declares that it holds the Excess Interest for the benefit of the Holders of the Excess Interest Certificates and the Uncertificated VRR Interest Owner. Concurrently with such delivery described in clause (i) of the prior sentence, (i) the Lower-Tier Regular Interests, the Trust Subordinate Companion Loan Regular Interests, the Lower-Tier Residual Interest and the Trust Subordinate Companion Loan Residual Interests shall be issued, and the Trustee and Certificate Administrator acknowledge the issuance thereof, in exchange for the assets of the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMICs, as applicable, (ii) the Depositor hereby conveys all right, title and interest in and to the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests and other property constituting the Upper-Tier REMIC to the Trustee, receipt of which is hereby acknowledged, (iii) the Trustee acknowledges and hereby declares that it holds the same on behalf of the Holders of the Class R Certificates (in respect of the Upper-Tier Residual Interest), the Uncertificated Interest Owners and the Holders of the Regular Certificates and the Loan-Specific Certificates, and (iv) in exchange for the conveyance described in the immediately preceding clause (ii), (A) the Uncertificated Interests, the Regular Certificates, the Loan-Specific Certificates and the Upper-Tier Residual Interest shall be issued, and (B) the Certificate Administrator shall execute and cause to be authenticated and delivered to and upon the order of the Depositor, (1) the Regular Certificates and the Loan-Specific Certificates, and (2) the Class R Certificates (representing the Lower-Tier Residual Interest, the Trust Subordinate Companion Loan Residual Interests and the Upper-Tier Residual Interest), registered in the names set forth in such order and duly authenticated by the Certificate Administrator. The Depositor hereby conveys all right, title and interest in and to any VRR Specific Grantor Trust Assets, any Class S Specific Grantor Trust Assets and any other property constituting the Grantor Trust to the Trustee, receipt of which is hereby acknowledged. The Certificate Administrator shall execute and cause to be authenticated and delivered to and upon the order of the Depositor, the Grantor Trust Certificates in exchange for the conveyance pursuant to the prior sentence. For the avoidance of doubt, no Uncertificated VRR Interest, Class VRR Certificates or Class S Certificates will be issued under this Agreement, and there are no VRR Specific Grantor Trust Assets and no Class S Specific Grantor Trust Assets, and no Grantor Trust shall be established hereunder.

Section 2.12           Miscellaneous REMIC and Grantor Trust Provisions.

(a)                The respective Lower-Tier Regular Interests are hereby designated as “regular interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Lower-Tier Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(2).

(b)               The respective related Trust Subordinate Companion Loan Regular Interests are hereby designated as “regular interests” in each Trust Subordinate Companion Loan REMIC (if any) within the meaning of Code Section 860G(a)(1), and the related Trust Subordinate Companion Loan Residual Interest (if any) (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in each Trust Subordinate Companion Loan REMIC (if any) within the meaning of Code Section 860G(a)(2).

(c)                The Regular Certificates, any Loan-Specific Certificates and any Uncertificated Interests are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Upper-Tier Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(2).

(d)               The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Code Section 860G(a)(9). The “latest possible maturity date” for purposes of Code Section 860G(a)(1) of: (i) the Trust Subordinate Companion Loan Regular Interests, the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest relating to any particular Trust Subordinate Companion Loan is the Rated Final Distribution Date for the related rated Loan-Specific Certificates; and (ii) the Lower-Tier Regular Interests, the Regular Certificates and the Uncertificated VRR Interest is the Rated Final Distribution Date for the rated Certificates.

(e)                None of the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

(f)                The Class S Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of any Class S Specific Grantor Trust Assets, distributions thereon and proceeds thereof, which portion will be treated as part of a “grantor trust” within the meaning of subpart E, part I of subchapter J of the Code. The Class VRR Certificates and the Uncertificated VRR Interest shall each represent undivided beneficial interests in the portion of the Trust Fund consisting of any VRR Specific Grantor Trust Assets, distributions thereon and proceeds thereof, which portion will be treated as part of a “grantor trust” within the meaning of subpart E, part I of subchapter J of the Code. However, for avoidance of doubt, no Uncertificated VRR Interest, Class VRR Certificates or Class S Certificates will be issued under this Agreement, and there are no VRR Specific Grantor Trust Assets or Class S Specific Grantor Trust Assets, and no Grantor Trust will be established hereunder.

(g)               For the avoidance of doubt: (i) no Class LVRR Lower-Tier Regular Interest, LUVRR Lower-Tier Regular Interest, Class VRR Certificates or Uncertificated VRR Interest shall be issued on the Closing Date, and any references to any such terms in this Agreement shall be disregarded; (ii) no Class S Certificates shall be issued on the Closing Date, and any references to such term in this Agreement shall be disregarded; (iii) there will be no Trust Subordinate Companion Loans in the Trust Fund, no Trust Subordinate Companion Loan REMICs will be created, and no Trust Subordinate Companion Loan REMIC Regular Interests, Trust Subordinate Companion Loan REMIC Residual Interest or Loan-Specific Certificates will be issued on the Closing Date, and any references to any such terms in this Agreement shall be disregarded; (iv) there will be no Class VRR Specific Grantor Trust Asset or Class S Specific Grantor Trust Asset, and any references to any such terms in this Agreement shall be disregarded; and (v) the Trust Fund will not include any Loan REMIC Held Mortgage Loan or Loan REMIC as of the Closing Date, and there will be no REMIC Declaration, Loan REMIC Regular Interest and Loan REMIC Residual Interest with respect to the Trust and no Loan REMIC Residual Distribution Account shall be established, and any references to any such terms in this Agreement shall be disregarded.

Section 2.13           Bare Trust. Notwithstanding anything else in this Agreement, the parties acknowledge that the trust established under this Agreement is intended to be treated as a bare trust for Canadian federal income tax purposes. Accordingly, the parties to this Agreement agree not to make any Canadian tax filing or take any Canadian tax position that is inconsistent with the treatment of the trust as a bare trust. For the avoidance of doubt, none of the Trustee, the Certificate Administrator or any other party to this Agreement is responsible for any Canadian tax administration, or has any liability for any Canadian tax consequences.

Article III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS and trust subordinate companion loans

Section 3.01           Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans and Trust Subordinate Companion Loans; Sub-Servicing Agreements; Outside Serviced Mortgage Loans.

(a)                The Master Servicer (with respect to the Performing Serviced Loans) and the Special Servicer (with respect to the Specially Serviced Loans and, to the extent provided in this Agreement, the Performing Serviced Loans), each as an independent contractor, shall service and administer the Mortgage Loans (other than the Outside Serviced Mortgage Loans, which will be serviced, together with the related Outside Serviced Companion Loans, pursuant to the applicable Outside Servicing Agreement) and the Serviced Companion Loans on behalf of the Trust Fund and the Trustee (for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners (as a collective whole) or, with respect to each Serviced Whole Loan, for the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s) as a collective whole as if such Trust Certificateholders, the Uncertificated Interest Owners and such Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)), subject to the terms and conditions of the related Co-Lender Agreement) in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Serviced Mortgage Loans or Serviced Whole Loans and, in the case of the Serviced Whole Loans, the related Co-Lender Agreement; and (iii) the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement and any related Co-Lender Agreement or mezzanine loan intercreditor agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Serviced Companion Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through Sub-Servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02 of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its judgment exercised in accordance with the Servicing Standard, in the best interests of the Trust Certificateholders, the Uncertificated Interest Owners and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Trust Certificateholders, the Uncertificated Interest Owners and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)), subject to the terms and conditions of the related Co-Lender Agreement), including, without limitation, with respect to each Mortgage Loan and Serviced Companion Loan, (A) other than with respect to the Outside Serviced Mortgage Loans, to prepare, execute and deliver, on behalf of the Trust Certificateholders, the Uncertificated Interest Owners, the Serviced Companion Loan Holders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.07, 3.09, 3.10 and 3.24 of this Agreement, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File or defeasance of any Mortgage Loan or Serviced Companion Loan; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loan (and any related Serviced Companion Loan) or the related Mortgaged Property; and (B) including with respect to the Outside Serviced Mortgage Loans, to direct, manage, prosecute and/or defend any action, suit or proceeding of any kind filed in the name of the Master Servicer or Special Servicer in their respective capacity on behalf of the Trustee or the Trust. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan or Serviced Companion Loan except under the circumstances described in Sections 3.03, 3.07, 3.09, 3.10 and 3.24 of this Agreement. The Master Servicer and Special Servicer shall service and administer the Mortgage Loans (other than the Outside Serviced Mortgage Loans), the Serviced Companion Loans and each related REO Property in accordance with applicable law and the terms thereof and hereof and the terms of any applicable Co-Lender Agreements and intercreditor agreements and shall provide to the Mortgagors any reports required to be provided to them thereby.

Subject to Section 3.11 of this Agreement, the Trustee shall: (i) within 10 Business Days of the Closing Date, execute and deliver to the Master Servicer and the Special Servicer 10 original powers of attorney in the form of Exhibit AA-1 or Exhibit AA-2, as applicable, to this Agreement or such other form as mutually agreed to by the Trustee and the Master Servicer or the Special Servicer, as applicable; (ii) upon the receipt of a written request of a related Servicing Officer, execute and deliver to the Master Servicer any powers of attorney substantially in the form of Exhibit AA-1 to this Agreement or such other form as mutually agreed to by the Trustee and the Master Servicer; (iii) upon the receipt of a written request of a related Servicing Officer, execute and deliver to the Special Servicer any powers of attorney in the form of Exhibit AA-2 to this Agreement or such other form as mutually agreed to by the Trustee and the Special Servicer;

and (iv) upon the receipt of a written request of a related Servicing Officer, execute and deliver to the Master Servicer or Special Servicer, as applicable, other documents reasonably acceptable to the Trustee prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything contained herein to the contrary, none of the Master Servicer, the Special Servicer or any Sub-Servicer shall, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or Special Servicer’s, as applicable, representative capacity, unless prohibited by any requirement of the applicable jurisdiction in which any such action, suit or proceeding is brought and if so prohibited, in the manner required by such jurisdiction (provided that the Master Servicer or the Special Servicer, as applicable, shall then provide five (5) Business Days’ written notice to the Trustee of the initiation of such action, suit or proceeding (or such shorter time period as is reasonably required in the judgment of the Master Servicer or the Special Servicer, as applicable, made in accordance with the Servicing Standard) prior to filing such action, suit or proceeding), and shall not be required to obtain the Trustee’s consent or indicate the Master Servicer’s or the Special Servicer’s, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. Each of the Master Servicer, the Special Servicer and any Sub-Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer or its agents or subcontractors, as applicable.

(b)               Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial principal prepayment received on a Serviced Loan on a date other than a Due Date, to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial principal prepayment. Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of such a Serviced Loan being defeased pursuant to its terms to the principal balance of and interest on such Serviced Loan as of the Due Date immediately following the receipt of such amounts. If with respect to any Serviced Loan the related Loan Documents permit the lender, at its option, prior to an event of default under the related Serviced Loan, to apply amounts held in any reserve account as a prepayment or to hold such amounts in a reserve account, the Master Servicer shall hold such amounts in the applicable reserve account and may not apply such amounts as a prepayment until the occurrence of an event of default under the related Serviced Loan; provided that any such amounts may be used, if permitted under the related Loan Documents, to defease the related Serviced Loan or, upon an event of default under the related Serviced Loan, to prepay the Serviced Loan.

(c)                The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements with third parties (including a party that has previously been engaged as a Subcontractor) with respect to any of its obligations hereunder, provided that (i) any such agreement shall be consistent with the provisions of this Agreement, (ii) any such agreement shall be consistent with the Servicing Standard, (iii) other than with respect to any Mortgage Loan Seller Sub-Servicer, the Depositor has consented to the related Sub-Servicer, (iv) any such agreement shall provide that, following receipt of the applicable Mortgage Loan Purchase Agreement from the Depositor, the Master Servicer or the Special Servicer, as applicable, shall provide a copy of the applicable Mortgage Loan Purchase Agreement to the related Sub-Servicer, and that such Sub-Servicer shall notify the Master Servicer or the Special Servicer, as applicable, in writing within five (5) Business Days after such Sub-Servicer discovers or receives notice alleging a Document Defect or a Breach or receives a Repurchase Communication of a Repurchase Request, a Repurchase Request Withdrawal, a Repurchase or a Repurchase Request Rejection; (v) the Master Servicer or the Special Servicer, as applicable, shall notify the applicable Mortgage Loan Seller of any such agreement (other than any Sub-Servicing Agreement in place on the Closing Date with a Mortgage Loan Seller Sub-Servicer); (vi) any assignment of such Sub-Servicing Agreement by the related Sub-Servicer (other than an assignment to the Master Servicer (in the case of a Sub-Servicer engaged by the Master Servicer) or the Special Servicer (in the case of a Sub-Servicer engaged by the Special Servicer)) shall be subject to the prior written consent of the Depositor (which consent shall not be unreasonably withheld, conditioned or delayed); (vii) any amendment or modification of such Sub-Servicing Agreement shall be subject to the prior written consent of the Depositor (which consent shall not be unreasonably withheld, conditioned or delayed) if the Master Servicer or the Special Servicer, as applicable, determines that, as a result of such amendment or modification, the Sub-Servicer would become a “servicer” within the meaning of Item 1101 of Regulation AB that (1) meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB or (2) meets the criteria in Item 1108(a)(2)(iii) of Regulation AB and services 20% or more of the pool assets; (viii) any such Sub-Servicing Agreement shall provide that it may be assumed by the Trustee or its designee (if the Trustee or its designee has assumed the duties of the Master Servicer or the Special Servicer, as applicable) or by any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02 hereof; (ix) any such Sub-Servicing Agreement shall provide that the Trustee (for the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the related Companion Loan Holder (if applicable) and the Trust (as holder of the Lower-Tier Regular Interests, the Loan REMIC Regular Interest, and the Trust Subordinate Companion Loan Regular Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such party thereunder as contemplated herein) none of the Trust, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Master Servicer or Special Servicer, as applicable, any successor master servicer or special servicer or any Trust Certificateholder (or the related Companion Loan Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (ix) any such Sub-Servicing Agreement shall provide that the Sub-Servicer shall be in default under the related Sub-Servicing Agreement and such Sub-Servicing Agreement shall be terminated (unless such default is waived by the Depositor in writing) if the Sub-Servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to this Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer, the Special Servicer, the Certificate Administrator or the Depositor under Article X or under the Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in the Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to this Agreement to perform its obligations under Article X or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to; (x) any such Sub-Servicing Agreement shall comply with the requirements set forth in Section 10.17 of this Agreement; (xi) no Sub-Servicer shall be permitted under any Sub-Servicing Agreement to take (or determine not to take) action with respect to Major Decisions or Special Servicer Decisions without the consent of the Master Servicer (in the case of Sub-Servicers engaged by the Master Servicer) or the Special Servicer (in the case of Sub-Servicers engaged by the Special Servicer); and (xii) no Sub-Servicer shall be a Subsequent Third Party Purchaser, a Loan-Specific Third Party Purchaser, the Operating Advisor, the Asset Representations Reviewer or any of their respective Risk Retention Affiliates. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c). The Master Servicer and the Special Servicer shall each be responsible for paying the servicing fees of any Sub-Servicer retained by it. The Master Servicer or the Special Servicer, as applicable, shall, upon request, provide a copy of each Sub-Servicing Agreement (and any assignment thereof) entered into by it to the Depositor. A Sub-Servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under this Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans and/or Serviced Whole Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Asset Representations Reviewer, the Trust Fund and the Trust Certificateholders and the Uncertificated Interest Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities (including, without limitation, any obligation to pay any termination fee to any Sub-Servicer as a result of the termination of any Sub-Servicing Agreement) with respect to the Sub-Servicer, except as set forth in Section 3.01(d) of this Agreement and no provision herein may be construed so as to require the Trust Fund to indemnify any such Sub-Servicer.

As part of its servicing activities hereunder, each of the Master Servicer and the Special Servicer for the benefit of the Trustee, the Trust Certificateholders, the Uncertificated Interest Owners and, if applicable, the Serviced Companion Loan Holders, shall (at no expense to the Trustee, the Trust Certificateholders, the Uncertificated Interest Owners, the Serviced Companion Loan Holders or the Trust) monitor the performance and enforce the obligations of each of its Sub-Servicers under the related Sub-Servicing Agreement (except that, to the extent provided in Article X hereof, the Master Servicer shall be required only to use commercially reasonable efforts to cause any Mortgage Loan Seller Sub-Servicer to comply with the requirements of Article X hereof). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standard and the terms of this Agreement. Each of the Master Servicer and the Special Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

(d)               If the Trustee or any successor Master Servicer or successor Special Servicer, as applicable, assumes the obligations of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c) of this Agreement. In such event, the Trustee or the successor Master Servicer or the successor Special Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer’s or the Special Servicer’s, as applicable, interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub Servicing Agreement had been assigned to the Trustee or such successor Master Servicer, as applicable, except that the Master Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such Sub Servicing Agreement that accrued prior to the succession of the Trustee or the successor Master Servicer or successor Special Servicer, as applicable.

In the event that the Trustee or any successor Master Servicer or successor Special Servicer, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, upon request of the Trustee or such successor Master Servicer or successor Special Servicer, as applicable, the Master Servicer or the Special Servicer, as applicable, shall at its own expense deliver or cause to be delivered to the Trustee or such successor Master Servicer or successor Special Servicer, as applicable, all documents and records relating to any Sub-Servicing Agreement and the Trust Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its reasonable efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to the Trustee or the successor Master Servicer or successor Special Servicer, as applicable.

(e)                The parties hereto acknowledge that each Serviced Whole Loan is subject to the terms and conditions of the related Co-Lender Agreement and recognize the respective rights and obligations of the Trust, as holder of the related Mortgage Loan and any related Trust Subordinate Companion Loan, and of the related Serviced Companion Loan Holder(s) under the related Co-Lender Agreement, including: (i) with respect to the allocation of collections on or in respect of such Serviced Whole Loan, and the making of remittances, to the Trust, as holder of the related Mortgage Loan and any related Trust Subordinate Companion Loan, and to the related Serviced Companion Loan Holder(s); (ii) with respect to the allocation of expenses and losses relating to such Serviced Whole Loan to the Trust, as holder of the related Mortgage Loan and any related Trust Subordinate Companion Loan, and to the related Serviced Companion Loan Holder(s); (iii) any consultation, consent and Special Servicer appointment rights of a related Serviced Companion Loan Holder or its Companion Loan Holder Representative, including those specified in this Agreement; (iv) any right of a related Companion Loan Holder to attend (in-person or telephonically) annual meetings with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, for the purpose of discussing servicing issues related to such Serviced Whole Loan; (v) any right of a related Companion Loan Holder to cure certain defaults under the related Serviced Whole Loan; and (vi) any right of a related Companion Loan Holder to purchase the related Split Mortgage Loan from the Trust Fund (together with any other related Serviced Pari Passu Companion Loans, if applicable). With respect to any Serviced Whole Loan, the Master Servicer (if such Serviced Whole Loan is a Performing Serviced Loan) or the Special Servicer (if such Serviced Whole Loan has become a Specially Serviced Loan or the related Mortgaged Property has been converted to an REO Property) shall prepare and provide to the related Serviced Companion Loan Holder(s) (or its Companion Loan Holder Representative), or, if applicable, the master servicer or special servicer for the related Other Securitization Trust, on its behalf, all notices, reports, statements and communications to be delivered by the holder of the related Mortgage Loan under the related Co-Lender Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing-related duties and obligations to be performed by the holder of the related Mortgage Loan pursuant to the related Co-Lender Agreement. Furthermore, to the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Co-Lender Agreement for a Serviced Whole Loan are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full. In the event of any conflict between this Agreement and a Co-Lender Agreement with respect to a Serviced Pari Passu Whole Loan, the terms of such Co-Lender Agreement shall control with respect to such Serviced Pari Passu Whole Loan. For the avoidance of doubt, with respect to each Serviced Whole Loan, the related Co-Lender Agreement is not intended to prevent the Master Servicer from receiving Servicing Fees, as and to the extent provided under this Agreement, earned on the related Mortgage Loan (to the extent not otherwise paid in accordance with the related Co-Lender Agreement) out of collections allocated to and received on such Mortgage Loan pursuant to the related Co-Lender Agreement.

With respect to any Serviced Outside Controlled Mortgage Loan (including any Servicing Shift Mortgage Loan prior to the related Servicing Shift Date), subject to the rights of the Controlling Class Representative under this Agreement and any applicable consultation rights of the Operating Advisor (to the extent set forth in Sections 3.29(f) and (g)), the Master Servicer (if such Serviced Outside Controlled Mortgage Loan is a Performing Serviced Loan and the matter does not involve a Major Decision or Special Servicer Decision) or the Special Servicer (if such Serviced Outside Controlled Mortgage Loan is a Specially Serviced Loan or if such Serviced Outside Controlled Mortgage Loan is a Performing Serviced Loan and the matter involves a Major Decision or Special Servicer Decision) shall be entitled to exercise the rights and powers granted under the related Co-Lender Agreement to the “Non-Controlling Note Holder” (as such term or any analogous term is defined in the related Co-Lender Agreement).

(f)                Notwithstanding anything to the contrary herein, (a) at no time shall the Master Servicer or the Back-Up Advancing Agent be required to make any P&I Advance on any Companion Loan other than a Trust Subordinate Companion Loan and (b) if the Mortgage Loan and any related Trust Subordinate Companion Loan (or the related REO Property) that is part of a Serviced Whole Loan is no longer part of the Trust Fund, neither the Master Servicer nor the Back-Up Advancing Agent, as the case may be, shall have any obligation to make any Property Advance on such Serviced Whole Loan. If pursuant to the foregoing sentence, the Master Servicer does not intend to make a Property Advance with respect to a Serviced Whole Loan that the Master Servicer would have made if the related Mortgage Loan or REO Property were still part of the Trust Fund, the Master Servicer shall promptly notify the holder of the related Serviced Companion Loan of its intention to no longer make such Property Advances and shall additionally promptly notify such holder of any required Property Advance it would have otherwise made upon becoming aware of the need for such Property Advance. Additionally, at the time the Mortgage Loan relating to a Serviced Whole Loan is removed from the Trust Fund, the Master Servicer shall deliver to the related Serviced Companion Loan Holder (or the master servicer of any securitization of the related Serviced Companion Loan) (i) a copy of the most recent inspection report and the inspection report for the prior calendar year, (ii) copies of all financial statements collected from the related Mortgagor for the most recent calendar year and the prior calendar year, (iii) a copy of the most recent Appraisal and any other Appraisal done in the prior year and (iv) a copy of all tax and insurance bills for the current calendar year and the prior calendar year.

(g)               Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to each Outside Serviced Mortgage Loan and each Outside Serviced Companion Loan related to the Outside Serviced Mortgage Loans are limited by and subject to the terms of the related Co-Lender Agreement and this Agreement and the rights of the related Outside Servicer and the related Outside Special Servicer with respect thereto under the applicable Outside Servicing Agreement. The parties further recognize the respective rights and obligations of the related Outside Trustee and/or the Outside Serviced Companion Loan Holders (or the representatives thereof) under each respective Co-Lender Agreement including with respect to the allocation of collections on or in respect of an Outside Serviced Whole Loan in accordance with the related Co-Lender Agreement. The Master Servicer shall cooperate with the Certificate Administrator, on behalf of the Trust, in connection with the enforcement of the rights by the Trustee (as holder of the Outside Serviced Mortgage Loans) under each related Co-Lender Agreement and each applicable Outside Servicing Agreement. The Master Servicer or Special Servicer, as applicable, (under the power of attorney granted by the Trustee) shall take such actions as it shall deem reasonably necessary to facilitate the servicing of each Outside Serviced Companion Loan by the related Outside Servicer and the related Outside Special Servicer, including, but not limited to, delivering appropriate requests for release to the Custodian (if any) in order to deliver any portion of the related Mortgage Files to the related Outside Servicer or related Outside Special Servicer under the applicable Outside Servicing Agreement.

To the extent that the Trust, as holder of an Outside Serviced Mortgage Loan for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners, is entitled to (i) consent to or approve any modification, waiver or amendment of such Outside Serviced Mortgage Loan or (ii) exercise any consultation rights with respect to “Major Decisions” or “Material Actions” (as such term or any analogous term is defined in the applicable Outside Servicing Agreement) in connection with such Outside Serviced Mortgage Loan or any related REO Property or any consultation rights with respect to the implementation of “Asset Status Reports” (as such term or any analogous term is defined in the applicable Outside Servicing Agreement), then the following party or parties (to the extent notified by the appropriate party to the applicable Outside Servicing Agreement of any matter requiring the exercise of consent, approval or consultation rights) shall actually exercise such consent, approval or consultation rights, and the respective parties to this Agreement shall take such actions as are reasonably necessary to allow the following party or parties to exercise such consent, approval or consultation rights: (a) the Controlling Class Representative (unless a Control Termination Event exists or the Controlling Class Representative is not permitted to consent under the related Co-Lender Agreement) or the Special Servicer (if a Control Termination Event exists or if the Controlling Class Representative is not permitted to consent under the related Co-Lender Agreement) shall exercise any such consent or approval rights, in each case in accordance with Section 3.01(i); and (b) the Controlling Class Representative (unless a Consultation Termination Event exists or the Controlling Class Representative is not permitted to consult under the related Co-Lender Agreement) or the Special Servicer (if a Consultation Termination Event exists or if the Controlling Class Representative is not permitted to consult under the related Co-Lender Agreement) shall exercise any such consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan in accordance with Section 3.01(i); provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights shall be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Master Servicer shall only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who shall forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if the Controlling Class Representative is not permitted to consent or consult, as applicable, under the related Co-Lender Agreement and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Master Servicer shall have no right or obligation to exercise any such consent or consultation rights.

In addition to such consent, approval or consultation rights, the Controlling Class Representative (if no Control Termination Event has occurred and is continuing and the Controlling Class Representative is permitted to exercise the subject right under the related Co-Lender Agreement) and the Special Servicer (if a Control Termination Event has occurred and is continuing or the Controlling Class Representative is not permitted to exercise the subject right under the related Co-Lender Agreement), on behalf of the Trust, as holder of each Outside Serviced Mortgage Loan for the benefit of the Trust Certificateholders and the Uncertificated VRR Interest Owner, will have the right (exercisable in its sole discretion), to the extent provided in the related Co-Lender Agreement and/or the applicable Outside Servicing Agreement, to attend (in-person or telephonically) annual meetings with the related Outside Servicer or Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Outside Servicer or Outside Special Servicer, as applicable, for the purpose of discussing servicing issues related to such Outside Serviced Whole Loan.

None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian or the Trustee shall have any obligation or authority to supervise any Outside Servicer, any Outside Special Servicer, any Outside Trustee or any other party to the applicable Outside Servicing Agreement or to make Property Advances with respect to any of the Outside Serviced Mortgage Loans or a Companion Loan related to an Outside Serviced Mortgage Loan. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee or any other Person with respect to the Outside Serviced Mortgage Loans and any Outside Serviced Companion Loan related to an Outside Serviced

Mortgage Loan is dependent on their receipt of the corresponding information from the related Outside Servicer or the related Outside Special Servicer, as applicable.

(h)               The parties hereto acknowledge that each Outside Serviced Whole Loan is subject to the terms and conditions of the respective Co-Lender Agreement and further acknowledge that, pursuant to the respective Co-Lender Agreement, (i) the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loans are to be serviced and administered by the related Outside Servicer and Outside Special Servicer in accordance with the applicable Outside Servicing Agreement, and (ii) in the event that the applicable Outside Serviced Companion Loan is no longer part of the trust fund created by the applicable Outside Servicing Agreement and the related Outside Serviced Mortgage Loan remains an asset of the Trust Fund, then, as set forth in the related Co-Lender Agreement, the related Outside Serviced Whole Loan shall be serviced in accordance with the applicable provisions of the applicable Outside Servicing Agreement as if such agreement was still in full force and effect with respect to the related Outside Serviced Whole Loan, until such time as a new servicing agreement has been agreed to by the parties to the related Co-Lender Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding and any other requirements applicable to the related Outside Serviced Mortgage Loan.

(i)                 The parties hereto acknowledge that each Outside Serviced Mortgage Loan is subject to the terms and conditions of the related Co-Lender Agreement. With respect to each Outside Serviced Whole Loan, the parties hereto recognize the respective rights and obligations of the related Outside Serviced Whole Loan Noteholders under the related Co-Lender Agreement, including with respect to the allocation of collections and losses on or in respect of the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) and the making of payments to the related Outside Serviced Whole Loan Noteholders in accordance with the related Co-Lender Agreement and the applicable Outside Servicing Agreement. The parties hereto further acknowledge that, pursuant to the related Co-Lender Agreement, each Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) are to be serviced and administered by the related Outside Servicer and Outside Special Servicer in accordance with the applicable Outside Servicing Agreement, and that payments allocated to each Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loans pursuant to the applicable Outside Servicing Agreement and the related Co-Lender Agreement are to be made by related Outside Servicer. Although each Outside Serviced Mortgage Loan is not serviced and administered hereunder, the Master Servicer and the Special Servicer hereunder for each such Outside Serviced Mortgage Loan shall have certain duties as set forth herein and shall constitute the “Master Servicer” and “Special Servicer” hereunder with respect to each such Outside Serviced Mortgage Loan.

If there are at any time amounts due from the Trust, as holder of an Outside Serviced Mortgage Loan, to any party under the related Co-Lender Agreement or the applicable Outside Servicing Agreement, the Master Servicer shall pay such amounts out of the Collection Account. If a party to the applicable Outside Servicing Agreement related to an Outside Serviced Mortgage Loan requests the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, such Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement which shall not be subject to the operation of this sentence but shall instead be subject to the operation of the provisions below in this paragraph), the party hereto that receives such request shall (but in the case of the Master Servicer subject to the limitation that it shall only be required to deliver any such request to the Special Servicer) promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) exists and the Controlling Class Representative may consent or consult, as applicable, under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) exists or if the Controlling Class Representative is not permitted to consent or consult, as applicable, under the related Co-Lender Agreement), as applicable, and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor, and (a) any such consent rights shall be exercised by the Controlling Class Representative (unless a Control Termination Event exists or the Controlling Class Representative is not permitted to consent under the related Co-Lender Agreement) or by the Special Servicer (if a Control Termination Event exists or if the Controlling Class Representative is not permitted to consent under the related Co-Lender Agreement) and (b) any such consultation rights shall be exercised by the Controlling Class Representative (unless a Consultation Termination Event exists or the Controlling Class Representative is not permitted to consult under the related Co-Lender Agreement) or by the Special Servicer (if a Consultation Termination Event exists or if the Controlling Class Representative is not permitted to consult under the related Co-Lender Agreement); provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights shall be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions); and provided, further, that, if such Outside Serviced Mortgage Loan were serviced hereunder and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, shall not exercise any such right of consent without first having obtained (or having caused the related Outside Servicer or Outside Special Servicer to obtain) or received such Rating Agency Confirmation (payable at the expense of the party making such request for consent or approval if such requesting party is a Certificateholder, the Uncertificated VRR Interest Owner or a party to this Agreement, and otherwise payable from the Collection Account). If a Responsible Officer of the Trustee, Certificate Administrator or Custodian receives actual notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, shall notify the Master Servicer (in writing), and the Master Servicer shall act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer shall only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with this Agreement); provided that, if such instructions are not provided within a reasonable time period (not to exceed ten (10) Business Days or such lesser response time as is afforded under the applicable Outside Servicing Agreement) or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable

Outside Servicing Agreement to follow such instructions, then the Master Servicer shall take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed in writing by the Holders of the Certificates evidencing at least 25% of the aggregate of all Voting Rights (such direction to be sought and communicated to the Master Servicer by the Certificate Administrator) within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, Special Servicer, the Certificate Administrator, or the Trustee in connection with such enforcement shall be paid by the Master Servicer out of the Collection Account. If the Trustee receives a request (and, if the Master Servicer, Special Servicer or the Certificate Administrator receives such request, such party shall promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee is hereby directed to, and the Trustee shall, grant such consent or approval if (a) the Trustee shall have received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder, the Uncertificated VRR Interest Owner or a party to this Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing or the Controlling Class Representative is not permitted to exercise the applicable consent rights, the Trustee shall have obtained the consent of the Controlling Class Representative. The Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer (each, a “Notifying Party”) shall each promptly forward all material notices or other communications delivered to it in connection with the applicable Outside Servicing Agreement to each other Notifying Party (unless a Notifying Party has actual knowledge that such other Notifying Party (i) was copied on such original notice or communication or (ii) actually received such notice or communication), the Operating Advisor, the Controlling Class Representative (if a Consultation Termination Event does not exist) and the Depositor and, if such notice or communication is in the nature of a notice or communication that would be required to be delivered to the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Information Provider’s Website in accordance with Section 12.13) if the related Outside Serviced Mortgage Loan were a Mortgage Loan that is serviced and administered under this Agreement, to the Rule 17g-5 Information Provider (who shall promptly post such notice to the Rule 17g-5 Information Provider’s Website in accordance with Section 12.13); provided that, notwithstanding the foregoing, the Special Servicer shall have no obligation to forward any such notice or communication under this provision unless (A) the Special Servicer is the only addressee of such notice or communication or (B) there is no addressee on such notice or communication. Any obligation of the Master Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Certificate Administrator, the Controlling Class Representative, the Uncertificated VRR Interest Owner and the Certificateholders with respect to any Outside Serviced Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the related Outside Servicer or the related Outside Special Servicer. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall reasonably cooperate with the Master Servicer, the Special Servicer, the Operating Advisor or the Controlling Class Representative, in each case as and when applicable, to facilitate the exercise by such party of any consent, approval or consultation rights set forth in this Section 3.01 with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

(j)                 With respect to each Outside Serviced Mortgage Loan, the parties to this Agreement agree as follows:

(i)                               pursuant to the related Outside Servicing Agreement, the related Outside Servicer or Outside Special Servicer, as applicable, is obligated to make “Servicing Advances” or “Property Advances” and incur “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the related Outside Servicing Agreement) with respect to such Outside Serviced Mortgage Loan; the Trust shall be responsible for its pro rata share (such pro rata share and the pro rata share of the holder(s) of the related Outside Serviced Companion Loan(s) to be determined based on the respective principal balances of such Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s)) of any “Nonrecoverable Servicing Advance” or “Nonrecoverable Property Advances” (and advance interest thereon) and any “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the related Outside Servicing Agreement), but only to the extent that they relate to servicing and administration of such Outside Serviced Mortgage Loan, including without limitation, any unpaid “Special Servicing Fees,” “Liquidation Fees” and “Workout Fees” (as each such term or any analogous term is defined in the related Outside Servicing Agreement) relating to such Outside Serviced Mortgage Loan; and in the event that the funds received with respect to the related Outside Serviced Whole Loan are insufficient to cover “Servicing Advances,” “Property Advances” or “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement) relating to the servicing and administration of the related Outside Serviced Whole Loan, (i) the Master Servicer shall, promptly following notice from the related Outside Servicer, reimburse the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable (such reimbursement, to the extent owed to the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, may be paid by the Master Servicer to the related Outside Servicer, who shall pay such amounts to the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable), out of general funds in the Collection Account for the Trust’s pro rata share (such pro rata share and the pro rata share of the holder(s) of the related Outside Serviced Companion Loan(s) to be determined based on the respective principal balances of such Outside Serviced Mortgage Loan and the related Outside Serviced Companion

Loan(s)) of any such “Nonrecoverable Servicing Advance,” “Nonrecoverable Property Advances” and/or “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement), and (ii) if the related Outside Servicing Agreement permits the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee to reimburse itself from the related Outside Securitization Trust’s general account, then the parties to this Agreement hereby acknowledge and agree that the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, may do so and the Master Servicer shall be required to, promptly following notice from the related Outside Servicer, reimburse the related Outside Securitization Trust out of general funds in the Collection Account for the Trust’s pro rata share (such pro rata share and the pro rata share of the holder(s) of the related Outside Serviced Companion Loan(s) to be determined based on the respective principal balances of such Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s)) of any such “Nonrecoverable Servicing Advance,” “Nonrecoverable Property Advances” and/or “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement) relating to the servicing and administration of such Outside Serviced Whole Loan;

(ii)                            with respect to each Outside Serviced Mortgage Loan, each of (i) (as and to the same extent the related Outside Securitization Trust established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in the related Outside Securitization Trust pursuant to the terms of the related Outside Servicing Agreement) the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator, the related Outside Trustee, the related Outside Operating Advisor and the related Outside Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as “Indemnified Parties” in the related Outside Servicing Agreement in respect of other mortgages included in such Outside Securitization Trust) and (ii) the related Outside Securitization Trust (such parties in clause (i) and the related Outside Securitization Trust, collectively, the “Pari Passu Indemnified Parties”) shall be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the related Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the applicable Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Trust’s pro rata share (such pro rata share and the pro rata share of the holder(s) of the related Outside Serviced Companion Loan(s) to be determined based on the respective principal balances of such Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s)) of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the “Serviced Whole Loan Collection Account”, “Serviced Pari Passu Companion Loan Custodial Account”, “Whole Loan Custodial Account” or “Whole Loan Custodial Account” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement), as applicable, maintained pursuant to the related Outside Servicing Agreement that are allocated to the Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such

Indemnified Party shall be entitled to be reimbursed by the Trust (including out of general collections in the Collection Account) for the Trust’s pro rata share of the insufficiency;

(iii)                         to the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Co-Lender Agreement for an Outside Serviced Whole Loan are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full. In the event of any inconsistency between the provisions of this Agreement and any Outside Serviced Co-Lender Agreement, such Outside Serviced Co-Lender Agreement shall prevail, provided that in no event shall the Master Servicer or the Special Servicer, as the case may be, take any action or omit to take any action in accordance with the terms of any Outside Serviced Co-Lender Agreement, that would cause the Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standard or REMIC Provisions; and

(iv)                        each Outside Servicer, each Outside Special Servicer, each Outside Certificate Administrator, each Outside Trustee, each Outside Operating Advisor and each Outside Securitization Trust shall be third party beneficiaries of this Section 3.01(j).

(k)               To the extent required under any Loan Documents, the Master Servicer shall, on behalf of the related lender, maintain a Note register for the related Mortgage Loan in accordance with such Loan Documents.

(l)                 In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for the purposes of this clause (l), “Applicable Laws”), the Master Servicer may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Master Servicer. Accordingly, each of the parties hereto agrees to provide to the Master Servicer, upon its reasonable request, from time to time such identifying information and documentation as may be readily available to such party in order to enable the Master Servicer to comply with Applicable Laws; provided that the Master Servicer shall be responsible for all reasonable actual out-of-pocket expenses incurred by such party in connection therewith.

Section 3.02           Liability of the Master Servicer and the Special Servicer. Notwithstanding any Sub-Servicing Agreement or primary servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or the Special Servicer, as applicable, and any Person acting as Sub-Servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as Sub-Servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee, the Certificate Administrator, the Trust Certificateholders, the Uncertificated Interest Owners and any Serviced Companion Loan Holder for the servicing and administering of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Serviced Companion Loan(s) in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements, primary servicing agreements or arrangements or by virtue of indemnification from any Person acting as Sub-Servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or the Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Serviced Companion Loans. The Master Servicer or the Special Servicer, as applicable, shall be entitled to enter into an agreement with any Sub-Servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

Section 3.03           Collection of Certain Mortgage Loan Payments.

(a)                The Master Servicer (with respect to Performing Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, shall use reasonable efforts in accordance with the Servicing Standard to collect all payments called for under the terms and provisions of the Serviced Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures; provided that, with respect to any ARD Mortgage Loan, so long as the related Mortgagor is in compliance with each provision of the related Loan Documents, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the Maturity Date of any ARD Mortgage Loan or until the outstanding principal balance of such ARD Mortgage Loan (exclusive of any portion representing accrued Excess Interest) has been paid in full); provided, further, that, with respect to any ARD Mortgage Loan, the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply excess cash flow to principal in accordance with the terms of the Loan Documents. For clarification, no obligation of the Master Servicer or the Special Servicer to use reasonable efforts to collect fees from the related Mortgagor will change the obligation of the Master Servicer to pay such fees from general collections or other proceeds in accordance with Section 3.06(a) and Section 3.06A(a) of this Agreement, whether or not such Special Servicing Fees, Workout Fees or Liquidation Fees are collected from or paid by the related Mortgagor. The Master Servicer, with respect to the Performing Serviced Loans, and the Special Servicer, with respect to the Specially Serviced Loans, shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Mortgagors (as required under the related Loan Documents). Consistent with the foregoing, the Master Servicer (with respect to Performing Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans), as applicable, may in its discretion waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan) or Serviced Companion Loan. In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Serviced Companion Loan as are permitted or required under Section 3.21 of this Agreement. Furthermore, with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), if the related Loan Documents provide for the annual or quarterly testing of financial conditions of the related Mortgagor and/or Mortgaged Properties (e.g., debt yield tests, debt service coverage ratio tests and/or loan-to-value ratio tests) in connection with cash-management triggers or the commencement of additional required escrow payments, the Master Servicer (with respect to Performing Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable (only to the extent the related information required for such testing is to be delivered to the Master Servicer and/or the Special Servicer, as applicable, pursuant to the related Loan Documents and is actually delivered to the Master Servicer and/or the Special Servicer, as applicable), shall use reasonable efforts to conduct such financial testing within the timeframes contemplated by such Loan Documents, if any. Furthermore, in accordance with this Section 3.03(a), with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), the Master Servicer (with respect to Performing Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, shall use reasonable efforts to collect financial statements from the related Mortgagor for the periods set forth in the related Loan Documents (e.g., and as applicable, for the entire fiscal year where annual reporting is required).

(b)               If the Master Servicer receives Excess Interest directly from the related Mortgagor or through the Special Servicer, which Excess Interest was collected during the Collection Period for any Distribution Date, or receives notice from the related Mortgagor that the Master Servicer will be receiving Excess Interest during the Collection Period for any Distribution Date, then the Master Servicer shall notify the Certificate Administrator no later than two Business Days prior to such Distribution Date by means of a clearly labeled item in the CREFC® Loan Periodic Update File. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any failure of the related Mortgagor to pay any such Excess Interest. The preceding statements shall not, however, be construed to limit the provisions of Section 3.03(a) of this Agreement.

(c)                With respect to each Outside Serviced Mortgage Loan, the Certificate Administrator shall deliver to the related Outside Trustee, the related Outside Certificate Administrator, the related Outside Special Servicer, the related Outside Servicer and the related Outside Operating Advisor (A) promptly following the Closing Date (or (1) in the case of each Servicing Shift Mortgage Loan, promptly upon the related Servicing Shift Date, and (2) in the case of each Outside Serviced Servicing Shift Mortgage Loan, both promptly following the Closing Date and promptly upon the related Controlling Pari Passu Companion Loan Securitization Date), written notice in the form of Exhibit FF-1, Exhibit FF-2, Exhibit FF-3, Exhibit FF-4, Exhibit FF-5, Exhibit FF-6, Exhibit FF-7, Exhibit FF-8, and Exhibit FF-9, as applicable, attached hereto, as applicable, stating that, as of the Closing Date (or the related Servicing Shift Date, as applicable), the Trustee is the holder of such Outside Serviced Mortgage Loan and directing each such recipient to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of such Outside Serviced Mortgage Loan under the related Co-Lender Agreement and the applicable Outside Servicing Agreement (which notice shall also provide contact information for the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and each party designated to exercise the rights of the “Non-Controlling Note Holder” under the related Co-Lender Agreement), accompanied by a copy of an executed version of this Agreement, and (B) notice of any subsequent change in the identity of the Master Servicer or any party designated to exercise the rights of the “Non-Controlling Note Holder” under the related Co-Lender Agreement (together with the relevant contact information). Upon request of the Certificate Administrator, the Master Servicer shall provide its wire instructions for inclusion in the written notices referred to in the previous sentence. The Master Servicer shall, within one (1) Business Day of receipt of properly identified funds, deposit into the Collection Account all amounts received with respect to each Outside Serviced Mortgage Loan, the Mortgaged Property related to each Outside Serviced Mortgage Loan or any related REO Property; provided, however, that to the extent any such amounts are received after 2:00 p.m. Eastern time on any given Business

Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the Collection Account within one (1) Business Day of receipt of such amounts but, in any event, the Master Servicer shall deposit such amounts into the Collection Account within two (2) Business Days of receipt of such amounts.

(d)               With respect to each Outside Serviced Mortgage Loan, if the Master Servicer does not receive from the related Outside Servicer any Monthly Payment or other amounts known by the Master Servicer to be owing on such Outside Serviced Mortgage Loan in accordance with the terms of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, then the Master Servicer shall provide notice of such failure to the related Outside Servicer and the related Outside Trustee.

Section 3.04           Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)                With respect to each Mortgaged Property securing a Serviced Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, to the extent such payments are to be made from escrowed funds, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Serviced Loan. With respect to non-escrowed payments, when the Master Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor (other than with respect to the Outside Serviced Mortgage Loan) has failed to make any such payment or, with respect to escrowed loans, collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance. Notwithstanding anything in this Agreement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make) a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Serviced Trust Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if advanced, be a Nonrecoverable Property Advance, if making the payment (x) would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Trust Loan, or (y) would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Trust Certificateholders, the Uncertificated Interest Owners and any related Serviced Companion Loan Holder(s) (as a collective whole as if the Trust Certificateholders, the Uncertificated Interest Owners and such Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))). If the Special Servicer makes such a determination, it shall notify the Master Servicer and the Master Servicer shall make such payment from the Collection Account. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Trust Certificateholders and the Uncertificated Interest Owners, be added to the amount owing under the related Trust Loans, notwithstanding that the terms of such Trust Loans so permit.

(b)               The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan or Serviced Whole Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts, which account or accounts may be a separate account or subaccount (in the form of a separate account, subaccount or by written ledger of such segregated custodial accounts) (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two (2) Business Days after receipt of properly identified funds. The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments to the extent required by Section 3.07(b) of this Agreement and any Insurance Proceeds or Condemnation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Loan Documents. Escrow Accounts shall be Eligible Accounts (except to the extent the related Loan Documents require or permit it to be held in an account that is not an Eligible Account) in accordance with the terms of the related Loan Documents) and (subject to any changes in the identities of the Master Servicer and/or the Trustee) shall be entitled, “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Computershare Trust Company, National Association, as Trustee for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, the Uncertificated Interest Owners, the Serviced Companion Loan Holders, and Various Mortgagors.” Withdrawals from an Escrow Account may be made by the Master Servicer only:

(i)                               to effect timely payments of items constituting Escrow Payments for the related Loan Documents and in accordance with the terms of the related Mortgage Loan or Serviced Whole Loan, as applicable;

(ii)                            to transfer funds to the Collection Account and/or the applicable Whole Loan Custodial Account to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, which represent late collections of Escrow Payments thereunder;

(iii)                         for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan or Serviced Whole Loan, as applicable, and the Servicing Standard;

(iv)                        to clear and terminate such Escrow Account upon the termination of this Agreement;

(v)                           to pay from time to time to the related Mortgagor (a) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under law or by the terms of the Mortgage Loan or Serviced Whole Loan, as applicable, or otherwise to the Master Servicer and (b) any other funds required to be released to the related Mortgagors pursuant to the related Loan Documents; and

(vi)                        to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

(c)                In the event any Loan Documents permit the lender, at the discretion of the lender, to use letters of credit and/or cash reserves to prepay the related Trust Loan prior to the Maturity Date and in the absence of an event of default or acceleration of the Trust Loan, then the Master Servicer shall hold such amounts in an Escrow Account for so long as the Loan Documents permit such discretion.

(d)               Unless required by the related Loan Documents, neither the Master Servicer nor the Special Servicer shall apply any earnout escrows or reserves established with respect to any Trust Loan as a prepayment of such Trust Loan if no event of default has occurred under such Trust Loan.

(e)                To the extent that (i) an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Loan, or (ii) any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Loan, the Master Servicer shall determine in accordance with the Servicing Standard (which determination may be made on the basis of inquiry to the Mortgagor and this sentence shall in no event be construed to require a physical inspection other than inspections described in Section 3.18 of this Agreement; provided that all deliveries required to be made to Master Servicer under the related Loan Documents of supporting documentation have been made; then the Master Servicer shall report the then current status as a failure) whether the related Mortgagor has failed to perform such obligations under the related Mortgage Loan or Serviced Whole Loan as of the date required under the related Mortgage Loan or Serviced Whole Loan and report any such failure to the Special Servicer, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

Section 3.05           Collection Account; Distribution Accounts; and Excess Liquidation Proceeds Reserve Account; Excess Interest Distribution Account; and Legal Fee Reserve Account.

(a)                The Master Servicer shall establish and maintain the Collection Account in the Master Servicer’s name on behalf of the Trustee, for the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the Trustee as the Holder of the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to the Mortgage Loans (other than the Excess Interest) will be assets of the Lower-Tier REMIC (or the related Loan REMIC, as applicable). As and when required under this Agreement, the Master Servicer shall transfer to the Collection Account any amounts to be transferred thereto from a Whole Loan Custodial Account as contemplated by Section 3.06A(a)(i) of this Agreement, and the Master Servicer shall deposit in the Collection Account any amounts required to be deposited therein pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account. In addition, the Master Servicer shall deposit or cause to be deposited in the Collection Account, within one (1) Business Day following receipt of properly identified funds, (x) all Net Liquidation Proceeds received on or with respect to a Trust Loan related to a Serviced Whole Loan in connection with any of the events described in clauses (iii) and (iv) of the first sentence of the definition of “Liquidation Event” in this Agreement, and (y) without duplication, the following payments and collections received or made by it on or with respect to the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan):

(i)                               all payments on account of principal on such Mortgage Loans, including Principal Prepayments and the principal component of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds;

(ii)                            all payments on account of interest on such Mortgage Loans (including Excess Interest);

(iii)                         all Yield Maintenance Charges on such Mortgage Loans;

(iv)                        all amounts with respect to any related REO Property transferred to the Collection Account, or to the Master Servicer for deposit in the Collection Account, from an REO Account pursuant to Section 3.16(b) of this Agreement;

(v)                           all Net Insurance Proceeds, Net Condemnation and Net Liquidation Proceeds with respect to such Mortgage Loans;

(vi)                        any amounts received from Mortgagors under such Mortgage Loans that represent (A) recoveries of Property Protection Expenses, (B) any recovery of Unliquidated Advances with respect to such Mortgage Loans, or (C) any other reimbursements in accordance with the related Loan Documents, in each case to the extent not permitted to be retained by the Master Servicer as provided herein;

(vii)                     any Loss of Value Payments, as set forth in Section 3.06(c) of this Agreement;

(viii)                  any Initial Month’s Interest Deposit Amounts delivered by the Mortgage Loan Sellers to the Master Servicer on the Closing Date pursuant to Section 1 of the Mortgage Loan Purchase Agreements; and

(ix)                          any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including pursuant to Section 2.03 and Section 3.03(c) of this Agreement; provided, however, that to the extent any amounts referred to in clauses (x) or (y) above of this Section 3.05(a) are received after 2:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the

Collection Account within one (1) Business Day of receipt thereof but, in any event, the Master Servicer shall deposit such amounts into the Collection Account within two (2) Business Days of receipt thereof.

The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and/or amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation received with respect to such Mortgage Loans in accordance with Section 3.12 of this Agreement; provided that if the Master Servicer or the Special Servicer, as applicable, receives any such Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees and/or amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation in excess of the percentage of such fees to which it is entitled pursuant to Section 3.12(a) (in the case of the Master Servicer) or Section 3.12(c) (in the case of the Special Servicer), then it shall remit to the other party (i.e. the Special Servicer (if Master Servicer has received the excess percentage of such fees) or the Master Servicer (if Special Servicer has received the excess percentage of such fees), as applicable) the percentage of such fees to which such other party is entitled pursuant to Section 3.12(a) or Section 3.12(c), as applicable. To the extent that any Penalty Charges or Modification Fees received by the Master Servicer or the Special Servicer, as applicable, with respect to any Mortgage Loan constitute servicing compensation pursuant to Section 3.14(a)(iv) of this Agreement, the Master Servicer and the Special Servicer shall not deposit such fees into the Collection Account and shall instead apply such fees in accordance with Section 3.14(a)(iv) of this Agreement. In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Certificate Administrator and the Special Servicer of the location and account number of the Collection Account and shall notify the Certificate Administrator and the Special Servicer in writing of any subsequent change thereof.

Upon receipt of any of the amounts described in clauses (i) through (vi) and (ix) of the last sentence of the second preceding paragraph with respect to a Mortgage Loan (other than a Mortgage Loan related to a Serviced Whole Loan), the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt of properly identified funds, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason; provided, however, that to the extent any amounts described in clauses (i) through (vi) and (ix) of the last sentence of the second preceding paragraph are received after 2:00 p.m. Eastern time on any given Business Day, the Special Servicer shall use commercially reasonable efforts to remit such amounts to the Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Special Servicer shall remit such amounts to the Master Servicer within two (2) Business Days of receipt of properly identified funds. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Mortgage Loan (other than a Mortgage Loan related to a Serviced Whole Loan) shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable property manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the Collection Account, all in accordance with Section 3.16 of this Agreement.

(b)               The Certificate Administrator shall establish and maintain the Lower-Tier REMIC Distribution Account and the Upper-Tier REMIC Distribution Account in the name of the Certificate Administrator on behalf of the Trustee, for the benefit of the Certificateholders and the Uncertificated Interest Owners. The Certificate Administrator shall establish and maintain each Trust Subordinate Companion Loan REMIC Distribution Account in the name of the Certificate Administrator on behalf of the Trustee, for the benefit of the Holders of the related Loan-Specific Certificates and any Uncertificated Interest Owners. Each of the foregoing accounts shall be non-interest bearing and shall be established and maintained as Eligible Accounts or as sub-accounts of a single Eligible Account. With respect to each Distribution Date, on or before such Distribution Date, the Certificate Administrator shall be deemed to make or shall make the withdrawals from the Lower-Tier REMIC Distribution Account and the Trust Subordinate Companion Loan REMIC Distribution Accounts as set forth in Section 4.01 of this Agreement, shall be deemed to make the deposits into the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account and the Trust Subordinate Companion Loan REMIC Distribution Accounts as set forth in Section 4.01 hereof, and shall cause the Available Funds (including P&I Advances) and Yield Maintenance Charges to be distributed in respect of the applicable Certificates and Uncertificated VRR Interest, pursuant to Section 4.01 hereof on such date.

Amounts deposited into and withdrawn from the Collection Account in respect of any Loan REMIC Held Mortgage Loan shall be deemed to be distributed in respect of the related Loan REMIC Regular Interest in accordance with the related REMIC Declaration. Amounts deemed distributed in respect of any Loan REMIC Regular Interest shall be deposited in the Lower-Tier Distribution Account. For the avoidance of doubt, the Trust Fund will not include any Loan REMIC Held Mortgage Loan or Loan REMIC as of the Closing Date, and there will be no REMIC Declaration, Loan REMIC Regular Interest or Loan REMIC Residual Interest with respect to the Trust, and no Loan REMIC Residual Distribution Account shall be established. Accordingly, all references in this Agreement to “Loan REMIC”, “Loan REMIC Held Mortgage Loan”, “Loan REMIC Regular Interest”, “Loan REMIC Residual Interest” and “REMIC Residual Distribution Account “ shall be disregarded.

(c)                The Certificate Administrator shall establish (upon receipt of written notice that an event that generates Excess Liquidation Proceeds has occurred) and maintain the Excess Liquidation Proceeds Reserve Account in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner. The Excess Liquidation Proceeds Reserve Account shall be non-interest bearing and shall be maintained separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate Administrator.

Upon the disposition of any REO Property in accordance with Section 3.17 of this Agreement, the Special Servicer shall calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale. The Special Servicer shall withdraw from each applicable REO Account and remit to the Master Servicer for deposit into the Collection Account on a monthly basis prior to the related Master Servicer Remittance Date the Excess Liquidation Proceeds received or collected from each REO Property during the related Collection Period, along with a notation of the amount of such Excess Liquidation Proceeds in the CREFC® REO Liquidation Report. On the related Master Servicer Remittance Date, the Master Servicer shall remit the Excess Liquidation Proceeds received from the Special Servicer pursuant to the immediately preceding sentence to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Reserve Account. Amounts held in the Excess Liquidation Proceeds Reserve Account on each Distribution Date that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates and the Uncertificated VRR Interest, as determined by the Special Servicer, and all amounts held in the Excess Liquidation Proceeds Reserve Account on the final Distribution Date, in each case after application in accordance with the first two sentences of Section 4.01(e) of this Agreement, shall be distributed to the Holders of the Class R Certificates in respect of the Lower-Tier Residual Interest.

(d)               [Reserved.]

(e)                Prior to the Master Servicer Remittance Date immediately following the end of the first Collection Period during which Excess Interest is received on any ARD Mortgage Loan, and upon notification from the Master Servicer pursuant to Section 3.03(b) of this Agreement, the Certificate Administrator shall establish and maintain the Excess Interest Distribution Account in the name of the Certificate Administrator on behalf of the Trustee, for the benefit of the Holders of the Excess Interest Certificates and the Uncertificated VRR Interest Owner. The Excess Interest Distribution Account shall be non-interest bearing and shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account). With respect to each Distribution Date, the Master Servicer shall withdraw from the Collection Account and remit to the Certificate Administrator on the applicable Master Servicer Remittance Date for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period.

The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(k) of this Agreement.

Following the distribution of Excess Interest to the Holders of the Excess Interest Certificates and the Combined VRR Interest Owner on the first Distribution Date after which there are no longer any ARD Mortgage Loans outstanding, the Certificate Administrator may terminate the Excess Interest Distribution Account.

(f)                Notwithstanding anything to the contrary herein, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Accounts, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account may all be sub-accounts of a single Eligible Account; provided that each of them shall be treated as a separate account for purposes of deposits and withdrawals under this Agreement.

(g)               If any Loss of Value Payments are received in connection with a Material Document Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(a) of this Agreement, the Master Servicer shall establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held on behalf of the Trustee for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account (in the form of a separate account, sub-account or by written ledger of an Eligible Account which would include a sub-account or written ledger under the Collection Account). The Master Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Loss of Value Reserve Fund shall be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund (and any income earned thereon) through the Collection Account to the Trust Certificateholders and the Uncertificated Interest Owners (or, in the case of any income earned on the Loss of Value Reserve Fund and paid to the Master Servicer as additional compensation) as damages paid to and distributed by the Trust REMICs on account of a breach of a representation or warranty by the related Mortgage Loan Seller and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The applicable Mortgage Loan Seller will be the beneficial owner of the related account in the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

(h)               For the avoidance of doubt, the Lower-Tier REMIC Distribution Account, the Excess Liquidation Proceeds Reserve Account, and the related portion of the Interest Reserve Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Lower-Tier REMIC, the Excess Interest Distribution Account will be owned by the Grantor Trust, the Upper-Tier REMIC Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the Upper-Tier REMIC, and the related Trust Subordinate Companion Loan REMIC Distribution Account and the related portion of the Interest Reserve Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by each Trust Subordinate Companion Loan REMIC, each for federal income tax purposes.

(i)                 On the Closing Date, the Depositor shall deposit $150,000 with the Certificate Administrator, to be credited to the Legal Fee Reserve Account. Funds held in the

Legal Fee Reserve Account shall remain uninvested. The Legal Fee Reserve Account shall be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC. On a periodic basis (no more frequently than once every 60 days), commencing on July 1, 2026, upon receipt by the Certificate Administrator from the Depositor or the Depositor’s counsel (with a copy to the Depositor) of a legal invoice related to Commission compliance matters, the Certificate Administrator shall (solely in the case of a legal invoice delivered by the Depositor’s counsel, upon email confirmation by the Depositor) pay such legal invoice from and solely to the extent of funds then on deposit in the Legal Fee Reserve Account. Any such instruction shall be sent by email to CCTCMBSBondAdmin@computershare.com, along with a copy of the invoice, and a subject line reference of “BMO 2026-5C15 - Legal Fee Reserve Account”. The Legal Fee Reserve Account will not be a part of the Trust Fund, any Trust REMIC or the Grantor Trust. The Depositor will be the beneficial owner of the Legal Fee Reserve Account for all federal income tax purposes, and shall be taxable on all income earned therefrom.

Upon the depletion of the Legal Fee Reserve Account, or if there are insufficient funds to pay any invoice, the Certificate Administrator shall notify the Depositor, and thereafter the Depositor shall pay any additional legal invoices from its own funds and the Certificate Administrator shall have no responsibility in connection therewith.

The Certificate Administrator shall have no responsibility for verifying the accuracy, reasonableness, or appropriateness of any invoice received. On the final Distribution Date, the Certificate Administrator shall pay to the Depositor any funds then remaining in the Legal Fee Reserve Account in accordance with directions provided by the Depositor.

Section 3.05A Whole Loan Custodial Account.

(a)                The Master Servicer shall establish and maintain, with respect to each Serviced Whole Loan (if any), a Whole Loan Custodial Account in which the amounts described in clauses (i) through (viii) below shall be deposited and held in the name of the Master Servicer on behalf of the Trustee for the benefit of the Trust Certificateholders, Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s), as their interests may appear; provided that a Whole Loan Custodial Account may be a sub-account (in the form of a separate account, subaccount or by written ledger of an Eligible Account which would include a subaccount or written ledger under (1) the Collection Account, (2) if the Master Servicer is also the Other Servicer with respect to a related Serviced Companion Loan, the collection account established under the Other Pooling and Servicing Agreement with respect to such Serviced Companion Loan or (3) if the Master Servicer is not also the Other Servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the Other Servicer with respect to such Serviced Companion Loan) (but shall be deemed to be a separate account for purposes of applying the terms of this Agreement). Each of the Whole Loan Custodial Accounts shall be an Eligible Account or a subaccount (in the form of a separate account, subaccount or by written ledger of an Eligible Account which would include a subaccount or written ledger under (1) the Collection Account, (2) if the Master Servicer is also the Other Servicer with respect to a related Serviced Companion Loan, the collection account established under the Other Pooling and Servicing

Agreement with respect to such Serviced Companion Loan or (3) if the Master Servicer is not also the Other Servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the Other Servicer with respect to such Serviced Companion Loan). The Master Servicer shall deposit or cause to be deposited in each Whole Loan Custodial Account, within one Business Day following receipt of properly identified funds (or, in the case of payments by the Master Servicer, when otherwise required to be so deposited under this Agreement), the following payments and collections received or made by it on or with respect to the related Serviced Whole Loan:

(i)                               all payments on account of principal on the related Serviced Whole Loan, including Principal Prepayments and the principal component of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds;

(ii)                            all payments on account of interest on the related Serviced Whole Loan;

(iii)                         all Yield Maintenance Charges on the related Serviced Whole Loan;

(iv)                        any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in such Whole Loan Custodial Account;

(v)                           all amounts with respect to any REO Property acquired in respect of the related Serviced Whole Loan transferred to such Whole Loan Custodial Account, or the Master Servicer for deposit in such Whole Loan Custodial Account, from the related REO Account pursuant to Section 3.16(b) of this Agreement;

(vi)                        all Net Condemnation Proceeds, Net Insurance Proceeds and Net Liquidation Proceeds with respect to the related Serviced Whole Loan (other than any Net Liquidation Proceeds received on or in respect of the related Mortgage Loan in connection with any of the events described in clauses (iii) and (iv) of the first sentence of the definition of “Liquidation Event” in this Agreement);

(vii)                     any amounts received from the Mortgagor under the related Serviced Whole Loan that represent (A) recoveries of Property Protection Expenses, or (B) any other reimbursements in accordance with the related Loan Documents, in each case to the extent not permitted to be retained by the Master Servicer as provided herein; and

(viii)                  any other amounts required by the provisions of this Agreement to be deposited into such Whole Loan Custodial Account by the Master Servicer or Special Servicer, including any recovery of any Unliquidated Advances;

provided, however, that to the extent any such amounts are received after 2:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the related Whole Loan Custodial Account within one (1) Business Day of receipt thereof but, in any event, the Master Servicer shall deposit such amounts into the related Whole Loan Custodial Account within two (2) Business Days of receipt thereof.

(b)               The foregoing requirements for deposits in each Whole Loan Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation need not be deposited in such Whole Loan Custodial Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and/or other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation received with respect to the Serviced Whole Loans in accordance with Section 3.12 of this Agreement; provided that if the Master Servicer or the Special Servicer, as applicable, receives any such Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees and/or amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation in excess of the percentage of such fees to which it is entitled pursuant to Section 3.12(a) (in the case of the Master Servicer) or Section 3.12(c) (in the case of the Special Servicer), then it shall remit to the other party (i.e. the Special Servicer (if Master Servicer has received the excess percentage of such fees) or the Master Servicer (if Special Servicer has received the excess percentage of such fees), as applicable) the percentage of such fees to which such other party is entitled pursuant to Section 3.12(a) or Section 3.12(c), as applicable. The Master Servicer and the Special Servicer shall not deposit any Modification Fees received by the Master Servicer or the Special Servicer, as applicable, with respect to any Serviced Whole Loan into the related Whole Loan Custodial Account and shall instead apply such fees (except to the extent not permitted under the related Co-Lender Agreement) in accordance with Section 3.14 of this Agreement. In the event that the Master Servicer deposits in a Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Whole Loan Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Certificate Administrator, the related Serviced Companion Loan Holders and the Special Servicer of the location and account number of each Whole Loan Custodial Account and shall notify the Certificate Administrator, the related Serviced Companion Loan Holder and the Special Servicer in writing of any subsequent change thereof. Each Whole Loan Custodial Account shall be maintained as a segregated account (in the form of a separate account, subaccount or by written ledger of an Eligible Account which would be a subaccount or written ledger under (1) the Collection Account, (2) if the Master Servicer is also the Other Servicer with respect to a related Serviced Companion Loan, the collection account established under the Other Pooling and Servicing Agreement with respect to such Serviced Companion Loan or (3) if the Master Servicer is not also the Other Servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the Other Servicer with respect to such Serviced Companion Loan), separate and apart from trust funds created for mortgage backed securities of other series and the other accounts of the Master Servicer.

(c)                Upon receipt of any of the amounts described in clauses (i) through (viii) of Section 3.05A(a) with respect to a Serviced Whole Loan, the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt of properly identified funds, remit such amounts to the Master Servicer for deposit into the Whole Loan Custodial Account in accordance with Section 3.05A(a), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason; provided, however, that to the extent any amounts described in clauses (i) through (viii) of the last sentence of the second preceding paragraph are received after 2:00 p.m. Eastern time on any given Business Day, the Special Servicer shall use commercially reasonable efforts to remit such amounts to the Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Special Servicer shall remit such amounts to the Master Servicer within two (2) Business Days of receipt of properly identified funds. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to a Serviced Whole Loan shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable property manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the related Whole Loan Custodial Account, all in accordance with Section 3.17 of this Agreement.

Section 3.06           Permitted Withdrawals From the Collection Account.

(a)                The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals), subject to the application of Penalty Charges and Modification Fees in accordance with the related Co-Lender Agreement and Section 3.14 of this Agreement:

(i)                               to remit on or before each Master Servicer Remittance Date to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the applicable Trust Subordinate Companion Loan REMIC Residual Distribution Account in respect of a Trust Subordinate Companion Loan), the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited in such accounts pursuant to Sections 3.05(b), 3.05(c), 3.05(d), 3.05(e), 3.23, 4.01(a)(i) and/or Section 4.06(a) of this Agreement, as applicable;

(ii)                            to pay or reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable (A) for Advances made thereby with respect to Mortgage Loans that are not part of a Serviced Whole Loan (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Back-Up Advancing Agent shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii)(A) being limited to late collections (including cure payments by related Serviced Companion Loan Holders) of the particular item which was the subject of the related Advance, Penalty Charges, Net Condemnation Proceeds, Net REO Proceeds, Net Insurance Proceeds and Net Liquidation Proceeds on or in respect of the particular Mortgage Loan or REO Property respecting which such Advance was made, if applicable (provided that (x) prior to the time any Advance is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges and Modification Fees collected on the related Mortgage Loan, and (y) at the time any Advance (other than Workout-Delayed Reimbursement Amounts) is reimbursed, Advance Interest Amounts on such reimbursed Advance shall be payable first from Penalty Charges and Modification Fees collected on the related Mortgage Loan, and, to the extent such Penalty Charges and Modification Fees are insufficient, then from general collections on deposit in the Collection Account), (B) for Advances made thereby with respect to a Mortgage Loan that is part of a Serviced Whole Loan or with respect to a Trust Subordinate Companion Loan and any related Advance Interest Amounts (provided that the Back-Up Advancing Agent shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer’s right to reimburse any such person pursuant to this clause (ii)(B) being limited to Net Liquidation Proceeds on or in respect of the particular Mortgage Loan, Trust Subordinate Companion Loan or REO Property respecting which such Advance was made, which Net Liquidation Proceeds were received in connection with any of the events described in clauses (iii), (iv) and (vii) of the first sentence of the definition of “Liquidation Event”, (C) to the extent not reimbursed pursuant to Section 3.14 of this Agreement, for Advances with respect to Mortgage Loans and any related Advance Interest Amounts (or portion thereof) that have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Mortgage Loan, Serviced Whole Loan or REO Property after a Final Recovery Determination to the extent not recovered from the related Whole Loan Custodial Account and Advance Interest Amounts thereon, first, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and second, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any election in its sole discretion to defer reimbursement thereof pursuant to Section 3.27 of this Agreement, out of other collections on the Mortgage Loans and REO Properties, and (D) for Workout-Delayed Reimbursement Amounts with respect to Mortgage Loans and Advance Interest Amounts thereon, first, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to clause (C) above, and second, upon a determination by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, that a Workout-Delayed Reimbursement Amount is a Nonrecoverable Advance, in the same manner as Nonrecoverable Advances may be reimbursed (provided that with respect to each Mortgage Loan or REO Property that relates to a Serviced Whole Loan, such Workout-Delayed Reimbursement Amounts and Advance Interest Amounts thereon shall first be reimbursed pursuant to Section 3.06A(a)(ii) of this Agreement and, if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (ii)(D));

(iii)                         to pay on or before each Master Servicer Remittance Date to the Master Servicer (who shall pay the holder of the Excess Servicing Fee Rights the portion of the Servicing Fee that represents Excess Servicing Fees in accordance with Section 3.12 of this Agreement) and to the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee with respect to Mortgage Loans and Trust Subordinate Companion Loans (to the extent not otherwise required to be applied against Prepayment

Interest Shortfalls) in respect of the immediately preceding Interest Accrual Period, and Special Servicing Compensation (if any) in respect of the immediately preceding Interest Accrual Period or Collection Period, as applicable, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan or Trust Subordinate Companion Loan, and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account and, in the case of the Special Servicing Fee, from general collections; provided, however, that in the case of any Mortgage Loan or REO Mortgage Loan related to a Serviced Whole Loan or related REO Whole Loan or a Trust Subordinate Companion Loan or related REO Companion Loan, (A) Servicing Fees may be paid out of the Collection Account pursuant to this clause (iii) only from the interest portion of Net Liquidation Proceeds on or in respect of such Mortgage Loan, REO Mortgage Loan, Trust Subordinate Companion Loan or REO Companion Loan, as applicable, which Net Liquidation Proceeds were received in connection with any of the events described in clauses (iii), (iv) and (vii) of the first sentence of the definition of “Liquidation Event” and (B) Special Servicing Compensation shall first be paid out of the related Whole Loan Custodial Account pursuant to Section 3.06A(a)(iii) of this Agreement and may be paid out of the Collection Account pursuant to this clause (iii) only if and to the extent that such Special Servicing Compensation has not been paid out of the related Whole Loan Custodial Account pursuant to Section 3.06A(a)(iii) of this Agreement; and, in the case of a Trust Subordinate Companion Loan or any related REO Companion Loan, only out of related Net Liquidation Proceeds received in connection with any of the events described in clauses (iii), (iv) and (vii) of the first sentence of the definition of “Liquidation Event”;

(iv)                        in accordance with Section 2.03 of this Agreement, to reimburse itself, the Trustee or the Special Servicer, out of general collections on the Mortgage Loans and related REO Properties (including with respect to the Outside Serviced Mortgage Loans) for any unreimbursed expense reasonably incurred by such Person in respect of any Material Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller or any other obligation of the Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the performance of its duties under Section 2.03 of this Agreement in connection with such Material Defect or out of the enforcement of the repurchase or substitution obligation or any other obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement in connection with such Material Defect, together with interest thereon at the Advance Rate from the time such expense was incurred to, but excluding, the date such expense was reimbursed, but only to the extent that such expenses are not otherwise reimbursable, each such Person’s right to reimbursement pursuant to this clause (iv) with respect to any Mortgage Loan or Trust Subordinate Companion Loan being subject to the following: (a) if the Purchase Price is paid for such Mortgage Loan or Trust Subordinate Companion Loan, then such Person’s right to reimbursement shall be limited to that portion of the Purchase Price that represents such expense in accordance with clause (f) of the definition of Purchase Price, or (b) if no Purchase Price is paid or if an amount less than the Purchase Price is paid and proceedings are instituted to enforce the related Mortgage Loan Seller’s payment or performance pursuant to the applicable Mortgage Loan Purchase Agreement or if a Loss of Value Payment is made, then such Person shall be entitled to reimbursement from the Trust following the adjudication of such proceedings in favor of such Mortgage Loan Seller, settlement of the Material Defect claim, or payment of such Loss of Value Payment, as the case may be;

(v)                           to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to Sections 3.04 and 3.10(e) of this Agreement and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.11 of this Agreement (provided that with respect to each Serviced Whole Loan, such expenses shall first be reimbursed pursuant to Section 3.06A(a)(iv) of this Agreement to the extent related to such Serviced Whole Loan and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (v));

(vi)                        to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Custodian, the Certificate Administrator, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, CREFC® or the Depositor, as applicable, for unpaid Additional Trust Fund Expenses (other than Advance Interest Amounts), unpaid Trustee/Certificate Administrator Fees, unpaid Servicing Fees (but only if the related Mortgage Loan has been liquidated or a Final Recovery Determination has been made with respect thereto), unpaid Special Servicing Compensation, unpaid Operating Advisor Fees, unpaid Operating Advisor Consulting Fees (but subject to the provisions of Section 3.29(k) of this Agreement), unpaid Asset Representations Reviewer Ongoing Fees and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is payable by the Trust), unpaid CREFC® Intellectual Property Royalty License Fees and other unpaid items incurred by or owing to such Person pursuant to Section 2.03(h)(vi), Section 2.03(j)(viii), the second sentence of Section 3.07(c), Section 3.08(a), Section 3.08(b), Section 3.10, Section 3.12(c), Section 3.16(a), Section 3.29(k), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d), Section 11.02(a), Section 11.02(b) or Section 12.07 of this Agreement, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section , it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section , including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement (provided that with respect to each Mortgage Loan that is part of a Serviced Whole Loan and each Trust Subordinate Companion Loan, such expenses shall first be reimbursed pursuant to Section 3.06A(a)(v) of this Agreement to the extent related to such Serviced Whole Loan and, if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (vi), and provided, further, that fees and compensation to any party with respect to any Serviced Companion Loan (or a successor REO Companion Loan) shall not be payable from the Collection Account pursuant to this clause (vi)) (except in the case of a Trust Subordinate Companion Loan or successor REO Companion Loan, but only out of related Net Liquidation Proceeds received in connection with any of the events described in clause (iii), (iv) and (vii) of the first sentence of the definition of “Liquidation Event”);

(vii)                     to transfer to the Certificate Administrator for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC under the circumstances and to the extent described in Section 4.05 of this Agreement;

(viii)                  to make such payments and reimbursements out of Penalty Charges and Modification Fees on deposit in the Collection Account as are contemplated by Section 3.14 of this Agreement;

(ix)                          to make such payments and reimbursements as contemplated by Section 3.06(c) of this Agreement out of funds transferred to the Collection Account from the Loss of Value Reserve Fund pursuant to Section 3.06(c) of this Agreement;

(x)                             to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; or

(xi)                          to clear and terminate the Collection Account pursuant to Section 9.01 of this Agreement.

If and to the extent that the Master Servicer has reimbursed or made payment to itself or any other Person pursuant to any clause of the prior paragraph above for any cost, expense, indemnity, fee or Property Advance or Advance Interest Amount thereon with respect to a Whole Loan that represents the related Serviced Companion Loan’s allocable share of such cost, expense, indemnity, fee, or Property Advance or Advance Interest Amount thereon (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), the Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall use efforts consistent with the Servicing Standard to collect such amounts out of collections on such Serviced Companion Loan (or, if and to the extent permitted under the related Co-Lender Agreement, from the related Serviced Companion Loan Holder) and deposit all such amounts (collectively, with respect to such Serviced Companion Loan, the “Trust Reimbursement Amount No.1”) collected from or on behalf of the related Serviced Companion Loan Holder into the Collection Account.

The Master Servicer shall also be entitled to make withdrawals from time to time, from the Collection Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the parties to, and/or the securitization trust created under, the applicable Outside Servicing Agreement by the holder of each Outside Serviced Mortgage Loan pursuant to each Outside Serviced Co-Lender Agreement. In the absence of manifest error, the Master Servicer may conclusively rely on the request for payments contemplated by the preceding sentence.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (i) through (ix) of the third preceding paragraph.

The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Operating Advisor, the Asset

Representations Reviewer, the Trustee and the Certificate Administrator, as applicable, from the applicable Collection Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer, an officer of the Operating Advisor, an officer of the Asset Representations Reviewer or a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Operating Advisor, the Asset Representations Reviewer, the Trustee or the Certificate Administrator, as the case may be, is entitled (unless such payment to the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee or the Certificate Administrator, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to recalculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain a separate accounting for the purpose of justifying any request for withdrawal from each Collection Account, on a loan-by-loan basis.

With respect to each Outside Serviced Mortgage Loan, the Master Servicer shall pay to, subject to Section 3.01(j)(i) and (j)(ii), the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, from the Collection Account on the Master Servicer Remittance Date amounts permitted to be paid to the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, therefrom based upon an Officer’s Certificate received from the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, on the first Business Day following the immediately preceding Determination Date, describing the item and amount to which the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

The Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Depositor, CREFC®, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Trust Certificateholders and the Uncertificated Interest Owners to any funds (or, if applicable, to any expressly specified funds) on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), Trustee/Certificate Administrator Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, Workout-Delayed Reimbursement Amounts, Operating Advisor Fees, Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees are actually received from the related Mortgagor(s)), Asset Representations Reviewer Ongoing Fee, Asset Representations Reviewer Asset Review Fee (only to the extent such fee is payable by the Trust), CREFC® Intellectual Property Royalty License Fees and (for each of such Persons other than CREFC®) their respective expenses hereunder (including without limitation Additional Trust Fund Expenses) to the extent such fees, indemnity amounts and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices submitted to the Trustee, the Master Servicer or the Special Servicer, as applicable).

(b)               The Certificate Administrator shall, upon receipt, deposit in each of the Lower-Tier REMIC Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account any and all amounts received by the Certificate Administrator in accordance with Section 3.06(a)(i) of this Agreement and required to be deposited therein. If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the preceding sentence is required to be delivered hereunder, the Master Servicer shall not have delivered to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including, without limitation, Section 3.06(a)(i) of this Agreement), then the Certificate Administrator shall, to the extent that a Responsible Officer of the Certificate Administrator has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy number (866) 706-3565 (or such alternative number provided by the Master Servicer to the Certificate Administrator in writing) and by electronic mail at NoticeAdmin@pnc.com (or such alternative electronic mail address provided by the Master Servicer to the Certificate Administrator in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day; provided, however, that the Master Servicer will pay the Certificate Administrator interest on such late payment at the Prime Rate until such late payment is received by the Certificate Administrator.

(c)                If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, then upon written direction from the Special Servicer (provided that, (1) with respect to clause (iv) below, the Special Servicer shall have provided notice to the Master Servicer of the occurrence of such Liquidation Event and (2) with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special Servicer with five Business Days’ prior notice of such final Distribution Date), the Master Servicer shall transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Collection Account (or, in the case of clause (v) below, to the applicable Mortgage Loan Sellers), for the following purposes:

(i)                               to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, in accordance with Section 3.06(a) of this Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with any related Advance Interest Amounts);

(ii)                            (A) to pay, in accordance with Section 3.06(a) of this Agreement, or to reimburse the Trust for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense, and (B) to pay, in accordance with Section 3.06(a) of this Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)                         to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)                        following the occurrence of a Liquidation Event with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) through (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)                           on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Mortgage Loan Seller, its pro rata share of any remaining funds, based on the amount that it contributed, net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses (i) through (iii) above to offset any portion of Realized Losses that are attributable to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, Additional Trust Fund Expenses or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i) through (iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto) for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or REO Mortgage Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (i), (ii)(A) and (iii) of the prior paragraph.

Section 3.06A.                   Permitted Withdrawals From the Whole Loan Custodial Account.

(a)                The Master Servicer may make withdrawals from the Whole Loan Custodial Account for each Serviced Whole Loan only as described below (the order set forth below not constituting an order of priority for such withdrawals), subject to the application of Penalty Charges and Modification Fees in accordance with the related Co-Lender Agreement and Section 3.14 of this Agreement:

(i)                               (A) after the Determination Date, and on or prior to the Business Day immediately preceding the Master Servicer Remittance Date, in each calendar month

(and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to such Serviced Whole Loan, if such funds are received after the Determination Date and before the Distribution Date in any calendar month and were not available for any earlier transfer to the Collection Account in such calendar month), to transfer to the Collection Account all properly identified amounts on deposit in the Whole Loan Custodial Account payable to the Trust pursuant to the related Co-Lender Agreement with respect to the related Mortgage Loan (or any successor REO Mortgage Loan), including any applicable Trust Reimbursement Amount, and (B) (1) on or prior to the related Serviced Whole Loan Remittance Date in each calendar month, to remit to the related Serviced Companion Loan Holder all properly identified amounts on deposit in the Whole Loan Custodial Account that are received as of the Business Day immediately prior to such Serviced Whole Loan Remittance Date that are payable to such Serviced Companion Loan Holder pursuant to the related Co-Lender Agreement with respect to the related Serviced Companion Loan (or any successor REO Companion Loan), exclusive of any applicable Trust Reimbursement Amount and (2) on the Business Day immediately following the receipt of any properly identified funds from the REO Account for any REO Property related to such Serviced Whole Loan, if such funds are received on or after the related Serviced Whole Loan Remittance Date and before the Distribution Date in any calendar month, to remit to the related Serviced Companion Loan Holder all properly identified amounts on deposit in the Whole Loan Custodial Account payable to such Serviced Companion Loan Holder pursuant to the related Co-Lender Agreement with respect to the related Serviced Companion Loan or any successor REO Companion Loan, exclusive of any applicable Trust Reimbursement Amount;

(ii)                            to pay or reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, for Advances made thereby with respect to such Serviced Whole Loan and any related Advance Interest Amounts (provided that the Back-Up Advancing Agent shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii) being limited to late collections (including cure payments by related Serviced Companion Loan Holders) of the particular item which was the subject of the related Advance, Penalty Charges, Net Condemnation Proceeds, Net REO Proceeds, Net Insurance Proceeds and Net Liquidation Proceeds on or in respect of the particular Serviced Whole Loan or any related REO Property; provided, however, that if such Advance has become a Workout-Delayed Reimbursement Amount (but not a Nonrecoverable Advance), then neither such Workout-Delayed Reimbursement Amount nor any related Advance Interest Amounts shall be reimbursed or paid, as the case may be, out of payments or other collections of interest (other than Penalty Charges) or Yield Maintenance Charges on or in respect of the related Mortgage Loan (or any successor REO Mortgage Loan) or the related Serviced Companion Loan (or any successor REO Companion Loan); and provided, further, that if such Advance is a P&I Advance with respect to the related Mortgage Loan (or a successor REO Mortgage Loan) or a related Trust Subordinate Companion Loan (or a successor REO Companion Loan), then neither such Advance nor any related Advance Interest Amounts shall be reimbursed or paid, as the case may be, out of, or otherwise result in a reduction of, amounts otherwise payable to the related Serviced Companion Loan Holder(s) with respect to the related Serviced Companion Loan(s) (or any successor REO Companion Loan(s)), except that in the case of a Serviced AB Whole Loan, reimbursements or payments, as the case may be, of Advances or any related Advance Interest Amounts shall be made taking into account the subordinate nature of the related Subordinate Companion Loan(s) to the extent set forth in, and in accordance with, the related Co-Lender Agreement;

(iii)                         to pay on or before each Master Servicer Remittance Date (A) to the Master Servicer (who shall pay the holder of the Excess Servicing Fee Rights the portion of the Servicing Fee that represents Excess Servicing Fees in accordance with Section 3.12 of this Agreement) as compensation, the aggregate unpaid Servicing Fee with respect to such Serviced Whole Loan (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls) in respect of the immediately preceding Interest Accrual Period, to be paid from interest received on the related Mortgage Loan or Serviced Companion Loan, as applicable, and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in such Whole Loan Custodial Account and (B) to the Special Servicer as compensation, any Special Servicing Compensation payable with respect to such Serviced Whole Loan; provided, however, that no Servicing Fees or Special Servicing Compensation earned with respect to the related Mortgage Loan (or a successor REO Mortgage Loan) shall be payable out of, or otherwise result in a reduction of, amounts otherwise payable to the related Serviced Companion Loan Holder with respect to the related Serviced Companion Loan (or any successor REO Companion Loan) (provided that, in the case of a Serviced AB Whole Loan, such payments shall be made taking into account the subordinate nature of the related Subordinate Companion Loan(s) to the extent set forth in, and in accordance with, the related Co-Lender Agreement), and no Servicing Fees or Special Servicing Compensation earned with respect to the related Serviced Companion Loan (or any successor REO Companion Loan) not held by the Trust shall be payable out of, or otherwise result in a reduction of, amounts otherwise payable to the Trust with respect to the related Mortgage Loan (or a successor REO Mortgage Loan) (it being acknowledged and agreed that this proviso is in no way intended to limit the rights of the Master Servicer or Special Servicer under the related Co-Lender Agreement to seek payment of any unpaid Servicing Fees or Special Servicing Compensation, as applicable, with respect to any Serviced Companion Loan not held by the Trust from the related Serviced Companion Loan Holder);

(iv)                        to pay for costs and expenses incurred by the Trust Fund solely with respect to such Serviced Whole Loan and related REO Property pursuant to Section 3.10(e) and to pay Liquidation Expenses out of Liquidation Proceeds pursuant to Section 3.11;

(v)                           to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06A, to reimburse or pay the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer or the Depositor, as applicable, for unpaid Additional Trust Fund Expenses, Servicing Fees and other unpaid items incurred by or owing to such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a), Section 3.08(b), Section 3.10, the second sentence of Section 3.12(a), the third sentence of Section 3.12(c), Section 3.16(a), Section 3.29, Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d), Section 11.02(a), Section 11.02(b) or Section 12.07, or any other provision of this

Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section and to the extent related to such Serviced Whole Loan and not related to amounts which are solely expenses of the Trust Fund (such as expenses related to administration of the Trust Fund or REMIC taxes, penalties or interest or preservation of the REMIC status of each Trust REMIC), it being acknowledged that this clause (v) shall not be deemed to modify the substance of any such Section , including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement; provided, however, that no payment or reimbursement to the Operating Advisor, the Asset Representations Reviewer or the Certificate Administrator or payment or reimbursement of costs and expenses associated with obtaining a Rating Agency Confirmation, shall be made out of, or otherwise result in a reduction of, amounts otherwise payable to the related Serviced Companion Loan Holder with respect to the related Serviced Companion Loan (or successor REO Companion Loan) (provided that, in the case of a Serviced AB Whole Loan, such payments or reimbursements shall be made taking into account the subordinate nature of the related Subordinate Companion Loan(s) to the extent set forth in, and in accordance with, the related Co-Lender Agreement), no payment of fees or other compensation to the Operating Advisor, the Trustee or the Certificate Administrator with respect to a Trust Subordinate Companion Loan or successor REO Companion Loan shall be made out of, or otherwise result in a reduction of, collections on or otherwise allocable to the related Mortgage Loan or a successor REO Mortgage Loan with respect thereto, and no payment or reimbursement of costs and expenses associated with obtaining a Companion Loan Rating Agency Confirmation shall be made out of, or otherwise result in a reduction of, amounts otherwise payable to the Trust with respect to the related Mortgage Loan (or any successor REO Mortgage Loan) or any related Trust Subordinate Companion Loan (or any successor REO Companion Loan);

(vi)                        to make such payments and reimbursements out of Penalty Charges and Modification Fees on deposit in such Whole Loan Custodial Account as are contemplated by the related Co-Lender Agreement and Section 3.14 of this Agreement;

(vii)                     to withdraw any amount deposited into such Whole Loan Custodial Account that was not required to be deposited therein;

(viii)                  if the related Serviced Companion Loan (or any successor REO Companion Loan with respect thereto) is part of an Other Securitization Trust, to the extent required by the related Co-Lender Agreement, to reimburse the applicable party to the related Other Pooling and Servicing Agreement for any advances of delinquent monthly debt service payments made thereby with respect to such Serviced Companion Loan (or REO Companion Loan), together with interest thereon, provided that such reimbursement, together with interest, shall be made solely out of payments and other collections on such Serviced Companion Loan (or REO Companion Loan); or

(ix)                          to clear and terminate such Whole Loan Custodial Account pursuant to Section 9.01 of this Agreement.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan and Companion Loan-by-Companion Loan basis, for the purpose of justifying any withdrawal from each Whole Loan Custodial Account pursuant to subclauses (i) through (ix) above. If and to the extent that the Master Servicer has reimbursed or made payment to itself or any other Person pursuant to any clause of the prior paragraph above for any cost, expense, indemnity, or Property Advance or Advance Interest Amount thereon with respect to a Serviced Whole Loan out of monies allocable to the related Mortgage Loan (or any successor REO Mortgage Loan) to an extent that the Trust as holder of the related Mortgage Loan has borne some or all of the related Serviced Companion Loan’s allocable share of such cost, expense, indemnity, or Property Advance or Advance Interest Amount thereon (taking into account the subordinate nature of any related Subordinate Companion Loan(s) to the extent set forth in, and in accordance with, the related Co-Lender Agreement), the Master Servicer shall use efforts consistent with the Servicing Standard to collect such amounts disproportionately borne by the Trust out of collections on such Serviced Companion Loan (or, if and to the extent permitted under the related Co-Lender Agreement, from the related Serviced Companion Loan Holder) and deposit all such amounts (collectively, with respect to such Serviced Companion Loan, the “Trust Reimbursement Amount No.2” and, together with Trust Reimbursement Amount No.1, the “Trust Reimbursement Amount”) collected from or on behalf of the related Serviced Companion Loan Holder into the Collection Account.

The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Back-Up Advancing Agent and an advancing party under any Other Pooling and Servicing Agreement, as applicable, from the applicable Whole Loan Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer, an officer of the Operating Advisor, an officer of the Asset Representations Reviewer, a Responsible Officer of the Trustee, the Certificate Administrator or the Back-Up Advancing Agent, or an officer of such advancing party under such Other Pooling and Servicing Agreement, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Back-Up Advancing Agent or such advancing party under such Other Pooling and Servicing Agreement, as the case may be, is entitled (unless such payment to the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator or the Back-Up Advancing Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Whole Loan Custodial Account, on a loan-by-loan basis.

The Trustee, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Back-Up Advancing Agent, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Trust Certificateholders and the Uncertificated Interest Owners to any funds on deposit in a Whole Loan Custodial Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Special Servicing Compensation, Advances, Advance Interest Amounts and their respective indemnity amounts or expenses hereunder to the extent such fees, indemnity amounts and expenses are to be reimbursed or paid from amounts on deposit in such Whole Loan Custodial Account pursuant to this Agreement and the related Co-Lender Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable); provided, however, for the avoidance of doubt, neither the Trustee/Certificate Administrator Fees nor the Operating Advisor Fee shall be paid from funds on deposit in a Whole Loan Custodial Account.

After the Determination Date, and on or prior to the Business Day immediately preceding the Master Servicer Remittance Date, in each calendar month (and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to the applicable Serviced Whole Loan, if such funds are received after the Determination Date and before the Distribution Date in any calendar month and were not available for any earlier transfer to the Collection Account in such calendar month), the Master Servicer shall remit for deposit in the Collection Account all amounts on deposit in a Whole Loan Custodial Account payable to the Trust pursuant to the related Co-Lender Agreement with respect to the related Mortgage Loan (or any successor REO Mortgage Loan), including any applicable Trust Reimbursement Amount; and on or prior to the related Serviced Whole Loan Remittance Date in each calendar month (and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to the applicable Serviced Whole Loan, if such funds are received after the Determination Date and before the Distribution Date in any calendar month), the Master Servicer shall remit to the related Serviced Companion Loan Holder all amounts on deposit in a Whole Loan Custodial Account payable to such Serviced Companion Loan Holder pursuant to the related Co-Lender Agreement with respect to the related Serviced Companion Loan (or any successor REO Companion Loan), exclusive of any applicable Trust Reimbursement Amount, in each case, prior to the required remittance from the Collection Account to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account on such Master Servicer Remittance Date.

(b)               Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan, the Master Servicer shall withdraw from the related Whole Loan Custodial Account and remit to the related Serviced Companion Loan Holder, within one (1) Business Day of receipt of properly identified funds, any amounts that represent late collections or Principal Prepayments received by the Master Servicer from the related Mortgagor that are allocable to such Serviced Companion Loan or any successor REO Companion Loan with respect thereto (exclusive of any portion of such amount paid or reimbursed to any third party in accordance with the related Co-Lender Agreement) unless such amount would otherwise be included in the monthly remittance to the related Serviced Companion Loan Holder for such month pursuant to Section 3.06A(a); provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such amounts to the related Serviced Companion Loan Holder within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds.

Section 3.07           Investment of Funds in the Collection Account, the REO Account, the Mortgagor Accounts, and Other Accounts.

(a)                The Master Servicer or, with respect to any REO Account, the Special Servicer, may direct any depository institution maintaining the Collection Account, any Whole Loan Custodial Account, any Mortgagor Account (subject to the second succeeding sentence), any REO Account or any Loss of Value Reserve Fund (each of the Collection Account, any Whole Loan Custodial Account, any REO Account, any Loss of Value Reserve Fund and any Mortgagor Account, for purposes of this Section 3.07, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Master Servicer or the Special Servicer to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account or Lock-Box Account (the “Mortgagor Accounts”), the Master Servicer shall act upon the written request of the related Mortgagor or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan (or Serviced Whole Loan) or related documents, provided that in the absence of appropriate written instructions from the related Mortgagor or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee or a nominee of the Trustee (in each case for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners). The Trustee (for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners) shall have sole control (except with respect to investment direction, which shall be in the control of the Master Servicer (with respect to the Collection Account, any Whole Loan Custodial Account, any Loss of Value Reserve Fund or any Mortgagor Account) or the Special Servicer (with respect to any REO Accounts), as applicable, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its nominee (which shall initially be the Master Servicer or the Special Servicer, as applicable), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee (for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners). Neither the Trustee nor the Certificate Administrator shall have any responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment direction of the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Special Servicer shall have no responsibility or liability with respect to the investment direction of the Master Servicer, any Mortgagor or any property manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer in the case of REO Accounts), shall: (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of

(1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer in the case of REO Accounts) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account. Amounts on deposit in the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account (each, a “Certificate Administrator Account”) shall remain uninvested.

(b)               All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer, except with respect to the investment of funds deposited in (i) any Mortgagor Account to the extent required under the Mortgage Loan (or Serviced Whole Loan) or applicable law to be for the benefit of the related Mortgagor or (ii) any REO Account which shall be for the benefit of the Special Servicer, and if held in the Collection Account, a Whole Loan Custodial Account, any Loss of Value Reserve Fund or an REO Account, shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06, Section 3.06A or Section 3.16(b) of this Agreement, as applicable. The Master Servicer (or with respect to any REO Account, the Special Servicer) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss (except with respect to losses incurred as a result of the related Mortgagor or Manager exercising its power under the related Loan Documents to direct such investment in such Mortgagor Account); provided, however, that the Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Mortgagor Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Mortgagor under the terms of the Mortgage Loan (or Serviced Whole Loan) or applicable law. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer (in their respective capacities as Master Servicer and Special Servicer, respectively) shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company is not the Person or an Affiliate of the Person maintaining such account hereunder and satisfied the qualifications set forth in the definition of Eligible Account both (1) at the time such investment was made and (2) as of the date that is 30 days prior to the insolvency.

(c)                Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Trust Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.

Section 3.08           Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

(a)                The Master Servicer on behalf of the Trustee, as mortgagee of record, shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan (other than an Outside Serviced Mortgage Loan) and each Serviced Companion Loan (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the extent the Trustee as mortgagee of record has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance (and windstorm insurance, if applicable) with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (a) one hundred percent (100%) of the then “full replacement cost” of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (b) the outstanding principal balance of the related Mortgage Loan and the related Serviced Companion Loan(s) or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a “replacement cost” rider, (ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other Loan Document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan and the related Serviced Companion Loan; provided that, if the Loan Documents with respect to any Mortgage Loan permit the related Mortgagor to maintain, with the lender’s consent or agreement, any insurance policy that (A) has coverages, deductibles and/or other related provisions other than those specified in the related Loan Documents or (B) is provided by an insurer that does not meet the credit ratings requirements set forth in the related Loan Documents (any such insurance policy, a “Non-Conforming Policy”), the Master Servicer shall not consent or agree to such Non-Conforming Policy unless the Master Servicer has received a Rating Agency Confirmation with respect to such Non-Conforming Policy. Subject to Section 3.16 of this Agreement, the Special Servicer in accordance with the Servicing Standard and to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), shall cause to be maintained for each REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) no less insurance coverage than was previously required of the Mortgagor under the related Loan Documents (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that to the extent the Loan Documents require the related Mortgagor to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer”, the Master Servicer may, without a Rating Agency Confirmation or the approval of the Special Servicer, to the extent consistent with the Servicing Standard, permit the related Mortgagor to maintain insurance with an insurer that does not meet the requirements of the Loan Documents so long as the related Mortgagor maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer”. All insurance for an REO Property shall be from a Qualified Insurer, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating who is offering such insurance at commercially reasonable rates. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the

Mortgagor in accordance with the terms of the related Loan Documents) shall be deposited into the Collection Account pursuant to Section 3.05 of this Agreement or the Whole Loan Custodial Account pursuant to Section 3.05A of this Agreement, as applicable, subject to withdrawal pursuant to Section 3.05, Section 3.05A, Section 3.06 or Section 3.06A of this Agreement. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Trust Certificateholders and the Uncertificated Interest Owners, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the related Mortgaged Property (other than an REO Property and other than with respect to an Outside Serviced Mortgage Loan) is located in a federally designated special flood hazard area, the Master Servicer will use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Serviced Loan, and if the related Mortgagor does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and the related Serviced Companion Loan(s) and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Loan or Serviced Whole Loan and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program) plus such additional excess flood coverage with respect to the related property, if any, in an amount consistent with the Servicing Standard. If a Mortgaged Property (other than an REO Property) is related to a Serviced Loan pursuant to which earthquake insurance is required to be maintained pursuant to the terms of the Mortgage Loan or Serviced Whole Loan, the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, and if the related Mortgagor does not so maintain will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates) and maintain earthquake insurance in respect thereof, in the amount required by the Mortgage Loan or Serviced Whole Loan or, if not specified, in-place at origination. If an REO Property (other than an REO Property related to the Outside Serviced Mortgage Loan) (i) is located in a federally designated special flood hazard area or (ii) is related to a Serviced Loan with respect to which earthquake insurance would be appropriate in accordance with the Servicing Standard and such insurance is available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in this Section 3.08(a). Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be advanced by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate. The Master Servicer (or the Special Servicer, with respect to REO Properties) agrees to prepare and present, on behalf of itself, the Trustee and the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders, claims under each related insurance policy maintained by it pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder. All insurance policies required to be maintained by the Master Servicer or Special Servicer hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee, and shall be issued by Qualified Insurers, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating who is offering such insurance at commercially reasonable rates. Notwithstanding the foregoing: (A) the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property and the Special Servicer shall not be required to maintain any earthquake or environmental insurance policy on any REO Property, in each case unless such insurance is required to be maintained under the related Loan Documents and is available at commercially reasonable rates; provided, however, that neither the Master Servicer nor the Special Servicer shall have any obligation to maintain such earthquake or environmental insurance policy required under the related Loan Documents if the originator of the Serviced Mortgage Loan or Serviced Whole Loan waived compliance with such insurance requirements (and if the applicable Master Servicer does not cause the Mortgagor to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer shall have the right, but not the duty, to obtain, at the Trust’s expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Loan or an REO Property so long as such insurance is available at commercially reasonable rates); (B) with respect to the Master Servicer’s obligation to cause the related Mortgagor to maintain such insurance, the Master Servicer shall have no obligation beyond using its efforts consistent with the Servicing Standard to cause any Mortgagor to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Loan Documents; and (C) in making determinations as to the availability of insurance at commercially reasonable rates or otherwise, the Master Servicer or the Special Servicer, as applicable, shall, to the extent consistent with the Servicing Standard, be entitled to rely, at its own expense, on insurance consultants in making such determination and any such determinations by the Master Servicer or the Special Servicer, as applicable, need not be made more frequently than annually but in any event shall be made at the approximate date on which the Master Servicer or the Special Servicer, as applicable, receives notice of the renewal, replacement or cancellation of coverage.

Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all risk casualty insurance which does not contain any carve out for terrorist or similar acts, if, and only if, the Special Servicer has determined in accordance with the Servicing Standard that the failure to maintain such insurance is an Acceptable Insurance Default; provided that, during the period that the Special Servicer is evaluating such insurance hereunder, neither the Master Servicer nor the Special Servicer, provided each party is acting in accordance with the Servicing Standard, shall be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

(b)               (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties and other than Mortgaged Properties that secure the Outside Serviced

Mortgage Loans) as to which the related Mortgagor has not maintained insurance required by the related Mortgage Loan or, if applicable, related Serviced Whole Loan (other than any Mortgagor that is required under the related Loan Documents to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer” that maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer”) or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the REO Properties (other than an REO Property acquired in respect of an Outside Serviced Mortgage Loan), as required under this Agreement, as the case may be, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a) of this Agreement. Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a) of this Agreement, and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, related Whole Loan Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Serviced Whole Loan or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee, the Trust Certificateholders, the Uncertificated Interest Owners and any related Serviced Companion Loan Holder, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

(ii)                            If the Master Servicer causes any Mortgaged Property (other than any REO Property and other than any Mortgaged Property that secures an Outside Serviced Mortgage Loan) or the Special Servicer causes any REO Property (other than an REO Property acquired in respect of an Outside Serviced Mortgage Loan) to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) of this Agreement, then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a) of this Agreement. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, related Whole Loan Custodial Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan and/or related Serviced Companion Loan(s) related thereto, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(iii)                         In either case, if the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Property Advance. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an insurance policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Property Advance.

(c)                The Master Servicer and the Special Servicer shall each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage, in such form as is consistent with the Servicing Standard and in such amounts that are consistent with the Servicing Standard, insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans and any Serviced Companion Loans hereunder in such form as is consistent with the Servicing Standard and in such amounts as are consistent with the Servicing Standard. Notwithstanding the foregoing, so long as the Master Servicer (or its corporate parent) or the Special Servicer (or its corporate parent), as applicable, has: (i) a long term deposit or unsecured debt rating of at least “A-” by Fitch; and (ii) a long term unsecured debt rating or deposit account rating of at least “A3” by Moody’s, the Master Servicer or the Special Servicer, as applicable, may self-insure for the fidelity bond and errors and omissions coverage otherwise required above. The Master Servicer shall cause each and every Sub-Servicer it has engaged to maintain or cause to be maintained by an agent or contractor servicing any Mortgage Loan or Serviced Whole Loan on behalf of such Sub-Servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer to comply with the foregoing. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

(d)               Each of the Operating Advisor and Asset Representations Reviewer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement an “errors and omissions” insurance policy with a Qualified Insurer covering losses that may be sustained as a result of an officer’s or employee’s errors or omissions.

Section 3.09           Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions.

(a)                Upon receipt of any request of a waiver or consent in respect of a due-on-sale or due-on-encumbrance provision under the Loan Documents of a Serviced Loan, the Special Servicer shall promptly process and analyze such request, including the preparation of written materials in connection with such analysis, and determine in a manner consistent with the Servicing Standard whether to waive any right to accelerate payment the lender may have, or grant its consent, under the due-on-sale or due-on-encumbrance provision of such Serviced Loan. If the Master Servicer receives any such request with respect to Performing Serviced Loans, the Master Servicer shall promptly deliver a copy of such request to the Special Servicer. Notwithstanding the forgoing, with respect to any Performing Serviced Loan as to which the Master Servicer and the Specially Servicer mutually agree, the Master Servicer shall process and analyze any such request, including the preparation of written materials in connection with such analysis, in accordance with the Servicing Standard, and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right to accelerate payment the lender may have, or grant its consent, under the due-on-sale or due-on-encumbrance provision of such Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the first paragraph of this Section 3.09(a)) each in a manner consistent with the Servicing Standard and each on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Loan Documents on transfers or further encumbrances of the related Mortgaged Property and on transfers or further encumbrances of interests in the related Mortgagor, unless following receipt of a request for a waiver or consent in respect of a due-on-sale or due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request pursuant to the first paragraph of this Section 3.09(a), with the written consent of the Special Servicer, which consent shall be deemed given if not denied within 15 Business Days (or, with respect to a Serviced Whole Loan, such longer period as required by the related Co-Lender Agreement, but in no event less than 5 Business Days after the time period set forth in such Co-Lender Agreement for review by any related Serviced Companion Loan Holder or its Companion Loan Holder Representative) after the Special Servicer’s receipt (unless earlier objected to) of the written recommendation and analysis of the Master Servicer for such action and any additional information reasonably available to the Master Servicer that the Special Servicer may reasonably request for the analysis of such request, which recommendation and information may be delivered in an electronic format reasonably acceptable to the Master Servicer and the Special Servicer) or the Special Servicer, as applicable, has determined, consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. Promptly after the Master Servicer (with the written consent of the Special Servicer to the extent required pursuant to this Section 3.09(a)) or the Special Servicer, as applicable, has made any determination to grant a waiver in respect of a due-on-sale or due-on-encumbrance provision, the Master Servicer or the Special Servicer, as applicable, shall: (1) deliver to the Trustee, the Certificate Administrator, each other party to this Agreement and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider an Officer’s Certificate setting forth the basis for such determination; provided that, notwithstanding anything herein to the contrary, no such Officer’s Certificate shall be required to be delivered if the Master Servicer or Special Servicer, as applicable, is granting consent to an assumption pursuant to this Section 3.09(a) in accordance with the terms of the related Loan Documents and there is no material waiver of any conditions or any other provisions of the related Loan Documents with respect thereto; and (2) close the related transaction, subject to the consent of the Special Servicer obtained as described above (if the Master Servicer is processing such request) and to the consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, pursuant to any related Co-Lender Agreement or pursuant to Section 3.29, Section 6.09, Section 3.24 or this Section 3.09(a), as applicable), and subject to Sections 3.09(b), 3.21, 3.24, 3.25 and Section 3.28; provided, however, that neither the Master Servicer nor the Special Servicer shall enter into any such agreement to the extent that any terms thereof would result in (i) the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Trust Certificate is outstanding or (ii) create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage.

With respect to all Serviced Mortgage Loans and each Serviced Whole Loan, the Special Servicer shall, prior to consenting to a proposed action of the Master Servicer pursuant to this Section 3.09 that constitutes a Major Decision, and prior to itself taking such an action, obtain the written consent of any applicable Directing Holder, which consent shall be deemed given ten (10) Business Days after receipt (unless earlier objected to) by such related Directing Holder of the Major Decision Reporting Package for such action, which recommendation and information may be delivered in an electronic format reasonably acceptable to the related Directing Holder and the Master Servicer or the Special Servicer, as applicable.

In addition, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any “due-on-encumbrance” provision unless (1) the Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to this Section 3.09(a)), shall have received a prior written Rating Agency Confirmation with respect to such action, or (2) the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $35,000,000, (C) has a Loan-to-Value Ratio equal to or less than 85% (including any existing and proposed debt), (D) has a Debt Service Coverage Ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Cross-Collateralized Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance or (3) the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000; provided that, for the avoidance of doubt, notwithstanding any provision contained in the related Loan Documents to the contrary, no Rating Agency Confirmation shall be required in connection with such waiver or grant of consent under any “due-on-encumbrance” provision if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (2) or clause (3) above of this sentence.

Further, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any “due-on-sale” provision unless (1) the Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to this Section 3.09(a)), shall have received a prior written Rating Agency Confirmation with respect to such action, or (2) the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $35,000,000 and (C) is not one of the 10 largest Mortgage Loans (considering any Cross-Collateralized Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance or (3) the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000; provided that, for the avoidance of doubt, notwithstanding any provision contained in the related Loan Documents to the contrary, no Rating Agency Confirmation shall be required in connection with such waiver or grant of consent under any “due-on-sale” provision if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (2) or clause (3) above of this sentence. For the purposes of this Agreement, due-on-sale provisions shall include, without limitation, sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in any Mortgagor or its owner, in each case to the extent not permitted under the related Loan Documents, and due-on-encumbrance provisions shall include, without limitation, any mezzanine/subordinate financing of any Mortgagor or any Mortgaged Property or any sale or transfer of preferred equity in any Mortgagor or its owners, in each case to the extent not permitted under the related Loan Documents.

The Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to this Section 3.09(a)), shall notify in writing the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as applicable, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor, the Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan), the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement) and, with respect to a Serviced Whole Loan, each related Serviced Companion Loan Holder, of any assumption or substitution agreement executed pursuant to this Section 3.09(a) and shall forward thereto a copy of such agreement, and shall also deliver to the Certificate Administrator (or a Custodian appointed by it) an original of the recorded agreement relating to such assumption or substitution within 15 Business Days following the execution and receipt thereof by the Master Servicer or the Special Servicer, as applicable.

In connection with any request for a Rating Agency Confirmation from a Rating Agency pursuant to this Section 3.09(a), the Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to the first paragraph of this Section 3.09(a)), shall deliver a Review Package to the Rule 17g-5 Information Provider for posting to the Rule 17g-5 Information Provider’s Website in accordance with Section 12.13 of this Agreement.

Further, subject to the terms of the related Loan Documents and applicable law, the Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to this Section 3.09(a)), shall use reasonable efforts to cause all costs in connection with any assumption or encumbrance, including any arising from seeking a Rating Agency Confirmation, to be paid by the related Mortgagor. To the extent not collected from the related Mortgagor after the use of such efforts, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Property Advance (or as an Additional Trust Fund Expense if such Property Advance would be a Nonrecoverable Advance).

To the extent not prohibited by the applicable Loan Documents and applicable law, the Master Servicer or Special Servicer, as applicable, may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (a); provided that any such fee shall be applied as if it were a Modification Fee and/or Assumption Fee, as applicable, pursuant to the terms of this Agreement.

(b)               Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(c)                In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Mortgage Loan or Serviced Companion Loan or the related Note, other than pursuant to Section 3.24 of this Agreement.

(d)               With respect to any Serviced Mortgage Loan or Serviced Whole Loan which permits release of Mortgaged Properties through defeasance, and to the extent consistent with the terms of the related Loan Documents:

(i)                               Subject to the consent rights of the Special Servicer and the Directing Holder and the process set forth in Sections 3.24 and 6.09 with respect to Major Decisions and Special Servicer Decisions (provided that such consent rights of the Special Servicer and/or the Directing Holder shall be subject to the limitations set forth in Section 3.09(e)), the Master Servicer shall process all defeasances of Serviced Mortgage Loans and Serviced Whole Loans in accordance with the terms of the related Loan Documents, and shall be entitled to any defeasance fees paid relating thereto (provided that for the avoidance of doubt, any such defeasance fee shall not include the Special Servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance to which the Special Servicer is entitled under this Agreement).

(ii)                            In the event such Serviced Mortgage Loan or Serviced Whole Loan requires that the Master Servicer on behalf of the Trustee purchase the required “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), the Master Servicer, an accommodation Mortgagor pursuant to clause (v) below or the Mortgagor shall, at the Mortgagor’s expense (to the extent consistent with the related Loan Documents), purchase or cause the purchase of such obligations in accordance with the terms of such Mortgage Loan or Serviced Whole Loan and deliver to the Master Servicer, in the case of the Mortgagor, or in the case of the Master Servicer, hold the same on behalf of the Trust Fund and, if applicable, the related Serviced Companion Loan Holder; provided that, subject to the related Loan Documents, the Master Servicer shall not accept the amounts paid by the related Mortgagor to effect defeasance until acceptable “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) have been identified, in each case which are acceptable as defeasance collateral under the then most recently published current guidelines of the Rating Agencies. Notwithstanding the foregoing, with respect to each of the Mortgage Loans identified on Exhibit Q to this Agreement (each, a “Retained Defeasance Rights and Obligations Mortgage Loan” and, collectively, the “Retained Defeasance Rights and Obligations Mortgage Loans”), the related Mortgage Loan Seller or originator has transferred to a third party or has retained the right to establish or designate the successor borrower and/or to purchase or cause to be purchased the related defeasance collateral (“Retained Defeasance Rights and Obligations”). In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan that provides for Retained Defeasance Rights and Obligations in the related Loan Documents, the Master Servicer shall provide, within five (5) business days of receipt of such notice, written notice of such defeasance request to the related Mortgage Loan Seller (or such other party specified below) or to the related Mortgage Loan Seller’s assignee. Until such time as 3650 Capital provides written notice to the contrary, the notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations as to which 3650 Capital is the related Mortgage Loan Seller shall be delivered to 3650 Capital in accordance with Section 12.04. Until such time as BMO provides written notice to the contrary, the notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations as to which BMO is the related Mortgage Loan Seller shall be delivered to BMO in accordance with Section 12.04. Until such time as LCF provides written notice to the contrary, the notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations as to which LCF is the related Mortgage Loan Seller shall be delivered to LCF in accordance with Section 12.04.

(iii)                         The Master Servicer shall require, to the extent the related Loan Documents grant the mortgagee discretion to so require, delivery of an Opinion of Counsel (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) to the effect that the Trustee on behalf of the Trust Certificateholders and the Uncertificated Interest Owners has a first priority security interest in the defeasance deposit and the “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.

(iv)                        The Master Servicer shall obtain, to the extent the related Loan Documents grant the mortgagee discretion to so obtain, a certificate (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) from an Independent certified public accountant certifying that the “government securities”

within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), comply with the requirements of the related Loan Agreement or Mortgage.

(v)                           To the extent consistent with the related Loan Documents, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Mortgagor’s expense) obtain a Rating Agency Confirmation; provided that the Master Servicer shall not be required to obtain such Rating Agency Confirmation from any Rating Agency to the extent that the Master Servicer has delivered a defeasance certificate to such Rating Agency substantially in the form of Exhibit DD to this Agreement for any Mortgage Loan that, at the time of such defeasance, is (x) not one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a Mortgage Loan with a Stated Principal Balance equal to or less than $35,000,000 and (z) a Mortgage Loan that represents less than 5% of the Stated Principal Balance of all Mortgage Loans.

(vi)                        If the Mortgage Loan or Serviced Whole Loan permits the related Mortgagor or the lender or its designee to cause an accommodation Mortgagor to assume such defeased obligations, the Master Servicer shall, or shall cause the Mortgagor to, establish at the Mortgagor’s cost and expense (and shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to consent to such assumption) a special purpose bankruptcy-remote entity to assume such obligations, as to which the Trustee and the Certificate Administrator has received a Rating Agency Confirmation (if such confirmation is required pursuant to the then most recently published guidelines of the Rating Agencies).

(vii)                     To the extent consistent with the related Loan Documents, the Master Servicer shall require the related Mortgagor to pay all costs and expenses incurred in connection with the defeasance of the related Mortgage Loan or Serviced Whole Loan. In the event that the Mortgagor is not required to pay any such costs and expenses under the terms of the Loan Documents, such costs and expenses shall be Additional Trust Fund Expenses.

(viii)                  In no event shall the Master Servicer have liability to any party hereto or beneficiary hereof for obtaining a Rating Agency Confirmation (or conditioning approval of defeasance on the delivery of a Rating Agency Confirmation) or for imposing conditions to approval of a defeasance on the satisfaction of conditions that are consistent with the Servicing Standard but are not required under Rating Agency guidelines (provided that this shall not protect the Master Servicer from any liability that may be imposed as a result of the violation of applicable law or the Loan Documents).

(ix)                          The Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulation’s Section 1.860G-(2)(a)(8)(ii), notwithstanding any more restrictive requirements in the Loan Documents; provided, that the Master Servicer has received an Opinion of Counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in

Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).

(e)                Notwithstanding any other provision of this Agreement, without any other approval or consent of the Special Servicer (in the case of the Master Servicer) or the Directing Holder, the Master Servicer (for Performing Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a Mortgagor’s request for consent to (i) subject the related Mortgaged Property to an easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose that, in each case, does not materially affect the use or value of the related Mortgaged Property, or the related Mortgagor’s ability to make payments with respect to the related Mortgage Loan (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement) and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Loan Documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such Loan Documents as described in subclauses (i) and (ii) of clause (o) of the definition of “Major Decision”); provided that in each case, the Master Servicer or Special Servicer, as applicable, (A) shall have determined in accordance with the Servicing Standard that such action will not materially and adversely affect the operation or value of such Mortgaged Property or the Trust Fund’s interest in the Mortgaged Property, (B) shall have determined that such action will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Trust Certificates are outstanding and (C) in the case of any action described in clause (ii) above, shall have complied with the provisions of Section 3.09(d) (other than the requirement to obtain the consent of the Special Servicer and/or the Directing Holder as contemplated by Section 3.09(d)(i)). The Master Servicer or the Special Servicer may rely on an Opinion of Counsel in making any such determination.

Section 3.10           Appraisal Reductions; Calculation and Allocation of Collateral Deficiency Amounts; Realization Upon Defaulted Loans.

(a)                Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer shall use reasonable efforts to (i) obtain an updated Appraisal of the related Mortgaged Property, the costs of which shall be advanced by, and reimbursable to, the Master Servicer as a Property Advance (or shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) or (ii) conduct an internal valuation if the related Serviced Mortgage Loan (considering any Cross-Collateralized Group as a single Mortgage Loan) or Serviced Whole Loan has an outstanding principal balance of less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an updated Appraisal of the related Mortgaged Property as contemplated by the preceding clause (i)); provided, however, that the Special Servicer shall not be required to obtain an updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an Appraisal which is less than nine (9) months old unless the Special Servicer determines in accordance with the Servicing Standard that such previously obtained Appraisal is materially inaccurate. With respect to any Serviced Loan for which an Appraisal Reduction Event has occurred and still exists, the Special Servicer shall obtain annual letter updates to any updated

Appraisal. Any Appraisal prepared in order to determine the Appraisal Reduction Amount with respect to a Serviced Whole Loan shall be delivered by the Special Servicer, upon request, to each related Serviced Companion Loan Holder.

As of the first Determination Date following a Serviced Trust Loan becoming an AB Modified Loan, the Special Servicer shall calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent Appraisal obtained (or, if applicable, internal valuation performed) by the Special Servicer with respect to such Serviced Trust Loan, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer shall provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four (4) Business Days of the Special Servicer’s reasonable written request. Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer shall (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer shall be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer shall notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator shall be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to this Agreement obtaining knowledge or receipt of notice that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party shall promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer shall calculate or verify any Collateral Deficiency Amount.

The Certificate Balance of each Class of applicable Principal Balance Certificates shall be notionally reduced (for purposes of determining the identity of the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event (exclusive of a Loan-Specific Operating Advisor Consultation Trigger Event), and, to the extent expressly set forth herein, for purposes of allocating and/or exercising Voting Rights or Pooled Voting Rights in connection with certain circumstances involving the termination of certain parties hereto) as of any date of determination to the extent of the Appraisal Reduction Amount(s) allocated to such Class on the preceding Distribution Date. An amount equal to the Vertically Retained Percentage of the aggregate Appraisal Reduction Amount allocated to, or in respect of, the Mortgage Loans for any Distribution Date shall be applied to notionally reduce (to not less than zero) the Combined VRR Interest Balance of the Combined VRR Interest (which amount shall, in turn, be applied to notionally reduce (to not less than zero) the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest, pro rata, based on the respective then-outstanding amounts of such Certificate Balance and Uncertificated VRR Interest Balance). The Non-Vertically Retained Percentage of the aggregate Appraisal Reduction Amount allocated to, or in respect of, the Mortgage Loans for any Distribution Date shall be applied to notionally reduce the Certificate Balances of the following Classes of Non-Vertically Retained Principal Balance Certificates in the following order of priority: first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and finally, pro rata to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates and (iii) Class A-3 Certificates, based on their respective Certificate Balances (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero). In addition, as of any date of determination, for purposes of determining the Controlling Class or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event (exclusive of a Loan-Specific Operating Advisor Consultation Trigger Event), and after taking into account the allocations contemplated by the prior sentence, the Non-Vertically Retained Percentage of any Collateral Deficiency Amounts in respect of or allocated to the Mortgage Loans shall be applied to notionally reduce the Certificate Balances of each Class of the Control Eligible Certificates in the following order of priority (in each case after taking into account any Appraisal Reduction Amounts allocated thereto): first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; and third, to the Class F-RR Certificates (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero). Furthermore, as of any date of determination, for purposes of determining the occurrence of an Operating Advisor Consultation Trigger Event, and after taking into account the allocations contemplated by the prior two sentences, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts in respect of or allocated to the Mortgage Loans not otherwise allocated pursuant to the prior sentence shall be applied to notionally reduce the Certificate Balance of the Class E-RR Certificates (provided that the Certificate Balance in respect of the Class E-RR Certificates may not be notionally reduced below zero). For the avoidance of doubt, for purposes of determining the Controlling Class or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Class of Control Eligible Certificates shall be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the second and third preceding sentences, and for purposes of determining an Operating Advisor Consultation Trigger Event, the Class E-RR Certificates shall be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the immediately preceding and third preceding sentences.

For purposes of determining the identity of the related Non Reduced Loan-Specific Certificates and Loan-Specific Controlling Class, as well as the occurrence of a related Loan-Specific Control Termination Event or Loan-Specific Operating Advisor Consultation Trigger

Event (and, to the extent expressly set forth herein, for purposes of allocating and/or exercising related Voting Rights or Loan-Specific Voting Rights in connection with certain circumstances involving the termination of certain parties hereto), any Appraisal Reduction Amount allocated to a Trust Subordinate Companion Loan shall be allocated between any related Loan-Specific VRR Interest and the related Loan-Specific Certificates that are not part of any such related Loan-Specific VRR Interest on a pro rata basis by principal balance, with any portion of such Appraisal Reduction Amount allocated to the related Loan-Specific Certificates that are not part of a related Loan-Specific VRR Interest (which may be all of such Appraisal Reduction Amount if there is no related Loan-Specific VRR Interest) being allocated to the respective Classes of related Loan Specific Certificates that are not part of a related Loan-Specific VRR Interest in reverse sequential order of payment priority, in the case of each Class of related Loan-Specific Certificates and each related Uncertificated Interest to notionally reduce the Certificate Balance or Uncertificated Interest Balance, as applicable, thereof until the Certificate Balance or Uncertificated Interest Balance, as applicable, thereof is reduced to zero. In addition, as of any date of determination, for purposes of determining the related Loan-Specific Controlling Class or the occurrence of a related Loan-Specific Control Termination Event or Loan-Specific Operating Advisor Consultation Trigger Event, and after taking into account the allocations contemplated by the prior sentence, any Collateral Deficiency Amounts in respect of or allocated to a Trust Subordinate Companion Loan (or a proportionate share thereof by principal balance if there a related Loan-Specific VRR Interest) shall be allocated to each Class of related Loan-Specific Control Eligible Certificates (if more than one, in reverse sequential order of payment priority) to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero. For the avoidance of doubt, for purposes of determining the related Loan-Specific Controlling Class or the occurrence of a related Loan-Specific Control Termination Event or Loan-Specific Operating Advisor Consultation Trigger Event, a Class of the Loan-Specific Control Eligible Certificates shall be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts in respect of or allocated to the related Trust Subordinate Companion Loan (or a proportionate share thereof by principal balance if there a related Loan-Specific VRR Interest), as described in this paragraph.

With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Non-Reduced Certificates and the Non-Reduced Loan-Specific Certificates or, to the extent expressly set forth herein, for the purposes of allocating and/or exercising Voting Rights, Pooled Voting Rights or Loan-Specific Voting Rights in connection with certain circumstances involving the termination of certain parties hereto, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class or a Loan-Specific Controlling Class, or the occurrence of a Control Termination Event, a Loan-Specific Control Termination Event, an Operating Advisor Consultation Trigger Event or a Loan-Specific Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property shall be determined on an “as-is” basis.

The Special Servicer shall promptly notify the Master Servicer, the Operating Advisor and the Certificate Administrator of the determination and any redetermination of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount by providing such information in the CREFC® Appraisal Reduction Template or in a format mutually agreeable to both the Special Servicer and the recipient, and the Certificate Administrator shall promptly post notice of the determination of any such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, including such CREFC® Appraisal Reduction Template, on the Certificate Administrator’s Website.

Any Appraisal Reduction Amounts with respect to each Serviced Whole Loan shall be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s), on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s). Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Serviced Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount.

The Holders of the majority (by Certificate Balance) of an Appraised-Out Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a Class of Loan-Specific Control Eligible Class that is an Appraised-Out Class, the related Serviced Whole Loan) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such Holders, the “Requesting Holders”). The Special Servicer shall use its reasonable efforts to cause such Appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second Appraisal, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such second Appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer shall recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second Appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable. The Special Servicer shall promptly deliver notice to the Certificate Administrator and the Master Servicer of any such determination and recalculation of Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, and the Certificate Administrator shall promptly post such notice to the Certificate Administrator’s Website. If required by any such recalculation, the applicable Appraised-Out Class shall be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class (if and as applicable) and each affected Class of Principal Balance Certificates and Loan-Specific Principal Balance Certificates and each affected Uncertificated Interest will, if applicable, have its related Certificate Balance or Uncertificated Interest Balance, as applicable, notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more Holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, until such time, if any, as such Class is reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and no Control Termination Event exists, in the case of the

Controlling Class, or no applicable Control Appraisal Period in respect of the related Serviced Whole Loan or related Loan-Specific Control Termination Event exists, in the case of a Loan-Specific Controlling Class, and the rights of the Controlling Class or the applicable Loan-Specific Controlling Class shall be exercised by the most subordinate Class of Control Eligible Certificates or applicable Loan-Specific Control Eligible Certificates, as applicable, that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of, Holders of an Appraised-Out Class shall be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or this Agreement without regard to any appraisal requests made by any Holder of an Appraised-Out Class.

(b)               In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Master Servicer in accordance with Section 3.20 of this Agreement shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would constitute a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account). The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(a)(ii) of this Agreement.

Subject to Section 3.21 of this Agreement, if the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Trustee, the Certificate Administrator, any applicable Directing Holder and any applicable Consulting Party.

In the event that title to any Mortgaged Property (other than any Mortgaged Property related to an Outside Serviced Mortgage Loan) is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer but may be a single member limited liability company owned by the Trust and managed by the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests, the Trust Subordinate Companion Loan Regular Interests and the Loan REMIC Regular Interests on behalf of the Holders of the Trust Certificates, the Uncertificated Interest Owners and, if applicable, and the related Serviced Companion Loan Holders. Notwithstanding any such acquisition of title and cancellation of the related Serviced Mortgage Loan, the related Serviced Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

(c)                Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

(i)                               such personal property is (in the good faith judgment of the Special Servicer) incident to real property (within the meaning of Code Section 856(e)(1)) so acquired by the Special Servicer for the benefit of the Trust Fund; or

(ii)                            the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes at any time that any Trust Certificate is outstanding.

(d)               Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund or, if applicable, the related Serviced Companion Loan Holder, obtain title to any direct or indirect partnership or membership interest or other equity interest in any Mortgagor pledged pursuant to any pledge agreement, unless the Master Servicer or the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership or membership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes at any time that any Trust Certificate is outstanding.

(e)                Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund or, if applicable, the related Serviced Companion Loan Holders, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership or membership interest in any Mortgagor pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Custodian, the Trustee, the Certificate Administrator, the Trust Fund, the Trust Certificateholders, the Uncertificated VRR Interest Owner or, if applicable, the related Serviced Companion Loan Holders, would be considered to hold title to, or be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

(i)                               such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund and any related Serviced

Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance therewith; and

(ii)                            there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder(s) (as a collective whole as if the Trust Fund and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.

In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Trust Certificateholders, the Uncertificated Interest Owners and any related Serviced Companion Loan Holder. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

In the event that the Special Servicer seeks to obtain title to a Mortgaged Property on behalf of the Trust Fund and any related Serviced Companion Loan Holder, the Special Servicer may, in its discretion, establish a single member limited liability company with the Trust Fund and any related Serviced Companion Loan Holder as the sole owner to hold title to such Mortgaged Property.

(f)                The environmental assessment contemplated by Section 3.10(e) of this Agreement shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard and, if applicable, any secured creditor impaired property policy issued on or prior to the Closing Date with respect to any Trust Loan (including that the environmental assessment identify any potential pollution conditions (as defined in the environmental insurance policy) with respect to the related Mortgaged Property). The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account). The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06 of this Agreement. Copies of any environmental assessment prepared pursuant to Section 3.10(e) of this

Agreement shall be provided to the Holder of any Principal Balance Certificates, the applicable Loan-Specific Principal Balance Certificates (if the subject Mortgaged Property relates to a Trust Subordinate Companion Whole Loan) and any related Serviced Companion Loan Holder upon written request to the Special Servicer.

(g)               If the Special Servicer determines pursuant to Section 3.10(e)(i) of this Agreement that a Mortgaged Property is not in compliance with applicable environmental laws, but that it is in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder(s), as a collective whole as if the Trust Fund and any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s)), to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) of this Agreement that the circumstances referred to therein relating to Hazardous Materials are present, but that it is in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder(s), as a collective whole as if the Trust Fund and any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s)), to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder(s), as a collective whole as if the Trust Fund and any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s)). The Master Servicer shall pay the cost of any such compliance, containment, clean-up or remediation from the Collection Account.

(h)               The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Serviced Companion Loan which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via IRS Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee, the Certificate Administrator and, if affected, to any related Serviced Companion Loan Holder.

Section 3.11           Trustee, Certificate Administrator and Custodian to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or Serviced Whole Loan or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall immediately notify the Trustee, the Certificate Administrator and the Custodian and, if affected, the related Serviced Companion Loan Holder by delivery of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

From time to time upon request of the Master Servicer or Special Servicer and delivery to the Certificate Administrator of a Request for Release, the Certificate Administrator (or a Custodian appointed by it) shall promptly release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Certificate Administrator (or a Custodian appointed by it) or, in the event of a liquidation or conversion of the Mortgage Loan or Serviced Whole Loan into an REO Property, receipt by the Trustee and the Certificate Administrator of a certificate of a Servicing Officer stating that such Mortgage Loan or Serviced Whole Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan or Serviced Whole Loan has become an REO Property, the Certificate Administrator shall deliver (or cause any Custodian appointed by it to deliver) a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

Within three (3) Business Days, after receipt of written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents prepared by the Special Servicer, its agents or attorneys and reasonably acceptable to the Trustee, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Loan or Serviced Whole Loan, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

If from time to time, pursuant to the terms of the Co-Lender Agreement and the applicable Outside Servicing Agreement related to an Outside Serviced Mortgage Loan, and as appropriate for enforcing the terms of, or otherwise properly servicing, such Outside Serviced Mortgage Loan, the related Outside Servicer, the related Outside Special Servicer or other similar party requests delivery to it of the original Note for such Outside Serviced Mortgage Loan, then such party shall deliver a Request for Release in the form of Exhibit C attached hereto to the Certificate Administrator and the Certificate Administrator shall release (or cause any Custodian appointed by it to release) such original Note to the requesting party or its designee. In connection with the release of the original Note for an Outside Serviced Mortgage Loan in accordance with the preceding sentence, the Certificate Administrator (or a Custodian appointed by it) shall obtain such documentation as is appropriate to evidence the holding by the related Outside Servicer, the related Outside Special Servicer or such other similar party, as the case may be, of such original Note as custodian on behalf of and for the benefit of the Trustee.

Section 3.12           Servicing Fees, Trustee/Certificate Administrator Fees and Special Servicing Compensation.

(a)                As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan), each REO Mortgage Loan, each Serviced Companion Loan (including each Serviced Companion Loan that is a Specially Serviced Loan) and each REO Companion Loan that is included as part of a Serviced Whole Loan and each Interest Accrual Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of a Serviced Whole Loan or portion thereof, the related Whole Loan Custodial Account as set forth in Section 3.06(a)(iii) and Section 3.06(a)(vii) and/or Section 3.06A of this Agreement, as applicable. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation (the following items, collectively, “Additional Servicing Compensation”), (i) 100% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Performing Serviced Loan consented to by the Master Servicer pursuant to Section 3.24 of this Agreement that did not require the approval of the Special Servicer (provided that such transaction qualifies as a Master Servicer Decision), (ii) 50% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Performing Serviced Loan consented to by the Special Servicer pursuant to Section 3.24 of this Agreement (whether or not the Special Servicer elects to handle any related processing) (provided that such transaction qualifies as a Major Decision or Special Servicer Decision), (iii) 100% of any defeasance fee received in connection with a defeasance of a Serviced Loan as contemplated under Section 3.09 of this Agreement (provided that 50% of the portion of any Excess Modification Fee or waiver fee payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction with respect to a Performing Serviced Loan for which the consent, processing or approval of the Special Servicer is required under clause (o) of the definition of “Major Decision” (and specifically excluding any defeasance fees), must be paid by the Master Servicer to the Special Servicer), (iv) 100% of any Assumption Fees with respect to a Performing Serviced Loan involving a transaction described in the definition of “Assumption Fees” consented to by the Master Servicer that did not require the approval of the Special Servicer (provided that such transaction qualifies as a Master Servicer Decision), (v) 50% of any Assumption Fees with respect to a Performing Serviced Loan involving a transaction described in the definition of “Assumption Fees” consented to by the Special Servicer (whether or not the Special Servicer elects to handle any related processing) (provided that such transaction qualifies as a Major Decision or Special Servicer Decision), (vi) 50% of any fees related to a Major Decision or Special Servicer Decision on a Performing Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed in this Agreement) regardless of which servicer processes such Major Decision or Special Servicer Decision, (vii) the aggregate Prepayment Interest Excess (exclusive of any portion thereof attributable to an Outside Serviced Mortgage Loan), but only to the extent such amount is not required to be included in any Compensating Interest Payment, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05 of this Agreement, and (in the case of a Serviced Companion Loan) to the extent permitted under the related Co-Lender Agreement, (viii) 100% of Ancillary Fees (other than (A) fees for insufficient or returned checks and (B) beneficiary statement charges) actually received from Mortgagors in the case of items prepared by the Master Servicer or with respect to the accounts held by the Master Servicer pursuant to this Agreement or the related Loan Documents, including the Collection Account or any related subaccount, any Escrow Account or related subaccount, any Whole Loan Custodial Account or related subaccount, any Lock-Box Account or related subaccount or any reserve account or related subaccount, (ix) 100% of assumption application fees actually received from Mortgagors on Performing Serviced Loans (if the related assumption was processed by the Master Servicer), (x) 100% of Consent Fees and earnout fees and other similar fees with respect to a Performing Serviced Loan that did not require the approval of, or processing by, the Special Servicer; provided that such transaction qualifies as a Master Servicer Decision, (xi) 50% of any Consent Fees and earnout fees and other similar fees with respect to a Performing Serviced Loan consented to by the Special Servicer (regardless of whether the Master Servicer or the Special Servicer processes the related servicing matter); provided that such transaction qualifies as a Major Decision or Special Servicer Decision, (xii) 100% of Excess Penalty Charges (to the extent provided in Section 3.14) paid by the Mortgagors with respect to any Serviced Loan other than Excess Penalty Charges accrued during the period such Serviced Loan is a Specially Serviced Loan (provided that for the avoidance of doubt, the Master Servicer shall be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a Performing Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan), (xiii) 100% of fees for insufficient or returned checks actually received from Mortgagors relating to the accounts held by the Master Servicer, and (xiv) 100% of beneficiary statement charges actually received from Mortgagors to the extent the related beneficiary statements were prepared by the Master Servicer; provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts described in clauses (i) through (vi) above as additional compensation with respect to a specific Mortgage Loan or Serviced Whole Loan, as applicable, with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured (or has been waived in accordance with the terms of this Agreement) and all delinquent amounts required to have been paid by the Mortgagor, Advance Interest Amounts and Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) both (x) due with respect to such Mortgage Loan or Serviced Whole Loan, as applicable, and (y) in the case of expense items, that arose within the last 12 months, have been paid. The Master Servicer shall also be entitled pursuant to, and to the extent provided for in Sections 3.06(a)(iii), Section 3.06(A) and Section 3.07(b), to withdraw from the Collection Account, the Whole Loan Custodial Accounts and the Loss of Value Reserve Fund and to receive from any Mortgagor Accounts (to the extent not payable to the related Mortgagor under a Mortgage Loan or Serviced Whole Loan or applicable law) any interest or other income earned on deposits therein. Interest or other income earned on funds in the Collection Account, the Whole Loan Custodial Account, the Loss of Value Reserve Fund and any Mortgagor Accounts (to the extent consistent with the related Loan Documents), shall be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account shall be payable to the Special Servicer. In addition, the Master Servicer shall be entitled to charge and retain reasonable review fees in connection with any Mortgagor request with respect to any Performing Serviced Loan as to which the Mortgagor request does not relate to a Major Decision or a Special Servicer Decision or in connection with any Mortgagor request that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Loan Documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related Mortgagor. The Special

Servicer shall not waive any review fee due to the Master Servicer without the Master Servicer’s consent. For the avoidance of doubt, the Master Servicer shall not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan shall be subject to the related Co-Lender Agreement.

For the avoidance of doubt, with respect to any Excess Modification Fee, Assumption Fee, Consent Fee or other fee with respect to a Performing Serviced Loan that is required to be split between the Master Servicer and the Special Servicer pursuant to the terms of this Agreement, the Master Servicer and the Special Servicer shall each have the right in its sole discretion, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however (x) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee shall not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the Master Servicer or the Special Servicer, as applicable, decides not to charge any fee, the Special Servicer or the Master Servicer, as applicable, shall still be entitled to charge the portion of the related fee the Special Servicer or the Master Servicer, as applicable, would have been entitled to if the Master Servicer or the Special Servicer, as applicable, had charged a fee and the Master Servicer or the Special Servicer, as applicable, shall not be entitled to any of such fee charged by the Special Servicer or the Master Servicer, as applicable. The foregoing provisions of this paragraph shall only apply to Performing Serviced Loans and, subject to the other terms of this Agreement, shall not prohibit any waiver or reduction by the Special Servicer of any fee payable by the Mortgagor with respect to any Specially Serviced Loan.

Further, for the avoidance of doubt, the provisions of the preceding paragraph do not relate to, and shall not be construed to relate to, Penalty Charges (as to which the related rights and obligations of the Master Servicer and the Special Servicer are set forth in Section 3.03(a) and Section 3.14 of this Agreement).

Midland Loan Services, a Division of PNC Bank, National Association and any successor holder of the Excess Servicing Fee Rights shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit CC-1 to this Agreement, and (iii) the prospective transferee shall have delivered to Midland Loan Services, a Division of PNC Bank, National Association and the Depositor a certificate substantially in the form attached as Exhibit CC-2 to this Agreement. None of the Depositor, the Trustee, the Certificate Administrator, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. Midland Loan Services, a Division of PNC Bank, National Association and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and Midland Loan Services, a Division of PNC Bank, National Association hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Trust Certificateholders, the Uncertificated Interest Owners, the Trust, the Depositor, the Underwriters, the Initial Purchasers, the Certificate Administrator, the Trustee, the Custodian, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose any information received in connection with its acquisition and holding of such Excess Servicing Fee Right in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Trust Certificate pursuant to the Securities Act. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Servicing Fees with respect to each related Mortgage Loan or REO Mortgage Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one (1) Business Day following the payment of such Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Asset Representations Reviewer, the Depositor, the Special Servicer, the Trustee or the Custodian shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any Sub-Servicers retained by it.

The Master Servicer will not be entitled to retain any portion of Excess Interest paid on any Mortgage Loan. Notwithstanding anything herein to the contrary, in the case of a Serviced Whole Loan, in no event shall Servicing Fees with respect to the related Mortgage Loan (including an REO Mortgage Loan) be payable out of payments and other collections with respect to the related Serviced Pari Passu Companion Loan(s), and in no event shall Servicing Fees with respect to the related Serviced Pari Passu Companion Loan(s) (including an REO Companion Loan) be payable out of payments and other collections with respect to the related Mortgage Loan or the Mortgage Pool. In addition, with respect to any Serviced Subordinate Companion Loan, in no event shall Servicing Fees with respect to such Serviced Subordinate Companion Loan (including an REO Companion Loan) be payable out of payments and other collections with respect to any related Serviced Pari Passu Companion Loan(s), the related Mortgage Loan or the Mortgage Pool.

This paragraph is in no way intended to limit the rights, if any, of the Master Servicer under the related Co-Lender Agreement to seek payment of unpaid Servicing Fees with respect to any Serviced Companion Loan from the related Serviced Companion Loan Holder.

(b)               As compensation for its activities hereunder, on each Distribution Date the Trustee shall be entitled with respect to each Trust Loan to its portion of the Trustee/Certificate Administrator Fee, and the Certificate Administrator shall be entitled with respect to each Trust Loan to its portion of the Trustee/Certificate Administrator Fee. The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee. Except as otherwise provided herein, the Trustee/Certificate Administrator Fee includes all routine expenses of the Trustee, the Certificate Registrar, the Paying Agent, the Certificate Administrator and the Authenticating Agent. Each of the Trustee’s and Certificate Administrator’s rights to the Trustee/Certificate Administrator Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement.

(c)                As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Loan (including each Serviced Companion Loan that is included as part of each Serviced Whole Loan) in respect of each Interest Accrual Period to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of a Serviced Whole Loan or portion thereof, the related Whole Loan Custodial Account as set forth in Section 3.06(a) and Section 3.06A. The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation (the following items, collectively, the “Additional Special Servicing Compensation”): (i) 50% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Performing Serviced Loan consented to by the Special Servicer pursuant to Section 3.24 of this Agreement (whether or not the Special Servicer elects to handle any related processing) (provided that such transaction qualifies as a Major Decision or Special Servicer Decision); (ii) 100% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Specially Serviced Loan; (iii) 100% of any Assumption Fees with respect to a Specially Serviced Loan; (iv) 50% of any Assumption Fees with respect to a Performing Serviced Loan involving a transaction described in the definition of “Assumption Fees” consented to by the Special Servicer (whether or not the Special Servicer elects to handle any related processing) (provided that such transaction qualifies as a Major Decision or Special Servicer Decision); (v) 50% of any fees related to a Major Decision or Special Servicer Decision on a Performing Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed in this Agreement) regardless of which servicer processes such Major Decision or Special Servicer Decision; (vi) 100% of Ancillary Fees (other than (A) fees for insufficient or returned checks and (B) beneficiary statement charges) actually received from Mortgagors in the case of items prepared by the Special Servicer or with respect to accounts held by the Special Servicer pursuant to this Agreement or the related Loan Documents, including any REO Accounts; (vii) 100% of assumption application fees actually received from Mortgagors on (A) Specially Serviced Loans and (B) Performing Serviced Loans if the related assumption was processed by the Special Servicer; (viii) 100% of Consent Fees and earnout fees and other similar fees with respect to a Specially Serviced Loan; (ix) 50% of any Consent Fees and earnout fees and other similar fees with respect to a Performing Serviced Loan consented to by the Special Servicer (regardless of whether the Master Servicer or the Special Servicer processes the related servicing matter) (provided that such transaction qualifies as a Major Decision or Special Servicer Decision); (x) 100% of Excess Penalty Charges (to the extent provided in Section 3.14) accrued with respect to any Serviced Loan during the period such Serviced Loan is a Specially Serviced Loan and actually received from the Mortgagors (provided that for the avoidance of doubt, the Special Servicer shall be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan); (xi) any interest or other income earned on deposits in the REO Accounts; (xii) 100% of fees for insufficient or returned checks actually received from Mortgagors relating to the accounts held by the Special Servicer; (xiii) 50% of any Excess Modification Fees or waiver fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction with respect to Performing Serviced Mortgage Loans for which the consent, processing or approval of the Special Servicer is required under clause (o) of the definition of “Major Decision” (and specifically excluding any defeasance fees); and (xiv) 100% of beneficiary statement charges actually received from Mortgagors to the extent the related beneficiary statements were prepared by the Special Servicer. In addition, the Special Servicer shall be entitled to charge and retain reasonable review fees in connection with any Mortgagor request with respect to any Specially Serviced Loan or any Mortgagor request with respect to any Performing Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Loan Documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related Mortgagor. The Master Servicer shall not waive any review fee due to the Special Servicer without the Special Servicer’s consent. For the avoidance of doubt, the Special Servicer shall not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer. The Special Servicer shall not be entitled to any Special Servicing Fees with respect to the Outside Serviced Mortgage Loans. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan shall be subject to the related Co-Lender Agreement.

For the avoidance of doubt, with respect to any Excess Modification Fee, Assumption Fee, Consent Fee or other fee with respect to a Performing Serviced Loan that is required to be split between the Master Servicer and the Special Servicer pursuant to the terms of this Agreement, the Master Servicer and the Special Servicer shall each have the right in its sole discretion, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however (x) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee shall not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the Master Servicer or the Special Servicer, as applicable, decides not to charge any fee, the Special Servicer or the Master Servicer, as applicable, shall still be entitled to charge the portion of the related fee the Special Servicer or the Master Servicer, as applicable, would have been entitled to if the Master Servicer or the Special Servicer, as applicable, had charged a fee and the Master Servicer or the Special Servicer, as applicable, shall not be entitled to any of such fee charged by the Special Servicer or the Master Servicer, as applicable. The foregoing provisions of this paragraph shall only apply to Performing Serviced Loans and, subject to the other terms of this Agreement, shall not prohibit any waiver or reduction by the Special Servicer of any fee payable by the Mortgagor with respect to any Specially Serviced Loan.

Further, for the avoidance of doubt, the provisions of the preceding paragraph do not relate to, and shall not be construed to relate to, Penalty Charges (as to which the related rights and obligations of the Master Servicer and the Special Servicer are set forth in Section 3.03(a) and Section 3.14 of this Agreement).

Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate on such Mortgage Loan or Serviced Whole Loan for so long as it remains a Corrected Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to any Outside Serviced Mortgage Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if such loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause) or resigns: (1) it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Serviced Whole Loans that became Corrected Loans prior to the time of that termination or resignation, except the Workout Fees will no longer be payable if any such Mortgage Loan or Serviced Whole Loan subsequently becomes a Specially Serviced Loan; and (2) it will receive any Workout Fees payable in respect of any Mortgage Loan or Serviced Whole Loan that was, at the time of that termination or resignation, a Specially Serviced Loan for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the Mortgagor had not had sufficient time to make three consecutive full and timely Monthly Payments as described in clause (w) of the definition of “Specially Serviced Loan” and which thereafter becomes a Corrected Loan as a result of the Mortgagor making such three consecutive full and timely Monthly Payments as described in clause (w) of the definition of “Specially Serviced Loan”, except the Workout Fees will no longer be payable if any such Mortgage Loan or Serviced Whole Loan subsequently becomes a Specially Serviced Loan. In either case, the successor special servicer will not be entitled to any portion of such Workout Fees. The Special Servicer shall also be entitled to additional servicing compensation in the form of a Liquidation Fee (other than with respect to the Outside Serviced Mortgage Loans) payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account or the Whole Loan Custodial Account, as applicable. However, no Liquidation Fee will be payable with respect to an Outside Serviced Mortgage Loan or in connection with, or out of, Liquidation Proceeds as set forth in the final two provisos of the definition of “Liquidation Fee” herein. Notwithstanding anything herein to the contrary, the Special Servicer shall not be entitled to receive both a Liquidation Fee and a Workout Fee with respect to any specific collections or proceeds on any Mortgage Loan or Serviced Whole Loan. For purposes of the foregoing provisions of this Section 3.12(c), a termination and removal of the Special Servicer under Section 6.08 of this Agreement shall be deemed to constitute a termination without cause.

If at any time a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer shall use its reasonable efforts to collect the amount of any Special Servicing Fee, Liquidation Fee and/or Workout Fee from the related Mortgagor pursuant to the related Loan Documents, including exercising all remedies available under such Loan Documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and any applicable Realized Loss(es) that would be incurred by Trust Certificateholders and/or the Uncertificated Interest Owners in connection therewith as opposed to the Realized Loss(es) that would be incurred as a result of not collecting such amounts from the related Mortgagor.

The Special Servicer shall not be entitled to any Liquidation Fee with respect to any Outside Serviced Mortgage Loan or any Outside Serviced Companion Loan. In addition, the Special Servicer will not be entitled to retain any portion of Excess Interest paid on any Mortgage Loan.

Notwithstanding anything herein to the contrary, in the case of a Serviced Whole Loan, in no event shall Special Servicing Compensation with respect to the related Mortgage Loan (including an REO Mortgage Loan) be payable out of payments and other collections with respect to the related Serviced Pari Passu Companion Loan(s), and in no event shall Special Servicing Compensation with respect to the related Serviced Pari Passu Companion Loan(s) (including an REO Companion Loan) be payable out of payments and other collections with respect to the related Mortgage Loan or the Mortgage Pool. In addition, with respect to any Serviced Subordinate Companion Loan, unless otherwise provided in the related Co-Lender Agreement, in no event shall Special Servicing Compensation with respect to such Companion Loan (including an REO Companion Loan) be payable out of payments and other collections with respect to any related Serviced Pari Passu Companion Loan(s), the related Mortgage Loan or the Mortgage Pool. This paragraph is in no way intended to limit the rights of the Special Servicer under the related Co-Lender Agreement to seek payment of unpaid Special Servicing Compensation with respect to any Serviced Companion Loan from the related Serviced Companion Loan Holder.

(d)               The Master Servicer, Special Servicer, the Certificate Administrator and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(vi) of this Agreement.

(e)                No provision of this Agreement or of the Trust Certificates shall require the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer, the Certificate Administrator or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Condemnation Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans or Serviced Whole Loan (to the extent recovery is permitted from a Serviced Whole Loan hereunder) or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

If the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee receives a request or inquiry from a Mortgagor, any Trust Certificateholder or any other Person the response to which would, in the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s commercially reasonable judgment or the Certificate Administrator’s or the Trustee’s good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Mortgagor or such Trust Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Operating Advisor’s, the Certificate Administrator’s or the Trustee’s expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

(f)                With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Master Servicer, within two Business Days following the related Determination Date, and the Master Servicer shall deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one Business Day prior to the related Distribution Date, an electronic report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; provided, that no such report shall be due in any month during which no Disclosable Special Servicer Fees were received.

(g)               The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any Person (including, without limitation, the Trust, any Mortgagor, any Manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.12; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees or the fees received by any Person acting as an Outside Servicer or Outside Special Servicer as expressly provided for under the applicable Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan, or as master servicer or special servicer as expressly provided for under the applicable Other Pooling and Servicing Agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special

Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to this Agreement.

(h)               If a Servicing Shift Mortgage Loan becomes a Specially Serviced Mortgage Loan prior to the related Servicing Shift Date, the Special Servicer shall service and administer the related Whole Loan and any related REO Property in the same manner as any other Specially Serviced Loan or REO Property and shall be entitled to all rights and compensation earned with respect to the related Whole Loan during the period for which it acts as Special Servicer of the related Whole Loan. With respect to a Servicing Shift Mortgage Loan, prior to the related Servicing Shift Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. If a Servicing Shift Mortgage Loan is still a Specially Serviced Mortgage Loan on the related Servicing Shift Date, the related Outside Special Servicer and the Special Servicer shall be entitled to compensation with respect to the related Whole Loan as if the Special Servicer were being terminated as Special Servicer and the related Outside Special Servicer were replacing it as the successor special servicer. Upon receipt of notice of its termination as Special Servicer with respect to a Servicing Shift Mortgage Loan, the Special Servicer shall reasonably cooperate with the related Outside Special Servicer in connection with the servicing transition of such Servicing Shift Mortgage Loan on and after the related Servicing Shift Date.

Section 3.13           Compensating Interest Payments. The Master Servicer shall deliver to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan which shall be remitted by the Master Servicer to the related Serviced Companion Loan Holder) or, in the case of a Trust Subordinate Companion Loan, delivered to the Certificate Administrator for deposit in the applicable Trust Subordinate Companion Loan REMIC Distribution Account) on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount, with respect to each Mortgage Loan, any related Serviced Pari Passu Companion Loan and any related REO Loan, equal to the lesser of:

(i)                               the aggregate of all Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) and the Trust Subordinate Companion Loans (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or a Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)                            the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and related REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans and the Trust Subordinate Companion Loans (and, so long as a Whole Loan is serviced under this Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan) and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Trust Certificateholders and the Uncertificated Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Trust Loan as a result of the Master Servicer allowing the related Mortgagor to deviate from the terms of the related Loan Documents regarding Principal Prepayments (other than (w) if the Trust Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Loan Documents or if the Trust Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any Insurance Proceeds or Condemnation Proceeds) (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer shall pay, without regard to clause (ii) of the preceding paragraph, the amount of the Prepayment Interest Shortfall with respect to such Trust Loan otherwise described in clause (i) of the preceding paragraph in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to a Serviced Whole Loan shall be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) and, if applicable, any related Trust Subordinate Companion Loan, in accordance with their respective principal amounts, until the respective Prepayment Interest Shortfalls with respect thereto are fully covered, and the Master Servicer shall pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

Section 3.14           Application of Penalty Charges and Modification Fees.

(a)                On or prior to the second Business Day before each Master Servicer Remittance Date, the Master Servicer shall apply all Penalty Charges and Modification Fees (to the extent permitted under any related Co-Lender Agreement (in the case of a Serviced Whole Loan) and not applied pursuant to Section 3.06A(a)(ii) or Section 3.06(a)(ii), as applicable, of this Agreement) received by it with respect to any Mortgage Loan or Serviced Whole Loan, including an Outside Serviced Mortgage Loan (to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the related Outside Servicer) during the related Collection Period, as follows:

(i)                                 first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances) and the related Advance Interest Amounts and other outstanding Additional Trust Fund Expenses (including, in the case of the application of Penalty Charges, Special Servicing Fees,

Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

(ii)                             second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Trust of all Advances (and related Advance Interest Amounts) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related Advance Interest Amounts) other than Borrower Delayed Reimbursements;

(iii)                          third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Trust of all other Additional Trust Fund Expenses (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or related Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or related Whole Loan Custodial Account as recoveries of such Additional Trust Fund Expenses) other than Borrower Delayed Reimbursements; and

(iv)                           fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as servicing compensation, pro rata, based on their entitlement set forth in Section 3.12 of this Agreement prior to the applications set forth in clauses (i) through (iii) above;

provided that, notwithstanding the foregoing, in the case of a Whole Loan, Penalty Charges shall be allocated for the purposes and in the order set forth in the related Co-Lender Agreement.

(b)               In connection with the operation of the provisions of this Section 3.14, not later than the 25th day of the month in which each Distribution Date occurs (beginning with the 25th day of the month following the first Collection Period in which an Additional Trust Fund Expense, Advance or Advance Interest Amount is incurred), the Master Servicer shall deliver to the Special Servicer a report in the form reasonably agreed to by both the Master Servicer and the Special Servicer setting forth information regarding (1) the amount of Penalty Charges, Modification Fees and Assumption Fees collected by the Master Servicer and the Special Servicer, as applicable, and (2) the related loan expenses and other amounts paid to the Trust from such Penalty Charges, Modification Fees and Assumption Fees, in each case for the related Collection Period or other reporting period as agreed to by the Master Servicer and the Special Servicer. The Master Servicer shall respond promptly to any inquiries of the Special Servicer with respect to the contents of any such report and shall provide any supporting information with respect thereto that is reasonably requested by the Special Servicer.

Section 3.15           Access to Certain Documentation. The Master Servicer and Special Servicer shall provide to the Trustee, the Certificate Administrator, the Controlling Class Representative (but only prior to the occurrence and continuance of any Consultation Termination

Event), the Operating Advisor, the Underwriters, the Initial Purchasers, the Depositor and any Trust Certificateholders and Serviced Companion Loan Holders that are, in the case of any Trust Certificateholder or Serviced Companion Loan Holder, federally insured financial institutions, the Federal Reserve Board, the FDIC and the OCC and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Trust Certificateholder or Serviced Companion Loan Holder is subject, access to the documentation regarding the Trust Loans required by applicable regulations of the Federal Reserve Board, FDIC, OCC or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer (which access shall be limited, in the case of the Serviced Companion Loan Holders or any regulatory authority seeking such access in respect of the Serviced Companion Loan Holders, to records relating to the Serviced Companion Loans). Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15.

In connection with providing or granting any information or access pursuant to the prior paragraph to a Trust Certificateholder, a Serviced Companion Loan Holder or any regulatory authority that may exercise authority over a Trust Certificateholder or Serviced Companion Loan Holder, the Master Servicer and the Special Servicer may each require payment from such Trust Certificateholder or Serviced Companion Loan Holder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available without charge under applicable law. In connection with providing Trust Certificateholders or beneficial owners of Trust Certificates access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Trust Certificates or a beneficial holder of book entry Trust Certificates and will keep such information confidential.

In addition, in connection with providing access to information pursuant to this Section 3.15, each of the Master Servicer and the Special Servicer may (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan or Serviced Companion Loan if the disclosure of such items would constitute a waiver of the attorney-client privilege.

Each of the Master Servicer and the Special Servicer, as applicable, shall, without charge, make a knowledgeable Servicing Officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights pursuant to any related Co-Lender Agreement or pursuant to Section 3.21, Section 3.29 or Section 6.09, as applicable), on a monthly basis, during regular business hours at such time and for such duration as the Master Servicer or the Special Servicer, as applicable, on the one hand, and such applicable Directing Holder or Consulting Party, as applicable, on the other hand, shall reasonably agree, regarding the performance and servicing of the applicable Serviced Trust Loans and/or related REO Properties for which the Master Servicer or the Special Servicer, as applicable, is responsible. In any event, each applicable Directing Holder or applicable Consulting Party, as applicable, agrees to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the applicable Mortgage Loans (or Serviced Whole Loan) and/or REO Properties it intends to discuss. As a condition to such disclosure, the related Directing Holder shall execute a confidentiality agreement substantially in the form of Exhibit M-4 to this Agreement and an Investor Certification.

The Master Servicer may (but shall not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the Serviced Companion Loans, the related Mortgaged Properties and/or the related Mortgagors that is not Privileged Information, for review by the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor.

The Special Servicer shall deliver (to the extent available to the Special Servicer) to the Operating Advisor such reports and other information produced or otherwise available to any Outside Controlling Note Holder, the Controlling Class Representative, the Uncertificated Interest Owners or Trust Certificateholders generally, as requested by the Operating Advisor in support of the performance of the Operating Advisor’s obligations under this Agreement in electronic format.

The Operating Advisor hereby agrees that it shall use the information provided to it by the Special Servicer solely for purposes of performing its duties as Operating Advisor under this Agreement and shall not disclose such information to any other Person or entity except (i) with respect to Privileged Information, pursuant to Section 3.29(j) of this Agreement, or (ii) with respect to any information other than Privileged Information, to the extent necessary to support its conclusions in its Operating Advisor Annual Report required under Section 3.29 of this Agreement or to discharge its other duties under this Agreement.

Section 3.16           Title and Management of REO Properties.

(a)                In the event that title to any Mortgaged Property (other than a Mortgaged Property with respect to an Outside Serviced Mortgage Loan) is acquired for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners (or, with respect to a Serviced Whole Loan, for the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Trust Certificateholders, the Uncertificated Interest Owners and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender) (either by the Trust Fund or by a single member limited liability company established for that purpose) in foreclosure, by deed-in-lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of a nominee of the Trustee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund and any related Serviced Companion Loan Holders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC or the related Trust Subordinate Companion Loan REMIC, as applicable, acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Code Section 860G(a)(8), unless (i) the IRS grants (or does not deny) an extension of time (an “REO Extension”) to sell such REO Property or (ii) the Special Servicer obtains an Opinion of Counsel for the Special Servicer, the Certificate Administrator and the Trustee, addressed to the Special Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Lower-Tier REMIC or the related Trust Subordinate Companion Loan REMIC, as applicable, of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on “prohibited transactions” (as defined in Code Section 860F) of any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any of the Lower-Tier Regular Interests, any of the related Trust Subordinate Companion Loan Regular Interests or any of the Regular Certificates, the Loan-Specific Certificates or the Uncertificated Interests is outstanding. If the Special Servicer is granted (or is not denied) the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its receiving the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement. The Special Servicer, on behalf of the Trust Fund and any related Serviced Companion Loan Holder, in accordance with the Servicing Standard, shall dispose of any REO Property held by the Trust Fund (i) prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.17 of this Agreement and (ii) on the same terms and conditions as if it were the owner of such REO Property. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any related Loan-Specific Certificateholders and/or Loan-Specific Uncertificated Interest Owners and any related Serviced Companion Loan Holder(s), solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any “income from non-permitted assets” within the meaning of Code Section 860F(a)(2)(B) or (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund.

(b)               The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) as are consistent with the Servicing Standard and the terms of this Agreement, all on such terms and for such period as the Special Servicer deems to be in the best interests of the

Certificateholders, the Uncertificated Interest Owners and, if applicable, any related Loan-Specific Certificateholders and/or Loan-Specific Uncertificated Interest Owners and any related Serviced Companion Loan Holder(s) (as a collective whole as if such Trust Certificateholders, such Uncertificated Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s))), and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any “net income from foreclosure property,” within the meaning of Code Section 860G(c), which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the Certificateholders, the Uncertificated Interest Owners and, if applicable, any related Loan-Specific Certificateholders and/or Loan-Specific Uncertificated Interest Owners and any related Serviced Companion Loan Holder(s) (as a collective whole as if such Trust Certificateholders, such Uncertificated Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s))) than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and (subject to any changes in the identities of the Special Servicer and/or the Trustee) shall be entitled “3650 REIT Loan Servicing LLC, as Special Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, and the Uncertificated Interest Owners [IN THE CASE OF AN REO PROPERTY RELATED TO A SERVICED WHOLE LOAN: and the related Serviced Companion Loan Holder(s)], as their interests may appear--REO Account”. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b) of this Agreement. The Special Servicer shall deposit or cause to be deposited in the REO Account, within two (2) Business Days after receipt of properly identified funds, all revenues and proceeds received by it with respect to any REO Property, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

(i)                               all insurance premiums due and payable in respect of any REO Property;

(ii)                            all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

(iii)                         all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property; and

(iv)                         any taxes imposed on any Trust REMIC in respect of net income from foreclosure property in accordance with Section 4.05 of this Agreement.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iv) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written notice sets forth the nature of the emergency or the basis of the urgency) prior to the date that such amounts are due, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account). If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Back-Up Advancing Agent shall make such Advance unless the Back-Up Advancing Agent determines that such Advance would be a Nonrecoverable Advance. The Back-Up Advancing Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Back-Up Advancing Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall use its good faith business judgment. The Master Servicer or the Back-Up Advancing Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06 and/or, if applicable, Section 3.06A of this Agreement. The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account, or, for a Serviced Whole Loan, the related Whole Loan Custodial Account, on a monthly basis prior to the related Master Servicer Remittance Date the Net REO Proceeds, Net Liquidation Proceeds, Net Condemnation Proceeds and Net Insurance Proceeds received or collected from each REO Property during the related Collection Period, except that in determining the amount of any such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. Notwithstanding the foregoing, the Special Servicer shall not:

(i)                               permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)                            permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii)                         authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan or Serviced Whole Loan became imminent, all within the meaning of Code Section 856(e)(4)(B); or

(iv)                        Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, any related Serviced Companion Loan Holder, the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund and, if any related Serviced Companion Loan is part of a REMIC, the related Serviced Companion Loan Holder) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

(i)                               the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

(ii)                            any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)                         none of the provisions of this Section 3.16(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any related Loan-Specific Certificateholders and/or Loan-Specific Uncertificated Interest Owners and any related Serviced Companion Loan Holder(s) with respect to the operation and management of any such REO Property; and

(iv)                        the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(c)                When and as necessary, the Special Servicer shall send to the Trustee and the Certificate Administrator and the related Serviced Companion Loan Holder (or the master servicer or special servicer for the related Other Securitization Trust on its behalf) a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.16(a) and Section 3.16(b) of this Agreement.

(d)               Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any REO Property related to an Outside Serviced Mortgage Loan.

Section 3.17           Sale of Defaulted Loans and REO Properties; Sale of Outside Serviced Mortgage Loans.

(a)                The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan (excluding an Outside Serviced Mortgage Loan) only (i) on the terms and subject to the conditions set forth in this Section 3.17, (ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this Agreement, or (iii) (A) in the case of a Mortgage Loan related to a Serviced Whole Loan in accordance with and subject to the provisions of the related Co-Lender Agreement and Section 3.28 of this Agreement and (B) in the case of a Mortgage Loan with a related mezzanine loan or subordinate mortgage loan, in accordance with and subject to the provisions of the related intercreditor agreement.

(b)               Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner (and the related Loan-Specific Certificateholders and any related Loan-Specific Uncertificated Interest Owners if a Trust Subordinate Companion Whole Loan is involved) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner (and the related Loan-Specific Certificateholders and any related Loan-Specific Uncertificated Interest Owners if a Trust Subordinate Companion Whole Loan is involved) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender) to attempt to sell such Defaulted Loan, the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders, the Uncertificated VRR Interest Owner (and the related Loan-Specific Certificateholders and any related Loan-Specific Uncertificated Interest Owners if a Trust Subordinate Companion Whole Loan is involved) and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. Subject to the other subsections of this Section 3.17, the Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for such Defaulted Loan. The Special Servicer shall notify any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Loan, in each case to the extent requested in writing (which written request may be in the form of electronic mail) by any such party. Any Serviced Companion Loan that is part of a

Defaulted Serviced Whole Loan is to be sold together with the related Mortgage Loan, subject to the other subsections of this Section 3.17 and any additional requirements set forth in the related Co-Lender Agreement.

(c)                The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, any related Serviced Companion Loan Holder (in the case of a Serviced Whole Loan), any applicable Directing Holder and Consulting Party not less than five (5) Business Days’ prior written notice of its intention to sell any Defaulted Loan. No Interested Person shall be obligated to submit an offer to purchase any Defaulted Loan, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may offer to purchase, or purchase any Defaulted Loan pursuant hereto.

(d)               Whether any cash offer constitutes a fair price for any Defaulted Loan for purposes of Section 3.17(b) of this Agreement shall be determined by the Special Servicer, if the offeror is a Person other than an Interested Person, and by the Trustee, if the offeror is an Interested Person (provided that the Trustee may not be an offeror); provided, however, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties; and provided, further, notwithstanding the immediately preceding proviso, the Purchase Price for any Defaulted Loan (and any equivalent amount for any related Serviced Companion Loan) shall be deemed a fair price in all cases, including with respect to any offer from an Interested Person. In all cases under this Agreement (except to the extent the Trustee is not required to determine whether any cash offer constitutes a fair price for any Defaulted Loan pursuant to the immediately preceding sentence), in determining whether any offer received from an Interested Person represents a fair price for any Defaulted Loan, the Trustee shall (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in mortgage loans similar to such Defaulted Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Defaulted Loan; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this Section 3.17(d) will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon such third party’s determination. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), among other factors, the period and amount of any delinquency on such Defaulted Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The appraiser conducting any new Appraisal for determining whether any offer from a Person other than an Interested Person represents a fair price for any Defaulted Loan shall be an Appraiser selected by the Special Servicer. The cost of any such Appraisal shall be covered by, and shall be reimbursable to, the Master Servicer as a Property Advance if no Interested Person is offering to purchase such Defaulted Loan.

(e)                Subject to Section 3.17(a) through Section 3.17(d), Section 3.17(f), Section 3.17(g) and Section 3.17(m), the Special Servicer shall act on behalf of the Trust Fund and any affected Serviced Companion Loan Holder in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, if applicable, the Whole Loan Custodial Account. Any sale of any Defaulted Loan shall be final and without recourse to the Trustee, the Certificate Administrator or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee shall have any liability to any Trust Certificateholder or Uncertificated Interest Owner with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(f)                Subject to (x) the rights of a holder of a mezzanine loan, under the respective intercreditor agreement, and (y) the rights of a Subordinate Companion Loan Holder, under the respective Co-Lender Agreement, to purchase a Mortgage Loan or Serviced Whole Loan (or senior portion thereof), unless and until a Defaulted Loan is sold pursuant to this Section , the Special Servicer shall continue to service and administer such Defaulted Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such Defaulted Loan, as is consistent with this Agreement and the Servicing Standard.

(g)               Any sale of a Defaulted Loan pursuant to this Section 3.17 shall be for cash only. The purchase price for any Defaulted Loan purchased under this Section 3.17 or any Outside Serviced Mortgage Loan sold in accordance with the related Co-Lender Agreement or Outside Servicing Agreement, shall be deposited into the Collection Account or the related Whole Loan Custodial Account, as applicable, and the Certificate Administrator (or a Custodian appointed by it), upon receipt of (i) an Officer’s Certificate from the Master Servicer to the effect that such deposit has been made and (ii) a Request for Release, shall release or cause to be released to the purchaser of the Defaulted Loan the related Mortgage File, and the Trustee, the Master Servicer or the Special Servicer, as applicable, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Defaulted Loan. In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

(h)               The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) only on the terms and subject to the conditions set forth in this Section 3.17.

(i)                 The Special Servicer shall use reasonable efforts to solicit offers for each REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) on behalf of the Trust Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16 of this Agreement. Subject to Section 3.17(m) of this Agreement, the Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, highest) cash offer received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) within the time constraints imposed by Section 3.16 of this Agreement, then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property sold hereunder shall be deposited in the Collection Account or, if applicable, the related Whole Loan Custodial Account.

(j)                 The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, any related Serviced Companion Loan Holder, the Operating Advisor, any applicable Directing Holder and any applicable Consulting Party not less than three (3) Business Days’ prior written notice of its intention to sell any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) hereunder. No Interested Person shall be obligated to submit an offer to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may offer to purchase, or purchase, any REO Property pursuant hereto.

(k)               Whether any cash offer constitutes a fair price for any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) for purposes of Section 3.17(i) of this Agreement shall be determined by the Special Servicer, if the offeror is a Person other than an Interested Person, and by the Trustee, if the offeror is an Interested Person (provided that the Trustee may not be an offeror); provided, however, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties; and provided, further, notwithstanding the immediately preceding proviso, the Purchase Price for any such REO Property shall be deemed a fair price in all cases, including with respect to any offer from an Interested Person. In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in properties similar to such REO Property that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such REO Property; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this Section 3.17(k) will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon such third party’s determination. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), among other factors, the period and amount of any delinquency on the related Mortgage Loan or Serviced Whole Loan, the occupancy level and physical condition of such REO Property, the state of the local economy and the obligation to dispose of such REO Property within the time period specified in Section 3.16 of this Agreement. The appraiser conducting any new Appraisal for determining whether any offer from a Person other than an Interested Person represents a fair price for any REO Property shall be an Appraiser selected by the Special Servicer. The cost of any such Appraisal shall be covered by, and shall be reimbursable to, the Master Servicer as a Property Advance if no Interested Person is offering to purchase such REO Property.

(l)                 Subject to Section 3.17(a) through Section 3.17(k) and Section 3.17(m) of this Agreement, the Special Servicer shall act on behalf of the Trust Fund and any affected Serviced Companion Loan Holder in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, if applicable, the related Whole Loan Custodial Account. Any sale of any Defaulted Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) shall be final and without recourse to the Trustee, the Certificate Administrator or the Trust Fund or any related Serviced Companion Loan Holder (except such recourse to the Trust Fund and the related Serviced Companion Loan Holder imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee shall have any liability to any Trust Certificateholder or Uncertificated Interest Owner with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(m)             Notwithstanding any of the foregoing paragraphs of this Section 3.17, the Special Servicer shall not be obligated to accept the highest cash offer for a Defaulted Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the applicable Trust Certificateholders and Uncertificated Interest Owners and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Trust Certificateholders, such Uncertificated Interest Owners and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the applicable Trust Certificateholders and Uncertificated Interest Owners and, in the case of a Serviced Whole Loan, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated Interest Owners and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s))) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

Notwithstanding any of the foregoing paragraphs of this Section 3.17, the Special Servicer shall not be obligated to accept the highest cash offer for an REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the applicable Trust Certificateholders and Uncertificated Interest Owners and, in the case of a sale of an REO Property that corresponds to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Trust Certificateholders, such Uncertificated Interest Owners and, if applicable, any Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the applicable Trust Certificateholders and Uncertificated Interest Owner and, in the case of an REO Property that corresponds to a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Trust Certificateholders, such Uncertificated Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of any related Serviced Subordinate Companion Loan(s))) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

(n)               In no event shall the Trust Fund or the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer on the Trust’s behalf purchase, or pay or advance costs to purchase, any Outside Serviced Mortgage Loan, or any Companion Loan or any Mortgage Loan.

(o)               Notwithstanding anything herein to the contrary, any party identified in the related Co-Lender Agreement or Outside Servicing Agreement (which, if the identified party is the holder of an Outside Serviced Mortgage Loan, shall mean the Controlling Class Representative for so long as no Control Termination Event has occurred and is continuing), in its individual capacity and not on behalf of the Trust, shall be entitled to purchase an Outside Serviced Mortgage Loan in accordance with the terms and conditions set forth in the related Co-Lender Agreement and Outside Servicing Agreement. In no event shall the Trust Fund or the Trustee, the Certificate Administrator, the Back-Up Advancing Agent, the Master Servicer or the Special Servicer on its behalf purchase, or pay or advance costs to purchase, any Outside Serviced Mortgage Loan or the related Companion Loan(s) or any other Mortgage Loan.

(p)               Notwithstanding anything to the contrary herein, any purchase or sale of a Specially Serviced Loan pursuant to this Section 3.17 will remain subject to the cure, purchase and other rights of, in each case if applicable, any related Subordinate Companion Loan Holder as set forth in the related Co-Lender Agreement and any holder of a related mezzanine loan as set forth in the related intercreditor agreement. The Special Servicer shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement or the related mezzanine loan intercreditor agreement in connection with any such purchase rights in favor of any related Subordinate Companion Loan Holder or mezzanine loan holder and shall provide such notices to the related Subordinate Companion Loan Holder or the holder of a related mezzanine loan as are required by the related Co-Lender Agreement or the related mezzanine loan intercreditor agreement in connection with each such holders’ purchase rights.

(q)               With respect to any Serviced Whole Loan (other than any such Whole Loan that is a Serviced Outside Controlled Whole Loan) that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Serviced Whole Loan, if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with this Section 3.17, then the Special Servicer shall sell each related Serviced Pari Passu Companion Loan and any related Trust Subordinate Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with this Agreement and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan hereunder or under the related Co-Lender Agreement. Notwithstanding anything to the contrary herein, the Special Servicer shall not sell any such Serviced Whole Loan if it becomes a Defaulted Serviced Whole Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the related Mortgagor or an Affiliate of the related Mortgagor) unless the Special Servicer has delivered (which delivery may be by electronic mail to the extent it would not be prohibited under the terms of the related Co-Lender Agreement) to such related Serviced Pari Passu Companion Loan Holder (at the expense of such Serviced Pari Passu Companion Loan Holder to the extent permitted under the terms of the related Co-Lender Agreement; provided, that to the extent an Other Securitization Trust is the related Serviced Pari Passu Companion Loan Holder, no such expense shall be payable out of such Other Securitization Trust or by the parties to the related Other Pooling and Servicing Agreement): (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell such Defaulted Serviced Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the Servicing File reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The applicable Directing Holder and each related Serviced Pari Passu Companion Loan Holder may submit an offer to purchase, and any such party is permitted to be the purchaser at any sale of, the subject Defaulted Serviced Whole Loan unless such Person is the related Mortgagor or an agent or Affiliate of the related Mortgagor.

(r)                 With respect to any Serviced Whole Loan that is a Serviced Outside Controlled Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Serviced Whole Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with this Section 3.17, then the Special Servicer shall sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with this Agreement and subject to any rights of any related Outside Controlling Note Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan hereunder or under the related Co-Lender Agreement. Notwithstanding anything to the contrary herein, the Special Servicer shall not sell any such Serviced Whole Loan if it becomes a Defaulted Serviced Whole Loan without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the related Mortgagor or an Affiliate of the related Mortgagor) unless the Special Servicer has delivered (which delivery may be by electronic mail to the extent it would not be prohibited under the terms of the related Co-Lender Agreement) to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (at the expense of such Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan, to the extent permitted under the terms of the related Co-Lender Agreement): (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the Servicing File reasonably requested by the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan shall be permitted to submit an offer to purchase, and any such party is permitted to be the purchaser at any sale of, the subject Serviced Whole Loan unless such Person is the related Mortgagor or an agent or Affiliate of the related Mortgagor.

Notwithstanding the prior paragraph, with respect to each Serviced AB Whole Loan (other than a Trust Subordinate Companion Whole Loan), if such Serviced AB Whole Loan becomes a Defaulted Serviced Whole Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with this Section 3.17, then the Special Servicer shall not be permitted or required to sell the related Serviced Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement.

With respect to a Trust Subordinate Companion Whole Loan, if such Serviced AB Whole Loan becomes a Defaulted Serviced Whole Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with this Section 3.17, then the Special

Servicer shall sell the related Trust Subordinate Companion Loan together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as one whole loan in accordance with this Agreement and the related Co Lender Agreement.

(s)                With respect to any Outside Serviced Mortgage Loan upon becoming a “Defaulted Mortgage Loan” (as such term or any analogous term is defined pursuant to the terms of the applicable Outside Servicing Agreement), and with respect to any REO Property related to an Outside Serviced Mortgage Loan, the liquidation of such Outside Serviced Mortgage Loan or such REO Property shall be administered by the related Outside Special Servicer in accordance with the applicable Outside Servicing Agreement and the related Co-Lender Agreement. Any such sale of an Outside Serviced Mortgage Loan or any related REO Property pursuant to the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement shall be final and without recourse to the Trustee or the Trust, and none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall have any liability to any Trust Certificateholder or Uncertificated Interest Owner with respect to the purchase price for such Outside Serviced Mortgage Loan or such REO Property accepted on behalf of the Trust. Any proceeds of such a sale received by the Trust Fund shall be promptly deposited in the Collection Account.

Section 3.18           Additional Obligations of the Master Servicer; Inspections; Obligation to Notify Ground Lessors; Delivery of Certain Reports to the Serviced Companion Loan Holder.

(a)                The Master Servicer (or, with respect to Specially Serviced Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property that secures a Serviced Loan at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to such Mortgaged Property relating to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to such Mortgaged Property relating to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2027; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. If any Serviced Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every calendar year for so long as such condition exists. The cost of any annual inspection, or bi-annual inspection, as the case may be, shall be borne by the Master Servicer unless the related Serviced Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan. The Master Servicer shall reimburse the Special Servicer for the cost of any inspection of a Specially Serviced Loan as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs incurred with respect to such inspection shall be borne by the Trust Fund. The Special Servicer or the Master Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection performed by it pursuant to this Section 3.18(a), and shall, as soon as reasonably practicable following completion, deliver or make available a copy (in electronic format) of each such report to the Certificate Administrator (who shall post such report to the Certificate Administrator’s Website for review by Privileged Persons in accordance with Section 4.02(a)).

(b)               The Master Servicer shall, as to each Mortgage Loan (excluding an Outside Serviced Mortgage Loan) which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days following the later of the Closing Date or its receipt of a copy of the Ground Lease) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer. The Master Servicer shall forward to the Special Servicer any written notice of default under a ground lease.

(c)                The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Serviced Companion Loan Holder a written report, prepared in the manner set forth in Section 4.02, of each inspection performed by it with respect to the related Mortgaged Property and Serviced Companion Loan related thereto.

(d)               The Master Servicer is hereby authorized to exercise any rights granted under the applicable Outside Servicing Agreement in favor of the Trust (or a party on its behalf) as the holder of each Outside Serviced Mortgage Loan to obtain information from the related Outside Servicer (or other similar parties with an obligation to make advances) in connection with making nonrecoverability determinations. The Master Servicer shall promptly deliver to any related Outside Servicer, upon request, such information in the Master Servicer’s possession as the related Outside Servicer reasonably requests in order to determine whether an advance similar to a P&I Advance would be “nonrecoverable.”

(e)                If required under the related Co-Lender Agreement, the Master Servicer shall promptly deliver to each Serviced Companion Loan Holder or provide electronically: (i) copies of operating statements and rent rolls; (ii) annual CREFC® NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CREFC® Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to this Agreement with respect to the Mortgaged Properties securing the related Serviced Companion Loan.

Section 3.19           Lock-Box Accounts, Escrow Accounts. Except with respect to the Outside Serviced Mortgage Loans, the Master Servicer shall administer each Lock-Box Account and Escrow Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents.

Notwithstanding the foregoing, to the extent that any cash amounts are held in an Escrow Account or other cash collateral account and the mortgagee under the related Loan Documents is permitted, but not required, to apply such amounts to prepay the related Mortgage Loan (or Serviced Whole Loan), neither the Master Servicer nor the Special Servicer shall apply such amounts to prepay the Mortgage Loan (or Serviced Whole Loan) until after the occurrence of an event of default under the Mortgage Loan (or Serviced Whole Loan) that may result in the Mortgage Loan (or Serviced Whole Loan) being accelerated or becoming a Specially Serviced Loan.

Section 3.20           Property Advances.

(a)                Except with respect to an Outside Serviced Mortgage Loan, the Master Servicer (or, to the extent provided in Section 3.20(b) of this Agreement, the Back-Up Advancing Agent) shall make any Property Advances as and to the extent incidental to the performance of its duties under this Agreement or otherwise required pursuant to the terms hereof; provided that no Property Advances shall be made with regard to a Subordinate Companion Loan held outside the Trust if the related Mortgage Loan is no longer held by the Trust. The Special Servicer shall give the Master Servicer, the Back-Up Advancing Agent and any affected Serviced Companion Loan Holder not less than five (or, in the case of Emergency Advances pursuant to Section 3.20(e) of this Agreement, two) Business Days’ written notice before the date on which the Master Servicer is requested to make any Property Advance with respect to a given Specially Serviced Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan). In addition, the Special Servicer shall provide the Master Servicer, the Back-Up Advancing Agent and any affected Serviced Companion Loan Holder with such information in its possession as the Master Servicer, the Back-Up Advancing Agent or such Serviced Companion Loan Holder, as applicable, may reasonably request to enable the Master Servicer or the Back-Up Advancing Agent, as applicable, to determine whether a requested Property Advance would constitute a Nonrecoverable Advance. Any such notice by the Special Servicer to the Master Servicer of a required Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. In the absence of a determination by the Special Servicer that a Property Advance is a Nonrecoverable Advance, all determinations of recoverability with respect to Property Advances to be made (or contemplated to be made) by the Master Servicer or the Back-Up Advancing Agent will remain with the Master Servicer or the Back-Up Advancing Agent, as applicable. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer’s determination as to whether any Property Advance previously made with respect to a Specially Serviced Loan is a Nonrecoverable Advance promptly after making such determination. The Master Servicer and the Back-Up Advancing Agent shall be entitled to conclusively rely on and shall be bound by such a determination by the Special Servicer that a Property Advance previously made or contemplated to be made with respect to a Specially Serviced Loan is or would be a Nonrecoverable Advance. Although the Special Servicer may determine whether a Property Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made or to be made (or contemplated to be made) by the Master Servicer or the Back-Up Advancing Agent is, or would be, recoverable or (ii) reverse any determination that may have been made by the Master Servicer or the Back-Up Advancing Agent or to prohibit the Master Servicer or the Back-Up Advancing Agent from making a determination that any Property Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made) would be, or a previously made Advance is, a Nonrecoverable Advance, as described in this Section 3.20. The Master Servicer and the Special Servicer shall consider Unliquidated Advances in respect of prior Property Advances for the purposes of non-recoverability determinations as if such amounts were unreimbursed Property Advances.

For purposes of distributions to Trust Certificateholders, the Uncertificated Interest Owners and Serviced Companion Loan Holders and compensation to the Master Servicer, the Trustee or any other party hereto, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan so provide.

(b)               The Master Servicer shall notify the Back-Up Advancing Agent, the Special Servicer and any related Serviced Companion Loan Holder in writing promptly upon, and in any event within one (1) Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five (5) Business Days following such notice, the Back-Up Advancing Agent, subject to the provisions of Section 3.20(c) of this Agreement, shall pay the amount of such Property Advance in accordance with such information and instructions. Any notice to the Back-Up Advancing Agent pursuant to this Section shall be deemed to be given to a Responsible Officer of the Back-Up Advancing Agent if made in accordance with Section 12.04 of this Agreement.

(c)                None of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent shall be obligated to make a Property Advance as to any Mortgage Loan or Serviced Whole Loan or REO Property if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, determines that such Advance will be a Nonrecoverable Advance. The determination by any Person with an obligation hereunder to make Property Advances that it has made a Nonrecoverable Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Advance or a determination by the Special Servicer that a Property Advance previously made or proposed to be made is or would, if made, constitute a Nonrecoverable Advance, shall be made by such Person (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard and (ii) in the case of the Back-Up Advancing Agent, in accordance with its good faith business judgment and shall be evidenced by an Officer’s Certificate delivered on or prior to the next Master Servicer Remittance Date to (1) the affected Serviced Companion Loan Holders or their Companion Loan Holder representatives (and the related master servicer and special servicer under any related Other Pooling and Servicing Agreement, if applicable), in the case of any Serviced Whole Loan, (2) the Trustee (unless it is the Person making the determination), (3) any applicable Directing Holder, (4) the Master Servicer (unless it is the Person making the determination), (5) the Special Servicer (unless it is the Person making the determination), (6) the Certificate Administrator (unless it is the Person making the determination), (7) the Back-Up Advancing Agent (unless it is the Person making the determination) and (8) the Depositor (if the Back-Up Advancing Agent is making the determination), setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust Fund, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person’s possession) and any engineers’ reports, environmental surveys or similar reports that such Person may have obtained and that support such determination. In connection with a determination by the Special Servicer, the Master Servicer or the Back-Up Advancing Agent as to whether a Property Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

(A)             any such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Serviced Whole Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries;

(B)              any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information as reasonably may be required for such purposes;

(C)              the Special Servicer may, at its option (exercised in its sole discretion), make a determination in accordance with the Servicing Standard that any proposed Property Advance, if made, would be a Nonrecoverable Advance or that any outstanding Property Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Back-Up Advancing Agent, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party and, in the case of a Property Advance with respect to a Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder notice of such determination, which determination shall be conclusive and binding on the Master Servicer and the Back-Up Advancing Agent (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person’s determination, or to prohibit any such other authorized Person from making a determination, that a Property Advance constitutes or would constitute a Nonrecoverable Advance);

(D)             the Back-Up Advancing Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a Property Advance is or, if made, would be a Nonrecoverable Advance, and the Master Servicer shall be entitled to rely, conclusively, on any determination by the Special Servicer that a Property Advance is or, if made, would be a Nonrecoverable Advance;

(E)              any non-recoverability determination by the Master Servicer or the Special Servicer pursuant to this Section 3.20 with respect to the non-recoverability of Property Advances shall be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Back-Up Advancing Agent; and

(F)               notwithstanding the foregoing, the Back-Up Advancing Agent may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Property Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with clause (E) above which is binding on the Back-Up Advancing Agent), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Property Advance would be recoverable.

(d)               The Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(a)(ii) or Section 3.06A(a)(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer and the Special Servicer, as applicable, hereby covenant and agree to use efforts consistent with the Servicing Standard to obtain the reimbursement of such Property Advances from the related Mortgagors to the extent permitted by applicable law and the related Loan Documents.

(e)                Notwithstanding anything to the contrary contained in this Agreement, if a Property Advance is required to be made under this Agreement with respect to any Specially Serviced Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), the Special Servicer shall request that the Master Servicer make such Property Advance, such request to be made, in writing, at least five (5) Business Days (or, in the case of an Emergency Advance, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Property Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Property Advance as the Master Servicer may reasonably request, subject to the Master Servicer’s right to determine that such Property Advance does not constitute or would not constitute a Nonrecoverable Advance. The Master Servicer shall have the obligation to make any such Property Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in the case of an Emergency Advance, two (2) Business Days) of the Master Servicer’s receipt of such request. The Special Servicer shall have no obligation to make any Property Advance; provided that the Special Servicer may in its sole discretion elect to make an Emergency Advance, and the Master Servicer shall reimburse the Special Servicer for such Property Advance (with interest thereon), provided that such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be nonrecoverable. The Master Servicer shall be entitled to reimbursement for any Advance made by it at the direction of the Special Servicer, together with interest thereon at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Advances made thereby.

(f)                Within five (5) Business Days of making an Emergency Advance pursuant to the proviso to the penultimate sentence of Section 3.20(e), the Special Servicer shall deliver to the Master Servicer a request for reimbursement for such Emergency Advance, along with all information and documentation regarding the subject Emergency Advance as the Master Servicer may reasonably request, and the Master Servicer shall be obligated, out of such Master Servicer’s own funds, to reimburse the Special Servicer for any such unreimbursed Emergency Advances (other than any Emergency Advance determined by the Master Servicer, in accordance with Section 3.20(c) of this Agreement, to be a Nonrecoverable Property Advance) made by the Special Servicer pursuant to the proviso to the penultimate sentence of Section 3.20(e), together with interest thereon at the Advance Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within five (5) Business Days of the written request therefor pursuant to the preceding sentence by wire transfer of immediately available funds to an account designated in writing by the Special Servicer. Upon the Master Servicer’s reimbursement to the Special Servicer of any Emergency Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.20(f), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Emergency Advance at the same time as the Special Servicer actually made such Emergency Advance, and accordingly, the Master Servicer shall be entitled to be reimbursed for such Emergency Advance, together with interest thereon at the Advance Rate, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Emergency Advance at the time the Special Servicer did. Notwithstanding the foregoing provisions of this Section 3.20(f), the Master Servicer shall not be required to reimburse the Special Servicer for any Emergency Advance if the Master Servicer determines in accordance with Section 3.20(c) of this Agreement that such Emergency Advance, although not characterized by the Special Servicer as a Nonrecoverable Property Advance, is in fact a Nonrecoverable Property Advance. The Master Servicer shall notify the Special Servicer in writing (which may be provided electronically) of such determination and, if applicable, such unreimbursed Nonrecoverable Property Advance made by the Special Servicer shall be reimbursed to the Special Servicer pursuant to Section 3.06(a) of this Agreement.

Section 3.21           Appointment of Special Servicer; Asset Status Reports.

(a)                3650 REIT Loan Servicing LLC is hereby appointed as the initial Special Servicer to specially service each of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and each Serviced Whole Loan.

(b)               The Special Servicer, at the earlier of (x) within 60 days after a Servicing Transfer Event occurs and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan, shall prepare a report (the “Asset Status Report”) for the related Mortgage Loan or Serviced Whole Loan. Each Asset Status Report shall be delivered in electronic format to the Operating Advisor (subject to Section 3.21(e) of this Agreement), any applicable Directing Holder, any applicable Consulting Parties and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the related Directing Holder if they are the same entity. Prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event, the Special Servicer shall deliver to the Operating Advisor each Final Asset Status Report promptly after such Final Asset Status Report has been approved or deemed approved. The Special Servicer shall notify the Operating Advisor of whether any Asset Status Report delivered to the Operating Advisor is a Final Asset Status

Report, which notification may be via electronic mail and may be satisfied by (i) delivery of an Asset Status Report that is either signed by the applicable Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the Operating Advisor and the Special Servicer. The Special Servicer shall deliver a summary of each Final Asset Status Report to the Certificate Administrator. Such Asset Status Report shall be consistent with the Servicing Standard and set forth the following information to the extent reasonably determinable:

(i)                               summary of the status of the related Mortgage Loan or Serviced Whole Loan and any negotiations with the Mortgagors;

(ii)                             if a Servicing Transfer Event has occurred and is continuing:

(A)             a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Mortgage Loan or Serviced Whole Loan and whether outside legal counsel has been retained;

(B)             the most current rent roll and income or operating statement available for the related Mortgaged Properties;

(C)             the Special Servicer’s recommendations on how the related Mortgage Loan might be returned to performing status or otherwise realized upon;

(D)             a copy of the last obtained Appraisal of the Mortgaged Property;

(E)             the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

(F)              a description of any amendment, modification or waiver of a material term of any ground lease; and

(G)             if the Special Servicer elects to proceed with a non-judicial foreclosure, then a statement as to (i) whether there was a violation of a non-recourse carve-out under the related Mortgage Loan or Serviced Whole Loan and (ii) any determination not to pursue a deficiency judgment against the related Mortgagor or guarantor;

(iii)                         a description of any such proposed or taken actions;

(iv)                        the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(v)                           the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(vi)                        an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions;

(vii)                     information regarding any direct or indirect conflict of interest in such proposed or taken actions; and

(viii)                  such other information as the Special Servicer deems relevant in light of the proposed or taken action and the Servicing Standard.

If any applicable Directing Holder does not disapprove an Asset Status Report in writing within 10 Business Days of receiving such Asset Status Report, then such Directing Holder shall be deemed to have approved such Asset Status Report and the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Loan Documents. If the applicable Directing Holder disapproves such Asset Status Report within 10 Business Days of receipt and the Special Servicer has not made the affirmative determination contemplated below, the Special Servicer shall revise such Asset Status Report and deliver to the Operating Advisor (subject to Section 3.21(e) of this Agreement), any applicable Directing Holder, any applicable Consulting Party, any related Serviced Companion Loan Holder(s) (in the case of a Serviced Whole Loan) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above until the applicable Directing Holder shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Trust Certificateholders, the Uncertificated Interest Owners and, if applicable, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Trust Certificateholders, the Uncertificated Interest Owners and/or Serviced Companion Loan Holder(s), if applicable, constitute a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 3.21(b). If the applicable Directing Holder does not approve an Asset Status Report within 60 Business Days from the first submission thereof, the Special Servicer shall take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer shall take such action as was reflected in the most recent Asset Status Report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such Asset Status Report shall be deemed a Final Asset Status Report). Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Trust Certificateholders, the Uncertificated Interest Owners and any related Serviced Companion Loan Holder(s), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of a 10 Business Day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of a 10 Business Day period would materially and adversely affect the interest of the Trust Certificateholders, the Uncertificated Interest Owners and any related Serviced Companion Loan Holder(s) (if applicable) and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights); provided that the foregoing shall not relieve the Special Servicer of its duties to comply with the Servicing Standard. If the Special Servicer acts or intends to act in accordance with either of the prior two sentences, then the Special Servicer shall act in accordance with the most recent Asset Status Report provided by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such Asset Status Report shall be deemed a Final Asset Status Report. To the extent that the Special Servicer received notice of an Excluded Controlling Class Mortgage Loan (in the form of Exhibit M-1C or M-1F), any Asset Status Report or Excluded Information delivered with respect to an Excluded Controlling Class Mortgage Loan shall be labeled by the Special Servicer with “Excluded Information” followed by the loan number and loan name.

The Special Servicer shall consult on a non-binding basis with any applicable Consulting Party (other than any Risk Retention Consultation Party) in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and any applicable Consulting Party (other than any Risk Retention Consultation Party) shall be permitted to propose alternative courses of action and provide other feedback within 10 Business Days of receipt of each Asset Status Report. The Special Servicer shall consider any such proposals and other feedback from any such applicable Consulting Party and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement, but the Special Servicer will be under no obligation to revise such Asset Status Report based on the input or comments of any applicable Consulting Party. In the event no applicable Consulting Party proposes alternative courses of action within 10 Business Days after receipt of such Asset Status Report, the Special Servicer shall (subject to the approval rights of any applicable Directing Holder) implement the Asset Status Report as proposed by the Special Servicer.

The Special Servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party, but is under no obligation to follow any particular recommendation of any applicable Consulting Party. From and after the Closing Date, the Controlling Class Representative shall have no right to receive any Asset Status Report related to an Excluded Mortgage Loan or otherwise to consent or object thereto under this Section 3.21(b) or consult with the Special Servicer with respect to any matter set forth therein. Notwithstanding anything herein to the contrary, a Risk Retention Consultation Party shall have no right to receive any Asset Status Report with respect to any related Excluded RRCP Mortgage Loan.

With respect to a Servicing Shift Whole Loan that is a Serviced Outside Controlled Whole Loan, prior to the related Servicing Shift Date, no request for approval of the Controlling Class Representative shall be made on any matter related to such Servicing Shift Whole Loan, nor shall the Controlling Class Representative have the right to approve Asset Status Reports related to such Servicing Shift Whole Loan, except that the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event and only if the related Servicing Shift Mortgage Loan is not an Excluded Mortgage Loan) may exercise the consultation rights, if any, of the holder of the related Servicing Shift Mortgage Loan with respect to Asset Status Reports, Major Decisions and any proposed sale of such Servicing Shift Mortgage Loan set forth in the applicable Co-Lender Agreement. With respect to a Servicing Shift Whole Loan that is a Serviced Outside Controlled Whole Loan and any related REO Property, prior to the related Servicing Shift Date, the Outside Controlling Note Holder with respect to such Servicing Shift Whole Loan shall exercise all approval rights regarding any Asset Status Report in respect of such Servicing Shift Whole Loan or REO Property set forth in the second paragraph of this Section 3.21(b) without regard to the occurrence of any Control Termination Event or Consultation Termination Event. Notwithstanding the foregoing, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report, Major Decisions and any proposed sale of such Servicing Shift Mortgage Loan while it is serviced hereunder. The Special Servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event or the Controlling Class Representative after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, but is under no obligation to follow any particular recommendation of the Operating Advisor or Controlling Class Representative.

(c)                Subject to Section 3.21(b) of this Agreement, during the continuance of a Servicing Transfer Event, the Special Servicer shall have the authority to meet with the related Mortgagors and take any actions consistent with the Servicing Standard and the most recent Asset Status Report for the related Mortgage Loan.

(d)               Upon request of any Trust Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Certificate Administrator with an Investor Certification), the Certificate Administrator shall mail, without charge, to the address specified in such request a copy of the summary of the Final Asset Status Report for each Specially Serviced Loan; provided that an Excluded Controlling Class Holder shall not be provided with any Final Asset Status Report (or copy thereof) or the summary of any Final Asset Status Report (or copy thereof) with respect to any Excluded Controlling Class Mortgage Loan with respect to which such Excluded Controlling Class Holder is a Borrower Party.

(e)                Prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event, the Special Servicer shall deliver to the Operating Advisor only each related Final Asset Status Report.

(f)                With respect to any Asset Status Report provided to the Operating Advisor pursuant to this Section 3.21, the Special Servicer shall make available to the Operating Advisor one or more Servicing Officers with relevant knowledge regarding the applicable Trust Loan and such Asset Status Report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Asset Status Report and potential conflicts of interest and compensation with respect to such Asset Status Report.

(g)               Notwithstanding the foregoing, the Special Servicer shall not follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of this Agreement or the REMIC Provisions, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Serviced Whole Loan, any related Loan Documents, any related Co-Lender Agreement or any intercreditor agreement, expose any Trust Certificateholder, any Uncertificated Interest Owner, the Trust Fund, any Mortgage Loan Seller (other than with respect to enforcing the rights and remedies against such Mortgage Loan Seller pursuant to this Agreement or the related Mortgage Loan Purchase Agreement with respect to any Material Defect) or any party to this Agreement or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, materially expand the scope of any Special Servicer’s responsibilities under this Agreement or any Co-Lender Agreement, or cause the Special Servicer to act, or fail to act, in a manner that in the reasonable judgment of the Special Servicer is not in the best interests of the Trust Certificateholders, the Uncertificated Interest Owners and/or the Serviced Companion Loan Holders. In addition, the Special Servicer is under no obligation to act upon any recommendation of the Operating Advisor.

(h)               In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for the purposes of this clause (l), “Applicable Laws”), the Special Servicer may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Special Servicer. Accordingly, each of the parties hereto agrees to provide to the Special Servicer, upon its reasonable request, from time to time such identifying information and documentation as may be readily available to such party in order to enable the Special Servicer to comply with Applicable Laws; provided that the Special Servicer shall be responsible for all reasonable actual out-of-pocket expenses incurred by such party in connection therewith.

Section 3.22           Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

(a)                Upon determining that any Serviced Loan has become a Specially Serviced Loan, the Master Servicer shall promptly give written notice thereof to the Special Servicer, any related Serviced Companion Loan Holder (in the case of a Serviced Whole Loan), the Operating Advisor, the Certificate Administrator, the Trustee, any applicable Directing Holder, any applicable Consulting Party and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider and shall promptly deliver a copy of the Servicing File to the Special Servicer and concurrently provide a copy of such Servicing File to the Operating Advisor and shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File, but including copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Serviced Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Serviced Loan became a Specially Serviced Loan and in any event shall continue to act as Master Servicer and administrator of such Serviced Loan until the Special Servicer has commenced the servicing of such Serviced Loan, which shall occur upon the receipt by the Special Servicer of the Servicing File. With respect to each such Serviced Loan that becomes a Specially Serviced Loan, the Master Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Serviced Loan to the Master Servicer. The Master Servicer shall forward any notices it would otherwise send to the Mortgagor of such a Specially Serviced Loan to the Special Servicer who shall send such notice to the related Mortgagor.

Upon determining that a Specially Serviced Loan has become a Corrected Loan, the Special Servicer shall promptly give written notice thereof to the Master Servicer, the Trustee, the Operating Advisor, the Certificate Administrator, any related Serviced Companion Loan Holder, the related Directing Holder (prior to the occurrence and continuance of a Consultation Termination Event with respect to the related Mortgage Loan) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider and, upon giving such notice and the return of the Servicing File to the Master Servicer, such Serviced Loan shall cease to be a Specially Serviced Loan in accordance with the first proviso of the definition of Specially Serviced Loans, the Special Servicer’s obligation to service such Serviced Loan shall terminate and the obligations of the Master Servicer to service and administer such Serviced Loan as a Serviced Loan that is not a Specially Serviced Loan shall resume. In addition, if the related Mortgagor has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Mortgagor to remit all payments in respect of such Specially Serviced Loan directly to the Master Servicer.

(b)               In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Serviced Loan information, including written or electronic correspondence with the related Mortgagor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(c)                Notwithstanding the provisions of subsections (a) and (b) of this Section 3.22, the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and, upon request, shall provide the Special Servicer and the Operating Advisor with any information reasonably required by the Special Servicer or the Operating Advisor to perform its duties under this Agreement to the extent such information is within the Master Servicer’s possession. Upon request, the Special Servicer shall provide the

Master Servicer and the Operating Advisor with any information reasonably required by the Master Servicer or the Operating Advisor to perform its duties under this Agreement to the extent such information is within the Special Servicer’s possession.

Section 3.23           Interest Reserve Account. The Certificate Administrator shall establish and maintain the Interest Reserve Account in the Certificate Administrator’s name, on behalf of the Trustee, for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners. The Interest Reserve Account shall be established and maintained as a non-interest bearing Eligible Account. On the Closing Date, the Certificate Administrator shall deposit in the Interest Reserve Account all Initial Interest Deposit Amounts (if any) received from the respective Mortgage Loan Sellers. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2027) (unless, in either such case, the related Distribution Date is the final Distribution Date), the Master Servicer shall remit to the Certificate Administrator for deposit into the Interest Reserve Account, in respect of all the Trust Loans that accrue interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Trust Loan as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date in March (or February if the final Distribution Date occurs in such month) of each calendar year (commencing in 2027), the Certificate Administrator shall transfer (1) to the Lower-Tier REMIC Distribution Account the aggregate of all Initial Interest Deposit Amounts (if any) and Withheld Amounts with respect to the Mortgage Loans on deposit in the Interest Reserve Account, and (2) to the related Trust Subordinate Companion Loan REMIC Distribution Account the aggregate of all Initial Interest Deposit Amounts (if any) and Withheld Amounts with respect to any Trust Subordinate Companion Loan on deposit in the Interest Reserve Account.

Section 3.24           Modifications, Waivers, Amendments and Other Actions.

(a)                (i) With respect to any Performing Serviced Loan, the Master Servicer (if the related modification, waiver or amendment (A) does not constitute a Special Servicer Decision or Major Decision or (B) constitutes a Special Servicer Decision or Major Decision and the Master Servicer is processing such modification, waiver or amendment subject to the consent of the Special Servicer as provided in the immediately succeeding paragraph), or (ii) with respect to any Specially Serviced Loan or (if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision unless the Master Servicer is processing such modification, waiver or amendment as provided in the immediately succeeding paragraph) any Performing Serviced Loan, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, pursuant to Section 3.29, Section 6.09 or this Section 3.24, as applicable) and, to the extent required in accordance with the related Co-Lender Agreement, any applicable consultation rights of any related Serviced Companion Loan Holder (or its Companion Loan Holder Representative), may modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (1) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes or (2) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). The Master Servicer and the Special Servicer may rely on an Opinion of Counsel with respect to the determination described in clause (B) of the immediately preceding sentence.

In addition, with respect to Performing Serviced Loans, to the extent any modification, waiver, amendment or other action constitutes (i) a Major Decision or (ii) a Special Servicer Decision, the Master Servicer (if (1) the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer shall process such modification, waiver, amendment or other action or (2) such modification, waiver, amendment or other action constitutes a Major Decision described in subclause (i) or (ii) of clause (o) of the definition of “Major Decision”) shall obtain the consent of the Special Servicer, and, in each case, to the extent any modification, waiver, amendment or other action constitutes a Major Decision, the Special Servicer shall obtain the consent of any applicable Directing Holder in accordance with Section 6.09(a) of this Agreement, and shall consult with any applicable Consulting Party (to the extent required pursuant to any related Co-Lender Agreement or pursuant to Section 3.21, Section 3.29, Section 6.09 or this Section 3.24, as applicable). With respect to any modification, waiver, amendment, consent or other action that constitutes a Major Decision with regard to any Serviced Loan, the Special Servicer shall also obtain the consent of any applicable Directing Holder in accordance with Section 6.09(a) of this Agreement and shall consult with any applicable Consulting Parties (to the extent required pursuant to any related Co-Lender Agreement or pursuant to Section 3.21, Section 3.29, Section 6.09 or this Section 3.24).

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan, or any action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer or the Master Servicer, as applicable, shall be permitted without the prior written consent of the Special Servicer or the Master Servicer, as applicable.

If the Master Servicer receives a Mortgagor request for a Major Decision or Special Servicer Decision, the Master Servicer shall promptly forward such request to the Special Servicer and, except as contemplated by this Section 3.09 or Section 3.24(a), shall have no further obligations with respect to such Major Decision or Special Servicer Decision, except for providing the Special Servicer with information to the extent required under this Agreement and except to the extent (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer shall process such a request, or (ii) in the case of a Major Decision described in subclause (i) or (ii) of clause (o) of the definition of “Major Decision”. The Special Servicer shall process, and determine whether to consent to or approve, any modification, waiver, amendment or other action that constitutes a Major Decision or Special Servicer Decision with respect to: (a) any Specially Serviced Loan; and (b) any Performing Serviced Loan unless the Special Servicer and the Master Servicer have mutually agreed that the Master Servicer shall process such Major Decision or Special Servicer Decision with respect to such Performing Serviced Loan (provided that, the Master Servicer shall, without the need for any such mutual agreement, process any Major

Decision described in subclause (i) or (ii) of clause (o) of the definition of “Major Decision”) subject, in each case, to the consent of the Special Servicer as set forth below. In addition, the Special Servicer shall be entitled to review and approve any calculations (including, but not limited to, debt yield and debt service coverage ratio calculations) made by the Master Servicer that would result in (i) the commencement or termination of a cash trap or lease sweep period with respect to any Mortgage Loan, (ii) the removal of a Manager of a Mortgaged Property, (iii) the allocation of Insurance Proceeds or Condemnation Proceeds, or (iv) the release of any reserve to a Mortgagor if such release would constitute a Major Decision. In connection with the foregoing, the Master Servicer shall forward any such calculation to the Special Servicer and provide any information that the Special Servicer reasonably requests in order to recalculate and review such calculation. With respect to any such calculation, if the Special Servicer fails to respond within ten (10) Business Days after receipt of such calculation and requested information (if any) referred to above, then such calculation will be deemed to have been approved by the Special Servicer. If the Special Servicer disagrees with any such calculation made by the Master Servicer (including any inputs), then the Master Servicer and the Special Servicer shall use reasonable efforts to reconcile their calculations; provided that, if the Master Servicer and the Special Servicer are unable to reconcile their calculations within five (5) Business Days after identifying such disagreement, then the Special Servicer’s calculation shall control.

With respect to Performing Serviced Loans, the Master Servicer, prior to taking (or making a determination not to take) any action with respect to any modification, waiver, amendment, consent or other action that constitutes a Major Decision or a Special Servicer Decision, shall refer the request to the Special Servicer, and the Special Servicer shall process the request directly or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer shall process such request (provided that, the Master Servicer shall, without the need for any such mutual agreement, process any Special Servicer Decision described in subclause (i) or (ii) of clause (o) of the definition of “Major Decision” with respect to any Performing Serviced Loan) subject to the consent of the Special Servicer as set forth below.

When the Special Servicer’s consent is required with respect to any modification, waiver, amendment, consent or other action that is a Major Decision or a Special Servicer Decision with respect to a Performing Serviced Loan (i.e., when (1) the Master Servicer and Special Servicer have mutually agreed that the Master Servicer shall process such modification, waiver or amendment with respect to a Performing Serviced Loan or (2) the Master Servicer is processing any Major Decision described in subclause (i) or (ii) of clause (o) of the definition of “Major Decision” with respect to any Performing Serviced Loan, in each case, as set forth in the preceding paragraphs), the Master Servicer shall, in a manner consistent with the Servicing Standard, provide the Special Servicer with written notice of any request for such modification, waiver, amendment, consent or other action, accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or, with respect to a Major Decision, the related Directing Holder may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer shall be entitled (subject to, with respect to Major Decision, in each case if applicable, the consultation rights of any applicable Consulting Parties (to the extent required pursuant to any related Co-Lender Agreement or pursuant to Section 3.21, Section 3.29, Section 6.09 or this Section 3.24), the consent rights of the applicable Directing Holder (to the extent required pursuant to any related Co-Lender Agreement or pursuant to Section 6.09 or this Section 3.24) and/or the consultation rights of any related Serviced Companion Loan Holder or its Companion Loan Holder Representative) to approve or disapprove such modification, waiver, amendment, consent or other action. The Special Servicer shall have 15 Business Days (or, with respect to a Serviced Whole Loan, such longer period as required by the related Co-Lender Agreement, but in no event less than 5 Business Days after the time period set forth in such Co-Lender Agreement for review by any related Serviced Companion Loan Holder or its Companion Loan Holder Representative) (or 60 days with respect to an Acceptable Insurance Default), from the date that the Special Servicer receives the Master Servicer’s written analysis and recommendation and any supporting information it requested from the Master Servicer, to analyze and approve such modification, waiver, amendment, consent or other action and, prior to the end of such 15 Business Day period or such longer period if required by the applicable Co-Lender Agreement or 60-day period (with respect to an Acceptable Insurance Default), as applicable, the Special Servicer shall notify any applicable Directing Holder of such request for approval of each such modification, waiver, amendment, consent or other action that constitutes a Major Decision and provide its written analysis and recommendation (or, in the case of any action that constitutes a Major Decision, the Major Decision Reporting Package) with respect thereto. Following such notice, the applicable Directing Holder shall have 10 Business Days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) from the date it receives from the Special Servicer the recommendation and analysis of the Master Servicer or the Special Servicer (or, in the case of any action that constitutes a Major Decision, the related Major Decision Reporting Package), as applicable, and any other information it may reasonably request (or, with respect to a Serviced Whole Loan, such longer time period as may be provided in the related Co-Lender Agreement) to approve any recommendation of the Special Servicer or the Master Servicer relating to any such request for approval of modification, waiver, amendment, consent or other action that constitutes a Major Decision. In any such event, if the applicable Directing Holder does not respond to a request for approval by 5:00 p.m. on the 10th Business Day (or, with respect to a Serviced Whole Loan, such longer time period as may be provided in the related Co-Lender Agreement) or 20th day, as applicable, after receipt of the applicable recommendation and analysis (or, in the case of any action that constitutes a Major Decision, the related Major Decision Reporting Package) and other requested information as set forth in the preceding sentence, the Special Servicer or the Master Servicer, as applicable, may deem its recommendation approved by the applicable Directing Holder, and if the Special Servicer does not respond to a request for approval within the required 15 Business Days (or, with respect to a Serviced Whole Loan, such longer period as required by the related Co-Lender Agreement, but in no event less than 5 Business Days after the time period set forth in such Co-Lender Agreement for review by any related Serviced Companion Loan Holder or its Companion Loan Holder Representative) or 60 days (with respect to an Acceptable Insurance Default), as applicable, the Master Servicer may deem its recommendation approved by the Special Servicer.

In connection with any Major Decision processed by the Special Servicer, the Special Servicer shall provide any final Major Decision Reporting Package prepared by it to the Master Servicer promptly after the Directing Holder’s approval of such final Major Decision Reporting Package.

With respect to any Performing Serviced Loan, the Master Servicer, without the consent or consultation of the Special Servicer, any applicable Consulting Parties and/or any applicable Directing Holder, shall process and determine whether to consent to or approve any request by the related Mortgagor with respect to any action that is not (1) a Major Decision, (2) a Special Servicer Decision or (3) an action with respect to which the Special Servicer’s consent is required pursuant to Section 3.09 of this Agreement.

(b)               All modifications, waivers or amendments of any Serviced Loan shall be in writing and shall be effected in a manner consistent with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related modification, waiver or amendment pursuant to Section 3.24(a)), shall notify in writing the other such party, the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date thereof, and shall deliver a copy to the Trustee, any related Serviced Companion Loan Holder (which, in the case of a Serviced Companion Loan that has been included in an Other Securitization Trust, shall be deemed to be the related master servicer under the related Other Pooling and Servicing Agreement, unless the notifying party has received written notice otherwise), any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator (or any Custodian appointed by it) of the recorded agreement relating to such modification, waiver or amendment within 15 Business Days following the execution and recordation thereof. For the avoidance of doubt, the requirement with respect to the delivery of assumption or substitution agreements shall be governed by Section 3.09.

(c)                Subject to Section 3.30 of this Agreement, any modification of any Loan Documents that requires obtaining a Rating Agency Confirmation pursuant to such Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining a Rating Agency Confirmation in such Loan Documents, shall not be made without obtaining a Rating Agency Confirmation. The Rating Agency Confirmation shall be obtained at the related Mortgagor’s expense in accordance with the related Loan Agreement or, if not so provided in such Loan Agreement or if such Mortgagor does not pay, at the expense of the Trust Fund.

(d)               Promptly after any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer shall request from the Certificate Administrator the name of the current Controlling Class Representative (or, in the case of a Trust Subordinate Companion Whole Loan, so long as no Control Appraisal Period exists with respect to such Whole Loan, the current Loan-Specific Controlling Class Representative, as applicable) and, if applicable, shall request from the Master Servicer the name of the current related Serviced Companion Loan Holder(s). Upon receipt of the name of any such current Controlling Class Representative (or, if applicable, such current Loan-Specific Controlling Class Representative) from the Certificate Administrator, the Special Servicer shall notify such Controlling Class Representative (or, if applicable, such current Loan-Specific Controlling Class Representative) that such Trust Loan became a Specially Serviced Loan. Upon receipt of the name of such current related Serviced Companion Loan Holder(s) from the Master Servicer, the Special Servicer shall notify the related Serviced Companion Loan Holder(s) that the related Serviced Whole Loan became a Specially Serviced Loan. The Certificate Administrator shall be responsible for providing the name of the current Controlling Class Representative or a current Loan-Specific Controlling Class Representative only to the extent the Controlling Class Representative or such

Loan-Specific Controlling Class Representative, as applicable, has identified itself as such to the Certificate Administrator; provided that if the Controlling Class Representative is determined pursuant to the proviso in the definition of “Controlling Class Representative”, then (A) the Certificate Administrator shall determine which Class is the Controlling Class and (B) the Special Servicer shall request from the Certificate Administrator, and the Certificate Administrator shall request from the Depository at the expense of the Trust, the list of Beneficial Holders of the Controlling Class, and the Certificate Administrator shall provide such list to the Special Servicer and the Master Servicer at the expense of the Trust Fund.

(e)                Neither the Master Servicer nor the Special Servicer shall enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to any Serviced Loan or Serviced Whole Loan in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth in Sections 1.02(d), 1.02(e), 1.02(g) and/or 1.02(h) hereof or in the related Co-Lender Agreement.

(f)                The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent to a modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Whole Loan and, further, pursuant to the terms of this Agreement and applicable law, require that such Mortgagor pay to it a reasonable or customary fee for the additional services performed in connection with such request and any related costs and expenses incurred by it; provided that the charging of such fee would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

(g)               Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to enter into, or consent to, any modification, waiver, amendment or forbearance that will:

(i)                               extend (or have the effect of extending) the Maturity Date of a Serviced Loan (other than a Trust Subordinate Companion Loan) beyond a date that is 5 years prior to the Rated Final Distribution Date of the rated Trust Certificates, or extend the maturity date of a Trust Subordinate Companion Loan beyond a date that is 7 years prior to the applicable Rated Final Distribution Date of the rated related Loan-Specific Certificates; or

(ii)                            if the Serviced Loan is secured by a ground lease, extend the Maturity Date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years prior to the end of the current term of such ground lease, plus any options to extend exercisable unilaterally by the related Mortgagor.

(h)               In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the Mortgagor to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Trust Loan, then, unless then permitted by the REMIC Provisions, such calculation shall exclude the value of personal property and going concern value, if any. In connection with approving any such release or taking, the Master Servicer or Special Servicer, as applicable, shall calculate the loan-to-value ratio in a manner consistent with the prior sentence, and if such calculation is greater than 125%, the Master Servicer or Special Servicer, as applicable, will require a payment of principal in an amount equal to or greater than a “qualified amount” as determined under Revenue Procedure 2010-30 or successor provisions unless the related Mortgagor provides an Opinion of Counsel that if such amount is not paid the related Mortgage Loan will not fail to be a Qualified Mortgage.

(i)                 If and to the extent that the Trust, as holder of an Outside Serviced Mortgage Loan, is entitled to exercise any consent and/or consultation rights with respect to modifications, waivers and amendments or certain other major decisions under the applicable Outside Servicing Agreement, (a) any such consent rights shall be exercised by the Controlling Class Representative (unless a Control Termination Event exists or the Controlling Class Representative is not permitted to consent under the related Co-Lender Agreement) or by the Special Servicer (if a Control Termination Event exists or if the Controlling Class Representative is not permitted to consent under the related Co-Lender Agreement), in each case in accordance with Section 3.01(i), and (b) any such consultation rights shall be exercised by the Controlling Class Representative (unless a Consultation Termination Event exists or the Controlling Class Representative is not permitted to consult under the related Co-Lender Agreement) or by the Special Servicer (if a Consultation Termination Event exists or if the Controlling Class Representative is not permitted to consult under the related Co-Lender Agreement), in each case in accordance with Section 3.01(i); provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights shall be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Master Servicer shall only be obligated to forward any requests received from the related Outside Servicer or the related Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who shall forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if the Controlling Class Representative is not permitted to consent or consult, as applicable, under the related Co-Lender Agreement and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Master Servicer shall have no right or obligation to exercise any such consent or consultation rights.

(j)                 Upon the Special Servicer’s entry into a forbearance agreement (or any agreement similar thereto) with respect to any Mortgage Loan, the Special Servicer shall promptly provide the Master Servicer with the notification required pursuant to Section 4.02(b).

Section 3.25           Additional Obligations With Respect to Certain Mortgage Loans.

(a)                With respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) with a Stated Principal Balance in excess of $35,000,000, in connection with any replacement of the Manager for the related Mortgaged Property, the Master Servicer or Special Servicer, as applicable, to the extent permitted by the related Loan Documents, shall require a Rating Agency Confirmation and shall condition its consent to such replacement on the Mortgagor paying for such Rating Agency Confirmation.

(b)               With respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), if any mezzanine loan is directly or indirectly secured by any equity interest of the related Mortgagor, the Master Servicer (if (i) the related Mortgage Loan is a Performing Serviced Loan and (ii) the performance of the particular obligation would not constitute a Special Servicer Decision or a Major Decision) or the Special Servicer (if (i) the related Mortgage Loan is a Specially Serviced Loan or (ii) the performance of the particular obligation would constitute a Special Servicer Decision or a Major Decision) shall perform the obligations of the Trust, as holder of the related Mortgage Loan, or its servicer or agent under the related mezzanine loan intercreditor agreement.

Section 3.26           Certain Matters Relating to the Outside Serviced Mortgage Loans.

(a)                With respect to each Outside Serviced Mortgage Loan, in the event that any of the related Outside Trustee, the related Outside Servicer or the related Outside Special Servicer shall be replaced in accordance with the terms of the applicable Outside Servicing Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the related Outside Trustee, the related Outside Servicer or the related Outside Special Servicer, as the case may be, in each case with reasonable promptness following request therefor by a party to the applicable Outside Servicing Agreement. In addition to the foregoing, with respect to each Servicing Shift Whole Loan, after the related Servicing Shift Date the related Mortgage Loan shall be an Outside Serviced Mortgage Loan, and the rights, duties and obligations of the Trust and the parties to this Agreement shall be as set forth herein with respect to Outside Serviced Mortgage Loans.

(b)               With respect to each Servicing Shift Whole Loan, prior to the related Servicing Shift Date, the Custodian shall hold the Mortgage File with respect to such Servicing Shift Whole Loan. Following the related Servicing Shift Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, (i) the Certificate Administrator shall transfer (or cause any Custodian appointed by it to transfer) the Mortgage File (other than the Note(s) evidencing the related Servicing Shift Mortgage Loan and corresponding allonges, the originals of which shall be retained by the Custodian) for such Servicing Shift Whole Loan to the related Outside Trustee (provided that the Custodian shall retain a photocopy of the Mortgage File) in accordance with the provisions and conditions set forth in clause (B) of the second paragraph of Section 2.01(c) and (ii) the Master Servicer shall, upon written request, if the Master Servicer is not the related Outside Servicer, transfer the Servicing File, any original letter of credit and any escrows or reserve funds held for such Servicing Shift Whole Loan to the related Outside Servicer.

Section 3.27           Additional Matters Regarding Advance Reimbursement.

(a)                Upon the determination that a previously made Advance (other than a P&I Advance on a Trust Subordinate Companion Loan) is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a)(ii) of this Agreement immediately, may elect to defer reimbursement for some or all such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date, for successive one-month periods for a total not to exceed 12 months; provided that any deferral in excess of 6 months shall be subject to the consent of the applicable Directing Holder; and provided further that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. If the Master Servicer, the Special Servicer or the Back-Up Advancing Agent makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be reimbursable pursuant to Section 3.06(a)(ii) of this Agreement). In connection with a potential election by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent to defer reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent shall further be authorized to wait for principal collections to be received before making its determination of whether to defer reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Collection Period; provided, however, if, at any time the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, determines that the reimbursement of a Nonrecoverable Advance during any Collection Period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for the related Distribution Date, then the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, shall, through a posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, give the Rating Agencies at least 15 days’ notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer, as applicable, has not timely received from the Back-Up Advancing Agent information requested by the Master Servicer or the Special Servicer, as applicable, to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as

applicable, shall, through a posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. Subject to Section 12.13 of this Agreement, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to Rating Agencies contemplated by the immediately preceding sentence. Any election by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent to defer reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the other such parties any obligation to make such an election (or any entitlement in favor of any Trust Certificateholder, any Uncertificated Interest Owner or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent to otherwise be reimbursed for such Nonrecoverable Advance immediately (together with interest thereon). Any such election by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent shall not be construed to impose any duty on any other such party to make such an election (or any entitlement in favor of any Trust Certificateholder, any Uncertificated Interest Owner or any other Person to such an election). Any such election by any such party to defer reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Special Servicer, the Back-Up Advancing Agent or the other parties to this Agreement will have any liability to one another or to any of the Trust Certificateholders or any Uncertificated Interest Owner for any such election that such party makes to defer or not to defer reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standard or any duty under this Agreement. The Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s, as applicable, election, if any, to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Trust Certificateholders and the Uncertificated Interest Owners and shall not be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, or a right of the Trust Certificateholders or the Uncertificated Interest Owners. Nothing herein shall give the Master Servicer, the Special Servicer or the Back-Up Advancing Agent the right to defer reimbursement of a Nonrecoverable Advance if there are principal collections then available in the Collection Account pursuant to Section 3.06 of this Agreement or to defer reimbursement of a Nonrecoverable Advance for an aggregate period exceeding 12 months.

(b)               If the Master Servicer is required to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made, then the Back-Up Advancing Agent will be required: (i) if a Responsible Officer of the Back-Up Advancing Agent has actual knowledge of the failure, to give the Master Servicer notice of its failure; and (ii) if the failure continues for three more Business Days, to make the Advance unless the Back-Up Advancing Agent determines such advance to be a Nonrecoverable Advance.

Section 3.28           Serviced Companion Loan Intercreditor Matters.

(a)                If, pursuant to Section 2.03, Section 3.17 or Section 9.01 of this Agreement, any Mortgage Loan that relates to a Serviced Whole Loan is purchased from, repurchased from or substituted out of, the Trust Fund, the subsequent holder thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the holder of the Note that represents the related Mortgage Loan under such Co-Lender Agreement. Subject to the provisions of the related Co-Lender Agreement regarding servicing and custodial responsibilities: (i) all portions of the related Mortgage File and (to the extent provided under the related Mortgage Loan Purchase Agreement) other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the Note that represents the related Mortgage Loan (as a result of such purchase, repurchase or substitution) and (except for the actual Note) on behalf of the holder of the Note(s) that represents the Serviced Companion Loan(s); (ii) thereafter, such Mortgage File shall be held by the holder of the Note that represents the related Mortgage Loan or a custodian appointed thereby for the benefit thereof, on behalf of itself and the holder of the related Serviced Companion Loan(s) as their interests appear under the related Co-Lender Agreement; and (iii) if the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under any separate servicing agreement for the Serviced Whole Loans.

(b)               Notwithstanding anything in this Agreement to the contrary, the Master Servicer or Special Servicer, as applicable, shall consult with, seek the approval of, or obtain the consent of the holder of any Serviced Companion Loan or its Companion Loan Holder Representative with respect to any matters with respect to the servicing of such Serviced Companion Loan to the extent required under related Co-Lender Agreement and shall not take such actions requiring consent of or consultation with the Serviced Companion Loan Holder or its Companion Loan Holder Representative without such consent or consultation. In addition, notwithstanding anything to the contrary, the Master Servicer or Special Servicer, as applicable, shall deliver reports and notices to the Serviced Companion Loan Holder or its Companion Loan Holder Representative (or the master servicer or special servicer for the related Other Securitization Trust on behalf of the Serviced Companion Loan Holder) as required under the Co-Lender Agreement.

(c)                With respect to each Serviced Whole Loan, the Master Servicer shall prepare, or cause to be prepared, on an ongoing basis a statement setting forth, to the extent applicable to such Serviced Whole Loan:

(i)                               (A) the amount of the distribution from the related Whole Loan Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, balloon payments, principal prepayments made at the option of the Mortgagor or other principal prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to the related Serviced Whole Loan;

(ii)                            the amount of the distribution from the related Whole Loan Custodial Account allocable to interest and the amount of Default Interest allocable to the related Serviced Whole Loan;

(iii)                         the amount of the distribution to the related Serviced Companion Loan Holder, separately identifying the non-default interest, principal and other amounts included therein, and if the distribution to a Serviced Companion Loan Holder is less than the full amount that would be distributable to such Serviced Companion Loan Holder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the related Serviced Whole Loan;

(iv)                        the principal balance of each of the related Serviced Whole Loan and related Serviced Companion Loan after giving effect to the distribution of principal on the most recent Distribution Date; and

(v)                           the amount of the servicing fees paid to the Master Servicer and the Special Servicer with respect to the most recent Distribution Date, showing separately the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

Not later than each Distribution Date, the Master Servicer shall make the foregoing statement available to the Serviced Companion Loan Holder (or the master servicer or special servicer for the related Other Securitization Trust on its behalf) by electronic means (which may include posting such information pursuant to the applicable CREFC® reports on the Master Servicer’s website) and by such other means of delivery as required under the related Co-Lender Agreement.

(d)               If any Serviced Companion Loan becomes the subject of an Other PSA Asset Review pursuant to the related Other Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall reasonably cooperate (and the Certificate Administrator shall cause any Custodian appointed by it to reasonably cooperate) with the related Other Asset Representations Reviewer in connection with such Other PSA Asset Review by providing the related Other Asset Representations Reviewer with any documents reasonably requested by the related Other Asset Representations Reviewer, but only to the extent that (i) the Other Asset Representations Reviewer has not been able to obtain such documents from the related Mortgage Loan Seller and (ii) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Custodian appointed by the Certificate Administrator, as the case may be. For the avoidance of doubt, none of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian shall have other obligations with respect to any such Other PSA Asset Review nor shall any such party be bound by the results of any such asset review.

(e)                With respect to any Other Pooling and Servicing Agreement that satisfies Regulation RR in whole or in part through the purchase by a third party purchaser of an eligible horizontal residual interest pursuant to Rule 7 of Regulation RR (a “Regulation RR Other PSA”), at any time that the Special Servicer has received written notice of such Regulation RR Other PSA and that an Other Operating Advisor Consultation Trigger Event has occurred under such

Regulation RR Other PSA because such eligible horizontal residual interest has been reduced as set forth under Rule 7(b)(6)(iv) of Regulation RR, the Special Servicer shall consult with the related Other Operating Advisor under such Other Pooling and Servicing Agreement with respect to any decisions that are Major Decisions with respect to the related Serviced Companion Loan. Such consultation shall be on a non-binding basis and shall be performed in accordance with the same process for consultations between the Special Servicer and Operating Advisor with respect to Major Decisions under this Agreement.

(f)                With respect to each Serviced AB Whole Loan with respect to which the holder of any related Serviced Subordinate Companion Loan is entitled under the related Co-Lender Agreement to avoid its applicable “control appraisal period” (or analogous concept) by posting cash or letter of credit as collateral (a “Threshold Event Collateral”), the Special Servicer shall administer any such Threshold Event Collateral in accordance with the terms of the related Co-Lender Agreement. Any Threshold Event Collateral posted by a Serviced Subordinate Companion Loan Holder shall be held in an outside reserve fund which shall not be an asset of any Trust REMIC, and the party that posted such Threshold Event Collateral shall be the owner of such outside reserve fund, all within the meaning of Treasury Regulations Section 1.860G-2(h). Upon a Final Recovery Determination with respect to any such Serviced AB Whole Loan, the Special Servicer shall transfer any related Threshold Event Collateral held in the form of cash (or, if the related Threshold Event Collateral is a letter of credit, the proceeds of such Threshold Event Collateral) to the related Whole Loan Custodial Account, which such transferred amount shall be treated as Liquidation Proceeds and applied in accordance with the terms of the related Co-Lender Agreement and Section 3.06A of this Agreement.

(g)               The Master Servicer shall maintain a register (the “Serviced Companion Loan Holder Register”) with respect to each Serviced Companion Loan on which the Master Servicer shall record the names and addresses of, and wire transfer instructions for, the Serviced Companion Loan Holders from time to time, to the extent such information is provided in writing to the Master Servicer by a Serviced Companion Loan Holder. The name and address of each initial Serviced Companion Loan Holder as of the Closing Date is set forth on Exhibit NN hereto. The Master Servicer shall be entitled to conclusively rely upon the information delivered by any Serviced Companion Loan Holder until it receives notice of transfer or of any change in information.

In the event that a Serviced Companion Loan Holder transfers the related Serviced Companion Loan without notice to the Master Servicer, the Master Servicer shall have no liability whatsoever for any misdirected payment on such Serviced Companion Loan and shall have no obligation to recover and redirect such payment.

The Master Servicer shall promptly provide the names and addresses of any Serviced Companion Loan Holder to any party hereto, any related Companion Loan Note Holder or any successor thereto upon written request, and any such Person may, without further investigation, conclusively rely upon such information. The Master Servicer shall have no liability to any Person for the provision of any such names and addresses.

For the avoidance of doubt, any notices or information required to be delivered pursuant to this Agreement by any party hereto to a Serviced Companion Loan Holder with respect to a Serviced Companion Loan that has been included in an Other Securitization Trust shall be provided to the Other Servicer under the related Other Pooling and Servicing Agreement.

Section 3.29           Appointment and Duties of the Operating Advisor.

(a)                BellOak, LLC is hereby appointed to serve as the initial Operating Advisor. The Operating Advisor shall at all times be an Eligible Operating Advisor. The Operating Advisor shall at all times act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under this Agreement.

(b)               The Operating Advisor, as an independent contractor, shall review (in connection with the Operating Advisor’s performance of its duties as contemplated under Sections 3.09(a), 3.15, 3.17(m), 3.21, 3.24, 3.29 and 6.09, as applicable) the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, with respect to Major Decisions regarding Performing Serviced Loans as to which the Operating Advisor has consultation rights (in light of the Servicing Standard and the requirements of this Agreement), consult with the Special Servicer regarding the Major Decisions and Asset Status Reports as contemplated by Section 3.29(g) and perform each other obligation of the Operating Advisor as set forth in this Agreement, in each such case solely on behalf of the Trust Fund and in the best interest of, and for the benefit of, the Trust Certificateholders and the Uncertificated Interest Owners (as a collective whole), and not any particular Class of Trust Certificateholders or any particular Uncertificated Interest Owner, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment, but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its Affiliates may have with any of the Mortgagors, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, any Risk Retention Consultation Party or any of their respective Affiliates (the “Operating Advisor Standard”). The Operating Advisor shall act solely as a contracting party to the extent set forth in this Agreement and shall not owe any fiduciary duty to any party to this Agreement or any other Person in connection with this Agreement. The Operating Advisor’s duties shall be limited to its specific obligations under this Agreement, and the Operating Advisor shall have no duty or liability to any particular Class of Trust Certificates or any Uncertificated Interest or any Trust Certificateholder or any Uncertificated Interest Owner. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a Performing Serviced Loan. Each Uncertificated Interest Owner and, by its acceptance of a Trust Certificate, each Trust Certificateholder acknowledges and agrees that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The Operating Advisor shall not owe any fiduciary duty to the Master Servicer, the Special Servicer or any other Person in connection with this Agreement.

(c)                The Operating Advisor shall promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s Website with respect to the Special

Servicer, assets on the CREFC® Servicer Watch List, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event exists, Major Decisions on Performing Serviced Loans, (ii) each Final Asset Status Report delivered by the Special Servicer to the Operating Advisor, (iii) if an Operating Advisor Consultation Trigger Event exists, each other Asset Status Report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor pursuant to Section 6.09(a) (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when an Operating Advisor Consultation Trigger Event does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under this Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, Performing Serviced Loans. To the extent not otherwise deliverable by the Special Servicer to the Operating Advisor hereunder or available to the Operating Advisor on the Certificate Administrator’s Website, the Special Servicer shall: (i) concurrently deliver to the Operating Advisor any and all reports provided by the Special Servicer to any of the other parties to this Agreement or to any Uncertificated Interest Owner or any Trust Certificateholder or Certificate Owner, in each case, to the extent that such reports relate to any Specially Serviced Loan or any Major Decision with respect to which the Operating Advisor has consultation rights pursuant to Section 3.29(h) of this Agreement (provided, that, for so long as an Operating Advisor Consultation Trigger Event does not exist, such reports shall exclude any Major Decision Reporting Package that does not relate to a Specially Serviced Loan and any Asset Status Report that is not a Final Asset Status Report); and (ii) grant the Operating Advisor adequate and timely access to information and reports prepared by or otherwise in the possession of the Special Servicer necessary for the Operating Advisor to fulfill its duties under this Agreement.

(d)               The Operating Advisor shall review the Special Servicer’s actions and decisions, in light of the Servicing Standard and the requirements of this Agreement, with respect to (i) the applicable Specially Serviced Loan(s) at any time and, (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights pursuant to Section 3.29(g) of this Agreement, the applicable Performing Serviced Loans.

(e)                At any time, based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s Website): any annual compliance statement and any assessment of compliance delivered to the Operating Advisor pursuant to Section 10.08 and Section 10.09 of this Agreement, as applicable; any attestation report delivered to the Operating Advisor pursuant to Section 10.10 of this Agreement; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event, any other Asset Status Report; any other reports made available to Privileged Persons on the Certificate Administrator’s Website during the prior calendar year that the Operating Advisor is required to review pursuant to Section 3.29(c); and any other information

(other than any communications between the applicable Directing Holder, any Risk Retention Consultation Party or any Serviced Companion Loan Holder (or its Companion Loan Holder Representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under this Agreement, the Operating Advisor shall (if, during the prior calendar year, (i) any Mortgage Loan was a Specially Serviced Mortgage Loan or (ii) there existed an Operating Advisor Consultation Trigger Event), and the Operating Advisor may (if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith), prepare and deliver to the Depositor, the Rule 17g-5 Information Provider (who shall promptly post such Operating Advisor Annual Report on the Rule 17g-5 Information Provider’s Website), the Special Servicer, the Trustee and the Certificate Administrator (who shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website), within 120 days of the end of the prior calendar year an annual report (the “Operating Advisor Annual Report”). The Operating Advisor Annual Report shall be substantially in the form of Exhibit R of this Agreement (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement; provided, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement). The Operating Advisor Annual Report shall set forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement during the prior calendar year. Subject to the restrictions in this Agreement, including, without limitation, Section 3.29(b) of this Agreement, each such Operating Advisor Annual Report shall (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under this Agreement, and (B) identify any material deviations with respect to such matters from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under this Agreement, and (C) comply: (x) with all of the confidentiality requirements applicable to the Operating Advisor with respect to Privileged Information provided for in this Agreement (subject to any permitted exceptions set forth in this Agreement); and (y) with the requirements with respect to reports of the operating advisor set forth in Rule 7(b) of Regulation RR. In the event a lack of access to Privileged Information limits the Operating Advisor from performing its duties under this Agreement, the Operating Advisor shall not be subject to any liability arising from its lack of access to Privileged Information. Such Operating Advisor Annual Report shall be delivered to the Trustee, the Certificate Administrator, the Rule 17g-5 Information Provider, the Special Servicer and the Depositor, and the Certificate Administrator and the Rule 17g-5 Information Provider shall promptly, upon receipt, post such Operating Advisor Annual Report on the Certificate Administrator’s Website and the Rule 17g-5 Information Provider’s Website, respectively; provided, however, that the Operating Advisor shall deliver to the Special Servicer, the applicable Directing Holder and the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party), any annual report produced by the Operating Advisor at least ten (10) calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator. The Operating Advisor may, but shall not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative. In the event the Special Servicer is replaced during the prior calendar year, the Operating Advisor shall only be required to prepare an Operating Advisor Annual Report relating to each entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operator Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under this Agreement that the Operating Advisor determines, in accordance the Operating Advisor Standard, to be immaterial. In connection with the Operating Advisor Annual Report and the reviews provided for above in this Section 3.29, the Operating Advisor shall perform its review on the basis of the Special Servicer’s performance of its duties with respect to Specially Serviced Loans and, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event with respect to Major Decisions on any applicable Performing Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, any assessment of compliance and any attestation report delivered to the Operating Advisor pursuant to Section 10.08, Section 10.09 and Section 10.10 of this Agreement, as applicable, or made available to the Operating Advisor on the Certificate Administrator’s Website, any Asset Status Report, any Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder, any Risk Retention Consultation Party or any Serviced Companion Loan Holder (or its Companion Loan Holder Representative), as applicable, and the Special Servicer that would be Privileged Information) that the Operating Advisor is required to review on the Certificate Administrator’s Website or that is prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to this Agreement.

(f)                After the calculation but prior to the utilization by the Special Servicer of any of the calculations with respect to an applicable Specially Serviced Loan related to (i) Appraisal Reduction Amounts, (ii) Collateral Deficiency Amounts or (iii) net present value used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan, the Special Servicer shall forward such calculations, together with any supporting material or additional information in the Special Servicer’s possession or reasonably obtainable by the Special Servicer necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than five (5) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

In connection with this Section 3.29(f), in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the non-discretionary portions of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the applicable formulas in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations to the Operating Advisor. In the event the Operating Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall determine which calculation is to apply. In making such determination, the Certificate Administrator may hire an independent third-party to assist with any such calculation at the expense of the Trust Fund.

(g)               After the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor shall consult (on a non-binding basis) with the Special Servicer in connection with (i) any Major Decision with respect to a Serviced Loan in accordance with Section 3.24, Section 6.09(a) and this Section 3.29, (ii) each Asset Status Report in accordance with Section 3.21, and (iii) the matters set forth in, and in accordance with, Section 3.09 and Section 3.17(m), and in each case, the Special Servicer or the Trustee, as applicable, shall consider any alternative courses of action and any other feedback provided by the Operating Advisor. In connection with the Operating Advisor’s obligation to consult (on a non-binding basis) with the Special Servicer with respect to Asset Status Report in accordance with Section 3.21, the Operating Advisor shall propose, by written notice, alternative courses of action within 10 Business Days of receipt of each Asset Status Report to the extent the Operating Advisor determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that were previously included in the Control Eligible Classes) and the Uncertificated VRR Interest Owner, as a collective whole as if such Certificateholders and the Uncertificated VRR Interest Owner constituted a single lender.

(h)               Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Report and made by Privileged Persons from time to time in accordance with the terms of Section 4.02(a) of this Agreement.

(i)                 Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder, any Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its Companion Loan Holder Representative) in connection with the exercise of the rights of the applicable Directing Holder, such Risk Retention Consultation Party or such related Serviced Companion Loan Holder under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report), subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information.

(j)                 The Operating Advisor shall keep all Privileged Information confidential and shall not disclose such Privileged Information to any Person (including Trust Certificateholders and the Uncertificated Interest Owners, other than the Controlling Class Representative or a Loan-Specific Controlling Class Representative), other than (1) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the

Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under this Agreement, will be permitted to share Privileged Information with its Affiliates and any subcontractors of the Operating Advisor provided such Affiliates and subcontractors of the Operating Advisor agree in writing prior to their receipt of such Privileged Information to be bound by the same confidentiality provisions applicable to the Operating Advisor described in this Agreement and a copy of such agreement is provided to the parties hereto. Each party to this Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer and, as applicable, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved), the Risk Retention Consultation Parties and/or, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

(k)               On each Master Servicer Remittance Date, the Operating Advisor shall be paid the applicable Operating Advisor Fee accrued on the Mortgage Loans from amounts on deposit in the Collection Account, pursuant to Section 3.06 of this Agreement, and the applicable Operating Advisor Fee accrued on a Mortgage Loan that is part of a Whole Loan from collections on such Mortgage Loan or any related Trust Subordinate Companion Loan, on deposit in the related Whole Loan Custodial Account, pursuant to Section 3.06(A) of this Agreement. In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor (but subject to the provisions of the immediately succeeding sentence) with respect to each Major Decision for which the Operating Advisor has consultation rights. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.06 of this Agreement, but with respect to the Operating Advisor Consulting Fee only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor as a separately identifiable fee; provided, however, that to the extent (i) such Operating Advisor Consulting Fee is incurred after the outstanding Certificate Balance of each Class of the Control Eligible Certificates has been reduced to zero as a result of the allocation of Realized Losses to each such Class of Control Eligible Certificates, (ii) such Operating Advisor Consulting Fee is earned with respect to a Specially Serviced Loan and constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), and (iii) the Master Servicer and/or Special Servicer are unable to collect such Operating Advisor Consulting Fee from the related borrower in accordance with the immediately succeeding sentence), such Operating Advisor Consulting Fee (other than to the extent it has been waived or reduced by the Master Servicer or Special Servicer in accordance with the second succeeding sentence) shall be payable to the Operating Advisor as an expense of the Trust. If the Operating Advisor has consultation rights with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related Mortgagor in connection with such Major Decision, but only to the extent not prohibited by the related Loan Documents, and shall deposit any Operating Advisor Consulting Fee so collected from the related Mortgagor into the Collection Account. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master

Servicer or the Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult (on a non-binding basis) with the Operating Advisor prior to any such waiver or reduction.

(l)                 In no event shall the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Section 3.30           Rating Agency Confirmation.

(a)                Notwithstanding the terms of any related Loan Documents or other provisions of this Agreement, if any action under any Loan Documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 Business Days of the Rating Agency Confirmation request being posted to the Rule 17g-5 Information Provider’s Website, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination, then (i) such Requesting Party shall promptly request the related Rating Agency Confirmation again, and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five (5) Business Days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then: (x) with respect to any condition in any Loan Document or related intercreditor agreement or Co-Lender Agreement requiring a Rating Agency Confirmation or any other matter under this Agreement relating to the servicing of the Serviced Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related Mortgagor, then the Master Servicer (with respect to Performing Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to Performing Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) shall determine (with the consent of the applicable Directing Holder (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven (7) Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under this Agreement and in accordance with the Servicing Standard, except as provided in Section 3.30(b), whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related Mortgagor, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement to obtain a Rating Agency Confirmation shall not apply; (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition shall be considered satisfied if: (1) the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; (2) if Moody’s is the non-responding Rating Agency, (A) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (B) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination; and (3) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; and (z) with respect to a replacement or successor of the Operating Advisor, such condition shall be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material reasonably necessary for the Rating Agency to process such request, subject to Section 12.13. Such written Rating Agency Confirmation request shall be provided in electronic format in accordance with Section 12.13(b) and the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with Section 12.13(b).

Promptly following the Requesting Party’s (or, if the Requesting Party is the related Mortgagor, then the Master Servicer’s or the Special Servicer’s, as applicable) determination to take any action discussed in this Section 3.30(a) without receiving any required Rating Agency Confirmation, such Requesting Party (or the Master Servicer or the Special Servicer, as applicable) shall provide electronic written notice in accordance with Section 12.13(b) of the action taken for the particular item at such time and the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with Section 12.13(b).

(b)               For the purposes of clause (ii) of Section 3.30(a), and notwithstanding anything to the contrary in Section 3.30(a), with respect to the provisions of any Loan Document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, any applicable Rating Agency Confirmation requirement in the Loan Documents shall not apply, even without the determination pursuant to Section 3.30(a)(ii)(x) by the Requesting Party (or, if the Requesting Party is the related Mortgagor, by the Master Servicer (with respect to Performing Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to Performing Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to Performing Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to Performing Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, shall in any event review the other conditions required under the related Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied.

(c)                For all other matters or actions (i) not specifically discussed in clause (ii) (x), (ii) (y) or (ii) (z) of Section 3.30(a) above and (ii) that are not the subject of a Rating Agency Declination, the proposed action shall not be permitted to proceed unless the applicable Requesting Party shall deliver Rating Agency Confirmation from each Rating Agency.

(d)               With respect to any Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of any or all of the related Serviced Loans or any related REO Property (including, but not limited to, the replacement of the Master Servicer, the Special Servicer or a sub-servicer) (the “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action will also require delivery of a Companion Loan Rating Agency Confirmation as a condition precedent to such action from each Companion Loan Rating Agency. Each Companion Loan Rating Agency Confirmation shall be sought by the Master Servicer or Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with the Relevant Action. The requirement to obtain a Companion Loan Rating Agency Confirmation with respect to any Serviced Companion Loan Securities will be subject to, will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed satisfied or not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided, that the Master Servicer or Special Servicer, as applicable, depending on which is seeking the subject Companion Loan Rating Agency Confirmation, shall forward to one or more of its counterparts (i.e., the master servicer or special servicer, as applicable), the Rule 17g-5 Information Provider’s counterpart for the related Other Securitization Trust, or such other party or parties (as are agreed to by the Master Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization Trust), at the expense of the related Other Securitization Trust to the extent not borne by the related Mortgagor, and in such format as the sender and recipient may reasonably agree, (i) the request for such Companion Loan Rating Agency Confirmation at least two (2) Business Days before it is sent to the applicable Companion Loan Rating Agency, (ii) all materials forwarded to the Rule 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the Rule 17g-5 Information Provider, and (iii) any other materials that the applicable Companion Loan Rating Agency may reasonably request in connection with such Companion Loan Rating Agency Confirmation promptly following such request.

(e)                Each of the Master Servicer and the Certificate Administrator shall, promptly following receipt of written request from the Special Servicer, provide to the Special Servicer the contact information for the master servicer, the special servicer, the trustee, the certificate administrator and the Rule 17g-5 Information Provider’s counterpart for an Other Securitization Trust, in each case to the extent known to it.

Section 3.31           General Acknowledgement Regarding Companion Loan Holders. Each Trust Certificateholder and the Uncertificated Interest Owner acknowledges and agrees, by its acceptance of its Trust Certificates or Uncertificated Interest, as applicable, that: (i) each Companion Loan Holder may have special relationships and interests that conflict with those of an Uncertificated Interest Owner and/or Holders of one or more Classes of Trust Certificates; (ii) each Companion Loan Holder may act solely in its own interests; (iii) no Companion Loan Holder has any duty to any Uncertificated Interest Owner or the Holders of any Class of Trust Certificates; and (iv) no Companion Loan Holder shall have any liability whatsoever for having so acted in its own interests, and neither any Uncertificated Interest Owner nor any Trust Certificateholder may take any action whatsoever against any Companion Loan Holder or any director, officer, employee, agent or principal thereof for such Companion Loan Holder’s having so acted in its own interests.

Section 3.32           Delivery of Excluded Information to the Certificate Administrator. Any Excluded Information that the Master Servicer, the Special Servicer or the Operating Advisor identifies and delivers to the Certificate Administrator for posting to the Certificate Administrator’s Website shall be delivered to the Certificate Administrator via e-mail (or such other electronic means as is mutually acceptable to the parties) in one or more separate files labeled “Excluded Information” followed by the applicable loan name and loan file to CCTCMBSBondAdmin@computershare.com. For the avoidance of doubt, any information that is not appropriately labeled and delivered in accordance with this Section 3.32 shall not be separately posted as Excluded Information on the Certificate Administrator’s Website, and any information appropriately labeled and delivered to the Certificate Administrator pursuant to this Section 3.32 shall be posted on the Certificate Administrator’s Website under the “Excluded Information” section, as provided under Section 4.02 (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case any information appropriately labeled and delivered to the Certificate Administrator pursuant to this Section 3.32 shall be posted on the Certificate Administrator’s Website in such a manner that an Excluded Controlling Class Holder will only be prohibited from accessing Excluded Information with respect to those Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party; provided that the foregoing shall not be construed as an affirmative obligation for the Certificate Administrator to perform such segregation). When so posted, the Excluded Controlling Class Holders shall be prohibited from accessing Excluded Information with respect to any Excluded Controlling Class Mortgage Loans on the Certificate Administrator’s Website. None of the Master Servicer, the Special Servicer or the Operating Advisor shall have any obligations to separately label and deliver any Excluded Information in accordance with this Section 3.32 until such party has received written notice with respect to the related Excluded Controlling Class Mortgage Loan in the form of Exhibit M-1C to this Agreement. Nothing set forth in this Agreement shall prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available on the Certificate Administrator’s Website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan shall be entitled to obtain (upon reasonable request) such information in accordance with Section 4.02(e) of this Agreement.

Section 3.33           Litigation Control

(a)                With respect to any Serviced Mortgage Loan (other than any Excluded Special Servicer Mortgage Loan), any Serviced Companion Loan or any related REO Loan or related REO Property, the Special Servicer shall, in accordance with the Servicing Standard, direct, manage, prosecute and/or defend any action brought by a Mortgagor, guarantor, other obligor on the related Mortgage Note or any Affiliates thereof (each a “Borrower-Related Party”) against the Trust (including, without limitation, any action in which both the Trust and the Master Servicer are named) and/or the Special Servicer or any predecessor master servicer or special servicer, and represent the interests of the Trust in any litigation relating to the rights and obligations (or the enforcement of obligations) of the Trust, or of the Mortgagor or other Borrower-Related Party under the related Loan Documents, or with respect to the related Mortgaged Property or other collateral securing such Mortgage Loan (or related Whole Loan), or otherwise with respect to the enforcement of the obligations of a Borrower-Related Party under the related Loan Documents (“Trust-Related Litigation”). In the event that the Master Servicer is named in any Trust-Related Litigation but the Special Servicer is not named in such Trust-Related Litigation (regardless of whether the Trust is named in such Trust-Related Litigation), the Master Servicer shall notify the Special Servicer of such litigation as soon as reasonably practicable but in any event no later than within ten (10) Business Days of the Master Servicer receiving service of such Trust-Related Litigation.

(b)               With respect to any Non-Specially Serviced Loan and to the extent the Master Servicer is named in the Trust-Related Litigation, and neither the Trust nor the Special Servicer is named, in order to effectuate the role of the Special Servicer as contemplated by Section 3.33(a) above, the Master Servicer shall (i) provide quarterly (unless requested in writing from time to time on a more frequent basis) status reports to the Special Servicer regarding such Trust-Related Litigation; provided, however, nothing in this requirement to deliver a status report shall require or obligate the Master Servicer to provide privileged or confidential information; (ii) use reasonable efforts to have the Trust replace the Master Servicer as the appropriate party to the lawsuit; and (iii) so long as the Master Servicer remains a party to such lawsuit, consult with, and take direction from, the Special Servicer with respect to material decisions and material monetary settlements related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel. If and/or when the Trust and/or the Special Servicer are named, the Special Servicer shall assume control of the Trust-Related Litigation as provided in Section 3.33(a) above, the Master Servicer shall no longer have the reporting obligations set forth above and the Special Servicer’s selection of counsel shall be subject to the consent of the Master Servicer which consent shall not be unreasonably withheld. Further, if there are claims against the Master Servicer, the Trust, and the Special Servicer, each party at the request of any other such party shall enter into a joint defense agreement in accordance with Section 3.33(h) below.

(c)                The Special Servicer shall not (i) undertake (or direct the Master Servicer to undertake) any material settlement of any Trust-Related Litigation or (ii) initiate any material Trust-Related Litigation unless and until (A) it has notified in writing the Directing Holder (prior to a Control Termination Event and other than with respect to an Excluded Mortgage Loan) (to the extent the identity of the Directing Holder is actually known to the Special Servicer; provided that the Special Servicer shall make due inquiry of the Certificate Administrator as to the identity of the Directing Holder) and the related holder of any Serviced Companion Loan (if such matter affects such related Serviced Companion Loan) (to the extent the identity of the holder of such Serviced Companion Loan is actually known to the Special Servicer) and (B) the Directing Holder (prior to a Control Termination Event and other than with respect to an Excluded Loan) has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the Directing Holder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such five (5) Business Day period, then the Directing Holder shall be deemed to have approved the taking of such action); provided that, if the Special Servicer determines (consistent with the Servicing Standard) that immediate action is necessary to protect the interests of the Certificateholders, the Uncertificated Interest Owners and any related Serviced Companion Loan holders, the Special Servicer may take such action without waiting for the Directing Holder’s response.

(d)               Notwithstanding anything to the contrary in this Section 3.33, neither the Special Servicer nor the Master Servicer shall follow any advice, direction or consultation provided by the Directing Holder (or any party to this Agreement) that would require or cause the Special Servicer or the Master Servicer, as applicable, to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer or the Master Servicer, as applicable, to violate provisions of this Agreement, require or cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan or Whole Loan, expose any Certificateholder, any Uncertificated Interest Owner or any party to this Agreement or their Affiliates, officers, directors or agents to any claim, suit or liability, cause any Trust REMIC created hereunder to fail to qualify as a REMIC, or any Grantor Trust created hereunder to fail to qualify as a grantor trust for federal income tax purposes or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or materially expand the scope of the Special Servicer’s, the Master Servicer’s, the Certificate Administrator’s or the Trustee’s, as applicable, responsibilities under this Agreement.

(e)                Notwithstanding the right of the Special Servicer provided under this Section to represent the interests of the Trust in Trust Related Litigation, the Master Servicer shall retain the right at all times to make determinations relating to material and direct claims against the Master Servicer where a settlement by the Special Servicer has not otherwise been resolved pursuant to the terms of subsection (g) below, including but not limited to the right to engage separate counsel, to make settlement decisions and to appear in any proceeding on its own behalf. The cost related to or incurred in connection with exercising such rights shall be subject to indemnification as and to the extent provided in this Agreement.

(f)                Further, nothing in this Section shall require the Master Servicer or the Special Servicer to take or fail to take any action which in the Master Servicer’s or Special Servicer’s reasonable judgment, may (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or otherwise result in a violation of the REMIC Provisions or Grantor Trust Provisions, (ii) cause the Master Servicer or the Special Servicer to violate the Servicing Standard or the express provisions of any other Section of this Agreement, (iii) result in a violation of applicable law or the Mortgage Loan documents or (iv) subject the Master Servicer or the Special Servicer to liability or materially expand the scope of the Master Servicer’s or Special Servicer’s obligations under this Agreement.

(g)               If Master Servicer or Special Servicer is a named party, then neither the Special Servicer nor the Master Servicer shall settle on behalf of the Master Servicer or Special Servicer, as applicable, any Trust-Related Litigation without such party’s consent unless: (i) such settlement does not contain or require any admission of liability, wrongdoing or consent to injunctive relief on the part of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer are each fully released, (ii) the cost of such settlement or any resulting judgment is and shall be paid by the Trust pursuant to the terms of this Agreement, and payment of such cost or judgment is provided for in this Agreement, (iii) each of the Master Servicer and the Special Servicer is and shall be indemnified as and to the extent provided in this Agreement for all costs and expenses incurred in defending and settling the Trust-Related Litigation and for any judgment, (iv) any such action taken by the Master Servicer at the direction of the Special Servicer shall be deemed (as to the Master Servicer) to be in compliance with the Servicing Standard and (v) the Master Servicer or the Special Servicer, as applicable, provides the Master Servicer or the Special Servicer, as applicable, with assurance reasonably satisfactory to the Master Servicer or the Special Servicer, as applicable, as to the items in clauses (i), (ii), (iii) and (iv).

(h)               In the event both the Master Servicer and the Special Servicer or Trust are named in Trust-Related Litigation, to the extent that the Master Servicer and the Special Servicer deem it appropriate, the Master Servicer and the Special Servicer shall (i) use reasonable efforts to enter into a joint defense agreement and (ii) otherwise cooperate with each other to afford the Master Servicer and the Special Servicer the rights afforded to such party in this Section.

(i)                 This Section shall not apply in the event, and to the extent, that the Special Servicer authorizes the Master Servicer, and the Master Servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the Trust in accordance with the Servicing Standard.

(j)                 Notwithstanding the foregoing, and subject to the requirements of the second sentence in the second paragraph of Section 3.01(a) of this Agreement and subject to the power of attorney, (x) in the event that any action, suit, litigation or proceeding names the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, in its respective individual capacity, or in the event that any judgment is rendered against the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, in its individual capacity, the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain separate counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim); (y) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor, guarantor or other obligor under the related Loan Documents, or otherwise relating to one or more Mortgage Loans or Mortgaged Properties, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, (i) initiate an action, suit, litigation or proceeding in the name of the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, whether in such capacity or individually, (ii) engage counsel to represent the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, (iii) settle any claim giving rise to liability to the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, in its individual capacity, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar actions with the intent to cause, and that actually causes, the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, to be registered to do business in any state (provided that neither the Master Servicer nor the Special Servicer shall be responsible for any delay due to the unwillingness of the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, to grant such consent); and (z) in the event that any court finds that the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, shall have the right to retain separate counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, whether as the Certificate Administrator, the Trustee, the Custodian or the Operating Advisor, as applicable, or individually (but not to otherwise direct, manage or prosecute such litigation or claim); provided that nothing in this subsection shall be interpreted to preclude the Special Servicer (with respect to any material Trust-Related Litigation, with the consent or consultation of the Directing Holder (prior to a Control Termination Event or Consultation Termination Event, respectively, and other than with respect to an Excluded Mortgage Loan), to the extent required in Section 3.33(c)) from initiating any action, suit, litigation or proceeding in its name as representative of the Trustee of the Trust. References to Mortgage Loans (including references to Mortgagors, guarantors, obligors and Mortgaged Properties) in this Section shall mean Serviced Mortgage Loans.

(k)               Notwithstanding the foregoing or anything to the contrary in this Section, this Section shall not apply to any Trust-Related Litigation and shall have no force and effect with respect thereto, in the event that either (i) at the time such Trust-Related Litigation is commenced or at any time during the continuance of such Trust-Related Litigation, 3650 REIT Loan Servicing LLC is no longer the Special Servicer with respect to the related Mortgage Loan or related Whole Loan or has received notice of its replacement as Special Servicer with respect to the related Mortgage Loan or related Whole Loan (whether or not such replacement is effective) or such related Mortgage Loan or Whole Loan is an Excluded Special Servicer Mortgage Loan in respect of 3650 REIT Loan Servicing LLC as Special Servicer, or (ii) the Depositor, any Sponsor, any Mortgage Loan Seller, any Initial Purchaser, any Underwriter, or any of their respective affiliates is an adverse party (with respect to the Trust, the Master Servicer or the Special Servicer) in such Trust-Related Litigation or holds any interest which is adverse to the Trust, the Master Servicer or the Special Servicer, unless otherwise agreed to in writing by each of the Master Servicer and/or the Special Servicer, as applicable, and the Depositor, Sponsor, Mortgage Loan Seller, Initial

Purchaser, Underwriter, or affiliate that is such a party or holds such interest. In each case under clauses k(i) and (k)(ii) above, the applicable party listed above that has knowledge of such occurrence and of the commencement of a Trust-Related Litigation shall use reasonable efforts to provide notice of such occurrence to the Master Servicer and/or the Special Servicer, as applicable, pursuant to this Agreement. For the avoidance of doubt, the rights and obligations of the Master Servicer and the Special Servicer relating to any Trust-Related Litigation shall be limited solely to the representation of the Trust and itself, separate and apart from the interests of any other party thereto. For the further avoidance of doubt, in such circumstance described in this paragraph, the rights and obligations of the Master Servicer and the Special Servicer relating to litigation shall be as otherwise set forth with respect to servicing in this Agreement.

Section 3.34        Resignation Upon Prohibited Risk Retention Affiliation. Under Regulation RR, if the Retaining Sponsor transfers the HRR Interest to a Subsequent Third Party Purchaser, such Subsequent Third Party Purchaser and any Loan-Specific Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition referred to in the preceding sentence exists, upon the occurrence of (i) a Servicing Officer of the Master Servicer or a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any such Subsequent Third Party Purchaser or any Loan-Specific Third Party Purchaser (in any such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, Certificate Administrator or the Trustee receiving written notice by any other party to this Agreement, any such Subsequent Third Party Purchaser or any Loan-Specific Third Party Purchaser, as applicable, any Sponsor or any Underwriter or Initial Purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become an Affiliate (including a Risk Retention Affiliate) of any such Subsequent Third Party Purchaser, any Loan-Specific Third Party Purchaser, any Sponsor or any other party to this Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate shall promptly notify the Sponsors and the other parties to this Agreement and resign in accordance with Section 6.04, Section 8.07 or Section 11.03, as applicable. The resigning Impermissible Risk Retention Affiliate shall bear all reasonable out-of-pocket costs and expenses of each other party to this Agreement, the Trust and each Rating Agency in connection with such resignation as and to the extent required under this Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the subject Subsequent Third Party Purchaser or any Loan-Specific Third Party Purchaser, as applicable, acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses shall be an expense of the Trust.

Article IV

DISTRIBUTIONS TO TRUST CERTIFICATEHOLDERS AND UNCERTIFICATED
INTEREST OWNERS

Section 4.01           Distributions.

(a)                (i) On each Master Servicer Remittance Date, the Master Servicer shall make the remittances and deposits specified in the first paragraph of Section 4.06(a) of this Agreement. On or prior to the Master Servicer Remittance Date in March (or February if the final Distribution Date occurs in such month) of each calendar year (commencing in 2026), pursuant to Section 3.23, the Certificate Administrator shall withdraw from the Interest Reserve Account the aggregate of any and all Initial Interest Deposit Amounts and/or Withheld Amounts, as applicable, Withheld Amounts on deposit therein and shall deposit any such amounts in the Lower-Tier REMIC Distribution Account (to the extent such Initial Interest Deposit Amounts and Withheld Amounts relate to the Mortgage Loans) or the related Trust Subordinate Companion Loan REMIC Distribution Account (to the extent such Initial Interest Deposit Amounts and Withheld Amounts relate to a Trust Subordinate Companion Loan), as applicable. On each Master Servicer Remittance Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account any Excess Liquidation Proceeds required to be so transferred pursuant to Section 4.01(e) of this Agreement. On each Distribution Date, the amounts that have been transferred to the Lower-Tier REMIC Distribution Account from the Collection Account or as P&I Advances or Compensating Interest Payments or as otherwise contemplated by the preceding sentences of this Section 4.01(a) shall be deemed distributed on the Lower-Tier Regular Interests to the Upper-Tier REMIC, in accordance with Section 4.01(a)(ii) and the last paragraph of Section 4.01(d). On each Distribution Date, the amounts with respect to a Trust Subordinate Companion Loan that have been transferred to a Trust Subordinate Companion Loan REMIC Distribution Account from the Collection Account or as P&I Advances or Compensating Interest Payments or as otherwise contemplated by the preceding sentences of this Section 4.01(a) shall be deemed distributed on the related Trust Subordinate Companion Loan Regular Interests to the Upper-Tier REMIC, in accordance with Section 4.01(a)(iii) and the last paragraph of Section 4.01(d). Thereafter, such amounts shall be considered to be held in the Upper-Tier REMIC Distribution Account until distributed to the Trust Certificateholders and the Uncertificated Interest Owners.

(ii)                            All distributions made in respect of interest on any Class of Principal Balance Certificates or in respect of interest on the Uncertificated VRR Interest on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC as interest in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto. All distributions made in respect of interest on any Class of the Class X Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(b), shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC as interest in respect of such Component’s Corresponding Lower-Tier Regular Interest. All distributions made in respect of principal of any Class of Principal Balance Certificates or in respect of principal of the Uncertificated VRR Interest on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of principal of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto. All reimbursements (with interest) of applicable Realized Losses made in respect of any Class of Principal Balance Certificates or in respect of the Uncertificated VRR Interest on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC as reimbursements (with interest) of applicable Realized Losses, in respect of its Corresponding Lower-Tier Regular Interest.

(iii)                         All distributions made in respect of interest on any Class of Loan-Specific Principal Balance Certificates or Loan-Specific Uncertificated Interest relating to a particular Trust Subordinate Companion Loan on each Distribution Date pursuant to Section 4.01(n), Section 4.01(o) or Section 9.01 shall be deemed to have first been distributed from the related Trust Subordinate Companion Loan REMIC to the Upper-Tier REMIC as interest in respect of its Corresponding Trust Subordinate Companion Loan Regular Interest set forth in the Preliminary Statement hereto. All distributions made in respect of interest on any Class of the Loan-Specific Interest-Only Certificates on each Distribution Date pursuant to Section 4.01(n) or Section 9.01, and allocable to any particular Loan-Specific Component of such Class of Loan-Specific Certificates in accordance with Section 4.01(n), shall be deemed to have first been distributed from the related Trust Subordinate Companion Loan REMIC to the Upper-Tier REMIC as interest in respect of such Loan-Specific Component’s Corresponding Trust Subordinate Companion Loan Regular Interest. All distributions made in respect of principal of any Class of Loan-Specific Certificates or Loan-Specific Uncertificated Interest relating to a particular Trust Subordinate Companion Loan on each Distribution Date pursuant to Section 4.01(n), Section 4.01(o) or Section 9.01 shall be deemed to have first been distributed from the related Trust Subordinate Companion Loan REMIC to the Upper-Tier REMIC in respect of principal of its Corresponding Trust Subordinate Companion Loan Regular Interest set forth in the Preliminary Statement hereto. All reimbursements of applicable Realized Losses made in respect of any Class of Loan-Specific Certificates or Loan-Specific Uncertificated Interest relating to a particular Trust Subordinate Companion Loan on each Distribution Date pursuant to Section 4.01(n), Section 4.01(o) or Section 9.01 shall be deemed to have first been distributed from the related Trust Subordinate Companion Loan REMIC to the Upper-Tier REMIC as reimbursements of applicable Realized Losses in respect of its Corresponding Trust Subordinate Companion Loan Regular Interest.

(iv)                        On each Distribution Date, Holders of the Class R Certificates shall receive distributions of any Aggregate Available Funds and Yield Maintenance Charges remaining in the Lower-Tier REMIC Distribution Account in respect of the Lower-Tier Residual Interest after all payments have been made to the Certificate Administrator as the holder of the Lower-Tier Regular Interests in accordance with Section 4.01(a)(ii) and the last paragraph of Section 4.01(d). On each Distribution Date, Holders of the Class R Certificates shall receive distributions of any Trust Subordinate Companion Loan Available Funds and Yield Maintenance Charges remaining in the Trust Subordinate

Companion Loan REMIC Distribution Account relating to any particular Trust Subordinate Companion Loan in respect of the related Trust Subordinate Companion Loan Residual Interest after all payments have been made to the Certificate Administrator as the holder of the related Trust Subordinate Companion Loan Regular Interests in accordance with Section 4.01(a)(iii) and the last paragraph of Section 4.01(d).

(b)               On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier REMIC Distribution Account the amounts on deposit in the Upper-Tier REMIC Distribution Account in respect of interest, principal and reimbursement of applicable Realized Losses, to the extent of Non-Vertically Retained Available Funds on deposit therein, and distribute such amounts to the Holders of each Class of Non-Vertically Retained Regular Certificates and to the Holders of the Class R Certificates in the amounts and in the order of priority set forth below:

(i)                                First, to the respective Holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

(ii)                            Second, to the respective Holders of the Class A-1, Class A-2 and Class A-3 Certificates, in reduction of the respective Certificate Balances thereof in the following priority (subject to the penultimate paragraph of this Section 4.01(b)):

(A)             to the Holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to zero;

(B)              to the Holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (A) above, until the related Certificate Balance is reduced to zero; and

(C)              to the Holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclauses (A) and (B) above, until the related Certificate Balance is reduced to zero;

(iii)                         Third, to the respective Holders of the Class A-1, Class A-2 and Class A-3 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(iv)                        Fourth, to the Holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(v)                           Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to the Holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(vi)                        Sixth, to the Holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(vii)                     Seventh, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(viii)                  Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-S Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(ix)                          Ninth, to the Holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(x)                            Tenth, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xi)                          Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xii)                       Twelfth, to the Holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xiii)                    Thirteenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xiv)                   Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xv)                      Fifteenth, to the Holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xvi)                   Sixteenth, to the Holders of the Class E-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xvii)                Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xviii)             Eighteenth, to the Holders of the Class E-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xix)                      Nineteenth, to the Holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xx)                         Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, to the Holders of the Class F-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xxi)                    Twenty-First, to the Holders of the Class F-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xxii)                  Twenty-Second, to the Holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xxiii)               Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR and Class F-RR Certificates have been reduced to zero, to the Holders of the Class G-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal

Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xxiv)              Twenty-Fourth, to the Holders of the Class G-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xxv)                 Twenty-Fifth, to the Holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xxvi)              Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates have been reduced to zero, to the Holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xxvii)           Twenty-Seventh, to the Holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

(xxviii)        Last, to the Holders of the Class R Certificates in respect of the Upper-Tier Residual Interest, in the amount of any remaining portion of the Non-Vertically Retained Available Funds for such Distribution Date on deposit in the Upper-Tier REMIC Distribution Account.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the Cross-Over Date, in place of the allocation of principal payments described in clause (ii) above, remaining Non-Vertically Retained Available Funds at such level shall be distributed up to an amount equal to the Principal Distribution Amount for such Distribution Date to the respective Holders of Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances. Any remaining Non-Vertically Retained Available Funds will then be allocated as provided in clauses (iii) through (xxviii) above. In addition, in the case of any distributions made pursuant to any of clauses (iii), (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv) and (xxvii), such distributions shall, in the case of each such clause, be applied first to reimburse previously allocated Realized Losses and then to pay compound interest accrued on previously allocated Realized Losses.

All distributions of interest made in respect of a Class of the Class X Certificates on any Distribution Date pursuant to this Section 4.01(b), shall be deemed to have been made: (x) if there is only one Component of such Class, in respect of such Component; and (y) if there are multiple Components of such Class, in respect of all such Components, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on one-twelfth of the Class X Strip Rate of each such Component multiplied by its respective Component Notional Amount, reduced by its share of any Excess Prepayment Interest Shortfall with respect to the Mortgage Pool for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

(c)                On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier REMIC Distribution Account the amounts on deposit therein, to the extent of the Combined VRR Available Funds for such Distribution Date, and shall distribute such amounts to the Uncertificated VRR Interest Owner, the Holders of the Class VRR Certificates and the Holders of the Class R Certificates for the following purposes and in the following order of priority:

(i)                                First, distributions of interest to the Holders of the Class VRR Certificates and the Uncertificated VRR Interest Owner, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively, up to an aggregate amount equal to the VRR Interest Distribution Amount for such Distribution Date;

(ii)                            Second, distributions of principal to the Holders of the Class VRR Certificates and the Uncertificated VRR Interest Owner, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively, in reduction of such Certificate Balance and Uncertificated VRR Interest Balance, up to an aggregate amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Combined VRR Interest Balance has been reduced to zero; and

(iii)                         Third, reimbursements (with interest) of prior write-offs of the Combined VRR Interest Balance to the Holders of the Class VRR Certificates and the Uncertificated VRR Interest Owner, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively, first, (A) up to an aggregate amount equal to the unreimbursed Realized Losses previously allocated to the Combined VRR Interest, and then, (B) plus interest in an aggregate amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided that, with respect to any Distribution Date, to the extent that the Combined VRR Available Funds for such Distribution Date exceeds the distributions to the Uncertificated VRR Interest Owner and the Holders of the Class VRR Certificates on such Distribution Date pursuant to the immediately preceding clauses (i) through (iii), the Certificate Administrator shall distribute such excess to the Holders of the Class R Certificates in respect of the Upper-Tier Residual Interest.

The right to payment of Holders of the Class VRR Certificates is pro rata and pari passu with the right to payment of the Uncertificated VRR Interest Owner. On each Distribution Date, any Combined VRR Available Funds, any Appraisal Reduction Amounts, Yield Maintenance Charges, Prepayment Interest Shortfalls, and Excess Interest allocated to the Combined VRR Interest shall be allocated to the Class VRR Certificates and the Uncertificated VRR Interest pro rata (based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively). In addition, any applicable Realized Losses allocated to the Combined VRR Interest shall be allocated between the Class VRR Certificates, on the one hand, and the Uncertificated VRR Interest, on the other hand, pro rata in accordance with the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively.

For avoidance of doubt, no Class VRR Certificates or Uncertificated VRR Interest shall be issued and, accordingly, no amounts shall be allocable to the Class VRR Certificates or the Uncertificated VRR Interest pursuant to this Section 4.01(c).

(d)               On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, amounts on deposit in the Upper-Tier REMIC Distribution Account that represent the Non-Vertically Retained Percentage of each Yield Maintenance Charge (such portion of any Yield Maintenance Charge, a “Non-Vertically Retained Yield Maintenance Charge”) collected on the Mortgage Loans during the related Collection Period (or, in the case of any Outside Serviced Mortgage Loan(s), that accompanied a Principal Prepayment included in the Aggregate Available Funds for such Distribution Date) shall be distributed by the Certificate Administrator to the Holders of the respective Classes of Non-Vertically Retained Regular Certificates (excluding the Class F-RR, Class G-RR and Class J-RR Certificates) as follows: (A) first such Non-Vertically Retained Yield Maintenance Charge shall be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A Certificates, (ii) the group (the “YM Group A-S/B/C") comprised of the Class A-S, Class B, Class C and Class X-B Certificates, (iii) the group (the “YM Group D”) comprised of the Class X-D and Class D Certificates, and (iv) the group (the “YM Group E-RR” and, collectively with the YM Group A, the YM Group A-S/B/C and the YM Group D, the “YM Groups”) comprised solely of the Class E-RR Certificates, pro rata based on the aggregate amount of principal distributed with respect to the Class or Classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (B) then, the portion of such Non-Vertically Retained Yield Maintenance Charge allocated to each YM Group shall be further allocated as among the Classes of Non-Vertically Retained Regular Certificates in such YM Group, in the following manner: (1) each Class of Non-Vertically Retained Principal Balance Certificates in such YM Group shall entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such Non-Vertically Retained Yield Maintenance Charge equal to the product of (x) a fraction, the numerator of which is the amount distributed as principal to the subject Class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date, and the denominator of which is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in such YM Group on such Distribution Date, (y) except in the case of any YM Group comprised solely of a Class or Classes of Principal Balance Certificates (for each of which Classes the value of this clause (y) is one (1)), the Base Interest Fraction for the related Principal Prepayment and such Class of Non-Vertically Retained Principal Balance Certificates and (z) the portion of such Non-Vertically Retained Yield Maintenance Charge allocated to such YM Group; and (2) the portion of such Non-Vertically Retained Yield Maintenance Charge allocated to such YM Group on any Distribution Date and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates contemplated by the preceding clause (1) shall be distributed to the Class of Class X Certificates (if any) in such YM Group. If there is more than one Class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which Non-Vertically Retained Yield Maintenance Charges collected on the Mortgage Loans are distributable to such Classes, then the aggregate portion of such Non-Vertically Retained Yield Maintenance Charges allocated to such YM Group shall be allocated among all such Classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those Non-Vertically Retained Yield Maintenance Charges in accordance with the preceding sentence.

Notwithstanding the foregoing provisions of this Section 4.01(d), on each Distribution Date after the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, all amounts on deposit in the Upper-Tier REMIC Distribution Account that represent Non-Vertically Retained Yield Maintenance Charges collected on the Mortgage Loans during the related Collection Period (or, in the case of any Outside Serviced Mortgage Loan(s), that accompanied a Principal Prepayment included in the Aggregate Available Funds for such Distribution Date) shall be distributed by the Certificate Administrator to the Holders of the Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “Subordinate YM Certificates”) as follows: each such Class of Subordinate YM Certificates shall entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such Non-Vertically Retained Yield Maintenance Charge equal to the product of (x) a fraction, the numerator of which is the amount distributed as principal to such Class of Subordinate YM Certificates on such Distribution Date, and the denominator of which is the total amount of principal distributed to all of the Subordinate YM Certificates on such Distribution Date, multiplied by (y) the total amount of such Non-Vertically Retained Yield Maintenance Charge to be distributed on such Distribution Date. If there is more than one Class of Subordinate YM Certificates entitled to distributions of principal on any particular Distribution Date on which the Non-Vertically Retained Yield Maintenance Charges are distributable to such Classes, then the aggregate amount of such Non-Vertically Retained Yield Maintenance Charges shall be allocated among all such Classes of Subordinate YM Certificates entitled to distributions of principal up to, and on a pro rata basis in accordance with, their respective entitlements in those Non-Vertically Retained Yield Maintenance Charges in accordance with the preceding sentence of this paragraph.

On each Distribution Date, amounts on deposit in the Upper-Tier REMIC Distribution Account that represent the Vertically Retained Percentage of each Yield Maintenance Charge collected on the Mortgage Loans during the related Collection Period (or, in the case of any Outside Serviced Mortgage Loan(s), that accompanied a Principal Prepayment included in the Aggregate Available Funds for such Distribution Date) shall be distributed by the Certificate Administrator to the Holders of the Class VRR Certificates and the Uncertificated VRR Interest Owner, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively.

On any Distribution Date, any Yield Maintenance Charges collected in respect of a Trust Subordinate Companion Loan during the related Collection Period shall be distributed by the Certificate Administrator to the related Loan-Specific Certificateholders and any related Loan-Specific Uncertificated Interest Owner. [SPECIFICS OF DISTRIBUTIONS OF YIELD

MAINTENANCE CHARGES ON LOAN-SPECIFIC CERTIFICATES AND LOAN-SPECIFIC UNCERTIFICATED INTERESTS RESERVED.]

Any portion of a Yield Maintenance Charge that is distributed to Holders of the Non-Vertically Retained Regular Certificates on any Distribution Date shall (i) in the case of a Yield Maintenance Charge with respect to a Loan REMIC Held Mortgage Loan, be deemed to have first been distributed from the related Loan REMIC to the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest, and then from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests (exclusive of the Class LVRR Lower-Tier Regular Interest and the LUVRR Lower-Tier Regular Interest) then receiving a principal distribution, pro rata, based on the respective amounts of those principal distributions, and (ii) in the case of a Yield Maintenance Charge with respect to a Mortgage Loan other than a Loan REMIC Held Mortgage Loan, be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests (exclusive of the Class LVRR Lower-Tier Regular Interest and the LUVRR Lower-Tier Regular Interest) then receiving a principal distribution, pro rata, based on the respective amounts of those principal distributions. Any portion of a Yield Maintenance Charge that is distributed to the Holders of the Class VRR Certificates or the Uncertificated VRR Interest Owner on any Distribution Date shall (i) in the case of a Yield Maintenance Charge with respect to a Loan REMIC Held Mortgage Loan, be deemed to have first been distributed from the related Loan REMIC to the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest, and then from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LVRR Lower-Tier Regular Interest and the LUVRR Lower-Tier Regular Interest pro rata based on their respective Lower-Tier Principal Balances, and (ii) in the case of a Yield Maintenance Charge with respect to a Mortgage Loan other than a Loan REMIC Held Mortgage Loan, be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LVRR Lower-Tier Regular Interest and the LUVRR Lower-Tier Regular Interest pro rata based on their respective Lower-Tier Principal Balances. Any portion of a Yield Maintenance Charge that is distributed in respect of any Class of related Loan-Specific Certificates (and, in the case of a Class of Loan-Specific Interest-Only Certificates, allocable to any particular Loan-Specific Component) or any related Loan-Specific Uncertificated Interest on any Distribution Date shall be deemed to have first been distributed from the related Trust Subordinate Companion Loan REMIC to the Upper-Tier REMIC in respect of its Corresponding Trust Subordinate Companion Loan Regular Interest set forth in the Preliminary Statement hereto.

(e)                On each Master Servicer Remittance Date, the Certificate Administrator shall determine if the Non-Vertically Retained Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated applicable Realized Losses reimbursable to, the Holders of the Non-Vertically Retained Regular Certificates on such Distribution Date pursuant to Section 4.01(b). If the Certificate Administrator determines that such Non-Vertically Retained Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account on the applicable Master Servicer Remittance Date an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the Combined VRR Interest and the Non-Vertically

Retained Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency in such Non-Vertically Retained Available Funds and (B) the VRR Allocation Percentage of the amount described in the immediately preceding subclause (A). The Certificate Administrator may also withdraw funds from the Excess Liquidation Proceeds Reserve Account in order to make distributions to the Holders of the Class R Certificates in accordance with the last sentence of Section 3.05(c) of this Agreement.

(f)                On each Distribution Date, following all distributions to be made on such date, the Certificate Balance of each Class of Non-Vertically Retained Principal Balance Certificates shall be reduced without distribution, as a write-off, to the extent of any applicable Realized Loss allocated to such Class of Certificates, on such Distribution Date. On each Distribution Date, any applicable Realized Loss with respect to the Non-Vertically Retained Principal Balance Certificates for such Distribution Date shall be allocated to the following Classes of Non-Vertically Retained Principal Balance Certificates in the following order, until the Certificate Balance of each such Class of Certificates is reduced to zero: first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and finally, pro rata to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates and (iii) Class A-3 Certificates based on their respective Certificate Balances.

On each Distribution Date, following all distributions to be made on such date, any applicable Realized Loss for such Distribution Date shall be allocated to the Combined VRR Interest in reduction of the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (pro rata based on the relative sizes thereof) without distribution, as a write-off, to the extent of such applicable Realized Loss, until the Combined VRR Interest Balance is reduced to zero.

On each Distribution Date, following the deemed distributions of principal or in reimbursement (with interest) of previously allocated applicable Realized Losses deemed made in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), the Lower-Tier Principal Balance of each Lower-Tier Regular Interest (after taking account of such deemed distributions) shall be deemed reduced as a result of applicable Realized Losses to equal the Certificate Balance of its Corresponding Certificates (or, in the case of the LUVRR Lower-Tier Regular Interest, the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest) that will be outstanding immediately following such Distribution Date.

The Notional Amount of the Class X-A Certificates and the Component Notional Amounts of the Class X-A Components will be reduced to reflect reductions of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates and of the Lower-Tier Principal Balances of the Class LA-1, Class LA-2 and Class LA-3 Lower-Tier Regular Interests, in any event resulting from allocations of applicable Realized Losses. The Notional Amount of the Class X-B Certificates and the Component Notional Amounts of the Class X-B Components will be reduced to reflect reductions of the Certificate Balances of the Class A-S, Class B and Class C Certificates and of the Lower-Tier Principal Balances of the Class LA-S, Class LB and Class LC Lower-Tier Regular Interests, in any event resulting from allocations of applicable Realized

Losses. The Notional Amount of the Class X-D Certificates and the Component Notional Amount of the Class X-D Component will be reduced to reflect reductions of the Certificate Balance of the Class D Certificates and of the Lower-Tier Principal Balance of the Class LD Lower-Tier Regular Interest, in any event resulting from allocations of applicable Realized Losses.

The Certificate Balance or Uncertificated Interest Balance, as applicable, of each Class of Loan-Specific Principal Balance Certificates and Loan-Specific Uncertificated Interest relating to a particular Trust Subordinate Companion Loan shall be reduced without distribution on any Distribution Date, as a write off, to the extent of any applicable Realized Loss allocated to such Class of Loan-Specific Principal Balance Certificates or Loan-Specific Uncertificated Interest, as the case may be, on such Distribution Date. [SPECIFICS OF ALLOCATIONS OF APPLICABLE REALIZED LOSSES TO LOAN-SPECIFIC PRINCIPAL BALANCE CERTIFICATES AND LOAN-SPECIFIC UNCERTIFICATED INTERESTS RESERVED.]

On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated applicable Realized Losses deemed made in respect of the Trust Subordinate Companion Loan REMIC Regular Interests pursuant to Section 4.01(a)(iii), the Trust Subordinate Companion Loan Principal Balance of each Trust Subordinate Companion Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be deemed reduced as a result of applicable Realized Losses allocated to its Corresponding Certificates, to equal the Certificate Balance or Uncertificated Interest Balance, as applicable, of its Corresponding Certificates that will be outstanding immediately following such Distribution Date.

(g)               Distributions in reimbursement of applicable Realized Losses previously allocated to the respective Classes of the Non-Vertically Retained Principal Balance Certificates and deemed distributions in reimbursement of applicable Realized Losses previously allocated to the Combined VRR Interest shall be made in the amounts and manner specified in Section 4.01(b) or Section 4.01(c), as applicable. If and to the extent that any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Principal Balance Certificates that previously were allocated applicable Realized Losses, in the same sequential order as distributions pursuant to Section 4.01(b) of this Agreement, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed applicable Realized Losses previously allocated to the subject Class of Non-Vertically Retained Principal Balance Certificates, and the Interest Shortfall Carry-Forward with respect to each affected Class of Non-Vertically Retained Regular Certificates for the next Distribution Date will be increased by the aggregate amount of additional interest that would have accrued through the then current Distribution Date if the restored write-down for such reimbursed Class of Non-Vertically Retained Principal Balance Certificates had never been written down; and (ii) the Vertically Retained Percentage of the amount of such recovery will be added to the Combined VRR Interest Balance of the Combined VRR Interest (with such increase allocable between the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, pro rata based on the relative sizes thereof) up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed applicable Realized Losses previously allocated to the Combined VRR Interest, and the interest payable on the Combined VRR Interest will be deemed increased by the VRR Allocation Percentage of any contemporaneous increases in interest payable on the Non-Vertically Retained Regular Certificates pursuant to clause (i) of this sentence (which such increase shall accordingly be allocated to the Class VRR Certificates and the Uncertificated VRR Interest pro rata, based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively). To the extent that the Certificate Balance of, and/or any interest payable on, any Class of Regular Certificates or any Component thereof (or the Uncertificated VRR Interest Balance of, and/or any interest payable on, the Uncertificated VRR Interest) is so increased or deemed increased, an identical increase shall be deemed made to the Lower-Tier Principal Balance of, and any interest payable on, the Corresponding Lower-Tier Regular Interest. If the Certificate Balance of any Class of Principal Balance Certificates (or the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest or the Lower-Tier Principal Balance of any Lower-Tier Regular Interest) is so increased, the amount of unreimbursed applicable Realized Losses in respect of such Class of Principal Balance Certificates (or the Uncertificated VRR Interest or such Lower-Tier Regular Interest), as the case may be, shall be decreased by such amount, and any interest accrued on the amount of unreimbursed applicable Realized Losses so decreased shall be deemed not to exist.

Distributions in reimbursement of Realized Losses previously allocated to the Loan-Specific Principal Balance Certificates and any Loan-Specific Uncertificated Interests relating to a particular Trust Subordinate Companion Loan shall be made in the amounts and manner specified in Section 4.01(n) or Section 4.01(o), as applicable.

(h)               All amounts distributable, or reductions allocable on account of applicable Realized Losses, to a Class of Trust Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Trust Certificates in each such Class based on their respective Percentage Interests. All distributions on each Class of Trust Certificates or the Uncertificated Interests pursuant to this Section 4.01 shall be made by the Certificate Administrator on each Distribution Date other than the Termination Date to each related Trust Certificateholder or Uncertificated Interest Owner of record at the close of business on the related Record Date by wire transfer of immediately available funds to the account of such Trust Certificateholder or Uncertificated Interest Owner at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder or Uncertificated Interest Owner has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder or Uncertificated Interest Owner. The final distribution on each Trust Certificate or Uncertificated Interest shall be made in like manner, but in the case of a Trust Certificate, only upon presentation and surrender of such Trust Certificate, and in the case of an Uncertificated Interest, only upon delivery of a written instrument acknowledging surrender of and final distribution on such Uncertificated Interest, at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders or Uncertificated Interest Owners, as applicable, of the pendency of the final distribution. The

Certificate Administrator shall be responsible for making all distributions on the Trust Certificates and the Uncertificated Interests contemplated hereunder.

(i)                 Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, no later than the fifteenth day of the month preceding the month in which the final distribution with respect to any Class of Trust Certificates or any Uncertificated Interest is expected to be made (or, if the Certificate Administrator has not received notice of such Anticipated Termination Date by such time, promptly following the Certificate Administrator’s receipt of such notice), mail to each Holder of such Class of Trust Certificates and each related Uncertificated Interest Owner, on such date a notice to the effect that:

(i)                               the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Trust Certificates or such Uncertificated Interest will be made on such Distribution Date, but in the case of Trust Certificates only upon presentation and surrender of such Trust Certificates, and in the case of an Uncertificated Interest, only upon delivery of a written instrument acknowledging surrender of and final distribution on such Uncertificated Interest, at the office of the Certificate Administrator therein specified, and

(ii)                            if such final distribution is made on such Distribution Date, no interest shall accrue on such Class of Trust Certificates or such Uncertificated Interest, or on the Corresponding Lower-Tier Regular Interest or Corresponding Trust Subordinate Companion Loan Regular Interest, as applicable, from and after such Distribution Date; provided, however, that the Class R Certificates shall remain outstanding until there is no other Class of Trust Certificates outstanding.

Any funds not distributed to any Holder or Holders of Trust Certificates of such Class or to any Uncertificated Interest Owner on such Distribution Date because of the failure of such Holder or Holders to tender their Trust Certificates or the failure of such Uncertificated Interest Owner to deliver the instrument contemplated in clause (i) of the first paragraph of this Section 4.01(i) shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders or Uncertificated Interest Owner(s). If any Trust Certificates or Uncertificated Interest as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Trust Certificateholders or Uncertificated Interest Owner(s) to surrender their Trust Certificates or Uncertificated Interest(s) for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Trust Certificates and Uncertificated Interest(s) shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Trust Certificateholders or Uncertificated Interest Owner(s) concerning surrender of their Trust Certificates or Uncertificated Interest(s). The costs and expenses of holding such funds in trust and of contacting such Trust Certificateholders or Uncertificated Interest Owner(s) shall be paid out of such funds. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any such Trust Certificates or Uncertificated Interest(s) shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof or the Uncertificated Interest Owner(s), as applicable, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders or Uncertificated Interest Owner(s) until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Trust Certificateholder or any Uncertificated Interest Owner on any amount held in trust hereunder or by the Certificate Administrator as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) or such Uncertificated Interest Owner’s failure to surrender its Uncertificated Interest, as applicable, for final payment thereof in accordance with this Section 4.01(i). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Trust Certificateholders or Uncertificated Interest Owner(s) not presenting and surrendering their Trust Certificates or Uncertificated Interest(s), as applicable, in the aforesaid manner.

(j)                 The Non-Vertically Retained Percentage of the Excess Prepayment Interest Shortfall, if any, with respect to the Mortgage Pool for each Distribution Date will be allocated among the various Classes of Non-Vertically Retained Regular Certificates, pro rata, based upon the respective Interest Accrual Amounts with respect to such Classes of Non-Vertically Retained Regular Certificates for such Distribution Date, and the Vertically Retained Percentage of the Excess Prepayment Interest Shortfall, if any, for each Distribution Date will be deemed allocated to the Combined VRR Interest (and will, in turn, be deemed allocated to the Class VRR Certificates and the Uncertificated VRR Interest, pro rata, based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively). The portion of any such Excess Prepayment Interest Shortfall for any Distribution Date so allocable to a Class of Class X Certificates shall, in turn, be allocated among the various Components of such Class of Class X Certificates, pro rata, based upon the respective amounts of Accrued Component Interest with respect to such Components for such Distribution Date. The portion of any such Excess Prepayment Interest Shortfall for any Distribution Date so allocated to any Class of Non-Vertically Retained Principal Balance Certificates, the Class VRR Certificates, the Uncertificated VRR Interest or any Component of a Class of Class X Certificates shall be deemed to have first been allocated to the Corresponding Lower-Tier Regular Interest for such Class of Non-Vertically Retained Principal Balance Certificates, the Class VRR Certificates, the Uncertificated VRR Interest or such Component, as applicable.

Any Excess Prepayment Interest Shortfall with respect to a Trust Subordinate Companion Loan for any Distribution Date will be allocated to the related Loan-Specific Certificates and deemed allocated to any related Uncertificated Interest. [SPECIFICS OF ALLOCATIONS OF APPLICABLE EXCESS PREPAYMENT INTEREST SHORTFALLS TO LOAN-SPECIFIC CERTIFICATES AND RELATED UNCERTIFICATED INTERESTS RESERVED.] The portion of any such Excess Prepayment Interest Shortfall with respect to a Trust Subordinate Companion Loan for any Distribution Date so allocated to a related Class of Loan-Specific Certificates or deemed allocated to a related Loan-Specific Uncertificated Interest shall be deemed to have first been allocated to the Corresponding Trust Subordinate Companion Loan Regular Interest for such Class of Loan-Specific Certificates or Loan-Specific Uncertificated Interest, as applicable.

(k)               On each Distribution Date, the Certificate Administrator shall withdraw from the Excess Interest Distribution Account any amounts on deposit therein that represent Excess Interest received during the related Collection Period (or, in the case of an ARD Mortgage Loan that is an Outside Serviced Mortgage Loan, received as of the close of business on the Business Day immediately preceding the related Master Servicer Remittance Date and not previously distributed) with respect to the ARD Mortgage Loans and shall distribute such Excess Interest: (i) to the Holders of the Class S Certificates in an amount equal to the Non-Vertically Retained Percentage of such Excess Interest; and (ii) to the Holders of the Class VRR Certificates and the Uncertificated VRR Interest Owner, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively, in an amount equal to the Vertically Retained Percentage of such Excess Interest.

(l)                 A Loan REMIC Regular Interest’s share of all payments made on the related Loan REMIC Held Mortgage Loan (other than any Excess Interest, Default Interest and amounts distributable to the related Loan REMIC Residual Interest in accordance with the related REMIC Declaration) shall be deemed to be paid at the time payments are made under the related Loan REMIC Held Mortgage Loan (in the case of interest, at the Mortgage Rate of such Loan REMIC Held Mortgage Loan) and then deposited in the Lower-Tier REMIC before payments are made to the Trustee as Holder of the Lower-Tier Regular Interests, and shall be treated as principal, interest and Yield Maintenance Charges, as the case may be, based on these characterizations with respect to such Loan REMIC Held Mortgage Loan (or related REO Property), except where expressly noted and, in addition, any payment of principal on or reduction in the Stated Principal Balance of such Loan REMIC Held Mortgage Loan shall reduce the principal balance of the related Loan REMIC Regular Interest. Servicing Fees, Trustee/Certificate Administrator Fees and Operating Advisor Fees with respect to any Loan REMIC Held Mortgage Loan shall be deemed paid by the Lower-Tier REMIC in determining the Net Mortgage Rate of the related Loan REMIC Regular Interest, and all other servicing compensation or unanticipated expenses with respect to such Loan REMIC Held Mortgage Loan payable to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor shall be deemed payable by the Lower-Tier REMIC. For the avoidance of doubt, the Trust Fund will not include any Loan REMIC Held Mortgage Loan or Loan REMIC as of the Closing Date, and there will be no REMIC Declaration, Loan REMIC Regular Interest and Loan REMIC Residual Interest with respect to the Trust and no Loan REMIC Residual Distribution Account shall be established. Accordingly, all references in this Agreement to “Loan REMIC”, “Loan REMIC Held Mortgage Loan”, “Loan REMIC Regular Interest”, “Loan REMIC Residual Interest” and “REMIC Residual Distribution Account” shall be disregarded.

(m)             The various amounts distributable on any Class of Trust Certificates on any Distribution Date pursuant to multiple subsections of, or multiple clauses of any subsection of, this Section 4.01 shall be so distributed in a single, aggregate distribution to the Holders of such Class of Trust Certificates on such Distribution Date.

(n)               [DISTRIBUTIONS OF RELATED TRUST SUBORDINATE COMPANION LOAN AVAILABLE FUNDS ON LOAN-SPECIFIC CERTIFICATES RESERVED.]

(o)               [DISTRIBUTIONS OF RELATED TRUST SUBORDINATE COMPANION LOAN AVAILABLE FUNDS ON LOAN-SPECIFIC VRR INTEREST RESERVED.]

Section 4.02           Statements to Trust Certificateholders and Uncertificated Interest Owner; Certain Reports by the Master Servicer and the Special Servicer.

(a)                Based on loan-level information (including, without limitation, information supplied to the Certificate Administrator in the related CREFC® Investor Reporting Package (IRP) in accordance with CREFC® guidelines) received from the Master Servicer and any other applicable Persons, on each Distribution Date, the Certificate Administrator shall provide or make available a report, including reports in substantially the form attached hereto as Exhibit D (the “Distribution Date Statement”), setting forth, among other things, the following information:

(A)             the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Principal Balance Certificates and Loan-Specific Principal Balance Certificates and to each Uncertificated Interest Owner and applied to reduce the respective Certificate Balance thereof or the related Uncertificated Interest Balance, as applicable;

(B)              the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates and Loan-Specific Certificates and to each Uncertificated Interest Owner allocable to (A) an Interest Distribution Amount or the VRR Interest Distribution Amount (and any comparable interest distribution amounts with respect to the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest relating to any particular Trust Subordinate Companion Loan), as applicable, (B) Yield Maintenance Charges and (C) Excess Interest;

(C)              the amount of any distributions made on such Distribution Date to the Holders of the Class R Certificates;

(D)             the aggregate amount of outstanding P&I Advances with respect to each Mortgage Loan as of the related Determination Date, and the total outstanding other or miscellaneous advances (excluding P&I Advances and tax and insurance advances) with respect to each Mortgage Loan as of the related Determination Date;

(E)              the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and Special Servicing Compensation retained by or paid to the Special Servicer in respect of the related Due Period, Collection Period or Interest Accrual Period, as applicable;

(F)               the aggregate Stated Principal Balance of the Mortgage Loans immediately before and after such Distribution Date and the percentage of the Cut-Off Date Balance of the Mortgage Loans which remains outstanding immediately after such Distribution Date;

(G)             the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans, at the close of business on the related Determination Date;

(H)             as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three months, (D) delinquent four months or more, (E) that are Specially Serviced Loans but are not delinquent or (F) as to which foreclosure proceedings have been commenced;

(I)                the aggregate Stated Principal Balance of Mortgage Loans as to which the related Mortgagor is subject or is expected to be subject to a bankruptcy proceeding;

(J)                with respect to any Trust Loan as to which the related Mortgaged Property became an REO Property (including with respect to the Outside Serviced Mortgage Loans) during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Trust Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

(K)             as to any Trust Loan repurchased, substituted for or otherwise liquidated or disposed of during the related Collection Period, the Loan Number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Aggregate Available Funds or any Trust Subordinate Companion Loan Available Funds, as applicable, for such Distribution Date;

(L)              with respect to any REO Property (including with respect to the Outside Serviced Mortgage Loans) included in the Trust Fund as of the close of business on the last day of the related Collection Period, the Loan Number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Aggregate Available Funds for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

(M)            with respect to any REO Property (including with respect to the Outside Serviced Mortgage Loans) sold or otherwise disposed of during the related Collection Period, the Loan Number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period, the portion thereof included in the Aggregate Available Funds for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

(N)             the Interest Distribution Amount in respect of each Class of Non-Vertically Retained Regular Certificates and the VRR Interest Distribution Amount (and any comparable interest distribution amount in respect of the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest relating to any particular Trust Subordinate Companion Loan) for such Distribution Date;

(O)             any unpaid Interest Distribution Amount in respect of each Class of Non-Vertically Retained Regular Certificates (and any unpaid comparable interest distribution amount in respect of each Class of Loan-Specific Certificates) after giving effect to the distributions made on such Distribution Date;

(P)               the Pass-Through Rate for each Class of Non-Vertically Retained Regular Certificates and Loan-Specific Certificates for such Distribution Date;

(Q)             the original Certificate Balance, Notional Amount or Uncertificated Interest Balance as of the Closing Date and the Certificate Balance, Notional Amount or Uncertificated Interest Balance, as the case may be, of each Class of Regular Certificates and Loan-Specific Certificates and each Uncertificated Interest immediately before and immediately after such Distribution Date, separately identifying any reduction in the Certificate Balance, Notional Amount or Uncertificated Interest Balance, as the case may be, of each such Class of Regular Certificates and Loan-Specific Certificates and each Uncertificated Interest due to applicable Realized Losses;

(R)              the Certificate Factor for each Class of Regular Certificates and Loan-Specific Certificates immediately following such Distribution Date;

(S)               the Principal Distribution Amount, the VRR Principal Distribution Amount and the Aggregate Principal Distribution Amount (and any comparable principal distribution amounts with respect to the Loan-Specific Principal Balance Certificates and any Loan-Specific Uncertificated Interest relating to any particular Trust Subordinate Companion Loan) for such Distribution Date;

(T)               the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

(U)             the aggregate amount of losses on Mortgage Loans and any Trust Subordinate Companion Loans and Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period, and any applicable Realized Losses for the Non-Vertically Retained Principal Balance Certificates, the Combined VRR Interest and the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest relating to a particular Trust Subordinate Companion Loan, respectively, for such Distribution Date;

(V)             any Appraisal Reduction Amounts and any Collateral Deficiency Amount on a loan-by-loan basis, and the total Appraisal Reduction Amounts, Collateral Deficiency Amounts and Cumulative Appraisal Reduction Amount as of the related Determination Date;

(W)            identification of any material modification, extension or waiver of a Mortgage Loan;

(X)             identification of any material breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller;

(Y)             the identity of the Operating Advisor;

(Z)              the amount of the Operating Advisor Fee, the Trustee/Certificate Administrator Fee and the CREFC® Intellectual Property Royalty License Fee paid with respect to such Distribution Date;

(AA)       an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period;

(BB)        the identity of the Controlling Class;

(CC)        the identity of the Controlling Class Representative and each Loan-Specific Controlling Class Representative;

(DD)       such additional information as contemplated by Exhibit D to this Agreement; and

(EE)         the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Trust Fund that were subject of a demand to repurchase or replace for breach of the representations and warranties in any of the Mortgage Loan Purchase Agreements.

In the case of information furnished pursuant to subclauses (A), (B), (C) and (Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Trust Certificates of each applicable Class and per single Trust Certificate of a specified minimum denomination. The form of any Distribution Date Statement may change over time.

On each Distribution Date, the Certificate Administrator shall make available via the Certificate Administrator’s Website to each Holder of a Class R Certificate a copy of the reports made available to the other Trust Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R Certificates in respect of the related Trust REMIC on such Distribution Date. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force. Subject to any potential liability for willful misconduct, bad faith or negligence under

Sections 6.01, 6.03, 8.01 or 8.05, as applicable, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a Mortgagor (or a third party on its behalf), any Mortgage Loan Seller (including the information in the Prospectus), another party to this Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it.

The Certificate Administrator shall make available each month via the Certificate Administrator’s Website, to any Privileged Person (or, in the case of item (vii) below, solely to Trust Certificateholders, Certificate Owners and the Uncertificated Interest Owners, and provided that the Prospectus, Distribution Date Statements, this Agreement, the Mortgage Loan Purchase Agreements and the Commission EDGAR filings referred to below (collectively, the “Public Documents”) will be available to the general public, and provided further that any Privileged Person that is a Borrower Party shall only be entitled to access the Public Documents, except as otherwise provided herein with respect to the Special Servicer, any Controlling Class Certificateholder and the Controlling Class Representative), the following items (in each case to the extent such items were prepared by or delivered to the Certificate Administrator):

(i)                               the following “deal documents”:

(A)             the Prospectus;

(B)              this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date (if any), the Mortgage Loan Purchase Agreements and any amendments and exhibits hereto or thereto; and

(C)              CREFC® Loan Setup File delivered to the Certificate Administrator by the Master Servicer;

(ii)                            the following “Commission EDGAR filings”:

(A)             any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(iii)                         the following documents, which shall initially be made available under a tab or heading designated “periodic reports”:

(A)             the Distribution Date Statements;

(B)              the supplemental reports and the CREFC® data files identified as such in the definition of “CREFC® Investor Reporting Package (IRP)” (other than the CREFC® Loan Setup File), to the extent the Certificate Administrator has received such report or file; and

(C)              all Operating Advisor Annual Reports;

(iv)                        the following documents, which shall be made available under a tab or heading designated “additional documents”:

(A)             the summary of any Final Asset Status Report delivered to the Certificate Administrator in electronic format pursuant to Section 3.21 of this Agreement;

(B)              any inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator pursuant to Section 3.18 of this Agreement;

(C)              any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format;

(D)             any documents provided to the Certificate Administrator by the Master Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post to the “additional documents” tab; and

(E)              any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® Appraisal Reduction Template;

(v)                           the following documents, which shall be made available under a tab or heading designated “special notices”:

(A)             notice of any release based on an environmental release under this Agreement;

(B)              notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(C)              notice of final payment on any Class of Trust Certificates or any Uncertificated Interest;

(D)             all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator or any notice to Trust Certificateholders and the Uncertificated Interest Owners of the termination of the Master Servicer or the Special Servicer;

(E)              notice of termination or resignation of the Master Servicer or the Special Servicer;

(F)               notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

(G)             any notice of any request by requisite percentage of Trust Certificateholders for a vote to terminate the Special Servicer pursuant to

Section 6.08(a) of this Agreement, the Operating Advisor pursuant to Section 7.06(b) of this Agreement or the Asset Representations Reviewer pursuant to Section 11.05(b) of this Agreement;

(H)             any notice to Trust Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

(I)                notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

(J)                notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

(K)             any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

(L)              any and all officer’s certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, the Special Servicer’s, or the Back-Up Advancing Agent’s as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(M)            notice of the termination of the Trust;

(N)             any notice that a Control Termination Event or a Loan-Specific Control Termination Event has occurred or is terminated or that a Consultation Termination Event, a Loan-Specific Consultation Termination Event, an Operating Advisor Consultation Trigger Event or a Loan-Specific Operating Advisor Consultation Trigger Event has occurred;

(O)             any notice of the occurrence of an Operating Advisor Termination Event;
(P)               any notice of the occurrence of an Asset Representations Reviewer Termination Event;

(Q)             any assessments of compliance delivered to the Certificate Administrator;

(R)              any attestation reports delivered to the Certificate Administrator;

(S)               any “special notices” required by a Trust Certificateholder or an Uncertificated Interest Owner to be posted on the Certificate Administrator’s Website pursuant to Section 5.07;

(T)               any Proposed Course of Action Notice; and

(U)             any notice provided to the Certificate Administrator by the Depositor, the Master Servicer or the Special Servicer directing the Certificate Administrator to post to the “special notices” tab;

(vi)                        the Investor Q&A Forum;

(vii)                     solely to Trust Certificateholders, Certificate Owners and Uncertificated Interest Owners that are Privileged Persons, the Investor Registry; and

(viii)                  the “Risk Retention” tab (which shall include, without limitation, any notice from the Depositor or the Retaining Sponsor regarding any matter related to, Regulation RR);

provided that, with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the foregoing, all Excluded Information shall be made available under one separate tab or heading designated “Excluded Information” on the Certificate Administrator’s Website (and not any of the headings described in items (i) through (viii) above) and made available to Privileged Persons other than any Excluded Controlling Class Holder (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loan(s)). Notwithstanding the foregoing, nothing set forth in this Agreement shall prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Controlling Class Representative or Controlling Class Certificateholder via the Certificate Administrator’s Website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan shall be entitled to obtain (upon reasonable request) such information in accordance with Section 4.02(e) of this Agreement.

Notwithstanding any of the foregoing to the contrary, if the Special Servicer acquires knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan, the Special Servicer shall nevertheless have access to the Certificate Administrator’s Website; provided, that the Special Servicer hereby agrees not to access, and is not permitted to access, Excluded Special Servicer Information with respect to any Excluded Special Servicer

Mortgage Loan (but shall be permitted to access any information with respect to any Mortgage Loan other than any related Excluded Special Servicer Mortgage Loan) made available on the Certificate Administrator’s Website or otherwise pursuant to this Agreement. If the Special Servicer acquires knowledge that it is a Borrower Party with respect to any Excluded Special Servicer Mortgage Loan, the Special Servicer (i) shall not, directly or indirectly provide any information related to any Excluded Special Servicer Mortgage Loan (which shall include, without limitation, any Excluded Information related to such Excluded Special Servicer Mortgage Loan) to (A) any related Borrower Party, (B) any employees or personnel of the Special Servicer or any of its Affiliates involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (C) to the extent known to the Special Servicer, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party or the related Mortgaged Property, and (ii) shall maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above. Notwithstanding any provision to the contrary herein, the Certificate Administrator shall not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s Website related to any Excluded Special Servicer Mortgage Loan.

Any Person that is a Borrower Party shall be entitled to access (a) the Public Documents, and (b) in the case of the Controlling Class Representative or a Controlling Class Certificateholder, if any such Person is an Excluded Controlling Class Holder, upon delivery to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, in physical form (or in the case of delivery to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee) by electronic mail or (solely in the case of delivery to the Certificate Administrator) by electronic submission through the Certificate Administrator’s Website, of an Investor Certification substantially in the form of Exhibit M-1C and a notice in the form of Exhibit M-1F hereto certifying to the effect that it is an Excluded Controlling Class Holder and upon delivery to the Certificate Administrator in physical form or by electronic mail of an investor certification substantially in the form of Exhibit M-1G, which shall include each of the CTSLink Login User ID associated with such Excluded Controlling Class Holder, all information (other than Excluded Information related to the Excluded Controlling Class Mortgage Loan(s) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Person is a Borrower Party)) available on the Certificate Administrator’s Website.

In the case of the Controlling Class Representative or Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, upon delivery of an investor certification substantially in the form of Exhibit M-1B hereto certifying to the effect that it is not an Excluded Controlling Class Holder, such Controlling Class Representative or a Controlling Class Certificateholder shall be entitled to access all information on the Certificate Administrator’s Website. The Master Servicer, Special Servicer, Operating Advisor, Certificate Administrator and Trustee may each rely on (i) an Investor Certification in the form of Exhibit M-1B hereto from the Controlling Class Representative or a Controlling Class Certificateholder to the effect that such Person is not an Excluded Controlling Class Holder with respect to any Excluded Controlling Class Mortgage Loan or (ii) an Investor Certification in the form of Exhibit M-1C hereto from the Controlling Class Representative or a Controlling Class Certificateholder to the effect that such

Person is an Excluded Controlling Class Holder with respect to one or more Excluded Controlling Class Mortgage Loan(s). In the event the Controlling Class Representative or a Controlling Class Certificateholder, as the case may be, becomes an Excluded Controlling Class Holder, such party shall promptly notify each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in writing substantially in the form of Exhibit M-1F to the effect that such party is an Excluded Controlling Class Holder with respect to the Excluded Controlling Class Mortgage Loan(s) listed in such notice and shall also provide the Certificate Administrator a notice substantially in the form of Exhibit M-1G listing the CTSLink Login User ID associated with such Excluded Controlling Class Holder and directing the Certificate Administrator to restrict such Excluded Controlling Class Holder’s access to the Certificate Administrator’s Website as and to the extent provided in this Agreement. Upon confirmation from the Certificate Administrator that such access has been restricted, such Excluded Controlling Class Holder shall submit a new investor certification substantially in the form of Exhibit M-1C (which certification shall include, among other things, an acknowledgement and agreement by such Excluded Controlling Class Holder that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party) to access the information on the Certificate Administrator’s Website, except that such Excluded Controlling Class Holder shall not be entitled to access any Excluded Information related to any Excluded Controlling Class Mortgage Loan(s) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Person is a Borrower Party) made available on the Certificate Administrator’s Website. Any Excluded Information relating to an Excluded Controlling Class Mortgage Loan that the Master Servicer, the Special Servicer or the Operating Advisor identifies and delivers to the Certificate Administrator for posting to the Certificate Administrator’s Website shall be delivered to the Certificate Administrator via email to CCTCMBSExcludedInformation@computershare.com in one or more separate files labeled “Excluded Information” followed by the applicable loan name and loan number, and the Certificate Administrator shall segregate on the Certificate Administrator’s Website such Excluded Information on a separate excluded loan tab on the Certificate Administrator’s Website (and, if possible at a later time, on a loan-by-loan basis). Notwithstanding anything herein to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively assume that the Controlling Class Representative and all Controlling Class Certificateholders are not Excluded Controlling Class Holders except to the extent that the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as applicable, has received notice from the Controlling Class Representative or a Controlling Class Certificateholder that it has become an Excluded Controlling Class Holder. None of the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator shall be liable for any communication to the Controlling Class Representative or Controlling Class Certificateholder or disclosure of Excluded Information if the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as applicable, did not receive prior written notice that the related Mortgage Loan is an Excluded Controlling Class Mortgage Loan (including, in the case of the summary of any Asset Status Report or the summary of any Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and/or any failure to label any such information provided to the Certificate Administrator).

Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively rely on any certification delivered by the Controlling Class Representative or a Controlling Class Certificateholder, as applicable, substantially in the form of Exhibit M-1B to the effect that such Person is no longer an Excluded Controlling Class Holder. To the extent the Controlling Class Representative or a Controlling Class Certificateholder receives access pursuant to this Agreement to any Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, such Controlling Class Representative or Controlling Class Certificateholder shall be deemed to have agreed that it (i) will not directly or indirectly provide any information related to the Excluded Controlling Class Mortgage Loan to (A) any related Borrower Party, (B) any Excluded Controlling Class Holder, (C) any employees or personnel of such Controlling Class Representative or Controlling Class Certificateholder, (D) any Affiliate involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (E) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

To the extent a Risk Retention Consultation Party or a Combined VRR Interest Owner receives access pursuant to this Agreement to any information relating to an Excluded RRCP Mortgage Loan (or a Mortgage Loan with respect to which such Holder or owner is a Borrower Party) and/or the related Mortgaged Property (which shall include any Major Decision Reporting Package, Asset Status Reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the Special Servicer or any Excluded Mortgage Loan Special Servicer and which may include any Operating Advisor reports delivered to the Certificate Administrator regarding the Special Servicer’s net present value determination, Collateral Deficiency Amount determination or any Appraisal Reduction Amount calculations, and any Officer’s Certificates delivered by the Back-Up Advancing Agent, the Master Servicer or the Special Servicer, supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, but in each case other than information with respect to such Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level), whether on the Certificate Administrator’s Website or otherwise, such Risk Retention Consultation Party or such Combined VRR Interest Owner, as applicable, shall be deemed to have agreed that it (i) will not provide any such information to (A) the related Borrower Party, (B) any employees or personnel of such Risk Retention Consultation Party or such Combined VRR Interest Owner or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any such Excluded Mortgage Loan) shall be considered information that is aggregated with information of other Mortgage Loans at a pool level. Notwithstanding anything to the contrary in this Agreement, a Risk Retention Consultation Party will be permitted to share with any Combined VRR Interest Owner any Major Decision Reporting Package that such Risk Retention Consultation Party has received in connection with the exercise of its consultation rights pursuant to Section 6.09(a).

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of information provided pursuant to this Section and assumes no responsibility therefor. In addition, the Certificate Administrator disclaims responsibility for any information distributed by the Certificate Administrator for which it is not the original source. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and acceptance of a disclaimer and may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”). The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement. Notwithstanding anything herein to the contrary, the Certificate Administrator shall not be liable for any disclosure of Excluded Information relating to an Excluded Controlling Class Mortgage Loan to the extent such information was included in the summary of any Asset Status Report or the summary of any Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and not properly identified as relating to an Excluded Controlling Class Mortgage Loan.

The Certificate Administrator shall have no liability for access by an Excluded Controlling Class Holder to the Certificate Administrator’s Website of any information with respect to which such Excluded Controlling Class Holder is prohibited from accessing pursuant to this Agreement if such Excluded Controlling Class Holder provided an Investor Certification but did not indicate it was a Borrower Party.

The Certificate Administrator shall provide assistance in using the Certificate Administrator’s Website through the Certificate Administrator’s customer service desk at telephone number (866) 846-4526.

The Certificate Administrator may provide such information through means other than (and in lieu of) the Certificate Administrator’s Website; provided that (i) the Depositor shall have consented to such alternative means and (ii) Trust Certificateholders, the Uncertificated Interest Owners and each of the Serviced Companion Loan Holders shall have received notice of such alternative means (which notice may be given via the Certificate Administrator’s Website).

The Master Servicer shall prepare a separate set of reports, in the same manner and containing substantially similar types of information as described in this Section 4.02, for the Holders of the Loan-Specific Certificates and the owners of any Loan-Specific Uncertificated Interests relating to any particular Trust Subordinate Companion Loan, in each case with respect to such Trust Subordinate Companion Loan and such Loan-Specific Certificates and Loan-Specific Uncertificated Interests. The Holders of the Loan-Specific Certificates and the Loan-Specific Uncertificated Interest Owners shall be entitled to obtain access to reports and other information applicable to them in a manner substantially similar to the procedures described in this Agreement.

Any Person that is a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of the foregoing, or an agent of any Mortgagor shall be entitled to access only the Prospectus, Distribution Date Statements, this Agreement, the Mortgage Loan Purchase Agreements and the Commission EDGAR filings on the Certificate Administrator’s Website which are being made available to the general public. The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Trust Loans at a website maintained by the Master Servicer.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Trust Certificate or Uncertificated VRR Interest Owner and requests in writing, a statement containing the information as to the applicable Class or the Uncertificated VRR Interest set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above, aggregated for such calendar year or applicable portion thereof during which such person was a Trust Certificateholder or Uncertificated Interest Owner, together with such other information as the Certificate Administrator deems necessary or desirable, or that a Trust Certificateholder, Certificate Owner or Uncertificated Interest Owner reasonably requests, to enable Trust Certificateholders, Certificate Owners and the Uncertificated Interest Owner to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

The Certificate Administrator shall make the Investor Q&A Forum available only to Privileged Persons. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Trust Certificateholders and Certificate Owners that are Privileged Persons may submit questions to (a) the Certificate Administrator relating to the Distribution Date Statements, (b) the Master Servicer or the Special Servicer, as applicable, relating to the servicing reports prepared by that party and being made available pursuant to this Section 4.02(a), the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), the Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the Operating Advisor relating to the Operating Advisor Annual Reports or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports (collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, the Certificate Administrator shall forward the Inquiry to the appropriate Person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement, in each case within a commercially reasonable period following receipt thereof.

Within a commercially reasonable time following receipt of an Inquiry, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Operating Advisor, the Master Servicer or Special Servicer shall be by e-mail to the Certificate Administrator. In the case of an Inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator shall make reasonable efforts to obtain an answer from the related Outside Servicer or the related Outside Special Servicer, as applicable; provided that the Certificate Administrator shall not be responsible for the content of such answer or any delay or failure to obtain such answer. The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer

determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Trust Certificateholders and the Uncertificated Interest Owners, (iii) answering any Inquiry would be in violation of applicable law, this Agreement (including requirements in respect of non-disclosure of Privileged Information) or the applicable Loan Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) answering any Inquiry is otherwise, for any reason, not advisable, then it shall not be required to answer such Inquiry and, in the case of the Operating Advisor, the Master Servicer or the Special Servicer, shall promptly notify the Certificate Administrator of such determination. In addition, no party shall post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its response to any Inquiries. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered. Any notice by the Certificate Administrator to the Person who submitted an Inquiry that will not be answered shall include the following statement: “Because the Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer, the Certificate Administrator and the Operating Advisor shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Pooling and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Trust Certificateholders, (iii) answering any Inquiry would be in violation of applicable law or the applicable Mortgage Loan documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional costs or expenses to the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or Operating Advisor, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information, or (vi) answering any Inquiry is otherwise, for any reason, not advisable, no inference should or may be drawn from the fact that the Master Servicer, the Special Servicer, the Certificate Administrator or the Operating Advisor has declined to answer the Inquiry.” The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum will not reflect questions, answers and other communications which are not submitted via the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Underwriters, the Initial Purchasers or any of their respective Affiliates. None of the Underwriters, Initial Purchasers, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information. No party to this Agreement shall disclose Privileged Information in the Investor Q&A Forum.

The Certificate Administrator shall make the Investor Registry available to any Trust Certificateholder, Certificate Owner or Uncertificated Interest Owner that is a Privileged Person. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Trust Certificateholders, Certificate Owners and the Uncertificated Interest Owners can register and thereafter obtain information with respect to any other Trust Certificateholder, Certificate Owner or Uncertificated Interest Owner that has so registered. Any person registering to use the Investor Registry will be required to certify that (a) it is a Trust Certificateholder, a Certificate Owner or an Uncertificated Interest Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Trust Certificateholders, registered Certificate Owners and the registered Uncertificated Interest Owners. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and e-mail address, as well as certain optional fields such as address, phone, and Class(es) of Trust Certificates owned. If any Trust Certificateholder, any Certificate Owner or any Uncertificated Interest Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

Upon filing with the IRS, the Certificate Administrator shall furnish to the Holders of the Class R Certificates the IRS Form 1066 for each Trust REMIC and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R Certificates may reasonably request.

The specification of information to be furnished by the Certificate Administrator in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Certificate Administrator to Trust Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owner) shall not limit the Certificate Administrator in furnishing, and the Certificate Administrator is hereby authorized to furnish, to any Privileged Person any other information (such other information, collectively, “Additional Information”) with respect to the Mortgage Loans or Serviced Whole Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Servicer Termination Event, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below or to the extent such information is requested by a Certifying Certificateholder), (B) the Certificate Administrator shall be entitled to indicate the source of all information furnished by it, and the Certificate Administrator may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Certificate Administrator may notify any Privileged Person of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Certificate Administrator shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, and (E) the Certificate Administrator shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Trust Certificates be executed by the recipient, if and to the extent the Certificate Administrator deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Certificate Administrator any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Certificate Administrator shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Certificate Administrator shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Certificate Administrator deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

The Depositor hereby authorizes the Certificate Administrator to, and the Certificate Administrator shall, make available to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co, CRED iQ, Green Street Advisors, LLC or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification in the form of Exhibit M-3 to this Agreement, all the Distribution Date Statements, CREFC® reports and supplemental notices delivered or made available pursuant to this Section 4.02(a) to Privileged Persons.

(b)               No later than the Business Day prior to each Distribution Date, subject to the third from last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator, the Operating Advisor and the Special Servicer in electronic form mutually acceptable to the Certificate Administrator, the Operating Advisor, the Special Servicer and the Master Servicer the following reports or information (and any other files as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (1) a CREFC® REO Status Report, (2) a CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (3) CREFC® Total Loan Report, (4) the CREFC® Servicer Watch List/Portfolio Review Guidelines, (5) the CREFC® Financial File, (6) the CREFC® Property File, (7) except for the first two Distribution Dates, the CREFC® Comparative Financial Status Report, (8) the CREFC® Loan Level Reserve/LOC Report, (9) the CREFC® Advance Recovery Report and (10) the CREFC® Delinquent Loan Status Report.

With respect to each Serviced Companion Loan that is held by an Other Securitization Trust, the Master Servicer shall deliver or cause to be delivered to the related Other Servicer all reports required to be delivered by the Master Servicer to the Certificate Administrator pursuant to this Section 4.02(b) (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)), to the extent related to such Serviced Companion Loan, the related Mortgaged Property or the related Mortgage Note, no later than the earlier of (x) the Master Servicer Remittance Date and (y) the Business Day immediately following the “determination date” (or analogous concept) set forth in the related Other Pooling and Servicing Agreement.

No later than the Business Day prior to each Distribution Date except for the first two Distribution Dates, the Master Servicer shall deliver to the Certificate Administrator and the Operating Advisor (by electronic means) the CREFC® Comparative Financial Status Report for each Trust Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer’s possession); and (c) the “base year” (representing the original analysis of information used as of the Cut-Off Date).

The Master Servicer shall provide to the Certificate Administrator the CREFC® Loan Setup File no later than 4:00 p.m. on the third Business Day before the first Distribution Date to the extent it has received from the Mortgage Loan Sellers one or more spreadsheets (with the data fields filled) containing the data necessary for the completion of the aggregate pool-wide CREFC® Loan Setup File.

No later than 2:00 p.m., New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator (i) a CREFC® Loan Periodic Update File setting forth certain information with respect to the Trust Loans and Mortgaged Properties and (ii) the CREFC® Appraisal Reduction Template, to the extent received, or prepared pursuant to Section 3.10(a) of this Agreement, by the Master Servicer.

The Master Servicer shall prepare the initial CREFC® Financial File and the initial CREFC® Loan Periodic Update File based on the initial data with respect to each Mortgage Loan provided by the Mortgage Loan Sellers pursuant to the respective Mortgage Loan Purchase Agreements.

Not later than 5:00 p.m. (New York City time) on each Distribution Date beginning July 2026, the Master Servicer shall deliver to the Certificate Administrator (and the Certificate Administrator shall deliver a copy to Depositor by email to the Depositor’s email addresses set forth in Section 12.04) a single CREFC® Schedule AL File (with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period covered by the Form 10-D required to be filed with respect to the subject Distribution Date pursuant to Section 10.04) and the related Schedule AL Additional File, in each case, in EDGAR-Compatible Format and Excel format; provided, however, that the Master Servicer shall have no obligation to prepare or deliver the CREFC® Schedule AL File or the Schedule AL Additional File unless and until the Master Servicer receives the Initial Schedule AL File and the Initial Schedule AL Additional File from the Depositor in EDGAR-Compatible Format and Excel format; and provided, further, that, if the Master Servicer has not received the Initial Schedule AL File and the Initial Schedule AL Additional File from the Depositor prior to the time it would need the Initial Schedule AL File and the Initial Schedule AL Additional File in order for the Master Servicer to prepare the CREFC® Schedule AL File with respect to the first Distribution Date, the Master Servicer shall request the Initial Schedule AL File and the Initial Schedule AL Additional File from the Depositor, including by email to the email addresses for the Depositor set forth in Section 12.04. If the CREFC® Schedule AL File is not provided by the Master Servicer to the Certificate Administrator by 5:00 p.m. (New York City time) on any Distribution Date, the Certificate Administrator shall notify the Depositor in writing and also request such CREFC® Schedule AL File from the Master Servicer via email to NoticeAdmin@pnc.com. Any questions that the Depositor may have relating to any CREFC® Schedule AL File and Schedule AL Additional File prepared by the Master Servicer shall be directed to NoticeAdmin@pnc.com. The

Master Servicer shall be entitled to conclusively rely, absent manifest error, without any due diligence, investigation or verification, on the content, completeness and accuracy of the Initial Schedule AL File, the Initial Schedule AL Additional File and Annex A to the Prospectus, in each case, as of the Closing Date. Any Schedule AL Additional File that the Master Servicer determines, in accordance with the Servicing Standard, to deliver in connection with any CREFC® Schedule AL File prepared by the Master Servicer pursuant to this paragraph shall be delivered in EDGAR-Compatible Format and in Excel format to the Certificate Administrator concurrently with the delivery of the related CREFC® Schedule AL File. With respect to each Outside Serviced Mortgage Loan, the Master Servicer shall include the analogous CREFC® Schedule AL File and/or Schedule AL Additional File, as applicable, information that it receives from the related Outside Servicer under the applicable Outside Servicing Agreement in the single CREFC® Schedule AL File and/or Schedule AL Additional File, as applicable, that it delivers to the Certificate Administrator for the subject Distribution Date.

The Special Servicer shall promptly notify the Master Servicer (with a copy to the Depositor and the Certificate Administrator) in writing (which notification may be in the form of electronic mail, but must be separate and apart from notification contained within CREFC reports prepared by the Special Servicer) following the Special Servicer’s entry into a forbearance agreement (or any agreement similar thereto) with respect to a Mortgage Loan. Such notification shall identify the subject Mortgage Loan and instruct the Master Servicer to make appropriate adjustments to the Schedule AL File in accordance with Section 4.02(b) of this Agreement. The Master Servicer shall promptly notify the Depositor and the Certificate Administrator in writing (which notification may be in the form of electronic mail) following the Master Servicer’s entry into a forbearance agreement (or any agreement similar thereto) with respect to a Mortgage Loan. With respect to any Mortgage Loan as to which that the Master Servicer receives notice that such Mortgage Loan has become subject to, or as to which the Master Servicer has entered into, a forbearance agreement (or any agreement similar thereto) during the reporting period covered by any CREFC® Schedule AL File prepared by the Master Servicer, the Master Servicer shall so notify the Certificate Administrator and the Depositor in writing (which notification may be in the form of electronic mail) and the Master Servicer shall include as part of such CREFC® Schedule AL File the appropriate code designations indicating (or to the extent such information cannot be sufficiently indicated via an available code designation, a contemporary explanatory note in the related Schedule AL Additional File indicating) that such Mortgage Loan is in forbearance, and if such Mortgage Loan is reported in such CREFC® Schedule AL File as “current” during the applicable forbearance period, the Master Servicer shall include a contemporary explanatory note in the related Schedule AL Additional File to reflect that the related Mortgagor is in compliance with such forbearance agreement or similar agreement..

In addition, the Master Servicer (with respect to Performing Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, shall prepare the following with respect to each Mortgaged Property and REO Property, in each case other than with respect to any Outside Serviced Mortgage Loan:

(i)                               Within 30 days after receipt of a quarterly operating statement, if any, for each calendar quarter, commencing with respect to the calendar quarter ending September 30, 2026, a CREFC® Operating Statement Analysis Report (but only to the extent the related Mortgagor is required by the related Loan Documents to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year shall not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the Closing Date, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Serviced Trust Loan is on the CREFC® Servicer Watch List); and

(ii)                            Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to Performing Serviced Loans) of any annual operating statement or rent rolls, commencing with respect to the calendar year ending December 31, 2026, a CREFC® NOI Adjustment Worksheet (but only to the extent the related Mortgagor is required by the related Loan Documents to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CREFC® Comparative Financial Status Report above.

The Master Servicer (with respect to Performing Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, shall deliver to the Certificate Administrator, the Operating Advisor and each related Serviced Companion Loan Holder (or the master servicer or special servicer for the related Other Securitization Trust on its behalf) by electronic means the CREFC® Operating Statement Analysis Report upon request. With respect to a CREFC Operating Statement Analysis Report related to a Serviced Loan secured by a portfolio of Mortgaged Properties, such report may be prepared on a consolidated basis with respect to such portfolio of Mortgaged Properties. The Special Servicer shall deliver to the Master Servicer each CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet prepared by the Special Servicer under this Section 4.02. Upon request, the Master Servicer shall deliver to the Certificate Administrator, the Operating Advisor and each related Serviced Companion Loan Holder (or the master servicer or special servicer for the related Other Securitization Trust on its behalf) by electronic means the CREFC® Operating Statement Analysis Reports and CREFC® NOI Adjustment Worksheets prepared by the Master Servicer or received from the Special Servicer under this Section 4.02. Notwithstanding anything to the contrary contained herein, with respect to any Serviced Loan related to any Significant Obligor, the Master Servicer (with respect to Performing Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties) shall be required to complete (and, in the case of the Special Servicer, to deliver to the Master Servicer) any CREFC files, reports and/or templates necessary in order to comply with (or, in the case of the Special Servicer, to facilitate compliance with) the Master Servicer’s obligations under Section 10.11 of this Agreement and the Exchange Act filing obligations of the Depositor and/or any Other Depositor, as applicable, with respect to such Significant Obligor.

The Certificate Administrator shall deliver or shall cause to be delivered, upon request, to the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement), to each Trust Certificateholder, to each party hereto, to any Underwriter and/or to any Initial Purchaser and to each Person that provides the Certificate Administrator with an Investor Certification a copy of the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan or Serviced Whole Loan and delivered to the Certificate Administrator.

Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Certificate Administrator (as to the Collection Account), the Operating Advisor, any related Serviced Companion Loan Holder or the master servicer or special servicer for the related Other Securitization Trust on its behalf (as to the related Whole Loan Custodial Account) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider a statement, setting forth the status of the Collection Account and each Whole Loan Custodial Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Certificate Administrator required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-Off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account and each Whole Loan Custodial Account for each category of deposit specified in Section 3.05(a) or 3.05A(a), as applicable, of this Agreement and each category of withdrawal specified in Section 3.06 of this Agreement. The Master Servicer shall also deliver to the Certificate Administrator and (solely as to a Serviced Whole Loan) the related Serviced Companion Loan Holder, upon reasonable request of the Certificate Administrator or any Serviced Companion Loan Holder, any and all additional information relating to the Mortgage Loans or Serviced Whole Loans in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Loans and REO Properties).

Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Trust Loans serviced by the Master Servicer.

The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information in the possession of the Special Servicer necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

The obligation of the Special Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Special Servicer having received from the Master Servicer in a timely manner the related reports and information in the possession of the Master Servicer necessary or required to enable the Special Servicer to prepare and deliver such reports.

The Special Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Master Servicer to the Special Servicer pursuant to this Agreement and accepted by the Special Servicer in good faith pursuant to this Agreement.

With respect to an Outside Serviced Mortgage Loan, the Master Servicer shall deliver information comparable to the above-described information to the same Persons as described above in this Section 4.02(b) and according to the same time frames as described above in this Section 4.02(b), with reasonable promptness following such Master Servicer’s receipt of such information from the related Outside Servicer under the applicable Outside Servicing Agreement.

(c)                Not later than 5:00 p.m. New York time on each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Loan and REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), a CREFC® Special Servicer Loan File and CREFC® Special Servicer Property File. The Special Servicer shall also deliver to the Certificate Administrator, upon the reasonable written request of the Certificate Administrator, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Loans and the REO Properties (other than an REO Property related to an Outside Serviced Mortgage Loan).

The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Loans and REO Properties (other than an REO Property related to an Outside Serviced Mortgage Loan).

The Master Servicer may make available to Privileged Persons copies of any reports or files prepared by the Master Servicer pursuant to this Agreement. The Master Servicer may make information concerning the Mortgage Loans or Serviced Whole Loans available on any website that it has established.

With respect to an Outside Serviced Mortgage Loan, the Master Servicer shall deliver information comparable to the above-described information to the extent received from the related Outside Servicer or the related Outside Special Servicer, as applicable, to the same Persons as described above in this Section 4.02(c) and according to the same time frames as described above in this Section 4.02(c), with reasonable promptness following such Master Servicer’s receipt of such information from the related Outside Servicer under the related Outside Servicing Agreement.

Upon the reasonable request of (i) any Trust Certificateholder, Certificate Owner or Uncertificated Interest Owner that has delivered an appropriate Investor Certification or (ii) any other Privileged Person so identified by a Trust Certificateholder, a Certificate Owner, an Uncertificated Interest Owner or an Underwriter, the Master Servicer shall provide (or forward electronically) at the expense of such Privileged Person, Trust Certificateholder, Certificate Owner or Uncertificated Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided that in no event shall an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an

Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party; and provided, further, that no Trust Certificateholders, Certificate Owners or Uncertificated Interest Owner shall be given access to or be provided copies of, any Mortgage Files or Diligence Files except, solely with respect to Mortgage Files, as otherwise provided in Section 8.11(b) of this Agreement. In connection with such request, the Master Servicer may require (1) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that (a) such Person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Trust Certificateholder, Certificate Owner or Uncertificated Interest Owner may have under this Agreement and (b) if the requesting party is neither a Trust Certificateholder nor a Certificate Owner and is not an Uncertificated Interest Owner, such Person is Privileged Person, and (2) payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information (which amounts in any event are not reimbursable as Additional Trust Fund Expenses), except that, other than for extraordinary or duplicate requests, any Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan held outside the Trust or its representative) will be entitled to reports and information free of charge. For the avoidance of doubt, the Master Servicer shall not make any Asset Status Reports or Final Asset Status Reports available to any Trust Certificateholders, any Certificate Owners or any Uncertificated Interest Owner on its website. None of the parties to this Agreement shall provide any Asset Status Report or any Final Asset Status Report to the Certificate Administrator (provided that the Special Servicer shall provide a summary of each Final Asset Status Report to the Certificate Administrator pursuant to Section 3.21(b)). If the Certificate Administrator receives any Asset Status Report or any Final Asset Status Report, the Certificate Administrator shall not provide any such Asset Status Report or any Final Asset Status Report to any Certificateholder, any Certificate Owner or any Uncertificated Interest Owner and shall not post any such Asset Status Report or any Final Asset Status Report to the Certificate Administrator’s Website. As an alternative to providing copies of any information as contemplated by this paragraph, the Master Servicer may, consistent with the terms above and the other terms of this Agreement, provide access to such information on its website at no expense to the requesting party.

(d)               The Master Servicer shall withdraw from the Collection Account and pay the CREFC® Intellectual Property Royalty License Fee to CREFC® in accordance with Section 3.06(a)(vi) on a monthly basis, from funds on deposit in the Collection Account. Any payments of the CREFC® Intellectual Property Royalty License Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to instructions provided by CREFC® to the Master Servicer.

(e)                Upon the reasonable request of the Controlling Class Representative or any Controlling Class Certificateholder that, in either case, is an Excluded Controlling Class Holder with respect to any Excluded Controlling Class Mortgage Loan identified to the Master Servicer’s (in the case of a Performing Serviced Loan) or the Special Servicer’s (in the case of a Specially Serviced Loan) reasonable satisfaction (at the expense of the Controlling Class Representative or such Controlling Class Certificateholder) and if such information is in the Master Servicer’s or Special Servicer’s possession, as applicable, the Master Servicer or Special Servicer, shall provide or make available (or forward electronically) to the Controlling Class Representative or such Controlling Class Certificateholder, as applicable, (at the expense of the Controlling Class

Representative or such Controlling Class Certificateholder, as applicable) any Excluded Information (available to Privileged Persons through the Certificate Administrator’s Website but not accessible to the Controlling Class Representative or such Controlling Class Certificateholder, as applicable, through the Certificate Administrator’s Website because the Controlling Class Representative or such Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder with respect to another Excluded Controlling Class Mortgage Loan) relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder, as applicable, is not a Borrower Party; provided that, in connection therewith, the Master Servicer or Special Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or Special Servicer, generally to the effect that such Person is the Controlling Class Representative or a Controlling Class Certificateholder, will keep such Excluded Information confidential and is not a Borrower Party, upon which the Master Servicer or Special Servicer may conclusively rely. In addition, the Master Servicer and the Special Servicer shall be entitled to conclusively rely on delivery from the Controlling Class Representative or a Controlling Class Certificateholder, as applicable, of an Investor Certification substantially in the form of Exhibit M-1C that such Controlling Class Representative or Controlling Class Certificateholder is not an Excluded Controlling Class Holder with respect to a particular Mortgage Loan. For the avoidance of doubt, the Special Servicer referenced in this Section 4.02(e) shall include any applicable Excluded Mortgage Loan Special Servicer with respect to the related Excluded Special Servicer Mortgage Loan(s).

(f)                For the purposes of obtaining information and notices (including access to information and notices on the Certificate Administrator’s Website) pursuant to this Section 4.02, in the case of a Whole Loan with a related Directing Holder or Consulting Party (other than the Controlling Class Certificateholder and other than a Risk Retention Consultation Party), such Directing Holder or Consulting Party, as applicable, shall also be required to certify in the applicable Investor Certification whether it is or is not a borrower party, borrower restricted party, restricted holder or any other analogous concept applicable to such party under the related Co-Lender Agreement, and references to “Borrower Party” shall also be deemed to refer to a “borrower party”, “borrower restricted party”, “restricted holder” or any other analogous concept under the related Co-Lender Agreement.

Section 4.03           Compliance With Withholding Requirements.

(a)                Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Trust Certificateholders and Uncertificated Interest Owners of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Trust Certificateholders and/or Uncertificated Interest Owners shall not be required for any such withholding. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Trust Certificateholder or Uncertificated Interest Owners pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Trust Certificateholder or such Uncertificated Interest Owner. Any amount so withheld shall be treated as having been distributed to such Trust Certificateholder or such Uncertificated Interest Owner for all purposes of this Agreement.

(b)               Each Certificate Owner, Trust Certificateholder and Uncertificated Interest Owner, by the purchase of a Trust Certificate or an Uncertificated Interest or its acceptance of a beneficial interest therein, acknowledges that interest on the Certificates and the Uncertificated Interest will be treated as United States source interest, and, as such, United States withholding tax may apply. Each such Certificate Owner, each such Trust Certificateholder and each such Uncertificated Interest Owner further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence its status for United States withholding tax purposes and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Trust Certificates may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if a payment made under this Agreement would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Paying Agent, with a copy to each of the Trustee and the Certificate Administrator, at the time or times prescribed by the Code and at such time or times reasonably requested by the Paying Agent or the Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Paying Agent, the Trustee or the Certificate Administrator to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), and including any amendments made to FATCA after the date of this Agreement.

Section 4.04           REMIC Compliance.

(a)                The parties intend that each Trust REMIC shall constitute, and that the affairs of each Trust REMIC shall be conducted so as to qualify it as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each Trust REMIC and shall on behalf of each Trust REMIC: (i) prepare, timely deliver to the Trustee for execution (and the Trustee shall timely execute) and file, or cause to be prepared and filed, all required Tax Returns for each Trust REMIC, using a calendar year as the taxable year for each Trust REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each Trust REMIC, to be treated as a REMIC on IRS Form 1066 for its first taxable year ending December 31, 2026, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Trust Certificateholders (other than the Holders of the Class S Certificates), the Uncertificated Interest Owners and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of each

Trust REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) obtain a taxpayer identification number for the Upper-Tier REMIC, the Lower-Tier REMIC and, if applicable, any Trust Subordinate Companion Loan REMIC on IRS Form SS-4, and, within thirty days of the Closing Date, furnish or cause to be furnished to the IRS, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Trust Certificates and the Uncertificated Interest Owners may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each Trust REMIC for this purpose; and the Trustee shall execute as needed the related IRS Form SS-4 and IRS Form 8811), together with such additional information as may be required by such IRS Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Certificate Administrator and necessary to make such filing); and (vi) maintain such records relating to each Trust REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Certificate Administrator shall be responsible for the preparation of the related IRS Form W-9, if such form is requested. The Trustee shall be entitled to rely on the information contained therein and is hereby directed to execute such IRS Form W-9.

The Certificate Administrator shall be the “partnership representative” of each Trust REMIC (within the meaning of Code Section 6223, to the extent such provision is applicable to the Trust REMICs). The Certificate Administrator shall make any elections allowed under the Code (i) to avoid the application of Section 6221 of the Code (or successor provision) to any Trust REMIC and (ii) to avoid payment by any Trust REMIC under Section 6225 of the Code of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any holder of any residual interest of any Trust REMIC, past or present. Each Holder of a Percentage Interest in the Class R Certificates, by acceptance thereof, is deemed to agree to any such elections and to the Certificate Administrator’s acting as “partnership representative” of each Trust REMIC that can be designated under the Code.

The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action within its control and the scope of its duties if, in taking or omitting to take such action, the Certificate Administrator knows that such action or omission (as the case may be) would cause the termination of the REMIC status of a Trust REMIC or the imposition of tax on a Trust REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement).

Notwithstanding any provision of this paragraph or the three preceding paragraphs to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the third preceding paragraph or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence. In this regard the Certificate Administrator shall (i) not allow the occurrence of any “prohibited transactions” within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (a) result in a taxable gain, (b) otherwise subject a Trust REMIC to tax (other than a tax at the corporate tax rate on net income from foreclosure property), or (c) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes; (ii) not allow a Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by such Trust REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause); and (iii) not permit the creation of any “interests,” within the meaning of the REMIC Provisions, (A) in the Upper-Tier REMIC other than the Regular Certificates, the Loan-Specific Certificates, the Uncertificated Interests and the Upper-Tier Residual Interest, or (B) in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Lower-Tier Residual Interest or (C) in any Trust Subordinate Companion Loan REMIC other than the related Trust Subordinate Companion Loan Regular Interests and the related Trust Subordinate Companion Loan Residual Interest. None of the Trustee, the Master Servicer, the Special Servicer or the Depositor shall be responsible or liable for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04. The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.

(b)               The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates, the Loan-Specific Certificates and the Uncertificated Interests: (i) each Trust Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Special Servicer, the Depositor and the Class R Certificateholder will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Trust Loan is repurchased or substituted for by the applicable Mortgage Loan Seller pursuant to Article II of this Agreement.

Section 4.05           Imposition of Tax on the Trust REMICs. In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on a Trust REMIC, such tax shall be charged against amounts otherwise distributable with respect to the Regular Certificates, the Loan-Specific Certificates, the Uncertificated Interests and the Class R Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Certificate Administrator for deposit into the Distribution Accounts amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, and the Certificate Administrator shall return to the Special Servicer the excess determined by the Certificate Administrator from time to time of the amount in excess of the amount necessary to pay such taxes); provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Aggregate Available Funds or the applicable Trust Subordinate Companion Loan Available Funds, as applicable, as provided in Section 3.06(a)(vii) of this Agreement and the next sentence. Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from the Distribution Account in determining the amount of Aggregate Available Funds or the applicable Trust Subordinate Companion Loan Available Funds, as applicable, sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the applicable Trust REMIC (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any “prohibited transaction” under Code Section 860F(a) or (ii) the amount of any contribution to a Trust REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the related Distribution Account). To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R Certificates in respect of the related residual interest and shall distribute such retained amounts to the Holders of Non-Vertically Retained Regular Certificates in respect of such Certificates, to the Holders of the Class VRR Certificates in respect of such Certificates, to the Holders of the Loan-Specific Certificates in respect of such Loan-Specific Certificates and each Uncertificated Interest Owner in respect of its Uncertificated Interest or to the Certificate Administrator in respect of the Lower-Tier Regular Interests or the Trust Subordinate Companion Loan Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates in respect of the related residual interest. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any taxes imposed on a Trust REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or the Special Servicer, as applicable, or Section 4.04 or Section 8.01, in the case of the Certificate Administrator or the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Certificate Administrator’s, the Authenticating Agent’s, the Certificate Registrar’s, the Paying Agent’s or the Trustee’s breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer, the Special Servicer, the Authenticating Agent, the Certificate Registrar or the Paying Agent, and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer, the Special Servicer and, in each case if a different entity than the Certificate Administrator, the Authenticating Agent, the Certificate Registrar or the Paying Agent.

Section 4.06           Remittances; P&I Advances.

(a)                On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

(i)                               remit to the Certificate Administrator (A) for deposit in the Lower-Tier REMIC Distribution Account an amount equal to the Yield Maintenance Charges applicable to the Mortgage Loans (but not a Companion Loan) received by the Master Servicer during the Collection Period relating to such Distribution Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the Business Day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), and (B) for deposit in the related Trust Subordinate Companion Loan REMIC Distribution Account an amount equal to the Yield Maintenance Charges applicable to any Trust Subordinate Companion Loan received by the Master Servicer during the Collection Period relating to such Distribution Date;

(ii)                            remit to the Certificate Administrator (A) for deposit in the Lower-Tier REMIC Distribution Account an amount equal to the Aggregate Available Funds applicable to the Mortgage Loans (other than the amounts referred to in clause (iv) below and any Initial Interest Deposit Amounts and Withheld Amounts applicable to the Mortgage Loans to be transferred from the related Interest Reserve Account), and (B) for deposit in the related Trust Subordinate Companion Loan REMIC Distribution Account an amount equal to the Trust Subordinate Companion Loan Available Funds applicable to any Trust Subordinate Companion Loan (other than the amounts referred to in clause (iv) below and any Initial Interest Deposit Amounts and Withheld Amounts applicable to such Trust Subordinate Companion Loan to be transferred from the related Interest Reserve Account);

(iii)                         remit to CREFC® the CREFC® Intellectual Property Royalty License Fee;

(iv)                        make a P&I Advance (A) with respect to the Certificates and the Uncertificated VRR Interest by remittance to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan (including any Outside Serviced Mortgage Loan, any REO Mortgage Loan and any Mortgage Loan related to a Whole Loan, but not a Companion Loan) to the extent such amounts were not received by the Master Servicer on such Mortgage Loan as of the close of business on the Determination Date (without regard to any grace period) in the same month as (or, in the case of an Outside Serviced Mortgage Loan, was not received by the Master Servicer on such Mortgage Loan as of the close of business on the Business Day immediately preceding) such Master Servicer Remittance Date), and (B) with respect to the Loan-Specific Certificates and any Loan-Specific Uncertificated Interest relating to any particular Trust Subordinate Companion Loan by remittance to the Certificate Administrator for deposit into the related Trust Subordinate Companion Loan REMIC Distribution Account, in an amount equal to the Applicable Monthly Payment for such Trust Subordinate Companion Loan to the extent such amount was not received by the Master Servicer on such Trust Subordinate

Companion Loan as of the close of business on the Determination Date (without regard to any grace period) in the same month as such Master Servicer Remittance Date, except that, in each case, the portion of any such P&I Advance equal to the CREFC® Intellectual Property Royalty License Fee for each such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, shall not be remitted to the Certificate Administrator but shall instead be remitted to CREFC® and (other than with respect to any Trust Subordinate Companion Loan) the portion of such P&I Advance equal to the Asset Representations Reviewer Ongoing Fee, the Operating Advisor Fee or the Trustee/Certificate Administrator Fee, to the extent the subject fee remains unpaid to the applicable party hereunder, shall be deposited in the Collection Account or the applicable Whole Loan Custodial Account, as applicable, for payment to such party;

(v)                           remit to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date out of the amounts from which it is payable;

(vi)                        remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the Business Day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any; and

(vii)                     remit to the Certificate Administrator for deposit in the Excess Interest Distribution Account all Excess Interest for the related Distribution Date then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06(a)(ii) through Section 3.06(a)(ix) of this Agreement.

Neither the Master Servicer nor the Back-Up Advancing Agent shall be required or permitted to make an advance for Balloon Payments, Default Interest, Excess Interest or Yield Maintenance Charges, or delinquent Monthly Payments on the Companion Loans (other than the Trust Subordinate Companion Loans) or any REO Companion Loans (other than any successor REO Companion Loan with respect to any Trust Subordinate Companion Loan). The amount required to be advanced in respect of delinquent payments of interest on any Mortgage Loan or Trust Subordinate Companion Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts shall not affect the principal portion of any P&I Advances.

Any amount advanced by the Master Servicer pursuant to Section 4.06(a)(iv) of this Agreement shall constitute a P&I Advance for all purposes of this Agreement and the Master

Servicer shall be entitled to reimbursement (with interest at the Advance Rate). The Special Servicer shall have no obligation to make any P&I Advance.

The Certificate Administrator shall notify the Master Servicer (and, unless the Certificate Administrator is the Back-Up Advancing Agent, shall also notify the Back-Up Advancing Agent) by telephone if as of 3:00 p.m., New York City time, on the Master Servicer Remittance Date, the Certificate Administrator has not received the amount of a P&I Advance required to be made by the Master Servicer hereunder. If as of 11:00 a.m., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(a)(iv) of this Agreement, the Certificate Administrator shall notify the Back-Up Advancing Agent (unless the Certificate Administrator is the Back-Up Advancing Agent), and the Back-Up Advancing Agent (regardless of who is acting in such capacity) shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier REMIC Distribution Account, or the applicable Trust Subordinate Companion Loan REMIC Distribution Account, as applicable, in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer.

Neither the Master Servicer nor the Back-Up Advancing Agent shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer or the Back-Up Advancing Agent, as applicable, or the Special Servicer determines that such Advance will be a Nonrecoverable Advance. The determination by any Person with an obligation hereunder to make P&I Advances that it has made (or in the case of a determination by the Special Servicer, that the Master Servicer or the Back-Up Advancing Agent has made) a Nonrecoverable Advance or the determination by the Special Servicer, the Master Servicer or the Back-Up Advancing Agent that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance, shall be made by such Person (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard or (ii) in the case of the Back-Up Advancing Agent, in its good faith business judgment, and shall be evidenced by an Officer’s Certificate as set forth in Section 4.06(b). In connection with a determination by the Special Servicer, the Master Servicer or the Back-Up Advancing Agent as to whether a P&I Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

(A)             any such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Serviced Whole Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries;

(B)              any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and may obtain at the expense of the

Trust Fund any analysis, Appraisals or market value estimates or other information for such purposes;

(C)              the Special Servicer may, at its option (exercised in its sole discretion), make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance or that any outstanding P&I Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Back-Up Advancing Agent, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination shall be conclusive and binding on the Master Servicer and the Back-Up Advancing Agent;

(D)             although the Special Servicer may determine whether a P&I Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any P&I Advance previously made or to be made (or contemplated to be made) by the Master Servicer or the Back-Up Advancing Agent is, or would be, recoverable or (ii) reverse any determination that may have been made by the Master Servicer or the Back-Up Advancing Agent or to prohibit the Master Servicer or the Back-Up Advancing Agent from making a determination that a P&I Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a P&I Advance to be made (or contemplated to be made) would be, or a previously made Advance is, a Nonrecoverable Advance, as described in this Section 4.06;

(E)              any non-recoverability determination by the Master Servicer or the Special Servicer pursuant to this Section 4.06 with respect to the recoverability of P&I Advances shall be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Back-Up Advancing Agent;

(F)               the Master Servicer shall provide notice to the Back-Up Advancing Agent on or prior to the Master Servicer Remittance Date of any such non-recoverability determination made by the Master Servicer on or prior to such date;

(G)             the Back-Up Advancing Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or Special Servicer that such Advance would be a Nonrecoverable Advance, the Back-Up Advancing Agent shall make such advance within the time periods required by this Section 4.06 unless the Back-Up Advancing Agent, in its good faith business judgment, or the Special Servicer, in accordance with the Servicing Standard, makes a determination prior to the times specified in this Section 4.06 that such advance would be a Nonrecoverable Advance;

(H)             the Special Servicer shall report, promptly upon making a determination contemplated in this paragraph, to the Master Servicer the Special Servicer’s determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to a future Distribution Date with respect to any Specially Serviced Loan is a Nonrecoverable P&I Advance, and if the Special Servicer determines that such P&I Advance is a Nonrecoverable P&I Advance, such determination shall be conclusive and binding on the Master Servicer and the Back-Up Advancing Agent, and the Master Servicer and the Back-Up Advancing Agent shall be entitled to conclusively rely on such determination; and

(I)                notwithstanding the foregoing, the Back-Up Advancing Agent may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any P&I Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with clause (E) above which is binding on the Back-Up Advancing Agent), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any P&I Advance would be recoverable.

The Master Servicer or the Back-Up Advancing Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes (together with interest thereon) to the extent permitted pursuant to Section 3.06(a)(ii) of this Agreement and each of the Master Servicer and Special Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Mortgagors to the extent permitted by applicable law and the related Trust Loan.

Within 2 Business Days of making a P&I Advance on any Mortgage Loan that is part of a Whole Loan, the Master Servicer or the Back-Up Advancing Agent, as applicable, shall provide written notice of the amount of such P&I Advance to (i) if such Mortgage Loan is part of a Serviced Whole Loan, the related Other Servicer, Other Special Servicer and Other Trustee of each Other Securitization Trust that holds a related Serviced Companion Loan, if any, or (ii) if such Mortgage Loan is part of an Outside Serviced Whole Loan, the related Outside Servicer, Outside Special Servicer and Outside Trustee of the related Outside Securitization Trust.

With respect to P&I Advances and each Outside Serviced Mortgage Loan, the Master Servicer and the Back-Up Advancing Agent shall be entitled to rely on the “appraisal reduction amount” calculated by the related Outside Special Servicer or the related Outside Servicer in accordance with the terms of the applicable Outside Servicing Agreement.

(b)               The determination by the Master Servicer, the Back-Up Advancing Agent or the Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.06 with respect to any Mortgage Loan (or with respect to any successor REO Mortgage Loan with respect to any of the foregoing), would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer’s Certificate delivered on or prior to the next Master Servicer Remittance Date to the Trustee (unless it is the Person making the determination), the Certificate Administrator (unless it is the Person making the determination), any applicable Directing Holder, the holder of any related Pari Passu

Companion Loan or its Companion Loan Holder Representative (in the case of a Pari Passu Whole Loan), the Master Servicer (unless it is the Person making the determination), the Special Servicer (unless it is the Person making the determination), the Back-Up Advancing Agent (unless it is the Person making the determination) and, if the Back-Up Advancing Agent is making the determination, the Depositor, setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person’s possession) and any engineers’ reports, environmental surveys or similar reports that such Person may have obtained and that support such determination. The Master Servicer and the Special Servicer shall consider Unliquidated Advances with respect to prior P&I Advances for the purpose of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will take into account, among other things, the subordinate nature of such Trust Subordinate Companion Loan to the related Mortgage Loan and the related Pari Passu Companion Loans.

(c)                [Reserved]

(d)               With respect to each Outside Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent shall make its determination (based on information provided by the applicable Outside Servicer and Outside Special Servicer) that a P&I Advance that has been made on such Outside Serviced Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to such Outside Serviced Mortgage Loan independently of any determination made by the applicable Outside Servicer, the applicable Outside Special Servicer or the Outside Trustee, as the case may be, under the applicable Outside Servicing Agreement in respect of the related Outside Serviced Companion Loan. If the Master Servicer, the Special Servicer or the Back-Up Advancing Agent determines that a proposed P&I Advance with respect to an Outside Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to an Outside Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, shall provide the applicable Outside Servicer and Outside Special Servicer written notice of such determination within two (2) Business Days of the date of such determination. If the Master Servicer receives written notice from the related Outside Servicer or the related Outside Special Servicer, as the case may be, that either has determined, or the Outside Trustee has determined, in accordance with the applicable Outside Servicing Agreement with respect to an Outside Serviced Companion Loan, that any proposed advance under the applicable Outside Servicing Agreement that is similar to a P&I Advance would be, or any outstanding advance under such Outside Servicing Agreement that is similar to a P&I Advance is, a nonrecoverable advance, then the Master Servicer, the Special Servicer or the Back-Up Advancing Agent may, based upon such determination, determine that any P&I Advance previously made or proposed to be made with respect to the related Outside Serviced Mortgage Loan will be a Nonrecoverable P&I Advance. Thereafter, in either case, the Master Servicer and the Back-Up Advancing Agent shall not be required to make any additional P&I Advances with respect to the related Outside Serviced Mortgage Loan unless and until the Master Servicer or the Back-Up Advancing Agent, as the case may be, determines that any such additional P&I Advances with respect to the related Outside Serviced Mortgage Loan would not be a Nonrecoverable P&I Advance, which determination may be as a result of consultation with the related Outside Servicer or the related Outside Special Servicer, as the case may be, or otherwise. For the avoidance of doubt, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as the case may be, shall have the sole discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance. Any non-recoverability determination by the Master Servicer or the Special Servicer pursuant to this Section 4.06 with respect to the recoverability of P&I Advances shall be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Back-Up Advancing Agent.

(e)                If the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer has received written notice from any Rating Agency to the effect that continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Trust Certificates and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days, then the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, shall promptly notify the other such parties and the Certificate Administrator, and the Certificate Administrator shall promptly notify the Serviced Companion Loan Holder and the applicable master servicer of any Serviced Companion Loan.

(f)                For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the related Monthly Payments, the Master Servicer shall make P&I Advances for such Mortgage Loan based on the terms of the related Loan Documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

(g)               Notwithstanding any other terms of this Agreement, none of the Master Servicer, the Special Servicer nor the Back-Up Advancing Agent shall be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent shall only be entitled to reimbursement for a P&I Advance (and any interest thereon) from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan.

(h)               Notwithstanding any other terms of this Agreement, none of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent shall be entitled to recover: (1) from collections on a Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of a Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Property Advance for a Trust Subordinate Companion Whole Loan, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, shall be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Section 4.07           Grantor Trust Reporting.

(a)                The Certificate Administrator shall maintain adequate books and records to account for the separate entitlements of the Grantor Trust.

(b)               The parties intend that the Grantor Trust shall be treated as a “grantor trust” under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, none of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall vary the assets of the Grantor Trust so as to take advantage of market fluctuations or so as to improve the rate of return of the Grantor Trust Certificates or the Uncertificated VRR Interest, and shall otherwise comply with Treasury Regulations Section 301.7701-4(c). The Certificate Administrator shall timely file or cause to be timely filed with the IRS Form 1041, Form 1099 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the respective Classes of the Grantor Trust Certificates and the Uncertificated VRR Interest Owner, their allocable share of income and expense with respect to the VRR Specific Grantor Trust Asset, the Class S Specific Grantor Trust Assets and proceeds thereof as such amounts are received or accrue, as applicable.

(c)                (i)                             The Grantor Trust will be a WHFIT that is a WHMT at any time any portion of the Combined VRR Interest or a Class S Certificate is held by a “middleman” as defined by the WHFIT Regulations. The Certificate Administrator is hereby directed to assume that the Grantor Trust is not a WHFIT until it has actual knowledge, or has received further notice from the Depositor, that any portion of the Combined VRR Interest or a Class S Certificate is held by a “middleman”. The Certificate Administrator shall report as required under the WHFIT Regulations or other Treasury Regulations applicable to grantor trusts to the extent such information as is reasonably necessary to enable the Certificate Administrator to do so is provided to the Certificate Administrator on a timely basis. The Certificate Administrator will not be liable for any tax reporting penalties that may arise under the WHFIT Regulations in the event that the IRS makes a determination that is contrary to the first sentence of this paragraph.

(ii)                            The Certificate Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Certificate Administrator shall make available (via the Certificate Administrator’s Website) WHFIT

information to Certificateholders and the Uncertificated VRR Interest Owner annually. In addition, the Certificate Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder or Uncertificated VRR Interest Owner, unless requested by such Certificateholder or such Uncertificated VRR Interest Owner.

(iii)                         The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information that is not in its possession being provided to the Certificate Administrator or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator. Each owner of a class of securities representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Certificate Administrator with information regarding any sale of such securities, including the price, amount of proceeds and date of sale. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.

(d)               To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on the Certificate Administrator’s Website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Number so published will represent the Rule 144A CUSIP Numbers. The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. Absent the receipt of a CUSIP Number, the Certificate Administrator will use a reasonable identifier number in lieu of a CUSIP Number. The Certificate Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

(e)                Because the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, there will not be any VRR Specific Grantor Trust Assets or Class S Specific Grantor Trust Assets, and no Excess Interest Distribution Account will be established. Accordingly, there will not be a Grantor Trust and all references in this Agreement to “Grantor Trust” shall be disregarded.

Section 4.08           Calculations. Provided that the Certificate Administrator receives the necessary loan-level information from the Master Servicer and/or the Special Servicer, the Certificate Administrator shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Distribution Date Statements pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses to be made pursuant to Section 4.01. The Certificate Administrator shall calculate the Principal Distribution Amount, the VRR Principal Distribution Amount, the Aggregate Principal Distribution Amount, the Interest Distribution Amounts, the VRR Interest Distribution Amount, the VRR Realized Loss Interest Distribution Amount and any comparable principal, interest and other distribution amounts relating to the Loan-Specific Certificates and any Loan-Specific Uncertificated Interests relating to a Trust Subordinate Companion Loan for each Distribution Date and shall allocate such amounts among the Trust

Certificateholders and the Uncertificated Interest Owners in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any loan-level information provided to it by the Master Servicer. The calculations by the Certificate Administrator contemplated by this Section 4.08 shall, in the absence of manifest error, be deemed to be correct for all purposes hereunder.

Section 4.09           Secure Data Room.

(a)                Within 60 days of the Closing Date, the Certificate Administrator shall create a Secure Data Room, and the Depositor shall, upon the earlier of (i) receipt of all the Mortgage Loan Sellers’ Diligence File Certifications and (ii) the 120th day following the Closing Date (but, in any event, no earlier than the date on which the Depositor has received a written notice from the Certificate Administrator that the Secure Data Room has been created), deliver to the Certificate Administrator (but solely with respect to any Diligence File(s) received by the Depositor as to which it has received the related Mortgage Loan Seller’s Diligence File Certification) an electronic copy of the Diligence Files for the Mortgage Loans that have been uploaded by the Mortgage Loan Sellers to the Designated Site. After the 120th day following the Closing Date, the Depositor may deliver any Mortgage Loan Seller’s Diligence Files to the Certificate Administrator if it has not previously delivered such Mortgage Loan Seller’s Diligence Files to the Certificate Administrator. Upon receipt thereof, the Certificate Administrator shall promptly upload the contents of each Diligence File to the Secure Data Room. Access to the Secure Data Room shall be granted by the Certificate Administrator to (i) the Asset Representations Reviewer and (ii) any other Person at the direction of the Depositor, in each case, upon the occurrence of an Affirmative Asset Review Vote and receipt by the Certificate Administrator of a certification substantially in the form of Exhibit KK hereto (which shall be sent via e-mail to trustadministrationgroup@computershare.com or submitted electronically via the Certificate Administrator’s website). In no case whatsoever shall Trust Certificateholders or Uncertificated Interest Owners be permitted to access the Secure Data Room. For the avoidance of doubt, the Certificate Administrator shall be under no obligation to post any documents to the Secure Data Room other than the contents of the Diligence Files initially delivered to it by the Depositor with respect to each Mortgage Loan Seller.

(b)               The Certificate Administrator shall not have any obligation or duty to verify, review, confirm or otherwise determine whether the type, number or contents of any Diligence File delivered to the Certificate Administrator is accurate, complete, or relates to the transaction or confirm that all documents and information constituting any Diligence File have actually been delivered to the Certificate Administrator. In no case shall the Certificate Administrator be deemed to have obtained actual or constructive knowledge of the contents of, or information contained in, any Diligence File by virtue of posting such Diligence File to the Secure Data Room. In the event that any document is posted in error, the Certificate Administrator may remove such document from the Secure Data Room. The Certificate Administrator shall not have any obligation to produce physical or electronic copies of any document provided to it for posting to the Secure Data Room. The Certificate Administrator shall not be responsible or held liable for any other Person’s use or dissemination of the documents contained on the Secure Data Room; provided that such event or occurrence is not also a result of its own negligence, bad faith or willful misconduct. The Certificate Administrator shall not be required to restrict access to the Secure

Data Room on a loan-by-loan basis and any Person with access to the Secure Data Room shall covenant to access only the documents necessary to perform its duties and responsibilities under this Agreement.

(c)                Upon the resignation or removal of the Certificate Administrator pursuant to Section 8.07, the Certificate Administrator shall transfer electronic copies of the Diligence Files to a successor certificate administrator designated in writing by the Depositor or the Master Servicer, and all costs and expenses associated with the transfer of the Diligence Files shall be payable as part of the costs and expenses associated with the transfer of its responsibilities upon the resignation or removal of the Certificate Administrator pursuant to Section 8.07. Following the date on which any Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust, the Special Servicer may (but shall not be obligated to) direct the Certificate Administrator in writing to delete the Diligence File related to such Mortgage Loan from the Secure Data Room; provided that absent such direction, the Certificate Administrator shall not be obligated to delete any Diligence File from the Secure Data Room. Following the termination of the Trust pursuant to Section 9.01, the Certificate Administrator shall be permitted to delete all files from the Secure Data Room. Upon deletion, in no event shall the Certificate Administrator be obligated to reproduce or retrieve such deleted files.

Article V

THE CERTIFICATES

Section 5.01           The Certificates.

(a)                The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class X-D Certificates, the Class D Certificates, the Class E-RR Certificates, the Class F-RR Certificates, the Class G-RR Certificates, the Class J-RR Certificates, the Class VRR Certificates (if any Person retains credit risk retention in accordance with Regulation RR in the form of a certificated “eligible vertical interest” (as defined in Regulation RR)), the Class R Certificates and, if the Trust Fund includes one or more ARD Mortgage Loans on the Closing Date, the Class S Certificates. [IDENTIFICATION OF LOAN-SPECIFIC CERTIFICATES RESERVED.]

Each Class of Trust Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-18, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Trust Certificates, as evidenced by their execution thereof. The Public Certificates (other than the Class X-A and Class X-B Certificates) shall be issued in minimum denominations of $10,000 and integral multiples of $1 in excess thereof. The Private Certificates (other than the Class X-D, Class S and Class R Certificates and any Loan-Specific Interest-Only Certificates) shall be issued in minimum denominations of $100,000 (or $10,000 in the case of any such Private Certificates sold to Qualified Institutional Buyers) and integral multiples of $1 in excess thereof. The Class X-A, Class X-B and Class X-D Certificates and any Loan-Specific Interest-Only Certificates shall be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess thereof. The Class VRR Certificates shall be issued in minimum denominations of $100,000 and integral multiples of $0.01 in excess thereof. If the initial Certificate Balance or initial Notional Amount, as applicable, of any Class of Trust Certificates (exclusive of the Class VRR, Class S and Class R Certificates) does not equal an integral multiple of $1, then a single Trust Certificate of such Class may be issued in a minimum denomination of authorized initial principal balance or initial notional amount, as applicable, that includes the excess of (i) the initial Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1 that does not exceed such amount. The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and in integral multiples of 1% in excess thereof. The Class S Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class S Certificates and in integral multiples of 1% in excess thereof.

(b)               One authorized signatory shall sign the Trust Certificates for the Certificate Administrator by manual or facsimile signature. If an authorized signatory whose signature is on a Trust Certificate no longer holds that office at the time the Certificate Administrator countersigns the Trust Certificate, the Trust Certificate shall be valid nevertheless. A Trust Certificate shall not be valid until an authorized signatory of the Certificate Administrator (who may be the same officer who executed the Trust Certificate) manually countersigns the Trust Certificate. The signature shall be conclusive evidence that the Trust Certificate has been executed and countersigned under this Agreement.

Section 5.02           Form and Registration.

(a)                Each Class of Public Certificates shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto, which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(b)               Unless and until Definitive Certificates are issued in respect of a Class of Global Certificates, beneficial ownership interests in such Trust Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Trust Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Trust Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Trust Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Trust Certificates through the Depository Participants in accordance with the Depository’s procedures.

(c)                No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then:

(i)                               The Trust Certificates of each Class of the Private Certificates (other than the Risk Retention Certificates (in each case during the applicable RR Interest Transfer Restriction Period), the Class S Certificates and the Class R Certificates) sold in offshore transactions in reliance on Regulation S under the Act shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Private Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of Euroclear and/or Clearstream. Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class of Private Certificates (a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.03(f) of this Agreement. During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph. Computershare Trust Company, National Association is hereby initially appointed the Authenticating Agent with the power to act, on the Trustee’s behalf, in the authentication and delivery of the Trust Certificates in connection with transfers and exchanges as herein provided. If Computershare Trust Company, National Association is removed as Certificate Administrator, then Computershare Trust Company, National Association shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Certificate Administrator (or, if the same entity is acting as both the

Authenticating Agent and the Certificate Administrator and such entity is being removed from both capacities, a successor Certificate Administrator) shall appoint a successor authenticating agent, which may be the Certificate Administrator or an Affiliate thereof, in accordance with Section 5.09 of this Agreement.

(ii)                            The Trust Certificates of each Class of Private Certificates (other than the Risk Retention Certificates, the Class S Certificates and the Class R Certificates) offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(iii)                         The Trust Certificates of each Class of Private Certificates offered and sold in the United States to investors that are Institutional Accredited Investors that are not Qualified Institutional Buyers, the Risk Retention Certificates (in each case during the applicable RR Interest Transfer Restriction Period), the Class S Certificates and the Class R Certificates (collectively, the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, in each case substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners.

(d)               Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of certificated Trust Certificates unless: (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Trust Certificates of such Class; or (iii) in the case of a Private Certificate, all of the applicable requirements of Section 5.03 of this Agreement are satisfied; provided, however, that under no circumstances will certificated Private Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Trust Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for reregistration, the Certificate Registrar shall issue Trust Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Trust Certificateholders under this Agreement.

(e)                If any Certificate Owner wishes to transfer its interest in a Rule 144A Global Certificate to an Institutional Accredited Investor that is not a Qualified Institutional Buyer, or wishes to transfer its interest in a Regulation S Global Certificate to a “U.S. person” (as that term is defined in Rule 902(k) under the Securities Act) that is an Institutional Accredited Investor but not a Qualified Institutional Buyer, then the transferee shall take delivery in the form of a Non-Book Entry Certificate, subject to the restrictions on the transfer of such Non-Book Entry Certificate in Section 5.03(h) of this Agreement. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer complies with the provisions of Section 5.03(h) of this Agreement applicable to transfers of Non-Book Entry Certificates. Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate for a Non-Book Entry Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Certificate equal to the denomination of such Non-Book Entry Certificate issued in exchange therefor or upon transfer thereof.

(f)                During the applicable RR Interest Transfer Restriction Period, any Risk Retention Certificate shall only be held as a Definitive Certificate in the Retained Interest Safekeeping Account by the Certificate Administrator (and the related Retaining Party’s respective interest shall be tracked in the form of an entry in the Certificate Administrator’s trust accounting system under the Retained Interest Safekeeping Account), for the benefit of the Holder of the related Trust Certificate. The Certificate Administrator shall hold each Risk Retention Certificate in safekeeping and shall release the same only upon receipt of a written direction signed by each of the Depositor (except in the case of the HRR Interest or a Loan-Specific HRR Interest), the Retaining Sponsor or the applicable Loan-Specific Retaining Sponsor, as applicable, and the Holder of such Trust Certificate, and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement. There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “Retained Interest Safekeeping Account” and into which each Risk Retention Certificate shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the Retained Interest Safekeeping Account for each related Retaining Party. Each Risk Retention Certificate to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. Upon receipt by the Certificate Administrator of any Risk Retention Certificate in connection with the initial issuance thereof and, for so long as the Risk Retention Certificates are held in the Retained Interest Safekeeping Account by the Certificate Administrator pursuant to this Agreement, upon any transfer or exchange pursuant to this Article V of any Risk Retention Certificate, the Certificate Administrator shall deliver to the related Retaining Party a receipt in the form set forth in Exhibit MM. No amounts distributable with respect to any Risk Retention Certificate shall be remitted to the Retained Interest Safekeeping Account, but instead shall be remitted directly to the applicable Retaining Party in accordance with written instructions provided separately on the Closing Date (and any updates to such written instructions provided from time to time) by such Retaining Party to the Certificate Administrator. Under no circumstances by virtue of safekeeping any Risk Retention Certificate shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any Person on behalf of any Retaining Party. During the applicable RR Interest Transfer Restriction Period and for such longer time as the related Retaining Party may request, the Certificate Administrator shall hold each individual Risk Retention Certificate at the below location, or any other location; provided the Certificate Administrator has given notice to the Depositor, the Retaining Sponsor, the Loan-Specific Retaining Sponsors and each Retaining Party of such new location:

Computershare Trust Company, National Association

Attn: Trust Vault St. Paul

1505 Energy Park Drive

St. Paul, Minnesota 55108

The Certificate Administrator shall make available to each related Retaining Party its account information as mutually agreed upon by the Certificate Administrator and each respective Retaining Party, and in accordance with the Certificate Administrator’s policies and procedures. Any transfer of a Risk Retention Certificate shall be subject to this Article V. During the applicable RR Interest Transfer Restriction Period, unless the Retaining Sponsor or the applicable Loan-Specific Retaining Sponsor, as applicable, and the Depositor otherwise consent in writing, the Certificate Administrator shall not permit any Person to copy (other than for internal purposes), and shall not itself provide to any Person copies of, any executed Risk Retention Certificate held by it in the Retained Interest Safekeeping Account.

After the release of any Credit Risk Retention Certificates pursuant to this Section Article V, the Certificate Administrator shall have no liability or obligation with respect to the safekeeping of such released Credit Risk Retention Certificates, provided that such Credit Risk Retention Certificates were held and released in accordance with the terms of this Agreement

(g)               To the extent that the aggregate principal amount of the Combined VRR Interest or the aggregate value of the HRR Interest is in excess of the amount or percentage of risk retention required pursuant to Regulation RR, such excess portion of the Combined VRR Interest or the HRR Interest, as applicable, shall nevertheless be deemed to be subject to the requirements of Regulation RR and any Risk Retention Certificates or Uncertificated Interests evidencing or constituting such excess portion of the Combined VRR Interest or the HRR Interest shall be subject to all of the provisions in this Agreement applicable to the Combined VRR Interest or the HRR Interest, as applicable, including, without limitation, the provisions of this Article V.

Section 5.03           Registration of Transfer and Exchange of Certificates.

(a)                Subject to the restrictions on transfer set forth in this Article V, upon surrender for registration of transfer of any Trust Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations, in like aggregate interest and of the same Class.

(b)               The Certificate Administrator shall keep or cause to be kept at its principal offices books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Trust Certificates and the Uncertificated Interests and of transfers and exchanges of Trust Certificates and the Uncertificated Interest as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Trust Certificates of each Class of Private Certificates represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate and accepting Trust Certificates for exchange and registration of transfer, (ii) registering transfers and pledges of the Uncertificated Interests and (iii) transmitting to the Depositor, the Master Servicer and the Special Servicer any notices from the Trust Certificateholders and the Uncertificated Interest Owners. In its capacity as Certificate Registrar, the Certificate Administrator shall be responsible for, among other things, holding the Risk Retention Certificates as Definitive Certificates on behalf of each Holder of such Trust Certificates in accordance with Section 5.02(f).

(c)                Rule 144A Global Certificate to Temporary Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time during the Restricted Period to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to an institution that is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit E to this Agreement given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(d)               Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time following the Restricted Period to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to an institution that is required to take delivery thereof in the form of an interest in a Regulation S Global

Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit F to this Agreement given by the holder of such beneficial interest, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(e)                Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate at any time during the Restricted Period, a certificate in the form of Exhibit G to this Agreement given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary

Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.

(f)                Temporary Regulation S Global Certificate to Regulation S Global Certificate. Interests in a Temporary Regulation S Global Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit H to this Agreement from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class of Private Certificates. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate. Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Trust Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.

(g)               Non-Book Entry Certificate to Global Certificate. If a holder of a Non-Book Entry Certificate that is a Private Certificate (other than any Risk Retention Certificate during the applicable RR Interest Transfer Restriction Period, a Class S Certificate or a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to an institution that is entitled to take delivery thereof in the form of an interest in a Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit I to this Agreement (in the event that the applicable Global Certificate is the Temporary Regulation S Global Certificate), in the form of Exhibit J to this Agreement (in the event that the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit K to this Agreement (in the event that the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, and shall, if applicable, direct the Certificate Administrator to execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the institution specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled. Upon the written direction of the Depositor (which may be by e-mail to CCTCMBSBondAdmin@computershare.com) or its Affiliate, the Certificate Registrar shall execute any instrument as may be reasonably required by the Depository to effect such exchange.

(h)               Exchanges of Non-Book Entry Certificates. If a holder of a Rule 144A Global Certificate, Regulation S Global Certificate or Non-Book Entry Certificate (other than a Public Certificate) wishes at any time to transfer its interest in such Rule 144A Global Certificate, Regulation S Global Certificate or Non-Book Entry Certificate to a Person who is required to take delivery thereof in the form of a Non-Book Entry Certificate, then (except in connection with the transfer or deemed transfer thereof by the Depositor, an Initial Purchaser or, if occurring on the Closing Date, the Retaining Sponsor) the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon): (i) a certificate from the proposed transferor substantially in the form attached as Exhibit L-2B to this Agreement, (ii) an investment representation letter from the proposed transferee substantially in the form attached as Exhibit L-4 to this Agreement; and (iii) if required by the Certificate Registrar, an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Trust Certificateholder desiring to effect such transfer and/or the proposed transferee on which such opinion of counsel is based (such opinion of counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such).

(i)                 Transfers of Risk Retention Certificates. At all times during the applicable RR Interest Transfer Restriction Period, if a transfer of any Risk Retention Certificate is to be made (other than in connection with (1) transfers on the Closing Date, pursuant to a Mortgage Loan Purchase Agreement, of Class VRR Certificates or Loan-Specific Certificates constituting a Loan-Specific VRR Interest, (2) the transfer to the Retaining Sponsor on the Closing Date of the Certificates constituting the HRR Interest and (3) the transfer to a Loan-Specific Third Party Purchaser on the Closing Date of the Loan-Specific Certificates constituting a Loan-Specific HRR

Interest), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, the Certificate Registrar may conclusively rely upon) (i) a certification from the prospective Transferee of the Certificateholder or Loan-Specific Certificateholder, as applicable, desiring to effect such transfer substantially in the form attached hereto as Exhibit L-5B (in the case of a transfer of Class VRR Certificates), Exhibit L-5C (in the case of a transfer of Certificates constituting the HRR Interest), Exhibit L-5D (in the case of a transfer of Loan-Specific Certificates constituting a Loan-Specific HRR Interest) or Exhibit L-5E (in the case of a transfer of Loan-Specific Certificates constituting a Loan-Specific VRR Interest), which such certification must (x) be countersigned by the applicable Retaining Party, by the Retaining Sponsor or applicable Loan-Specific Retaining Sponsor (as applicable) (if different than the applicable Retaining Party) and, except in the case of a transfer of Certificates constituting the HRR Interest or Loan-Specific Certificates constituting a Loan-Specific HRR Interest, the Depositor, and (y) include a medallion stamp guarantee of the applicable Retaining Party, (ii) a certification from the Certificateholder or Loan-Specific Certificateholder, as applicable, desiring to effect such transfer substantially in the form attached hereto as Exhibit L-6B (in the case of a transfer of Class VRR Certificates), Exhibit L-6C (in the case of a transfer of Certificates constituting the HRR Interest), Exhibit L-6D (in the case of a transfer of Loan-Specific Certificates constituting a Loan-Specific HRR Interest) or Exhibit L-6E (in the case of a transfer of Loan-Specific Certificates constituting a Loan-Specific VRR Interest), which such certification must (x) be countersigned by the applicable Retaining Party (if different than the transferor), by the Retaining Sponsor or applicable Loan-Specific Retaining Sponsor (as applicable) (if different than the applicable Retaining Party) and, except in the case of a transfer of Certificates constituting the HRR Interest or Loan-Specific Certificates constituting a Loan-Specific HRR Interest, the Depositor, and (y) include a medallion stamp guarantee of the applicable Retaining Party, (iii) an Internal Revenue Service Form W-9 completed by the prospective Transferee, and (iv) wire instructions and contact information of the prospective Transferee. Upon receipt of the foregoing certifications, the Certificate Registrar shall, subject to Section 5.02(f), Section 5.03(a), Section 5.03(h), the following provisions of this Section 5.03(i), and Section 5.03(n), reflect such Risk Retention Certificate in the name of the prospective Transferee. In no event shall a Risk Retention Certificate be held as a Global Certificate during the applicable RR Interest Transfer Restriction Period.

(j)                 Other Exchanges. In the event that a Global Certificate is exchanged for a Definitive Certificate (other than as otherwise set forth in Section 5.02(d) of this Agreement), such Trust Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (c) through (f), (h) and (i) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(k)               Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Trust Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.

(l)                 If Private Certificates are issued upon the transfer, exchange or replacement of Trust Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Trust Certificates, the Private Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act, Regulation RR or, with respect to Non-Book Entry Certificates, that such Trust Certificates are not “restricted” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Trust Certificates that do not bear such legend.

(m)             All Trust Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(n)               No Class VRR Certificate (if it is not an ERISA Restricted Certificate covered by the next sentence), Uncertificated Interest, Class S Certificate or Class R Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be (i) an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (each, a “Plan”), or (ii) any entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA, or Similar Law (as defined below), an insurance company that is using the assets of separate accounts or general accounts which include Plan assets (or which are deemed to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of a Plan (each, a “Plan Investor”) to purchase such Trust Certificate or Uncertificated Interest. In addition, no ERISA Restricted Certificate or interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan or Plan Investor, unless (i) such purchaser or transferee is an insurance company, (ii) the source of funds used to acquire or hold such ERISA Restricted Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Furthermore, no ERISA Restricted Certificate, Class VRR Certificate (regardless of whether it is an ERISA Restricted Certificate), Uncertificated Interest, Class S Certificate or Class R Certificate or interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”), or to any Person acting on behalf of any such plan or using the assets of such plan to acquire such Trust Certificate or interest therein unless, in the case of an ERISA Restricted Certificate, its acquisition, holding and disposition of such Trust Certificate or an interest therein would not constitute or otherwise result in a non-exempt violation of Similar Law. Except in connection with the transfer or deemed transfer thereof by the Depositor, an Initial Purchaser or, if occurring on the Closing Date, the Retaining Sponsor, each prospective transferee of an ERISA Restricted Certificate, a Class VRR Certificate (regardless of whether it is an ERISA Restricted Certificate), a Class S Certificate or a Class R Certificate in the form of a Non-Book Entry Certificate or any Uncertificated Interest shall deliver to the transferor, the Depositor, the Certificate Registrar, the Certificate Administrator and the Trustee representation letters, substantially in the form of Exhibit L-3 and, except in the case of an Uncertificated Interest, Exhibit L-4 to this Agreement. Each beneficial owner of a Trust Certificate (other than a Class S or Class R Certificate) or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Trust Certificate or interest therein, that either (i) it is not a Plan or Plan Investor, (ii) except in the case of an ERISA Restricted Certificate or a Class VRR Certificate (regardless of whether it is an ERISA Restricted Certificate), it has acquired and is holding the Trust Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Trust Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a rating agency that meets the requirements of the Underwriter Exemption and that such Trust Certificate is so rated and that it is an Institutional Accredited Investor or (iii) except in the case of a Class VRR Certificate (unless it is being sold or transferred through BMO Capital Markets Corp., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC and Wells Fargo Securities, LLC), (1) it is an insurance company, (2) the source of funds used to acquire or hold the Trust Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Each beneficial owner of a Trust Certificate or an interest therein which is a governmental plan or other plan subject to Similar Law shall be deemed to have represented, by virtue of its acquisition or holding of such Trust Certificate or interest therein that the acquisition, holding and disposition of such Trust Certificate or an interest therein by the purchaser will not constitute or otherwise result in a non-exempt violation of Similar Law. Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Trust Certificates.

(o)               (i)                                The Depositor hereby directs the Certificate Administrator to register each Uncertificated Interest, upon issuance, in the Certificate Register in the name of the initial Uncertificated Interest Owner or the applicable Loan-Specific Retaining Sponsor, as applicable. No Person shall be permitted to own, directly or indirectly, any interest in an Uncertificated Interest other than (i) the initial Uncertificated Interest Owner of such Uncertificated Interest or one of its Majority Owned Affiliates that is not a Non-Exempt Person or (ii) a Person that provides financing permitted under Regulation RR (a “Permitted Lender”) to the applicable Uncertificated Interest Owner or such Majority Owned Affiliate; provided, further, that if such financing is provided by the Permitted Lender in a repurchase transaction, the applicable initial Uncertificated Interest Owner or such Majority-Owned Affiliate of the applicable initial Uncertificated Interest Owner may transfer its interest in such Uncertificated Interest to the Permitted Lender so long as the applicable initial Uncertificated Interest Owner or such Majority-Owned Affiliate is obligated to repurchase such interest in such Uncertificated Interest pursuant to the terms of the related financing documents. An Uncertificated Interest Owner, if it wishes to transfer its Uncertificated Interest, shall notify the Certificate Administrator in writing of such transfer and identify the new Uncertificated Interest Owner. The Certificate Administrator shall register the ownership of each Uncertificated Interest on the Certificate Register. Any transfer of an Uncertificated Interest (including to a Majority Owned Affiliate) shall be null and void ab initio to the extent permitted under applicable law unless all of the following is provided to the Certificate Administrator: (i) a written instrument whereby the transferor of such Uncertificated Interest assigns, and the transferee of such Uncertificated Interest assumes, all rights and obligations in connection with such Uncertificated Interest under this Agreement; (ii) the transferor of such Uncertificated Interest has executed and delivered to the Certificate Administrator a certification in the form of Exhibit L-6A hereto, which certification must (x) be countersigned by the applicable

Retaining Party (if different than the transferor), the Retaining Sponsor or applicable Loan-Specific Retaining Sponsor, as applicable, and the Depositor and (y) include a medallion stamp guarantee of such Retaining Party; and (iii) the transferee of such Uncertificated Interest has executed and delivered to the Certificate Administrator a certification in the form of Exhibit L-5A, which certification must (x) be countersigned by the applicable Retaining Party, the Retaining Sponsor or applicable Loan-Specific Retaining Sponsor, as applicable, and the Depositor, (y) include a medallion stamp guarantee of such Retaining Party and (z) include wiring instructions and contact information for such transferee. Notwithstanding anything else in this Agreement to the contrary, no Person shall have any rights hereunder with respect to an Uncertificated Interest unless (i) such Person is the Retaining Sponsor or applicable Loan-Specific Retaining Sponsor, as applicable, or (ii) in the case of any Majority-Owned Affiliate of such Retaining Sponsor or applicable Loan-Specific Retaining Sponsor, as applicable, such Person is identified in writing to the Certificate Administrator as being the applicable Uncertificated Interest Owner, or (iii) in the case of any subsequent transferee, such Person is identified as being the applicable Uncertificated Interest Owner on the ownership registry. The Certificate Administrator, the other parties to this Agreement and the Certificateholders shall be entitled to treat an Uncertificated Interest Owner (in the case of any subsequent Uncertificated Interest Owner, as recorded on such ownership registry) as the owner in fact of the applicable Uncertificated Interest for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Uncertificated Interest on the part of any other Person. Any transfer of an interest in an Uncertificated Interest that is not in compliance with this Section 5.03(o)(i) or Section 5.03(n) shall be null and void ab initio to the extent permitted under applicable law. For avoidance of doubt, no Uncertificated Interest will be issued under this Agreement, and any references to “Uncertificated Interest” or “Uncertificated Interest Owner” in this Agreement shall be disregarded.

(ii)                                  Each initial Uncertificated Interest Owner and any subsequent Uncertificated Interest Owner shall be deemed by virtue of its acceptance of an Uncertificated Interest to represent to the Trust and the Certificate Administrator (for the benefit of the borrowers) that it is not a Non-Exempt Person. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of the Agreement, each Uncertificated Interest Owner shall deliver to the Certificate Administrator evidence satisfactory to the Certificate Administrator substantiating that it is not a Non-Exempt Person and that the Certificate Administrator is not obligated under applicable law to withhold taxes on sums paid to it with respect to the Mortgage Loans or otherwise under this Agreement. Without limiting the effect of the foregoing, (a) if an Uncertificated Interest Owner is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Certificate Administrator an Internal Revenue Service Form W-9 and (b) if an Uncertificated Interest Owner is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the borrowers is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Uncertificated Interest Owner shall satisfy the requirements of the preceding sentence by furnishing to the Certificate Administrator an Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN-E or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Uncertificated Interest Owner, as evidence of such Uncertificated Interest Owner’s exemption from the withholding of United States tax with respect thereto. The Certificate Administrator shall not be obligated to make any payment hereunder to an Uncertificated Interest Owner in respect of an Uncertificated Interest or otherwise until such Uncertificated Interest Owner shall have furnished to the Certificate Administrator the forms, certificates, statements or documents required by this Section 5.03(o)(ii).

(p)               Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)                               Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.03(p) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)                            No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, other than in connection with the initial Transfer thereof to the Initial Purchasers, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit (or, solely in connection with the initial issuance of such Residual Ownership Interest, a certification) in substantially the form attached as Exhibit L-1 to this Agreement (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur tax liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to comply with the provisions of this Section 5.03(p) and (y) other than in connection with the initial issuance of a Class R Certificate or the Transfer of any Class R Certificate by any Initial Purchaser in connection with the initial offering of the Trust Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit L-2A to this Agreement (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.

(iii)                         Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (p)(ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Code Section 860E(e) as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(q)               The Class R Certificates may only be represented by Definitive Certificates and may only be transferred to and owned by Qualified Institutional Buyers. The Class S Certificates may only be represented by Definitive Certificates and may only be transferred to and owned by Qualified Institutional Buyers or Institutional Accredited Investors.

(r)                 Any attempted or purported transfer in violation of the transfer restrictions set forth in this Article V shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Trust Certificates.

Section 5.04           Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there is delivered to the Certificate Registrar, the Trustee and the Certificate Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice that such Trust Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall direct the Certificate Administrator to execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Trust Certificate under this Section 5.04, the Certificate Registrar and the Certificate Administrator may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Trust Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

Section 5.05           Persons Deemed Owners. The Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Trust Certificateholders has been provided an Investor Certification, such party to this Agreement shall distribute such report, statement or other information to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Trust Certificateholder.

Section 5.06           Appointment of Paying Agent. The Certificate Administrator may appoint (and, if it does not so appoint, shall act as) a paying agent for the purpose of making distributions to the Trust Certificateholders and the Uncertificated Interest Owners pursuant to Section 4.01 of this Agreement. The Certificate Administrator shall cause such Paying Agent, if other than the Certificate Administrator or the Master Servicer, to execute and deliver to the Master Servicer and the Certificate Administrator an instrument that is consistent in all material respects with this Agreement and in which such Paying Agent shall agree with the Master Servicer and the Certificate Administrator that such Paying Agent will hold all sums held by it for the payment to the Trust Certificateholders and the Uncertificated Interest Owners in trust for the benefit of the Trust Certificateholders and the Uncertificated Interest Owners entitled thereto until such sums have been paid to the Trust Certificateholders and the Uncertificated Interest Owners or disposed of as otherwise provided herein. The initial Paying Agent shall be the Certificate Administrator. The Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least (i) “Baa1” by Moody’s and (ii) “BBB+” by Fitch (provided that for so long as (1) the Paying Agent is the Certificate Administrator and (2) Computershare Trust Company, National Association is the Certificate Administrator, Computershare Trust Company, National Association will be deemed to have satisfied the rating requirements in clauses (i) and (ii) if Computershare Trust Company, National Association satisfies all Rating Agencies’ requirements applicable to the Certificate Administrator set forth in Section 8.06 of this Agreement), or shall be, in the case of any Rating Agency’s requirement set forth in this sentence, otherwise acceptable to each Rating Agency as evidenced by a Rating Agency Confirmation.

Section 5.07           Access to Trust Certificateholders’ Names and Addresses; Special Notices.

(a)                The Certificate Registrar shall maintain in as current form as is reasonably practicable the most recent list available to it of the names and addresses of the Trust Certificateholders. If any Trust Certificateholder or Certificate Owner (a “Certifying Certificateholder”) that has delivered an executed certification as contemplated by Section 5.07(c) reflecting the appropriate information to the Certificate Administrator at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Corporate Trust Administration Group – BMO 2026-5C15, with a copy to: trustadministrationgroup@computershare.com, (i) requests in writing from the Certificate Registrar a list of the names and addresses of Trust Certificateholders, (ii) states that such Certifying Certificateholder desires to communicate with other Trust Certificateholders and Certificate Owners with respect to its rights under this Agreement or under the Trust Certificates and (iii) provides a copy of the communication which Certifying Certificateholder proposes to transmit, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request (a “Communication Request”), furnish such Certifying Certificateholder (at such Certifying Certificateholder’s sole cost and expense) a list of the names and addresses of the Trust Certificateholders as of the most recent Record Date as they appear in the Certificate Register. Every Trust Certificateholder, by receiving and holding a Trust Certificate, agrees that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Trust Certificateholders hereunder, regardless of the source from which information was derived. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Depositor shall be entitled to a list of the names and addresses of Trust Certificateholders from time to time upon request therefor.

(b)               The Certificate Administrator shall include in any Form 10-D any written request received in accordance with Section 5.07(a) prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Trust Certificateholder or Certificate Owner to communicate with other Trust Certificateholders or Certificate Owners related to Trust Certificateholders or Certificate Owners exercising their rights under the terms of this Agreement. Any Form 10-D containing such disclosure (a “Special Notice”) regarding the request to communicate shall include the following and no more than the following (a) the name of the Trust Certificateholder or Certificate Owner making the request, (b) the date the request was received, (c) a statement to the effect that the Certificate Administrator has received such request, stating that such Trust Certificateholder or Certificate Owner is interested in communicating with other Trust Certificateholders or Certificate Owners with regard to the possible exercise of rights under this Agreement, and (d) a description of the method other Trust Certificateholders or Certificate Owners may use to contact the requesting Trust Certificateholder or Certificate Owner.

(c)                In verifying the identity of any Trust Certificateholder or Certificate Owner in connection with any request to communicate, (i) if the Trust Certificateholder or Certificate Owner is the holder of record with respect to any Trust Certificate, the Certificate Administrator shall not require any further verification or (ii) if the Trust Certificateholder or Certificate Owner is not the holder of record with respect to any Trust Certificate, the Certificate Administrator shall require no more than (x) a written certification from such Trust Certificateholder or Certificate Owner that it is the beneficial owner of a Trust Certificate and (y) one of the following documents confirming ownership of such Trust Certificate: a trade confirmation, an account statement, a medallion stamp guaranteed letter from a broker-dealer, or another document acceptable to the Certificate Administrator that is similar to any of the foregoing documents. The Certificate Administrator shall not have any obligation to verify the information provided by any Trust Certificateholder or Certificate Owner in any request to communicate and may rely on such information conclusively. Any Trust Certificateholder or Certificate Owner will be responsible for its own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator. Any expenses the Certificate Administrator incurs in connection with any request to communicate will be paid by the Trust.

Section 5.08           Actions of Trust Certificateholders.

(a)                Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Trust Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Trust Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, when required, to the Depositor, the Master Servicer or the Special Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Certificate Administrator, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

(b)               The fact and date of the execution by any Trust Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)                Any request, demand, authorization, direction, notice, consent, waiver or other act by a Trust Certificateholder shall bind every Holder of every Trust Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Certificate Administrator, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Trust Certificate.

(d)               The Certificate Administrator or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.08 as it shall deem necessary.

Section 5.09           Authenticating Agent. The Certificate Administrator may appoint an Authenticating Agent to execute and to authenticate Trust Certificates. The Authenticating Agent must be acceptable to the Depositor and must be an entity organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Certificate Administrator shall serve as the initial Authenticating Agent and the Certificate Administrator hereby accepts such appointment.

Any entity into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any entity succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Certificate Administrator and the Depositor. The Certificate Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.09, the Certificate Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Trust Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.09.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Certificate Administrator. The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Authenticating Agent.

Section 5.10           Appointment of Custodian. The Certificate Administrator shall be, and shall perform all the duties of, the Custodian hereunder or may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Certificate Administrator, by entering into a Custodial Agreement (in the event the Certificate Administrator is not the Custodian) that is consistent in all material respects with this Agreement. The Certificate Administrator shall give prompt written notice to the Depositor of any appointment of a Custodian. The Certificate Administrator agrees to comply with the terms of each Custodial Agreement, to enforce the terms and provisions thereof against the Custodian for the benefit of the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders and to cause any Custodian appointed by the Certificate Administrator to comply with any provision of this Agreement that purports to require such Custodian to act or refrain from acting. Each Custodian shall: (i) except in the case of the initial Custodian, be a depository institution subject to supervision by federal or state authority; (ii) have a combined capital and surplus of at least $15,000,000; (iii) except in the case of the initial Custodian, have a long term unsecured debt rating of at least “Baa2” from Moody’s and “BBB” from Fitch; and (iv) be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 12.07 of this Agreement. Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator. The Certificate Administrator shall serve as the initial Custodian and shall be deemed appointed as Custodian at all times that no other party is so appointed in accordance with this Section 5.10. The Custodian, if the Custodian is not the Certificate Administrator, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.10 shall be issued by a Qualified Insurer, or by any other insurer with respect to which the Rating Agencies have provided to the Trustee a Rating Agency Confirmation. The Custodian shall be subject to the same obligations and standard of care as would be imposed on the Certificate Administrator hereunder in connection with the retention of Mortgage Files directly by the Certificate Administrator. Upon termination or resignation of any Custodian appointed by it, the Certificate Administrator may appoint another Custodian meeting the foregoing requirements. The appointment of a Custodian shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Custodian. In the event the Certificate Administrator is the Custodian, the Custodian may self-insure.

Section 5.11           Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Trust Certificates and this Agreement may be served. The Certificate Registrar initially designates its office at 1505 Energy Park Drive, St. Paul, Minnesota 55108, as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Trust Certificateholders and the Uncertificated Interest Owners of any change in the location of the Certificate Register or any such office or agency.

Section 5.12           Voting Procedures. With respect to any matters submitted to Trust Certificateholders for a vote, the Certificate Administrator shall administer such vote through the Depository with respect to Global Certificates and directly with registered Holders by mail with respect to Definitive Certificates. In each case, such vote shall be administered in accordance with the following procedures, unless different procedures are otherwise described herein with respect to a specific vote:

(a)                Any matter submitted to Certificateholders for a vote shall be announced in a notice prepared by the Certificate Administrator. Such notice shall include the record date determined by the Certificate Administrator for purposes of the vote and a voting deadline which, unless otherwise specifically contemplated herein for any particular matter, shall be no less than thirty (30) days and no later than sixty (60) days after the date such notice is distributed. The notice and related ballot shall be sent to Holders of Global Certificates through the Depository and by mail to the registered Holders of Definitive Certificates. In addition, the notice and related ballot shall be posted to the Certificate Administrator’s Website. Notices delivered in this manner shall be considered delivered to all Holders regardless of whether any Holder actually receives the notice and ballot.

(b)               In connection with any vote administered pursuant to this Agreement, voting Holders shall be required to certify their holdings in the manner set forth on the ballot, unless a specific manner is otherwise provided herein. Holders may only vote in accordance with their Voting Rights. Voting Rights with respect to any outstanding Class of Trust Certificates shall be calculated by the Certificate Administrator in accordance with the definition of Voting Rights as of the record date for the vote. Only Classes with an outstanding Certificate Balance or Notional Amount, as applicable, greater than zero as of the record date of the vote shall be permitted to vote. Once a Holder has cast its vote, the vote may be changed or retracted on or before the vote deadline. Any changes or retractions shall be communicated by the Trust Certificateholder to the Certificate Administrator in writing on a ballot. After the vote deadline has passed, votes may not be changed or retracted by any Holder unless the Holder wishing to change or retract its vote holds a sufficient portion of the Voting Rights such that the Holder, by its vote alone, could approve or deny the proposition subject to a vote without taking into consideration the votes cast by any other Holder. Transferees or purchasers of any Class of Trust Certificates are subject to and shall be bound by all votes of Holders initiated or conducted prior to its acquisition of such Trust Certificates.

(c)                The Certificate Administrator may take up to fifteen (15) Business Days to tabulate the results of any vote. The Certificate Administrator shall use its reasonable efforts to resolve any illegible or incomplete ballots received prior to the voting deadline. Illegible or incomplete ballots that are received on the voting deadline or that cannot be resolved by the voting deadline shall not be counted. Promptly after the votes are tabulated, the Certificate Administrator shall prepare a notice announcing the results of the vote. Such notice shall include the percentage of Voting Rights in favor of the proposition, the percentage against the proposition and the percentage abstaining. In addition, the notice will announce whether the proposition has been adopted by Trust Certificateholders. The notice shall be distributed in accordance with the methods described in Section 5.12(a) above. The Certificate Administrator shall also include such notice on the Form 10-D prepared in connection with the distribution period that corresponds with the date such notice is distributed. All vote tabulations shall be final and the Certificate Administrator shall not, absent manifest error, re-tabulate the votes or conduct a new vote for the same proposition.

(d)               Unless otherwise specifically provided herein, any and all reasonable expenses incurred by the Certificate Administrator in connection with administering any vote shall be borne by the Trust. The Certificate Administrator is under no obligation to advise Holders about the matter being voted on or answer questions other than process-related questions regarding the administration of the vote.

(e)                If any party to this Agreement believes a vote of Trust Certificateholders is needed for some matter related to the administration of the Trust that is not specifically contemplated herein, such party may request the Certificate Administrator to conduct a vote and the Certificate Administrator will conduct the requested vote in accordance with these procedures. Unless specifically provided herein, all such votes require a majority of Trust Certificateholders to carry a proposition.

Article VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, the
Operating Advisor, THE Asset Representations Reviewer and the
Controlling Class Representative

Section 6.01           Liability of the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Operating Advisor. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement. Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer shall indemnify the Depositor (and any employee, director or officer of the Depositor), the Trust Fund and the Serviced Companion Loan Holders and hold the Depositor (and any employee, director or officer of the Depositor), the Trust Fund and the Serviced Companion Loan Holders harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable attorneys’ fees and expenses related to the enforcement of this indemnity) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such Person’s obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, of any of its representations or warranties contained herein. The Depositor shall indemnify the Trust Fund and the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer, and any member, manager, employee, director or officer of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer and hold the Trust Fund and the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer and any member, manager, employee, director or officer of either the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud and/or negligence in the performance of duties of the Depositor or by reason of negligent disregard of the Depositor obligations or duties hereunder, or (ii) as a result of the breach by the Depositor of any of its representations or warranties contained herein.

Section 6.02           Merger or Consolidation of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. Subject to the following paragraph, each of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer shall keep in full effect its existence, rights and good standing as a national banking association, a corporation or a limited liability company, as applicable, under the laws of the state of its organization and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located, to the extent necessary to perform its obligations under this Agreement, or to protect the validity and enforceability of this Agreement, the Trust Certificates or any of the Trust Loans and to perform its respective duties under this Agreement.

Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing or, in the case of the Operating Advisor, may be limited to all or substantially all of its assets related to acting as a trust advisor or operating advisor for commercial mortgage securitizations) to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, hereunder, if each of the Rating Agencies has provided a Rating Agency Confirmation; provided that if the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer enters into a merger and the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, is the surviving entity under applicable law, then the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, shall not, as a result of the merger, be required to provide a Rating Agency Confirmation.

Section 6.03           Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Others. None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any of the directors, members, managers, officers, employees or agents of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer shall be under any liability to the Trust Fund, the Trust Certificateholders, the Uncertificated Interest Owners, the Companion Loan Holders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such Person shall be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such respective party in this Agreement or (ii) any willful misconduct, bad faith, fraud or negligence on the part of such respective party in the performance of its obligations and duties hereunder or by reason of negligent disregard on the part of such respective party of its obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer shall be indemnified and held harmless by the Trust Fund (which indemnification amounts shall be payable out of the Collection Account or the applicable Whole Loan Custodial Account if and to the extent with respect to a Serviced Whole Loan and then out of the Collection Account, provided that, to the extent that the amount relates to a Serviced Whole Loan, is required under the related Co-Lender Agreement to be borne by the holder of a related Serviced Companion Loan and is paid from the Collection Account because funds on deposit in the applicable Whole Loan Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of such Serviced Companion Loan to deposit into the Collection Account the amount so paid from the Collection Account) against any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of this indemnity) incurred in connection with, or relating to, this Agreement, the Trust Certificates or the Uncertificated Interests, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of its obligations or duties hereunder or by reason of negligent disregard of its obligations or duties hereunder, in each case by the Person being indemnified, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein, (iii) specifically required to be borne by the party seeking indemnification without right of reimbursement pursuant to the terms hereof or (iv) which constitutes an Advance that is otherwise reimbursable hereunder. None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, and neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Trust Certificateholders or the Uncertificated Interest Owners any legal action related to its duties under this Agreement under any circumstances; provided, however, that each of the Depositor, the Master Servicer and the Special Servicer may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Trust Certificateholders and the Uncertificated Interest Owners hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (payable out of the Collection Account or the applicable Whole Loan Custodial Account if and to the extent with respect to a Serviced Whole Loan and then out of the Collection Account, provided that to the extent that the amount relates to a Serviced Whole Loan, is required under the related Co-Lender Agreement to be borne by the holder of a related Serviced Companion Loan and is paid from the Collection Account because funds on deposit in the applicable Whole Loan Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of such Serviced Companion Loan to deposit into the Collection Account the amount so paid from the Collection Account), and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account or the applicable Whole Loan Custodial Account, as applicable, as provided in Section 3.06 and Section 3.06A of this Agreement.

Each of the related Outside Servicer, the related Outside Special Servicer or the related Outside Trustee, as applicable, shall be entitled to reimbursement out of general collections in the Collection Account for the Trust’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of an Outside Serviced Whole Loan as to which the securitization trust created under the applicable Outside Servicing Agreement or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the applicable Outside Servicing Agreement and the related Co-Lender Agreement (to the extent amounts on deposit in the related “Serviced Whole Loan Custodial Account” or “Whole Loan Custodial Account” (as

each such term or any analogous term is defined in the applicable Outside Servicing Agreement) are insufficient for reimbursement of such amounts).

Section 6.04           Limitation on Resignation of the Master Servicer, the Special Servicer or the Operating Advisor.

(a)                Each of the Master Servicer and the Special Servicer may resign, assign its respective rights and delegate its respective duties and obligations under this Agreement by giving written notice thereof to the other such party, the Trustee, the Certificate Administrator (who shall post such notice to the Certificate Administrator’s Website for review by Privileged Persons in accordance with Section 4.02(a)), the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Serviced Companion Loan Holders and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider; provided that, with respect to any of the Master Servicer or the Special Servicer: (i) the successor accepting such assignment and delegation (A) shall be an established mortgage finance entity, bank or other entity regularly engaged in the servicing of commercial mortgage loans, organized and doing business under the laws of any state of the United States, the District of Columbia or the United States, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this Agreement and, in the case of a Serviced Whole Loan, under the related Co-Lender Agreement and (B) shall execute and deliver to the Trustee and the Certificate Administrator an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; (ii) each Rating Agency has delivered to the Trustee a Rating Agency Confirmation; (iii) the Master Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iv) the rate at which the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; (v) for so long as no Control Termination Event has occurred and is continuing, the successor Special Servicer is acceptable to the Controlling Class Representative (and, if a Serviced Outside Controlled Whole Loan is affected, the successor Special Servicer is acceptable to the related Outside Controlling Note Holder); (vi) the resigning Master Servicer or Special Servicer, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto, the Trust and the Rating Agencies in connection with such transfer; (vii) none of the Operating Advisor, the Asset Representations Reviewer nor any of their Affiliates shall in any event be appointed as successor Master Servicer or Special Servicer; and (viii) none of any Subsequent Third Party Purchaser, any Loan-Specific Third Party Purchaser or any of its Risk Retention Affiliates shall in any event be appointed as successor Master Servicer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer, as applicable, hereunder.

(b)               Except as otherwise provided in Section 3.34, this Section 6.04 and Section 6.08(j), the Master Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law; provided that, on and after the time the Trustee receives notice of resignation by the Master Servicer or the Special Servicer upon determination that such duties hereunder are no longer permissible under applicable law, the Trustee (solely with respect to the Master Servicer or the Special Servicer) shall, subject to the terms and provisions of Section 7.02 of this Agreement as if the resigning party was a Terminated Party, be its successor in all respects in its capacity as Master Servicer or Special Servicer, as applicable, as though the Master Servicer or the Special Servicer, as the case may be, had received a notice of termination. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s or Special Servicer’s expense) to such effect delivered to the Trustee and the Certificate Administrator.

Except as provided in the immediately preceding paragraph, no resignation or removal of the Master Servicer or the Special Servicer as contemplated herein shall become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or successor Special Servicer shall have assumed the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities, duties, liabilities and obligations hereunder. Notwithstanding anything to the contrary herein, none of the Operating Advisor, the Asset Representations Reviewer nor any of their Affiliates may be appointed as successor Master Servicer or Special Servicer. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Master Servicer or Special Servicer shall be payable out of the Trust; provided that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee shall consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer, Special Servicer or Operating Advisor at a servicing or operating advisor compensation in excess of that permitted to the terminated Master Servicer, Special Servicer or Operating Advisor, as applicable.

If the Trustee or an Affiliate acts pursuant to this Section 6.04 as successor to the resigning Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning Master Servicer other than itself or an Affiliate pursuant to this Section 6.04, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 6.04.

(c)                The Operating Advisor may resign from its obligations and duties under this Agreement (a) upon thirty (30) days’ prior written notice to the parties to this Agreement, any applicable Directing Holder and any applicable Consulting Parties and (b) upon the appointment of, and the acceptance of such appointment by, a successor operating advisor that is an Eligible Operating Advisor and receipt by the Trustee of Rating Agency Confirmation from each Rating Agency. Except as provided in Section 6.04(d), no such resignation by the Operating Advisor shall become effective until a replacement Operating Advisor shall have assumed the resigning Operating Advisor’s responsibilities and obligations under this Agreement. The successor entity assuming the obligations of the Operating Advisor under this Agreement shall be entitled to the compensation to which the Operating Advisor would have been entitled hereunder after the date of assumption of such obligations. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating

Advisor shall be payable out of the Trust; provided that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee shall consult with the Controlling Class Representative prior to the appointment of a successor Operating Advisor at an operating advisor compensation in excess of that permitted to the terminated Operating Advisor. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor shall pay all costs and expenses associated with its resignation and the transfer of its duties (including costs and expenses incurred by each other party hereto, the Trust and the Rating Agencies) pursuant to this Section 6.04.

(d)               In addition, in the event that, at any time following the end of the HRR Interest Transfer Restriction Period there are no Classes of Non-Vertically Retained Certificates or Uncertificated Interests outstanding other than the Control Eligible Certificates, the Combined VRR Interest, the Class S Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under this Agreement (other than with respect to the Trust Subordinate Companion Whole Loans) shall terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement Operating Advisor shall be appointed to act in such capacity.

Section 6.05           Rights of the Depositor, the Trustee and the Certificate Administrator in Respect of the Master Servicer and Special Servicer. The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee, the Certificate Administrator and, subject to Section 12.13 of this Agreement, each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations, if reasonably related to the performance of the obligations of such Person under this Agreement. Upon request, if reasonably related to the performance of the obligations of such Person under this Agreement, the Master Servicer and the Special Servicer shall furnish to the Depositor, each of the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator its most recent publicly available annual financial statements or those of its public parent. The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee under this Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03 of this Agreement to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer (with respect to the Special Servicer) or the Special Servicer (with respect to the Master Servicer) shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer, and no such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall have any responsibility or liability for any action or failure to act by the Depositor, the Trustee or the Certificate Administrator and neither such Person is obligated to monitor or supervise the performance of the Depositor, the Trustee or the Certificate Administrator under this Agreement or otherwise.

Each of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, and the Special Servicer shall furnish such reports, certifications and information as are reasonably requested by the Trustee, the Certificate Administrator, the Depositor, the Master Servicer or the Special Servicer, as applicable, in order to enable such requesting party to perform its duties hereunder, provided that for the avoidance of doubt, this shall not require any Person to prepare any reports, certificates and information not required to be prepared hereunder.

Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

Section 6.06           Master Servicer, Special Servicer as Owner of a Trust Certificate. The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Certificate Owner) of any Trust Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Certificate Owner of any Trust Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Trust Certificateholders and any affected Serviced Companion Loan Holder to such action by delivering to the Trustee and the Certificate Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Trust Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Trust Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Certificate Administrator shall reasonably determine. If at any time Trust Certificateholders holding greater than 50% of the Voting Rights of all Trust Certificateholders (calculated without regard to the Trust Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) and any affected Serviced Companion Loan Holder shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Certificate

Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

Section 6.07           Rating Agency Fees. The Depositor shall pay (or cause to be paid) the annual fees of each Rating Agency including, but not limited to, surveillance fees.

Section 6.08           Termination of the Special Servicer.

(a)                (i)                         With respect to applicable Serviced Loan(s) or Serviced Whole Loan, the applicable Directing Holder shall be entitled to terminate the rights (subject to Section 3.12, Section 6.03, Section 6.08(b) and Section 6.08(g) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to such Serviced Loan(s) or Serviced Whole Loan, as applicable, with or without cause, upon ten (10) Business Days’ notice to the applicable Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee and, in the case of a termination of the Special Servicer with respect to a Serviced Whole Loan, the related Companion Loan Holder(s); provided that, if the Controlling Class Representative is the applicable Directing Holder and it elects to effect such a termination, it shall do so with respect to all of the Serviced Loans as to which it is the applicable Directing Holder.

Upon a termination (pursuant to the first paragraph of this Section 6.08(a)) or a resignation (pursuant to Section 6.04(b) of this Agreement) of the Special Servicer with respect to any Serviced Loan(s) or Serviced Whole Loan, the applicable Directing Holder shall appoint a successor Special Servicer with respect to such Serviced Loan(s) or the related Serviced Whole Loan, as the case may be; provided, however, that (A) such successor shall meet the requirements set forth in Section 7.02 of this Agreement, (B) the applicable Directing Holder shall (at no expense to the Trust) obtain and deliver to the Certificate Administrator and the Trustee a Rating Agency Confirmation from each Rating Agency with respect to such proposed successor acting as a Special Servicer and (C) in the case of the appointment of a successor Special Servicer with respect to a Serviced Whole Loan, the applicable Directing Holder shall (at no expense to the Trust or any related Other Securitization Trust) obtain and deliver to the certificate administrator (if any) and the trustee for each related Other Securitization Trust (with a copy to the Certificate Administrator and the Trustee) a Companion Loan Rating Agency Confirmation with respect to such proposed successor acting as a Special Servicer for each related Serviced Companion Loan.

(ii)                            The procedures for removing the Special Servicer (other than with respect to any Serviced Outside Controlled Whole Loan and any Trust Subordinate Companion Whole Loan) if a Control Termination Event has occurred and is continuing shall be as follows: Upon (A) the written direction of Holders of Certificates evidencing not less than 25% of the Pooled Voting Rights of all the Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan and any Trust Subordinate Companion Whole Loan) with a proposed successor Special Servicer, (B) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (C) delivery by such Holders to the Certificate Administrator and the Trustee of a Rating Agency

Confirmation from each Rating Agency with respect to the termination of the existing Special Servicer and the replacement thereof with the proposed successor (with the reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation to be an expense of such Holders), the Certificate Administrator shall promptly provide written notice of the requested vote to all Certificateholders and the Uncertificated VRR Interest Owner by posting such notice on its internet website and by mailing at their addresses appearing in the Certificate Register. Upon the affirmative vote of (a) the Holders of Certificates evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Certificates of those Holders that voted on such matter (provided that Holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the Holders of Certificates that are Non-Reduced Certificates evidencing more than 50% of the Pooled Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee shall terminate all of the rights (subject to Section 3.12, Section 6.03 and Section 6.08(g) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Whole Loan and any Trust Subordinate Companion Whole Loan) and appoint the proposed successor Special Servicer, and the proposed successor Special Servicer shall succeed to the duties of the Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan and any Trust Subordinate Companion Whole Loan) all as if a removal and replacement were occurring pursuant to Section 7.01 and Section 7.02 of this Agreement; provided that if such affirmative vote is not achieved within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such vote shall have no force and effect. The provisions set forth in the foregoing sentences of this paragraph shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Special Servicer shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions. As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Certificate Owner may access such notices on the Certificate Administrator’s Website and each Certificateholder and Certificate Owner may register to receive email notifications when such notices are posted on the Certificate Administrator’s Website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan and any Trust Subordinate Companion Whole Loan) based on a Certificateholder vote shall be subject to the receipt of a Rating Agency Confirmation from each Rating Agency. The Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

(iii)                         The procedures for removing a Special Servicer with respect to a Trust Subordinate Companion Whole Loan if an applicable Control Termination Event (and a related Control Appraisal Period with respect to such Trust Subordinate Companion Whole Loan) have occurred and are continuing, shall be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (1) the Certificates and (2) the related Loan-Specific Certificates): Upon (I) the written direction of Holders of Applicable Certificates evidencing at least 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the subject Trust Subordinate Companion Whole Loan) with a proposed successor Special Servicer, (II) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (III) delivery by such Holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency addressing the removal and replacement of the Special Servicer with respect to the subject Trust Subordinate Companion Whole Loan (which confirmations shall be obtained at the expense of such Holders), the Certificate Administrator shall promptly provide written notice to all Trust Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the Certificate Register. Upon the affirmative vote of (a) the Holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those Holders that voted on such matter (provided that Holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the Holders of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificateholders, as applicable, evidencing more than 50% of the Voting Rights allocable to each such Class of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement with respect to the subject Trust Subordinate Companion Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Trust Certificateholder and beneficial owner of Trust Certificates may access such notices on the Certificate Administrator’s Website, and each Trust Certificateholder and beneficial owner of Trust Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the subject Trust Subordinate Companion Whole Loan based on a Trust Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

(iv)                        The procedures for removing the Special Servicer solely with respect to a Trust Subordinate Companion Whole Loan if a related Loan-Specific Control Termination Event has occurred and is continuing and a related Control Appraisal Period is not in effect, shall be as follows: Upon (I) the written direction of Holders of related Loan-Specific Certificates evidencing at least 25% of all related Loan-Specific Voting Rights requesting a vote to terminate and replace the Special Servicer (solely with respect to the subject Trust Subordinate Companion Whole Loan) with a proposed successor Special Servicer, (II) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (III) delivery by such Holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency addressing the removal and replacement of the Special Servicer with respect to the subject

Trust Subordinate Companion Whole Loan (which confirmations shall be obtained at the expense of such Holders), the Certificate Administrator shall promptly provide written notice to all related Loan-Specific Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the Certificate Register. Upon the affirmative vote of (a) the Holders of related Loan-Specific Certificates evidencing at least 75% of the related Loan-Specific Voting Rights of those Holders that voted on such matter (provided that Holders representing a quorum of at least 66-2/3% of the related Loan-Specific Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Loan-Specific Principal Balance Certificates) vote on the matter) or (b) the Holders of each Class of related Loan-Specific Certificates that are Non-Reduced Loan-Specific Certificates evidencing more than 50% of the related Loan-Specific Voting Rights allocable to each Class of related Non-Reduced Loan-Specific Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement with respect to the subject Trust Subordinate Companion Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer with respect to the subject Trust Subordinate Companion Whole Loan, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date Statement a statement that each related Loan-Specific Certificateholder and beneficial owner of related Loan-Specific Certificates may access such notices on the Certificate Administrator’s Website, and each related Loan-Specific Certificateholder and beneficial owner of related Loan-Specific Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the subject Trust Subordinate Companion Whole Loan based on a related Loan-Specific Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator shall be entitled to reimbursement from the requesting Loan-Specific Certificateholders for the reasonable expenses of posting notices of such requests.

(b)               (i)                                 With respect to all the Serviced Loans (as a collective matter), at any time, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders and the Uncertificated VRR Interest Owners (as a collective whole), the Operating Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation in the form of Exhibit T attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement, provided that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement) detailing the reasons supporting its position (along with relevant information justifying its recommendation), recommending a replacement special servicer with respect to the Serviced Loans meeting the applicable requirements of this Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer if appointed in accordance herewith, and requesting a vote on whether the existing Special Servicer should be replaced with respect to the Serviced Loans. In any such event, the Certificate Administrator shall promptly post a copy of such recommendation on the Certificate

Administrator’s Website and by mail send notice of such recommendation to all Certificateholders, asking them to vote whether they wish to remove the Special Servicer with respect to the Serviced Loans. Upon (A) the affirmative vote of the Holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those Holders that voted on the matter (provided that Holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the Certificateholders)) and (B) receipt of Rating Agency Confirmation from each Rating Agency by the Certificate Administrator following satisfaction of the foregoing clause (A), the Trustee shall (x) terminate all of the rights (subject to Section 3.12, Section 6.03 and Section 6.08(g) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to the Serviced Loans, (y) appoint the recommended successor Special Servicer with respect to the Serviced Loans, and (z) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote shall be an Additional Trust Fund Expense payable out of collections on the Mortgage Loans. If such affirmative vote of the Holders of the required Certificates contemplated by clause (A) of the second preceding sentence is not achieved within 180 days of the initial request for such vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the Certificateholders), then the Trustee shall have no obligation to remove the Special Servicer and such recommendation shall lapse and have no force or effect. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement with respect to the Serviced Loans, and to act as the Special Servicer’s successor hereunder.

(ii)                            In addition, with respect to a Trust Subordinate Companion Whole Loan, following the occurrence and during the continuance of a related Loan-Specific Control Termination Event (or, if the related Trust Subordinate Companion Loan Securitization Transaction is an EHRI Trust Subordinate Companion Loan Securitization, at any time), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the related Loan-Specific Certificateholders and any related Loan-Specific Uncertificated Interest Owner (as a collective whole), the Operating Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation in the form of Exhibit T attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement, provided that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement) detailing the reasons supporting its position (along with relevant information justifying its recommendation), recommending a replacement special servicer with respect to the subject Trust Subordinate Companion Whole Loan, meeting the applicable requirements of this Agreement, which recommended special servicer has agreed to succeed the then-current applicable Special Servicer with respect to the subject Trust Subordinate Companion Whole Loan if appointed in accordance herewith, and requesting a vote on whether the existing Special Servicer should be replaced with respect to the subject Trust Subordinate

Companion Whole Loan. In any such event, the Certificate Administrator shall promptly post a copy of such recommendation on the Certificate Administrator’s Website and by mail send notice of such recommendation to all of the related Loan-Specific Certificateholders and any related Loan-Specific Uncertificated Interest Owner, asking them to vote whether they wish to remove the Special Servicer with respect to the subject Trust Subordinate Companion Whole Loan. Upon (A) the affirmative vote of the Holders of the related Loan-Specific Principal Balance Certificates evidencing at least a majority of the aggregate outstanding principal balance of such Loan-Specific Principal Balance Certificates of those Holders that voted on the matter (provided that Holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the related Loan-Specific Certificateholders)) and (B) receipt of Rating Agency Confirmation from each Rating Agency by the Certificate Administrator following satisfaction of the foregoing clause (A), the Trustee shall (x) terminate all of the rights (subject to Section 3.12, Section 6.03 and Section 6.08(g) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to the subject Trust Subordinate Companion Whole Loan, (y) appoint the recommended successor Special Servicer with respect to the subject Trust Subordinate Companion Whole Loan and (z) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable fees and out of pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote shall be an Additional Trust Fund Expense payable out of collections on the related Trust Subordinate Companion Loan. If such affirmative vote of the Holders of the required related Loan-Specific Certificates contemplated by clause (A) of the second preceding sentence is not achieved within 180 days of the initial request for such vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the related Loan-Specific Certificateholders), then the Trustee shall have no obligation to remove the applicable Special Servicer and such recommendation shall lapse and have no force or effect. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the applicable Special Servicer under this Agreement with respect to the subject Trust Subordinate Companion Whole Loan, and to act as the applicable Special Servicer’s successor hereunder.

(iii)                         No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 6.08(b). If the entity acting as Special Servicer is terminated pursuant to this Section 6.08(b), then (notwithstanding anything herein to the contrary) the terminated party may not subsequently be re-appointed as the Special Servicer hereunder with respect to the Serviced Loan(s) or Serviced Whole Loan(s), as applicable, as to which it was terminated pursuant to this Section 6.08(b), any other section of this Agreement or any Co-Lender Agreement.

(c)                In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any Affiliate of such current or former Operating Advisor or Asset Representations Reviewer. Further, such successor must be a Person that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement and, in the case of a Serviced Whole Loan, in the related Co-Lender Agreement, (ii) is not obligated or allowed to pay the Operating Advisor (x) any fees or otherwise compensate the

Operating Advisor in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer, (iii) is not entitled to waive any compensation from the Operating Advisor and (iv) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Trust Certificateholders.

(d)               The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Back-Up Advancing Agent of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.21(a) of this Agreement shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer and any costs incurred by the Trust or the terminated Special Servicer in connection with the replacement of a Special Servicer shall be paid by the Controlling Class Representative, the Trust Certificateholders or the Serviced Companion Loan Holder so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

(e)                No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until (i) the successor Special Servicer shall have executed and delivered to the Trustee and the Certificate Administrator an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under this Agreement from and after the date of such agreement, (ii) the Depositor and, if applicable, each related Other Depositor, Other Trustee, Other Servicer and Other Special Servicer shall have received the written notice and information with respect to the successor Special Servicer as set forth in Section 10.02(a) and (iii) subject to Section 12.13 of this Agreement, each Rating Agency has delivered to the Trustee and the Certificate Administrator a Rating Agency Confirmation and, if required pursuant to Section 6.08(a), each Companion Loan Rating Agency has delivered to the Trustee and the Certificate Administrator and their respective counterparts with respect to the Other Securitization Trust a Companion Loan Rating Agency Confirmation, in each case with respect to such termination and appointment of a successor.

(f)                Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.06(a) of this Agreement mutatis mutandis as of the date of its succession.

(g)               In the event that the Special Servicer is terminated pursuant to this Section 6.08, the Trustee shall, by notice in writing to the Special Servicer, terminate all of its rights and obligations under this Agreement and in and to the applicable Mortgage Loan(s) and/or Serviced Whole Loan(s) and the proceeds thereof, other than any rights the Special Servicer may have hereunder as a Trust Certificateholder and any rights or obligations that accrued prior to the date of such termination or that survive termination (including, without limitation, the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 of this Agreement and the right to receive ongoing Workout Fees in accordance with the terms hereof).

(h)               If (1) a replacement special servicer is appointed with respect to any Serviced Whole Loan or related REO Property in accordance with Article VII or this Section 6.08 or (2) an Excluded Mortgage Loan Special Servicer is appointed with respect to an Excluded Special Servicer Mortgage Loan, there may be additional parties acting as Special Servicer hereunder. Accordingly, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term “Special Servicer” shall mean (A) the applicable Whole Loan Special Servicer, insofar as such duties and obligations relate to the subject Serviced Whole Loan or any related REO Property, (B) the applicable Excluded Mortgage Loan Special Servicer, insofar as such duties and obligations relate to the subject Excluded Special Servicer Mortgage Loan or any related REO Property and (C) the General Special Servicer, in all other cases (provided, that in Section 3.15, Section 6.08(j) and Article VII of this Agreement, the term “Special Servicer” shall mean each of the Whole Loan Special Servicers, the Excluded Mortgage Loan Special Servicers (if any) and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term “Special Servicer” shall mean (A) the applicable Whole Loan Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Serviced Whole Loan or any related REO Property, (B) the applicable Excluded Mortgage Loan Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Excluded Special Servicer Mortgage Loan or any related REO Property and (C) the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase all of the Trust Loans and all other property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (iv) when used in the context of granting the Special Servicer the right to purchase a Trust Subordinate Companion Loan and related property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the Special Servicer of the related Trust Subordinate Companion Whole Loan only; (v) when used in the context of the Special Servicer being replaced pursuant to this Section 6.08 by the applicable Directing Holder or the applicable Trust Certificateholders, the term “Special Servicer” shall mean the General Special Servicer, the applicable Whole Loan Special Servicer or the applicable Excluded Mortgage Loan Special Servicer, as applicable; (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term “Special Servicer” shall mean each of the Whole Loan Special Servicers, the Excluded Mortgage Loan Special Servicers (if any) and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term “Special Servicer” shall mean the applicable Whole Loan Special Servicer, the applicable Excluded Mortgage Loan Special Servicer or the General Special Servicer, as applicable.

(i)                 References in this Agreement to “General Special Servicer” mean the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of (A) any Serviced Whole Loan or related REO Property as to which a different Whole Loan Special Servicer has been appointed with respect thereto and (B) any Excluded Special

Servicer Mortgage Loan or any related REO Property as to which an Excluded Mortgage Loan Special Servicer has been appointed with respect thereto).

(j)                 Notwithstanding anything to the contrary contained in this Section 6.08, if the Special Servicer obtains knowledge that it is, or has become, a Borrower Party with respect to any Mortgage Loan or Whole Loan, then the Special Servicer shall resign in such capacity with respect to such Excluded Special Servicer Mortgage Loan. The applicable Directing Holder shall appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer, as successor to the resigning Special Servicer, for the related Excluded Special Servicer Mortgage Loan in accordance with this Agreement. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder shall be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with this Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder shall be entitled to remove or replace the Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing but prior to the occurrence and continuance of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder shall have the right to appoint the Excluded Mortgage Loan Special Servicer. If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement special servicer for the related Excluded Special Servicer Mortgage within 30 days), then the Certificate Administrator shall provide written notice to the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer shall use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. The resigning Special Servicer shall not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents shall be entitled to be indemnified by the Trust against any and all losses or liability incurred in connection with any legal action resulting from the actions or inactions of the Excluded Mortgage Loan Special Servicer. It shall be a condition to the appointment of any such Excluded Mortgage Loan Special Servicer that (i) such Excluded Mortgage Loan Special Servicer has delivered a Rating Agency Confirmation with respect such appointment to the Certificate Administrator and the Trustee and, if the related Excluded Special Servicer Mortgage Loan is part of a Serviced Whole Loan, a Companion Loan Rating Agency Confirmation with respect to such appointment to the certificate administrator (if any) and the trustee for each related Other Securitization Trust (with a copy to the Certificate Administrator and the Trustee), (ii) such Excluded Mortgage Loan Special Servicer satisfies all of the eligibility requirements applicable to the Special Servicer set forth in this Agreement and (iii) such Excluded Mortgage Loan Special Servicer delivers to the Depositor (and the Certificate Administrator) and any applicable Other Depositor (and any applicable Other Exchange Act Reporting Party), the information, if any, required under Item 6.02 of Form 8-K pursuant to the Exchange Act regarding itself in its role as Excluded Mortgage Loan Special Servicer. For the avoidance of doubt, the newly appointed Excluded Mortgage Loan Special Servicer (and not the resigning Special Servicer) shall be the party responsible to comply with the conditions of the previous sentence.

If at any time the Person that had acted as the Special Servicer for any Mortgage Loan or Whole Loan prior to such Mortgage Loan or Whole Loan, as the case may be, becoming an Excluded Special Servicer Mortgage Loan is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming REO Property or an assumption of the Excluded Special Servicer Mortgage Loan) with respect to such Mortgage Loan or Whole Loan, as the case may be, (1) the related Excluded Mortgage Loan Special Servicer shall resign, (2) such Mortgage Loan or Whole Loan, as the case may be, shall no longer be an Excluded Special Servicer Mortgage Loan, (3) such original Special Servicer shall become the Special Servicer again for such Mortgage Loan or Whole Loan, as the case may be, and (4) such original Special Servicer shall be entitled to all Special Servicing Compensation and Additional Special Servicing Compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer shall perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all Special Servicing Compensation and Additional Special Servicing Compensation with respect to such Excluded Special Servicer Mortgage Loan earned after its appointment as the Excluded Mortgage Loan Special Servicer and during such time as the related Mortgage Loan or Whole Loan is an Excluded Special Servicer Mortgage Loan (provided that the Special Servicer shall remain entitled to all Special Servicing Compensation and Additional Special Servicing Compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time).

Notwithstanding anything to the contrary in this Section 6.08(j), in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

(k)               If a Servicing Officer of the Master Servicer, a related Excluded Mortgage Loan Special Servicer, or the Special Servicer, as applicable, has actual knowledge that a Mortgage Loan is no longer an Excluded Mortgage Loan, an Excluded Controlling Class Mortgage Loan or an Excluded Special Servicer Mortgage Loan, as applicable, the Master Servicer, the related Excluded Mortgage Loan Special Servicer or Special Servicer, as applicable, shall provide prompt written notice thereof to each of the other parties to this Agreement.

Section 6.09           The Directing Holder, the Controlling Class Representative and the Risk Retention Consultation Parties.

(a)                The applicable Directing Holder shall be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Performing Serviced Loan(s), as to all Major Decisions, in each case as set forth in this Section 6.09. With respect to any Outside Serviced Mortgage Loan, the Controlling Class Representative shall be entitled to exercise consultation and, to the extent provided in Section 3.01(i), consent rights (if any) and attend annual meetings with the related Outside Servicer and the related Outside Special Servicer, in each case, to the extent the holder of such Outside Serviced Mortgage Loan is entitled to such rights pursuant to the related Co-Lender Agreement.

In addition, except as set forth in, and in any event subject to, Section 6.09(b) and the subsequent paragraphs of this Section 6.09(a), (1) the Master Servicer shall not be permitted to take any of the actions constituting a Major Decision unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer shall take such action, subject to the consent of the Special Servicer, who shall have 15 Business Days (or 60 days with respect to the determination of an Acceptable Insurance Default) (from the date that the Special Servicer receives the information from the Master Servicer) to analyze and make a recommendation regarding such Major Decision (provided that if the Special Servicer does not consent, or notify the Master Servicer that it will not consent, to such Major Decision within the required 15 Business Days or 60 days, as applicable, the Special Servicer shall be deemed to have consented to such Major Decision), and (2) the Special Servicer shall not be permitted to take, or to consent to the Master Servicer’s taking, any of the actions constituting a Major Decision as to which the applicable Directing Holder has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, twenty (20) days (or, in the case of a Serviced Outside Controlled Whole Loan, such other period contemplated by the related Co-Lender Agreement)) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period or twenty (20) day period (or, in the case of a Serviced Outside Controlled Whole Loan, such other period contemplated by the related Co-Lender Agreement), as applicable, then such applicable Directing Holder will be deemed to have approved such action).

Furthermore, any applicable Directing Holder (in the case of an Outside Controlling Note Holder, to the extent provided in the related Co-Lender Agreement) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan as such party may reasonably deem advisable or as to which provision is otherwise made herein.

In addition, prior to taking, or consenting to the Master Servicer’s taking of, any Major Decision, the Special Servicer shall consult (on a non-binding basis) with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party under the circumstances set forth in Section 3.29 and, with respect to the Risk Retention Consultation Parties under the circumstances set forth in the third following paragraph and, with respect to a Serviced Companion Loan Holder, under the circumstances contemplated by the related Co-Lender Agreement) in connection with any Major Decision with respect to a Serviced Mortgage Loan or Serviced Whole Loan and consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent such consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of a Control Termination Event; provided that each such consultation is not binding on the Special Servicer; and provided, further, that the Controlling Class Representative (when it is an applicable Consulting Party) may consult regarding a Serviced Outside Controlled Whole Loan only if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement; and provided, further, that, with respect to any matter for which consultation with the Controlling Class Representative is required and no response from the Controlling Class Representative is received within ten (10) Business Days following the later of (i) the Controlling Class Representative’s receipt of written request for input on such consultation and (ii) the Controlling Class Representative’s receipt of all reasonably requested information and all information required to be delivered to the Controlling Class Representative under this Agreement with respect to such consultation, the Master Servicer or the Special Servicer, as applicable, shall not be obligated to consult with the Controlling Class Representative on the specific matter; provided, however, that the failure of Controlling Class Representative to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with Controlling Class Representative on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Whole Loan or any other Serviced Mortgage Loan. For the avoidance of doubt, with respect to any Serviced Outside Controlled Whole Loan (which, for the avoidance of doubt, shall include, without limitation, any Servicing Shift Whole Loan prior to the related Servicing Shift Date), the Special Servicer shall be responsible for obtaining any consent or deemed consent of the related Outside Controlling Note Holder for “Major Decisions” (as such term or any analogous term is defined in the related Co-Lender Agreement) to the extent such consent is required under this Agreement or under the terms of the related Co-Lender Agreement. The Special Servicer shall provide all information reasonably requested by any applicable Consulting Party and in the Special Servicer's possession that is necessary in order for such Consulting Party to exercise its consultation rights set forth in the first sentence of this paragraph.

Each Consulting Party shall have consultation rights with respect to such Mortgage Loans and/or Serviced Whole Loans and at such times and/or under such circumstances as contemplated by the definition of “Consulting Party”.

With respect to a Servicing Shift Whole Loan that is a Serviced Outside Controlled Whole Loan, prior to the related Servicing Shift Date, no request for approval of the Controlling Class Representative shall be made on any matter related to such Servicing Shift Whole Loan, except that the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event and only if the related Servicing Shift Mortgage Loan is not an Excluded Mortgage Loan) may exercise the consultation rights, if any, of the holder of the related Servicing Shift Mortgage Loan with respect to Major Decisions and any proposed sale of such Servicing Shift Mortgage Loan set forth in the applicable Co-Lender Agreement. In addition, the Operating Advisor (when it is an applicable Consulting Party) will be entitled, while a Servicing Shift Mortgage Loan is serviced hereunder, to consult on a non-binding basis with the Special Servicer and propose alternative courses of action and provide other feedback in respect of any Major Decisions and any proposed sale of such Servicing Shift Mortgage Loan.

With respect to each Major Decision regarding a Serviced Loan as to which any applicable Directing Holder has consent or consultation rights pursuant to this Section 6.09, the Special Servicer shall provide the related Major Decision Reporting Package to the applicable Directing Holder, simultaneously with the Special Servicer’s request for the applicable Directing Holder’s consent or input regarding the related Major Decision. With respect to each Major Decision regarding a Serviced Loan as to which any Risk Retention Consultation Party has consultation rights pursuant to this Section 6.09, the Special Servicer shall provide the related Major Decision Reporting Package to such Risk Retention Consultation Party, simultaneously with the Special Servicer’s request for such Risk Retention Consultation Party’s input regarding the related Major Decision. The Special Servicer shall provide each Major Decision Reporting Package to the Operating Advisor: (i) as to any Specially Serviced Loan, prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event, promptly after the Special

Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) as to any Serviced Loan, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, and regardless of whether a Control Termination Event is continuing, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision. With respect to any particular Major Decision and related Major Decision Reporting Package provided to the Operating Advisor pursuant to this Section 6.09(a), the Special Servicer shall make available to the Operating Advisor one or more Servicing Officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and potential conflicts of interest and compensation with respect to such Major Decision.

In connection with any Major Decision processed by the Special Servicer, the Special Servicer shall provide any final Major Decision Reporting Package prepared by it to the Master Servicer promptly after the Directing Holder’s approval of such final Major Decision Reporting Package.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Outside Serviced Mortgage Loan or any Excluded RRCP Mortgage Loan with respect to the applicable Risk Retention Consultation Party), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Outside Serviced Mortgage Loan or any Excluded RRCP Mortgage Loan with respect to the applicable Risk Retention Consultation Party), the Master Servicer and the Special Servicer shall consult with each Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of such Risk Retention Consultation Party pursuant to this Agreement which, for the avoidance of doubt, shall include the matters set forth in Sections 3.09, 3.17(m), 3.24, 7.02 and this Section 6.09 and in the definition of “Acceptable Insurance Default”) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with such Risk Retention Consultation Party pursuant to this Agreement); provided that in the event the Master Servicer or the Special Servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following, in the case of the Master Servicer, the Master Servicer’s delivery of information in its possession reasonably requested by such Risk Retention Consultation Party or, in the case of the Special Servicer, the Special Servicer’s delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, shall not be obligated to consult with such Risk Retention Consultation Party on the specific matter (provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Whole Loan or any other Serviced Mortgage Loan). For the avoidance of doubt, (x) no Risk Retention Consulting Party shall have any consultation rights with respect to any related Excluded RRCP Mortgage Loan and (y) any consultation with any Risk Retention Consultation Party under this Agreement shall be on a strictly non-binding basis and shall be subject to all limitations with respect to the procedures and timing for such consultation set forth in this Section 6.09.

Notwithstanding anything in this Agreement to the contrary, in the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of, or consultation with, any applicable Directing Holder or consultation with any applicable Consulting Party, is necessary to protect the interests of the Trust Certificateholders, the Uncertificated Interest Owners and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Trust Certificateholders, the Uncertificated Interest Owners and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the applicable Directing Holder’s (or, if applicable, the Special Servicer’s) or any Consulting Party’s, as applicable, response.

Also notwithstanding anything in this Agreement to the contrary, no direction, objection, advice or consultation on the part of any applicable Directing Holder, and no advice or consultation from any applicable Consulting Party, contemplated by this Agreement, may require or cause the Master Servicer or the Special Servicer to violate the terms of any Trust Loan or Serviced Whole Loan, any provision of any related Loan Documents, any related Co-Lender Agreement, any intercreditor agreement, applicable law, this Agreement or the REMIC Provisions, including without limitation each of the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose any Trust Certificateholder, any Uncertificated Interest Owner, the Trust Fund, any Mortgage Loan Seller (other than with respect to enforcing the rights and remedies against such Mortgage Loan Seller pursuant to this Agreement or the related Mortgage Loan Purchase Agreement with respect to any Material Defect) or any party to this Agreement or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under this Agreement or any Co-Lender Agreement or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Trust Certificateholders, the Uncertificated Interest Owners and/or the Serviced Companion Loan Holders.

In the event the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by any applicable Directing Holder or any advice from any applicable Directing Holder or Consulting Party would otherwise cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any Loan Documents, any related Co-Lender Agreement or mezzanine intercreditor agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent or advice and notify in writing the applicable Directing Holder, the applicable Consulting Parties, the Trustee and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of any applicable Directing Holder or the recommendation of any applicable Consulting Party that does not violate the terms of any Loan Documents, any related Co-Lender Agreement or mezzanine intercreditor agreement, any law, the REMIC Provisions or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

For so long as no Control Termination Event has occurred and is continuing, and subject to the terms of the related Co-Lender Agreement, the Controlling Class Representative shall be entitled, with respect to each Outside Serviced Mortgage Loan other than any Excluded Mortgage Loan, to exercise the consent or approval rights set forth in Section 3.01(i) of this Agreement; and for so long as no Consultation Termination Event has occurred and is continuing, and subject to the terms of the related Co-Lender Agreement, the Controlling Class Representative shall be entitled, with respect to each Outside Serviced Mortgage Loan, to exercise any consultation rights permitted under the related Co-Lender Agreement in respect of “Major Decisions” (or any analogous concept) and the implementation of “Asset Status Reports” (or any analogous concept) under, and within the meaning of, the applicable Outside Servicing Agreement and attend an annual meeting with the related Outside Servicer and the related Outside Special Servicer, in each case, to the extent the holder of such Outside Serviced Mortgage Loan is entitled to such rights pursuant to the related Co-Lender Agreement; provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights permitted under the related Co-Lender Agreement in respect of “Major Decisions” (or any analogous concept) under, and within the meaning of, the applicable Outside Servicing Agreement shall be exercised by the Controlling Class Representative jointly with the Operating Advisor.

A Directing Holder will have no liability to the Trust Fund, the Trust Certificateholders or the Uncertificated Interest Owners for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

The Risk Retention Consultation Parties shall have no liability to the Trust Fund, any party to this Agreement, any Trust Certificateholders or the Uncertificated Interest Owners for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for errors in judgment.

Each Uncertificated Interest Owner and, by its acceptance of a Trust Certificate, each Trust Certificateholder acknowledges and agrees that: (i) a Directing Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Trust Certificates or the Uncertificated Interest Owners; (ii) a Directing Holder may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the Holders of the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the interests of the Holders of the related Loan-Specific Controlling Class); (iii) a Directing Holder does not have any liability or duties to the Holders of any Class of Trust Certificates or the Uncertificated Interest Owners (other than, in the case of the Controlling Class Representative, the Controlling Class or, in the case of a Loan-Specific Controlling Class

Representative, the related Loan-Specific Controlling Class); (iv) a Directing Holder may take actions that favor its own interests (or in the case of the Controlling Class Representative, the interests of the Holders of the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the interests of the Holders of the related Loan-Specific Controlling Class) over the interests of the Holders of one or more other Classes of Trust Certificates or the Uncertificated VRR Interest Owners; and (v) a Directing Holder shall have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder and, in the case of a Loan-Specific Controlling Class Representative, to a related Loan-Specific Controlling Class Certificateholder) for having so acted as set forth in clauses (i) through (iv) of this paragraph, and that no Trust Certificateholder or Uncertificated Interest Owner may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof for having so acted; provided, however, that the rights of a Directing Holder are subject to any related mezzanine intercreditor agreement.

(b)               Notwithstanding anything to the contrary contained herein:

(i)                               after the occurrence and during the continuance of a Control Termination Event, the Controlling Class Representative shall have no right to consent to any action taken or not taken by any party to this Agreement;

(ii)                            after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement with respect to the applicable Serviced Loan(s) (other than any Excluded Mortgage Loan), and the Master Servicer, Special Servicer and any other applicable party shall consult with the Controlling Class Representative in connection with any action to be taken or refrained from taking with respect to the applicable Serviced Loan(s) (other than any Excluded Mortgage Loan), but only to the extent consultation with, or consent of, the Controlling Class Representative would have been required under such circumstances prior to the occurrence and continuance of such Control Termination Event; provided, however, that the Controlling Class Representative shall not be permitted to consult with respect to any Serviced AB Whole Loan while any related Subordinate Companion Loan Holder is the related Outside Controlling Note Holder;

(iii)                         after the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Trust Certificateholders) or any other rights as a Directing Holder or a Consulting Party; provided that each Controlling Class Certificateholder shall maintain the right to exercise Voting Rights for the same purposes as any other Trust Certificateholder under this Agreement (other than with respect to Excluded Controlling Class Mortgage Loans); and

(iv)                        no Person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

(c)                Notwithstanding anything to the contrary herein, neither the Master Servicer nor the Special Servicer shall take or refrain from taking any action pursuant to instructions, directions, objections, advice or consultation from any applicable Directing Holder, any applicable Consulting Party or a Serviced Companion Loan Holder (or its Companion Loan Holder Representative) that would cause any one of them to violate applicable law, the terms of any Mortgage Loan or Serviced Whole Loan, the related Loan Documents, this Agreement, including the Servicing Standard, the related Co-Lender Agreement, any related intercreditor agreement, or the REMIC Provisions or that would (i) expose any Trust Certificateholder, the any Uncertificated Interest Owner, the Trust Fund, any Mortgage Loan Seller (other than with respect to enforcing the rights and remedies against such Mortgage Loan Seller pursuant to this Agreement or the related Mortgage Loan Purchase Agreement with respect to any Material Defect) or any party to this Agreement or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under this Agreement or any Co-Lender Agreement, (iii) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or (iv) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Trust Certificateholders, the Uncertificated Interest Owners and/or the Serviced Companion Loan Holders.

(d)               Each Holder and Certificate Owner of a Control Eligible Certificate or a Loan-Specific Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Trust Certificate (or beneficial ownership interest in such Trust Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator, in writing, of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate) or Loan-Specific Control Eligible Certificate (or any beneficial ownership of any Loan-Specific Control Eligible Certificate), the selection of a Controlling Class Representative or a Loan-Specific Controlling Class Representative or the resignation or removal of the Controlling Class Representative or a Loan-Specific Controlling Class Representative, in each such case as applicable. Any such Trust Certificateholder (or Certificate Owner) or its designee at any time appointed Controlling Class Representative or a Loan-Specific Controlling Class Representative, as applicable, is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) or a Loan-Specific Control Eligible Certificate (or the beneficial ownership interest in a Loan-Specific Control Eligible Certificate), as applicable, to notify the Certificate Administrator in writing when such Trust Certificateholder (or Certificate Owner) or designee is appointed Controlling Class Representative or a Loan-Specific Controlling Class Representative, and when it is removed or resigns. Upon receipt of any of the notices referred to in the preceding two sentences of this Section 6.09(d), the Certificate Administrator shall promptly notify, in writing, the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee of the identity of the Controlling Class Representative or a Loan-Specific Controlling Class Representative, any resignation or removal of the Controlling Class Representative or a Loan-Specific Controlling Class Representative and/or any new Holder or Certificate Owner of a Control Eligible Certificate or a Loan-Specific Control Eligible Certificate, in each such case as applicable. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as applicable, the Certificate Administrator shall provide (on a reasonably prompt basis) the identity of the then-current Controlling Class or applicable Loan-Specific Controlling Class and a list of the related Trust Certificateholders (or Certificate Owners, if applicable, at the expense of the Trust if such expense arises in connection with an event as to which the Controlling Class Representative or a Loan-Specific Controlling Class Representative or the Controlling Class or a Loan-Specific Controlling Class has consent or consultation rights pursuant to this Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under Section 3.29(e) of this Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative and any Loan-Specific Controlling Class Representative and otherwise at the expense of the requesting party) of the Controlling Class or the applicable Loan-Specific Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor, the Asset Representations Reviewer and the Trustee shall be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator shall promptly contact the current Holder(s) (or, in the case of book-entry Certificates, Certificate Owners) of the Controlling Class (or any designee(s) thereof) or, if known to the Certificate Administrator, one of its affiliates or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the Holder (or Certificate Owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current Holder (or Certificate Owner) of the Controlling Class (or its designee), a Loan-Specific Controlling Class (or its designee) or, if known to the Certificate Administrator, one of its respective Affiliates, or any successor Controlling Class Representative or Loan-Specific Controlling Class Representative or Controlling Class Certificateholder(s) or Loan-Specific Controlling Class Certificateholder(s) is no longer the Holder (or Certificate Owner) of at least a majority of the applicable Controlling Class or Loan-Specific Controlling Class, in each case by Certificate Balance, and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders or applicable Loan-Specific Controlling Class Certificateholders, as applicable, of at least a majority of the Controlling Class or the applicable Loan-Specific Controlling Class, in each case by Certificate Balance, nor (ii) received notice of a replacement Controlling Class Representative or applicable Loan-Specific Controlling Class Representative pursuant to this Agreement, then a Control Termination Event and a Consultation Termination Event or a Loan-Specific Control Termination Event and a Loan-Specific Consultation Termination Event, as applicable, shall be deemed to have occurred with respect to the related Serviced Loans or Serviced Whole Loan and shall be deemed to continue until such time as the Certificate Administrator receives any such notice in clauses (i) or (ii).

Upon receipt of notice of a change in Controlling Class Representative, a Loan-Specific Controlling Class Representative or any Risk Retention Consultation Party, the Certificate Administrator shall promptly forward notice thereof to each other party to this Agreement.

On the Closing Date, each of the initial Controlling Class Representative and Loan-Specific Controlling Class Representatives shall deliver (which delivery may be by electronic mail) a certification substantially in the form of Exhibit M-1H to this Agreement to the Certificate Administrator (who shall promptly forward such certification to the Master Servicer, the Special

Servicer, the Trustee and the Operating Advisor). Upon the resignation or removal of the existing Controlling Class Representative or an existing Loan-Specific Controlling Class Representative, any successor Controlling Class Representative or applicable successor Loan-Specific Controlling Class Representative shall also deliver a certification substantially in the form of Exhibit M-1H to this Agreement to the Certificate Administrator (who shall promptly forward such certification to the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor) prior to being recognized as the new Controlling Class Representative or applicable new Loan-Specific Controlling Class Representative, as applicable.

(e)                Once a Controlling Class Representative or Loan-Specific Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Trust Certificateholder (or Certificate Owner, if applicable) and the Uncertificated Interest Owner shall be entitled to rely on such selection unless a majority of the Trust Certificateholders of the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, in each case by Certificate Balance, or such Controlling Class Representative or Loan-Specific Controlling Class Representative shall have notified the Certificate Administrator, the Master Servicer and each other Trust Certificateholder of the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, in writing, of the resignation of such Controlling Class Representative or Loan-Specific Controlling Class Representative or the selection of a new Controlling Class Representative or applicable new Loan-Specific Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative or Loan-Specific Controlling Class Representative, the Certificate Administrator shall request the Trust Certificateholders of the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, to select a new Controlling Class Representative or applicable new Loan-Specific Controlling Class Representative, as applicable.

(f)                If at any time a book-entry certificate belongs to the Controlling Class or the Loan-Specific Controlling Class, the Certificate Administrator shall notify the related Certificate Owner or Certificate Owners (through the Depository, unless the Certificate Administrator shall have been previously provided with the name and address of such Certificate Owner or Certificate Owners) of such event and shall request that it be informed of any change in the identity of the related Certificate Owner from time to time.

(g)               Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor and the Trustee and the Certificate Administrator shall be entitled to rely on the most recent notification with respect to the identity of (i) the Certificateholders of the Controlling Class and the Controlling Class Representative, and (ii) the Loan-Specific Certificateholders of a Loan-Specific Controlling Class and the applicable Loan-Specific Controlling Class Representative.

(h)               Notwithstanding anything to the contrary contained herein, at any time when the Class F-RR Certificates are the Controlling Class, the Holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in this Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator,

Trustee, Master Servicer, Special Servicer and Operating Advisor (any such Holder or group of affiliated Holders that makes such an election, the “Opting-Out Party”). Whenever such waiver by an Opting-Out Party is in effect, (1) a Control Termination Event and a Consultation Termination Event shall be deemed to have occurred and be continuing; and (2) the rights of the holder of more than 50% of the Class F-RR Certificates (by Certificate Balance), if the Class F-RR Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect). Any such waiver shall remain effective with respect to such Holder and such Class until such time as either (x) the Class F-RR Certificates are no longer the Controlling Class or (y) the Opting-Out Party has (i) sold a majority of the Class F-RR Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the Opting-Out Party retains no direct or indirect Voting Rights with respect to the Class F-RR Certificates that it transferred, (b) there is no voting agreement between the Opting-Out Party and the transferee and (c) the Opting-Out Party retains no direct or indirect economic interest in the Class F-RR Certificates that it transferred (such sale and certification, a “Class F-RR Transfer”). Following any such Class F-RR Transfer, and if the Class F-RR Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) shall again have the right to act as or appoint a Controlling Class Representative as set forth herein without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder shall also have the right as provided in this Section 6.09(h) to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations set forth in this Agreement (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or to cause the exercise of any of the rights of the Controlling Class Representative as set forth in this Agreement. No successor Certificateholder described above in this paragraph shall have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to the Class F-RR Transfer and had not also become a Corrected Loan prior to such Class F-RR Transfer until such Serviced Mortgage Loan becomes a Corrected Loan.

(i)                 If the Combined VRR Interest is issued, then the initial Uncertificated VRR Interest Owner, and the initial Holder of the Class VRR Certificates, shall each be entitled to appoint one Risk Retention Consultation Party (such that there may be two, but no more than two, Risk Retention Consultation Parties at any time) and to replace any Risk Retention Consultation Party previously appointed by it. In connection therewith, having appointed themselves to act in such capacity, the initial Uncertificated VRR Interest Owner and the initial Holder of the Class VRR Certificates shall be the initial Risk Retention Consultation Parties and, in each such case, shall remain so until a successor is appointed pursuant to the terms of this Agreement. Upon the resignation or removal of any existing Risk Retention Consultation Party, any successor Risk Retention Consultation Party shall deliver to the parties to this Agreement a certification substantially in the form of Exhibit M-1I to this Agreement prior to being recognized as a new Risk Retention Consultation Party. The parties hereto shall be entitled to assume that a Risk Retention Consultation Party has not changed absent such notice. Notwithstanding anything to the contrary herein, no Combined VRR Interest shall be issued hereunder and no Risk Retention Consultation Parties shall be appointed hereunder.

(j)                 Once a Risk Retention Consultation Party has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless such Risk Retention Consultation Party itself or the party that appointed it shall have notified the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, in writing, of the selection of a new Risk Retention Consultation Party (along with contact information for such new Risk Retention Consultation Party).

(k)               In the event that a previously acting Risk Retention Consultation Party has resigned or been terminated and no replacement Risk Retention Consultation Party has been appointed by the Uncertificated VRR Interest Owner or the Holder of the Class VRR Certificates, as applicable, or identified to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified (along with contact information) to the Master Servicer or the Special Servicer, as applicable, then until such time as the related new Risk Retention Consultation Party is identified, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with, or provide notice to, the subject Risk Retention Consultation Party.

(l)                 Each Uncertificated Interest Owner and, by its acceptance of a Certificate, each Trust Certificateholder acknowledges and agrees that: (i) each Risk Retention Consultation Party may have special relationships and interests that conflict with those of Holders of one or more Classes of Trust Certificates or the Uncertificated Interest Owners; (ii) each Risk Retention Consultation Party may act solely in the interests of the Holders of the Class VRR Certificates or the Uncertificated VRR Interest Owner; (iii) no Risk Retention Consultation Party has any liability or duties to the Holders of any other Class of Trust Certificates; (iv) each Risk Retention Consultation Party may take actions that favor interests of the Uncertificated VRR Interest Owner or the Holders of one or more Classes of Trust Certificates over the interests of the Holders of one or more other Classes of Trust Certificates or the Uncertificated Interest Owners; and (v) each Risk Retention Consultation Party shall have no liability whatsoever for having so acted as set forth in clauses (i) through (iv) above, and no Trust Certificateholder or Uncertificated VRR Interest Owner may take any action whatsoever against any Risk Retention Consultation Party or any director, officer, employee, agent or principal of such Risk Retention Consultation Party for having so acted.

Article VII

DEFAULT

Section 7.01           Servicer Termination Events.

(a)                “Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)                               (A) any failure by the Master Servicer to make any deposit or payment required to be made by the Master Servicer to the Collection Account or Whole

Loan Custodial Account or to any Serviced Companion Loan Holder on the day and by the time such deposit or remittance is required to be made under the terms of this Agreement, which failure is not remedied within one (1) Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account or the Excess Interest Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

(ii)                            any failure by the Special Servicer to deposit into any REO Account, within two (2) Business Days after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account or the Whole Loan Custodial Account, as applicable, any amount required to be so deposited or remitted by the Special Servicer pursuant to, and within one (1) Business Day after the time specified by, the terms of this Agreement; or

(iii)                         any failure on the part of the Master Servicer or the Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under this Agreement or such shorter period (not less than two (2) Business Days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Trust Certificates of any Class evidencing, as to such Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if any such failure with a 30-day cure period is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days (provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure); or

(iv)                        any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement, which materially and adversely affects the interests of any Class of Trust Certificateholders, any Uncertificated Interest Owner or any Serviced Companion Loan Holder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Trust Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if such breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days (provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure); or

(v)                           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

(vi)                        the Master Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

(vii)                     the Master Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(viii)                  Moody’s (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Trust Certificates or one or more classes of Serviced Companion Loan Securities, or (B) placed one or more Classes of Trust Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such event); or

(ix)                          KBRA (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Trust Certificates or one or more classes of Serviced Companion Loan Securities, or (B) placed one or more Classes of Trust Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such event); or

(x)                              with respect to the Master Servicer, the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or, with respect to the Special Servicer, the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(xi)                          the Master Servicer or the Special Servicer, as applicable, or any primary servicer or Sub-Servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any Sub-Servicer set forth on Exhibit S), shall (A) for so long as the Trust is subject to the reporting requirements of Regulation AB or the Exchange Act, fail to deliver the items required to be delivered by this Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the reporting obligations of the Trust under the Exchange Act or (B) for so long as any Other Securitization Trust is subject to the reporting requirements of Regulation AB or the Exchange Act, fail to deliver any Exchange Act reporting items required to be delivered by such servicer to the related Other Depositor or related Other Exchange Act Reporting Party pursuant to Article X of this Agreement, in the case of each of clauses (A) and (B), within (a) with respect to the delivery of any item relating to a Reportable Event, two (2) Business Days of such failure to comply with Article X or (b) with respect to the delivery of any other item, five (5) Business Days of such failure to comply with Article X (any primary servicer or Sub-Servicer that defaults in accordance with this Section 7.01(a)(xi) shall be terminated at the direction of the Depositor).

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer shall occur and be continuing, then, and in each and every such case, so long as such Servicer Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction to the Trustee from (x) the Holders of at least (A) 25% of the Pooled Voting Rights of all Certificates (other than with respect to the Special Servicer for a Trust Subordinate Companion Whole Loan) and (B) 25% of the Voting Rights of all Certificates and related Loan-Specific Certificates in the case of the Special Servicer with respect to a Trust Subordinate Companion Whole Loan, or (y) an affected Serviced Companion Loan Holder solely with respect to the Special Servicer of the related Serviced Whole Loan, then the Trustee shall, terminate the Master Servicer or the Special Servicer, as applicable. Notwithstanding anything to the contrary, it shall not be a Servicer Termination Event with respect to the pool of Mortgage Loans under clauses (i), (ii), (iii), (iv), (viii), (ix) or (x) above if the failure, default or event only has an adverse effect on a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities (including any related Loan-Specific Certificates), but shall be a Servicer Termination Event with respect to the related Serviced Companion Loan and: (i) in the case of any such failure, default or event on the part of the Master Servicer, the related Serviced Companion Loan Holder or the requisite Loan-Specific Certificateholders shall have the remedies set forth in Section 7.01(d) with respect to the Servicer Termination Event with respect to the related Serviced Companion Loan; and (ii) with respect to any such failure, default or event on the part of the Special Servicer, the related Serviced Companion Loan Holder (or, if the Servicer

Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, the Holders of the related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all related Loan-Specific Certificateholders) shall be entitled to require termination of the Special Servicer with respect to, but only with respect to, the related Serviced Whole Loan.

In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

(b)               If the Master Servicer receives notice of termination under Section 7.01(c) solely due to a Servicer Termination Event under Section 7.01(a)(viii), Section 7.01(a)(ix) or Section 7.01(a)(x) and if the Master Servicer to be terminated pursuant to Section 7.01(c) provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(b). Upon receipt of the “request for proposal” materials, Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer pursuant to Section 7.01(c)) solicit good faith bids for the rights to service the Mortgage Loans and the Serviced Whole Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.04 (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans and Serviced Whole Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer. The Trustee shall select the Qualified Bidder with the highest cash bid (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive a Rating Agency Confirmation from each Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall request the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement, the amount of such cash bid received from the Successful Bidder (net of “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

The Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans and the Serviced Whole Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Master Servicer to be terminated pursuant to Section 7.01(c) shall reimburse the Trustee for all reasonable “out-of-pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(b). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

(c)                In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and Serviced Whole Loans and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Trust Certificateholder and any rights or obligations that accrued prior to the date of such termination or that survive such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 and subsection (b) above notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Trust Certificates (except that the Terminated Party shall retain its rights as a Trust Certificateholder in the event and to the extent that it is a Trust Certificateholder) or the Mortgage Loans and Serviced Whole Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and Serviced Whole Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, in the event it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Trustee (or the successor Master Servicer selected by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) with all documents and records requested by the Trustee (or the successor Master Servicer selected by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) to enable the Trustee or other successor to its responsibilities hereunder to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination and transfer of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, any Whole Loan Custodial Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans and Serviced Whole Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder. All reasonable costs and expenses actually incurred by the Trustee, the Certificate Administrator or the successor Master Servicer or successor Special Servicer in connection with transferring Mortgage Files, Servicing Files and related information, records and reports to the successor Master Servicer or Special Servicer and amending this Agreement to reflect (as well as providing appropriate notices to Mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee, the Certificate Administrator or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

(d)               Notwithstanding Section 7.01(a) and Section 7.01(c), if (1) any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including any related Loan-Specific Certificates) and the Master Servicer is not otherwise terminated in accordance with Section 7.01(a) and Section 7.01(c), or (2) a Servicer Termination Event on the part of the Master Servicer occurs that affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the Holders of any Loan-Specific Certificates in accordance with Section 7.01(a), but at the written direction of the related Serviced Companion Loan Holder or of Holders of related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all related Loan-Specific Certificateholders, the Master Servicer shall appoint, within 30 days of such direction, a sub-servicer (or, if the related Serviced Whole Loan is currently being sub-serviced, to replace, within 30 days of such direction, the then current sub-servicer with a new sub-servicer). In connection with the Master Servicer’s appointment of any sub-servicer at the direction of a Serviced Companion Loan Holder or the requisite Holders of related Loan-Specific Certificates in accordance with this Section 7.01(d), the Master Servicer shall obtain a Rating Agency Confirmation from each Rating Agency. The related sub-servicing agreement shall provide that any sub-servicer appointed by the Master Servicer at the direction of a Serviced Companion Loan Holder or the requisite Holders of related Loan-Specific Certificates in accordance with this Section 7.01(d) shall be responsible for all duties of the Master Servicer under this Agreement with respect to the related Serviced Whole Loan. Such sub-servicing agreement (a) may be terminated without cause and without payment of any fee and (b) shall also provide that such sub-servicer shall agree to become the master servicer under a separate servicing agreement for the applicable Serviced Whole Loan in the event that such Serviced Whole Loan is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Serviced Whole Loan and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any sub-servicer appointed by the Master Servicer at the direction of a Serviced Companion Loan Holder or the requisite Holders of related Loan-Specific Certificates in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute sub-servicer and obtain a Rating Agency Confirmation. In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the sub-servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Servicer Termination Event that led to the appointment of such sub-servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

(e)                If the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer has received written notice (which, for the purposes of this subsection (e), shall include any publications by any Rating Agency of which the Trustee, the Certificate Administrator or any Servicing Officer of the Master Servicer, as the case may be, has actual knowledge) from any Rating Agency that the Master Servicer or the Special Servicer no longer is an approved master servicer or approved special servicer, as applicable, then such party shall promptly notify the others, and the Certificate Administrator shall notify the related Serviced Companion Loan Holder, to the extent known to the Certificate Administrator, of the same.

Section 7.02           Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to the following provisions of this Section 7.02, be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or moneys shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations, liabilities or warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 of this Agreement nor shall the Trustee be required to purchase any Mortgage Loan or Serviced Whole Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans and Serviced Companion

Loans that accrue after the date of the Trustee’s succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Master Servicer and the Back-Up Advancing Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Back-Up Advancing Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above and subject to Section 6.08, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of (i) in the case of the Master Servicer, Trust Certificates entitled to at least 25% of the aggregate Voting Rights, or (ii) in the case of the Special Servicer with respect to all the Serviced Loans other than a Trust Subordinate Companion Whole Loan, Certificates entitled to at least 25% of the aggregate Pooled Voting Rights and (iii) in the case of the Special Servicer with respect to a Trust Subordinate Companion Whole Loan, Certificates and related Loan-Specific Certificates entitled to at least 25% of the Voting Rights of all Certificates and related Loan-Specific Certificates, so request in writing to the Trustee, or if neither the Trustee nor the Back-Up Advancing Agent has the Applicable Back-Up Advancing Agent Ratings, or if the Rating Agencies do not provide Rating Agency Confirmations with respect to the Trustee so acting, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution for which a Rating Agency Confirmation from each Rating Agency has been obtained (at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Trust Fund), as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that, the applicable Directing Holder shall have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until (i) the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder and (ii) in the case of the appointment of a successor Special Servicer, the Depositor and, if applicable, each related Other Depositor shall have received the written notice and information with respect to such successor Special Servicer as set forth in Section 10.02(a). Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans and Serviced Companion Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder; provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses; and provided, further that, the Trustee shall consult with any applicable Directing Holder and Consulting Party (other than the Operating Advisor) prior to the appointment of a successor to the Terminated Party with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted the Terminated Party. The

Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the terminated Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

Section 7.03           Notification to Certificateholders.

(a)                Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Certificate Administrator shall give prompt written notice thereof to Trust Certificateholders at their respective addresses appearing in the Certificate Register, to the Uncertificated Interest Owners, to the Serviced Companion Loan Holders, and electronically, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, to the Rule 17g-5 Information Provider.

(b)               Within 30 days after the occurrence of any Servicer Termination Event or Operating Advisor Termination Event of which a Responsible Officer of the Certificate Administrator has actual knowledge, the Certificate Administrator shall transmit by mail to all Holders of Trust Certificates, the Uncertificated Interest Owners and any affected Serviced Companion Loan Holder (to the extent the Certificate Administrator has received the notice information for such Serviced Companion Loan Holder after a request therefor) and electronically, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, to the Rule 17g-5 Information Provider notice of such Servicer Termination Event or Operating Advisor Termination Event, unless such Servicer Termination Event or Operating Advisor Termination Event shall have been cured or waived.

Section 7.04           Other Remedies of Trustee. During the continuance of any Servicer Termination Event, so long as such Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust Certificateholders, the Uncertificated Interest Owners and the Serviced Companion Loan Holders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the defaulting Master Servicer or Special Servicer, as applicable. If the Master Servicer or Special Servicer, as applicable, fails to remedy, after the presentation of reasonable documentation, the Trustee shall be entitled to be reimbursed for such expenses, costs and liability from the Collection Account or the Whole Loan Custodial Account, as applicable, as provided in Section 3.06 and Section 3.06A of this Agreement; provided that the Master Servicer or the Special Servicer, as applicable, shall not be relieved of such liability for such expenses, costs and liabilities. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event of the Master Servicer or the Special Servicer.

Section 7.05           Waiver of Past Servicer Termination Events and Operating Advisor Termination Events; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of all Trust Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for a Trust Subordinate Companion Whole Loan, of all Certificates and related Loan-Specific Certificates) (together with, if such Servicer Termination Event is on the part of a Special Servicer only with respect to a Serviced Whole Loan with a Companion Loan held outside the Trust (including, if applicable, a Trust Subordinate Companion Whole Loan), each affected Serviced Companion Loan Holder) may, on behalf of all Holders of Trust Certificates and Uncertificated Interests, waive any Servicer Termination Event on the part of the Master Servicer, Special Servicer or any Operating Advisor Termination Event on the part of the Operating Advisor in the performance of its obligations hereunder and its consequences, except a Servicer Termination Event in connection with making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, a Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event or Operating Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs and expenses incurred by the Certificate Administrator in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, promptly upon demand therefor and if not reimbursed to the Certificate Administrator within 90 days of such demand, from the Trust Fund; provided that the Trust Fund shall be reimbursed by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, to the extent such amounts are reimbursed to the Certificate Administrator from the Trust Fund. Notwithstanding the foregoing, (a) a Servicer Termination Event under any of Section 7.01(a)(i) and Section 7.01(a)(ii) of this Agreement may be waived only by all of the Certificateholders of the affected Classes, and (b) a Servicer Termination Event under Section 7.01(a)(xi) of this Agreement may be waived only with the consent of the Depositor, together with (in the case of each of clauses (a) and (b) of this sentence) the consent of each Serviced Companion Loan Holder, if any, that is affected by such Servicer Termination Event.

The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Trust Certificates desire to waive a Servicer Termination Event by the Master Servicer, but a Serviced Companion Loan Holder related to a Serviced Whole Loan (if adversely affected thereby) does not wish to waive that Servicer Termination Event, then those Trust Certificateholders may still waive that Servicer Termination Event, and the applicable Serviced Companion Loan Holder will be entitled to require that the Master Servicer appoint, within 60 days of the applicable Serviced Companion Loan Holder’s request, a sub-servicer (or, if the applicable Serviced Whole Loan is currently being subserviced, to replace, within 60 days of the applicable Serviced Companion Loan Holder’s request, the then current sub-servicer with a new sub-servicer) with respect to the applicable Serviced Whole Loan. In connection with the Master Servicer’s appointment of a sub-servicer at the request of a Serviced Companion Loan Holder in accordance with this Section 7.05, the Master Servicer shall obtain a Rating Agency Confirmation from each Rating Agency at the expense of the Serviced Companion Loan Holder. The related sub-servicing agreement shall provide that any sub-servicer appointed by the Master Servicer at the request of a Serviced Companion Loan Holder in accordance with this Section 7.05 shall be responsible for all duties of the Master Servicer under this Agreement with respect to the applicable Serviced Whole Loan. Such Sub-Servicing Agreement (a) may be terminated without cause and without the payment of any fee and (b) shall also provide that such sub-servicer shall become the master servicer under a separate servicing agreement for the applicable Serviced Whole Loan in the event that the Serviced Whole Loan is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Serviced Whole Loan and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such sub-servicer (a) may be terminated without cause and without the payment of any fee and (b) shall meet the requirements of Section 3.01 of this Agreement. If any sub-servicer appointed by the Master Servicer at the request of a Serviced Companion Loan Holder in accordance with this Section 7.05 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute sub-servicer with respect to which a Rating Agency Confirmation has been obtained at the expense of the applicable resigning or terminated sub-servicer (and any applicable Sub-Servicing Agreement shall so provide), and if the resigning or terminated sub-servicer fails to cover such expense, the Master Servicer shall do so. In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the sub-servicer appointed under this Section 7.05, the terminated Master Servicer that was responsible for the Servicer Termination Event that led to the appointment of such sub-servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

Section 7.06           Termination of the Operating Advisor.

(a)                An “Operating Advisor Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                               any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the Holders of Trust Certificates having greater than 25% of the Voting Rights of all then outstanding Trust Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure with the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                            any failure by the Operating Advisor to perform its obligations set forth in this Agreement in accordance with the Operating Advisor Standard which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to this Agreement;

(iii)                         any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure shall continue unremedied for a period of 30 days;

(iv)                        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)                           the Operating Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(vi)                        the Operating Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Trust Certificateholders and the Uncertificated Interest Owners by posting such notice on its internet website, unless the Certificate Administrator has received notice that it has been remedied. If an Operating Advisor Termination Event shall occur then, and in each and every such case, so long as such Operating Advisor Termination Event shall not have been remedied, then either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Non-Reduced Certificates, or if an Operating Advisor Termination Event affects only any related Loan-Specific Certificates issued as part of an EHRI Trust Subordinate Companion Loan Securitization, upon the written direction of the holders of related Loan-Specific Certificate evidencing at least 25% of the Voting Rights of all related Loan-Specific Certificateholders, the Trustee shall, terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Operating Advisor. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor becomes aware.

(b)               Upon (i) the written direction of Holders of Certificates and Non-Reduced Loan-Specific Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice of the requested vote to the Operating Advisor and to all Certificateholders and Loan-Specific Certificateholders by (i) posting such notice on its internet website, and (ii) mailing such notice to all Certificateholders and Loan-Specific Certificateholders at their addresses appearing in the Certificate Register and to the Operating Advisor. Upon the affirmative vote of the Holders of Trust Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates of those Holders that exercise their right to vote (provided that Holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates exercise their right to vote within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on which the aforementioned notice was mailed to the Certificateholders)), the Trustee shall terminate all of the rights and obligations of the Operating Advisor under this Agreement by notice in writing to the Operating Advisor. The provisions set forth in the foregoing sentences of this Section 7.06(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions. As between the Operating Advisor, on the one hand, and the Certificateholders and Loan-Specific Certificateholders, on the other, the Certificateholders and Loan-Specific Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Loan-Specific Certificateholder and Certificate Owner may access notices on the Certificate Administrator’s Website and each Holder and Certificate Owner of Certificates and Loan-Specific Certificates may register to receive e-mail notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders and Loan-Specific Certificateholders for the reasonable expenses of posting such notices.

(c)                On or after the receipt by the Operating Advisor of such written notice of termination, subject to the foregoing, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Operating Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 15 Business Days after (1) the Operating Advisor resigns pursuant to Section 6.04 of this Agreement (excluding resignation under the circumstances contemplated in Section 6.04(d) where no successor Operating Advisor is required to be appointed) or (2) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee shall appoint a successor Operating Advisor that is an Eligible Operating Advisor. The Trustee shall provide written notice of the appointment of a successor Operating Advisor to the

Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Depositor, the Risk Retention Consultation Parties, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative within one Business Day of such appointment, and the Certificate Administrator shall provide written notice of such appointment to each Certificateholder and the Uncertificated VRR Interest Owner within one Business Day of the receipt of such notice of appointment from the Trustee. Except as contemplated by Section 7.06(b) of this Agreement, the appointment of a successor Operating Advisor shall not be subject to the vote, consent or approval of the holder of any Class of Certificates or the Uncertificated VRR Interest Owner.

The Operating Advisor shall not at any time be the Depositor, the Master Servicer, the Special Servicer, a Sponsor or an Affiliate of any of them. If any of such entities becomes the Operating Advisor, including by means of an Affiliation arising after the date hereof, the Operating Advisor shall immediately resign or cause an assignment under Section 6.04 of this Agreement and the Trustee shall appoint a successor Operating Advisor subject to and in accordance with this Section 7.06(c), which successor Operating Advisor may be an Affiliate of the Trustee. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor shall be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party shall act as the Operating Advisor and the provisions in this Agreement relating to consultation with respect to the Operating Advisor shall not be applicable until a replacement Operating Advisor is appointed hereunder.

(d)               Upon any resignation or termination of the Operating Advisor and, if applicable, appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator (who shall, as soon as possible, give written notice thereof to the Trust Certificateholders and the Uncertificated VRR Interest Owner), the Depositor, each Directing Holder, each Consulting Party and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider. In the event that the Operating Advisor resigns or is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such resignation or termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than any rights to indemnification arising out of events occurring prior to such resignation or termination.

Article VIII

CONCERNING THE TRUSTEE and The Certificate Administrator

Section 8.01           Duties of the Trustee and the Certificate Administrator.

(a)                The Trustee, prior to the occurrence of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and Section 7.04 of this Agreement, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Certificate Administrator undertakes to perform at all times such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Certificate Administrator shall be construed as a duty.

(b)               Each of the Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II, the Diligence Files, any CREFC® reports and any information delivered for posting to the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website), shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder if accepted in good faith. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request a corrected instrument, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s, as applicable, reasonable satisfaction, the Certificate Administrator (if the Certificate Administrator requested the corrected instrument or upon direction from the Trustee if the Trustee requested the corrected instrument) will provide notice thereof to the Trust Certificateholders and the Uncertificated Interest Owners.

(c)                Neither the Trustee, the Certificate Administrator nor any of their respective officers, directors, employees, agents or “control” persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator, as applicable, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

(i)                               Prior to the occurrence of a Servicer Termination Event or Operating Advisor Termination Event of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Servicer Termination Events which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, the Trustee or the Certificate Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

(ii)                            Neither the Trustee nor the Certificate Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining the pertinent facts;

(iii)                         Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein for such action) of each affected Class, or of the Voting Rights of the Trust Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under this Agreement;

(iv)                        Neither the Trustee, the Certificate Administrator nor any of their respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not the same Person as, or an Affiliate of, the Trustee or the Certificate Administrator, as applicable, and that is selected other than by the Trustee or the Certificate Administrator, as applicable, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor, the Operating Advisor, any Serviced Companion Loan Holder, the Directing Holder or the Controlling Class Representative or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

(v)                           Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is incidental to its respective duties as Trustee or Certificate Administrator, as applicable, in accordance with this Agreement (and, if it does, all reasonable legal expenses and costs of such action shall be expenses and costs of the Trust Fund) and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, and the Trustee or the Certificate Administrator, as applicable, shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Trustee or the Certificate Administrator, as the case may be, or by reason of negligent disregard of the Trustee’s or the Certificate Administrator’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Trustee or the Certificate Administrator, as the case may be, of any of its representations or warranties contained herein; provided, however, that the Trustee or the Certificate Administrator may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Trust Certificateholders hereunder;

(vi)                        Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such act, failure to act or breach or receives written notice of such act, failure to act or breach from any other party to this Agreement, any Trust Certificateholder or Certificate Owner, an Uncertificated Interest Owner, a Risk Retention Consultation Party, a Serviced Companion Loan Holder, the Directing Holder or the Controlling Class Representative; and

(vii)                     Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event shall the Trustee or the Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

None of the provisions contained in this Agreement shall require the Trustee or the Certificate Administrator, in its capacity as Trustee or the Certificate Administrator, as applicable, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (other than the obligations to make Advances under Sections 3.20 and 4.06 of this Agreement if the Trustee is acting as the Back-Up Advancing Agent), the Special Servicer, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. None of the provisions contained in this Agreement shall in any event require the Certificate Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (other than the obligations to make Advances under Sections 3.20 and 4.06 of this Agreement if the Certificate Administrator is acting as the Back-Up Advancing Agent), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under this Agreement. Neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity or at its discretion).

(d)               The Operating Advisor, the Master Servicer, the Special Servicer or the Trustee may at any time request from the Certificate Administrator written confirmation of whether any Control Termination Event, Consultation Termination Event, Loan-Specific Control Termination Event, Loan-Specific Consultation Termination Event or Operating Advisor Consultation Trigger Event occurred during the previous calendar year and the Certificate Administrator shall deliver such confirmation, based on information in its possession, to the requesting party within ten (10) Business Days of such request. Further, the Certificate

Administrator shall post a “special notice” on the Certificate Administrator’s Website within ten (10) days of its determination (or its receipt of notice) of the commencement or cessation of any Control Termination Event, Consultation Termination Event, Loan-Specific Control Termination Event, Loan-Specific Consultation Termination Event or Operating Advisor Consultation Trigger Event.

Section 8.02           Certain Matters Affecting the Trustee and the Certificate Administrator.

(a)                Except as otherwise provided in Section 8.01 of this Agreement:

(i)                               Each of the Trustee and the Certificate Administrator may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;

(ii)                            Each of the Trustee and the Certificate Administrator may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice of such counsel or Opinion of Counsel;

(iii)                         (A)                Neither the Trustee nor the Certificate Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Trust Certificateholders, pursuant to the provisions of this Agreement, unless such Trust Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as applicable, against the costs, expenses and liabilities which may be incurred therein or thereby; and

(B)                the right of the Trustee or the Certificate Administrator, as applicable, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Certificate Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

provided that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Termination Event (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)                        Neither the Trustee, the Certificate Administrator nor any of their respective directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as applicable, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)                           Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Trust Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as applicable, not reasonably assured to the Trustee or the Certificate Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, if a Servicer Termination Event or Operating Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Operating Advisor, respectively and if such investigation results from such Servicer Termination Event or Operating Advisor Termination Event, and otherwise by the Trust Certificateholders requesting the investigation;

(vi)                        Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, Affiliates or attorneys but shall not be relieved of its obligations hereunder;

(vii)                     For purposes of this Agreement, the Trustee or the Certificate Administrator, as applicable, shall have notice of an event only when a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event;

(viii)                  Except as otherwise expressly set forth in this Agreement, Computershare Trust Company, National Association acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Computershare Trust Company, National Association, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Computershare Trust Company, National Association, acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Computershare Trust Company, National Association, or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers; and

(ix)                          Nothing herein shall require the Trustee or the Certificate Administrator to act in any manner that is contrary to applicable law.

(b)               Following the Startup Day, neither the Trustee nor the Certificate Administrator shall, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator, as applicable, shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust, at any time that any Trust Certificates are outstanding or subject a Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(c)                All rights of action under this Agreement or under any of the Trust Certificates, enforceable by the Trustee or the Certificate Administrator, as applicable, may be enforced by it without the possession of any of the Trust Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Trust Certificates, subject to the provisions of this Agreement.

Neither the Trustee nor the Certificate Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

(d)               Neither the Trustee nor the Certificate Administrator shall be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

(e)                Each of the Custodian, the Back-Up Advancing Agent, the Rule 17g-5 Information Provider, Authenticating Agent, Paying Agent and Certificate Registrar shall be entitled to the same rights, indemnities, immunities, benefits (other than compensation), privileges and protections afforded to the Certificate Administrator hereunder in the same manner as if such party were the named Certificate Administrator herein mutatis mutandis.

(f)                Notwithstanding anything to the contrary herein, any and all e-mail communications (both text and attachments) by or from the Trustee or the Certificate Administrator that the Trustee or the Certificate Administrator, as applicable, deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “E-mail Recipient”) of the encrypted e-mail communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure e-mail sent by the Trustee or the Certificate Administrator, as applicable, to the E-mail Recipient.

(g)               No provision of this Agreement or any Loan Document shall be deemed to impose any duty or obligation on the Trustee or the Certificate Administrator to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under the Loan Documents, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it (which determination may be based on Opinion of Counsel).

(h)               In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering including Section 326 of the USA PATRIOT Act (for purposes of this clause (h), “Applicable Law”), each of the Trustee and the Certificate Administrator is required to obtain, verify, record and update certain information relating to individuals and entities that maintain a business relationship with the Trustee or the Certificate Administrator, as applicable. Accordingly, each of the parties hereto agrees to provide to the Trustee or the Certificate Administrator, as applicable, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee or the Certificate Administrator, as applicable, to comply with Applicable Law.

Section 8.03           Neither the Trustee Nor the Certificate Administrator Is Liable for Trust Certificates or Trust Loans. The recitals contained herein and in the Trust Certificates (other than the signature and authentication of the Certificate Administrator on the Trust Certificates) shall not be taken as the statements of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, and the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor assume no responsibility for their correctness. The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor make no representations or warranties as to the validity or sufficiency of this Agreement, of the Trust Certificates or any prospectus used to offer the Trust Certificates for sale or the validity, enforceability or sufficiency of any Trust Loan or related document. Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Trust Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Trust Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or the enforceability thereof; the existence of any Trust Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the validity of the assignment of any Trust Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for its review thereof pursuant to Section 2.02); the performance or enforcement of any Trust Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the compliance by the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Master Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any Sub-Servicer or any Mortgagor; any action of the Master Servicer, the Special Servicer or the Operating Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any Sub-Servicer taken in the name of the Trustee except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any Sub-Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee as applicable hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator, as applicable, of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Trust Certificates or the Uncertificated Interests issued to it or of the proceeds of the sale of such Trust Certificates or an Uncertificated Interest, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Trust Loans or deposited in or withdrawn from the Collection Account, the Distribution Account, the Lock Box Account, the Escrow Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator, as applicable. Neither the Trustee nor the Certificate Administrator shall have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless in the case of the Trustee, the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as applicable, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.

Section 8.04           Trustee and Certificate Administrator May Own Trust Certificates. The Trustee, the Certificate Administrator and any agent of the Trustee or the Certificate Administrator, each, in its individual capacity or any other capacity, may become the owner or pledgee of Trust Certificates, and may deal with the Depositor and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee, the Certificate Administrator or such agent, as the case may be.

Section 8.05           Payment of Trustee/Certificate Administrator Fees and Expenses; Indemnification.

(a)                As compensation for the performance of its duties hereunder, the Trustee shall be paid its portion of the Trustee/Certificate Administrator Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. As compensation for the performance of its duties hereunder, the Certificate Administrator shall be paid its portion of the Trustee/Certificate Administrator Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator. The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee. The Trustee/Certificate Administrator Fee shall be paid monthly on a Trust Loan-by-Trust Loan basis. The Trustee/Certificate Administrator Fee (which in each case shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s and the Certificate Administrator’s sole form of compensation for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Certificate Administrator, as applicable, hereunder. No Trustee/Certificate Administrator Fee shall be payable with respect to any Companion Loan (other than a Trust Subordinate Companion Loan). Any Trustee/Certificate Administrator Fee payable with respect to the Mortgage Loans shall be payable solely from collections with respect to the Mortgage Loans, and any Trustee/Certificate Administrator Fee with respect to a Trust Subordinate Companion Loan shall be payable solely from collections with respect to such Trust Subordinate Companion Loan. In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled.

(b)               Each of the Trustee and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and, except for Advances otherwise reimbursable hereunder, advances incurred or made by the Trustee or the Certificate Administrator, as applicable, pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are “unanticipated expenses” as described in clause (d) below, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to Section 8.01 and Section 8.02 of this Agreement, neither the Trustee nor the Certificate Administrator shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee/Certificate Administrator Fee or the Trustee’s expenses or the Certificate Administrator’s expenses, as applicable.

The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expenses as may arise from the negligence or bad faith of the Trustee.

(c)                Each of the Paying Agent, the Authenticating Agent, the Certificate Administrator, the Certificate Registrar, the Custodian, the Trustee, the Depositor, the Master Servicer and the Special Servicer (each, an “Indemnifying Party”) shall indemnify the Trustee, the Paying Agent, the Authenticating Agent, the Certificate Administrator, the Certificate Registrar, the Custodian and their respective Affiliates and each of the directors, officers, employees and agents of the Paying Agent, the Authenticating Agent, the Trustee, the Certificate Administrator, the Certificate Registrar, the Custodian and their respective Affiliates (each, an “Indemnified Party”) for, and hold each of them harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective obligations or duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder. Each of the Paying Agent, the Authenticating Agent, the Trustee, the Certificate Registrar, the Custodian and the Certificate Administrator shall indemnify each of the Master Servicer and the Special Servicer and its Affiliates and each of the directors, officers, employees and agents of each of the Master Servicer and the Special Servicer and its Affiliates (each, a “Servicer Indemnified Party”) for, and hold each of them harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Servicer Indemnified Party in any action or proceeding between the Trustee, the Paying Agent, the Authenticating Agent, the Certificate Registrar, the Custodian or the Certificate Administrator, as applicable, and the Servicer Indemnified Party or between the Servicer Indemnified Party and any third party or otherwise) related to the Trustee’s, the Authenticating Agent’s, the Paying Agent’s, the Certificate Registrar’s, the Custodian’s or the Certificate Administrator’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder. Each of the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator and the Trustee shall indemnify the Depositor, each Sponsor, any employee, director or officer of the Depositor or any Sponsor, and the Trust Fund (each an “Other Indemnified Party”) for, and hold each of them harmless against, any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses incurred by the Other Indemnified Party in any action or proceeding between the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator or the Trustee, as applicable, and the Other Indemnified Party or between the Other Indemnified Party and any third party or otherwise) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator or the

Trustee, as the case may be, or by reason of negligent disregard of the Authenticating Agent, the Paying Agent’s, the Certificate Registrar’s, the Custodian’s, the Certificate Administrator’s or the Trustee’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator or the Trustee, as the case may be, of any of its representations or warranties contained herein, or (iii) as a result of or relating to a violation of the Exchange Act or Regulation RR if such violation, in whole or in part, results from or arises out of a breach by the Authenticating Agent, the Paying Agent, the Certificate Registrar or the Certificate Administrator, as the case may be, of any of its obligations under Section 5.02(f) and Section 5.03(i) of this Agreement.

(d)               The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Indemnified Party in any action or proceeding between the Trust Fund and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement, the Trust Certificates or the Uncertificated Interests, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct, or negligent disregard of obligations and duties hereunder, of the Indemnified Party and (ii) except to the extent such amounts are not paid pursuant to this Section 8.05, those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term “unanticipated expenses” shall include any fees, expenses and disbursements of the Trustee or the Certificate Administrator or any separate trustee or co-trustee or certificate administrator appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys’ fees) incurred or, except in the case of an Advance otherwise reimbursable hereunder, advanced by an Indemnified Party in connection with (i) a default under any Trust Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement. The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Trust Certificateholders and all Uncertificated Interest Owners.

(e)                Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Certificate Administrator, as applicable, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Authenticating Agent, the Certificate Registrar or the Custodian.

(f)                This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

Section 8.06           Eligibility Requirements for the Trustee, the Certificate Administrator and the Back-Up Advancing Agent. Each of the Trustee and the Certificate Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by federal or state authority, and the Trustee shall not be an Affiliate of any other member of the Restricted Group (other than an Underwriter and, during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02, the Master Servicer). Neither the Trustee nor the Certificate Administrator shall be the Subsequent Third Party Purchaser, the Loan-Specific Third Party Purchaser, or a Risk Retention Affiliate of such entity. The Trustee shall maintain (A) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the Trustee may maintain a long-term senior unsecured debt rating or a long-term issuer rating of at least “Baa3” by Moody’s for so long as either (I) the Master Servicer maintains a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s or (II) the Back-Up Advancing Agent satisfies the Applicable Back-Up Advancing Agent Ratings), (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (provided, however, that the Trustee shall be deemed to have met the eligibility requirements in this clause (B) for so long as either (I) the Master Servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch or (II) the Back-Up Advancing Agent satisfies the Applicable Back-Up Advancing Agent Ratings), and (C) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch) (or, in the case of any Rating Agency’s rating requirement set forth in clauses (A), (B) or (C) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee shall satisfy the requirements for a trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator shall maintain (A) a rating on its long-term senior unsecured debt of at least “Baa3” by Moody’s or a long-term issuer rating of at least “Baa3” by Moody’s (or such other rating with respect to which Moody’s provided a Rating Agency Confirmation) and (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee or the

Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. In addition, the Back-Up Advancing Agent shall at all times be an institution that (i) has the Applicable Back-Up Advancing Agent Ratings and (ii) is otherwise acceptable to the Rating Agencies as confirmed by receipt of a Rating Agency Confirmation from each Rating Agency. If the Back-Up Advancing Agent shall cease to have the Applicable Back-Up Advancing Agent Ratings, then the Back-Up Advancing Agent shall, within 30 days after it ceases to have the Applicable Back-Up Advancing Agent Ratings, either (1) obtain a Rating Agency Confirmation from each of the Rating Agencies to allow the Back-Up Advancing Agent to remain in such capacity on this transaction or (2) appoint another Back-Up Advancing Agent pursuant to Section 8.12 to perform the Back-Up Advancing Agent’s obligations under this Agreement.

Section 8.07           Resignation and Removal of the Trustee or the Certificate Administrator. Each of the Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the other such party, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trust Certificateholders, the Uncertificated Interest Owners, the Serviced Companion Loan Holders and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider. Upon such notice of resignation, the Depositor shall use reasonable efforts to appoint a successor Trustee or the Certificate Administrator, as applicable, with respect to which the Rating Agencies have provided a Rating Agency Confirmation to the resigning Trustee or Certificate Administrator, as applicable, and the successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator, as applicable, shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator, as applicable, and such petition will be an expense of the Trust Fund. Except as set forth in the immediately preceding sentence, the Trustee or the Certificate Administrator, as applicable, shall bear all reasonable out-of-pocket costs and expenses of each other party hereto and each Rating Agency in connection with its resignation (including, but not limited to, the costs of assigning Trust Loans by reason of change in Trustee).

If at any time either the Trustee or the Certificate Administrator is required to resign in accordance with the provisions of Section 3.34 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time either the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and promptly appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and to the successor Trustee or Certificate Administrator, as applicable. The Holders of Trust Certificates entitled to more than 50% of the Voting Rights allocated to all of the Trust Certificates may at any time, with prior written notice, remove the Trustee or the Certificate Administrator and appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument or instruments, in five originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Trustee (in connection with the removal of the Certificate Administrator), one complete set to the Certificate Administrator (in connection with the removal of the Trustee), one complete set to the Trustee or Certificate Administrator, as applicable, so removed and one complete set to the successor Trustee or Certificate Administrator, as applicable, so appointed, and a copy thereof shall be delivered to the Serviced Companion Loan Holders.

In the event that the Trustee or the Certificate Administrator is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans or Serviced Whole Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, when acting as Back-Up Advancing Agent, Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee or the Certificate Administrator, as applicable). The Trustee or the Certificate Administrator, as applicable, will bear all reasonable out-of-pocket costs and expenses of each other party hereto and each Rating Agency in connection with its termination or removal; provided that if the Trustee or the Certificate Administrator, as applicable, is terminated without cause by the Holders of Trust Certificates evidencing more than 50% of the Voting Rights allocated to all of the Trust Certificates as provided in the immediately preceding paragraph, then such Holders will be required to pay all the reasonable costs and expenses of the Trustee or the Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including, if applicable, custody of any Mortgage Files in its possession) of the Trustee or Certificate Administrator, as applicable, to a successor trustee or certificate administrator.

Any resignation or removal of the Trustee or the Certificate Administrator and appointment of a successor Trustee or Certificate Administrator, as applicable, pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor Trustee or successor Certificate Administrator, as applicable, as provided in Section 8.08 and (ii) the filing by or on behalf of the Trust of a Form 8-K with respect to such resignation, removal and/or appointment as contemplated by the fifth paragraph of Section 10.07.

Upon the resignation or upon the termination of the Trustee, the outgoing Trustee shall (subject to the terms of the third paragraph of this Section 8.07), at its own expense, ensure that prior to its transfer of duties to any successor (to the extent such Loan Document was assigned or endorsed to the Trustee), (A) the original executed Note for each Trust Loan, is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor, as trustee for the registered holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, and the Uncertificated Interest Owners or in blank, and (B) in the case of the other Loan Documents, are assigned (and, other than in connection with the removal of the Trustee without cause, recorded as appropriate) to such successor, and such successor shall review the documents delivered to it or the Custodian with respect to each Trust

Loan, and certify in writing that, as to each Trust Loan then subject to this Agreement, such endorsement and assignment has been made. The outgoing Trustee shall provide copies of the documentation provided for in items (A) and (B) above to the Master Servicer, in each case to the extent such copies are not already in the Master Servicer’s possession. If the Trustee is removed without cause, the Loan Documents identified in clause (B) of the preceding sentence shall, if appropriate, be recorded by the successor trustee if so required by the Master Servicer or the Special Servicer and at the expense of the Trust (for so long as no Control Termination Event is continuing, with the consent of the Controlling Class Representative, and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, after consultation with the Controlling Class Representative).

Section 8.08           Successor Trustee or Successor Certificate Administrator.

(a)                Any successor Trustee or Certificate Administrator appointed as provided in Section 8.07 of this Agreement shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor Trustee or Certificate Administrator, as applicable, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as applicable, shall become effective and such successor Trustee or Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein, provided that a Rating Agency Confirmation shall be obtained from each Rating Agency with respect to the appointment of such successor Trustee or Certificate Administrator. In connection with the appointment of a successor Certificate Administrator, the predecessor Certificate Administrator (or a Custodian appointed by it) shall deliver to the successor Certificate Administrator all Mortgage Files and related documents and statements held by it hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the predecessor Trustee or Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator, as applicable, all such rights, powers, duties and obligations. No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Certificate Administrator, as applicable, shall be eligible under the provisions of Section 8.06. In no event may the Operating Advisor, the Asset Representations Reviewer or any of their Affiliates be appointed as successor Trustee or successor Certificate Administrator.

Upon acceptance of appointment by a successor Trustee or Certificate Administrator, as applicable, as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee or Certificate Administrator, as applicable, hereunder to all Holders of Trust Certificates at their addresses as shown in the Certificate Register, to the Uncertificated Interest Owners and to the Companion Loan Holders. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Certificate Administrator, the successor Trustee or Certificate Administrator, as applicable, shall cause such notice to be mailed at the expense of the Depositor.

(b)               Any successor Trustee or Certificate Administrator appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

Section 8.09           Merger or Consolidation of the Trustee or the Certificate Administrator. Any entity into which the Trustee or the Certificate Administrator may be merged or converted, or with which the Trustee or the Certificate Administrator, as applicable, may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator, as applicable, shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Certificate Administrator, as applicable, shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10           Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund, the assets thereof or any property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Trust Fund, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Trust Fund; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense shall be split evenly between the Trustee and the Trust Fund; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment shall be at the expense of the Trust Fund) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to the Trust Certificateholders or the Uncertificated Interest Owners of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11           Access to Certain Information.

(a)                The Trustee, the Certificate Administrator and the Custodian shall afford to any Privileged Person (including the Operating Advisor and the related Directing Holder) access to any documentation (other than any Privileged Information) regarding the Trust Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee, the Certificate Administrator or the Custodian, as applicable.

(b)               The Certificate Administrator shall maintain at its offices (or, in the case of the Mortgage Files, the Certificate Administrator shall maintain or cause to be maintained at its offices or the offices of a Custodian appointed by it) (and, upon reasonable prior written request and during normal business hours, shall make available or cause to be made available) for review by any Privileged Person originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator (or a Custodian appointed by it)):

(i)                               the Prospectus;

(ii)                            this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date (if any), the Mortgage Loan Purchase Agreements and any amendments and exhibits hereto or thereto;

(iii)                         all Certificate Administrator reports made available to holders of each relevant Class of Trust Certificates since the Closing Date;

(iv)                        all Distribution Date Statements and all CREFC® reports actually delivered or otherwise made available to Trust Certificateholders pursuant to Section 4.02 of this Agreement since the Closing Date;

(v)                           the annual assessments as to compliance (in the case of the Master Servicer and the Special Servicer) and the Officer’s Certificates delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.10 of this Agreement;

(vi)                        the annual independent public accountants’ servicing report caused to be delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.10 of this Agreement;

(vii)                     the most recent inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to Section 3.18 of this Agreement;

(viii)                  any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(e) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;

(ix)                          the Mortgage Files, including any and all modifications, waivers and amendments of the terms of the Mortgage Loans (or the Serviced Whole Loans) entered into or consented to by the Master Servicer, the Special Servicer, any Outside Servicer or any Outside Special Servicer and delivered to the Certificate Administrator (or a Custodian appointed by it) pursuant to Section 3.24 of this Agreement;

(x)                             the summary of each Final Asset Status Report delivered to the Certificate Administrator pursuant to Section 3.21(b) of this Agreement and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property, together with the other information specified in Section 4.02(b) of this Agreement;

(xi)                          any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xii)                       notice of termination or esignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee (and appointments of successors thereto);

(xiii)                    all Special Notices;

(xiv)                   any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

(xv)                      any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A;

provided that any such Privileged Person that is a Trust Certificateholder or Certificate Owner shall have delivered to the Certificate Administrator an appropriate Investor Certification; and provided, further, that in no event shall an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party.

Subject to the two (2) provisos to the previous sentence, the Certificate Administrator shall provide, or cause to be provided, copies of any and all of the foregoing items upon reasonable written request of any of the parties set forth in the previous sentence.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

Section 8.12           Appointment of Back-Up Advancing Agent. The Trustee shall serve as the initial Back-Up Advancing Agent and shall be deemed appointed as Back-Up Advancing Agent at all times that no other party is so appointed in accordance with this Section 8.12. The Back-Up Advancing Agent shall at all times be an institution (i) that has the Applicable Back-Up Advancing Agent Ratings, and (ii) is otherwise acceptable to the Rating Agencies as confirmed by receipt of a Rating Agency Confirmation from each Rating Agency. The Back-Up Advancing Agent may, at its own expense, appoint a successor Back-Up Advancing Agent to perform its obligations under this Agreement. The existing Back-Up Advancing Agent shall provide prompt written notice of the appointment of any successor Back-Up Advancing Agent to the Depositor, the Trustee, the Certificate Administrator (if it is not making such appointment), the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Operating Advisor and the Rule 17g-5 Information Provider, who shall post such notice on the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement. No appointment of a Back-Up Advancing Agent (other than the Certificate Administrator acting as the initial Back-Up Advancing Agent) shall be effective until the successor Back-Up Advancing Agent shall have executed and delivered to the Trustee for the benefit of the Trust, the Certificate Administrator, the Trust Certificateholders, the Certificate Owners, the Loan-Specific Certificate Owners and the Uncertificated Interest Owners a written assumption of all obligations of the Back-Up Advancing

Agent under this Agreement (including, without limitation, the obligation to make Advances as and when required of the Back-Up Advancing Agent under Section 3.20, Section 3.27 and Section 4.06 of this Agreement), with a copy of such written assumption delivered to the Rule 17g-5 Information Provider, who shall post such written assumption on the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement. The appointment of a successor Back-Up Advancing Agent shall not relieve the Back-Up Advancing Agent appointing such successor from any of its obligations hereunder (including, without limitation, its obligations under Section 3.20, Section 3.27 and Section 4.06 of this Agreement), and the Back-Up Advancing Agent appointing such successor shall remain responsible for all acts and omissions of the successor Back-Up Advancing Agent. Insofar as it relates to the making, or reimbursement (with interest), of Advances, any Back-Up Advancing Agent that is not the Certificate Administrator shall have the same rights and obligations as the Certificate Administrator acting as Back-Up Advancing Agent.

Article IX

TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

Section 9.01           Termination; Optional Mortgage Loan Purchase.

(a)                The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created hereby with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as hereinafter set forth and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to subsection (c), (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to subsection (h) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

(b)               In connection with a termination contemplated by Section 9.01(a) of this Agreement, the Trust REMICs outstanding shall be terminated and the assets of the Lower-Tier REMIC and any Trust Subordinate Companion Loan REMIC shall be sold or otherwise disposed of in connection therewith, pursuant to a “plan of complete liquidation” within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of the Lower-Tier REMIC and any Trust Subordinate Companion Loan REMIC shall be sold for cash and that each such Trust REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of each Trust REMIC. Notwithstanding the termination of the Trust REMICs, or the Trust Fund, the Certificate Administrator shall be responsible for filing the final Tax Returns for the Trust REMICs and for the Grantor Trust for the period ending with such termination, and shall maintain books and records with respect to the Trust REMICs and the Grantor Trust for the period for which it maintains its own tax returns or other reasonable period.

(c)                The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to this Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any such Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to this subsection (c).

(d)               If the Trust Fund has not been previously terminated pursuant to subsection (c) or subsection (h) of this Section 9.01, the Certificate Administrator shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Trust Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates (exclusive of the Class VRR Certificates), to the Holders of outstanding Loan-Specific Certificates, to the Holders of outstanding Class VRR Certificates and the Uncertificated Interest Owners, and to the Certificate Administrator in respect of the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Balance, Uncertificated Interest Balance, Lower-Tier Principal Balance or Trust Subordinate Companion Loan Principal Balance, as applicable, of each such Class of Certificates, each such Class of Loan-Specific Certificates, each such Uncertificated Interest, and each of such Lower-Tier Regular Interests and Trust Subordinate Companion Loan Regular Interests, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01 of this Agreement (or, if the Regular Certificates, the Loan-Specific Certificates and the Uncertificated Interests are no longer outstanding, to the Holders of the Class R Certificates) and (ii) to the Holders of the Grantor Trust Certificates and the Uncertificated VRR Interest Owner, of any amount remaining in the Collection Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Excess Interest Distribution Account and/or the Excess Liquidation Proceeds Reserve Account, as applicable, in any case, following the later to occur of (a) the receipt or collection of the last payment due on any Trust Loan included in the Trust Fund or (b) the liquidation or disposition pursuant to Section 3.17 of this Agreement of the last asset held by the Trust Fund.

(e)                Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to affected Trust Certificateholders and affected Uncertificated Interest Owners at their addresses shown in the Certificate Register (with a copy to the Master Servicer, the Special Servicer and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider) as soon as practicable after the Certificate Administrator shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Certificate Administrator to affected Trust Certificateholders and affected Uncertificated Interest Owners shall:

(i)                               specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Trust Certificates of the Classes specified therein and the Uncertificated Interest Owners;

(ii)                            specify the amount of any such final distribution, if known; and

(iii)                         state that the final distribution to Trust Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified and to any Uncertificated Interest Owner only upon delivery of a written instrument surrendering the related Uncertificated Interest and acknowledging that such distribution is the final distribution.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Certificate Administrator shall promptly mail notice thereof to each affected Trust Certificateholder and each affected Uncertificated Interest Owner.

(f)                Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates or the failure of any Uncertificated Interest Owners to surrender their Uncertificated Interests shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders or the non-surrendering Uncertificated Interest Owners, whereupon the Trust Fund shall terminate. If any Trust Certificates or Uncertificated Interests as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders or Uncertificated Interest Owners, as applicable, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates or Uncertificated Interests, as applicable, for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate or Uncertificated Interest shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders or Uncertificated Interest Owners, as applicable, concerning surrender of their Trust Certificates or Uncertificated Interests, as applicable. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders or Uncertificated Interest Owners shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates or Uncertificated Interest shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof or the Uncertificated Interest Owners, as applicable. No interest shall accrue or be payable to any Trust Certificateholder or Uncertificated Interest Owner on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) or such Uncertificated Interest Owner’s failure to surrender its Uncertificated Interest, as applicable, for final payment thereof in accordance with this Section 9.01.

(g)               For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund pursuant to subsection (h), and then the Holders of the Controlling Class representing more than 50% of the Certificate Balance of the Controlling Class, and then the Special Servicer, and then the Master Servicer, and then the Holders of Class R Certificates representing more than 50% of the Percentage Interests in such Class, in each of the last four cases, pursuant to subsection (c).

(h)               (i) Following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount and the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates are reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Trust Certificates (but excluding the Class S and Class R Certificates) and the Uncertificated Interests for all of the Trust Loans and each REO Property (and including the Trust

Fund’s interest in any REO Property acquired with respect to the Outside Serviced Mortgage Loans and/or the Serviced Whole Loans) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that such Remaining Certificateholder shall pay the Master Servicer an amount equal to the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Principal Balance Certificates as of the day of the exchange and (C) three. In the event that the Remaining Certificateholder elects to exchange all of the Trust Certificates (other than the Class S and Class R Certificates) and the Uncertificated Interests for all of the Trust Loans and each REO Property (and including the Trust Fund’s interest in any REO Property acquired with respect to the Outside Serviced Mortgage Loans and/or the Serviced Whole Loans) remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Termination Date, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account or a Distribution Account, but only to the extent that such amounts are not already on deposit in the Collection Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Trust Certificates (other than the Class S and Class R Certificates) and the Uncertificated Interests by the Remaining Certificateholder on the Termination Date, the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Trust Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Trust Loans and REO Properties (and including the Trust Fund’s interest in any REO Property acquired with respect to the Outside Serviced Mortgage Loans and/or the Serviced Whole Loans) remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Section 9.01. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee (other than the making of certain payments to Trust Certificateholders, the Uncertificated Interest Owners and Serviced Companion Loan Holders, sending of certain notices, the maintenance of books and records and the preparation and filing of final tax returns), shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Trust Loans. For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC and any Trust Subordinate Companion Loan REMIC for an amount equal to the remaining Certificate Balance of its remaining Trust Certificates (other than the Class S and Class R Certificates) and the aggregate remaining Uncertificated Interest Balances of the Uncertificated Interests, plus accrued and unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributed in respect of the Lower-Tier Regular Interests, any Trust Subordinate Companion Loan Regular Interests and such Trust Certificates and the Uncertificated Interests. The remaining Trust Loans and REO Properties (or the Trust’s interests therein) are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to this Section 9.01.

(ii)                            (A) A Holder of related Loan-Specific Certificates owning a majority of the Percentage Interest of the related outstanding Loan-Specific Controlling Class may (or, if such Holder does not, the Special Servicer, or if neither such Holder nor the Special Servicer do, the Master Servicer, may also) effect an early termination of a Trust Subordinate Companion Loan REMIC, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to this Agreement any time on or after any Distribution Date on which the aggregate Stated Principal Balance of the related Trust Subordinate Companion Loan is less than 1% of the Stated Principal Balance of the related Trust Subordinate Companion Loan as of the Cut-off Date, by purchasing on the designated date the related Trust Subordinate Companion Loan and the other assets of such Trust Subordinate Companion Loan REMIC at a purchase price, payable in cash, equal to (i) the sum of (1) the applicable Purchase Price and (2) the reasonable out of pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of the related Trust Subordinate Companion Loan), the Special Servicer (unless the Special Servicer is the purchaser of the related Trust Subordinate Companion Loan), the Trustee and the Certificate Administrator, as applicable, with respect to such purchase, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed related Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid related Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding with respect to the related Trust Subordinate Companion Loan (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

(B)        In connection with a termination contemplated by Section 9.01(h)(ii)(A) of this Agreement, a Trust Subordinate Companion Loan REMIC shall be terminated and the assets of such Trust Subordinate Companion Loan REMIC shall be sold or otherwise disposed of in connection therewith pursuant to a “plan of complete liquidation” within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable notice of termination is given and requiring that the assets of such Trust Subordinate Companion Loan REMIC shall be sold for cash and that such Trust Subordinate Companion Loan REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(h)(ii)(B), the notice given pursuant to Section 9.01(h)(ii)(A) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax return of such Trust Subordinate Companion Loan REMIC. Notwithstanding the termination of such Trust Subordinate Companion Loan REMIC, the Certificate Administrator shall be responsible for filing the final Tax Returns for such Trust Subordinate Companion Loan REMIC for the period ending with such termination, and shall maintain books and records with respect to such Trust Subordinate Companion Loan REMIC for the period for which it maintains its own tax returns or other reasonable period.

(i)                 Each Loan REMIC shall terminate as described in the related REMIC Declaration.

Article X

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 10.01       Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article X of this Agreement is to facilitate compliance by the Depositor and any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, or any Other Depositor, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, and any Serviced Companion Loan Securities, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit the Depositor or any Other Depositor, as applicable, to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Back-Up Advancing Agent, the Certificate Administrator and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans and Serviced Whole Loans, reasonably believed by the Depositor or any Other Depositor, as applicable, to be necessary in order to effect such compliance.

Section 10.02       Succession; Sub-Servicers; Subcontractors.

(a)                For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 10.07 of this Agreement), in connection with the succession to the Master Servicer, the Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) or succession to the Certificate Administrator under this Agreement by any Person (i) into which the Master Servicer, the Special Servicer, such Sub-Servicer or the Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Special Servicer, any such Sub-Servicer or the Certificate Administrator, the Certificate Administrator (or, in the case of a successor to the Certificate Administrator, the Trustee) shall provide to the Depositor, as well as any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than one (1) Business Day after such effective date, (x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor and each such Other Depositor, all information relating to such successor (which such successor Master Servicer, Special Servicer, Sub-Servicer or Certificate Administrator shall be required to provide) reasonably requested by the Depositor or any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). The Certificate Administrator (or the Trustee, if applicable) shall provide similar notice to the Depositor and each such Other Depositor in connection with any resignation or termination of the Master Servicer, the Special Servicer, any Sub-Servicer or the Certificate Administrator. In addition, with respect to each Serviced Companion Loan, the Certificate Administrator shall comply with the Trust’s obligations under each Co-Lender Agreement (including with respect to the provision of any required notices) in connection with any resignation, termination, replacement or appointment of the Master Servicer, the Special Servicer, any Sub-Servicer or the Certificate Administrator or any successor thereto.

(b)               For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, if the Master Servicer, the Special Servicer, any Sub-Servicer, the Custodian, the Back-Up Advancing Agent, the Trustee and the Certificate Administrator (each of the Master Servicer, the Special Servicer, the Custodian, the Back-Up Advancing Agent, the Trustee and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 10.02(b), Section 10.02(c), Section 10.02(d) and Section 10.17, a “Servicer”) utilizes one or more Subcontractors to perform certain of its obligations hereunder, such Servicer shall promptly upon request provide to the Depositor, as well as any Other Depositor as to which the applicable Serviced Companion Loan is affected, a written description (in form and substance satisfactory to the Depositor and each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicer shall cause any Subcontractor determined to be a Servicing Function Participant used by such Servicer for the benefit of the Depositor to comply with the provisions of Section 10.09 and Section 10.10 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 10.09 and Section 10.10 of this Agreement, in each case, as and when required to be delivered.

(c)                For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of

Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then the engagement of such Subcontractor shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected, of any such Subcontractor and sub-servicing agreement and, if such Subcontractor is engaged by the Master Servicer or the Special Servicer, such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement. Written notice of the engagement of such Subcontractor and the related Sub-Servicing Agreement (other than such agreements set forth on Exhibit S hereto) (with respect to the Master Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) shall be delivered to the Depositor, the Certificate Administrator and each such Other Depositor at least five (5) Business Days prior to the effective date of such engagement. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable the Certificate Administrator, as well as any Other Exchange Act Reporting Party as to which the applicable Serviced Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.07 of this Agreement (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)               For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing and subject to Section 3.01(c) of this Agreement, if the Master Servicer or the Special Servicer engages a Sub-Servicer or if any other Servicer engages a sub-servicer, in each case, in connection with the performance of any of the duties of the Master Servicer, the Special Servicer or such other Servicer, as applicable, under this Agreement and the related Sub-Servicing Agreement (with respect to the Master Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) is either (i) assigned (other than, in the case of a Sub-Servicer engaged by the Master Servicer, an assignment to the Master Servicer) or (ii) amended or modified and the Master Servicer, the Special Servicer or such other Servicer, as applicable, determines that, as a result of such amendment or modification, the Sub-Servicer or sub-servicer, as applicable, would become a “servicer” within the meaning of Item 1101 of Regulation AB that (1) meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB or (2) meets the criteria in Item 1108(a)(2)(iii) of Regulation AB and services 20% or more of the pool assets, then the Master Servicer, the Special Servicer or such other Servicer, as applicable, shall provide written notice of such amendment, modification or assignment to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected at least five (5) Business Days prior to the effective date of such amendment, modification or assignment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 10.07 of this Agreement). Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable the Certificate Administrator, as well as any Other Exchange Act Reporting Party as to which the applicable Serviced Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.07 of this Agreement (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(e)                For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Back-Up Advancing Agent, the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Back-Up Advancing Agent, the Trustee or Certificate Administrator may be

merged or consolidated, or (ii) which may be appointed as a successor to the Back-Up Advancing Agent, the Trustee or Certificate Administrator, the Back-Up Advancing Agent, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 10.07 of this Agreement) and shall furnish pursuant to Section 10.07 of this Agreement to the Depositor and each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for the Back-Up Advancing Agent, the Certificate Administrator, the Trustee and each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.07 of this Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 10.03       Filing Obligations.

(a)                The Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Back-Up Advancing Agent, the Certificate Administrator and the Trustee shall (and shall cause (or, in the case of a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with the Depositor and each Other Depositor in connection with the satisfaction of the Trust’s and each Other Securitization Trust’s reporting requirements under the Exchange Act. Pursuant to Section 10.04, Section 10.05 and Section 10.07, the Certificate Administrator shall prepare for execution by the Depositor any Forms 10-D, ABS-EE, 10-K and 8-K required by the Exchange Act with respect to the Trust, in order to permit the timely filing thereof, and the Certificate Administrator shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

(b)               In the event that the Certificate Administrator is unable to timely file with the Commission or deliver to any Other Depositor or Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, all or any required portion of any Form 8-K, 10-D, ABS-EE or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Certificate Administrator shall promptly as soon as practicable, but in no event later than twenty-four (24) hours after determination (but if the next calendar day is not a Business Day, then in no event later than 10:00 a.m., New York time, on the next Business Day), notify the Depositor, such Other Depositor or Other Exchange Act Reporting Party thereof. In the case of Forms 10-D, ABS-EE and 10-K, the Depositor and the Certificate Administrator will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A, Form ABS-EE/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Certificate Administrator will, upon receipt of all required Form 8-K Disclosure Information, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K or Form 10-K needs to be amended, the Certificate Administrator will notify the Depositor thereof, and such other parties as needed and the parties hereto will cooperate with the Certificate Administrator to prepare any necessary Form 8-K/A or Form 10-K/A. In the event that any previously filed Form 10-D or Form ABS-EE needs to be amended, the Certificate Administrator shall notify the Depositor thereof, and such other parties as needed, and the parties hereto shall cooperate to prepare any necessary Form 10-D/A or Form ABS-EE/A. Any Form 12b-25 or any amendment to Form 8-K, Form 10-D, Form ABS-EE/A or Form 10-K shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.03 related to the timely preparation and filing of Form 12b-25 or any amendment to Form 8-K, Form 10-D, Form ABS-EE or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Article X. The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Forms 8-K, Form 10-D, Form ABS-EE or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.04       Form 10-D and Form ABS-EE Filings.

(a)                Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D and Form ABS-EE then required by the Exchange Act, in form and substance as then required by the Exchange Act; provided that, in connection with the filing of the Prospectus and the Preliminary Prospectus with respect to the Public Certificates, the Depositor shall file any related Form ABS-EE required to be filed with the Commission and incorporated by reference into each such document. The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto; provided that the Certificate Administrator shall redact from such Distribution Date Statement any information relating to the ratings of the Trust Certificates and the identity of the Rating Agencies. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D and/or Form ABS-EE (“Additional Form 10-D Disclosure”) shall, pursuant to the following paragraph, be (i) reported by the parties set forth on Exhibit U to this Agreement to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes and (ii) approved by the Depositor and each such Other Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval.

For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, within one (1) Business Day after the related Distribution Date (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the related Distribution Date, (i) certain parties to this Agreement, as set forth on Exhibit U to this Agreement, shall be required to provide to the Certificate Administrator, the Depositor, and each Other Exchange Act Reporting Party and Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party) in EDGAR-Compatible Format (to the extent available to such party in such format) or (in the case of asset-level information required by Item 1A on Form 10-D) XML Format or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor and each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, (ii) the parties listed on Exhibit U to this Agreement shall include with such Additional Form 10-D Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit W-1 to this Agreement (except with respect to the reporting of balances of the Collection Account, each Whole Loan Custodial Account and each REO Account which shall be delivered in the form of Exhibit W-2 hereto, and the Special Servicer shall provide in the form of Exhibit W-2 any information relating to any REO Account to be reported under “Item 9: Other Information” on Exhibit U to the Master Servicer within four (4) calendar days after the related Distribution Date) and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D or (in the case of asset-level information required by Item 1A on Form 10-D) Form ABS-EE with respect to the Trust; provided that any Depositor’s approval pursuant to this clause (iii) shall not relieve any parties listed on Exhibit U of its obligations to provide Additional Form 10-D Disclosure that is true and accurate in all material respects and in compliance with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D or (in the case of asset-level information required by Item 1A on Form 10-D) Form ABS-EE with respect to the Trust pursuant to this paragraph.

(b)               Any Form 10-D filed by the Certificate Administrator with respect to the Trust shall (i) include the information required by Rule 15Ga-1(a) of the Exchange Act concerning all assets of the Trust that were subject of a demand for the repurchase of, or the substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by Section 2.03(a) of this Agreement, (ii) include a reference to the most recent Form ABS-15G filed by the Depositor and the Commission’s assigned “Central Index Key” for the Depositor, which information the Depositor shall deliver to the Certificate Administrator, (iii) include a reference to the most recent Form ABS-15G filed by each Mortgage Loan Seller and the Commission’s assigned “Central Index Key” for each such filer, which information each Mortgage Loan Seller is required to deliver to the Certificate Administrator pursuant to Section 6(i) of the applicable Mortgage Loan Purchase Agreement, (iv) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures shall be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period), (v) to the extent such information is provided to the Certificate Administrator by the Master Servicer in the form of Exhibit W-2 hereto for inclusion therein within the time period described in this Section 10.04, the balances of the Collection Account, each Whole Loan Custodial Account and each REO Account (to the extent the related information has been received from the Special Servicer within the time period specified in this Section 10.04), in each case as of the related Distribution Date and as of the immediately preceding Distribution Date and (vi) the balance of the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account, in each case as of the related Distribution Date and as of the immediately preceding Distribution Date.

(c)                With respect to any Mortgage Loan that permits Additional Debt or mezzanine debt in the future, the Certificate Administrator shall include as part of any applicable Form 10-D filed by it (to the extent it receives such information from the Master Servicer (with respect to Non-Specially Serviced Loans as to which the Master Servicer has knowledge or notice of any applicable Additional Debt or mezzanine debt) or the Special Servicer (with respect to Specially Serviced Mortgage Loans as to which the Special Servicer has knowledge or notice of any applicable Additional Debt or mezzanine debt)) the identity of such Mortgage Loan and, to the extent such information is received by the Certificate Administrator from the Master Servicer (with respect to Non-Specially Serviced Loans as to which the Master Servicer has knowledge or notice of any applicable Additional Debt or mezzanine debt) or the Special Servicer (with respect to Specially Serviced Mortgage Loans as to which the Special Servicer has knowledge or notice of any applicable Additional Debt or mezzanine debt), substantially in the form of Exhibit W-3 (A) the amount of any such Additional Debt or mezzanine debt, as applicable, that is incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of such Mortgage Loan and such Additional Debt or mezzanine debt, as applicable, and (C) the aggregate LTV Ratio calculated on the basis of such Mortgage Loan and such Additional Debt or mezzanine debt, as applicable.

(d)               The Depositor hereby directs the Certificate Administrator to include the following individual’s name and phone number on the cover of Forms 10-D and ABS-EE for each reporting period: Name: Paul Vanderslice, Telephone: (212) 885-4000. The Certificate Administrator may rely without further investigation that this information remains correct unless and until the Depositor provides the Certificate Administrator with a new individual’s name and phone number in writing.

(e)                Upon receipt of the Asset Review Report Summary from the Asset Representations Reviewer required to be delivered pursuant to Section 11.01(b), the Certificate Administrator shall (i) include such Asset Review Report Summary in Item 1B on the Form 10-D relating to the Collection Period in which such Asset Review Report Summary was delivered, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s Website not later than two (2) Business Days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

(f)                To the extent the Certificate Administrator receives a request from any Trust Certificateholder or Certificate Owner to communicate with other Trust Certificateholders or Certificate Owners pursuant to Section 5.07, the Certificate Administrator shall include on the Form 10-D relating to the reporting period in which such request was received disclosure regarding the request to communicate, and such disclosure is required to include the following and no more than the following: (a) the name of the Trust Certificateholder or Certificate Owner making the request, (b) the date the request was received, (c) a statement to the effect that the Certificate

Administrator has received such request, stating that such Trust Certificateholder or Certificate Owner is interested in communicating with other Trust Certificateholders or Certificate Owners with regard to the possible exercise of rights under this Agreement, and (d) a description of the method other Trust Certificateholders or Certificate Owners may use to contact the requesting Trust Certificateholder or Certificate Owner.

(g)               At the time required under Section 10.04(a), the Certificate Administrator shall file each Form ABS-EE with a copy of the related CREFC® Schedule AL File received by the Certificate Administrator pursuant to Section 4.02(b) as Exhibit 102 thereto. To the extent the Certificate Administrator receives any Schedule AL Additional File with respect to such Form ABS-EE pursuant to Section 4.02(b), the Certificate Administrator shall file such Schedule AL Additional File as Exhibit 103 to such Form ABS-EE. The Certificate Administrator shall not be required to combine multiple CREFC® Schedule AL Files or Schedule AL Additional Files. The Certificate Administrator shall not be required to review, redact, reconcile, edit or verify the content, completeness or accuracy of the information contained in any CREFC® Schedule AL File or Schedule AL Additional File. The Certificate Administrator shall not be deemed to have actual knowledge of the contents of any CREFC® Schedule AL File or Schedule AL Additional File solely by its receipt thereof.

(h)               After preparing the Forms 10-D and ABS-EE with respect to the Trust, the Certificate Administrator shall forward electronically copies of such Forms 10-D and ABS-EE (together with the related CREFC® Schedule AL File and any Schedule AL Additional File received by the Certificate Administrator) to the Depositor for review no later than five (5) calendar days after the related Distribution Date or, if the 5th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day. The Master Servicer shall reasonably cooperate with the Depositor to answer any questions that the Depositor may pose to the Master Servicer regarding the data or information contained in, or omitted from, any CREFC® Schedule AL File or Schedule AL Additional File (other than questions regarding (1) the accuracy as of the Closing Date of data that had been included in the Initial Schedule AL File or the Initial Schedule AL Additional File or (2) changes made to such CREFC® Schedule AL File or Schedule AL Additional File by the Certificate Administrator following receipt from the Master Servicer). The Certificate Administrator, the Master Servicer and the Depositor shall each, to the extent related to such party’s obligations hereunder, reasonably cooperate to remedy any filing errors regarding any CREFC® Schedule AL File or any Schedule AL Additional File as soon as possible. Within five (5) Business Days after receipt of copies of such Forms 10-D and ABS-EE from the Certificate Administrator, but no later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and Form ABS-EE, respectively, and an officer of the Depositor shall sign the Form 10-D and Form ABS-EE with respect to the Trust and return an electronic or fax copy of each of the signed Form 10-D and Form ABS-EE (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. Upon receipt of such signed Form 10-D and Form ABS-EE (in electronic form or by fax copy), the Certificate Administrator shall deem such reports to be approved by the Depositor and shall proceed with filing such reports with the Commission. If a Form 10-D or Form ABS-EE with respect to the Trust cannot be filed on time or if a previously filed Form 10-D or Form ABS-EE with respect to the Trust needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.03(b) of this

Agreement. Promptly after filing with the Commission, the Certificate Administrator will make available on its internet website a final executed copy of each Form 10-D and Form ABS-EE with respect to the Trust prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at BMO Commercial Mortgage Securities LLC, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, NY 10036, Attention: Paul Vanderslice, Michael Birajiclian and David Schell, Email: Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com, with a copy to BMO Commercial Mortgage Securities LLC, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, NY 10036, Attention: Legal Department, Email: BMOCMBSNotices@bmo.com or such other address as the Depositor may direct. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.04 related to the timely preparation and filing of Form 10-D and Form ASB-EE with respect to the Trust is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.04. The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any Form 10-D or Form ABS-EE with respect to the Trust, where such failure results because required disclosure information was either not delivered to the Certificate Administrator or delivered to the Certificate Administrator after the delivery deadlines set forth in this Agreement, not resulting from its own negligence, bad faith or willful misconduct.

(i)                 Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby instructs the Certificate Administrator, with respect to each Form 10-D with respect to the Trust, to check “yes” for each item unless the Certificate Administrator has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be “no” for an item which notice shall be delivered to the Certificate Administrator no later than the day on which the Depositor provided its signature for such filing pursuant to Section 10.04(h) of this Agreement.

Section 10.05       Form 10-K Filings.

(a)                Within 90 days after the end of each fiscal year of the Trust (it being understood that the fiscal year of the Trust ends on December 31 of each year) or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing within 90 days after December 31, 2026, the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-K then required by the Exchange Act, in form and substance as then required by the Exchange Act. Each such Form 10-K with respect to the Trust shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator (in the form required by this Agreement) within the applicable time frames set forth in this Agreement:

(i)                               an annual compliance statement for each Certifying Servicer and each Additional Servicer engaged by each Certifying Servicer, as described under Section 10.08; provided that the related signature pages may be delivered separately from such compliance statement;

(ii)                            (A)                    the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 10.09; and

(B)                   if any such report on assessment of compliance with Servicing Criteria described under Section 10.09 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance (including whether such instance of noncompliance involved the servicing of the assets backing the Trust Certificates issued pursuant to this Agreement and any steps taken to remedy such instance of noncompliance), or if such report on assessment of compliance with Servicing Criteria described under Section 10.09 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

(iii)                         (A)                    the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 10.10; and

(B)                  if any registered public accounting firm attestation report described under Section 10.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

(iv)                        a certification in the form attached to this Agreement as Exhibit X, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes-Oxley Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization; provided that the related signature pages may be delivered separately.

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the second following paragraph, be (i) reported by the parties set forth on Exhibit V to this Agreement to the Depositor, the Certificate Administrator and any Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes and (ii) approved by the Depositor and such Other Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval.

Not later than the end of each fiscal year for which the Trust is required to file a Form 10-K, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor and the Trustee shall provide the other parties to this Agreement and the Mortgage Loan Sellers with written notice of the name and address of each Servicing Function Participant retained by such party, if any, during such fiscal year. Not later than the end of each fiscal year for which the Trust is required to file a Form 10-K, the Certificate Administrator shall, upon request (which can be in the form of electronic mail and which may be continually effective), provide to each Mortgage Loan Seller written notice of any change in the identity of any party to this Agreement, including the name and address of any new party to this Agreement.

For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2027, (i) the parties listed on Exhibit V to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Certificate Administrator, the Depositor and each Other Exchange Act Reporting Party and Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), in EDGAR-Compatible Format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor, each such Other Exchange Act Reporting Party, each such Other Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit V to this Agreement applicable to such party, (ii) the parties listed on Exhibit V to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit W to this Agreement, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K with respect to the Trust; provided that any Depositor’s approval pursuant to this clause (iii) shall not relieve any parties listed on Exhibit V of its obligations to provide Additional Form 10- K Disclosure that is true and accurate in all material respects and in compliance with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K with respect to the Trust pursuant to this paragraph.

After preparing a Form 10-K with respect to the Trust, the Certificate Administrator shall forward electronically a preliminary copy of such Form 10-K to the Depositor for review no later than March 15 in the year immediately following the year as to which such Form 10-K relates, or, if March 15 is not a Business Day, on the immediately following Business Day. Within five (5) Business Days after receipt of such copy, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes or approval to such preliminary Form 10-K. The Certificate Administrator shall provide a complete Form 10-K with respect to the Trust to the Depositor for review no later than March 21 in the year immediately following the year as to which such Form 10-K relates, or if March 21 is not a Business Day, on the immediately following Business Day. Within five (5) Business Days after receipt of such complete Form 10-K, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes or approval to such complete Form 10-K. No later than 5:00 p.m. (New York City time) on the third Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K with respect to the Trust and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. Upon receipt of such signed Form 10-K (in electronic form or by fax copy), the Certificate Administrator shall deem such report to be approved by the Depositor and shall proceed with filing such report with the Commission. If a Form 10-K with respect to the Trust cannot be filed on time or if a previously filed Form 10-K with respect to the Trust needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.03(b). Promptly after filing with the Commission, the Certificate Administrator will make available on the Certificate Administrator’s Website a final executed copy of each Form 10-K prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at BMO Commercial Mortgage Securities LLC, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Paul Vanderslice, Michael Birajiclian and David Schell, Email: paul.vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com, with a copy to BMO Commercial Mortgage Securities LLC, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Legal Department, Email: BMOCMBSNotices@bmo.com or such other address as the Depositor may direct. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.05 related to the timely preparation and filing of Form 10-K with respect to the Trust is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 10.05. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any Form 10-K with respect to the Trust, where such failure results because required disclosure information was either not delivered to the Certificate Administrator or delivered to the Certificate Administrator after the delivery deadlines set forth in this Agreement, not resulting from its own negligence, bad faith or willful misconduct.

(b)               Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby instructs the Certificate Administrator, with respect to each Form 10-K with respect to the Trust, to check “yes” for each item unless the Certificate Administrator has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be “no” for an item which notice shall be delivered to the Certificate Administrator no later than the day on which the Depositor provided its signature for such filing pursuant to Section 10.05(a) of this Agreement.

Section 10.06       Sarbanes-Oxley Certification. Each Form 10-K with respect to the Trust shall include a Sarbanes-Oxley Certification in the form attached to this Agreement as Exhibit X required to be included therewith pursuant to the Sarbanes-Oxley Act. The Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer (in the case of the Asset Representations Reviewer, solely with respect to reporting periods in which the Asset Representations Reviewer is required to deliver an Asset

Review Report Summary), the Custodian, the Back-Up Advancing Agent and the Trustee shall provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification for the Trust or any Other Securitization Trust (the “Certifying Person”) no later than March 1 in the year immediately following the year as to which such Form 10-K relates or, if March 1 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit Y-1, Exhibit Y-2, Exhibit Y-3, Exhibit Y-4, Exhibit Y-5, Exhibit Y-6, Exhibit Y-7, Exhibit Y-8 and Exhibit Y-9, as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. With respect to each Outside Serviced Mortgage Loan serviced under an Outside Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to procure, and upon receipt deliver to the Certifying Person, a Sarbanes-Oxley back-up certification similar in form and substance to the certifications referenced in the preceding sentence, from the related Outside Servicer, the related Outside Special Servicer, the related Outside Paying Agent and the related Outside Trustee. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 10.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

Section 10.07       Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), or if requested by the Depositor, the Certificate Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K with respect to the Trust in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) that is approved by the Depositor shall, pursuant to the following paragraph, be reported by the applicable parties set forth on Exhibit Z to this Agreement to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which such Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K with respect to the Trust, absent such reporting, direction and approval.

For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), within one (1) Business Day after the occurrence of a Reportable Event (using commercially reasonable efforts), but in no event later than 1:00 p.m. (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit Z to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage

Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-Compatible Format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, each such Other Depositor, each such Other Exchange Act Reporting Party and such providing parties any Form 8-K Disclosure Information described on Exhibit Z to this Agreement as applicable to such party, if applicable (ii) the parties listed on Exhibit Z to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit W-1, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K with respect to the Trust; provided that any Depositor’s approval pursuant to this clause (iii) shall not relieve any parties listed on Exhibit Z of its obligations to provide Form 8-K Disclosure Information that is true and accurate in all material respects and in compliance with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Z of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K with respect to the Trust pursuant to this paragraph.

With respect to any Whole Loan, (i) upon receipt of any notice of execution or amendment of an Outside Servicing Agreement or an Outside Serviced Co-Lender Agreement with respect to an Outside Serviced Mortgage Loan or notice of any Reportable Event with respect to any Outside Service Provider of an Outside Serviced Mortgage Loan, the Trustee or the Certificate Administrator, as the case may be, shall promptly notify the Depositor of such notice and cooperate with the Depositor to prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act and (ii) upon the execution of any amendment to a related Co-Lender Agreement, the Master Servicer, the Special Servicer or the Trustee, as the case may be, executing such amendment on behalf of the Trust shall promptly notify the Depositor and the Certificate Administrator of such execution and cooperate with the Depositor and the Certificate Administrator to prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act.

After preparing any Form 8-K with respect to the Trust, the Certificate Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review no later than 1:00 p.m. (New York City time) on the third Business Day after the related Reportable Event (but in no event earlier than 24 hours after having received approved Form 8-K Disclosure Information pursuant to the immediately preceding paragraph). Promptly, but no later than the close of business on the third Business Day after the related Reportable Event, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon on the fourth Business Day after the related Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K with respect to the Trust and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. If a Form 8-K with respect to the Trust cannot be filed on time or if a previously filed Form 8-K with respect to the Trust needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.03(b) of this Agreement. Promptly after filing with the Commission, the Certificate Administrator will, make available on its internet website a final executed copy of each Form 8-K with respect to the Trust, to the extent such Form 8-K has been prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at BMO Commercial Mortgage Securities LLC, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Paul Vanderslice, Michael Birajiclian and David Schell, Email: paul.vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com, with a copy to BMO Commercial Mortgage Securities LLC, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Legal Department, Email: BMOCMBSNotices@bmo.com or such other address as the Depositor may direct. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.07 related to the timely preparation and filing of Form 8-K with respect to the Trust is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.07. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any Form 8-K with respect to the Trust, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

In the case of a Form 8-K that is filed by or on behalf of the Trust or any Other Securitization Trust as a result of the termination, removal, resignation or any other replacement of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Sub-Servicer or Subcontractor of any of the foregoing parties (to the extent such Sub-Servicer or Subcontractor is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement, the proposed successor Master Servicer, Special Servicer, Trustee, Certificate Administrator, Sub-Servicer or Subcontractor, as applicable, shall, as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement, provide to the Certificate Administrator and the Depositor on or before the date of such proposed succession the following: (i) any information (including, but not limited to, disclosure information) required for the Trust to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the initial Master Servicer, the initial Special Servicer, the initial Trustee, the initial Certificate Administrator or the initial Sub-Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

Section 10.08       Annual Compliance Statements. The Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian and, if it has made (or is required to make) an Advance during the applicable calendar year, the Back-Up Advancing Agent shall furnish (and each of the Master Servicer, the Special Servicer, the Custodian and the Certificate Administrator (i) with respect to any Additional Servicer of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Additional Servicer to furnish, and (ii) with respect to any other Additional Servicer of such party (other than any party to this Agreement), shall cause such Additional Servicer to furnish) (each such Additional Servicer and each of the Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Back-Up Advancing Agent (if applicable), a “Certifying Servicer”) to the Certificate Administrator, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the Operating Advisor (only in the case of an Officer’s Certificate furnished by the Special Servicer) and the Depositor on or before March 1 of each year, commencing in March 2027, an Officer’s Certificate (together with a copy thereof in EDGAR-Compatible Format, or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, the applicable Other Depositor, the applicable Other Exchange Act Reporting Party and the applicable Certifying Servicer) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable Sub-Servicing Agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable Sub-Servicing Agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall cause (or, in the case of an Additional Servicer that is a Mortgage Loan Seller Sub-Servicer, shall use its commercially reasonable efforts to cause) each Additional Servicer hired by it to, forward a copy of each such statement to, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13, the Rule 17g-5 Information Provider. Promptly after receipt of each such Officer’s Certificate, the Depositor (and, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Additional Servicer with which the Master Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to the Mortgage Loans or the Companion Loans in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each Certifying Servicer that serviced a Mortgage Loan or Companion Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered.

With respect to each Outside Serviced Mortgage Loan serviced under the applicable Outside Servicing Agreement, the Certificate Administrator shall request, and upon receipt deliver to the Depositor, from a “Servicing Officer” or “Responsible Officer” (as such terms are defined in the applicable Outside Servicing Agreement), as applicable, of the related Outside Servicer, Outside Special Servicer, Outside Custodian, Outside Trustee and Outside Paying Agent or Outside Certificate Administrator an Officer’s Certificate in form and substance similar to the Officer’s Certificate described in this Section or such other form as is set forth in the Outside Servicing Agreement.

Section 10.09       Annual Reports on Assessment of Compliance With Servicing Criteria.

(a)                On or before March 1 of each year commencing in March 2027, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor and, if it has made (or is required to make) an Advance during the applicable calendar year, the Back-Up Advancing Agent, each at its own expense, shall furnish (and each of the preceding parties, as applicable, (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor, any Servicing Function Participant and, if it has made (or is required to make) an Advance during the applicable calendar year, the Back-Up Advancing Agent, as the case may be, a “Reporting Servicer”) to the Certificate Administrator, the Trustee, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the Operating Advisor (only in the case of a report furnished by the Special Servicer) and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (together with a copy thereof in EDGAR-Compatible Format, or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, the applicable Other Depositor, the applicable Other Exchange Act Reporting Party and the applicable Certifying Servicer) that complies in all material respects with the requirements of Item 1122 of Regulation AB and contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 10.09 shall be provided to any Certificateholder, upon the written request thereof, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit O to this Agreement delivered to the Depositor on the Closing Date. Promptly after receipt of each such report, (i) the Depositor and each Other Depositor may review each such report and, if applicable, consult with the each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria, and (ii) the Certificate Administrator shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O to this Agreement and notify the Depositor of any exceptions. For the avoidance of doubt, the Trustee shall have no obligation or duty to determine whether any such report (other than any such report furnished by the Trustee or any Servicing Function Participant of the Trustee) is in form and substance in compliance with the requirements of Regulation AB.

(b)               On the Closing Date, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent and the Operating Advisor each acknowledge and agree that Exhibit O to this Agreement sets forth the Relevant Servicing Criteria for such party.

(c)                No later than the end of each fiscal year for the Trust, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor and, if it has made (or is required to make) an Advance during such fiscal year, the Back-Up Advancing Agent shall notify the Certificate Administrator, the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, and the Certificate Administrator shall notify the Depositor and each Other Depositor as to the name of each Servicing Function Participant utilized by it, during such fiscal year, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent (if applicable), the Operating Advisor and any Servicing Function Participant submit their assessments pursuant to Section 10.09(a) of this Agreement, such parties will also at such time include the assessment (and related attestation pursuant to Section 10.10 of this Agreement) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)               In the event the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent (if it has made, or is required to make, an Advance during the applicable period) or the Operating Advisor is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) any Servicing Function Participant of such party to provide (and the Master Servicer, the Special Servicer and the Certificate Administrator shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant (or, in the case of each Servicing Function Participant that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to provide) an annual assessment of compliance pursuant to this Section 10.09, coupled with an attestation as required in Section 10.10 of this Agreement with respect to the period of time that the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent (if it has made, or is required to make, an Advance during such period of time) or the Operating Advisor was subject to this Agreement or the period of time that the applicable Servicing Function Participant was subject to such other servicing agreement.

With respect to each Outside Serviced Mortgage Loan serviced under the applicable Outside Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to obtain, and upon receipt deliver to the Depositor, an annual report on assessment of compliance as described in this Section and an attestation as described in Section 10.10 from the related Outside Servicer, Outside Special Servicer, Outside Custodian, Outside Trustee and Outside Paying Agent or Outside Certificate Administrator and in form and substance similar to the annual report on assessment of compliance described in this Section 10.09 and the attestation described in Section 10.10.

Section 10.10       Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in March 2027, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor and, if it has made (or is required to make) an Advance during the applicable calendar year, the Back-Up Advancing Agent, each at its own expense, shall cause (and each of the preceding parties, as applicable, (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to cause, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent, the Operating Advisor or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (together with a copy thereof in EDGAR-Compatible Format, or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, the applicable Other Depositor, the applicable Other Exchange Act Reporting Party and the applicable party required to furnish, or cause to be furnished, such report under this Section 10.10) to the Certificate Administrator, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the Operating Advisor (only in the case of a report furnished on behalf of the Special Servicer) and the Depositor, and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it is not expressing an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of such statement will be provided to any Trust Certificateholder, upon the written request thereof, by the Certificate Administrator.

Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent (if applicable), the Operating Advisor or any Servicing Function Participant, (i) the Depositor and each Other Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent (if applicable) or the Operating Advisor as to the nature of any defaults by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent (if applicable), the Operating Advisor or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Companion Loans, as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Custodian’s, the Back-Up Advancing Agent’s (if applicable), the Operating Advisor’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub servicing or primary servicing agreement, and (ii) the Certificate Administrator shall confirm that each accountants’ attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 10.09 of this Agreement and notify the Depositor of any exceptions.

Section 10.11       Significant Obligors.

(a)                [Reserved]

(b)               With respect to any Significant Obligor with respect to an Other Securitization Trust as to which the applicable Other Depositor has notified the Master Servicer that such Significant Obligor with respect to such Other Securitization Trust exists, to the extent that the Master Servicer is in receipt of the updated financial statements of such Significant Obligor for any calendar quarter (other than the fourth calendar quarter of any calendar year), beginning with the first calendar quarter following receipt of notice from the Other Depositor that such Significant Obligor with respect to such Other Securitization Trust exists, or the updated financial statements of such Significant Obligor for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Master Servicer shall deliver to the Other Depositor and the Other Exchange Act Reporting Party of such Other Securitization Trust, on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or four (4) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or fourteen (14) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such Significant Obligor, together with the net operating income of such Significant Obligor for the applicable period as calculated by the Master Servicer in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than fourteen (14) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such Significant Obligor, together with the net operating income of such Significant Obligor for the applicable period as reported by the related Mortgagor in such financial statements.

If the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of any Significant

Obligor with respect to an Other Securitization Trust by the date on which such financial information is required to be delivered under the related Loan Documents, the Master Servicer (i) shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the related Other Depositor under the Exchange Act) to obtain the periodic financial statements of the related Mortgagor under the related Loan Documents, (ii) shall (and shall cause each applicable Sub-Servicing Agreement to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the related Mortgagor to obtain the required financial information, and (iii) if unsuccessful, shall, no later than five (5) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or the related Significant Obligor NOI Yearly Filing Deadline, as applicable, forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization Trust.

For the avoidance of doubt, the Special Servicer shall be responsible for collecting the financial statements and calculating net operating income with respect to Specially Serviced Mortgage Loans and REO Properties as provided in Section 3.03(a) and Section 4.02(b).

Section 10.12       Indemnification. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent and the Trustee (each an “Indemnifying Party”) shall indemnify and hold harmless each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses (including without limitation reasonable attorney’s fees and expenses related to the enforcement of this indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of: (i) the failure of any Indemnifying Party to perform its obligations under this Article X; (ii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer) to perform its obligations under this Article X; (iii) any untrue statement of a material fact contained in any information (x) regarding the Indemnifying Party or any Servicing Function Participant, Additional Servicer or Subcontractor engaged by it (other than any Mortgage Loan Seller Sub-Servicer), (y) prepared by any such party described in clause (x) or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such Indemnifying Party in connection with the performance of such Indemnifying Party’s obligations described in this Article X, or the omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such Indemnifying Party shall be entitled to participate at its own expense in any action arising out of the foregoing and the Depositor shall consult with such Indemnifying Party with respect to any litigation or audit strategy, as applicable, in connection with the foregoing and any potential settlement terms related thereto (provided that any such consultation shall be non-binding); (iv) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent or the Trustee, as applicable, in the performance of such obligations; or (v) any Deficient Exchange Act Deliverable with respect to such Indemnifying Party.

In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent and the Trustee shall cooperate (and (i) with respect to each Servicing Function Participant and Additional Servicer of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant or Additional Servicer to cooperate, and (ii) with respect to any other Servicing Function Participant or Additional Servicer of such party, shall cause such Servicing Function Participant or Additional Servicer to cooperate) with the Depositor or any Other Depositor, as applicable, as necessary for the Depositor or any Other Depositor, as applicable, to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor or any Other Depositor from the Commission regarding (x) information delivered by the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) information regarding such Affected Reporting Party, and/or (z) information prepared by such Affected Reporting Party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor or any Other Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s or any Other Depositor’s filing of such report, the Depositor or any Other Depositor shall promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or any Other Depositor’s response to the Commission, unless such Affected Reporting Party elects, with the consent of the Depositor or any Other Depositor, as applicable (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission; provided, if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Master Servicer, the Master Servicer shall receive copies of all material communications pursuant to this paragraph. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor or any Other Depositor informed of its progress with the Commission and copy the Depositor or any Other Depositor on all correspondence with the Commission and provide the Depositor or any Other Depositor with the opportunity to participate (at the Depositor’s or Other Depositor’s expense) in any telephone conferences and meetings with the Commission and (ii) the Depositor or any Other Depositor shall cooperate with such Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission with respect to any comments from the Commission relating to such Affected Reporting Party and to notify the Commission of such authorization. The Depositor (or any Other

Depositor) and the applicable Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission for extension of time for submitting a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor or any Other Depositor (including reasonable legal fees and expenses of outside counsel to the Depositor or any Other Depositor, as the case may be) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s or any Other Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission related to the foregoing shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor or any Other Depositor, as the case may be. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent and the Trustee shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions (or by inclusion of a reference to, and an obligation to comply with, this paragraph) in the related sub-servicing or similar agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Back-Up Advancing Agent, the Trustee and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Mortgage Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses (including without limitation reasonable attorneys’ fees and expenses related to the enforcement of such indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement, (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (iii) other than in the case of the Operating Advisor, any failure by such Servicer (as defined in Section 10.02(b)) to identify a Servicing Function Participant pursuant to Section 10.02(c), or (iv) any Deficient Exchange Act Deliverable with respect to such Servicing Function Participant.

If the indemnification provided for in, or contemplated by, any of the preceding paragraphs of this Section 10.12 is unavailable or insufficient to hold harmless any Certification Party, the Depositor, any Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, or any other person who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, then the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian, the Back-Up Advancing Agent, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article X (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith. The Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Back-Up Advancing Agent, the Trustee and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Mortgage Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations. This Section 10.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee or the Certificate Administrator.

Section 10.13       Amendments. This Article X may be amended by the parties hereto pursuant to Section 12.07 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Trust Certificateholder or Uncertificated Interest Owner, notwithstanding anything to the contrary contained in this Agreement.

Section 10.14       Regulation AB Notices. With respect to any notice required to be delivered by the Certificate Administrator to the Depositor pursuant to this Article X, the Certificate Administrator may deliver such notice, notwithstanding any contrary provision in this Agreement, via facsimile and electronic mail to BMO Commercial Mortgage Securities LLC, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Paul Vanderslice, Michael Birajiclian and David Schell, Email: paul.vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com, with a copy to BMO Commercial Mortgage Securities LLC, c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Legal Department, Email: BMOCMBSNotices@bmo.com, or to such other address(es), facsimile numbers and/or electronic mail addresses as may be designated by the Depositor.

Section 10.15       Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor may terminate the Certificate Administrator upon five (5) Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article X; provided that (a) such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment, (b) the Certificate Administrator may not be terminated if (i) it cannot perform its obligations due to its failure to properly prepare or file on a timely basis, on behalf of the Trust, any Form 8-K, Form 10-K, Form 10-D or Form ABS-EE or any amendments to such forms or any Form 12b-25 where such failure results from the Certificate Administrator’s inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K, Form 10-D or Form ABS-EE or any amendments to such forms or any Form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, or (ii) following the Certificate Administrator’s failure to comply with any of such obligations under this Article X on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections, the Certificate Administrator subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 10.15, and (c) if the Certificate Administrator’s failure to comply does not cause it to fail in its obligations to timely file, on behalf of the Trust, the related Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, then the Depositor shall cease to have the right to terminate the Certificate Administrator under this Section 10.15 on the date on which such Form 8-K, Form 10-D, Form ABS-EE or Form 10-K is so filed.

Section 10.16       Termination of the Master Servicer or the Special Servicer. Notwithstanding anything to the contrary contained in this Agreement, the Depositor may terminate the Master Servicer or the Special Servicer upon five (5) Business Days’ notice if the Master Servicer or the Special Servicer, as applicable, fails to comply with any of its respective obligations under this Article X and such failure is not remedied within (A) one (1) Business Day in the case of a failure to comply with any obligation under Sections 10.02, 10.04, 10.07 and 10.11 or to otherwise deliver any item relating to a Reportable Event under this Article X, or (B) five (5) Business Days in the case of a failure to comply with any obligation under this Article X that is not described in clause (A) above; provided that such termination shall not be effective until a successor master servicer or special servicer, as applicable, shall have accepted the appointment.

Section 10.17       Termination of Sub-Servicing Agreements. For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement (with respect to the Master Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) to which it is a party to entitle the Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer or sub-servicer, as applicable, to deliver any Exchange Act reporting items that such Sub-Servicer or sub-servicer, as applicable, is required to deliver under Regulation AB or as otherwise contemplated by this Article X and (ii) promptly notify the Depositor following any failure of the applicable Sub-Servicer or sub-servicer, as applicable, to deliver any Exchange Act reporting items that such Sub-Servicer or sub-servicer, as applicable, is required to deliver under Regulation AB or as otherwise contemplated by this Article X. The Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion. The rights of the Depositor to terminate a Sub-Servicing Agreement (with respect to the Master Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) as aforesaid shall not limit any right Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as applicable, may have to terminate such Sub-Servicing Agreement or sub-servicing agreement, as applicable.

Section 10.18       Notification Requirements and Deliveries in Connection With Securitization of a Serviced Companion Loan.

(a)                Any other provision of this Article X to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article X, in connection with the requirements contained in this Article X that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization Trust that includes a Serviced Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust has provided each party hereto with not less than 30 days written notice (or, in each case, such shorter period as required for such Other Depositor or Other Exchange Act Reporting Party to comply with related filing obligations, provided that (i) such Other Depositor or Other Exchange Act Reporting Party, as applicable, has provided written notice as soon as reasonably practicable and, concurrently with such written notice, obtained verbal confirmation of receipt of such written notice, in each case, in accordance with Section 12.04 of this Agreement and (ii) such period shall not be less than 3 Business Days) (which shall only be required to be delivered once), (i) setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 10.08, Section 10.09 and Section 10.10 of this Agreement, stating that such Other Securitization Trust is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect; provided further, that this notice requirement does not apply to any Serviced Companion Loan that is included in any Other Securitization as of the Closing Date. Any reasonable cost and expense of the Master Servicer, Special Servicer, Operating Advisor, the Asset Representations Reviewer, Custodian, Trustee, the Back-Up Advancing Agent and Certificate Administrator in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization Trust. The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization Trust as to whether applicable law requires the delivery of the items identified in this Article X to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust prior to providing any of the reports or other information required to be delivered under this Article X in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article X with respect to such Other Securitization Trust or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation will be required in connection with any delivery of the items contemplated by Section 10.08, Section 10.09 and Section 10.10 of this Agreement. Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization Trust provides a written statement to the effect that the Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization Trust.

(b)               Each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Back-Up Advancing Agent and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 10.18(a) above, and subject to a right of the Master Servicer, Special Servicer, the Certificate Administrator, the Back-Up Advancing Agent or Trustee, as the case may be, to review and approve such disclosure materials, permit a holder of a related Serviced Companion Loan to use such party’s description contained in the Prospectus (updated as appropriate by the Master Servicer, the Special Servicer, the Certificate Administrator, the Back-Up Advancing Agent or the Trustee, as applicable, at the reasonable cost of the holder of such Serviced Companion Loan) for inclusion in the disclosure materials relating to any securitization of a Serviced Companion Loan.

(c)                The Master Servicer, the Special Servicer, the Back-Up Advancing Agent, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 10.18(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the holder of the related Serviced Companion Loan) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Serviced Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred to in Section 10.18(b) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer, the Special Servicer, the Back-Up Advancing Agent, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Master Servicer, the Special Servicer, the Back-Up Advancing Agent, the Trustee or the Certificate Administrator, or their respective legal counsel, as the case may be). None of the Master Servicer, the Special Servicer, the Back-Up Advancing Agent the Trustee or the Certificate Administrator shall be obligated to deliver any such item with respect to the securitization of a Serviced Companion Loan if it did not deliver a corresponding item with respect to this Trust.

(d)               Each of the Master Servicer, the Special Servicer, the Back-Up Advancing Agent, the Trustee and the Certificate Administrator, upon reasonable prior written request given in accordance with the terms of Section 10.18(a) above, shall provide (to the extent the reasonable cost thereof is paid or caused to be paid by the applicable party set forth below in this Section 10.18(d)) to the Other Depositor and the trustee under the Other Pooling and Servicing Agreement related to any Other Securitization Trust the following: (i) any information (including, but not limited to, disclosure information) required for such Other Securitization Trust to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Master Servicer, the Special Servicer, the Back-Up Advancing Agent, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization Trust in connection with the closing of this Series 2026-5C15 securitization transaction, the reasonable cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Master Servicer, the Special Servicer, the Back-Up

Advancing Agent, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 10.18(d) shall be paid or caused to be paid by the applicable Serviced Companion Loan Holder that transferred the related Serviced Companion Loan to the related Other Depositor for inclusion in such Other Securitization Trust.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization Trust as a result of the termination, removal, resignation or any other replacement of the Master Servicer, the Special Servicer, the Back-Up Advancing Agent, the Trustee or the Certificate Administrator under this Agreement, the reasonable cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Master Servicer, the Special Servicer, the Back-Up Advancing Agent, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 10.18(d) shall be paid or caused to be paid by the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement.

Section 10.19       Termination of Exchange Act Filings With Respect to the Trust. On or prior to January 30th of the first year in which the Depositor shall provide notice to the Certificate Administrator of its ability under applicable law, to suspend its Exchange Act filings with respect to the Trust, the Certificate Administrator shall prepare and file a Form 15 Suspension Notification relating to the suspension of reporting in respect of the Trust under the Exchange Act or any other form necessary to be filed with the Commission to suspend such reporting obligations. With respect to any reporting period occurring after the filing of such form, the obligations of the parties to this Agreement under Section 10.04, Section 10.05, Section 10.06 and Section 10.07, solely insofar as they relate to the Trust, shall be suspended. The Certificate Administrator shall provide prompt notice to the Mortgage Loan Sellers and all other parties hereto that such form has been filed. If, after the filing of a Form 15 Suspension Notification or other applicable form, the Depositor shall provide notice to the Certificate Administrator that it is required to resume its Exchange Act filings with respect to the Trust, the Certificate Administrator shall recommence preparing and filing reports on Forms 10-K, 10-D, ABS-EE and 8-K with respect to the Trust as required pursuant to Section 10.04, Section 10.05, Section 10.06 and Section 10.07, and all parties’ obligations under this Article X shall recommence.

Article XI

ASSET REVIEW PROVISIONS

Section 11.01       Asset Review.

(a)                On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator shall determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator shall promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Certificateholders and the Uncertificated VRR Interest Owner. Any notice required to be delivered to the Certificateholders and the Uncertificated VRR Interest Owner pursuant to this Article XI shall be delivered by the Certificate Administrator (i) by posting such notice on the Certificate

Administrator’s Website and (ii) by mailing such notice to the Certificateholders’ addresses or the Uncertificated VRR Interest Owner’s address appearing in the Certificate Register in the case of Definitive Certificates or the Uncertificated VRR Interest and by delivering such notice via the Depository in the case of Book-Entry Certificates. The Certificate Administrator shall include in the Form 10-D (if Form 10-D reporting has not been suspended) relating to the Collection Period in which the Asset Review Trigger occurred, notice of its determination together with the following statement describing the events that caused the Asset Review Trigger to occur: “As of the [Date of Distribution], the following Mortgage Loans identified below are 60 or more days delinquent and an Asset Review Trigger as defined in the Pooling and Servicing Agreement has occurred.” On each Distribution Date occurring after providing such notice to Certificateholders and the Uncertificated VRR Interest Owner, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, as applicable, shall determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) whether an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) in the form of Exhibit LL within two (2) Business Days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

If Certificateholders evidencing not less than 5% of the Pooled Voting Rights of the Certificates deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the Trust’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the Certificate Administrator’s Website), a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), then the Certificate Administrator shall promptly provide written notice thereof to the Asset Representations Reviewer and to all Certificateholders and conduct a solicitation of votes in accordance with Section 5.12 regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Holders of Certificates evidencing at least a majority of an Asset Review Quorum within 150 days of receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator shall promptly provide written notice thereof (the “Asset Review Notice”) to all parties to this Agreement, the Underwriters, the Mortgage Loan Sellers, the applicable Directing Holder, any Risk Retention Consultation Parties and the other Certificateholders (such notice to Certificateholders to be effected by posting such notice on the Certificate Administrator’s Website and by mailing such notice to the Certificateholders’ addresses appearing in the Certificate Register in the case of Definitive Certificates and by delivering such notice via the Depository in the case of Book-Entry Certificates). Upon receipt of an Asset Review Notice, the Asset Representations Reviewer shall request access to the Secure Data Room by providing the Certificate Administrator with a certification substantially in the form attached hereto as Exhibit KK. Upon receipt of such certification, the Certificate Administrator shall grant the Asset Representations Reviewer access to the Secure Data Room. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the

Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) in this sentence and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) in this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Trust from the Collection Account. The Certificate Administrator shall be entitled to administer any vote in connection with the foregoing through an agent. For the avoidance of doubt, the Asset Representations Reviewer shall not perform any Asset Review with respect to a Trust Subordinate Companion Loan at any time.

(b)               (i)                                Upon receipt from the Certificate Administrator of an Asset Review Notice with respect to a Delinquent Loan, the Custodian (with respect to clauses (1) through (5) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (6) below for Non-Specially Serviced Loans) and the Special Servicer (with respect to clause (6) below for Specially Serviced Loans) shall promptly (but (except with respect to clause (6)) in no event later than ten (10) Business Days after receipt of such notice from the Certificate Administrator) provide, in electronic format, the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted on the Secure Data Room by the Certificate Administrator pursuant to Section 4.09, a copy of the Prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of this Agreement, the “Review Materials”):

(1)               a copy of an assignment of the Mortgage in favor of the Trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(2)               a copy of an assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage) in favor of the Trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(3)               a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (1) or (2) above;

(4)               a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(5)               a copy of an assignment in favor of the Trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(6)               any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer pursuant to clause (vii) below of this Section 11.01(b).

(ii)                            Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

(iii)                         The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a Person that is not a party to this Agreement or the applicable Mortgage Loan Seller, and shall do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review conducted pursuant to this Section 11.01 (any such information, “Unsolicited Information”).

(iv)                        Upon receipt by the Asset Representations Reviewer of the Asset Review Notice and access to the Diligence Files posted to the Secure Data Room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, shall commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). The Asset Representations Reviewer shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller with respect to such Delinquent Loan in accordance with the Asset Review Standard and the procedures set forth on Exhibit JJ (each such procedure, a “Test”). Once an Asset Review of a Mortgage Loan is completed, no further Asset Review shall be required in respect of, or performed on, such Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or again become a Delinquent Loan at a time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such new Asset Review Trigger.

(v)                           No Certificateholder or Uncertificated VRR Interest Owner shall have the right to change the scope of the Asset Review, and the Asset Representations Reviewer shall not be required to review any information other than (1) the Review Materials and (2) if applicable, Unsolicited Information.

(vi)                        The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

(vii)                     In connection with an Asset Review, the Asset Representations Reviewer shall comply with the following procedures with respect to each Delinquent Loan:

(A)             Within 10 Business Days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the Secure Data Room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer shall promptly notify the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 Business Days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession; provided that any such notification and/or request shall be in writing, specifically identifying the documents being requested and sent to the notice address for the related party set forth in Section 12.04 of this Agreement. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-Business Day period, the Asset Representations Reviewer shall request such documents from the related Mortgage Loan Seller; provided that the Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller; and provided, further, that the Mortgage Loan Seller will not be required to provide any documents that are proprietary to the related originator or the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

(B)              Following the events in clause (A) above, and within 45 days after the date on which access to the Secure Data Room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer shall prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer shall provide each Preliminary Asset Review Report to the Master Servicer (with respect to Non-Specially Serviced Loans) with a copy to the Special Servicer or to the Special Servicer (with respect to Specially Serviced Loans), who shall promptly, but in no event later than 10 Business Days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. The Asset Representations Reviewer shall include the following statement in the related correspondence when providing each Preliminary Asset

Review Report to the Master Servicer (with respect to Non-Specially Serviced Loans) with a copy to the Special Servicer or to the Special Servicer (with respect to Specially Serviced Loans): “This is a Preliminary Asset Review Report regarding an Asset Review under Section 11.01 of the Pooling and Servicing Agreement relating to the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, requiring action by you as the recipient of such Preliminary Asset Review Report. You are required to deliver the Preliminary Asset Review Report to the applicable Mortgage Loan Seller no later than 10 Business Days after receipt of the Preliminary Asset Review Report.” If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller shall have 90 days from its receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, shall promptly, but in no event later than ten (10) Business Days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(C)              Within the later of (x) 60 days after the date on which access to the Secure Data Room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 Business Days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer shall complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report, substantially in the form attached hereto as Exhibit HH, setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to this Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) , substantially in the form attached hereto as Exhibit II, to the Trustee and Certificate Administrator (who shall include such Asset Review Report Summary in the Form 10-D relating to the Collection Period in which such Asset Review Report Summary is received and post such Asset Review Report Summary on the Certificate Administrator’s Website in accordance with Section 10.04(e)). The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to this Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loan(s) and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to Performing Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer shall prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer shall have no responsibility to independently obtain any such documents from any party to this or otherwise.

(viii)                  Within thirty (30) days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer shall determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer shall enforce the obligations of the related Mortgage Loan Seller with respect to such Material Defect in accordance with Section 2.03(a).

(ix)                          In no event may the Asset Representations Reviewer determine whether any Test failure constitutes a Material Defect, or whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller (or, if applicable, against any related guarantor(s) of the applicable Mortgage Loan Seller’s cure, repurchase and substitutions obligations), which, in each case, shall be the responsibility of the Enforcing Servicer pursuant to Section 2.03(a) or Section 11.01(b)(viii) of this Agreement.

(c)                The Asset Representations Reviewer and its Affiliates shall keep confidential any Privileged Information received from any party to this Agreement or any Sponsor (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any Person (including Certificateholders and the Uncertificated VRR Interest Owner), other than (1) to the extent expressly required by this Agreement in an Asset Review Report or otherwise, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to this Agreement that receives Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception. In addition, the Asset Representations Reviewer shall keep all documents and information received by the Asset Representations Reviewer in connection with an Asset Review that are provided by the applicable Mortgage Loan Seller, the Master Servicer and the Special Servicer confidential and shall not disclose such documents except for purposes of complying with its duties and obligations hereunder.

(d)               The Asset Representations Reviewer may delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 11.01; provided that no agent or subcontractor may (i) be affiliated with any Mortgage Loan Seller, Master Servicer, Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Controlling Class Representative or any of their respective Affiliates or (ii) have been paid any fees, compensation or other remuneration by an Underwriter, Master Servicer, Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Controlling Class Representative or any of their respective Affiliates in connection with due diligence or other services with respect to any Mortgage Loan prior to the Closing Date. Notwithstanding the foregoing sentence, the Asset Representations Reviewer shall remain obligated and primarily liable for any Asset Review required hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any Person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under this Agreement. The Asset Representations Reviewer shall be entitled to enter into an agreement with any agent or subcontractor providing for indemnification of the Asset Representations Reviewer by such agent or subcontractor, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(e)                With respect to any Delinquent Loan that is an Outside Serviced Mortgage Loan, to the extent any documents required by the Asset Representations Reviewer to complete a Test are missing or have not been received from the related Mortgage Loan Seller, the Asset Representations Reviewer shall request such document(s) from the related Outside Servicer (if such Outside Serviced Mortgage Loan is being serviced by an Outside Servicer) or the related Outside Special Servicer (if such Outside Serviced Mortgage Loan is being serviced by an Outside Special Servicer), the related Outside Trustee and the related Outside Certificate Administrator (and, in each case, such other party as contemplated under the related Outside Servicing Agreement or related Co-Lender Agreement).

Section 11.02       Payment of Asset Representations Asset Review Fee and Expenses; Limitation of Liability.

(a)                As compensation for the performance of its routine duties, the Asset Representations Reviewer shall be paid as an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date an amount accrued during the related Interest Accrual Period at 0.000400% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on, in the case of the initial Distribution Date, the Cut-Off Date Balance of such Mortgage Loan and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period, and shall be calculated on the same interest accrual basis as such Mortgage Loan and prorated for any partial periods. The Asset Representations Reviewer Ongoing Fee shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(a). For the avoidance of doubt, no Asset Representations Reviewer Ongoing Fee is payable with respect to a Trust Subordinate Companion Loan.

(b)               Upon the completion of an Asset Review with respect to one or more Delinquent Loans and receipt by the related Mortgage Loan Seller of a written invoice from the Asset Representations Reviewer, the related Mortgage Loan Seller is required under the related Mortgage Loan Purchase Agreement to pay to the Asset Representations Reviewer within forty-five (45) days after such written invoice a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of: (i) $22,000 multiplied by the number of such Delinquent Loans, plus (ii) $2,200 per Mortgaged Property relating to any such Delinquent Loan in excess of one Mortgaged Property, plus (iii) $2,900 per Mortgaged Property relating to any such Delinquent Loan subject to a Ground Lease, plus (iv) $1,700 per Mortgaged Property relating to any such Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan shall be paid by the related Mortgage Loan Seller (provided that, if any Co-sponsored Mortgage Loan is a Delinquent Loan, it shall be treated as one Mortgage Loan for the purposes of assessing any Asset Representations Reviewer Asset Review Fee, and each of the related Applicable Co-sponsors shall only be responsible for paying its proportionate share of any such Asset Representations Reviewer Asset Review Fee attributable to such Co-sponsored Mortgage Loan (in the case of any Co-sponsored Mortgage Loan, any related Applicable Co-sponsor’s proportionate share to be determined according to the proportion that the outstanding principal balance of the portion of such Co-sponsored Mortgage Loan evidenced by the related Note(s) contributed to the Trust by such Applicable Co-sponsor bears to the outstanding principal balance of the entire such Co-sponsored Mortgage Loan); provided, however, that if (1) the related Mortgage Loan Seller is insolvent or (2) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee (or, in the case of a Co-sponsored Mortgage Loan and a related Applicable Co-sponsor, the applicable portion of such fee) shall be paid by the Trust Fund following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; and provided, further, that notwithstanding any payment of such fee (or applicable portion thereof, as the case may be) by the Trust to the Asset Representations Reviewer, such fee (or applicable portion thereof, as the case may be) will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer shall determine whether to pursue (and, if it determines to do so, shall pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Trust. If paid by the Trust Fund as described in the immediately preceding sentence, the Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan shall be payable from funds on deposit in the Collection Account as set forth in Section 3.06(a).

(c)                Notwithstanding the foregoing, the Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan shall be included in the Purchase Price for any such Delinquent Loan that was the subject of a completed Asset Review that is repurchased by a Mortgage Loan Seller, and such portion of the Purchase Price received shall be used to reimburse the Asset Representations Reviewer or the Trust, as the case may be, for such fees pursuant to Section 11.02(b).

(d)               The Asset Representations Reviewer shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

Section 11.03       Resignation of the Asset Representations Reviewer. The Asset Representations Reviewer may resign and be discharged from its obligations hereunder by giving written notice thereof to the other parties to this Agreement and each Rating Agency. In addition, the Asset Representations Reviewer shall at all times be an Eligible Asset Representations Reviewer, and shall resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder. Upon such notice of resignation, the Depositor shall promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer shall bear all costs and expenses of each party hereto and each Rating Agency in connection with its resignation and the transfer of its duties.

Section 11.04       Restrictions of the Asset Representations Reviewer. Neither the Asset Representations Reviewer nor any of its Affiliates shall make any investment in any Class of Trust Certificates or any Uncertificated Interest; provided, however, that such prohibition shall not apply to (i) riskless principal transactions effected by a broker dealer Affiliate of the Asset Representations Reviewer or (ii) investments by an Affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such Affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under this Agreement from personnel involved in such Affiliate’s investment activities and (B) prevent such Affiliate and its personnel from gaining access to information regarding the Trust and the Asset Representations Reviewer and its personnel from gaining access to such Affiliate’s information regarding its investment activities.

Section 11.05       Termination of the Asset Representations Reviewer.

(a)                An “Asset Representations Reviewer Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                               any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the Holders of Certificates evidencing at least 25% of the Pooled Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                            any failure by the Asset Representations Reviewer to perform its obligations hereunder in accordance with the Asset Review Standard in any material respect, which failure shall continue unremedied for a period of thirty (30) days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to this Agreement;

(iii)                         any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure shall continue unremedied for a period of thirty (30) days;

(iv)                        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Asset Representations Reviewer, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(v)                           the Asset Representations Reviewer shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

(vi)                        the Asset Representations Reviewer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders and the Uncertificated VRR Interest Owner (and simultaneously deliver such written notice to the Asset Representations Reviewer) in accordance with the notice distribution procedures described in Section 11.01(a), unless the Certificate Administrator has received written notice that such Asset Representations Reviewer Termination Event has been remedied. If an Asset Representations Reviewer Termination Event shall occur then, and in each and every such case, so long as such Asset Representations Reviewer

Termination Event shall not have been remedied, either the Trustee (i) may or (ii) upon the written direction of Holders of Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), shall, terminate all of the rights and obligations of the Asset Representations Reviewer under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of itself and of each other party to this Agreement in connection with its termination due to an Asset Representations Reviewer Termination Event. Notwithstanding anything herein to the contrary, the Depositor and each Mortgage Loan Seller shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Asset Representations Reviewer Termination Event of which it becomes aware.

(b)               Upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice of such requested vote to the Asset Representations Reviewer and to all Certificateholders by (i) posting such notice on the Certificate Administrator’s Website, and (ii) mailing such notice to all Certificateholders at their addresses appearing in the Certificate Register and to the Asset Representations Reviewer. Upon the affirmative vote of the Holders of Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Certificates of those Holders that exercise their right to vote (provided that Holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on which the aforementioned notice was mailed to the Certificateholders)), the Trustee shall terminate all of the rights and obligations of the Asset Representations Reviewer under this Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by notice in writing to the Asset Representations Reviewer and appoint the proposed successor. As between the Asset Representations Reviewer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Asset Representations Reviewer. In the event that Holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor asset representations reviewer shall be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

(c)                On or after the receipt by the Asset Representations Reviewer of written notice of termination, subject to this Section 11.05, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Asset Representations Reviewer shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 30 days after (1) the Asset

Representations Reviewer resigns pursuant to Section 11.03 of this Agreement or (2) the Trustee delivers such written notice of termination to the Asset Representations Reviewer, the Depositor (in the case of a resignation of the Asset Representations Reviewer pursuant to Section 11.03) or the Trustee (in the case of a termination of the Asset Representations Reviewer pursuant to Section 11.05(b)), as applicable, shall appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The Trustee shall provide written notice of the appointment of an Asset Representations Reviewer to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Directing Holder and each Certificateholder and the Uncertificated VRR Interest Owner within one Business Day of such appointment. Notwithstanding the foregoing, if the Trustee is unable to find a successor asset representations reviewer within thirty (30) days of the termination of the Asset Representations Reviewer, the Depositor shall be permitted, but not obligated, to find a replacement. The Trustee shall not be liable for any failure to identify and appoint a successor asset representations reviewer so long as the Trustee uses commercially reasonable efforts to conduct a search for a successor asset representations reviewer and such failure is not a result of the Trustee’s negligence, bad faith or willful misconduct in the performance of its obligations hereunder.

The Asset Representations Reviewer shall at all times be an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer shall immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Holder of such disqualification and, if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under Section 11.03 of this Agreement, and a successor asset representations reviewer shall be appointed in accordance with Section 11.03.

(d)               Upon any termination of the Asset Representations Reviewer and appointment of a successor to the Asset Representations Reviewer, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator (who shall, as soon as possible, give written notice thereof to the Certificateholders and the Uncertificated VRR Interest Owner), the Operating Advisor, the Mortgage Loan Sellers, the Depositor, each Rating Agency and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative. In the event that the Asset Representations Reviewer is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

Article XII

MISCELLANEOUS PROVISIONS

Section 12.01       Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of the transaction contemplated by this Agreement) in Portable Document Format (PDF), Tagged Image File Format (TIF or TIFF), .JPG or .JPEG file format, or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 12.02       Limitation on Rights of Trust Certificateholders and the Uncertificated Interest Owners. The death or incapacity of any Trust Certificateholder or any Uncertificated Interest Owner shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Trust Certificateholder’s or Uncertificated Interest Owner’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Trust Certificateholder or Uncertificated Interest Owner shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Certificates, be construed so as to constitute the Trust Certificateholders and the Uncertificated Interest Owners from time to time as partners or members of an association; nor shall any Trust Certificateholder or Uncertificated Interest Owner be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Trust Certificateholder or Uncertificated Interest Owner shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Mortgage Loan or Serviced Whole Loan, unless such Person previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of at least 25% of the Voting Rights of any Class of Trust Certificates affected thereby shall have made written request upon the Trustee (with a copy to the Certificate Administrator) to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Trust Certificateholder with every other Trust Certificateholder and the Trustee, that no one or more Holders of Trust Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Trust Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Trust Certificates of such Class. It is understood and intended, and expressly covenanted by each Uncertificated Interest Owner with every Trust Certificateholder and the Trustee, that such Uncertificated Interest Owner shall not have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of Trust Certificates of any Class, or to obtain or seek to obtain priority over or preference to any such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Uncertificated Interest Owners. For the protection and enforcement of the provisions of this Section, each and every Trust Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.03       Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 12.04       Notices. Unless otherwise specifically provided in this Agreement, any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid (except for notices to the Trustee or the Certificate Administrator which shall be deemed to have been duly given only when received), (c) sent by nationally recognized express courier delivery service and received by the addressee, (d) transmitted by facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and received by the addressee or (e) only with respect to any addressee of any party for which an electronic mail address is set forth below, sent by electronic mail (provided, however, any notice provided by electronic mail shall not be considered delivered until receipt of such electronic mail is confirmed by the addressee), to the applicable party at the following address(es), or as to each such Person such other address or e-mail address as may hereafter be furnished by such Person to the parties hereto in writing:

(i)                               in the case of the Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.
151 West 42nd Street

New York, New York 10036

Attention: Paul Vanderslice, Michael Birajiclian and David Schell

Email: Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

with a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

(ii)                            in the case of the Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

and with respect to e-mail pursuant to Section 12.06 and Section 12.13 of this Agreement, to:

NoticeAdmin@pnc.com

and with respect to any investor inquiry,

to:

AskMidland@pnc.com

(iii)                         in the case of the Special Servicer:

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300

Miami, Florida 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

(iv)                        in the case of the Certificate Administrator:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2026-5C15

with a copy to:

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

In the case of the Custodian:

Computershare Trust Company, National Association

1055 10th Avenue SE

Minneapolis, Minnesota 55414

Attention: Document Custody Group – BMO 2026-5C15

with a copy to:

cmbscustody@computershare.com

In the case of a surrender, transfer or exchange:

Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Transfer Services (CMBS) – BMO 2026-5C15

With copies for Risk Retention transfers:

Email: CCTRiskRetentionCustody@computershare.com

(v)                           in the case of the Trustee:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2026-5C15

with a copy to:

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

(vi)                        in the case of each of the Operating Advisor and the Asset
Representations Reviewer:

BellOak, LLC

1717 McKinney Avenue, 12th Floor

Dallas, TX 75202

Attention: Reporting – BMO 2026-5C15

with copies sent contemporaneously via email to
reporting@belloakadvisors.com

(vii)                     in the case of the Rating Agencies:

Moody’s Investors Service, Inc.
7 World Trade Center
New York, New York 10007
Attention: Commercial Mortgage Surveillance Group
Email: CMBSSurveillance@Moodys.com

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004
Attention: Commercial Mortgage Surveillance Group
Fax number: (212) 635-0295
E-mail: Info.cmbs@fitchratings.com

Kroll Bond Rating Agency, LLC
845 Third Avenue, 4th Floor

New York, New York 10022

Attention: CMBS Surveillance

E-mail: cmbssurveillance@kbra.com

(viii)                  in the case of the Mortgage Loan Sellers:

3650 Capital SCF LOE I(A), LLC

2977 McFarlane Road, Suite 300

Miami, Florida 33133

Attention: General Counsel

Email: compliance@3650Capital.com

with a copy to:

notices@3650Capital.com

 Bank of Montreal

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Michael Birajiclian and David Schell

Email: Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

Bank of Montreal

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

BSPRT CMBS Finance, LLC or Franklin BSP Realty Trust, Inc.

One Madison Avenue, Suite 1600

New York, New York 10010

Attention: David Henschke

Email: d.henschke@benefitstreetpartners.com

with a copy to

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Jeffrey Rotblat

Email: jeffrey.rotblat@cwt.com

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282
Attention: Scott Epperson
E-mail: scott.epperson@gs.com

with a copy to:

E-mail: gs-refgsecuritization@gs.com

with a copy to:

Structured Finance Legal (REFG)

E-mail: gs-refglegal@gs.com

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor

New York, New York 10154

Attention: Pamela McCormack

with electronic copies to:

Pamela McCormack (pamela.mccormack@laddercapital.com), Robert
Perelman (robert.perelman@laddercapital.com), and David Traitel
(david.traitel@laddercapital.com)

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor

New York, New York 10167
Attention: Jim Barnard
E-mail: US-Glba-Abp-Cmbs-Notices@sgcib.com

with a copy to:

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel
E-mail: US-Glba-Abp-Cmbs-Notices@sgcib.com

UBS AG New York Branch
11 Madison Avenue, 8th Floor
New York, New York 10010
Attention: Naja Armstrong
email: naja.armstrong@ubs.com

with a copy to:

UBS Business Solutions LLC
11 Madison Avenue
New York, New York 10010
Attention: Chad Eisenberger, Executive Director & Counsel
email: chad.eisenberger@ubs.com

Wells Fargo Bank, National Association

301 South College St.

Charlotte, North Carolina 28202

Attention: BMO 2026-5C15, Commercial Mortgage Pass-Through
Certificates, Series 2026-5C15

with copies to

Wells Fargo Legal Department, D1050-266

401 South Tryon Street, MAC D1050 266, 26th Floor

Charlotte, North Carolina 28202
Attention: Bryan Riddle, Esq., Senior Counsel

and

Wells Fargo Bank, National Association

30 Hudson Yards, 15th Floor

New York, New York 10001
Attention: Tyler Hostetler

and also by email to cmbsnotices@wellsfargo.com

Zions Bancorporation, N.A.

201 East Las Olas Boulevard, Suite 1110

Fort Lauderdale, Florida 33301

Attn: Ryan Frank

Tel: 312-763-4274

Email: Ryan.Frank@zionsbancorp.com

(ix)                          in the case of the Underwriters and the Initial Purchasers:

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Michael Birajiclian and David Schell

Email: Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282
Attention: Scott Epperson
E-mail: scott.epperson@gs.com

with a copy to:

E-mail: gs-refgsecuritization@gs.com

with a copy to:

Structured Finance Legal (REFG)

E-mail: gs-refglegal@gs.com

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

Attention: Jim Barnard

Email to Jim.Barnard@sgcib.com

with a copy to:

SG Americas Securities, LLC
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel
Email to US-Glba-Abp-Cmbs-Notices@sgcib.com

UBS Securities LLC
11 Madison Avenue
New York, New York 10010
Attention: Naja Armstrong
email: naja.armstrong@ubs.com

with a copy to:

UBS Business Solutions LLC
11 Madison Avenue
New York, New York 10010
Attention: Chad Eisenberger, Executive Director & Counsel
email: chad.eisenberger@ubs.com

Wells Fargo Securities, LLC

30 Hudson Yards, 15th Floor

New York, New York 10001

Attention: AJ Sfarra

Email: cmbsnotices@wellsfargo.com

with a copy to:

Troy Stoddard, Esq.

Wells Fargo Legal Department

MAC D1050-266

401 South Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Academy Securities, Inc.

622 Third Avenue, 12th Floor

New York, New York 10017

Attention: Michael Boyd

email: cmbs@academysecurities.com

Bancroft Capital, LLC

501 Office Center Drive, Suite 130

Fort Washington, Pennsylvania 19034

Attention: Steve Ivcic

Fax number: (484) 373-4748

Blaylock Van, LLC

600 Lexington Avenue, 3rd Floor

New York, New York 10022

Attention: Eric Standifer, Chief Executive Officer

with a copy sent to:

600 Lexington Avenue, 3rd Floor

New York, New York 10022

Attention: Michael E. Bonagura

Email: mbonagura@brv-llc.com

Drexel Hamilton, LLC

110 East 42nd Street

New York, New York 10017

Attention: Alex Kim

Facsimile number: (646) 412-1500

(x)                             in the case of the initial Controlling Class Representative:

3650 Real Estate Investment Trust 2 LLC

2977 McFarlane Road, Suite 300

Miami, Florida 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

notices@3650Capital.com

(xi)                          in the case of the initial Loan-Specific Controlling Class
Representative(s):

[RESERVED]

(xii)                       in the case of the initial Risk Retention Consultation Party:

[RESERVED]

Any communication required or permitted to be delivered to a Trust Certificateholder or an Uncertificated Interest Owner shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder or Uncertificated Interest Owner as shown in the Certificate Register. Any communication required or permitted to be delivered to a Certificate Owner shall be deemed to have been duly given to the extent delivered through the Depository. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Certificateholder or the Uncertificated Interest Owner receives such notice. Notwithstanding anything contained in this Section 12.04 to the contrary, nothing in this Section 12.04 shall constitute consent by any party hereto to service of process upon such party by facsimile transmission, electronic mail or any other type of electronic transmission.

The obligation of any party to this Agreement to deliver any notices, reports or other information to any Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider shall be effective in each case only to the extent such party to this Agreement has received notice of the identity and contact information of such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable. Any such party may conclusively rely on the name and contact information provided by the related Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable, and shall be entitled to assume that the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable, has not changed, absent receipt of written notice from such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, of a change with respect to the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, as applicable.

Section 12.05       Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust Certificates or the rights of the Holders thereof.

Section 12.06       Notice to the Rule 17g-5 Information Provider, Depositor and Each Rating Agency.

(a)                The Certificate Administrator shall use its best efforts to promptly prepare a written notice, and provide such notice by e-mail to the Rule 17g-5 Information Provider (if the Certificate Administrator is for any reason not the Rule 17g-5 Information Provider) and the Depositor, with respect to each of the following items of which a Responsible Officer of the Certificate Administrator has actual knowledge, and the Rule 17g-5 Information Provider shall upload such notice to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. and shall, promptly following the posting of such notice to the Rule 17g-5 Information Provider’s Website, notify, or cause the notification of, each Registered Rating Agency (other than any Registered Rating Agency that has indicated to the Rule 17g-5 Information Provider of its election to not receive such notification) by electronic mail of the posting of such notice, which electronic mail may be automatically generated by the Rule 17g-5 Information Provider’s Website:

(i)                               any material change or amendment to this Agreement;

(ii)                            the occurrence of any Servicer Termination Event that has not been cured;

(iii)                         the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, the Trustee or the Certificate Administrator or any Outside Servicer, Outside Special Servicer or Outside Trustee;

(iv)                        the repurchase of, or substitution of, Trust Loans pursuant to Section 2.03;

(v)                           the final payment to any Class of Trust Certificateholders or any Uncertificated Interest Owner;

(vi)                        any change in the location of the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account or any Distribution Account;

(vii)                     any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer; and

(viii)                  any change in the lien priority of a Trust Loan.

(b)               The Master Servicer or the Special Servicer shall promptly furnish by e-mail (or any other form of electronic delivery reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Rule 17g-5 Information Provider) to the Rule 17g-5 Information Provider and the Depositor copies of the following (to the extent not already delivered or made available pursuant to the terms of this Agreement), and the Rule 17g-5 Information Provider shall upload such documents to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m., and the Rule 17g-5 Information Provider shall, promptly following the posting of such documents to the Rule 17g-5 Information Provider’s Website, notify, or cause the notification of, each Registered Rating Agency (other than any Registered Rating Agency that has indicated to the Rule 17g-5 Information Provider of its election to not receive such notification) by electronic mail of the posting of such documents, which electronic mail may be automatically generated by the Rule 17g-5 Information Provider’s Website:

(i)                               each of its annual statements as to compliance described in Section 10.08 of this Agreement;

(ii)                            each of its annual reports on assessment of compliance with servicing criteria described in Section 10.09 of this Agreement;

(iii)                         each of its annual independent public accountants’ servicing reports described in Section 10.10 of this Agreement;

(iv)                        upon request by the Depositor, the Rule 17g-5 Information Provider, any Rating Agency or any Companion Loan Rating Agency, a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Trust Loan, in each case to the extent collected pursuant to Section 3.03(a) or Section 4.02(b); and

(v)                           upon request by the Depositor, the Rule 17g-5 Information Provider, any Rating Agency or any Companion Loan Rating Agency, each inspection report prepared in connection with any inspection conducted pursuant to Section 3.18 of this Agreement.

(c)                The Certificate Administrator shall promptly furnish by e-mail (or any other form of electronic delivery reasonably acceptable to the Certificate Administrator and the Rule 17g-5 Information Provider) to the Rule 17g-5 Information Provider (if the Certificate Administrator is for any reason not the Rule 17g-5 Information Provider) and the Depositor copies of the items set forth in Section 8.11(b) of this Agreement (to the extent not already delivered or made available pursuant to the terms of this Agreement and to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format), and the Rule 17g-5 Information Provider shall upload such documents to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m.

Section 12.07       Amendment. This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(a)                to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;

(b)               to correct or supplement any of its provisions which may be inconsistent with any other provisions of this Agreement or with the description thereof in the Prospectus or to correct any error;

(c)                to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(d)               to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)                to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;

(f)                to modify the procedures herein relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under this Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates; and provided, further that notice of such modification is provided to all parties to this Agreement; and

(g)               to amend or supplement any provision of this Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (a) through (g) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under this Agreement of the Controlling Class Representative without the consent of the Controlling

Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under this Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under this Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

This Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)                               reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable;

(ii)                            reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding;

(iii)                         change in any manner the obligations or rights of any Mortgage Loan Seller under this Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller;

(iv)                        change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation;

(v)                           without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under this Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to this Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to this Agreement;

(vi)                        adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders;

(vii)                     adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders;

(viii)                  adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent; or

(ix)                          change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 12.07 shall be effective with the consent of the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian (if the Certificate Administrator is then acting as Custodian), the Special Servicer, the Master Servicer, in writing, and to the extent required by this Section, the Certificateholders, the Uncertificated Interest Owners, the Serviced Companion Loan Holders, the Mortgage Loan Sellers, the Underwriters and/or the Initial Purchasers, as applicable. Promptly after the execution of any amendment, (A) the Master Servicer shall forward a copy thereof to the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian (if the Certificate Administrator is then acting as Custodian), the Special Servicer, each Serviced Companion Loan Holder, each Mortgage Loan Seller, each Underwriter, each Initial Purchaser and (B) the Certificate Administrator shall furnish written notification of the substance of such amendment to each Trust Certificateholder, post a copy of such amendment to the Certificate Administrator’s Website, and deliver a copy of such amendment to the Rule 17g-5 Information Provider who shall post a copy of such amendment to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement. It shall not be necessary for the consent of the Trust Certificateholders, the Uncertificated Interest Owners or the Serviced Companion Loan Holders, the Mortgage Loan Sellers, the Underwriters or the Initial Purchasers, as applicable, under this Section 12.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by the Trust Certificateholders, the Uncertificated Interest Owners or the Serviced Companion Loan Holders, the Mortgage Loan Sellers, the Underwriters or the Initial Purchasers, as applicable, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian), and/or the Certificate Administrator, such party shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or (b) of the first sentence of this Section 12.07, then at the expense of the Trust Fund), to the effect that such amendment will not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes at any time that any Trust Certificates are outstanding, and will not cause a tax to be imposed on the Trust Fund (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)). Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Certificate Administrator, the Custodian (if the Certificate Administrator is then acting as Custodian), the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first sentence of this Section 12.07, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement, and that all conditions precedent to such amendment are satisfied. Each of the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian) and the Certificate Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s, the Custodian’s (if the Certificate Administrator is then acting as Custodian) or the Certificate Administrator’s, as applicable, own rights, duties or immunities under this Agreement. Any party hereto requesting an amendment to this Agreement shall provide (x) notice of such amendment no later than 3 Business Days prior to the anticipated date of execution, and (y) a copy of the executed amendment no later than the date of execution, to each Other Depositor (and counsel thereto) and Other Exchange Act Reporting Party under each Other Pooling and Servicing Agreement (which may be by email) in order for each Companion Loan Holder to timely comply with its obligations under the Exchange Act. The party requesting an amendment to this Agreement shall provide to the Rule 17g-5 Information Provider, for posting on the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, prior written notice of such proposed amendment.

Section 12.08       Confirmation of Intent. The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Trust Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Trust Loans, all principal and interest received or receivable with respect to the Trust Loans (other than principal and interest payments due and payable prior to the Cut-Off Date and Principal Prepayments received prior to the Cut-Off Date), all amounts held from time to time in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the Excess Liquidation Proceeds Reserve Account and the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor’s right, title and interest in and to any Insurance Proceeds related to such Trust Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 12.08 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

Section 12.09       Third-Party Beneficiaries. Except as provided in (i) Section 3.01(j)(iv) of this Agreement and (ii) the next sentence, no Persons other than a party to this Agreement, any Companion Loan Holder (unless it is the Mortgagor under the applicable Companion Loan or an Affiliate thereof), the Uncertificated Interest Owners and any Trust Certificateholder, shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Any Underwriter or Initial Purchaser (with respect to its rights to receive any documents, certifications, information and/or indemnification hereunder and its rights under Section 2.02, Section 5.03 and Section 12.07 of this Agreement), any Companion Loan Holder (in respect of the rights afforded it under this Agreement, any related Other Servicer shall be entitled to enforce the rights of such Companion Loan Holder under this Agreement and the related Co-Lender Agreement), any Mortgage Loan Seller (with respect to its rights under Article II, Section 3.09(d)(i), Section 12.07 and Section 12.16 of this Agreement and its rights as a Privileged Person), the Retaining Sponsor (with respect to its rights under Section 5.02(f) and Section 5.03(i)), any Other Depositor and Other Exchange Act Reporting Party (with respect to its rights under Article X of this Agreement), any Other Servicer and Other Special Servicer (with respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such Other Servicer or Other Special Servicer, as the case may be, and the provisions herein regarding coordination of Advances) and, subject to Section 12.02 of this Agreement, any Trust Certificateholder or any Uncertificated Interest Owner (which are intended third-party beneficiaries of this Agreement) shall have the right to enforce their respective rights and obligations hereunder (in the case of any Serviced Companion Loan Holder, to the extent they affect the related Serviced Companion Loan and provided that such Serviced Companion Loan Holder is not the Mortgagor under the related Companion Loan or an Affiliate thereof) as if each such Person was a party hereto.

Without limiting the foregoing, the parties to this Agreement specifically state that no Mortgagor, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

Section 12.10       Request by Trust Certificateholders or the Serviced Companion Loan Holder. Where information or reports are required to be delivered to a Trust Certificateholder or a Serviced Companion Loan Holder, as applicable, upon request pursuant to the terms of this Agreement, such request can be in the form of a single blanket request by a Trust Certificateholder or a Serviced Companion Loan Holder, as applicable, to the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and, with respect to such Trust Certificateholder or a Serviced Companion Loan Holder, as applicable, such request shall be deemed to relate to each date such report or information may be requested. The notice shall set forth the applicable Sections where such reports and information are requested.

Section 12.11       Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12       Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 12.13       Exchange Act Rule 17g-5 Procedures.

(a)                Except as otherwise provided in Section 12.06 of this Agreement or this Section 12.13 or otherwise in this Agreement or as required by law, none of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian shall provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Trust Certificates or the Trust Loans relevant to the Rating Agencies’ surveillance of the Trust Certificates or the Trust Loans, including, but not limited to, providing responses to inquiries from a Rating Agency regarding the Trust Certificates or the Trust Loans relevant to such Rating Agency’s surveillance of the Trust Certificates. To the extent that a Rating Agency makes an inquiry or initiates communications with the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian regarding the Trust Certificates or the Trust Loans relevant to such Rating Agency’s surveillance of the Trust Certificates, all responses to such inquiries or communications from such Rating Agency shall be made in writing by the responding party and shall be provided to the Rule 17g-5 Information Provider as provided in Section 12.13(h), whereupon the Rule 17g-5 Information Provider shall post such written response to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt of such response if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. (or, if the responding party is the Rule 17g-5 Information Provider, on the same Business Day of preparation of such response if prepared by 2:00 p.m. or, if prepared after 2:00 p.m., on the next Business Day by 12:00 p.m.), and the Rule 17g-5 Information Provider shall, promptly after such response has been posted to the Rule 17g-5 Information Provider’s Website, notify, or cause the notification of, each Registered Rating Agency by electronic mail of the posting of such response.

(b)               To the extent that any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Agreement, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian, as applicable, shall do so in writing and shall provide such written information or communication to the Rule 17g-5 Information Provider electronically as provided in Section 12.13(h), whereupon the Rule 17g-5

Information Provider shall upload such information or communication to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt of such response if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. (or, if the applicable party is the Rule 17g-5 Information Provider, on the same Business Day of preparation of such response if prepared by 2:00 p.m. or, if prepared after 2 p.m., on the next Business Day by 12:00 p.m.), and the Rule 17g-5 Information Provider shall, promptly after such written information or communication has been uploaded to the Rule 17g-5 Information Provider’s Website, notify, or cause the notification of, each Registered Rating Agency by electronic mail of the posting of such written information or communication. The foregoing shall include any Rating Agency Confirmation request made pursuant to this Agreement, which shall be in writing, with a cover letter indicating the nature of the request and shall include all information the requesting party believes is reasonably necessary for the applicable Rating Agency to make its decision.

(c)                Notwithstanding the provisions of Section 12.13(a) or Section 12.13(b) of this Agreement, any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian shall be permitted (but are not required) to orally communicate with the Rating Agencies in accordance with their respective obligations under this Agreement, under the following circumstances: (i) such party provides a written summary of the information provided to the Rating Agencies during such communication to the 17g-5 Information Provider electronically as provided in Section 12.13(h) on the same day such oral communication takes place (provided that the summary of such oral communications shall not be attributed to the Rating Agency the communication was with); or (ii) the Depositor, in its sole discretion, provides a written authorization (which may be by electronic email) from the Depositor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian, as applicable, to orally communicate with such Rating Agency (including, but not limited to, providing responses to inquiries from such Rating Agency); provided, that any such authorization shall set forth the procedures that such party shall follow if it elects (in its sole discretion) to orally communicate with the applicable Rating Agency, which procedures shall be reasonable and customary as is necessary to allow compliance with Rule 17g-5. The 17g-5 Information Provider shall post any summary, communication or other information provided to it in accordance with this paragraph on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 12.13(h).

(d)               Each of the Rule 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Custodian (each, an “Indemnifying Party”) hereby expressly agrees to indemnify and hold harmless the Depositor and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable attorneys’ fees and expenses related to the enforcement of this indemnity), joint or several, to which any such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including such reasonable legal fees and expenses) arise out of or are based upon (i) such Indemnifying Party’s breach of Section 12.06, Section 12.13(a), Section 12.13(b), Section 12.13(c), Section 12.13(g) or Section 12.13(h) of this Agreement or (ii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by the applicable Indemnifying Party, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred. The Depositor shall notify each of the Master Servicer and the Special Servicer in writing of any change in the identity or contact information of the Rule 17g-5 Information Provider (if it is not also the Certificate Administrator).

(e)                None of the Master Servicer, the Special Servicer, the Certificate Administrator (unless the Certificate Administrator is acting in the capacity of the Rule 17g-5 Information Provider), the Trustee, the Operating Advisor or the Custodian shall have any liability for (i) the Rule 17g-5 Information Provider’s failure to post information provided by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian in accordance with the terms of this Agreement, (ii) any malfunction or disabling of the Rule 17g-5 Information Provider’s Website or (iii) such party’s failure to perform any of its obligations under this Agreement regarding providing information or communication to the Rating Agencies that are required to be performed after the Rule 17g-5 Information Provider posts the related information or communication if the Rule 17g-5 Information Provider fails to notify such party that it has posted such information or communication on the Rule 17g-5 Information Provider’s Website.

(f)                None of the foregoing restrictions in this Section 12.13 prohibit or restrict oral or written communications, or providing information, between the Master Servicer or the Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings it assigns to the Master Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s approval of the Master Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Master Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Trust Certificates or the Trust Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless: (x) borrower, property or deal specific identifiers are redacted; (y) the Master Servicer or the Special Servicer, as applicable, has in fact previously provided such information to the Rule 17g-5 Information Provider and does not provide such information to such Rating Agency until the earlier of (i) receipt of notification from the Rule 17g-5 Information Provider that such information has been posted to the Rule 17g-5 Information Provider’s Website and (ii) after 12:00 p.m. on the first Business Day following the date it has provided such information to the Rule 17g-5 Information Provider; or (z) such Rating Agency has confirmed in writing to the Master Servicer or the Special Servicer, as applicable, that it does not intend to use such information in undertaking credit rating surveillance for any Class of Trust Certificates (and the party providing such information to a Rating Agency shall, upon written request, certify to the Depositor that it received the confirmation described in this clause (z)).

(g)               The Rule 17g-5 Information Provider shall establish and maintain the Rule 17g-5 Information Provider’s Website in the form of a password-protected Internet Website in accordance with this Section 12.13 and Section 12.06 of this Agreement.

(h)               The Rule 17g-5 Information Provider shall post on the Rule 17g-5 Information Provider’s Website and make available solely to the Rating Agencies and other NRSROs, the following items, to the extent such items are delivered to it in an electronic document format suitable for website posting (and the parties required to deliver the following information to the Rule 17g-5 Information Provider agree to do so in such format) via electronic mail at 17g5informationprovider@computershare.com, specifically with a subject reference of “BMO 2026-5C15” and an identification of the type of information being provided in the body of such electronic mail (or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the Rule 17g-5 Information Provider if or as may be necessary or beneficial):

(i)                               all items delivered to the Rule 17g-5 Information Provider pursuant to Section 12.06;

(ii)                            all information and communications delivered to the Rule 17g-5 Information Provider pursuant to Sections 12.13(a), 12.13(b) and 12.13(c);

(iii)                         any Form ABS Due Diligence-15E delivered to the Rule 17g-5 Information Provider pursuant to Section 12.13(l) or by the Depositor;

(iv)                        any transaction documents, closing documents and opinions relating to this transaction delivered to the Rule 17g-5 Information Provider by the Depositor; and

(v)                           any other information delivered to the Rule 17g-5 Information Provider pursuant to this Agreement.

The 17g-5 Information Provider shall post the foregoing items on the 17g-5 Information Provider’s Website on the same Business Day of receipt if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m., and shall, promptly following the posting of such item to the 17g-5 Information Provider’s Website, notify, or cause the notification of, (A) each Registered Rating Agency and (B) the party that delivered such item to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, in each case by electronic mail, of the posting of such item on the 17g-5 Information Provider’s Website.

The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. If any information is delivered or posted in error, the Rule 17g-5 Information Provider may remove it from the Rue 17g-5 Information Provider’s Website. The Certificate Administrator and the Rule 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, as applicable. Access will be provided by the Rule 17g-5 Information Provider to (i) the Rating Agencies upon registration at the Rule 17g-5 Information Provider’s Website as a user thereof and (ii) other NRSROs upon registration at the Rule 17g-5 Information Provider’s Website as a user thereof and receipt by the Rule 17g-5 Information Provider of an NRSRO Certification (which certification may be submitted via e-mail to the Rule 17g-5 Information Provider). If a NRSRO (including any Rating Agency) requests access to the 17g-5 Information Provider’s Website, access will be granted by the 17g-5 Information Provider on the same Business Day provided such request is made (and, in the case of a NRSRO that is not a Rating Agency, a NRSRO Certification is submitted to the Rule 17g-5 Information Provider) prior to 2:00 p.m., New York time on such Business Day, or if received after 2:00 p.m., New York City time, on the following Business Day. The 17g-5 Information Provider shall permit each Rating Agency to submit multiple email addresses for receipt of notices, including a general email address; provided, that each email address so provided shall be associated with a registered user of the Rule 17g-5 Information Provider’s Website. Questions regarding delivery of information to the Rule 17g-5 Information Provider may be directed to (866) 846-4526 or 17g5informationprovider@computershare.com (specifically referencing “BMO 2026-5C15” in the subject line) (or to such other telephone number or e-mail address as the Rule 17g-5 Information Provider may designate).

Upon delivery by the Depositor to the 17g-5 Information Provider of information designated by the Depositor as pre-closing information from the Depositor’s 17g-5 Website (the “Pre-Close Information”), the 17g-5 Information Provider shall make such information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant to this Section 12.13(h). Such information shall be provided to the 17g-5 Information Provider via electronic media and delivered to the 17g-5 Information Provider as mutually agreed. The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Close Information or any other information on the 17g-5 Information Provider’s Website to any designee or third party.

The 17g-5 Information Provider shall provide a mechanism to promptly notify each Person that has signed up for access to the 17g-5 Information Provider’s Website in respect of the transaction governed by this Agreement each time an additional document is posted thereto. In connection with providing access to the Rule 17g-5 Information Provider’s Website, the Rule 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Rule 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. The Rule 17g-5 Information Provider shall not be liable for its failure to make any information available to the Rating Agencies or other NRSROs unless such information was delivered to the Rule 17g-5 Information Provider at the e-mail address set forth herein (or by any other form of electronic delivery reasonably acceptable to Rule 17g-5 Information Provider pursuant to the terms of this Agreement), with a subject heading of “BMO 2026-5C15” and sufficient detail to indicate that such information is required to be posted on the Rule 17g-5 Information Provider’s Website. In connection with notifying a Registered Rating Agency of any information posted to the Rule 17g-5 Information Provider’s Website, the Rule 17g-5 Information Provider shall only be responsible for sending such notices to the electronic mail address(es) of such Registered Rating Agency as provided by such Registered Rating Agency upon its registration as user of the Rule 17g-5 Information Provider’s Website or upon any subsequent update of such electronic mail address(es) made by such Registered Rating Agency through the Rule 17g-5 Information Provider’s Website, and the Rule 17g-5 Information Provider shall not be responsible for sending any notices to any electronic mail address(es) of any Registered Rating Agency that is not provided to the Rule 17g-5 Information in the manner described in this sentence.

(i)                 In connection with the delivery by the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, to the Rule 17g-5 Information Provider of any information, report, notice or document for posting to the Rule 17g-5 Information Provider’s Website, the Rule 17g-5 Information Provider shall notify the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, of when such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website, and the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, may (but is not obligated to) send such information, report, notice or other document to the applicable Rating Agency promptly following the earlier of (a) receipt of notification from the Rule 17g-5 Information Provider that such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website and (b) after 12:00 p.m. on the first Business Day following the date it has provided such information, report, notice or other document to the Rule 17g-5 Information Provider.

(j)                 With respect to each Outside Serviced Mortgage Loan, each of the Master Servicer, the Certificate Administrator and the Trustee shall provide to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, promptly upon receipt from an Outside Service Provider, all reports, statements, documents, notices and other information it receives in respect of such Outside Serviced Mortgage Loan that would otherwise have been required to be submitted to the 17g-5 Information Provider under this Agreement for posting had such Outside Serviced Mortgage Loan been a Serviced Mortgage Loan. The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website all such information it receives in accordance with this Agreement.

(k)               The Master Servicer or the Special Servicer may, but shall not be obligated to, provide information to the 17g-5 Information Provider that is neither specifically required hereunder nor requested by any Rating Agency. Any such information shall be posted by the 17g-5 Information Provider in accordance with the timeframe provided in Section 12.13(b).

(l)                 If any of the parties to this Agreement receives a Form ABS Due Diligence-15E from any Person in connection with any third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) provided by such Person with respect to the Trust Loans (“Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website in accordance with Section 12.13(h). The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Agreement, in accordance with the timeframe provided in Section 12.13(h).

(m)             Neither the Master Servicer nor the Special Servicer shall be required to make any determination as to whether any service provided by a third party requires obtaining a Form ABS Due Diligence-15E.

Section 12.14       Cooperation With the Mortgage Loan Sellers With Respect to Rights Under the Loan Agreements. It is expressly agreed and understood that, notwithstanding the assignment of the Loan Documents, it is expressly intended that the Mortgage Loan Sellers are entitled to the benefit of any securitization indemnification provisions that specifically run to the benefit of the lenders in the Loan Documents. Therefore, the Depositor, Master Servicer, Special Servicer and Trustee hereby agree to reasonably cooperate with any Mortgage Loan Seller, at the sole expense of such Mortgage Loan Seller, with respect to obtaining the benefits of the provisions of any section of a Loan Agreement or securitization cooperation agreement providing for indemnification of the lender and/or its loan seller affiliates with respect to the current securitization of the related Trust Loan, including, without limitation, executing any documents as are reasonably necessary to permit the related Mortgage Loan Seller to enforce such provisions for its benefit; provided, that none of the Depositor, Master Servicer, Special Servicer or Trustee shall be required to take any action that is inconsistent with the Servicing Standard, would violate applicable law, the terms and provisions of this Agreement or the Loan Documents, would adversely affect any Trust Certificateholder or the Uncertificated Interest Owner, would cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, or would result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions. To the extent that the Trustee is required to execute any document facilitating the above rights of a Mortgage Loan Seller under this Section 12.14, such document shall be in form and substance reasonably acceptable to the Trustee.

Section 12.15       Electronic Signatures. Each of the parties hereto agrees that the transaction consisting of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, such closing document) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such closing document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such closing document on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 12.16       PNC Bank, National Association. PNC Bank, National Association, by execution hereof by its division, Midland Loan Services, a Division of PNC Bank, National Association, acknowledges and agrees that this Agreement is binding upon and enforceable against PNC Bank, National Association to the full extent of the obligations set forth herein with respect to Midland Loan Services, a Division of PNC Bank, National Association.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

BMO COMMERCIAL MORTGAGE SECURITIES LLC, as Depositor

By:	/s/ David Schell
	Name:	David Schell
	Title:	Authorized Signatory

BMO 2026-5C15 – Pooling and Servicing Agreement

MIDLAND LOAN SERVICES, A DIVISION
OF PNC BANK, NATIONAL ASSOCIATION,
as Master Servicer

By:	/s/ David A. Eckels
	Name:	David A. Eckels
	Title:	Senior Vice President

BMO 2026-5C15 – Pooling and Servicing Agreement

3650 REIT LOAN SERVICING LLC, as Special
Servicer

By:	/s/ Tobin Cobb
	Name:	Tobin Cobb
	Title:	Authorized Signatory

BMO 2026-5C15 – Pooling and Servicing Agreement

BELLOAK, LLC, as Operating Advisor and as
Asset Representations Reviewer

By:	/s/ Darren Gluck
	Name:	Darren Gluck
	Title:	Authorized Signatory

BMO 2026-5C15 – Pooling and Servicing Agreement

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, as Certificate
Administrator and as Trustee

By:	/s/ Anna M. Lopez
	Name:	Anna M. Lopez
	Title:	Vice President

BMO 2026-5C15 – Pooling and Servicing Agreement

EXHIBIT A-1

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.
A-1-1

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS A-1

Pass-Through Rate: 4.84410% per annum

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-1 Certificates: $1,257,000	Scheduled Final Distribution Date: the Distribution Date in December 2030

CUSIP: 09664LAA9	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAA98
No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class A-1 Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

A-1-2

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.
All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified

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Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
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(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder

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in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to

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the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-1 Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory
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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number
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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number
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EXHIBIT A-2

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]4

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[3]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[4]	Global Certificate legend.
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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS A-2

Pass-Through Rate: 5.19950% per annum

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-2 Certificates: $72,000,000	Scheduled Final Distribution Date: the Distribution Date in March 2031

CUSIP: 09664LAB7	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAB71
No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class A-2 Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

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The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified

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Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
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(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder

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in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to

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the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-2 Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory
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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number
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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number
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EXHIBIT A-3

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]5

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]6

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[5]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[6]	Global Certificate legend.
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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS A-3

Pass-Through Rate: 5.68350% per annum

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-3 Certificates: $365,047,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAC5	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAC54
No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class A-3 Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

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The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-3 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified

A-3-3

Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
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(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder

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in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to

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the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-3 Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory
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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-3 Certificate of the entire Percentage Interest represented by the within Class A-3 Certificates to the above-named Assignee(s) and to deliver such Class A-3 Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number
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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number
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EXHIBIT A-4

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS X-A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCES OF THE CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CLASS X-A CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.
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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS X-A

Pass-Through Rate: Variable IO3

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-A Certificates: $438,304,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAD3	Initial Notional Amount of this Certificate: $[_____]
ISIN: US09664LAD38

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1,Class A-2, Class A-3, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class X-A Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

3 The initial approximate Pass-Through Rate as of the Closing Date is 1.08280% per annum.

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The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, with respect to the Class X-A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified

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Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
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(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder

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in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to

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the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-A Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory
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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-A Certificate of the entire Percentage Interest represented by the within Class X-A Certificates to the above-named Assignee(s) and to deliver such Class X-A Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number
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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number
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EXHIBIT A-5

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS X-B

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCES OF THE CLASS A-S, CLASS B AND CLASS C certificates. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CLASS X-B CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.
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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS X-B

Pass-Through Rate: Variable IO3

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-B Certificates: $115,055,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAE1	Initial Notional Amount of this Certificate: $[_____]
ISIN: US09664LAE11

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class X-B Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

3 The initial approximate Pass-Through Rate as of the Closing Date is 0.61274% per annum.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, with respect to the Class X-B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by
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an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable

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Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders;
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the

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Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-B Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-B Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory
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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-B Certificate of the entire Percentage Interest represented by the within Class X-B Certificates to the above-named Assignee(s) and to deliver such Class X-B Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number
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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number
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EXHIBIT A-6

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS A-S

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.
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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS A-S

Pass-Through Rate: The lesser of 5.98360% per annum and the WAC Rate[3]

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-S Certificates: $60,267,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAF8	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAF85
No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-S Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class A-S Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

3 The initial approximate Pass-Through Rate as of the Closing Date is 5.98360% per annum.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-S Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by
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an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable

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Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the

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Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-S Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-S Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory
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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-S Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-S Certificate of the entire Percentage Interest represented by the within Class A-S Certificates to the above-named Assignee(s) and to deliver such Class A-S Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number
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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number
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EXHIBIT A-7

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS B

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.
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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS B

Pass-Through Rate: The lesser of 6.23470% per annum and the WAC Rate[3]

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class B Certificates: $31,307,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAG6	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAG68

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class B Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

3 The initial approximate Pass-Through Rate as of the Closing Date is 6.23470% per annum.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by
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an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable

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Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the

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Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class B Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory
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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number
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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number
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EXHIBIT A-8

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS C

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.
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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS C

Pass-Through Rate: The lesser of 6.08020% per annum and the WAC Rate[3]

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class C Certificates: $23,481,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAH4	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAH42

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class C Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

3 The initial approximate Pass-Through Rate as of the Closing Date is 6.08020% per annum.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

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As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by
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an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable

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Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the

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Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class C Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory
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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class C Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number
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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number
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EXHIBIT A-9

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS X-D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CLASS X-D CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1)

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
[3]	Global Certificate legend.
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PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS X-D

Pass-Through Rate: Variable IO4

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-D Certificates: $16,123,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAJ0[5] U0902LAA7[6] 09664LAK7[7]	Initial Notional Amount of this Certificate: $[_____]
ISIN: US09664LAJ08[8] USU0902LAA71[9] US09664LAK70[10]
Common Code: 341866995[11]
No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and

4 The initial approximate Pass-Through Rate as of the Closing Date is 2.18438% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

11 For Regulation S Certificates

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any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class X-D Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, with respect to the Class X-D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the

A-9-4

final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

A-9-5

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
A-9-6

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
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(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties

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(or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-D Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-D Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-D Certificate of the entire Percentage Interest represented by the within Class X-D Certificates to the above-named Assignee(s) and to deliver such Class X-D Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-10

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
[3]	Global Certificate legend.
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SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS D

Pass-Through Rate: 4.50000% per annum

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class D Certificates: $16,123,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAL5[4] U0902LAB5[5] 09664LAM3[6]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAL53[7] USU0902LAB54[8] US09664LAM37[9]
Common Code: 341867029[10]

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

9 For IAI Certificates

10 For Regulation S Certificates

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extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (together with the Class D Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the

A-10-4

final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

A-10-5

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
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(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
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(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties

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(or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class D Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-11

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS E-RR

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE initial purchasers OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
[3]	Global Certificate legend.
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SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS E-RR

Pass-Through Rate: The WAC Rate[4]

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class E- RR Certificates: $11,271,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAN1[5] U0902LAC3[6] 09664LAP6[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAN10[8] USU0902LAC38[9] US09664LAP67[10]

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class F-RR, Class G-RR, Class

4 The initial approximate Pass-Through Rate as of the Closing Date is 6.68438% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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J-RR and Class R Certificates (together with the Class E-RR Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class E-RR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class E-RR Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and

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expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
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(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as
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evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
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(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust

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created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class E-RR Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class E-RR Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class E-RR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class E-RR Certificate of the entire Percentage Interest represented by the within Class E-RR Certificates to the above-named Assignee(s) and to deliver such Class E-RR Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-12

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS F-RR

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE initial purchasers OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
[3]	Global Certificate legend.
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SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS F-RR

Pass-Through Rate: The WAC Rate[4]

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class F- RR Certificates: $8,610,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAQ4[5] U0902LAD1[6] 09664LAR2[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAQ41[8] USU0902LAD11[9] US09664LAR24[10]

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F-RR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class G-RR, Class

4 The initial approximate Pass-Through Rate as of the Closing Date is 6.68438% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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J-RR and Class R Certificates (together with the Class F-RR Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class F-RR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class F-RR Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and

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expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
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(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as
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evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
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(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust

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created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class F-RR Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class F-RR Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class F-RR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class F-RR Certificate of the entire Percentage Interest represented by the within Class F-RR Certificates to the above-named Assignee(s) and to deliver such Class F-RR Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-13

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS G-RR

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE initial purchasers OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
[3]	Global Certificate legend.
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SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS G-RR

Pass-Through Rate: The WAC Rate[4]

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class G- RR Certificates: $9,392,000	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAS0[5] U0902LAE9[6] 09664LAT8[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAS07[8] USU0902LAE93[9] US09664LAT89[10]
No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G-RR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class

4 The initial approximate Pass-Through Rate as of the Closing Date is 6.68438% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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J-RR and Class R Certificates (together with the Class G-RR Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class G-RR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class G-RR Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and

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expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
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(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as
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evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
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(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust

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created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class G-RR Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class G-RR Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class G-RR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G-RR Certificate of the entire Percentage Interest represented by the within Class G-RR Certificates to the above-named Assignee(s) and to deliver such Class G-RR Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                             Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-14

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS J-RR

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE initial purchasers OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN

[1]	Temporary Regulation S Global Certificate legend.
[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
[3]	Global Certificate legend.
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SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS J-RR

Pass-Through Rate: The WAC Rate[4]

First Distribution Date: July 17, 2026	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class J-RR Certificates: $27,394,447	Scheduled Final Distribution Date: the Distribution Date in June 2031

CUSIP: 09664LAU5[5] U0902LAF6[6] 09664LAV3[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US09664LAU52[8] USU0902LAF68[9] US09664LAV36[10]
No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J-RR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class

4 The initial approximate Pass-Through Rate as of the Closing Date is 6.68438% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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G-RR and Class R Certificates (together with the Class J-RR Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class J-RR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class J-RR Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and

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expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
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(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;
(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as
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evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
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(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust

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created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class J-RR Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class J-RR Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class J-RR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class J-RR Certificate of the entire Percentage Interest represented by the within Class J-RR Certificates to the above-named Assignee(s) and to deliver such Class J-RR Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-15

BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO AND OWNED BY A QIB.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (INCLUDING AN INSURANCE COMPANY THAT IS USING THE ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS)), OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN EACH OF TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN CODE SECTIONS 860G(a)(2) AND 860D. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, DISQUALIFIED NON-U.S. TAX PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.03 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS

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CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. TAX PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS MULTIPLE “NONECONOMIC RESIDUAL INTERESTS”, AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

TRANSFERS OF THIS CERTIFICATE AND/OR INTERESTS HEREIN ARE SUBJECT TO THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS, AND OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE TRANSFER RESTRICTIONS, AND ARE FURTHER SUBJECT TO SUCH DEEMED REPRESENTATIONS AND WARRANTIES ON THE PART OF THE TRANSFEROR AND/OR TRANSFEREE, AS ARE SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

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BMO 2026-5C15 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2026-5C15, CLASS R

Percentage Interest: [ ]%

Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in June 2026 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to June 2026, the date that would have been its Due Date in June 2026 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

CUSIP: 09664LAW1
ISIN: US09664LAW19

No.: [1]

This certifies that [           ] is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class R Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and any Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (together with the Class R Certificates, the “Certificates” or the “Trust Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders” or the “Trust Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents the “residual interest” in each of two “real estate mortgage investment conduits,” as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or any Trust Subordinate Companion Loans and

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has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in July 2026 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, with respect to the Class R Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

All distributions (other than the final distribution on any Trust Certificate) will be made by the Certificate Administrator to the persons in whose names the Trust Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Trust Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Trust Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Trust Certificateholder. The final distribution on each Trust Certificate shall be made in like manner, but only upon presentation and surrender of such Trust Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Trust Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Trust Certificateholders to tender their Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Trust Certificateholders, whereupon the Trust Fund shall terminate. If any Trust Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Trust Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates. The costs and expenses of maintaining such funds and of contacting Trust Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Trust Certificateholder on any amount held as a result of such Trust Certificateholder’s failure to surrender its Trust Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Trust’s interest in the related Whole Loan); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of any

A-15-4

Mortgage Loan or Trust Subordinate Companion Loan deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests; (xii) the Loss of Value Reserve Fund; (xiii) any Threshold Event Collateral; (xiv) any Loan REMIC Regular Interest; and (xv) any and all Initial Month’s Interest Deposit Amounts and Initial Interest Deposit Amounts.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Trust Certificateholders or the Uncertificated Interest Owners:

(i)	to cure any ambiguity to the extent that it does not adversely affect any Holders of Trust Certificates or the Uncertificated Interest Owners;
(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;
(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;
(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any Holder of the Trust Certificates or any Uncertificated Interest Owner, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect
A-15-5

to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by an Opinion of Counsel or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;
(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement) and (B) such modification shall not adversely affect in any material respects the interests of any Trust Certificateholder or Uncertificated Interest Owner, as evidenced by (x) an Opinion of Counsel or (y) if any Trust Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Trust Certificates, and; provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and
(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Trust Certificates by each Rating Agency; provided that the amendment will not adversely affect in any material respect the interests of any Trust Certificateholder or any Uncertificated Interest Owner as evidenced by an Opinion of Counsel or a Rating Agency Confirmation from each of the Rating Agencies;

provided, further that no amendment pursuant to any of clauses (i) through (vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative); (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Trust Certificates representing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Trust Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling

A-15-6

and Servicing Agreement or of modifying in any manner the rights of the Trust Certificateholders and/or the Uncertificated Interest Owners; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Trust Certificate of any Class or any Uncertificated Interest or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Trust Certificate, that Uncertificated Interest Owner or that Serviced Companion Loan Holder, as applicable,
(ii)	reduce the aforesaid percentage of Trust Certificates of any Class or of any Uncertificated Interest, the Holder(s) of which are required to consent to the amendment without the consent of the Holders of all Trust Certificates of that Class or of such Uncertificated Interest, as applicable, then outstanding,
(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,
(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the Trust Certificateholders and Uncertificated Interest Owners or (B) Rating Agency Confirmation,
(v)	without the consent of 100% of the Trust Certificateholders of the Class or Classes of Trust Certificates or the Uncertificated Interest Owners, that are adversely affected thereby, change (A) the percentages of Voting Rights of Trust Certificateholders that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Trust Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Trust Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,
(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,
(vii)	adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders,
(viii)	adversely affect in any material respect a Serviced Companion Loan Holder in its capacity as such without its consent, or
(ix)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then included in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable,

A-15-7

with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Loan-Specific Controlling Class Representative and each Certifying Certificateholder and each Uncertificated Interest Owner) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Trust Certificates, the Uncertificated Interests, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Trust Certificateholders and the Uncertificated Interest Owners as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Trust Certificates and the Uncertificated Interests for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-15-8

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class R Certificate to be duly executed.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: _____________________

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated: _____________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-15-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-15-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:                                                                                                                                                                                                                                Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-15-11

EXHIBIT A-16

Form of Class S Certificate*

*Not Applicable. Because the Trust Fund will not include ARD Mortgage Loans as of the Closing Date, there will be no Class S Specific Grantor Trust Assets and the Class S Certificates will not be issued.

A-16-1

EXHIBIT A-17

Form of Class VRR Certificate*

*Not Applicable. No Class VRR Certificates will be issued under this Agreement.

A-17-1

EXHIBIT A-18

Form of Loan-Specific Certificate*

*Not Applicable. No Loan-Specific Certificates will be issued under this Agreement.

A-18-1

EXHIBIT B

MORTGAGE LOAN SCHEDULE

B-1

BMO 2026-5C15

Loan	Loan/Prop.	Seller	Property Name	Property Address	City	State	Zip Code	Flood Zone
1.00	Loan	BMO, 3650 Capital	Cannon Industrial Portfolio(1)	Various	Various	Various	Various
1.01	Property		9295 & 9315 Prototype Drive	9295 & 9315 Prototype Drive	Reno	NV	89521	No
1.02	Property		3700 S Kedzie Avenue	3700 South Kedzie Avenue	Chicago	IL	60632	No
1.03	Property		401 East Elm Street	401 Elm Street	Clyde	OH	43410	No
1.04	Property		1351 S. Wheeling Road	1351 South Wheeling Road	Wheeling	IL	60090	No
1.05	Property		4400 West 35th Place	4400 West 35th Place	Chicago	IL	60632	No
1.06	Property		3200 South Kilbourn Avenue	3200 South Kilbourn Avenue	Chicago	IL	60623	No
1.07	Property		1900 S. 25th Avenue	1900 South 25th Avenue	Broadview	IL	60155	No
2.00	Loan	UBS AG	FreshDirect HQ	2 Saint Ann's Avenue	Bronx	NY	10454	Yes - AE
3.00	Loan	ZBNA	Shore Front Parkway Apartments	106-20 Shore Front Parkway, 107-10 Shore Front Parkway and 1 Beach 105th Street	Queens	NY	11694	No
4.00	Loan	BMO, UBS AG, WFB	Mountain Industrial Portfolio(2)	Various	Various	Various	Various
4.01	Property		3150 Highway 42	3150 Highway 42	Locust Grove	GA	30248	No
4.02	Property		1151 South Graham Road	1151 South Graham Road	Greenwood	IN	46343	No
4.03	Property		584 US Highway 130	584 US Highway 130	Trenton	NJ	08620	No
4.04	Property		590 Northport Parkway	590 Northport Parkway	Savannah	GA	31407	Yes - AE
4.05	Property		8341 Industrial Parkway	8341 Industrial Parkway	Plain City	OH	43064	No
4.06	Property		650 Braselton Parkway	650 Braselton Parkway	Braselton	GA	30517	No
4.07	Property		482 Chaney Avenue	482 Chaney Avenue	Greenwood	IN	46143	No
4.08	Property		5000 North Ridge Trail	5000 North Ridge Trail	Davenport	FL	33897	No
4.09	Property		5005 Samuell Blvd.	5005 Samuell Boulevard	Mesquite	TX	75149	No
4.10	Property		635 Community Drive	635 Community Drive	South Burlington	VT	05403	Yes - A
4.11	Property		6538 & 6526 Judge Adams Road	6526 & 6538 Judge Adams Road	Whitsett	NC	27377	No
4.12	Property		4350 Fortune Ave NW	4350 Fortune Avenue Northwest	Concord	NC	28027	No
4.13	Property		6735 Trippel Road	6735 Trippel Road	Mobile	AL	36582	No
4.14	Property		1509 Leestown Road	1509 Leestown Road	Frankfort	KY	40601	Yes - A
4.15	Property		1601 Brown Road	1601 Brown Road	Orion	MI	48359	No
4.16	Property		22525 West 167th Street	22525 West 167th Street	Olathe	KS	66062	No
4.17	Property		1414 South Council Road	1414 South Council Road	Oklahoma City	OK	73128	Yes - AE
4.18	Property		4690 Global Avenue NW	4690 Global Avenue Northwest	Concord	NC	28027	No
4.19	Property		3466 Shippers Drive	3466 Shippers Drive Northwest	Grand Rapids	MI	49544	No
4.20	Property		4555 West Highway 146	4555 West Highway 146	Buckner	KY	40010	No
4.21	Property		9780 Mopar Drive	9780 Mopar Drive	Streetsboro	OH	44241	No
4.22	Property		3779 Lake Shore Road	3779 Lake Shore Road	Hamburg	NY	14219	No
4.23	Property		2000 South Walnut Street	2000 South Walnut Street	Burlington	WA	98233	Yes - A7
4.24	Property		3774 Snyder Road	3774 Snyder Road	Kodak	TN	37764	No
4.25	Property		8951 Mirabel Road	8951 Mirabel Road	Indianapolis	IN	46141	No
4.26	Property		8411 Florida Mining Boulevard	8411 Florida Mining Boulevard	Tampa	FL	33634	Yes - AE
4.27	Property		900 Hutchinson Place	900 Hutchinson Place	Lebanon	TN	37090	No
4.28	Property		5440 Haggerty Lane	5440 Haggerty Lane	LaFayette	IN	47905	No
4.29	Property		5703 Mitchell Avenue	5703 Mitchell Avenue	St. Joseph	MO	64153	No
4.30	Property		1103 Powderhouse Road SE	1103 Powderhouse Road Southeast	Aiken	SC	29803	No
4.31	Property		3200 Rodeo Court	3200 Rodeo Court	Bessemer	AL	35022	No
4.32	Property		14001 Jetport Loop	14001 Jetport Loop	Fort Myers	FL	33913	No
4.33	Property		505 Morgan Lakes Industrial Blvd.	505 Morgan Lakes Industrial Boulevard	Savannah	GA	31407	Yes - AE
4.34	Property		21200 Spring Plaza Drive	21200 Spring Plaza Drive	Spring	TX	77388	Yes - AE
4.35	Property		3058 Lakemont Blvd	3058 Lakemont Boulevard	Fort Mill	SC	29708	No
4.36	Property		2000 Luna Road	2000 Luna Road	Carrollton	TX	75006	No
4.37	Property		101 North Campus Drive	101 North Campus Drive	Imperial	PA	15126	No
4.38	Property		4651 Prosper Drive	4651 Prosper Drive	Stow	OH	44224	No
4.39	Property		5025 Tuggle Road	5025 Tuggle Road	Memphis	TN	38118	No
4.40	Property		450 Northpointe Court	450 Northpointe Court	Covington	LA	70433	Yes - A
4.41	Property		1602 Vincent Drive	1602 Vincent Drive	Sauget	IL	62206	No
4.42	Property		8644 Polk Lane	8644 Polk Lane	Olive Branch	MS	38654	No
4.43	Property		800 Lindale Industrial Parkway	800 Lindale Industrial Parkway	Lindale	TX	75706	No
4.44	Property		2465 Fontaine Street	2465 Fontaine Street	Kenton	OH	43326	No
4.45	Property		1430 South Wolf Road	1430 South Wolf Road	Wheeling	IL	60090	No
4.46	Property		2552 South 98th Street	2552 South 98th Street	Edwardsville	KS	66111	No
4.47	Property		1000 Knell Road	1000 Knell Road	Montgomery	IL	60538	No
4.48	Property		747 Mill Park Drive	747 Mill Park Drive	Lancaster	OH	43130	Yes - AE
4.49	Property		502 West Independence Drive	502 West Independence Drive	Edinburg	TX	78541	No
4.50	Property		38401 Amrhein Road	38401 Amrhein Road	Livonia	MI	48150	No
4.51	Property		6101 SW 44th Street	6101 Southwest 44th Street	Oklahoma City	OK	73179	No
4.52	Property		700 Hudson Road	700 Hudson Road	Griffin	GA	30224	No
4.53	Property		685 Alliance Parkway	685 Alliance Parkway	Hewitt	TX	76643	No
4.54	Property		5101 West Waters Avenue	5101 West Waters Avenue	Tampa	FL	33634	Yes - AE
4.55	Property		1935 Blue Hills Drive	1935 Blue Hills Drive Northeast	Roanoke	VA	24012	No
4.56	Property		16211 Air Center Boulevard	16211 Air Center Boulevard	Houston	TX	77032	No
4.57	Property		8800 Studley Road	8800 Studley Road	Mechanicsville	VA	23116	No
4.58	Property		6 Konzen Court	6 Konzen Court	Granite City	IL	62040	No
4.59	Property		5300 International Drive	5300 International Drive	Cudahy	WI	53110	No
4.60	Property		1289 Walden Avenue	1289 Walden Avenue	Cheektowaga	NY	14211	No
4.61	Property		10551 N Congress Avenue	10551 North Congress Avenue	Kansas City	MO	64153	No
4.62	Property		3736 Tom Andrews Road	3736 Tom Andrews Road Northwest	Roanoke	VA	24019	No
4.63	Property		2701 South 98th Street	2701 South 98th Street	Edwardsville	KS	66111	No
4.64	Property		231 Theater Drive	231 Theater Drive	Duncansville	PA	16635	No
4.65	Property		3404 Cragmont Drive	3404 Cragmont Drive	Tampa	FL	33619	Yes - AE
4.66	Property		4 Liebich Lane	4 Liebich Lane	Halfmoon	NY	12065	No
4.67	Property		4040 Business Park Court	4040 Business Park Court	Winston-Salem	NC	27107	No
4.68	Property		1270 North Wilkening	1270 North Wilkening Road	Schaumburg	IL	60173	No
4.69	Property		4472 Technology Drive	4472 Technology Drive	Rockford	IL	61109	No
4.70	Property		28000 Five M Center Drive	28000 Five M Center Drive	Romulus	MI	48174	No
4.71	Property		3383 Spirit Way	3383 Spirit Way	Green Bay	WI	54304	No
4.72	Property		9667 Inter-Ocean Drive	9667 Inter-Ocean Drive	Cincinnati	OH	45246	No
4.73	Property		2427 Henry Road NW	2427 Henry Road Northwest	Stewartville	MN	55976	No
4.74	Property		1115 Regina Graeter Way	1115 Regina Graeter Way	Cincinnati	OH	45216	No
4.75	Property		831 Lone Star Drive	831 Lone Star Drive	O'Fallon	MO	63366	No
4.76	Property		4170 Columbia Road	4170 Columbia Road	Lebanon	OH	45036	No
4.77	Property		6023 Century Oaks Drive	6023 Century Oaks Drive	Chattanooga	TN	37416	No
4.78	Property		2300 Westmoreland Street	2300 Westmoreland Street	Richmond	VA	23230	Yes - AE
4.79	Property		246 Glasson Drive	246 Glasson Drive	Corpus Christi	TX	78406	No
4.80	Property		2759 North Garnett Road	2759 North Garnett Road	Tulsa	OK	74116	Yes - AE
4.81	Property		1122 Stony Ridge Road	1122 Stoney Ridge Road	Charlottesville	VA	22902	No
4.82	Property		5313 Majestic Parkway	5313 Majestic Parkway	Bedford Heights	OH	44146	No
4.83	Property		2901 E Heartland Drive	2901 East Heartland Drive	Liberty	MO	64068	No
4.84	Property		1900 Interstate Boulevard	1900 Interstate Boulevard	Lakeland	FL	33805	No
4.85	Property		50 Hollow Tree Lane	50 Hollow Tree Lane	Newington	CT	06111	No
4.86	Property		440 US Highway 49 South	440 Highway 49 South	Richland	MS	39218	Yes - AE
4.87	Property		7569 Golf Course Boulevard	7569 Golf Course Boulevard	Punta Gorda	FL	33982	No
4.88	Property		4401 112th Street	4401 112th Street	Urbandale	IA	50322	No
4.89	Property		105 Business Park Drive	105 Business Park Drive	Ridgeland	MS	39157	No
4.90	Property		7019 High Grove Boulevard	7019 High Grove Boulevard	Burr Ridge	IL	60527	No
5.00	Loan	GSMC, BMO	Deptford Mall(3)	1750 Deptford Center Road	Woodbury	NJ	08096	No
6.00	Loan	WFB	1500 Post Oak Boulevard	1500 Post Oak Boulevard	Houston	TX	77056	No
7.00	Loan	BSPRT	Admiral's Cove	1100 Admirals Cove Boulevard	Haverstraw	NY	10927	Yes - AE
8.00	Loan	ZBNA, BSPRT	Prospect Place Apartments(4)	545 Prospect Place, 565 Prospect Place, 500 Saint Marks Avenue, 480 Saint Marks Avenue and 713 Classon Avenue	Brooklyn	NY	11238	No
9.00	Loan	SGFC	South Jersey Multifamily Portfolio	Various	Atlantic City	NJ	08401
9.01	Property		Venice Park Apartments	1922 Beach Avenue, 1926 North Arkansas Avenue and 1917 North Columbia Avenue	Atlantic City	NJ	08401	Yes - A
9.02	Property		Hamilton Venice Apartments	1800-1902 North Mississippi Avenue	Atlantic City	NJ	08401	Yes - A
9.03	Property		Venice Park Condominiums	2304 Sheldon Avenue	Atlantic City	NJ	08401	Yes - A
10.00	Loan	BMO	Sunset View	2500 Sea Cliff Way	Oceanside	CA	92056	Yes - AE
11.00	Loan	UBS AG	Crossgates Mall	1 Crossgates Mall Road	Albany	NY	12203	No
12.00	Loan	BMO, 3650 Capital	Northwoods Mall(5)	2150 Northwoods Boulevard	North Charleston	SC	29406	No
13.00	Loan	BMO	Seneca One	1 Seneca Street, 3 Seneca Street, 222 Main Street and 177 Washington Street	Buffalo	NY	14210	No
14.00	Loan	BMO	118 Northeast 39th Street	120 Northeast 39th Street	Miami	FL	33137	No
15.00	Loan	BMO	Fresh Edge Portfolio	Various	Indianapolis	IN	Various
15.01	Property		4501 East Massachusetts Avenue	4501 East Massachusetts Avenue	Indianapolis	IN	46218	No
15.02	Property		5930 West 82nd Street	5930 West 82nd Street	Indianapolis	IN	46278	No
16.00	Loan	WFB	The Towers at Cupertino City Center	20400 & 20450 Stevens Creek Boulevard	Cupertino	CA	95014	No
17.00	Loan	BMO	The Landing(6)	1613 Ximeno Avenue	Long Beach	CA	90804	No
18.00	Loan	BMO	1584 Fulton Street	1584 Fulton Street	Brooklyn	NY	11213	No
19.00	Loan	LCF	Prime at Wright	1300 Cimarron Circle	Fairborn	OH	45324	No
20.00	Loan	3650 Capital	Wilshire Medical Arts Building	6221 Wilshire Boulevard	Los Angeles	CA	90048	No
21.00	Loan	BMO	5555 Rockwell Road	5555 Rockwell Road	Winchester	KY	40391	No
22.00	Loan	BMO	Ostad Portfolio	Various	Various	NY	Various
22.01	Property		120 East 116th Street	120 East 116th Street	New York	NY	10029	No
22.02	Property		1772 Westchester Avenue	1772 Westchester Avenue	Bronx	NY	10472	No
23.00	Loan	LCF	Hy-Vee Springfield	1720 West Battlefield Road	Springfield	MO	65807	No
24.00	Loan	3650 Capital	The Rockwell	585 North Avenue	New Rochelle	NY	10801	No
25.00	Loan	BMO	McKinley Tower Apartments	337 East 4th Avenue	Anchorage	AK	99501	No

	Footnotes:

(1)	The Cannon Industrial Portfolio mortgage loan is comprised of separate notes that are being sold by 3650 Capital SCF LOE I(A), LLC and Bank of Montreal. The Cannon Industrial Portfolio mortgage loan is evidenced by two promissory notes: (i) note A-1, with an outstanding principal balance of $31,400,000 as of the cut-off date, as to which 3650 Capital SCF LOE I(A), LLC is acting as mortgage loan seller; and (ii) note A-2, with an outstanding principal balance of $31,200,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.
(2)	The Mountain Industrial Portfolio mortgage loan is comprised of separate notes that are being sold by Bank of Montreal, UBS AG New York Branch and Wells Fargo Bank, National Association. The Mountain Industrial Portfolio mortgage loan is evidenced by six promissory notes: (i) notes A-3-3 and A-4-3, with an aggregate outstanding principal balance of $33,750,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller; (ii) notes A-3-6-2 and A-4-6-2, with an aggregate outstanding principal balance of $6,000,000 as of the cut-off date, as to which UBS AG New York Branch is acting as mortgage loan seller; and (iii) notes A-3-1-1-1-1 and A-4-1-1-1-1, with an aggregate outstanding principal balance of $6,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller.
(3)	The Deptford Mall mortgage loan is comprised of separate notes that are being sold by Goldman Sachs Mortgage Company and Bank of Montreal. The Deptford Mall mortgage loan is evidenced by two promissory notes: (i) note A-1-1, with an outstanding principal balance of $29,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) note A-2-1, with an outstanding principal balance of $14,500,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.
(4)	The Prospect Place Apartments mortgage loan is comprised of separate notes that are being sold by Zions Bancorporation, N.A. and BSPRT CMBS Finance, LLC. The Prospect Place Apartments mortgage loan is evidenced by two promissory notes: (i) note A-2, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which BSPRT CMBS Finance, LLC is acting as mortgage loan seller; and (ii) note A-3, with an outstanding principal balance of $9,650,000 as of the cut-off date, as to which Zions Bancorporation, N.A. is acting as mortgage loan seller.
(5)	The Northwoods Mall Mortgage Loan is comprised of separate notes that are being sold by 3650 Capital SCF LOE I(A), LLC and Bank of Montreal. The Northwoods Mall Mortgage Loan is evidenced by two promissory notes: (i) note A-1-1, with a Cut-off Date Balance of $12,481,224, as to which 3650 Capital SCF LOE I(A), LLC is acting as Mortgage Loan Seller; and (ii) note A-2-1, with a Cut-off Date Balance of $12,481,224, as to which Bank of Montreal is acting as Mortgage Loan Seller.
(6)	With respect to The Landing Mortgage Loan, from and after the related Servicing Shift Date, the Subservicing Fee Rate shall be 0.0000%, the Outside Servicing Fee Rate shall be 0.00125%, the Primary Servicing Fee Rate shall be 0.00000%, the Serviced Companion Loan Servicing Fee Rate shall be 0.00000%, and such Mortgage Loan will no longer be part of a Serviced Whole Loan

BMO 2026-5C15

Loan	Loan/Prop.	Seller	Property Name	Cut-off Date Balance	Mortgage Rate (%)	Remaining Term to Maturity/ARD	Remaining Amortization Term	ARD (Y/N)
1.00	Loan	BMO, 3650 Capital	Cannon Industrial Portfolio(1)	62,600,000.00	6.24250%	60	0	No
1.01	Property		9295 & 9315 Prototype Drive
1.02	Property		3700 S Kedzie Avenue
1.03	Property		401 East Elm Street
1.04	Property		1351 S. Wheeling Road
1.05	Property		4400 West 35th Place
1.06	Property		3200 South Kilbourn Avenue
1.07	Property		1900 S. 25th Avenue
2.00	Loan	UBS AG	FreshDirect HQ	62,600,000.00	7.02700%	60	0	No
3.00	Loan	ZBNA	Shore Front Parkway Apartments	51,000,000.00	6.56000%	60	0	No
4.00	Loan	BMO, UBS AG, WFB	Mountain Industrial Portfolio(2)	45,750,000.00	5.09677%	59	0	No
4.01	Property		3150 Highway 42
4.02	Property		1151 South Graham Road
4.03	Property		584 US Highway 130
4.04	Property		590 Northport Parkway
4.05	Property		8341 Industrial Parkway
4.06	Property		650 Braselton Parkway
4.07	Property		482 Chaney Avenue
4.08	Property		5000 North Ridge Trail
4.09	Property		5005 Samuell Blvd.
4.10	Property		635 Community Drive
4.11	Property		6538 & 6526 Judge Adams Road
4.12	Property		4350 Fortune Ave NW
4.13	Property		6735 Trippel Road
4.14	Property		1509 Leestown Road
4.15	Property		1601 Brown Road
4.16	Property		22525 West 167th Street
4.17	Property		1414 South Council Road
4.18	Property		4690 Global Avenue NW
4.19	Property		3466 Shippers Drive
4.20	Property		4555 West Highway 146
4.21	Property		9780 Mopar Drive
4.22	Property		3779 Lake Shore Road
4.23	Property		2000 South Walnut Street
4.24	Property		3774 Snyder Road
4.25	Property		8951 Mirabel Road
4.26	Property		8411 Florida Mining Boulevard
4.27	Property		900 Hutchinson Place
4.28	Property		5440 Haggerty Lane
4.29	Property		5703 Mitchell Avenue
4.30	Property		1103 Powderhouse Road SE
4.31	Property		3200 Rodeo Court
4.32	Property		14001 Jetport Loop
4.33	Property		505 Morgan Lakes Industrial Blvd.
4.34	Property		21200 Spring Plaza Drive
4.35	Property		3058 Lakemont Blvd
4.36	Property		2000 Luna Road
4.37	Property		101 North Campus Drive
4.38	Property		4651 Prosper Drive
4.39	Property		5025 Tuggle Road
4.40	Property		450 Northpointe Court
4.41	Property		1602 Vincent Drive
4.42	Property		8644 Polk Lane
4.43	Property		800 Lindale Industrial Parkway
4.44	Property		2465 Fontaine Street
4.45	Property		1430 South Wolf Road
4.46	Property		2552 South 98th Street
4.47	Property		1000 Knell Road
4.48	Property		747 Mill Park Drive
4.49	Property		502 West Independence Drive
4.50	Property		38401 Amrhein Road
4.51	Property		6101 SW 44th Street
4.52	Property		700 Hudson Road
4.53	Property		685 Alliance Parkway
4.54	Property		5101 West Waters Avenue
4.55	Property		1935 Blue Hills Drive
4.56	Property		16211 Air Center Boulevard
4.57	Property		8800 Studley Road
4.58	Property		6 Konzen Court
4.59	Property		5300 International Drive
4.60	Property		1289 Walden Avenue
4.61	Property		10551 N Congress Avenue
4.62	Property		3736 Tom Andrews Road
4.63	Property		2701 South 98th Street
4.64	Property		231 Theater Drive
4.65	Property		3404 Cragmont Drive
4.66	Property		4 Liebich Lane
4.67	Property		4040 Business Park Court
4.68	Property		1270 North Wilkening
4.69	Property		4472 Technology Drive
4.70	Property		28000 Five M Center Drive
4.71	Property		3383 Spirit Way
4.72	Property		9667 Inter-Ocean Drive
4.73	Property		2427 Henry Road NW
4.74	Property		1115 Regina Graeter Way
4.75	Property		831 Lone Star Drive
4.76	Property		4170 Columbia Road
4.77	Property		6023 Century Oaks Drive
4.78	Property		2300 Westmoreland Street
4.79	Property		246 Glasson Drive
4.80	Property		2759 North Garnett Road
4.81	Property		1122 Stony Ridge Road
4.82	Property		5313 Majestic Parkway
4.83	Property		2901 E Heartland Drive
4.84	Property		1900 Interstate Boulevard
4.85	Property		50 Hollow Tree Lane
4.86	Property		440 US Highway 49 South
4.87	Property		7569 Golf Course Boulevard
4.88	Property		4401 112th Street
4.89	Property		105 Business Park Drive
4.90	Property		7019 High Grove Boulevard
5.00	Loan	GSMC, BMO	Deptford Mall(3)	43,500,000.00	6.95000%	59	0	No
6.00	Loan	WFB	1500 Post Oak Boulevard	35,000,000.00	6.74700%	57	0	No
7.00	Loan	BSPRT	Admiral's Cove	30,650,000.00	7.05000%	57	0	No
8.00	Loan	ZBNA, BSPRT	Prospect Place Apartments(4)	29,650,000.00	6.39000%	59	0	No
9.00	Loan	SGFC	South Jersey Multifamily Portfolio	25,500,000.00	6.45900%	60	0	No
9.01	Property		Venice Park Apartments
9.02	Property		Hamilton Venice Apartments
9.03	Property		Venice Park Condominiums
10.00	Loan	BMO	Sunset View	25,000,000.00	6.06500%	57	0	No
11.00	Loan	UBS AG	Crossgates Mall	25,000,000.00	8.50000%	54	0	No
12.00	Loan	BMO, 3650 Capital	Northwoods Mall(5)	24,962,447.16	9.12000%	58	298	No
13.00	Loan	BMO	Seneca One	20,000,000.00	7.13000%	57	0	No
14.00	Loan	BMO	118 Northeast 39th Street	17,677,000.00	7.05000%	60	0	No
15.00	Loan	BMO	Fresh Edge Portfolio	16,400,000.00	5.80000%	60	0	No
15.01	Property		4501 East Massachusetts Avenue
15.02	Property		5930 West 82nd Street
16.00	Loan	WFB	The Towers at Cupertino City Center	15,000,000.00	6.44200%	57	0	No
17.00	Loan	BMO	The Landing(6)	15,000,000.00	6.06500%	57	0	No
18.00	Loan	BMO	1584 Fulton Street	14,250,000.00	6.95000%	60	0	No
19.00	Loan	LCF	Prime at Wright	13,100,000.00	6.97500%	59	0	No
20.00	Loan	3650 Capital	Wilshire Medical Arts Building	11,500,000.00	6.35500%	56	0	No
21.00	Loan	BMO	5555 Rockwell Road	11,000,000.00	7.10320%	60	0	No
22.00	Loan	BMO	Ostad Portfolio	8,500,000.00	6.66800%	60	0	No
22.01	Property		120 East 116th Street
22.02	Property		1772 Westchester Avenue
23.00	Loan	LCF	Hy-Vee Springfield	8,170,000.00	6.79000%	60	0	No
24.00	Loan	3650 Capital	The Rockwell	7,250,000.00	5.82500%	54	0	No
25.00	Loan	BMO	McKinley Tower Apartments	7,090,000.00	7.55000%	59	0	No

BMO 2026-5C15

Loan	Loan/Prop.	Seller	Property Name	Maturity/ARD Date	Final Maturity Date	ARD Step Up (%)	Crossed Loan	Subservicing Fee Rate
1.00	Loan	BMO, 3650 Capital	Cannon Industrial Portfolio(1)	6/6/2031	6/6/2031		NAP	0.00000%
1.01	Property		9295 & 9315 Prototype Drive
1.02	Property		3700 S Kedzie Avenue
1.03	Property		401 East Elm Street
1.04	Property		1351 S. Wheeling Road
1.05	Property		4400 West 35th Place
1.06	Property		3200 South Kilbourn Avenue
1.07	Property		1900 S. 25th Avenue
2.00	Loan	UBS AG	FreshDirect HQ	6/6/2031	6/6/2031		NAP	0.00000%
3.00	Loan	ZBNA	Shore Front Parkway Apartments	6/6/2031	6/6/2031		NAP	0.00000%
4.00	Loan	BMO, UBS AG, WFB	Mountain Industrial Portfolio(2)	5/11/2031	5/11/2031		NAP	0.00000%
4.01	Property		3150 Highway 42
4.02	Property		1151 South Graham Road
4.03	Property		584 US Highway 130
4.04	Property		590 Northport Parkway
4.05	Property		8341 Industrial Parkway
4.06	Property		650 Braselton Parkway
4.07	Property		482 Chaney Avenue
4.08	Property		5000 North Ridge Trail
4.09	Property		5005 Samuell Blvd.
4.10	Property		635 Community Drive
4.11	Property		6538 & 6526 Judge Adams Road
4.12	Property		4350 Fortune Ave NW
4.13	Property		6735 Trippel Road
4.14	Property		1509 Leestown Road
4.15	Property		1601 Brown Road
4.16	Property		22525 West 167th Street
4.17	Property		1414 South Council Road
4.18	Property		4690 Global Avenue NW
4.19	Property		3466 Shippers Drive
4.20	Property		4555 West Highway 146
4.21	Property		9780 Mopar Drive
4.22	Property		3779 Lake Shore Road
4.23	Property		2000 South Walnut Street
4.24	Property		3774 Snyder Road
4.25	Property		8951 Mirabel Road
4.26	Property		8411 Florida Mining Boulevard
4.27	Property		900 Hutchinson Place
4.28	Property		5440 Haggerty Lane
4.29	Property		5703 Mitchell Avenue
4.30	Property		1103 Powderhouse Road SE
4.31	Property		3200 Rodeo Court
4.32	Property		14001 Jetport Loop
4.33	Property		505 Morgan Lakes Industrial Blvd.
4.34	Property		21200 Spring Plaza Drive
4.35	Property		3058 Lakemont Blvd
4.36	Property		2000 Luna Road
4.37	Property		101 North Campus Drive
4.38	Property		4651 Prosper Drive
4.39	Property		5025 Tuggle Road
4.40	Property		450 Northpointe Court
4.41	Property		1602 Vincent Drive
4.42	Property		8644 Polk Lane
4.43	Property		800 Lindale Industrial Parkway
4.44	Property		2465 Fontaine Street
4.45	Property		1430 South Wolf Road
4.46	Property		2552 South 98th Street
4.47	Property		1000 Knell Road
4.48	Property		747 Mill Park Drive
4.49	Property		502 West Independence Drive
4.50	Property		38401 Amrhein Road
4.51	Property		6101 SW 44th Street
4.52	Property		700 Hudson Road
4.53	Property		685 Alliance Parkway
4.54	Property		5101 West Waters Avenue
4.55	Property		1935 Blue Hills Drive
4.56	Property		16211 Air Center Boulevard
4.57	Property		8800 Studley Road
4.58	Property		6 Konzen Court
4.59	Property		5300 International Drive
4.60	Property		1289 Walden Avenue
4.61	Property		10551 N Congress Avenue
4.62	Property		3736 Tom Andrews Road
4.63	Property		2701 South 98th Street
4.64	Property		231 Theater Drive
4.65	Property		3404 Cragmont Drive
4.66	Property		4 Liebich Lane
4.67	Property		4040 Business Park Court
4.68	Property		1270 North Wilkening
4.69	Property		4472 Technology Drive
4.70	Property		28000 Five M Center Drive
4.71	Property		3383 Spirit Way
4.72	Property		9667 Inter-Ocean Drive
4.73	Property		2427 Henry Road NW
4.74	Property		1115 Regina Graeter Way
4.75	Property		831 Lone Star Drive
4.76	Property		4170 Columbia Road
4.77	Property		6023 Century Oaks Drive
4.78	Property		2300 Westmoreland Street
4.79	Property		246 Glasson Drive
4.80	Property		2759 North Garnett Road
4.81	Property		1122 Stony Ridge Road
4.82	Property		5313 Majestic Parkway
4.83	Property		2901 E Heartland Drive
4.84	Property		1900 Interstate Boulevard
4.85	Property		50 Hollow Tree Lane
4.86	Property		440 US Highway 49 South
4.87	Property		7569 Golf Course Boulevard
4.88	Property		4401 112th Street
4.89	Property		105 Business Park Drive
4.90	Property		7019 High Grove Boulevard
5.00	Loan	GSMC, BMO	Deptford Mall(3)	5/6/2031	5/6/2031		NAP	0.00000%
6.00	Loan	WFB	1500 Post Oak Boulevard	3/6/2031	3/6/2031		NAP	0.00000%
7.00	Loan	BSPRT	Admiral's Cove	3/6/2031	3/6/2031		NAP	0.00000%
8.00	Loan	ZBNA, BSPRT	Prospect Place Apartments(4)	5/6/2031	5/6/2031		NAP	0.00000%
9.00	Loan	SGFC	South Jersey Multifamily Portfolio	6/6/2031	6/6/2031		NAP	0.00000%
9.01	Property		Venice Park Apartments
9.02	Property		Hamilton Venice Apartments
9.03	Property		Venice Park Condominiums
10.00	Loan	BMO	Sunset View	3/5/2031	3/5/2031		NAP	0.00000%
11.00	Loan	UBS AG	Crossgates Mall	12/6/2030	12/6/2030		NAP	0.00000%
12.00	Loan	BMO, 3650 Capital	Northwoods Mall(5)	4/6/2031	4/6/2031		NAP	0.00000%
13.00	Loan	BMO	Seneca One	3/6/2031	3/6/2031		NAP	0.00000%
14.00	Loan	BMO	118 Northeast 39th Street	6/6/2031	6/6/2031		NAP	0.00000%
15.00	Loan	BMO	Fresh Edge Portfolio	6/6/2031	6/6/2031		NAP	0.00000%
15.01	Property		4501 East Massachusetts Avenue
15.02	Property		5930 West 82nd Street
16.00	Loan	WFB	The Towers at Cupertino City Center	3/11/2031	3/11/2031		NAP	0.00000%
17.00	Loan	BMO	The Landing(6)	3/5/2031	3/5/2031		NAP	0.00000%
18.00	Loan	BMO	1584 Fulton Street	6/6/2031	6/6/2031		NAP	0.00000%
19.00	Loan	LCF	Prime at Wright	5/6/2031	5/6/2031		NAP	0.00000%
20.00	Loan	3650 Capital	Wilshire Medical Arts Building	2/6/2031	2/6/2031		NAP	0.00000%
21.00	Loan	BMO	5555 Rockwell Road	6/6/2031	6/6/2031		NAP	0.00000%
22.00	Loan	BMO	Ostad Portfolio	6/6/2031	6/6/2031		NAP	0.00000%
22.01	Property		120 East 116th Street
22.02	Property		1772 Westchester Avenue
23.00	Loan	LCF	Hy-Vee Springfield	6/6/2031	6/6/2031		NAP	0.00000%
24.00	Loan	3650 Capital	The Rockwell	12/6/2030	12/6/2030		NAP	0.00000%
25.00	Loan	BMO	McKinley Tower Apartments	5/6/2031	5/6/2031		NAP	0.00000%

BMO 2026-5C15

Loan	Loan/Prop.	Seller	Property Name	Outside Servicing Fee Rate	Master Servicing Fee Rate	Primary Servicing Fee Rate	Is Mortgage Loan part of a Serviced Whole Loan? (Y/N)	Serviced Companion Loan Cut-Off Date Balance
1.00	Loan	BMO, 3650 Capital	Cannon Industrial Portfolio(1)	0.00000%	0.00125%	0.00125%	Y	$114,900,000
1.01	Property		9295 & 9315 Prototype Drive
1.02	Property		3700 S Kedzie Avenue
1.03	Property		401 East Elm Street
1.04	Property		1351 S. Wheeling Road
1.05	Property		4400 West 35th Place
1.06	Property		3200 South Kilbourn Avenue
1.07	Property		1900 S. 25th Avenue
2.00	Loan	UBS AG	FreshDirect HQ	0.00000%	0.00125%	0.00125%	Y	$37,400,000
3.00	Loan	ZBNA	Shore Front Parkway Apartments	0.00000%	0.00125%	0.00125%	Y	$43,500,000
4.00	Loan	BMO, UBS AG, WFB	Mountain Industrial Portfolio(2)	0.000005%	0.00125%	0.00000%	N	NAP
4.01	Property		3150 Highway 42
4.02	Property		1151 South Graham Road
4.03	Property		584 US Highway 130
4.04	Property		590 Northport Parkway
4.05	Property		8341 Industrial Parkway
4.06	Property		650 Braselton Parkway
4.07	Property		482 Chaney Avenue
4.08	Property		5000 North Ridge Trail
4.09	Property		5005 Samuell Blvd.
4.10	Property		635 Community Drive
4.11	Property		6538 & 6526 Judge Adams Road
4.12	Property		4350 Fortune Ave NW
4.13	Property		6735 Trippel Road
4.14	Property		1509 Leestown Road
4.15	Property		1601 Brown Road
4.16	Property		22525 West 167th Street
4.17	Property		1414 South Council Road
4.18	Property		4690 Global Avenue NW
4.19	Property		3466 Shippers Drive
4.20	Property		4555 West Highway 146
4.21	Property		9780 Mopar Drive
4.22	Property		3779 Lake Shore Road
4.23	Property		2000 South Walnut Street
4.24	Property		3774 Snyder Road
4.25	Property		8951 Mirabel Road
4.26	Property		8411 Florida Mining Boulevard
4.27	Property		900 Hutchinson Place
4.28	Property		5440 Haggerty Lane
4.29	Property		5703 Mitchell Avenue
4.30	Property		1103 Powderhouse Road SE
4.31	Property		3200 Rodeo Court
4.32	Property		14001 Jetport Loop
4.33	Property		505 Morgan Lakes Industrial Blvd.
4.34	Property		21200 Spring Plaza Drive
4.35	Property		3058 Lakemont Blvd
4.36	Property		2000 Luna Road
4.37	Property		101 North Campus Drive
4.38	Property		4651 Prosper Drive
4.39	Property		5025 Tuggle Road
4.40	Property		450 Northpointe Court
4.41	Property		1602 Vincent Drive
4.42	Property		8644 Polk Lane
4.43	Property		800 Lindale Industrial Parkway
4.44	Property		2465 Fontaine Street
4.45	Property		1430 South Wolf Road
4.46	Property		2552 South 98th Street
4.47	Property		1000 Knell Road
4.48	Property		747 Mill Park Drive
4.49	Property		502 West Independence Drive
4.50	Property		38401 Amrhein Road
4.51	Property		6101 SW 44th Street
4.52	Property		700 Hudson Road
4.53	Property		685 Alliance Parkway
4.54	Property		5101 West Waters Avenue
4.55	Property		1935 Blue Hills Drive
4.56	Property		16211 Air Center Boulevard
4.57	Property		8800 Studley Road
4.58	Property		6 Konzen Court
4.59	Property		5300 International Drive
4.60	Property		1289 Walden Avenue
4.61	Property		10551 N Congress Avenue
4.62	Property		3736 Tom Andrews Road
4.63	Property		2701 South 98th Street
4.64	Property		231 Theater Drive
4.65	Property		3404 Cragmont Drive
4.66	Property		4 Liebich Lane
4.67	Property		4040 Business Park Court
4.68	Property		1270 North Wilkening
4.69	Property		4472 Technology Drive
4.70	Property		28000 Five M Center Drive
4.71	Property		3383 Spirit Way
4.72	Property		9667 Inter-Ocean Drive
4.73	Property		2427 Henry Road NW
4.74	Property		1115 Regina Graeter Way
4.75	Property		831 Lone Star Drive
4.76	Property		4170 Columbia Road
4.77	Property		6023 Century Oaks Drive
4.78	Property		2300 Westmoreland Street
4.79	Property		246 Glasson Drive
4.80	Property		2759 North Garnett Road
4.81	Property		1122 Stony Ridge Road
4.82	Property		5313 Majestic Parkway
4.83	Property		2901 E Heartland Drive
4.84	Property		1900 Interstate Boulevard
4.85	Property		50 Hollow Tree Lane
4.86	Property		440 US Highway 49 South
4.87	Property		7569 Golf Course Boulevard
4.88	Property		4401 112th Street
4.89	Property		105 Business Park Drive
4.90	Property		7019 High Grove Boulevard
5.00	Loan	GSMC, BMO	Deptford Mall(3)	0.00000%	0.00125%	0.00125%	Y	$71,500,000
6.00	Loan	WFB	1500 Post Oak Boulevard	0.00125%	0.00125%	0.00000%	N	NAP
7.00	Loan	BSPRT	Admiral's Cove	0.00125%	0.00125%	0.00000%	N	NAP
8.00	Loan	ZBNA, BSPRT	Prospect Place Apartments(4)	0.00125%	0.00125%	0.00000%	N	NAP
9.00	Loan	SGFC	South Jersey Multifamily Portfolio	0.00000%	0.00125%	0.00125%	N	NAP
9.01	Property		Venice Park Apartments
9.02	Property		Hamilton Venice Apartments
9.03	Property		Venice Park Condominiums
10.00	Loan	BMO	Sunset View	0.00000%	0.00125%	0.00125%	Y	$12,185,000
11.00	Loan	UBS AG	Crossgates Mall	0.00125%	0.00125%	0.00000%	N	NAP
12.00	Loan	BMO, 3650 Capital	Northwoods Mall(5)	0.00000%	0.00125%	0.00125%	Y	$17,972,962
13.00	Loan	BMO	Seneca One	0.00125%	0.00125%	0.00000%	N	NAP
14.00	Loan	BMO	118 Northeast 39th Street	0.00000%	0.00125%	0.00125%	N	NAP
15.00	Loan	BMO	Fresh Edge Portfolio	0.00000%	0.00125%	0.00125%	N	NAP
15.01	Property		4501 East Massachusetts Avenue
15.02	Property		5930 West 82nd Street
16.00	Loan	WFB	The Towers at Cupertino City Center	0.02000%	0.00125%	0.00000%	N	NAP
17.00	Loan	BMO	The Landing(6)	0.00000%	0.00125%	0.00125%	Y	$61,480,000
18.00	Loan	BMO	1584 Fulton Street	0.00000%	0.00125%	0.00125%	N	NAP
19.00	Loan	LCF	Prime at Wright	0.00000%	0.00125%	0.00125%	N	NAP
20.00	Loan	3650 Capital	Wilshire Medical Arts Building	0.00000%	0.00125%	0.00125%	N	NAP
21.00	Loan	BMO	5555 Rockwell Road	0.00000%	0.00125%	0.00125%	N	NAP
22.00	Loan	BMO	Ostad Portfolio	0.00000%	0.00125%	0.00125%	N	NAP
22.01	Property		120 East 116th Street
22.02	Property		1772 Westchester Avenue
23.00	Loan	LCF	Hy-Vee Springfield	0.00000%	0.00125%	0.00125%	N	NAP
24.00	Loan	3650 Capital	The Rockwell	0.00125%	0.00125%	0.00000%	N	NAP
25.00	Loan	BMO	McKinley Tower Apartments	0.00000%	0.00125%	0.00125%	N	NAP

BMO 2026-5C15

Loan	Loan/Prop.	Seller	Property Name	Serviced Companion Loan Interest Rate	Serviced Companion Loan Remaining Term to Maturity/ARD	Serviced Companion Loan Maturity Date/ARD	Serviced Companion Loan Remaining Amortization Term	Serviced Companion Loan Servicing Fee Rate
1.00	Loan	BMO, 3650 Capital	Cannon Industrial Portfolio(1)	6.24250%	60	6/6/31	0	0.00125%
1.01	Property		9295 & 9315 Prototype Drive
1.02	Property		3700 S Kedzie Avenue
1.03	Property		401 East Elm Street
1.04	Property		1351 S. Wheeling Road
1.05	Property		4400 West 35th Place
1.06	Property		3200 South Kilbourn Avenue
1.07	Property		1900 S. 25th Avenue
2.00	Loan	UBS AG	FreshDirect HQ	7.02700%	60	6/6/31	0	0.00125%
3.00	Loan	ZBNA	Shore Front Parkway Apartments	6.56000%	60	6/6/31	0	0.00125%
4.00	Loan	BMO, UBS AG, WFB	Mountain Industrial Portfolio(2)	NAP	NAP	NAP	NAP	NAP
4.01	Property		3150 Highway 42
4.02	Property		1151 South Graham Road
4.03	Property		584 US Highway 130
4.04	Property		590 Northport Parkway
4.05	Property		8341 Industrial Parkway
4.06	Property		650 Braselton Parkway
4.07	Property		482 Chaney Avenue
4.08	Property		5000 North Ridge Trail
4.09	Property		5005 Samuell Blvd.
4.10	Property		635 Community Drive
4.11	Property		6538 & 6526 Judge Adams Road
4.12	Property		4350 Fortune Ave NW
4.13	Property		6735 Trippel Road
4.14	Property		1509 Leestown Road
4.15	Property		1601 Brown Road
4.16	Property		22525 West 167th Street
4.17	Property		1414 South Council Road
4.18	Property		4690 Global Avenue NW
4.19	Property		3466 Shippers Drive
4.20	Property		4555 West Highway 146
4.21	Property		9780 Mopar Drive
4.22	Property		3779 Lake Shore Road
4.23	Property		2000 South Walnut Street
4.24	Property		3774 Snyder Road
4.25	Property		8951 Mirabel Road
4.26	Property		8411 Florida Mining Boulevard
4.27	Property		900 Hutchinson Place
4.28	Property		5440 Haggerty Lane
4.29	Property		5703 Mitchell Avenue
4.30	Property		1103 Powderhouse Road SE
4.31	Property		3200 Rodeo Court
4.32	Property		14001 Jetport Loop
4.33	Property		505 Morgan Lakes Industrial Blvd.
4.34	Property		21200 Spring Plaza Drive
4.35	Property		3058 Lakemont Blvd
4.36	Property		2000 Luna Road
4.37	Property		101 North Campus Drive
4.38	Property		4651 Prosper Drive
4.39	Property		5025 Tuggle Road
4.40	Property		450 Northpointe Court
4.41	Property		1602 Vincent Drive
4.42	Property		8644 Polk Lane
4.43	Property		800 Lindale Industrial Parkway
4.44	Property		2465 Fontaine Street
4.45	Property		1430 South Wolf Road
4.46	Property		2552 South 98th Street
4.47	Property		1000 Knell Road
4.48	Property		747 Mill Park Drive
4.49	Property		502 West Independence Drive
4.50	Property		38401 Amrhein Road
4.51	Property		6101 SW 44th Street
4.52	Property		700 Hudson Road
4.53	Property		685 Alliance Parkway
4.54	Property		5101 West Waters Avenue
4.55	Property		1935 Blue Hills Drive
4.56	Property		16211 Air Center Boulevard
4.57	Property		8800 Studley Road
4.58	Property		6 Konzen Court
4.59	Property		5300 International Drive
4.60	Property		1289 Walden Avenue
4.61	Property		10551 N Congress Avenue
4.62	Property		3736 Tom Andrews Road
4.63	Property		2701 South 98th Street
4.64	Property		231 Theater Drive
4.65	Property		3404 Cragmont Drive
4.66	Property		4 Liebich Lane
4.67	Property		4040 Business Park Court
4.68	Property		1270 North Wilkening
4.69	Property		4472 Technology Drive
4.70	Property		28000 Five M Center Drive
4.71	Property		3383 Spirit Way
4.72	Property		9667 Inter-Ocean Drive
4.73	Property		2427 Henry Road NW
4.74	Property		1115 Regina Graeter Way
4.75	Property		831 Lone Star Drive
4.76	Property		4170 Columbia Road
4.77	Property		6023 Century Oaks Drive
4.78	Property		2300 Westmoreland Street
4.79	Property		246 Glasson Drive
4.80	Property		2759 North Garnett Road
4.81	Property		1122 Stony Ridge Road
4.82	Property		5313 Majestic Parkway
4.83	Property		2901 E Heartland Drive
4.84	Property		1900 Interstate Boulevard
4.85	Property		50 Hollow Tree Lane
4.86	Property		440 US Highway 49 South
4.87	Property		7569 Golf Course Boulevard
4.88	Property		4401 112th Street
4.89	Property		105 Business Park Drive
4.90	Property		7019 High Grove Boulevard
5.00	Loan	GSMC, BMO	Deptford Mall(3)	6.95000%	59	5/6/31	0	0.00125%
6.00	Loan	WFB	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	NAP
7.00	Loan	BSPRT	Admiral's Cove	NAP	NAP	NAP	NAP	NAP
8.00	Loan	ZBNA, BSPRT	Prospect Place Apartments(4)	NAP	NAP	NAP	NAP	NAP
9.00	Loan	SGFC	South Jersey Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP
9.01	Property		Venice Park Apartments
9.02	Property		Hamilton Venice Apartments
9.03	Property		Venice Park Condominiums
10.00	Loan	BMO	Sunset View	6.06500%	57	3/5/31	0	0.00125%
11.00	Loan	UBS AG	Crossgates Mall	NAP	NAP	NAP	NAP	NAP
12.00	Loan	BMO, 3650 Capital	Northwoods Mall(5)	9.12000%	58	4/6/31	298	0.00125%
13.00	Loan	BMO	Seneca One	NAP	NAP	NAP	NAP	NAP
14.00	Loan	BMO	118 Northeast 39th Street	NAP	NAP	NAP	NAP	NAP
15.00	Loan	BMO	Fresh Edge Portfolio	NAP	NAP	NAP	NAP	NAP
15.01	Property		4501 East Massachusetts Avenue
15.02	Property		5930 West 82nd Street
16.00	Loan	WFB	The Towers at Cupertino City Center	NAP	NAP	NAP	NAP	NAP
17.00	Loan	BMO	The Landing(6)	6.06500%	57	3/5/31	0	0.00125%
18.00	Loan	BMO	1584 Fulton Street	NAP	NAP	NAP	NAP	NAP
19.00	Loan	LCF	Prime at Wright	NAP	NAP	NAP	NAP	NAP
20.00	Loan	3650 Capital	Wilshire Medical Arts Building	NAP	NAP	NAP	NAP	NAP
21.00	Loan	BMO	5555 Rockwell Road	NAP	NAP	NAP	NAP	NAP
22.00	Loan	BMO	Ostad Portfolio	NAP	NAP	NAP	NAP	NAP
22.01	Property		120 East 116th Street
22.02	Property		1772 Westchester Avenue
23.00	Loan	LCF	Hy-Vee Springfield	NAP	NAP	NAP	NAP	NAP
24.00	Loan	3650 Capital	The Rockwell	NAP	NAP	NAP	NAP	NAP
25.00	Loan	BMO	McKinley Tower Apartments	NAP	NAP	NAP	NAP	NAP

EXHIBIT C

FORM OF REQUEST FOR RELEASE
(for Custodian)

Loan Information:
Name of Mortgagor: __________________
Master Servicer Loan No.: __________________

Custodian:	Computershare Trust Company, National Association
Address:	Computershare Trust Company, National Association

1055 10th Ave SE

Minneapolis, Minnesota 55414

Attention: Corporate Trust Services — BMO 2026-5C15

With a copy to: cmbscustody@computershare.com

Custodian Mortgage File No.: __________________
[Seller]
Name: __________________
Address: __________________

__________________

Certificates:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

The undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] hereby requests delivery from Computershare Trust Company, National Association, as Custodian, for the Holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

(  )                             Note dated _________, _____, in the original principal sum of $_____, made by _______, payable to, or endorsed to the order of, the Trustee.

(  )                             Mortgage recorded on ____________ as instrument no. ________ in the County Recorder’s Office of the County of _______________, State of _________________ in book/reel/docket ___________ of official records at page/image ________.

C-1

(  )                             Deed of trust recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ____________, State of _______ in book/reel/docket ____________ of official records at page/image.

(  )                             Assignment of Mortgage or deed of trust to the Trustee, recorded on _____________ as instrument no. _______ in the County Recorder’s Office of the County of _________, State of _______ in book/reel/docket __________ of official records at page/image _____________.

(  )                             Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

( )

( )

( )

( )

The undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] hereby acknowledges and agrees as follows:

(i)                                The undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(ii)                             The undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

(iii)                          The undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall return the Documents to the Certificate Administrator when the need therefor no longer exists, unless the [Mortgage Loan][IF APPLICABLE: Trust Subordinate Companion Loan] relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

(iv)                          The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall at all times be earmarked for the account of the Trustee, and the undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall keep the Documents and any proceeds separate and distinct from all other property in the undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer]’s possession, custody or control.

C-2

[MASTER SERVICER/SPECIAL SERVICER]
[OUTSIDE SERVICER/ OUTSIDE
SPECIAL SERVICER]

By:
Name:
Title:

Dated:
C-3

EXHIBIT D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Contacts
Role	Party and Contact Information
Depositor	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp.
	Attention: Paul Vanderslice, Michael Birajiclian and David Schell	Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com
151 West 42nd Street | New York, NY 10036 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head	NoticeAdmin@midlandls.com; AskMidland@midlandls.com
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	3650 REIT Loan Servicing LLC
	Attention: General Counsel	compliance@3650Capital.com; specialservicing@3650Capital.com
2977 McFarlane Road, Suite 300 | Miami, FL 33133 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting – BMO 2026-5C15	reporting@belloakadvisors.com
1717 McKinney Avenue, 12th Floor | Dallas, TX 75202 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jul-26	0	0	0	0	0	0
Jun-26	0	0	0	0	0	0
May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	07/17/26	BMO Commercial Mortgage Securities LLC
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C15

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.03(c) of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Subject Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of the Subject Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

*     Select appropriate depository.

E-1

(1)       the offer of the Subject Certificates was not made to a person in the “United States” (as defined in Regulation S);

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)     the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       the transferee is an institution.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: BMO Commercial Mortgage Securities LLC

**    Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

E-2

EXHIBIT F

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(d) of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Subject Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Global Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of the Subject Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Subject Certificates was not made to a person in the “United States” (as defined in Regulation S),

F-1

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)     the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable,

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       the transferee is an institution.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Subject Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: BMO Commercial Mortgage Securities LLC

*     Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

**   Select (i) or (ii), as applicable.

F-2

EXHIBIT G

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.03(e) of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Subject Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of the Subject Certificates, the Transferor does hereby certify that the Subject Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Subject Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the

*     Select appropriate depository.

G-1

requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: BMO Commercial Mortgage Securities LLC
G-2

EXHIBIT H

FORM OF CERTIFICATION TO BE GIVEN BY
CERTIFICATE OWNER OF TEMPORARY
REGULATION S GLOBAL CERTIFICATE

(Exchanges pursuant to
Section 5.03(f) of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Global Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Global Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Global Certificate of the Class specified above issued under the Pooling and Servicing Agreement certifies that it is an institution that is not a “U.S. person” as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by email on or prior to the date on which you intend to submit your corresponding certification relating to the Global Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are

*     Select, as applicable.

H-1

commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

Dated:
By:
as, or as agent for, the holder of a beneficial interest in the Trust Certificates to which this certificate relates.
H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Subject Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository.

In connection with such request, and in respect of the Subject Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

*     Select appropriate depository.

I-1

(1)       the offer of the Subject Certificates was not made to a person in the “United States” (as defined in Regulation S);

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)     the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       the transferee is an institution.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: BMO Commercial Mortgage Securities LLC

**     Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Subject Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Global Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of the Subject Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Subject Certificates was not made to a person in the “United States” (as defined in Regulation S);

J-1

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]*

[(2)     the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] *

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       the transferee is an institution.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: BMO Commercial Mortgage Securities LLC

*     Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

J-2

EXHIBIT K

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,

as Certificate Registrar

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Subject Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of the Subject Certificates, the Transferor does hereby certify that the Subject Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Subject Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are

K-1

commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: BMO Commercial Mortgage Securities LLC
K-2

EXHIBIT L-1

FORM OF AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) AND 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Computershare Trust Company, National Association,

as Certificate Registrar

as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

[Transferor]

[______]

[______]

Attention: [______]

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.
STATE OF	)
	)	ss.:
COUNTY OF	)

Capitalized terms not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement.

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.       I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.       The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC”) designated as the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively, relating to

L-1-1

the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the “Code”).

3.       The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, a State or any political subdivision of a State, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (iii) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2) or (v) any other Person so designated by the Certificate Registrar based upon an opinion of counsel to the effect that any transfer to such Person may cause any Trust REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code.

4.       The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.       The Purchaser is a Permitted Transferee. For the purpose hereof, a “Permitted Transferee” is any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Disqualified Non-U.S. Tax Person, (d) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

6.       No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.       The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Tax Person.

L-1-2

8.       Check the applicable paragraph:

☐       The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)                     the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)                  the present value of the expected future distributions on such Class R Certificate; and

(iii)               the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code (as in effect for tax years beginning on or before December 31, 2017) may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

☐       The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)                     the Purchaser is an “eligible corporation”, as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)                  at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a Person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)               the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in Treasury Regulations Section   1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii)   and (iii)   and Treasury Regulations Section   1.860E-1(c)(5); and

(iv)               the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐       None of the above.

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9.       The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

10.       The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

11.       The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Purchaser expressly agrees that it will not consummate any such transfer to any Person that does not provide an affidavit and agreement in substantially the same form as this affidavit and agreement or as to which the Purchaser has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee.

12.       The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

13.       The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

14.       The Purchaser has reviewed the provisions of Section 5.03 of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

15.       The Purchaser consents (a) to the designation of the Certificate Administrator as the “partnership representative” within the meaning of Code Section 6223 (to the extent such provision is applicable to the Trust REMICs) of each Trust REMIC pursuant to Section 4.04(a) of the Pooling and Servicing Agreement and (b) to the Certificate Administrator making any elections allowed to avoid (i) the application of Code Section 6221 to the Trust REMIC and (ii) payment by the Trust REMIC under Code Section 6225 of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on the holders of the Class R Certificates.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

L-1-4

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the
State of
[SEAL]

My Commission expires:

L-1-5

EXHIBIT L-2A

FORM OF TRANSFEROR LETTER for transfer of class r certificates

[Date]

Computershare Trust Company, National Association,

as Certificate Registrar

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class R

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Transferred Residual Certificates”). The Class R Certificates, including the Transferred Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)       No purpose of the Transferor relating to the transfer of the Transferred Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(2)       The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit L-1. The Transferor has no actual knowledge that the Transferee is not a Permitted Transferee (as defined in such Transfer Affidavit and Agreement) and has no actual knowledge or reason to know that the Transferee’s representations in clause (9) of such Transfer Affidavit and Agreement are false.

(3)       The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in

L-2A-1

the future. The Transferor understands that the transfer of the Transferred Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:
L-2A-2

EXHIBIT L-2B

FORM OF TRANSFEROR LETTER FOR TRANSFER OF NON-BOOK ENTRY
CERTIFICATES (OTHER THAN PUBLIC CERTIFICATES)

[Date]

Computershare Trust Company, National Association,

as Certificate Registrar

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__]

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of [$[______] aggregate [principal balance][notional amount]][[__]% Percentage Interest] of the Class [___] Certificates (the “Transferred Certificate”) which are held in the form of [a beneficial interest in the [Rule 144A][Regulation S] Global Certificate][Non-Book Entry Certificate] of such Class (CUSIP No. [______]). The Transferor has requested a transfer of such [beneficial interest][Non-Book Entry Certificate] for a Non-Book Entry Certificate of such Class (CUSIP No. [______]). The Trust Certificates, including the Transferred Certificate, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)       The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Trust Certificate free from any and all claims and encumbrances whatsoever.

(2)       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Trust Certificate, any interest in any Trust Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Trust Certificate, any interest in any Trust Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Trust Certificate, any interest in any Trust Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of

L-2B-1

general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Trust Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Trust Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Trust Certificate, or any offer or sale thereof, pursuant to the Securities Act or any state securities laws.

Very truly yours,

(Transferor)

By:
Name:
Title:
L-2B-2

EXHIBIT L-3

FORM OF TRANSFEREE LETTER

[Date]

Computershare Trust Company, National Association, as Certificate Registrar 1505 Energy Park Drive St. Paul, Minnesota 55108 Attention: Corporate Trust Services – BMO 2026-5C15

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

Computershare Trust Company, National Association, as Certificate Administrator 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Attention: Corporate Trust Services – BMO 2026-5C15	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
Computershare Trust Company, National Association, as Trustee 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Attention: Corporate Trust Services – BMO 2026-5C15

[Transferor]

[______]

[______]

Attention: [______]

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase [[$_____________ initial aggregate [principal amount] [notional amount]] [_____% Percentage Interest] of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class

L-3-1

[_], CUSIP No. [____], in certificated fully registered form (such registered interest, the “Transferred Certificate”),] [$________ Uncertificated VRR Interest Balance of the Uncertificated VRR Interest,] issued pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

[FOR TRANSFERS OF [CLASS F-RR, CLASS G-RR OR CLASS J-RR] CERTIFICATES: In connection with such transfer, the Purchaser hereby represents and warrants to you that the Purchaser (A) either (i) is not and will not be an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”, and any such employee benefit plan or other plan, a “Plan”) or an entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA, or other person acting on behalf of any such Plan or using assets of any such Plan within the meaning of U.S. Department of Labor Reg. Section 2510.3-101, or (ii) (1) is an insurance company, (2) the source of funds used to acquire or hold the Transferred Certificate or an interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied and (B) is not and will not be a governmental plan (as defined in Section 3(32) of ERISA) or other plan subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”) or any Person acting on behalf of any such governmental plan or other plan or using the assets of such governmental plan or other plan to acquire the Transferred Certificate unless its acquisition, holding and disposition of the Transferred Certificate would not constitute or otherwise result in a non-exempt violation of Similar Law.]

[FOR TRANSFERS OF CLASS VRR Certificates: In connection with such transfer, the Purchaser hereby represents and warrants to you that (A) either (i) the Purchaser is not and will not be an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”, and any such employee benefit plan or other plan, a “Plan”) or an entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA, or other person acting on behalf of any such Plan or using assets of any such Plan within the meaning of U.S. Department of Labor Reg. Section 2510.3-101, or (ii) (1) the Transferred Certificate is acquired by the Purchaser through BMO Capital Markets Corp., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC or Wells Fargo Securities, LLC, (2) the Purchaser is an insurance company, (3) the source of funds used to acquire or hold the Transferred Certificate or an interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (4) the conditions in Sections I and III of PTCE 95-60 have been

L-3-2

satisfied and (B) the Purchaser is not and will not be a governmental plan (as defined in Section 3(32) of ERISA) or other plan subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”) or any Person acting on behalf of any such governmental plan or other plan or using the assets of such governmental plan or other plan to acquire the Transferred Certificate unless its acquisition, holding and disposition of the Transferred Certificate would not constitute or otherwise result in a non-exempt violation of Similar Law.]

[FOR TRANSFERS OF CLASS R or class s CERTIFICATES OR THE UNCERTIFICATED VRR INTEREST: In connection with such transfer, the Purchaser hereby represents and warrants to you that the Purchaser (A) is not and will not be an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”, and any such employee benefit plan or other plan, a “Plan”) or an entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (including an insurance company that is using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans)), or other person acting on behalf of any such Plan or using assets of any such Plan and (B) is not and will not be a governmental plan or other plan subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”) or any Person acting on behalf of any such governmental plan or other plan or using the assets of such governmental plan to acquire the [Transferred Certificate][Uncertificated VRR Interest].]

[FOR TRANSFERS OF CLASS R CERTIFICATES: The Purchaser hereby represents and warrants to you that the Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.]

[FOR TRANSFERS OF CLASS S CERTIFICATES: The Purchaser hereby represents and warrants to you that the Purchaser is (1) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or (2) an entity that qualifies as an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or an entity in which all of the equity owners qualify as “accredited investors” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended.]

L-3-3

IN WITNESS WHEREOF, the Purchaser hereby executes this Representation Letter on the ___ day of _____, ____.

Very truly yours,

[The Purchaser]

By:
Name:
Title:
L-3-4

EXHIBIT L-4

FORM OF INVESTMENT REPRESENTATION LETTER

[Date]

Computershare Trust Company, National Association, as Certificate Registrar 1505 Energy Park Drive St. Paul, Minnesota 55108 Attention: Corporate Trust Services – BMO 2026-5C15

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

Computershare Trust Company, National Association, as Certificate Administrator 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Attention: Corporate Trust Services – BMO 2026-5C15	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
Computershare Trust Company, National Association, as Trustee 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Attention: Corporate Trust Services – BMO 2026-5C15
[Seller] [______] [______] Attention: [______]
Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, Class [__] (the “Class [__] Certificates”)
L-4-1

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.03 of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, on behalf of the holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Trust Certificates”), in connection with the transfer by [             ] (the “Seller”) to the undersigned (the “Purchaser”) of [$______ aggregate [principal balance] [notional amount] of Class [___] Certificates] [a Class [___] Certificate representing a ___% Percentage Interest in the related Class], in certificated fully registered form (such registered interest, the “Transferred Certificate”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.       Check one of the following:1

☐       The Purchaser is an “institutional accredited investor” (an “Institutional Accredited Investor”) (i.e. an entity meeting, or in which all of the equity owners meet, the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Transferred Certificate, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Transferred Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

☐        The Purchaser is a “qualified institutional buyer” (a “QIB”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act, and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Purchaser is acquiring the Transferred Certificate for its own account, or for the account of another QIB. The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

2.       The Purchaser’s intention is to acquire the Transferred Certificate (a) for investment for the Purchaser’s own account or (b) for resale to (i) “qualified institutional buyers”

1 Any Purchaser of Class R Certificates must check the box that it is a QIB. Only QIBs may acquire a Class R Certificate.

L-4-2

in transactions complying with Rule 144A[,FOR TRANSFERS OF ANY TRUST CERTIFICATES OTHER THAN CLASS R: or (ii) Institutional Accredited Investors under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (A) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (B) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (C) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (D) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.] It understands that the Transferred Certificate (and any subsequent Non-Book Entry Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.       The Purchaser acknowledges that the Transferred Certificate (and any Trust Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Transferred Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.       The Purchaser has reviewed the Offering Circular dated June 12, 2026, relating to the Private Certificates (the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

5.       The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Non-Book Entry Certificate or Trust Certificates, as the case may be (each, a “Trust Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Trust Certificateholders present and future.

6.       The Purchaser will not sell or otherwise transfer any portion of the Transferred Certificate, except in compliance with Section 5.03 of the Pooling and Servicing Agreement.

7.       Check one of the following:

☐       The Purchaser is a “U.S. Tax Person” and it [will provide by electronic mail]2 [has attached hereto]3 an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐       The Purchaser is not a “U.S. Tax Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to

2 Applicable in the case of a transfer on the Closing Date

3 Applicable in the case of a transfer subsequent to the Closing Date

L-4-3

Distributions to be made on the Transferred Certificate(s). The Purchaser [will provide by electronic mail]4[has attached hereto]5 (i) a duly executed IRS Form W-8BEN or W-8 BEN-E, as applicable (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate(s) and states that such Purchaser is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Transferred Certificate(s) and state that interest and original issue discount on the Transferred Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Administrator an updated IRS Form W-8BEN, IRS Form W-8 BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

For the purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

[8. The Transferee agrees to provide the applicable executed IRS form(s) referred to in paragraph 7 above, its payment instructions and its mailing address to the Certificate Administrator by electronic mail to cctmbsdocumentdistribution@computershare.com.]6

[8. Please make all payments due on the Transferred Certificate:**

(a)       by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Account number:
Institution:

4 Applicable in the case of a transfer on the Closing Date

5 Applicable in the case of a transfer subsequent to the Closing Date

6 Applicable in the case of a transfer on the Closing Date.

**     Please select (a) or (b).

L-4-4

(b)       by mailing a check or draft to the following address:

The mailing address of the Purchaser is:

][7]

[9. The Class [__] Certificates registered in the name of the Purchaser should be delivered to:

][8]

7 Applicable in the case of a transfer subsequent to the Closing Date

8 Not applicable to a Risk Retention Certificate held in the Retained Interest Safekeeping Account by the Certificate Administrator

L-4-5

Very truly yours,

[Insert Name of Purchaser]

By:
Name:
Title:

Dated: , 20
L-4-6

ANNEX 1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Purchasers other than Registered Investment Companies]

The undersigned hereby certifies as follows to [Name of Seller] (the “Seller”) [, BMO Commercial Mortgage Securities LLC]9 and Computershare Trust Company, National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Investment Representation Letter to which this certification relates and to which this certification is an Annex:

1.       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Purchaser”).

2.       The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis at least $______________________10 in securities (other than the excluded securities referred to below) as of [[_____] (specific date since the close of the Purchaser’s most recent fiscal year)] [the end of the Purchaser’s most recent fiscal year] (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

___	Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, limited liability company, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
___	Bank. The Purchaser (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

9 Delete if the Seller is BMO Commercial Mortgage Securities LLC

10 Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Purchaser is a dealer, and, in that case, Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Annex-1-1

___	Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.
___	Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
___	Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.
___	State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.
___	ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.
___	Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940, as amended.
___	Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a) (1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3.       The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

Annex-1-2

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser did not include any of the securities referred to in this paragraph.

4.       For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser, unless the Purchaser reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.       The Purchaser acknowledges that it is familiar with Rule 144A and understands that the Seller and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

Will the Purchaser be purchasing the Transferred Certificate
Yes	No	only for the Purchaser’s own account

6.       If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.       The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Annex-1-3

8.       Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificate was issued.

Print Name of Purchaser
By:
Name:
Title:
Date:
Annex-1-4

ANNEX 2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Purchasers that are Registered Investment Companies]

The undersigned hereby certifies as follows to [Name of Seller] (the “Seller”) [, BMO Commercial Mortgage Securities LLC]11 and Computershare Trust Company, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Investment Representation Letter to which this certification relates and to which this certification is an Annex:

1.       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Purchaser”) or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because the Purchaser is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.       The Purchaser is a “qualified institutional buyer” as defined in Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Purchaser alone owned and/or invested on a discretionary basis, or the Purchaser’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of [[_____] (specific date since the close of the Purchaser’s most recent fiscal year)] [the end of the Purchaser’s most recent fiscal year]. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used, unless the Purchaser or any member of the Purchaser’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____	The Purchaser owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
____	The Purchaser is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.       The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser

11     Delete if the Seller is BMO Commercial Mortgage Securities LLC

Annex-2-1

or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.       The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, or owned by the Purchaser’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.       The Purchaser is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

Will the Purchaser be purchasing the Transferred Certificate
Yes	No	only for the Purchaser’s own account

6.       If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.       The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Purchaser’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

8.       Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificate was issued.

Print Name of Purchaser or Adviser
By:
Name:
Title:

IF AN ADVISER:

Print Name of Purchaser

Date:

Annex-2-2

EXHIBIT L-5A

FORM OF TRANSFEREE Certificate for Transfer of UNCERTIFICATED
INTERESTS

[Date]

Computershare Trust Company, National
Association,

as Certificate Registrar

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO
2026-5C15

with a copy to:

CCTMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BMO Commercial Mortgage Securities
LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

3650 Capital SCF LOE I(A), LLC as Retaining Sponsor 2977 McFarlane Road, Suite 300 Miami, FL 33133 E-mail: compliance@3650Capital.com with a copy to: notices@3650Capital.com	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
[Transferor] [________ ]
Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee

Ladies and Gentlemen:

L-5A-1

[_____] (the “Purchaser”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.                  [[_____] (the “Transferor”) is transferring $[____] Uncertificated Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [______] (the “Transferee”).] [[_____] (the “Transferor”) is transferring $[____] Uncertificated Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [_____] (“Transferee”) that is a Permitted Lender in a repurchase transaction.] [[_____] (the “Transferor”) is granting a security interest in the Uncertificated VRR Interest to [_____] (the “Transferee”) that is a Permitted Lender.].

2.                  The transfer or the pledge contemplated in Paragraph 1 (a “Transfer”) is in compliance with Sections 5.02 and 5.03 of the Pooling and Servicing Agreement.

3.                  The Transferee is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Transferee unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

4.                  If the Transferee (A) is not and will not be an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”, and any such employee benefit plan or other plan, a “Plan”) or an entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (including an insurance company that is using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans)), or other person acting on behalf of any such Plan or using assets of any such Plan and (B) is not and will not be a governmental plan or other plan subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”) or any Person acting on behalf of any such governmental plan or other plan or using the assets of such governmental plan to acquire the Transferred Interest.

5.                  Check one of the following:

☐       The Purchaser agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor (a “Majority-Owned Affiliate”);
L-5A-2

B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate;
C.	The Transferee is not a Non-Exempt Person; and
D.	The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Transferred Interest will satisfy the risk retention requirements of the Retaining Sponsor, in its capacity as the retaining sponsor under Regulation RR.

☐       The Transferee certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The Transferee is a Person that provides financing permitted under Regulation RR (a “Permitted Lender”);
B.	It is not acquiring an interest in the Transferred Interest as a nominee, trustee or agent for any person that is not a Permitted Lender, and that for so long as it retains its interest in the Transferred Interest, it will remain a Permitted Lender; and
D.	The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of an interest in the Transferred Interest will satisfy the risk retention requirements of the Retaining Sponsor, in its capacity as the retaining sponsor under Regulation RR.

☐       The Transferee certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

6.       Check one of the following:

☐       The Transferee is a “U.S. Tax Person” and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐       The Transferee is not a “U.S. Tax Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to Distributions to be made on the Transferred Certificate(s). The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN or W-8 BEN-E, as applicable (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate(s) and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or

L-5A-3

(iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate(s) and state that interest and original issue discount on the Transferred Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Administrator an updated IRS Form W-8BEN, IRS Form W-8 BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

For the purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

7.	All distributions to be made to the Transferee pursuant to the Pooling and Servicing Agreement should be made to:

[INSERT WIRE TRANSFER INFORMATION]

Bank:
Account No.:
Attention:
Ref:
ABA No.:

8.	Any communications to the Transferee pursuant to the Pooling and Servicing Agreement should be provided to:

[INSERT CONTACT INFORMATION]

[NAME]
[ADDRESS]

Fax number:

Telephone:

E-mail:

L-5A-4

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEREE]

By:
Name:
Title:
L-5A-5

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY][12]

By:
Name:
Title:

[Medallion Stamp Guarantee]

[3650 CAPITAL SCF LOE I(A), LLC] [13]

By:
Name:
Title:

BMO COMMERCIAL MORTGAGE SECURITIES LLC

By:
Name:
Title:

12 Signature of Retaining Party is required if the Retaining Party is different than the transferor

13 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-5A-6

EXHIBIT L-5B

FORM OF TRANSFEREE Certificate for Transfer of CLASS VRR
CERTIFICATES

[Date]

Computershare Trust Company, National
Association,

as Certificate Registrar

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO
2026-5C15

with a copy to:

CCTMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BMO Commercial Mortgage Securities
LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

[3650 Capital SCF LOE I(A), LLC as Retaining Sponsor 2977 McFarlane Road, Suite 300 Miami, FL 33133 E-mail: compliance@3650Capital.com with a copy to: notices@3650Capital.com]	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
[Transferor] [________ ]
Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee

Ladies and Gentlemen:

L-5B-1

[_____] (the “Purchaser”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.                  The Purchaser is acquiring from [__________] (the “Transferor”) $[_____] principal balance of the Class VRR Certificates (the “Transferred Interest”).

2.                  The Purchaser is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Purchaser unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.                  If the Purchaser is an insurance company general account relying on PTCE 95-60 to cover its acquisition of any ERISA Restricted Certificate constituting a portion of the Transferred Interest, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of such ERISA Restricted Certificate and (b) the acquisition of such ERISA Restricted Certificate will be effected through BMO Capital Markets Corp., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC or Wells Fargo Securities, LLC.

4.                  Check one of the following:

☐       The Purchaser agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor (a “Majority-Owned Affiliate”).
B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate.
C.	The Purchaser has executed and delivered a joinder agreement substantially in the form attached as Exhibit C to the Vertical Credit Risk Retention Agreement, dated and effective as of [________] (the “Vertical Credit Risk Retention Agreement”), between [________], [________] and the Depositor, pursuant to which the Purchaser has agreed to be bound by the terms of the Vertical Credit Risk Retention Agreement to the same extent as if the Purchaser was the Transferor.
D.	The Purchaser hereby makes each representation set forth in Section [4(b)] of the Vertical Credit Risk Retention Agreement, other than the representations in Section [4(b)(viii)] and [4(b)(ix)] [and except that it is a [_____], duly organized, validly existing and in good standing under the laws of [_____]].
L-5B-2

E.	The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Transferred Interest will satisfy the risk retention requirements of the Transferor, in its capacity as [the retaining sponsor][an originator] under Regulation RR.

☐       The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[PURCHASER]

By:
Name:
Title:
L-5B-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY][14]

By:
Name:
Title:

[Medallion Stamp Guarantee]

[3650 CAPITAL SCF LOE I(A), LLC] [15]

By:
Name:
Title:

BMO COMMERCIAL MORTGAGE SECURITIES LLC

By:
Name:
Title:

14 Signature of Retaining Party is required if the Retaining Party is different than the transferor

15 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-5B-4

EXHIBIT L-5C

FORM OF TRANSFEREE Certificate for Transfer of CERTIFICATES
EVIDENCING THE HrR INTEREST

[Date]

Computershare Trust Company, National Association, as Certificate Registrar 1505 Energy Park Drive St. Paul, Minnesota 55108 Attention: Corporate Trust Services – BMO 2026-5C15

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

[3650 Capital SCF LOE I(A), LLC as Retaining Sponsor 2977 McFarlane Road, Suite 300 Miami, FL 33133 E-mail: compliance@3650Capital.com with a copy to: notices@3650Capital.com]	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
[Transferor] [________ ]

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

Ladies and Gentlemen:

[_____] (the “Purchaser”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

L-5C-1

1.	The Purchaser is acquiring from [__________] (the “Transferor”) Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates in the principal balances set forth below (collectively, the “Transferred Interest”):
Class	Principal Balance
Class E-RR	$
Class F-RR	$
Class G-RR	$
Class J-RR	$
2.	The Purchaser is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Purchaser unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.
3.	If the Purchaser is an insurance company general account relying on PTCE 95-60 to cover its acquisition of any ERISA Restricted Certificate constituting a portion of the Transferred Interest, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of such ERISA Restricted Certificate and (b) the acquisition of such ERISA Restricted Certificate will be effected through BMO Capital Markets Corp., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC or Wells Fargo Securities, LLC.
4.	Check one of the following:

☐       The Purchaser agrees with, and certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the HRR Interest Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor (a “Majority-Owned Affiliate”).
B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate.

☐       The Purchaser agrees with, and certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the HRR Interest Transfer Restriction Period.

☐       The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will

L-5C-2

occur on or after the fifth anniversary of the Closing Date (or such earlier date that such transfer is first permitted under the Applicable Requirements (as defined in the [_____] TPP Risk Retention Agreement) then in effect as reasonably agreed to by the Retaining Sponsor) and that the Purchaser is a “Subsequent Third-Party Purchaser”, as such term is defined in the Pooling and Servicing Agreement.

☐       The Purchaser is otherwise permitted to purchase the Transferred Interest in accordance with Regulation RR. Please provide additional information in the space below to explain:

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[PURCHASER]

By:
Name:
Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]

By:
Name:
Title:
L-5C-3

[Medallion Stamp Guarantee]

[3650 CAPITAL SCF LOE I(A), LLC][16]

By:
Name:
Title:

16 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-5C-4

EXHIBIT L-5D

[RESERVED]

L-5D-1

EXHIBIT L-5E

[RESERVED]

L-5E-1

EXHIBIT L-6A

FORM OF TRANSFEROR Certificate for Transfer of Uncertificated
INTEResTS

[Date]

Computershare Trust Company, National
Association,

as Certificate Registrar

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BMO
2026-5C15

with a copy to:

CCTMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BMO Commercial Mortgage Securities
LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

[3650 Capital SCF LOE I(A), LLC as Retaining Sponsor 2977 McFarlane Road, Suite 300 Miami, FL 33133 E-mail: compliance@3650Capital.com with a copy to: notices@3650Capital.com]	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
[Transferor] [________ ]

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee

Ladies and Gentlemen:

[_____] (the “Transferor”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

L-6A-1

1.	[[_____] (the “Transferor”) is transferring $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [______] (the “Transferee”).] [[_____] (the “Transferor”) is transferring $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [_____] (the “Transferee”) that is a Permitted Lender in a repurchase transaction.] [[_____] (the “Transferor”) is granting a security interest in the $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [_____] (the “Transferee”) that is a Permitted Lender.]
2.	The transfer or the pledge contemplated in Paragraph 1 (a “Transfer”) is in compliance with the Pooling and Servicing Agreement.
3.	The Transferor is aware that the Certificate Registrar will not recognize any Transfer of any portion of the $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest by the Transferor unless the Transferor, or the Transferor’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Transferor expressly agrees that it will not consummate any such Transfer if it knows or believes that any representation contained in such certificate is false.
4.	Check one of the following:
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:
A.	The Transferee is a “majority-owned affiliate”, as such term is defined in Regulation RR (a “Majority-Owned Affiliate”), of the Transferor; and
B.	To the Transferor’s knowledge, the Transferee is not acquiring the Uncertificated VRR Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate of the Transferor.
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period, and that:
A.	The Transferee is a Person that provides financing permitted under Regulation RR (a “Permitted Lender”);
B.	The Transferor’s knowledge, the Transferee is not a Non-Exempt Person; and
C.	To the knowledge of the Transferor, the Transferee is not acquiring an interest in the Uncertificated VRR Interest as a nominee, trustee or agent for any person that is not a Permitted Lender, and that for so long as it retains its interest in the Uncertificated VRR Interest, it will remain a Permitted Lender.
L-6A-2

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

5.       The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit L-5A. The Transferor does not know or believe that any representation contained therein is false.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:
L-6A-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY][17]

By:
Name:
Title:

[Medallion Stamp Guarantee]

[3650 CAPITAL SCF LOE SCF I(A), LLC] [18]

By:
Name:
Title:

BMO COMMERCIAL MORTGAGE SECURITIES LLC

By:
Name:
Title:

17 Signature of Retaining Party is required if the Retaining Party is different than the transferor

18 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-6A-4

EXHIBIT L-6B

FORM OF TRANSFEROR Certificate for Transfer of cLASS VRR
CERTIFICATES

[Date]

Computershare Trust Company, National Association, as Certificate Registrar 1505 Energy Park Drive St. Paul, Minnesota 55108 Attention: Corporate Trust Services – BMO 2026-5C15

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com, Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

[3650 Capital SCF LOE I(A), LLC as Retaining Sponsor 2977 McFarlane Road, Suite 300 Miami, FL 33133 E-mail: compliance@3650Capital.com with a copy to: notices@3650Capital.com][19]	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
[Transferor] [________ ]

Re: BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] principal balance of the Class VRR Certificates (the “Transferred Interest”).

The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak,

19 Include only if the Transferor is not the Retaining Sponsor

L-6B-1

LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The transfer is in compliance with Sections 5.02 and 5.03 of the Pooling and Servicing Agreement.
2.	Check one of the following:
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:
C.	The transfer is in compliance with the Vertical Credit Risk Retention Agreement, between Bank of Montreal, [________] and the Depositor, dated and effective as of [________] (the “Vertical Credit Risk Retention Agreement”).
D.	The Transferee is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor.
E.	The Transferor has complied in all material respects with all of the covenants in the Vertical Credit Risk Retention Agreement during the period from the date of the Vertical Credit Risk Retention Agreement through and including the date of this transfer.
F.	All of the representations and warranties made by the Transferor in the Vertical Credit Risk Retention Agreement are true and correct as of the date of the transfer.
G.	All of the requirements set forth in Section [3(c)] of the Vertical Credit Risk Retention Agreement have been complied with through and including the date of the transfer.
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.
3.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit L-5B. The Transferor does not know or believe that any representation contained therein is false.
L-6B-2

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

L-6B-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY][20]

By:
Name:
Title:

[Medallion Stamp Guarantee]

[3650 CAPITAL SCF LOE I(A), LLC][21]

By:
Name:
Title:

BMO COMMERCIAL MORTGAGE SECURITIES LLC

By:
Name:
Title:

20 Signature of Retaining Party is required if the Retaining Party is different than the transferor
21 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-6B-4

EXHIBIT L-6C

FORM OF TRANSFEROR Certificate for Transfer of Certificates
Evidencing THE HRR INTEREST

[Date]

Computershare Trust Company,
National Association,

as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services –
BMO 2026-5C15

with a copy to:

CCTMBSBondAdmin@computershare.
com

TrustAdministrationGroup@computershare.com

BMO Commercial Mortgage
Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com, Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

[3650 Capital SCF LOE I(A), LLC as Retaining Sponsor 2977 McFarlane Road, Suite 300 Miami, FL 33133 E-mail: compliance@3650Capital.com with a copy to: notices@3650Capital.com][1]	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates in the principal balances set forth below (collectively, the “Transferred Interest”):

1 Include only if the Transferor is not Retaining Sponsor

L-6C-1

Class	Principal Balance
Class E-RR	$
Class F-RR	$
Class G-RR	$
Class J-RR	$

The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar[, Retaining Sponsor]2 and Depositor, that:

1.	The transfer is in compliance with Sections 5.02 and 5.03 of the Pooling and Servicing Agreement.
2.	Check one of the following:
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar[, Retaining Sponsor][2] and Depositor, that the transfer will occur during the HRR Interest Transfer Restriction Period and that the Transferee is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor.
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar[, Retaining Sponsor][2] and Depositor, that the transfer will occur after the termination of the HRR Interest Transfer Restriction Period.
☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar[, Retaining Sponsor][2] and Depositor, that the transfer will occur on or after the fifth anniversary of the Closing Date and that the Transferor reasonably believes that the Transferee is a “Subsequent Third-Party Purchaser”, as defined in the Pooling and Servicing Agreement.
☐	The Transferor is otherwise permitted to transfer the Transferred Interest under Regulation RR. Please provide additional information in the space below to explain:

2  Include only if the Transferor is not the Retaining Sponsor

L-6C-2

3.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit L-5C. The Transferor does not have knowledge, after reasonable due diligence, that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

L-6C-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY][3]

By:
Name:
Title:

[Medallion Stamp Guarantee]

[3650 CAPITAL SCF LOE I(A), LLC][4]

By:
Name:
Title:

3 Signature of Retaining Party is required if the Retaining Party is different than the transferor

4 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-6C-4

EXHIBIT L-6D

[RESERVED]

L-6D-1

EXHIBIT L-6E

[RESERVED]

L-6E-1

EXHIBIT M-1A

FORM OF INVESTOR CERTIFICATION FOR NON-BORROWER PARTY
(FOR PERSONS OTHER THAN THE CONTROLLING CLASS REPRESENTATIVE, A
CONTROLLING CLASS CERTIFICATEHOLDER, A LOAN-SPECIFIC
CONTROLLING CLASS REPRESENTATIVE AND/OR A LOAN-SPECIFIC
CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

    as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC
as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Computershare Trust Company, National
Association,

     as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BellOak, LLC
    as Operating Advisor and Asset
Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Trust Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the][a] [[investment advisor or manager of a][Certificateholder][Loan-Specific Certificateholder][Certificate Owner][prospective purchaser]

M-1A-1

of the Class ___ Certificates][Uncertificated Interest Owner][prospective purchaser of an Uncertificated Interest][Risk Retention Consultation Party][Serviced Companion Loan Holder][Companion Loan Holder Representative], and is not [(a)] the Controlling Class Representative or a Controlling Class Certificateholder [IF APPLICABLE: or (b) a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder].

2.       The undersigned has received a copy of the [Prospectus][Offering Circular][SPECIFY ANY OTHER APPLICABLE FINAL OFFERING DOCUMENT].26

3.       The undersigned is not a Borrower Party.

4.        Check one of the following:

☐	The undersigned is a Risk Retention Consultation.
☐	The undersigned is not a Risk Retention Consultation Party.

5.       Check one of the following:

☐	The undersigned is not requesting disclosure of, or access to, Information with respect to a Whole Loan.
☐	The undersigned is requesting disclosure of, or access to, Information with respect to a Whole Loan, and the undersigned is neither a Directing Holder nor a Consulting Party (other than, if applicable, a Risk Retention Consultation Party).
☐	The undersigned is requesting disclosure of, or access to, Information with respect to a Whole Loan, and the undersigned is a Directing Holder or a Consulting Party (other than, if applicable, a Risk Retention Consultation Party), and (check one of the following):
☐	the undersigned is not a “borrower party”, “borrower restricted party”, “restricted holder” or any other analogous concept under the related Co-Lender Agreement.
☐	the undersigned is a “borrower party”, “borrower restricted party”, “restricted holder” or any other analogous concept under the related Co-Lender Agreement.

6.       The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the [Master Servicer’s website][Certificate Administrator’s Website] and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Agreement.

26 Only required for a Certificateholder, a Loan-Specific Certificateholder, a Certificate Owner, an Uncertificated Interest Owner, a Risk Retention Consultation Party or a prospective purchaser of a Certificate (or an investment advisor or manager of the foregoing).

M-1A-2

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Trust Certificates or the related Companion Loan (as and if applicable), from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject and, if they execute and deliver a certification substantially similar to this, except from holders, beneficial owners and prospective purchasers of any related Companion Loan Securities (if applicable)), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

7.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

8.       The undersigned agrees that each time it accesses the [Master Servicer’s website][Certificate Administrator’s Website], the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[[Investment advisor or manager of a] [Certificateholder][Loan-Specific Certificateholder][Certificate Owner][Uncertificated Interest Owner][Prospective Purchaser][Risk Retention Consultation Party][Serviced Companion Loan Holder][Companion Loan Holder Representative]

By:

Name:

Title:

Company:

M-1A-3

Phone:

M-1A-4

EXHIBIT M-1B

FORM OF INVESTOR CERTIFICATION FOR NON-BORROWER PARTY
(FOR THE CONTROLLING CLASS REPRESENTATIVE, A CONTROLLING CLASS
CERTIFICATEHOLDER, A LOAN-SPECIFIC CONTROLLING CLASS
REPRESENTATIVE AND/OR A LOAN-SPECIFIC CONTROLLING CLASS
CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

      as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC
      as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Computershare Trust Company, National
Association,

     as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BellOak, LLC
     as Operating Advisor and Asset
Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Trust Certificates”), the undersigned hereby certifies and agrees as follows:

M-1B-1

1.       The undersigned is [the Controlling Class Representative][a Controlling Class Certificateholder][a Loan-Specific Controlling Class Representative][a Loan-Specific Controlling Class Certificateholder].

2.       The undersigned is not a Borrower Party.

3.       The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Trust Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       At any time the undersigned becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan, the undersigned shall deliver the certification attached as Exhibit M-1C to the Agreement and shall deliver to the applicable parties the notices attached as Exhibit M-1F and Exhibit M-1G to the Agreement.

6.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned hereby agrees that it (i) will not directly or indirectly provide such Excluded Information to (A) any related Borrower Party, (B) any Excluded Controlling Class Holder, (C) any employees or personnel of the undersigned, (D) any Affiliate involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (E) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

7.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

M-1B-2

8.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[The Controlling Class Representative][a Controlling Class Certificateholder][a Loan-Specific Controlling Class Representative][a Loan-Specific Controlling Class Certificateholder]

By:

Name:

Title:

Company:

M-1B-3

EXHIBIT M-1C

FORM OF INVESTOR CERTIFICATION FOR BORROWER PARTY
(FOR THE CONTROLLING CLASS REPRESENTATIVE, A CONTROLLING CLASS
CERTIFICATEHOLDER, A LOAN-SPECIFIC CONTROLLING CLASS
REPRESENTATIVE AND/OR A LOAN-SPECIFIC CONTROLLING CLASS
CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

      as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC
     as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Computershare Trust Company, National
Association,

   as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BellOak, LLC
   as Operating Advisor and Asset
Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Trust Certificates”), the undersigned hereby certifies and agrees as follows:

M-1C-1

1.       The undersigned is [the Controlling Class Representative][a Controlling Class Certificateholder][a Loan-Specific Controlling Class Representative][a Loan-Specific Controlling Class Certificateholder].

2.       The undersigned is a Borrower Party with respect to the following Mortgage Loans or Whole Loans (the “Excluded Controlling Class Mortgage Loans”):

Mortgage Loan Number	Loan Name	Borrower Name

3.       Except with respect to the Excluded Controlling Class Mortgage Loans, the undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Trust Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned hereby acknowledges and agrees that it is prohibited from accessing, reviewing and using, and shall not access, review or use, Excluded Information (as defined in the Agreement) relating to the Excluded Controlling Class Mortgage Loans to the extent the undersigned receives access to such Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information in connection with its duties, or exercise of its rights pursuant to the Agreement.

5.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned hereby agrees that it (i) will not directly or indirectly provide such Excluded Information to (A) any related Borrower Party, (B) any Excluded Controlling Class Holder, (C) any employees or personnel of the undersigned, (D) any Affiliate involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (E) to its actual

M-1C-2

knowledge, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

7.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

8.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[The Controlling Class Representative] [a Controlling Class Certificateholder] [a Loan-Specific Controlling Class Representative] [a Loan-Specific Controlling Class Certificateholder]

By:

Name:

Title:

Company:

M-1C-3

EXHIBIT M-1D

FORM OF INVESTOR CERTIFICATION for Borrower PartY
(for Persons other than the CONTROLLING CLASS REPRESENTATIVE, a
Controlling Class Certificateholder, A RISK RETENTION
CONSULTATION PARTY, A HOLDER OF CLASS VRR CERTIFICATE(S), A LOAN-
SPECIFIC CONTROLLING CLASS REPRESENTATIVE, A LOAN-SPECIFIC
CONTROLLING CLASS CERTIFICATEHOLDER AND/OR AN UNCERTIFICATED
INTEREST OWNER)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

    as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC

    as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Computershare Trust Company, National
Association,

     as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BellOak, LLC

 as Operating Advisor and Asset
Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the

M-1D-1

above-referenced certificates (the “Trust Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the][a] [[investment advisor or manager of a][Certificateholder][Loan-Specific Certificateholder][Certificate Owner][prospective purchaser] of the Class ___ Certificates][Serviced Companion Loan Holder][Companion Loan Holder Representative].

2.       The undersigned is not [(a)] Controlling Class Representative or a Controlling Class Certificateholder [IF APPLICABLE: or (b) a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder].

3.       The undersigned is not a Risk Retention Consultation Party and is neither a Holder of any Class VRR Certificate nor an Uncertificated Interest Owner.

4.       The undersigned has received a copy of the [Prospectus][Offering Circular][SPECIFY ANY OTHER APPLICABLE FINAL OFFERING DOCUMENT].27

5.       Check all applicable box(es):

☐	The undersigned is a Borrower Party
☐	The undersigned is a Directing Holder or a Consulting Party (other than the Controlling Class Certificateholder or a Risk Retention Consultation Party) with respect to a Whole Loan and the undersigned is a “borrower party”, “borrower restricted party”, “restricted holder” or any other analogous concept under the related Co-Lender Agreement.

6.       The undersigned is requesting access pursuant to the Agreement to the Distribution Date Statement (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Trust Certificates or the related Companion Loan (as and if applicable), from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject and, if they execute and deliver a certification substantially similar to this, except from holders, beneficial owners and prospective purchasers of any related Companion Loan Securities (if applicable)), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

27 Only required for a Certificateholder, a Loan-Specific Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or an investment advisor or manager of the foregoing).

M-1D-2

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

7.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

8.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

9.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

10.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[[Investment advisor or manager of a] [Certificateholder] [Loan-Specific Certificateholder] [Certificate Owner][Prospective Purchaser]] [Serviced Companion Loan Holder][Companion Loan Holder Representative]

By:

Name:

Title:

Company:

Phone:

M-1D-3

EXHIBIT M-1E

FORM OF INVESTOR CERTIFICATION for Borrower PartY
(for A Risk Retention Consultation Party, A HOLDER OF CLASS VRR
CERTIFICATE(S) OR AN UNCERTIFICATED INTEREST OWNER)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC

as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Computershare Trust Company, National
Association,

as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BellOak, LLC

as Operating Advisor and Asset
Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Trust Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a Risk Retention Consultation Party, a Holder of the Class VRR Certificates or an Uncertificated Interest Owner.

M-1E-1

2.       The undersigned has received a copy of the Prospectus.

3.       Check all applicable box(es):

☐	The undersigned is a Borrower Party
☐	The undersigned is a Consulting Party with respect to a Whole Loan and the undersigned is a “borrower party”, “borrower restricted party”, “restricted holder” or any other analogous concept under the related Co-Lender Agreement.

4.       The undersigned is requesting access pursuant to the Agreement to the Distribution Date Statement (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Trust Certificates or the related Companion Loan (as and if applicable), from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject and, if they execute and deliver a certification substantially similar to this, except from holders, beneficial owners and prospective purchasers of any related Companion Loan Securities (if applicable)), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Trust Certificate not previously registered pursuant to Section 5 of the Securities Act.

5.       To the extent undersigned receives access pursuant to the Agreement to any information relating to an Excluded RRCP Mortgage Loan (or a Mortgage Loan with respect to which the undersigned is otherwise a Borrower Party) and/or the related Mortgaged Property (which shall include any Major Decision Reporting Package, Asset Status Reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the Special Servicer or any Excluded Mortgage Loan Special Servicer and which may include any Operating Advisor reports delivered to the Certificate Administrator regarding the Special Servicer’s net present value determination, Collateral Deficiency Amount determination or any Appraisal Reduction Amount calculations, and any Officer’s Certificates delivered by the Trustee, the Master Servicer or the Special Servicer, supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, but in each case other than information with respect to such Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level), whether on the Certificate Administrator’s Website or otherwise, the undersigned hereby agrees that it (i) will not provide any such information to (A) any related Borrower Party, (B) any employees or personnel of the undersigned or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related

M-1E-2

Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the limitations described in clause (i) above. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any such Excluded Mortgage Loan) shall be considered information that is aggregated with information of other Mortgage Loans at a pool level.

6.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

7.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

8.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Risk Retention Consultation Party] [Holder of Class VRR Certificate(s)] [Uncertificated Interest Owner]

By:

Name:

Title:

Company:

Phone:

M-1E-3

EXHIBIT M-1F

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC

as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Computershare Trust Company, National
Association,

as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BellOak, LLC

as Operating Advisor and Asset
Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

THIS NOTICE IDENTIFIES AN “EXCLUDED CONTROLLING CLASS MORTGAGE LOAN” RELATING TO THE BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, REQUIRING ACTION BY YOU AS THE RECIPIENT PURSUANT TO SECTION 4.02(A) OF THE POOLING AND SERVICING AGREEMENT.

In accordance with Section 4.02(a) of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Trust Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby certifies and agrees as follows:

M-1F-1

1.                  The undersigned is [the Controlling Class Representative] [a Controlling Class Certificateholder] [a Loan-Specific Controlling Class Representative][a Loan-Specific Controlling Class Certificateholder] as of the date hereof.

2.                  The undersigned has become an Excluded Controlling Class Holder with respect to the following [Mortgage Loan(s)][and][Whole Loan(s)] (“Excluded Controlling Class Mortgage Loans”):

Loan Number	Loan Name	Borrower Name

3.                  As of the date above, the undersigned is the beneficial owner of the following Trust Certificates, and is providing the below information to the addressees hereto for purposes of their compliance with the Pooling and Servicing Agreement, including, among other things, the Certificate Administrator’s determination as to whether a Consultation Termination Event or Control Termination Event is in effect with respect to the Excluded Controlling Class Mortgage Loans listed in paragraph 2 if any such Mortgage Loan is an Excluded Mortgage Loan:

CUSIP	Class	Outstanding Certificate Balance	Initial Certificate Balance

4.                  The undersigned is simultaneously providing notice to the Certificate Administrator in the form of Exhibit M-1G to the Pooling and Servicing Agreement, requesting termination of access to any Excluded Information. The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information related to the Excluded Controlling Class Mortgage Loans and made available on the Certificate Administrator’s Website or otherwise pursuant to the Agreement unless and until it (i) is no longer an Excluded Controlling Class Holder with respect to such Excluded Controlling Class Mortgage Loans, (ii) has delivered notice of the termination of the related Excluded Controlling Class Holder status and (iii) has submitted a new Investor Certification in accordance with Section 4.02(a) of the Agreement.

M-1F-2

5.                  The undersigned agrees to indemnify and hold harmless each party to the Agreement, the Underwriters, the Initial Purchasers and the Trust Fund from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized access by the undersigned or any agent, employee, representative or person acting on its behalf of any Excluded Information relating to the Excluded Controlling Class Mortgage Loans listed in Paragraph 2 above.

6.                  The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.                  Except with respect to the Excluded Controlling Class Mortgage Loans, the undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Trust Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Trust Certificate not previously registered pursuant to Section 5 of the Securities Act.

8.                  To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned hereby agrees that it (i) will not directly or indirectly provide such Excluded Information to (A) any related Borrower Party, (B) any Excluded Controlling Class Holder, (C) any employees or personnel of the undersigned, (D) any Affiliate involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (E) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

9.                  The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

Capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

M-1F-3

IN WITNESS WHEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Controlling Class Representative] [a Controlling Class Certificateholder] [a Loan-Specific Controlling Class Representative][a Loan-Specific Controlling Class Certificateholder]

By:
Name:
Title:
Phone:
Email:
Address:
M-1F-4

EXHIBIT M-1G

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER TO CERTIFICATE ADMINISTRATOR

[Date]

Via: Email
Computershare Trust Company, National
Association,

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with Section 4.02(a) of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Trust Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby directs you as follows:

1.                  The undersigned is [the Controlling Class Representative] [a Controlling Class Certificateholder] [a Loan-Specific Controlling Class Representative][a Loan-Specific Controlling Class Certificateholder] as of the date hereof.

2.                  The undersigned has become an Excluded Controlling Class Holder with respect to the following [Mortgage Loan(s)][and][Whole Loan(s)] (“Excluded Controlling Class Mortgage Loans”):

Loan Number	Loan Name	Borrower Name

M-1G-1

3.                  The following CTSLink User IDs are affiliated with the undersigned and access to any information on the Certificate Administrator’s Website with respect to the BMO 2026-5C15 Mortgage Trust securitization should be revoked as to such users:

4.                  The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information with respect to such Excluded Controlling Class Mortgage Loan(s) on the Certificate Administrator’s Website unless and until it (i) is no longer an Excluded Controlling Class Holder with respect to such Excluded Controlling Class Mortgage Loan(s), (ii) has delivered notice of the termination of the related Excluded Controlling Class Holder status and (iii) has submitted an investor certification in the form of Exhibit M-1B to the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Controlling Class Representative][a Controlling Class Certificateholder][a Loan-Specific Controlling Class Representative][a Loan-Specific Controlling Class Certificateholder]

By:
Name:
Title:
Phone:
Email:
Address:
Dated:

cc: BMO Commercial Mortgage Securities LLC
M-1G-2

The undersigned hereby acknowledges that
access to CTSLink has been revoked for
the users listed in Paragraph 3.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

Certificate Administrator

Name:
Title:

M-1G-3

EXHIBIT M-1H

Form of Certification of the Controlling Class Representative AND A LOAN-SPECIFIC CONTROLLING CLASS REPRESENTATIVE

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC

as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Computershare Trust Company, National
Association,

as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BellOak, LLC

as Operating Advisor and Asset

Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with Section 6.09(d) of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Trust Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned has been appointed to act as the [Controlling Class Representative][Loan-Specific Controlling Class Representative].

M-1H-1

2.       The undersigned is not a Borrower Party.

3.       If the undersigned becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan, the undersigned agrees to and shall deliver the certification attached as Exhibit M-1C to the Pooling and Servicing Agreement and shall deliver to the applicable parties the notices attached as Exhibit M-1F and Exhibit M-1G to the Pooling and Servicing Agreement.

4.       The undersigned hereby certifies that an executed copy of this certification has been delivered to the Certificate Administrator (which party is required to forward this notice to each of the other addressees listed above pursuant to Section 6.09(d) of the Pooling and Servicing Agreement) in accordance with the notice provisions of the Pooling and Servicing Agreement (a) by overnight courier, (b) mailed by registered mail, postage prepaid, or (c) if the electronic mail address of the Certificate Administrator is specified in the notice provisions of the Pooling and Servicing Agreement, by electronic mail.

5.       The undersigned’s address for the purposes of Section 12.04 of the Pooling and Servicing Agreement is as follows:

[INSERT ADDRESS]

6.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[The Controlling Class Representative][Loan-
Specific Controlling Class Representative]

By:
Title:
Company:
Phone:
M-1H-2

EXHIBIT M-1I

Form of Certification of A Risk Retention Consultation Party

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC

as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Computershare Trust Company, National
Association,

as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

BellOak, LLC

as Operating Advisor and Asset

Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with Section 6.09(i) of, and the definition of “Risk Retention Consultation Party” in, the Pooling and Servicing Agreement, the undersigned hereby certifies and agrees as follows:

M-1I-1

1.       The undersigned has been appointed to act as the Risk Retention Consultation Party.

2.       The undersigned’s address for the purposes of Section 12.04 of the Pooling and Servicing Agreement is as follows:

[INSERT ADDRESS OF RISK RETENTION CONSULTATION PARTY]

3.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to each of the addressees listed above (a) by overnight courier , (b) mailed by registered mail, postage prepaid or (c) if the electronic mail address of the Certificate Administrator is specified in the notice provisions of the Pooling and Servicing Agreement, by electronic mail.

4.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[RISK RETENTION CONSULTATION PARTY]

By:
Name:
Title:

Dated:
M-1I-2

EXHIBIT M-2A

FORM OF INVESTOR CERTIFICATION FOR EXERCISING VOTING RIGHTS OR
POOLED VOTING RIGHTS FOR NON-BORROWER PARTY

[Date]

Computershare Trust Company, National Association,

as Certificate Administrator

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Attention: Corporate Trust Services – BMO 2026-5C15

Attention:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with the requirements for the exercise of [Pooled] Voting Rights pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a [Certificateholder] [Loan-Specific Certificateholder] [Certificate Owner] of Class ___ Certificates [with an aggregate [principal balance][notional amount] of $[________]][representing a [__]% Percentage Interest in the applicable Class].

2.       The undersigned has received a copy of the [Prospectus] [Offering Circular] [SPECIFY OTHER APPLICABLE FINAL OFFERING DOCUMENT].

3.       The undersigned is not a Borrower Party.

4.        The undersigned is not an Uncertificated Interest Owner.

M-2A-1

5.       The undersigned is permitted and intends to exercise Voting Rights [or Pooled Voting Rights]1 under the Agreement and certifies that (please check one of the following):

___	The undersigned is the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or a Mortgage Loan Seller, and the undersigned is not prohibited from such exercise of Voting Rights [or Pooled Voting Rights][2] based on the definition of “Certificateholder” in the Agreement by reason of acting in such capacity.
___	The undersigned is an Affiliate of the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or a Mortgage Loan Seller, and the undersigned is not prohibited from such exercise of Voting Rights [or Pooled Voting Rights][3] based on the definition of “Certificateholder” in the Agreement by reason of its Affiliate acting in such capacity.
___	The undersigned is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, a Mortgage Loan Seller or an Affiliate of any of the foregoing.

6.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

7.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Certificateholder] [Loan-Specific Certificateholder] [Certificate Owner]

By:

1 Applicable only in the case of Certificateholders or Certificate Owners of Certificates.
2 Applicable only in the case of Certificateholders or Certificate Owners of Certificates.
3 Applicable only in the case of Certificateholders or Certificate Owners of Certificates.

M-2A-2

Name:

Title:

Company:

Phone:

M-2A-3

EXHIBIT M-2B

FORM OF INVESTOR CERTIFICATION FOR EXERCISING VOTING RIGHTS OR
POOLED VOTING RIGHTS FOR BORROWER PARTY

[Date]

Computershare Trust Company, National Association,

as Certificate Administrator

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Attention: Corporate Trust Services – BMO 2026-5C15

Attention:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with the requirements for the exercise of Voting Rights pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the above-referenced certificates (the “Trust Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a [Certificateholder][Loan-Specific Certificateholder] [Certificate Owner] of Class ___ Certificates [with an aggregate [principal balance][notional amount] of $[________]][representing a [__]% Percentage Interest in the applicable Class].

2.       The undersigned has received a copy of the Prospectus.

3.       The undersigned is a Borrower Party.

4.       Check one of the following:

☐       The undersigned is not [(a)] the Controlling Class Representative or a Controlling Class Certificateholder [IF APPLICABLE: or (b) a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder].

☐       The undersigned is [the Controlling Class Representative] [a Controlling Class Certificateholder][a Loan-Specific Controlling Class Representative][a Loan-Specific Controlling Certificateholder]. The undersigned is an Excluded Controlling

M-2B-1

Class Holder with respect to the following [Mortgage Loan(s)][and][Whole Loan(s)] (“Excluded Controlling Class Mortgage Loans”):

Loan Number	Loan Name	Borrower Name

5.       The undersigned is not an Uncertificated VRR Interest Owner.

6.       The undersigned is permitted and intends to exercise Voting Rights [or Pooled Voting Rights]* under the Agreement and certifies that (please check all that apply):

___	Such exercise of Voting Rights [or Pooled Voting Rights]* does not involve giving any consent, approval or waiver or taking any other action with respect to any Mortgage Loan as to which the undersigned is a Borrower Party.
___	The undersigned is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, a Mortgage Loan Seller or an Affiliate of any of the foregoing.
___	The undersigned is the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or a Mortgage Loan Seller, and the undersigned is not prohibited from such exercise of Voting Rights [or Pooled Voting Rights]* based on the definition of “Certificateholder” in the Agreement by reason of acting in such capacity.
___	The undersigned is an Affiliate of the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or a Mortgage Loan Seller, and the undersigned is not prohibited from such exercise of Voting Rights [or Pooled Voting Rights]* based on the definition of “Certificateholder” in the Agreement by reason of its Affiliate acting in such capacity.
7.	The undersigned shall be fully liable for any breach of this agreement by itself or any of its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate

* Applicable only in the case of Certificateholders or Certificate Owners of Certificates.

M-2B-2

Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

8.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Certificateholder] [Loan-Specific Certificateholder] [Certificate Owner]

By:

Name:

Title:

Company:

Phone:

M-2B-3

EXHIBIT M-3

FORM OF ONLINE VENDOR CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor. If you represent a
Vendor Provider not listed herein and would like access to the information, please contact the
Certificate Administrator’s customer service desk at 1-866-846-4526 with a copy to
ctslink.customerservice@computershare.com

In connection with the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is an employee or agent of Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co, CRED iQ, Green Street Advisors, LLC or a market data provider that has been given access to the Distribution Date Statements, CREFC reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Depositor.

2.       The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.       The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Rule 17g-5 Information Provider’s Website shall also be applicable to information obtained from CTSLink.

4.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of June 1, 2026, between BMO Commercial Mortgage Securities LLC, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

M-3-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[ ]

By:

Name:

Title:

Company:

Phone:

M-3-2

EXHIBIT M-4

FORM OF CONFIDENTIALITY AGREEMENT

Midland Loan Services, a Division of PNC
Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC

as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

BMO Commercial Mortgage Securities
LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

BMO Commercial Mortgage Securities
LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

Computershare Trust Company, National
Association,

as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to: CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

In connection with the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Trust Certificates”), we acknowledge that we

M-4-1

will be furnished by Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and 3650 REIT Loan Servicing LLC, as Special Servicer (and may have been previously furnished) with certain information (the “Information”). For the purposes of this letter agreement (this “Agreement”), “Representative” of a Person refers to such Person’s directors, officers, employees, and agents; and “Person” refers to any individual, group or entity.

In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions and/or exercising the rights of the applicable [Directing Holder][Consulting Party] with respect to the [above-referenced Trust Certificates and the related Trust Loans] [[NAME OF SERVICED WHOLE LOAN] Whole Loan] and will not disclose such Information to any Person other than (i) our Representatives, (ii) our auditors and regulators and (iii) any Person contemplating the purchase of [any Trust Certificate][the [NAME OF SERVICED COMPANION LOAN] Companion Loan] held by the undersigned or of an interest therein (or such outside Persons as are assisting it in making an evaluation in connection with purchasing the [related Trust Certificates][the [NAME OF SERVICED COMPANION LOAN] Companion Loan] (but only if such Persons confirm in writing such contemplation of a prospective ownership interest and agree in writing to keep such Information confidential)), (iv) our accountants and attorneys, and (v) such governmental or banking authorities or agencies to which the undersigned is subject; and such Information will not, without the prior written consent of the Master Servicer or the Special Servicer, as applicable, and the Trustee, be otherwise disclosed by the undersigned or by its Representatives in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in that certain Pooling and Servicing Agreement, dated as of June 1, 2026, between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.

M-4-2

This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

Very truly yours,

[NAME OF ENTITY]

By:
Name:
Title:
Company:
Phone:
cc:	BMO Commercial Mortgage Securities LLC [Trustee]
M-4-3

EXHIBIT M-5

FORM OF NRSRO CERTIFICATION

Computershare Trust Company, National Association,

              as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2026-5C15

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned, a nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(a)               has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e); and

(b)               is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Rule 17g-5 Information Provider’s Website pursuant to the provisions of the Pooling and Servicing Agreement, and in consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except to the extent such information has been made available to the general public), and such Information will not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents, or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

2.       The undersigned agrees that each time it accesses the Rule 17g-5 Information Provider’s Website, it is deemed to have recertified that the representations herein contained remain true and correct.

M-5-1

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year first written above.

Very truly yours,

[NRSRO Name]

By:
Name:
Title:
Phone:
Email:

Dated:

M-5-2

EXHIBIT N

CUSTODIAN CERTIFICATION

[DATE]

[All Parties to Pooling and Servicing Agreement]
[Applicable Mortgage Loan Seller]
[Each Underwriter]
[Each Initial Purchaser]

[The related Serviced Companion Loan Holder (upon request, in the case of a Serviced Whole
Loan)]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

In accordance with the provisions of Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan [and Trust Subordinate Companion Loan]*, and subject to the exceptions noted in the schedule of exceptions attached hereto, (i) all documents specified in clauses (1), (2), (3), (4) (other than with respect to an Outside Serviced Mortgage Loan), (5), (6) (provided that the undersigned has been notified of any related modification), (7), (15) and (20) (for each Mortgage Loan that is part of a Whole Loan [and Trust Subordinate Companion Loan]*) of the definition of “Mortgage File” are in its possession; (ii) the recordation/filing contemplated by Section 2.01(c) of the Pooling and Servicing Agreement has been completed (based solely on receipt by the undersigned of the particular recorded/filed documents); (iii) all documents received by the undersigned with respect to such Mortgage Loan [or Trust Subordinate Companion Loan]* have been reviewed by the undersigned and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan [or Trust Subordinate Companion Loan]*; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement and only as to the foregoing documents (together with any Loan Agreement that has been delivered by the related Mortgage Loan Seller), the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (v)(B) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Mortgage File.

The undersigned makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage

*To be added only if the Trust Fund includes a Trust Subordinate Companion Loan.

N-1

File or any of the Mortgage Loans identified in the Mortgage Loan Schedule [or any Trust Subordinate Companion Loan]*, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan [or Trust Subordinate Companion Loan]*.

The scope of the Custodian’s review of the Mortgage Files is limited solely to confirming that certain documents in Mortgage Files have been received and appear regular on their face and to confirm certain other information as set forth in Section 2.02 of the Pooling and Servicing Agreement.  The Custodian’s review of the Mortgage Files and any certification with respect thereto is not intended to and shall not be deemed to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rules 17g-10 and 15Ga-2, respectively, under the Exchange Act.  Any recipient of the Custodian’s certification or a copy thereof by its receipt thereof is deemed to agree that it shall not share such certification with any rating agency or any party not addressed on such certification.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of the Pooling and Servicing Agreement.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

*To be added only if the Trust Fund includes a Trust Subordinate Companion Loan.

N-2

SCHEDULE OF EXCEPTIONS

[          ]

N-3

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit O, other than with respect to Item 1122(d)(2)(iii), references to Master Servicer and Special Servicer below shall include any Sub-Servicer engaged by the Master Servicer or Special Servicer, as applicable.

applicable Servicing Criteria		applicable party
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Master Servicer Special Servicer Certificate Administrator
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Master Servicer Special Servicer Custodian (in the case of the Custodian, if such entity is not also the Certificate Administrator)
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Master Servicer Special Servicer Certificate Administrator
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Master Servicer

Special Servicer

Trustee (to the extent the Trustee was required to make an advance during the applicable calendar year)

Back-Up Advancing Agent (to the extent the Back-Up Advancing Agent was required to

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applicable Servicing Criteria		applicable party
Reference	Criteria
make an advance during the applicable calendar year)
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.	Certificate Administrator Operating Advisor (excluding clauses (C) and (D) in the case of the Operating Advisor)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Reporting Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Master Servicer Special Servicer Custodian
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Master Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Master Servicer
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applicable Servicing Criteria		applicable party
Reference	Criteria
1122(d)(4)(v)	The Master Servicer’s records regarding the mortgage loans agree with the Master Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Master Servicer Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer Operating Advisor
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Master Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

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EXHIBIT P

[Reserved]

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EXHIBIT Q

RETAINED DEFEASANCE RIGHTS AND OBLIGATIONS MORTGAGE LOANS

Loan Number	Mortgage Loan / Property Name	Mortgage Loan Seller
10	Sunset View	3650 Capital
12	Northwoods Mall	3650 Capital, BMO
17	The Landing	3650 Capital
19	Prime at Wright	LCF
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EXHIBIT R

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days of the end of the prior calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee

Transaction: BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Operating Advisor: BellOak, LLC

Special Servicer as of December 31: [3650 REIT Loan Servicing LLC]

Directing Holder: [                    ]

I.       Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a) [●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b) Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. The Asset Status Reports may not yet be fully implemented.

2.	An Operating Advisor Consultation Trigger Event [existed during some or all] [did not exist during any portion] of the prior calendar year [INSERT YEAR].
3.	[●] Serviced Loans were the subject of a Major Decision as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement.

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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II.                                    Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements set forth in the Pooling and Servicing Agreement) has undertaken a review of the Special Servicer’s actions and decisions with respect to (A) Specially Serviced Loans and (B) solely in connection with Major Decisions as to which the Operating Advisor has consultation rights following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, Performing Serviced Loans, in each case in light of (1) the Servicing Standard and (2) the requirements of the Pooling and Servicing Agreement. Based solely on such review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [believes/ does not believe], in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement as a result of the following material deviations.]

●	[LIST OF ANY MATERIAL DEVIATIONS FROM (1) THE SERVICING STANDARD AND/OR (2) THE SPECIAL SERVICER’S OBLIGATIONS UNDER THE POOLING AND SERVICING AGREEMENT]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.                                Specific Items of Review

In rendering our assessment herein, we examined and (with the exception of the items listed in paragraph no. 7 below) relied upon the accuracy and completeness of the items listed below:

1.	Information available to Privileged Persons on the Certificate Administrator’s Website with respect to the Special Servicer, assets on the CREFC® Servicer Watch List, Specially Serviced Loans [AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT: and Major Decisions on Serviced Loans].
2.	Each Final Asset Status Report [AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT: and each other Asset Status Report], in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement. The Operating Advisor reviewed Final Asset Status Reports with respect to the following Serviced Loans: [LIST]. The Operating Advisor reviewed Asset Status Reports with respect to the following Serviced Loans: [LIST].
3.	Each Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing
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Agreement. The Operating Advisor reviewed Major Decision Reporting Packages with respect to the following Serviced Loans: [LIST]

4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT]: During the prior year, the Operating Advisor consulted with the Special Servicer regarding Major Decisions related to the following Serviced Loans: [LIST]. The Operating Advisor participated in discussions and recommended alternative courses of action to the extent it deemed such recommendations appropriate.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT]: During the prior year, the Operating Advisor consulted with the Special Servicer regarding Asset Status Reports related to the following Serviced Loans: [LIST]. The Operating Advisor participated in discussions and recommended alternative courses of action to the extent it deemed such recommendations appropriate.
7.	Appraisal Reduction Amount calculations, Collateral Deficiency Amount calculations and net present value calculations delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.
8.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any (i) Appraisal Reduction Amount, (ii) Collateral Deficiency Amount or (iii) net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.
(a)	The Operating Advisor [agreed/did not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

9.	The Special Servicer’s annual compliance statement, assessment of compliance report and attestation report by a third party regarding the Special Servicer’s compliance with its obligations delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

10.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

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11.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents (other than documents that the Operating Advisor is required to review pursuant to Section 3.29 of the Pooling and Servicing Agreement), visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.                               Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Other than receipt of any Major Decision Reporting Package and any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and applicable Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the applicable Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information made available to it pursuant to the Pooling and Servicing Agreement or delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special
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Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to directly communicate with any investors pursuant to the Pooling and Servicing Agreement. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s Website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Trust Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Trust Certificateholder, party or individual.

[ ]

By:
Name:
Title:

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EXHIBIT S

SUBSERVICING AGREEMENTS

Mortgage Loan/Property Name	Sub-Servicer Name
Cannon Industrial Portfolio	3650 REIT Loan Servicing LLC
Northwoods Mall	3650 REIT Loan Servicing LLC
Wilshire Medical Arts Building	3650 REIT Loan Servicing LLC

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EXHIBIT T

FORM OF RECOMMENDATION OF SPECIAL SERVICER TERMINATION

Computershare Trust Company, National Association

as Certificate Administrator and as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2026-5C15

With a copy to: CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

Midland Loan Services, a Division of PNC Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC

as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

This letter is delivered pursuant to Section 6.08(b)(i) of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, on behalf of the holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”) and the Uncertificated Interest Owners regarding the replacement of the Special Servicer. Capitalized terms used and not otherwise

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defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

Based upon our review of the operational practices of [_______], in its current capacity as Special Servicer [with respect to [IF SUBJECT PARTY IS NOT THE SPECIAL SERVICER FOR ALL SERVICED LOANS, SPECIFY APPLICABLE SERVICED LOAN OR GROUP OF SERVICED LOANS FOR WHICH IT SO ACTS]], conducted pursuant to and in accordance with the Pooling and Servicing Agreement, it is our determination, in our sole discretion exercised in good faith, that (1) [________], in its current capacity as Special Servicer [with respect to [IF SUBJECT PARTY IS NOT THE SPECIAL SERVICER FOR ALL SERVICED LOANS, SPECIFY APPLICABLE SERVICED LOAN OR GROUP OF SERVICED LOANS FOR WHICH IT SO ACTS]], has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of [the Certificateholders and the Uncertificated VRR Interest Owners] [IF APPLICABLE: the related Loan-Specific Certificateholders and the related Uncertificated VRR Interest Owner] (as a collective whole). The following factors support our determination: [________].

Based upon such determination, we further hereby recommend that [_______] be removed as Special Servicer [with respect to [IF SUBJECT PARTY IS NOT THE SPECIAL SERVICER FOR ALL SERVICED LOANS, SPECIFY APPLICABLE SERVICED LOAN OR GROUP OF SERVICED LOANS FOR WHICH IT SO ACTS]] and that [________] be appointed its successor in such capacity.

Very truly yours,

[The Operating Advisor]

By:
Name:
Title:

Dated:
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EXHIBIT U

ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.04 of the Pooling and Servicing Agreement to disclose to the Depositor, the Certificate Administrator, each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) (in each case, after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this BMO 2026-5C15 Mortgage Trust Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by Item 1121 of Regulation AB which is NOT included on the Distribution Date Statement

Certificate Administrator

Depositor

Master Servicer (only with respect to Item 1121(a)(12) of Regulation AB as to Performing Serviced Loans)

Special Servicer (only with respect to Item 1121(a)(12) of Regulation AB as to Specially Serviced Loans)
Each Mortgage Loan Seller (only with respect to Item 1121(c)(2) of Regulation AB as to itself)

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Item on Form 10-D	Party Responsible
Item 1A: Asset-Level Information disclosure per Items 1111(h) and 1125 of Regulation AB	Master Servicer[1]
Item 1B: Asset Representations Reviewer and Investor Communication	Asset Representations Reviewer (with respect to Item 1121(d) of Regulation AB) Certificate Administrator (with respect to Item 1121(e) of Regulation AB )
Item 2: Legal Proceedings per Item 1117 of Regulation AB	(i) All parties to the Pooling and Servicing Agreement (as to themselves), (ii) any other Reporting Servicer (as to itself), (iii) the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, in each case as to the Trust (in the case of the Master Servicer and the Special Servicer, to be reported by the party controlling such litigation), (iv) each Mortgage Loan Seller as to itself and as to each Regulation AB Item 1110(b) originator with respect to such Mortgage Loan Seller’s Mortgage Loans and as to each Regulation AB Item 1100(d)(1) party either affiliated with or retained by such Mortgage Loan Seller, or with whom such Mortgage Loan Seller contracts
Item 3: Sale of Securities and Use of Proceeds	Depositor
Item 4: Defaults Upon Senior Securities	Certificate Administrator
Item 5: Submission of Matters to a Vote of Security Holders[2]	Certificate Administrator Trustee
Item 6: Significant Obligors of Pool Assets	Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to Specially Serviced Loans and REO Properties)
Item 7: Change in Sponsor Interest in the Securities	Each Mortgage Loan Seller as to itself and its affiliates

1  For the avoidance of doubt, the Certificate Administrator, not the Master Servicer, shall be responsible for filing any Additional Form 10-D Disclosure required by Item 1A on Form 10-D in accordance with Section 10.04 of this Agreement.

2  No disclosure is required for so long as Item 5 of Form 10-D requires the inclusion of information related to mine safety disclosures.

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Item on Form 10-D	Party Responsible
Item 8: Significant Enhancement Provider Information	Depositor

Item 9: Other Information

(i) Balances of the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, Collection Account, any Whole Loan Custodial Account and each REO Account as of the related Distribution Date and the preceding Distribution Date; and

(ii) information other than those specified in clause (i) above, but only to the extent of any information that meets all the following conditions: (a) such information constitutes “Form 8-K Disclosure” pursuant to Exhibit Z, (b) such information is required to be reported as “Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such information was not previously reported as “Form 8-K Disclosure”.

Any party responsible for disclosure items on Form 8-K to the extent of such items

Certificate Administrator (with respect to the balances of the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Excess Liquidation Proceeds Reserve Account and the Exchangeable Distribution Account as of the related Distribution Date and the preceding Distribution Date)

Master Servicer (with respect to the balances of the Collection Account and any Whole Loan Custodial Account as of the related Distribution Date and the preceding Distribution Date)

Special Servicer (with respect to the balance of each REO Account as of the related Distribution Date and the preceding Distribution Date)

Item 10: Exhibits	Certificate Administrator Depositor
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EXHIBIT V

ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.05 of the Pooling and Servicing Agreement to disclose to the Depositor, the Certificate Administrator, each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with the Additional Item below consisting of disclosure per Item 1112(b) of Regulation AB, possession) (in each case, after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this BMO 2026-5C15 Mortgage Trust Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 15: Exhibits, Financial Statement Schedules	Certificate Administrator Depositor
Additional Item: Disclosure per Item 1117 of Regulation AB	(i) All parties to the Pooling and Servicing Agreement (as to themselves), (ii) any other Reporting Servicer (as to itself), (iii) the Trustee, the Certificate Administrator, the Master Servicer, the Depositor and the Special Servicer, in each case as to the Trust (in the case of the Master Servicer, the Depositor and the Special Servicer, to be reported by the party controlling such litigation), (iv) each Mortgage Loan Seller as
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Item on Form 10-K	Party Responsible
to itself and as to each Regulation AB Item 1110(b) originator with respect to such Mortgage Loan Seller’s Mortgage Loans and as to each Regulation AB Item 1100(d)(1) party either affiliated with or retained by such Mortgage Loan Seller, or with whom such Mortgage Loan Seller contracts
Additional Item: Disclosure per Item 1119 of Regulation AB

(i) All parties to the Pooling and Servicing Agreement as to themselves (in the case of the Master Servicer, only as to 1119(a) affiliations with Significant Obligors identified in the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer or a sub-servicer described in 1108(a)(3) and, in the case of the Special Servicer, only as to 1119(a) affiliations with Significant Obligors identified in the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Master Servicer or a sub-servicer described in 1108(a)(3)), (ii) each Mortgage Loan Seller as to itself and as to each Regulation AB Item 1110 originator with respect to such Mortgage Loan Seller’s Mortgage Loans and as to each Regulation AB Item 1100(d)(1) party either affiliated with or retained by such Mortgage Loan Seller, or with whom such Mortgage Loan Seller contracts, (iii) the Depositor as to the enhancement or support provider

Additional Item: Disclosure per Item 1112(b) of Regulation AB	Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to REO Properties)
Additional Item: Disclosure per Items 1114(b)(2) and 1115(b) of Regulation AB	Depositor

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EXHIBIT W-1

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO THE E-MAIL ADDRESSES IMMEDIATELY BELOW AND
VIA OVERNIGHT MAIL TO THE PHYSICAL ADDRESSES IMMEDIATELY
BELOW**

[DATE]

Computershare Trust Company, National
Association,

as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2026-5C15

With a copy to:

TrustAdministrationGroup@computershare.com

BMO Commercial Mortgage Securities
LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [  ] of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

W-1-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                          ], phone number: [            ]; email address: [                   ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:
W-1-2

EXHIBIT W-2

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION (ACCOUNTS)

[DATE]

Computershare Trust Company, National Association,

as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2026-5C15– SEC REPORT PROCESSING

With a copy to: CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

!nacctsecnotifications@computershare.com

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 10.04 of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

[With respect to the securitization accounts balance information:

Account Name	Beginning Balance as of MM/DD/YYYY	Ending Balance as of MM/DD/YYYY
Collection Account
Whole Loan Custodial Account(s) : [_____________] Whole Loan [_____________] Whole Loan [_____________] Whole Loan [_____________] Whole Loan [_____________] Whole Loan
REO Account(s)

W-2-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                          ], phone number: [            ]; email address: [                   ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:
W-2-2

EXHIBIT W-3

Form of Notice of ADDITIONAL

INDEBTEDNESS NOTIFICATION

Computershare Trust Company, National Association,

as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2026-5C15– SEC REPORT PROCESSING

With a copy to: CCTCMBSBondAdmin@computershare.com

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

!nacctsecnotifications@computershare.com

Ref: BMO 2026-5C15, Additional Debt Notice for Form 10-D

The following information is being furnished to you for inclusion on Form 10-D pursuant to Section 10.04(c) of the Pooling and Servicing Agreement

	Portfolio Name	Mortgage Loan	Position in Debt Stack	Additional Debt	OPB	OPB Date	Appraised Value	Appraised Value Date	Aggregate LTV	Aggregate NCF DSCR	Aggregate NCF DSCR Date	Primary Servicer	Master Servicer	Lead Servicer	Prospectus ID
1	BMO 2026-5C15			$			$		%
	Outside the Trust			$			$		%
	Outside the Trust			$			$		%
	Total			$
2	BMO 2026-5C15			$			$		%
	Outside the Trust			$			$		%
	Outside the Trust			$			$		%
	Total			$
W-3-1

3	BMO 2026-5C15	$	$	%
	Outside the Trust	$	$	%
	Outside the Trust	$	$	%
	Total	$

W-3-2

EXHIBIT X

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

CERTIFICATIONS

I, [identifying the certifying individual], certify that:

1.	I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K, of BMO 2026-5C15 Mortgage Trust (the “Exchange Act Periodic Reports”);
2.	Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;
4.	Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and
5.	All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [Master Servicer][Special Servicer][Certificate Administrator][Trustee][Custodian][Operating Advisor][Outside Servicer][Outside Special Servicer]

Date:

[Signature]
[Title]

X-1

EXHIBIT Y-1

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE CERTIFICATE ADMINISTRATOR

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, BellOak, LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee

I, [identifying the certifying individual], a [title] of [CERTIFICATE ADMINISTRATOR], certify to BMO Commercial Mortgage Securities LLC, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.                  I have reviewed the annual report on Form 10-K for the fiscal year 20__, and all reports on Form 10-D and Form 8-K required to be filed in respect of periods covered by that annual report on Form 10-K, of the Trust (the “Exchange Act Periodic Reports”);

2.                  Based on my knowledge, the distribution information in Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that report on Form 10-K;

3.                  Based on my knowledge, all of the distribution, servicing and other information required to be provided by the Certificate Administrator pursuant to the Pooling and Servicing Agreement for inclusion in the Exchange Act Periodic Reports is included in such reports; and

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered by the Certificate Administrator in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria (as defined in the Pooling and Servicing Agreement).

Y-1-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]

By:
[Name]
Y-1-2

EXHIBIT Y-2

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE MASTER SERVICER

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “Special Servicer”), BellOak, LLC, as operating advisor and asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee

I, [identify the certifying individual], a [title] of [MASTER SERVICER], certify to BMO Commercial Mortgage Securities LLC, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the Certificates and/or the certification required by the applicable Other Pooling and Servicing Agreement relating to the securities issued by the applicable Other Securitization Trust (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

(1)	I have (or a Servicing Officer under my supervision has) reviewed the servicing reports covering the fiscal year 20__ required to be delivered by the Master Servicer to the Certificate Administrator and each applicable Other Exchange Act Reporting Party in accordance with the Pooling and Servicing Agreement;
(2)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;
(3)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information required to be provided in these servicing reports to the Certificate Administrator and each applicable Other Exchange Act Reporting Party by the Master Servicer under the Pooling and Servicing Agreement is included in the servicing reports
Y-2-1

delivered by the Master Servicer to the Certificate Administrator and each applicable Other Exchange Act Reporting Party;

(4)	I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 10.08 of the Pooling and Servicing Agreement with respect to the Master Servicer, and except as disclosed in such compliance statement delivered by the Master Servicer under Section 10.08 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and
(5)	The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1 through 5 that is in turn dependent upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Master Servicer with respect to the information that is subject of such certification.

Date:

[ ]

By:
[Name]

Y-2-2

EXHIBIT Y-3

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE SPECIAL SERVICER

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “Special Servicer”), BellOak, LLC, as operating advisor and asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), and as trustee

I, [identify the certifying individual], a [title] of [SPECIAL SERVICER], certify to BMO Commercial Mortgage Securities LLC, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the Certificates and/or the certification required by the applicable Other Pooling and Servicing Agreement relating to the securities issued by the applicable Other Securitization Trust (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.      Based on my knowledge, the servicing information in the servicing reports or information covering the fiscal year 20__ delivered by the Special Servicer to the Master Servicer under the Pooling and Servicing Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2.                  Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Certificate Administrator is included in the servicing reports delivered by the Special Servicer to the Master Servicer;

3.                  I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 10.08 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 10.08 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

Y-3-1

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Date:

[ ]

By:
[Name]
[Title]

Y-3-2

EXHIBIT Y-4

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE OPERATING ADVISOR

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “Special Servicer”), BellOak, LLC, as operating advisor and asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee

I, [identify the certifying individual], a [title] of [OPERATING ADVISOR], certify to BMO Commercial Mortgage Securities LLC and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.                  Based on my knowledge, the information required by the Pooling and Servicing Agreement to be provided to the Certificate Administrator by the Operating Advisor covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

2.                  Based on my knowledge, the information required to be provided to the Certificate Administrator by the Operating Advisor under the Pooling and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the Certificate Administrator is included in the reports delivered by the Operating Advisor to the Certificate Administrator;

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Operating Advisor under the Pooling and Servicing Agreement and based upon my knowledge the Operating Advisor has, except as described in any information provided to the Certificate Administrator by the Operating Advisor covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and

Y-4-1

Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].]

Date:

[ ]

By:
[Name]
[Title]

Y-4-2

EXHIBIT Y-5

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE CUSTODIAN

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, BellOak, LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), as custodian (in such capacity, the “Custodian”) and as trustee (in such capacity, the “Trustee”)

I, [identify the certifying individual], a [title] of [CUSTODIAN], certify to BMO Commercial Mortgage Securities LLC, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates and/or the Sarbanes-Oxley Act certification required by the applicable Other Pooling and Servicing Agreement relating to the securities issued by the applicable Other Securitization Trust (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.                  Based on my knowledge, the information required by the Pooling and Servicing Agreement to be provided to the Certificate Administrator and each applicable Other Exchange Act Reporting Party by the Custodian covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

2.                  Based on my knowledge, the information required to be provided to the Certificate Administrator by the Custodian under the Pooling and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the Certificate Administrator is included in the reports delivered by the Custodian to the Certificate Administrator;

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Custodian under the Pooling and Servicing Agreement and based upon my knowledge the Custodian has, except as described in any information provided to the Certificate Administrator by the Custodian covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

Y-5-1

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]

By:
[Name]
[Title]

Y-5-2

EXHIBIT Y-6

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE TRUSTEE

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, BellOak, LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”)

I, [identify the certifying individual], a [title] of [TRUSTEE], certify to BMO Commercial Mortgage Securities LLC, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates and/or the Sarbanes-Oxley Act certification required by the applicable Other Pooling and Servicing Agreement relating to the securities issued by the applicable Other Securitization Trust (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.                  Based on my knowledge, the information required by the Pooling and Servicing Agreement to be provided to the Certificate Administrator and each applicable Other Exchange Act Reporting Party by the Trustee covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

2.                  Based on my knowledge, the information required to be provided to the Certificate Administrator by the Trustee under the Pooling and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the Certificate Administrator is included in the reports delivered by the Trustee to the Certificate Administrator;

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement and based upon my knowledge the Trustee has, except as described in any information provided to the Certificate Administrator by the Trustee covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

Y-6-1

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]

By:
[Name]
[Title]

Y-6-2

EXHIBIT Y-7

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE ASSET REPRESENTATIONS REVIEWER

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “Special Servicer”), BellOak, LLC, as operating advisor and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”)_

I, [identify the certifying individual], a [title] of [ASSET REPRESENTATIONS REVIEWER], certify to BMO Commercial Mortgage Securities LLC and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.                  Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all information required to be submitted by the Asset Representations Reviewer to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Reports”) (such information provided by the Asset Representations Reviewer, collectively, the “Asset Representations Reviewer Periodic Information”) have been submitted by the Asset Representations Reviewer to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in the Reports;

2.                  Based on my knowledge, the Asset Representations Reviewer Periodic Information contained in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Asset Representations Reviewer under the Pooling and Servicing Agreement and based upon my knowledge the Asset Representations Reviewer has, except as described in any information provided to the Certificate Administrator by the Asset

Y-7-1

Representations Reviewer covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].]

Date:

[ ]

By:
[Name]
[Title]

Y-7-2

EXHIBIT Y-8

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY A SUB-SERVICER

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “Special Servicer”), BellOak, LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee

and

Sub-servicing agreement, dated as of [______], 20__ (the “Sub-Servicing Agreement”) between [_____________] and [SUB-SERVICER], as sub-servicer (the “Sub-Servicer”)

I, [identify the certifying individual], a [title] of [SUB-SERVICER], certify to BMO Commercial Mortgage Securities LLC, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the Certificates and/or the certification required by the applicable Other Pooling and Servicing Agreement relating to the securities issued by the applicable Other Securitization Trust (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

(1)	I have (or a Servicing Officer under my supervision has) reviewed the servicing reports submitted by the Sub-Servicer to the Master Servicer and/or the Certificate Administrator and/or each applicable Other Exchange Act Reporting Party pursuant to the Sub-Servicing Agreement (the “Sub-Servicer Reports”) for inclusion in the annual report on Form 10-K or any report on Form 10-D with respect to the Trust covering the fiscal year 20__ ;
(2)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Sub-Servicer), the servicing information in the Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Sub-Servicer Reports;
Y-8-1

(3)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Sub-Servicer), the servicing information required to be provided in the Sub-Servicer Reports to the Master Servicer, the Certificate Administrator and/or each applicable Other Exchange Act Reporting Party by the Sub-Servicer under the Sub-Servicing Agreement is included in the Sub-Servicer Reports delivered by the Sub-Servicer to the Master Servicer, the Certificate Administrator and/or each applicable Other Exchange Act Reporting Party;
(4)	I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 10.08 of the Pooling and Servicing Agreement with respect to the Sub-Servicer, and except as disclosed in such compliance statement delivered by the Sub-Servicer under Section 10.08 of the Pooling and Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects in the year to which such review applies; and
(5)	The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Date:

[ ]

By:
[Name]

Y-8-2

EXHIBIT Y-9

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE BACK-UP ADVANCING AGENT

Re:	BMO 2026-5C15 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, BellOak, LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), back-up advancing agent (in such capacity, the “Back-Up Advancing Agent”), and as trustee.

I, [identify the certifying individual], a [title] of [BACK-UP ADVANCING AGENT], certify to BMO Commercial Mortgage Securities LLC, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates and/or the Sarbanes-Oxley Act certification required by the applicable Other Pooling and Servicing Agreement relating to the securities issued by the applicable Other Securitization Trust (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.                  Based on my knowledge, the information required by the Pooling and Servicing Agreement to be provided to the Certificate Administrator and each applicable Other Exchange Act Reporting Party by the Back-Up Advancing Agent covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

2.                  Based on my knowledge, the information required to be provided to the Certificate Administrator by the Back-Up Advancing Agent under the Pooling and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the Certificate Administrator is included in the reports delivered by the Back-Up Advancing Agent to the Certificate Administrator;

3.                  I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Back-Up Advancing Agent under the Pooling and Servicing Agreement and based upon my knowledge the Back-Up Advancing Agent has, except as described in any information provided to the Certificate Administrator by the Back-Up Advancing Agent

Y-9-1

covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4.                  The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]

By:
[Name]
[Title]

Y-9-2

EXHIBIT Z

FORM 8-K DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.07 of the Pooling and Servicing Agreement to disclose to the Depositor, the Certificate Administrator, each Other Depositor and Other Exchange Act Reporting Party to which such Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge (after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this BMO 2026-5C15 Mortgage Trust Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Master Servicer, Special Servicer and the Trustee (in the case of the Master Servicer, Special Servicer, and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)
Certificate Administrator (other than as to agreements to which the Depositor (and no other party to the Pooling and Servicing Agreement) is a party)

Depositor

Item 1.02- Termination of a Material Definitive Agreement

Master Servicer, Special Servicer and the Trustee (in the case of the Master Servicer, Special Servicer and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)

Certificate Administrator (other than as to agreements to which the Depositor (and no other party to the Pooling and Servicing

Z-1

Item on Form 8-K	Party Responsible
Agreement) is a party) Depositor
Item 1.03- Bankruptcy or Receivership	Depositor Each Mortgage Loan Seller as to itself Each other party to the Pooling and Servicing Agreement (as to itself)
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Depositor Certificate Administrator
Item 3.03- Material Modification to Rights of Security Holders	Certificate Administrator
Item 5.03- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	Depositor
Item 5.07: Submission of Matters to a Vote of Security Holders	Certificate Administrator Trustee
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Master Servicer, Special Servicer or Trustee

Master Servicer (as to itself or a servicer retained by it)

Special Servicer (as to itself or a servicer retained by it)

Trustee
Certificate Administrator (as to itself or a servicer retained by it)
Depositor

Item 6.03- Change in Credit Enhancement or Other External Support	Depositor Certificate Administrator
Item 6.04- Failure to Make a Required Distribution	Certificate Administrator
Item 6.05- Securities Act Updating Disclosure	Depositor
Item 7.01- Regulation FD Disclosure	Depositor
Item 8.01 – Other Events	Depositor
Item 9.01 – Financial Statements and Exhibits	Depositor

Z-2

EXHIBIT AA-1

FORM OF POWER OF ATTORNEY – MASTER SERVICER

RECORDING REQUESTED BY:

Midland Loan Services, a Division of PNC Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: NoticeAdmin@pnc.com

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY TO

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

FROM COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF

BMO 2026-5C15 MORTGAGE TRUST, COMMERCIAL MORTGAGE

PASS-THROUGH CERTIFICATES, SERIES 2026-5C15

KNOW ALL BY THESE PRESENTS:

WHEREAS, BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer, BellOak, LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator and as trustee (the “Trustee”), entered into a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Agreement”), pertaining to a securitization trust designated as BMO 2026-5C15 Mortgage Trust and formed for the benefit of the holders of the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Trust”), and which provides in part that the Master Servicer shall administer and service a certain “Mortgage Loan” and provide services to the “Borrowers” as those terms are defined in the Agreement, for the benefit of the Trustee in accordance with the terms of the Agreement and the Mortgage Loan; and

WHEREAS, pursuant to the terms of the Agreement, the Master Servicer is granted certain powers, responsibilities and authority in connection with its servicing and administration of the Mortgage Loan subject to the terms of the Agreement; and

WHEREAS, the Trustee has been requested by the Master Servicer pursuant to Section 3.01(a) of the Agreement to grant this Limited Power of Attorney to the Master Servicer to enable the Master Servicer to execute and deliver, on behalf of the Trustee, certain documents and instruments related to the Mortgage Loan thereby empowering the Master Servicer to take

AA-1-1

such actions as it deems necessary to comply with its servicing, administrative and management duties under and in accordance with the Agreement.

NOW, THEREFORE, KNOW ALL BY THESE PRESENTS:

Computershare Trust Company, National Association, a national banking association having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045, not in its individual or banking capacity, but solely in its capacity as trustee for the holders of the above referenced Trust (the “Trustee”) under the Agreement, does make, constitute and appoint Midland Loan Services, a Division of PNC Bank, National Association, with principal corporate offices at 10851 Mastin Street, Suite 300, Overland Park, Kansas 66211, as Master Servicer, by and through its designated officers, as the Trustee’s true and lawful attorney-in-fact with respect to the Mortgage Loan and each mortgaged property and related collateral (each a “Mortgaged Property”) held by the Trustee to secure the obligations of the Mortgage Loan in its capacity as Trustee, and in Trustee’s name, place and stead, to prepare, complete, execute, deliver, record and file on behalf of the holders and the Trustee, and in any event in accordance with the terms of the Agreement: (i) customary consents or waivers and other instruments and documents including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the validity, enforceability, perfection and priority of the lien on a Mortgaged Property; (ii) to consent to assignments and assumptions or substitutions, and transfers of interest of the Borrowers, in each case subject to and in accordance with the terms of the Mortgage Loan and subject to the provisions of the Agreement; (iii) to collect any insurance proceeds, condemnation proceeds and liquidation proceeds in accordance with the terms of the Mortgage Loan; (iv) to consent to any subordinate financing to be secured by any Mortgaged Property to the extent that such consent is required pursuant to the terms of the Mortgage Loan or which otherwise is required under the Agreement; (v) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or to repayment of the Mortgage Loan or otherwise, in each case in accordance with the terms of the Mortgage Loan; (vi) to execute any and all instruments necessary or appropriate for the appointment of a receiver, judicial or nonjudicial foreclosure of, the taking of a deed in lieu of foreclosure with respect to, or the conversion of title to any Mortgaged Property securing the Mortgage Loan owned by the Trustee and serviced by the Master Servicer for the Trustee, and, consistent with the authority granted by the Agreement, to take any and all actions on behalf of the Trustee in connection with maintaining and defending the enforceability of such Mortgage Loan obligation and the collection thereof including, without limitation, the execution of any and all instruments necessary or appropriate in defense of and for the collection and enforcement of said Mortgage Loan obligation in accordance with the terms of the Agreement; (vii) to execute and deliver documents relating to the management, operation, maintenance, repair, leasing and marketing of a Mortgaged Property, including agreements and requests by the Borrowers with respect to modifications of the management of a Mortgaged Property or the replacement of managers; (viii) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Loan under their respective terms including all rights of approval and consent thereunder; (ix) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Borrowers or their tenants in accordance with the terms of the Mortgage Loan; (x) to join the Borrowers in granting, modifying or

AA-1-2

releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to a Mortgaged Property to the extent such does not adversely affect the value of such Mortgaged Property; (xi) to execute and deliver, on behalf of the Trustee, any and all instruments of satisfaction or cancellation, assignment, partial or full reconveyance, partial or full defeasance, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loan and the Mortgaged Properties; (xii) to draw upon, replace, substitute, release or amend any letters of credit standing as collateral under the Mortgage Loan; (xiii) to apply amounts in the various escrow accounts set up under the Mortgage Loan pursuant to the terms provided for therein; (xiv) to endorse on behalf of the Trustee all checks, drafts and/or other negotiable instruments made payable to the Trustee; and (xv) to open bank accounts as necessary and as permitted or required under the related Agreements and to close bank accounts upon release or discharge of any Mortgage Loan or upon liquidation of a Mortgage Loan or Mortgaged Property and disbursement of all funds in such accounts.

ARTICLE I

The enumeration of particular powers hereinabove is not intended in any way to limit the grant to the Master Servicer as the Trustee’s attorney-in-fact of full power and authority with respect to the Mortgage Loan consistent with the Agreement to execute and deliver any such documents, instrument or other writing, as fully, to all intents and purposes, as the Trustee might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and the Trustee agrees and represents to those dealing with such attorney-in-fact that they may rely upon this limited power of attorney until termination of the limited power of attorney under the provisions of Article III below. As between and among the Trustee, the registered holders, the Trust, and the Master Servicer, the Master Servicer may not exercise any right, authority or power granted by this instrument in a manner which would violate the terms of the Agreement or the servicing standard imposed on the Master Servicer by the Agreement, but any and all third parties dealing with the Master Servicer as the Trustee's attorney-in-fact may rely completely, unconditionally and conclusively on the Master Servicer's authority and need not make inquiry about whether the Master Servicer is acting pursuant to the Agreement or such standard. Any purchaser, title company, recorder's office or other third party may rely upon a written statement by the Master Servicer that any particular loan or property in question and the release thereof is subject to and included under this power of attorney and the Agreement.

ARTICLE II

Any act or thing lawfully done by the Master Servicer, and otherwise authorized under this Limited Power of Attorney, shall be binding on the Trustee and the Trustee's successors and assigns.

ARTICLE III

This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events, unless sooner revoked in writing by the Trustee:

AA-1-3

(i)	the suspension or termination of this Limited Power of Attorney by the Trustee;

(ii)	the transfer of servicing under such Agreement from the Master Servicer to another servicer;

(iii)	the termination, resignation or removal of the Trustee as trustee of such Trust;

(iv)	the appointment of a receiver or conservator with respect to the business of the Master Servicer;

(v)	the filing of a voluntary or involuntary petition in bankruptcy by or against the Master Servicer;

(vi)	the termination of the Agreement; or

(vii)	the termination of the Master Servicer.

Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of the Trustee, or the Master Servicer thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

[SIGNATURE ON FOLLOWING PAGE]

AA-1-4

IN WITNESS WHEREOF, the Trustee has caused this instrument to be executed by its officer duly authorized as of the ___ day of _________________.

Computershare Trust Company, National Association, as Trustee, for the benefit of the registered holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

By:
Name:
Title:

Witness:

Witness

STATE OF	)
	)	ss.
COUNTY OF	)

On the [DAY] day of [MONTH] in the year [YEAR], before me, [NOTARY], Notary Public, personally appeared [SIGNER], [TITLE], who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he voluntarily executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, voluntarily executed the instrument.

Witness my hand and official seal.

Notary Public

My commission expires
AA-1-5

EXHIBIT AA-2

FORM OF POWER OF ATTORNEY – SPECIAL SERVICER

RECORDING REQUESTED BY:

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com;

specialservicing@3650Capital.com;

notices@3650Capital.com

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY TO 3650 REIT LOAN SERVICING LLC,

FROM COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF

BMO 2026-5C15 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2026-5C15

KNOW ALL BY THESE PRESENTS:

WHEREAS, BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer (the “Special Servicer”), BellOak, LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator and as trustee (the “Trustee”), entered into a Pooling and Servicing Agreement dated as of June 1, 2026 (the “Agreement”), pertaining to a securitization trust designated as BMO 2026-5C15 Mortgage Trust and formed for the benefit of the holders of the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Trust”), and which provides in part that the Special Servicer shall administer and service a certain “Mortgage Loan” and provide services to the “Borrowers” as those terms are defined in the Agreement, for the benefit of the Trustee in accordance with the terms of the Agreement and the Mortgage Loan; and

WHEREAS, pursuant to the terms of the Agreement, the Special Servicer is granted certain powers, responsibilities and authority in connection with its servicing and administration of the Mortgage Loan subject to the terms of the Agreement; and

WHEREAS, the Trustee has been requested by the Special Servicer pursuant to Section 3.0l(a) of the Agreement to grant this Limited Power of Attorney to the Special Servicer to enable the Special Servicer to execute and deliver, on behalf of the Trustee, certain documents

AA-2-1

and instruments related to the Mortgage Loan thereby empowering the Special Servicer to take such actions as it deems necessary to comply with its servicing, administrative and management duties under and in accordance with the Agreement.

NOW, THEREFORE, KNOW ALL BY THESE PRESENTS:

Computershare Trust Company, National Association, a national banking association having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045, not in its individual or banking capacity, but solely in its capacity as trustee for the holders of the above referenced Trust (the “Trustee”) under the Agreement, does make, constitute and appoint 3650 REIT Loan Servicing LLC, with principal corporate offices at 2977 McFarlane Road, Suite 300, Miami, Florida 33133, as Special Servicer, by and through its designated officers, as the Trustee’s true and lawful attorney-in-fact with respect to the Mortgage Loan and each mortgaged property and related collateral (each a “Mortgaged Property”) held by the Trustee to secure the obligations of the Mortgage Loan in its capacity as Trustee, and in Trustee’s name, place and stead, to prepare, complete, execute, deliver, record and file on behalf of the holders and the Trustee, and in any event in accordance with the terms of the Agreement: (i) customary consents or waivers and other instruments and documents including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the validity, enforceability, perfection and priority of the lien on a Mortgaged Property; (ii) to consent to assignments and assumptions or substitutions, and transfers of interest of the Borrowers, in each case subject to and in accordance with the terms of the Mortgage Loan and subject to the provisions of the Agreement; (iii) to collect any insurance proceeds, condemnation proceeds and liquidation proceeds in accordance with the terms of the Mortgage Loan; (iv) to consent to any subordinate financing to be secured by any Mortgaged Property to the extent that such consent is required pursuant to the terms of the Mortgage Loan or which otherwise is required under the Agreement; (v) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or to repayment of the Mortgage Loan or otherwise, in each case in accordance with the terms of the Mortgage Loan; (vi) to execute any and all instruments necessary or appropriate for the appointment of a receiver, judicial or nonjudicial foreclosure of, the taking of a deed in lieu of foreclosure with respect to, or the conversion of title to any Mortgaged Property securing the Mortgage Loan owned by the Trustee and serviced by the Servicer for the Trustee, and, consistent with the authority granted by the Agreement, to take any and all actions on behalf of the Trustee in connection with maintaining and defending the enforceability of such Mortgage Loan obligation and the collection thereof including, without limitation, the execution of any and all instruments necessary or appropriate in defense of and for the collection and enforcement of said Mortgage Loan obligation in accordance with the terms of the Agreement; (vii) to execute and deliver documents relating to the management, operation, maintenance, repair, leasing and marketing of a Mortgaged Property, including agreements and requests by the Borrowers with respect to modifications of the management of a Mortgaged Property or the replacement of managers; (viii) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Loan under their respective terms including all rights of approval and consent thereunder; (ix) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Borrowers

AA-2-2

or their tenants in accordance with the terms of the Mortgage Loan; (x) to join the Borrowers in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to a Mortgaged Property to the extent such does not adversely affect the value of such Mortgaged Property; (xi) to execute and deliver, on behalf of the Trustee, any and all instruments of satisfaction or cancellation, assignment, partial or full reconveyance, partial or full defeasance, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loan and the Mortgaged Properties; (xii) to draw upon, replace, substitute, release or amend any letters of credit standing as collateral under the Mortgage Loan; (xiii) to apply amounts in the various escrow accounts set up under the Mortgage Loan pursuant to the terms provided for therein; (xiv) to endorse on behalf of the Trustee all checks, drafts and/or other negotiable instruments made payable to the Trustee; and (xv) to open bank accounts as necessary and as permitted or required under the related Agreements and to close bank accounts upon release or discharge of any Mortgage Loan or upon liquidation of a Mortgage Loan or Mortgaged Property and disbursement of all funds in such accounts.

ARTICLE I

The enumeration of particular powers hereinabove is not intended in any way to limit the grant to the Special Servicer as the Trustee’s attorney-in-fact of full power and authority with respect to the Mortgage Loan consistent with the Agreement to execute and deliver any such documents, instrument or other writing, as fully, to all intents and purposes, as the Trustee might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and the Trustee agrees and represents to those dealing with such attorney-in-fact that they may rely upon this limited power of attorney until termination of the limited power of attorney under the provisions of Article III below. As between and among the Trustee, the registered holders, the Trust, and the Special Servicer, the Special Servicer may not exercise any right, authority or power granted by this instrument in a manner which would violate the terms of the Agreement or the servicing standard imposed on the Special Servicer by the Agreement, but any and all third parties dealing with the Special Servicer as the Trustee's attorney-in-fact may rely completely, unconditionally and conclusively on the Special Servicer's authority and need not make inquiry about whether the Special Servicer is acting pursuant to the Agreement or such standard. Any purchaser, title company, recorder's office or other third party may rely upon a written statement by the Special Servicer that any particular loan or property in question and the release thereof is subject to and included under this power of attorney and the Agreement.

ARTICLE II

Any act or thing lawfully done by the Special Servicer, and otherwise authorized under this Limited Power of Attorney, shall be binding on the Trustee and the Trustee's successors and assigns.

ARTICLE III

AA-2-3

This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events, unless sooner revoked in writing by the Trustee:

(i)	the suspension or termination of this Limited Power of Attorney by the Trustee;

(ii)	the transfer of servicing under such Agreement from the Special Servicer to another servicer;

(iii)	the termination, resignation or removal of the Trustee as trustee of such Trust;

(iv)	the appointment of a receiver or conservator with respect to the business of the Special Servicer;

(v)	the filing of a voluntary or involuntary petition in bankruptcy by or against the Special Servicer;

(vi)	the termination of the Agreement; or

(vii)	the termination of the Special Servicer.

Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of the Trustee, or the Special Servicer thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

[SIGNATURE ON FOLLOWING PAGE]

AA-2-4

IN WITNESS WHEREOF, the Trustee has caused this instrument to be executed by its officer duly authorized as of the ___ day of _________________.

Computershare Trust Company, National Association, as Trustee, for the benefit of the registered holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

By:
Name:
Title:

Witness:

Witness

STATE OF	)
	)	ss.
COUNTY OF	)

On the [DAY] day of [MONTH] in the year [YEAR], before me, [NOTARY], Notary Public, personally appeared [SIGNER], [TITLE], who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he voluntarily executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, voluntarily executed the instrument.

Witness my hand and official seal.

Notary Public

My commission expires
AA-2-5

EXHIBIT BB

[RESERVED]

BB-1

EXHIBIT CC-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

BMO Commercial Mortgage Securities
LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael
Birajiclian and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com
Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right (as defined below) established under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Depositor, that:

1.       The Transferor is the lawful owner of the right to receive the Excess Servicing Fees (the “Excess Servicing Fee Right”), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

2.       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any Person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right,

CC-1-1

any interest in the Excess Servicing Fee Right or any other similar security with any Person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

Very truly yours,

By:
Name:
Title:
CC-1-2

EXHIBIT CC-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Midland Loan Services, a Division of

PNC Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor and the Master Servicer, that:

1.       The Transferee is acquiring the right to receive Excess Servicing Fees (the “Excess Servicing Fee Right”) for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would

CC-2-1

violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

2.       The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit CC-1 to the Pooling and Servicing Agreement, and (B) each of Midland Loan Services, a Division of PNC Bank, National Association and the Depositor has received a certificate from the prospective transferee substantially in the form attached as Exhibit CC-2 to the Pooling and Servicing Agreement.

3.       The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.12 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

4.       Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any Person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any Person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

5.       The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters that it has requested.

6.       The Transferee is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (b) an “accredited investor” as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity

CC-2-2

owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7.       The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Pooling and Servicing Agreement, and made available to it, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives (collectively, “Representatives”) not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than the Transferee’s auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such Person or has become generally available to the public other than as a result of disclosure by such Person; provided, however, that the Transferee or any of its Representatives may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such other Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such other Person’s auditors, legal counsel and regulators.

8.       The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.12 of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

Very truly yours,

By:
Name:
Title
CC-2-3

EXHIBIT DD

FORM OF NOTICE AND CERTIFICATION REGARDING DEFEASANCE OF
MORTGAGE LOAN

To:                           Moody’s Investors Service, Inc.

7 World Trade Center

New York, New York 10007

Attention: Commercial Mortgage Surveillance Group

Email: CMBSSurveillance@Moodys.com

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004
Attention: Commercial Mortgage Surveillance Group
Facsimile No: (212) 635-0295
E-mail: Info.cmbs@fitchratings.com

Kroll Bond Rating Agency, LLC
845 Third Avenue, 4th Floor

New York, New York 10022

Attention: CMBS Surveillance

E-mail: cmbssurveillance@kbra.com

From:	Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as Master Servicer (the “Master Servicer”) under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, the Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee.
Date:	____________, 20___
Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 Mortgage Loan (the “Subject Mortgage Loan”) heretofore secured by real property known as ____________ [Include the following, with appropriate modification, if there is pari passu or AB debt: as evidenced by that certain Promissory Note [A-[_]][A] in the amount of $____________, which Promissory Note [A-[_]][A] is owned by the Trust, and Promissory Note [___] in the amount of $_____________, which Promissory Note [___] is owned by ________________.]____________________

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

DD-1

THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE “SERVICING STANDARD”), AND (B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Subject Mortgage Loan or the defeasance transaction:

1.                  The Mortgagor has consummated a defeasance of the Subject Mortgage Loan of the type checked below:**

____ a full defeasance of the entire outstanding principal balance ($____________) of the Subject Mortgage Loan; or

____ a partial defeasance of a portion ($____________) of the Subject Mortgage Loan that represents ___% of the entire principal balance of the Subject Mortgage Loan ($____________).

2.                  The defeasance was consummated on ____________, 20__.

3.                  The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Loan Documents and in accordance with the Servicing Standard.

[Include the following if there is pari passu or AB debt:

4.                  In accordance with the Loan Documents, the defeasance occurred such that:

____ Promissory Notes [A-[__]][A] and [___] were defeased simultaneously in their entirety; or

____ Promissory Note [___] was paid off in full.]

5.                  To the knowledge of the Master Servicer any other debt related to the Subject Mortgage Loan (including mezzanine debt, senior secured debt, pari passu debt or subordinate secured debt was either paid off in full or defeased. Such debt consists of the following: [Describe debt and holder of the debt and if it was paid off or defeased].

6.                  The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, (iv) interest-only direct debt obligations of the Resolution Funding Corporation, (v)

DD-2

consolidated debt obligations of the Federal Home Loan Bank or (vi) securities covered by the Federal Deposit Insurance Corporation’s (the “FDIC”) Temporary Liquidity Guarantee Program (“TLGP”). Based upon a written report from an independent certified accountant, such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not callable prior to their respective maturity dates. In addition, if the defeasance collateral contains any TLGP securities, then:

●	Such securities are eligible under TLGP;
●	The master servicer (and the trustee, if it serves as the back-up advancing agent for the transaction) has waived its right to (i) collect interest on advances made on behalf of the borrower holding TLGP securities, and (ii) collect for expenses incurred in making demand on the FDIC;
●	If the TLGP debt is to be used to satisfy a balloon payment, a reserve conforming to the criteria for eligible accounts was funded with a minimum of 90 days interest on the defeasance collateral to cover potential delays in receipt of the balloon payment;
●	The TLGP securities mature before June 30, 2012; and
●	The master servicer’s error and omissions insurance policy covers losses to the CMBS trust caused by the master servicer’s failure to make timely demand on the FDIC’s guarantee.

7.                  After the defeasance, the defeasance collateral will be owned by an entity (the “Defeasance Obligor”) that: (i) is the original Mortgagor, (ii) is a Single-Purpose Entity (as described in S&P’s criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Subject Mortgage Loan pursuant to the terms of the Loan Documents, or (v) has previously received confirmation from Standard & Poor’s that the organizational documents of such Defeasance Obligor conform with applicable Standard & Poor’s criteria. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Mortgagor) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the “Pool”).

8.                  If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $35 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates, as of the date of the most recent Certificate Administrator’s Distribution Date Statement received by the Master Servicer (the “Current Report”), except to the extent the Defeasance Obligor is of the type specified in paragraph 7(v) above or the original Loan Documents do not limit the amount of defeased loans that it may hold.

DD-3

9.                  The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in S&P’s criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in S&P’s criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement or as defined in the documents evidencing defeasance).

10.              The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer’s collection account, all scheduled payments on the Subject Mortgage Loan or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased including any defeasance premiums set forth in the loan documents (the “Scheduled Payments”).

11.              The Master Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Monthly Payments including the payment in full of the Subject Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) except as otherwise disclosed in the written report from an independent certified public accountant, [and disclosed below,] the revenues received in any month from the defeasance collateral will be applied to make Monthly Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not callable prior to their respective maturity dates, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor’s interest expense for the Subject Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

12.              The Master Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause any Trust REMIC to fail to qualify as a REMIC for purpose of the Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, [and] (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

13.              The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Subject Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

14.              At the time of the defeasance of the Subject Mortgage Loan, the Subject Mortgage Loan is (x) not one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a

DD-4

Mortgage Loan with a Stated Principal Balance equal to or less than $35,000,000 and (z) a Mortgage Loan that represents less than 5% of the Stated Principal Balance of all Mortgage Loans.

15.              Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant’s report and other items delivered in connection with the defeasance will be provided to you upon request.

16.              The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

[MASTER SERVICER]

By:
Name:
Title:
DD-5

EXHIBIT A

Exceptions

DD-6

EXHIBIT B

Sample Perfected Security Interest Representations

General:

1.                  [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

Note that “Collateral” means securities, permitted investments and other assets credited to securities accounts.

1.                  The [Deposit Account] constitutes a “deposit account” within the meaning of the applicable UCC.

2.                  All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as “financial assets” within the meaning of the UCC.

Creation:

1.                  The Defeasance Account Agreement provides that the Pledgee shall have “control” (as defined in the applicable UCC).

2.                  [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

1.                  [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

2.                  [Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

3.                  [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities Account].

4.                  To the extent a Deposit Account exists, [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

DD-7

Priority:

1.                  Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

2.                  The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

DD-8

EXHIBIT EE

[reserved]

EE-1

EXHIBIT FF-1

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(Mountain Industrial Portfolio)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association
10851 Mastin Street, Suite 300
Overland Park, Kansas 66210
Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Stinson CMBS Notices
Email: stinson.cmbsnotices@stinson.com

BSP Special Servicer, LLC

One Madison Avenue, Suite 1600

New York, NY 10010

Attention: CRE Legal

Email: Crelegal@bspcredit.com

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: MTN 2026-LPFX -Surveillance
Manager (with a copy sent contemporaneously
via email to
cmbs.notices@parkbridgefinancial.com)

Computershare Trust Company, National
Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – MTN
2026-LPFX

with a copy to:
CCTCMBSBondAdmin@computershare.co
m;
trustadministrationgroup@computershare.co
m

Computershare Trust Company, National
Association
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: Document Custody Group – MTN
2026-LPFX

with a copy to:
cmbscustody@computershare.com

Re:	MTN Commercial Mortgage Trust 2026-LPFX, Commercial Mortgage Pass-Through Certificates, Series 2026-LPFX

Ladies and Gentlemen:

Reference is hereby made to the Trust and Servicing Agreement, dated as of May 13, 2026 (the “Lead Servicing Agreement”), between Wells Fargo Commercial Mortgage Securities, Inc.,

FF-1-1

as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as servicer, BSP Special Servicer, LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing Agreement.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”) and as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
Mountain Industrial Portfolio	Note A-3-1-1-1-1, Note A-4-1-1-1-1, Note A-3-6-2 and Note A-4-6-2

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [_____]

FF-1-2

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

5C15 Special Servicer:	3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300
FF-1-3

Miami, FL 33133 Attention: General Counsel E-mail: compliance@3650Capital.com with a copy to: specialservicing@3650Capital.com with a copy to: notices@3650Capital.com
5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

FF-1-4

Very truly yours,

By:
Name:
Title:
FF-1-5

EXHIBIT FF-2

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(1500 Post Oak Boulevard)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association
10851 Mastin Street, Suite 300
Overland Park, Kansas 66210
Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Stinson CMBS Notices
Email: stinson.cmbsnotices@stinson.com

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS)
– BANK5 2026-5YR21

with a copy to:

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Computershare Trust Company, National
Association
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: Document Custody Group –
BANK5 2026-5YR21

with a copy to:
cmbscustody@computershare.com

Pentalpha Surveillance LLC

501 John James Audubon Parkway, Suite 401

Amherst, New York 14228

Attention: BANK5 2026-5YR21—
Transaction Manager

With a copy sent via email to:
notices@pentalphasurveillance.com (with

BANK5 2026-5YR21 in the subject line)

LNR Partners, LLC
2340 Collins Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Arne Shulkin
with copies to:
Email: hbennett@starwood.com;
ashulkin@lnrpartners.com; and
lnr.cmbs.notices@lnrproperty.com

Re:	BANK5 2026-5YR21, Commercial Mortgage Pass-Through Certificates, Series 2026-5YR21

Ladies and Gentlemen:

FF-2-1

Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2026 (the “Lead Servicing Agreement”), between J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as certificate administrator and as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing Agreement.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”) and as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
1500 Post Oak Boulevard	Note A-2

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

FF-2-2

Loan Reference Number: [_____]

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

5C15 Special Servicer:	3650 REIT Loan Servicing LLC
FF-2-3

2977 McFarlane Road, Suite 300 Miami, FL 33133 Attention: General Counsel E-mail: compliance@3650Capital.com with a copy to: specialservicing@3650Capital.com with a copy to: notices@3650Capital.com
5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

FF-2-4

Very truly yours,

By:
Name:
Title:
FF-2-5

EXHIBIT FF-3

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(Admiral’s Cove and Prospect Place Apartments)

[Date]

Trimont LLC

One South

101 South Tryon Street, Suite 1400

Charlotte, North Carolina 28280

Attention: BBCMS 2026-5C41 Asset
Manager

Email: commercial.servicing@trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, Georgia 30326

Attention: Legal Department

Email: legaldepartment@trimont.com

with a copy to:

K&L Gates LLP

300 South Tryon Street

Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Reference: BBCMS 2026-5C41

Fax Number: (704) 353-3190

CWCapital Asset Management LLC

900 19th Street NW, 8th Floor

Washington, D.C. 20006

Attention: Legal Department (BBCMS 2025-
5C41)

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services –
BBCMS 2026-5C41

with a copy to:

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Computershare Trust Company, National
Association
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: Document Custody Group –
BBCMS 2026-5C41

with a copy to:
cmbscustody@computershare.com

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Trust Administration—BBCMS
2026-5C41

E-mail: cmbsadmin@list.db.com

BellOak, LLC

1717 McKinney Avenue, 12th Floor

Dallas, Texas 75202

Attention: Reporting – BBCMS 2026-5C41

with copies sent contemporaneously via email
to

reporting@belloakadvisors.com

Re:	BBCMS Mortgage Trust 2026-5C41,Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C41
FF-3-1

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2026 (the “Lead Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Trimont LLC, as master servicer, CWCapital Asset Management LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator, Deutsche Bank National Trust Company, as trustee, and BellOak, LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing Agreement.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”), and Computershare Trust Company, National Association, as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
Admiral’s Cove	Note A-2
Prospect Place Apartments	Note A-2 and Note A-3

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

FF-3-2

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [_____]

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

FF-3-3

Email: stinson.cmbsnotices@stinson.com
5C15 Special Servicer:

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

FF-3-4

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

Very truly yours,

By:
Name:
Title:
FF-3-5

EXHIBIT FF-4

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(Crossgates Mall)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association, 10851 Mastin
Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head,

E-mail: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS)
– WFCM 2025-5C7

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Computershare Trust Company, National
Association

1055 10th Avenue SE

Minneapolis, Minnesota 55414

Attention: Document Custody Group –
WFCM 2025-5C7
E-mail: cmbscustody@computershare.com

BellOak, LLC 1717 McKinney Avenue, 12th Floor Dallas, Texas 75202 Attention: Reporting – WFCM 2025-5C7 with a copy sent contemporaneously via email to reporting@belloakadvisors.com

Re:	Wells Fargo Commercial Mortgage Trust 2025-5C7, Commercial Mortgage Pass-Through Certificates, Series 2025-5C7

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 1, 2025 (the “Lead Servicing Agreement”), among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as a special servicer, CWCapital Asset Management LLC, as a special servicer, KeyBank National Association, as a special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and BellOak, LLC, as operating advisor

FF-4-1

and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing Agreement.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”), and Computershare Trust Company, National Association, as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
Crossgates Mall	Note A-1-2 and Note A-4

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [_____]

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset

FF-4-2

Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

5C15 Special Servicer:	3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300 Miami, FL 33133 Attention: General Counsel E-mail: compliance@3650Capital.com with a copy to:
FF-4-3

specialservicing@3650Capital.com with a copy to: notices@3650Capital.com
5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

FF-4-4

Very truly yours,

By:
Name:
Title:
FF-4-5

EXHIBIT FF-5

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(Seneca One)

[Date]

Computershare Trust Company, National
Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Computershare Corporate Trust
(CMBS) – BMARK 2026-V21

with a copy
to: CCTCMBSBondAdmin@computershare.com
and
TrustAdministrationGroup@computershare.com

Computershare Trust Company, National
Association
1055 10th Avenue, Southeast
Minneapolis, Minnesota 55414
Attention: Document Custody Group –
BMARK 2026-V21

with a copy to:
cmbscustody@computershare.com

KeyBank National Association
11501 Outlook Street, Suite 300
|Overland Park, Kansas 66211
Attention: Michael Tilden
Email: Michael_a_tilden@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Email: keybanknotices@polsinelli.com	Torchlight Loan Services, LLC 90 Park Avenue, 20th Floor New York, New York 10016 Attention: William Clarkson Email: WClarkson@torchlight.com with a copy to: Email: ss@torchlight.com

Re:	Benchmark 2026-V21 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-V21

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2026 (the “Lead Servicing PSA”), between GS Mortgage Securities Corporation II, as depositor, KeyBank National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, BellOak LLC, as operating advisor and as asset representations reviewer, Computershare Trust Company, National Association, as certificate administrator and as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing PSA.

FF-5-1

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”), and Computershare Trust Company, National Association, as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
Seneca One	Note A-2

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [_____]

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

FF-5-2

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

5C15 Special Servicer:

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

FF-5-3

5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

Very truly yours,

By:
Name:
Title:
FF-5-4

EXHIBIT FF-6

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(The Towers at Cupertino City Center)

[Date]

Trimont LLC

Commercial Mortgage Servicing

One South

101 South Tryon Street, Suite 1400

Charlotte, North Carolina 28280

Attention: BANK5 2026-5YR22 Asset
Manager

Email: commercial.servicing@trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, GA 30326

Attention: Legal Department

Email: legaldepartment@trimont.com

and with a copy to:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Facsimile Number: (704) 353-3190

Email: stacy.ackermann@klgates.com

BellOak, LLC

1717 McKinney Avenue, 12th Floor

Dallas, Texas 75202

Attention: Reporting – BANK5 2026-5YR22

with a copy sent contemporaneously via email
to:

reporting@belloakadvisors.com

Computershare Trust Company, National
Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
– BANK5 2026-5YR22

with a copy to:
CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Computershare Trust Company, National
Association

1055 10th Avenue SE

Minneapolis, Minnesota 55414

Attention: Document Custody Group –
BANK5 2026-5YR22

with a copy to
cmbscustody@computershare.com

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Trust Administration – BANK5
2026-5YR22

E-mail: cmbsadmin@list.db.com

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Tom Floyd

Facsimile number: (877) 379-1625

Email: keybank_notices@keybank.com

with a copy to:

Ballard Spahr LLP

1909 K Street, NW

FF-6-1

12th Floor Washington, DC 20006 Email: wrenn@ballardspahr.com
Re:	BANK5 2026-5YR22, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5YR22

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Lead Servicing Agreement”), among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Trimont LLC, as master servicer, KeyBank National Association, as special servicer, Computershare Trust Company, National Association, as certificate administrator, Deutsche Bank National Association, as trustee, and BellOak, LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing Agreement.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”), and Computershare Trust Company, National Association, as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
The Towers at Cupertino City Center	Note A-2-1-2

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made

FF-6-2

available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [_____]

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

FF-6-3

Stinson LLP 1201 Walnut Street, Suite 2900 Kansas City, Missouri 64106-2150 Attention: Stinson CMBS Notices Email: stinson.cmbsnotices@stinson.com
5C15 Special Servicer:

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

FF-6-4

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

Very truly yours,

By:
Name:
Title:
FF-6-5

EXHIBIT FF-7

FORM OF NOTICE REGARDING SERVICING SHIFT

MORTGAGE LOAN

(The Landing)

[TO BE SENT UPON SECURITIZATION OF THE RELAED CONTROLLING PARI
PASSU COMPANION LOAN]

[Date]

[Outside Trustee] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Outside Certificate Administrator] [Address Line 1] [Address Line 2] Attn: [Contact Person]
[Outside Master Servicer] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Outside Special Servicer] [Address Line 1] [Address Line 2] Attn: [Contact Person]
[Outside Operating Advisor] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Outside Asset Representations Reviewer] [Address Line 1] [Address Line 2] Attn: [Contact Person]
[Outside Custodian] [Address Line 1] [Address Line 2] Attn: [Contact Person]
Re:	[Outside Securitization Trust], Commercial Mortgage Pass-Through Certificates, Series [_______]-[____]

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of [_________], 20[__] (the “Lead Servicing PSA”), between [Outside Depositor], as depositor, [Outside Servicer], as master servicer, [Outside Special Servicer], as special servicer, [Outside Operating Advisor], as operating advisor and as asset representations reviewer, [Outside Certificate Administrator], as certificate administrator, and [Outside Trustee], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing PSA.

FF-7-1

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”), and Computershare Trust Company, National Association, as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
The Landing	Note A-5 and Note A-6

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [_____]

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

FF-7-2

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

5C15 Special Servicer:

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

FF-7-3

5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

FF-7-4

Very truly yours,

By:
Name:
Title:
FF-7-5

EXHIBIT FF-8

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(The Rockwell)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association, 10851 Mastin
Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President –
Division Head,

E-mail: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services - BMO
2025-5C13

with a copy to:

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Computershare Trust Company, National
Association

1055 10th Avenue SE

Minneapolis, Minnesota 55414

Attention: Document Custody Group – BMO
2025-5C13

with a copy to:

cmbscustody@computershare.com

BellOak, LLC 1717 McKinney Avenue, 12th Floor Dallas, TX 75202 Attention: Reporting – BMO 2025-5C13 with copies sent contemporaneously via email to reporting@belloakadvisors.com)	3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300 Miami, Florida 33133 Attention: General Counsel E-mail: compliance@3650Capital.com with a copy to: specialservicing@3650Capital.com
Re:	BMO 2025-5C13 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-5C13

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 1, 2025 (the “Lead Servicing Agreement”), among BMO Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and BellOak, LLC, as operating

FF-8-1

advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing Agreement.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”), and Computershare Trust Company, National Association, as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
The Rockwell	Note A-2

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [_____]

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset

FF-8-2

Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

5C15 Special Servicer:	3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300 Miami, FL 33133 Attention: General Counsel E-mail: compliance@3650Capital.com with a copy to:
FF-8-3

specialservicing@3650Capital.com with a copy to: notices@3650Capital.com
5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

FF-8-4

Very truly yours,

By:
Name:
Title:
FF-8-5

EXHIBIT FF-9

FORM OF NOTICE REGARDING OUTSIDE SERVICED SERVICING SHIFT

MORTGAGE LOAN

(Crossgates Mall)

[TO BE SENT UPON SECURITIZATION OF THE RELAED CONTROLLING
PARI PASSU COMPANION LOAN]

[Date]

[Outside Trustee] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Outside Certificate Administrator] [Address Line 1] [Address Line 2] Attn: [Contact Person]
[Outside Master Servicer] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Outside Special Servicer] [Address Line 1] [Address Line 2] Attn: [Contact Person]
[Outside Operating Advisor] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Outside Asset Representations Reviewer] [Address Line 1] [Address Line 2] Attn: [Contact Person]
[Outside Custodian] [Address Line 1] [Address Line 2] Attn: [Contact Person]
Re:	[Outside Securitization Trust], Commercial Mortgage Pass-Through Certificates, Series [_______]-[____]

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of [_________], 20[__] (the “Lead Servicing PSA”), between [Outside Depositor], as depositor, [Outside Servicer], as master servicer, [Outside Special Servicer], as special servicer, [Outside Operating Advisor], as operating advisor and as asset representations reviewer, [Outside Certificate Administrator], as certificate administrator, and [Outside Trustee], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Lead Servicing PSA.

FF-9-1

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “5C15 PSA”), between BMO Commercial Mortgage Securities LLC, as depositor (the “5C15 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “5C15 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (in such capacity, the “5C15 Special Servicer”), BellOak, LLC, as operating advisor (in such capacity, the “5C15 Operating Advisor”) and as asset representations reviewer (in such capacity, the “5C15 Asset Representations Reviewer”), and Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “5C15 Certificate Administrator”), and Computershare Trust Company, National Association, as trustee (in such capacity, the “5C15 Trustee”), pursuant to which the BMO 2026-5C15 Mortgage Trust (the “5C15 Trust”) was established and a pool of commercial mortgage loans were transferred to the 5C15 Trust as of June 25, 2026 (the “Closing Date”), including the following Serviced Companion Loan(s) (the “Subject Serviced Companion Loan(s)”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) evidencing Subject Serviced Companion Loan
Crossgates Mall	Note A-1-2 and Note A-4

The undersigned hereby notifies you that, as of the Closing Date:

1.       Computershare Trust Company, National Association, as trustee under the 5C15 PSA, is the holder of the Subject Serviced Companion Loan(s). You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all amounts payable to (and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below), and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the 5C15 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Subject Serviced Companion Loan(s) under the Lead Servicing Agreement and the related Co-Lender Agreement(s) and/or Intercreditor Agreement(s), respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 5C15 Master Servicer, are as follows:

[INSERT WIRE INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [_____]

2.       The contact information for the 5C15 Trustee, the 5C15 Certificate Administrator, the 5C15 Master Servicer, the 5C15 Special Servicer, the 5C15 Operating Advisor, the 5C15 Asset Representations Reviewer and the 5C15 Depositor with respect to the Subject Serviced Companion Loans is as follows:

FF-9-2

5C15 Trustee:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Certificate Administrator:

Computershare Trust Company, National
Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO
2026-5C15

With a copy to:
CCTCMBSBondAdmin@computershare.com

TrustAdministrationGroup@computershare.com

5C15 Master Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

5C15 Special Servicer:

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

FF-9-3

5C15 Operating Advisor and 5C15 Asset Representations Reviewer:	BellOak, LLC 1717 McKinney Ave., 12th Floor Dallas, Texas 75202 Attention: Reporting – BMO 2026-5C15 (with a copy sent contemporaneously via email to reporting@belloakadvisors.com)
5C15 Depositor:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036
Attention: Paul Vanderslice, Michael Birajiclian
and David Schell

Email: paul.vanderslice@bmo.com,
Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

With a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

3.       The 5C15 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the 5C15 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the 5C15 PSA) under the 5C15 PSA is 3650 Real Estate Investment Trust 2 LLC.

FF-9-4

Very truly yours,

By:
Name:
Title:
FF-9-5

EXHIBIT GG

Specified Mortgage Loans

Loan No.	Mortgage Loan	Reserve Type	Applicable Escrow or Reserve (Initial Amount)
20	Wilshire Medical Arts Building	TI/LC Reserve	N/A1
20	Wilshire Medical Arts Building	Replacement Reserve	N/A1

1 For any funding or disbursement in an amount greater than $25,000.

GG-1

EXHIBIT HH

FORM OF ASSET REVIEW REPORT BY THE
ASSET REPRESENTATIONS REVIEWER1

To: [Addresses of Recipients]

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

In accordance with Section 11.01 of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), the undersigned, as asset representations reviewer (the “Asset Representations Reviewer”), has performed an Asset Review on each Delinquent Loan identified by the Certificate Administrator, and is hereby issuing the following Asset Review Report.

1.	We have performed an Asset Review on each Delinquent Loan identified by the Certificate Administrator and our conclusion is that there is [no evidence of a failed Test][evidence of [•] failed Tests as specifically detailed on the scorecard attached hereto as Exhibit A] with respect to the Delinquent Loans.

2.	A conclusion by the Asset Representations Reviewer of a passed Test or a failed Test shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller. In addition, the Tests may not be sufficient to determine every instance of noncompliance.

3.

The Asset Representations Reviewer, other than forwarding this report to the persons listed above, will not be required to take or participate in any other or further action with respect to the aforementioned Asset Review Report.

4.	Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

BELLOAK, LLC, as Asset Representations Reviewer

By:
Name:
Title:

  1 This report is an indicative report, and the Asset Representations Reviewer will have the ability to modify or alter the organization and content of this report, subject to compliance with the terms of the Pooling and Servicing Agreement, including without limitation, provisions relating to Privileged Information.

HH-1

Exhibit A

Detailed Scorecard
[Template Example Below]

Test failures
Loan #	Loan Name	Mortgage Loan Seller	R&W #	R&W Name	Test Description	Findings
[Insert Loan Number]	[Insert Loan Name]	[Insert Mortgage Loan Seller]		[Insert R&W heading]	[Insert Test Description]	[Insert Test findings]
				[Insert R&W heading]	[Insert Test Description]	[Insert Test findings]

HH-2

EXHIBIT II

FORM OF ASSET REVIEW REPORT SUMMARY
BY THE ASSET REPRESENTATIONS REVIEWER1

To: [Addresses of Recipients]

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

Ladies and Gentlemen:

In accordance with Section 11.01 of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), the undersigned, as asset representations reviewer (the “ARR”), has performed an Asset Review on each Delinquent Loan identified by the Certificate Administrator, and is hereby issuing the following Asset Review Report.

1.	As described in the detailed scorecard attached hereto as Exhibit A, we have performed an Asset Review on each Delinquent Loan identified in accordance with the terms of the Pooling and Servicing Agreement and our conclusion is that there is [no evidence of a Test failure/evidence of [•] Test failures] with respect to the Delinquent Loans.

2.	A conclusion by the ARR of a Test pass or a Test failure shall not constitute a determination by the ARR of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller. In addition, the Tests may not be sufficient to determine every instance of noncompliance.

3.	The ARR, other than forwarding this report to the persons listed above, will not be required to take or participate in any other or further action with respect to the aforementioned Asset Review Report.

4.	Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

BELLOAK, LLC, as Asset Representations Reviewer

By:
Name:
Title:

1 This report is an indicative report, and the Asset Representations Reviewer will have the ability to modify or alter the organization and content of this report, subject to compliance with the terms of the Pooling and Servicing Agreement, including without limitation, provisions relating to Privileged Information.

II-1

Exhibit A

Summary Scorecard
[Template Example Below]

Test failures
Loan #	Loan Name	R&W #	R&W Name	Test #	Test Description	Findings
[Insert Loan Number]	[Insert Loan Name]		[Insert R&W heading]		[Insert Test Description]	[Insert Test findings]
[Insert R&W heading]

II-2

EXHIBIT JJ

Subject to the Pooling and Servicing Agreement, this Exhibit sets forth the Asset Representations Reviewer’s review procedures for Asset Review of each Delinquent Loan. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. In the event of any conflict between this Exhibit JJ and the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall control and govern the Asset Representations Reviewer’s responsibilities and duties with respect to Asset Reviews.

Call for Review and Collection and Inventory of Review Materials

Step 1	The Asset Representations Reviewer (“ARR”) receives the following items before beginning its review:
■	Notice of Asset Review Trigger (with attachments)
■	Notice of Asset Review Vote Election
■	Asset Review Notice
■	List of all Delinquent Loans
■	Review Materials for each Delinquent Loan via Secure Data Room access, including, among other documents, the Diligence File
■	Any Unsolicited Information (if applicable)
Step 2	For each Delinquent Loan, ARR inventories all Review Materials to which ARR is provided access in the Secure Data Room to determine what, if any, Review Materials for such Delinquent Loan are missing, using the list of documents in the definition of “Mortgage File” of this Agreement, any comparable lists included in the related Loan Purchase Agreement, and any closing checklist from the origination of such Delinquent Loan, to guide its review and determination
Step 3	If ARR determines that the Review Material made available or delivered to it in the Secure Data Room with respect to any Delinquent Loan is missing any documents required to complete an Asset Review of such Delinquent Loan, ARR shall prepare list of such missing documents and notify the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) of such missing documents. If any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, the ARR shall request such documents from the related Mortgage Loan Seller.

Analysis and Testing of Representations and Warranties

Exhibit JJ-1

Step 4	For each Delinquent Loan for which ARR has received all Review Materials required to complete an Asset Review of such Delinquent Loan, ARR tests such Delinquent Loan for compliance with each representation and warranty made by the related Mortgage Loan Seller with respect to such Delinquent Loan as follows:
■	ARR reviews each representation and warranty and each item included in the Review Materials applicable or related to such representation or warranty to determine whether there is any evidence that such representation or warranty was not true when made by the related Mortgage Loan Seller
■	For each representation and warranty, ARR lists
●	all items from the Review Materials reviewed or used in its testing of such representation and warranty
●	whether ARR has determined that there is any evidence that such representation or warranty was not true when made by the related Mortgage Loan Seller, and
o	if so, stating the aspect of the applicable representation or warranty that does not appear to have been true when made by the related Mortgage Loan Seller and ARR’s basis for its conclusion
o	completing the Asset Review Report by setting forth, for each Delinquent Loan, the information contemplated herein with respect to each representation and warranty

ARR will not attempt (and has no obligation) to determine the materiality of any potential breach of a representation or warranty that it discovers evidence of during its review as contemplated herein.

Exhibit JJ-2

EXHIBIT KK

FORM OF CERTIFICATION TO CERTIFICATE ADMINISTRATOR REQUESTING
ACCESS TO SECURE DATA ROOM

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMO 2026-5C15

Email: TrustAdministrationGroup@computershare.com

Attention:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with the requirements for obtaining access to the Secure Data Room pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, with respect to the certificates (the “Trust Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an authorized representative of [________________________].

2.	The undersigned acknowledges and agrees that (a) access to the Secure Data Room is being granted to it solely for purposes of the undersigned carrying out its obligations under the Pooling and Servicing Agreement, (b) it will not disseminate or otherwise make information contained on the Secure Data Room available to any other person except in accordance with the Pooling and Servicing Agreement or otherwise with the written consent of the Depositor and (c) it will only access information relating to the Mortgage Loans to which the Asset Review relates.

3.	The undersigned agrees that each time it accesses the Secure Data Room, the undersigned is deemed to have recertified that the representations above remains true and correct.

4.	[The undersigned is not a Trust Certificateholder, a beneficial owner or a prospective purchaser of any Trust Certificate, an Uncertificated Interest Owner or a prospective purchaser of an Uncertificated Interest][1]

1  Required to the extent that a party other than the Asset Representations Reviewer is identified by the Depositor as needing access to the Secure Data Room.

KK-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[_________________]

By:
Name:
Title:

Dated: _______

[BMO Commercial Mortgage Securities LLC
as Depositor][1]

By:
[Name]
[Title]
KK-2

EXHIBIT LL

FORM OF NOTICE OF [ADDITIONAL DELINQUENT LOAN][CESSATION OF
DELINQUENT LOAN][CESSATION OF ASSET REVIEW TRIGGER]

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association

as Master Servicer

10851 Mastin Street, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

BellOak, LLC

as Operating Advisor and Asset

Representations Reviewer
1717 McKinney Ave., 12th Floor

Dallas, Texas 75202

Attention: Reporting – BMO 2026-5C15

(with a copy sent contemporaneously via

email to reporting@belloakadvisors.com)

3650 REIT Loan Servicing LLC

as Special Servicer

2977 McFarlane Road, Suite 300

Miami, FL 33133

Attention: General Counsel

E-mail: compliance@3650Capital.com

with a copy to:

specialservicing@3650Capital.com

with a copy to:

notices@3650Capital.com

Attention:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15

In accordance with Section 11.01(a) of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”), between BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, BellOak, LLC, as Operating Advisor and as Asset Representations Reviewer, and Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, the Certificate Administrator hereby notifies you that as of [RELATED DISTRIBUTION DATE]:

1.	_____ An additional Mortgage Loan has become a Delinquent Loan.*

2.	_____ A Mortgage Loan has ceased to be a Delinquent Loan.†

*  Each additional Mortgage Loan that has become a Delinquent Loan is identified on Exhibit A hereto.

†  Each Mortgage Loan that has ceased to be a Delinquent Loan is identified on Exhibit B hereto.

LL-1

3.	_____ An Asset Review Trigger has ceased to exist.

(check all that apply)

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

Computershare Trust Company, National Association, as Certificate Administrator for the Holders of the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026- 5C15

By:
[Name]
[Title]
LL-2

Exhibit A

LL-3

Exhibit B

LL-4

EXHIBIT MM

Form of Certificate Administrator Receipt in Respect of RISK
RETENTION Certificates

[Date]

[Name and Address of Retaining Party]

Re:	BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (BMO Commercial Mortgage Securities LLC as Depositor)

In accordance with Section 5.02(f) of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Agreement”), pursuant to which the captioned series of commercial mortgage pass-through certificates (the “Certificates”) were issued, the undersigned, as Certificate Administrator, hereby acknowledges receipt and possession of, and further agrees that it will hereafter hold in the Retained Interest Safekeeping Account, the Certificates identified on Schedule I attached hereto (the “Subject Certificates”), which constitute some or all of the Class [E-RR][F-RR][G-RR][J-RR] Certificates, for the benefit of [Name of Retaining Party], the registered holder of the Subject Certificates, pursuant to the Agreement. Payments on the Subject Certificates will be made to the registered holder thereof in accordance with the Agreement, including pursuant to any written wiring instructions provided in accordance with the Agreement.

This receipt is solely for the benefit of the addressee and is non-transferable. Possession of this receipt by any other Person will not entitle such Person to delivery of, or any rights in respect of, the Subject Certificates. The Subject Certificates are subject to the restrictions on transfer set forth in, and may not be released from the Retained Interest Safekeeping Account except in accordance with, the Agreement.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:
MM-1

Schedule I

Certificates Registered in the Name of [Retaining Party]

Class (CUSIP)	Certificate No.	Initial Certificate Balance

MM-2

EXHIBIT NN

INITIAL SERVICED COMPANION LOAN HOLDERS

Serviced Companion Loan	Initial Serviced Companion Loan Holder	Address
Cannon Industrial Portfolio	3650 Capital SCF LOE I, LLC (Note A-3, Note A-5, Note A-7 and Note A-9)

3650 Capital SCF LOE I, LLC

c/o 3650 Capital SCF LOE I(A), LLC

2977 McFarlane Road, Suite 300

Coconut Grove, Florida 33133

Attention: Legal Department

Email: compliance@3650REIT.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Greg Prindle

Email: gregory.prindle@cwt.com

Bank of Montreal (Note A-4, Note A-6, Note A-8 and Note A-10)

Bank of Montreal

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Michael Birajiclian and David Schell

E-mail: Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

with a copy to:

Bank of Montreal

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

E-mail: BMOCMBSNotices@bmo.com

FreshDirect HQ	UBS AG New York Branch (Note A-2-1)

UBS AG New York Branch

11 Madison Avenue, 8th Floor

New York, New York 10010

Attention: Naja Armstrong

Email: naja.armstrong@ubs.com

with a copy to:

UBS Business Solutions LLC

11 Madison Avenue

New York, New York 10010

Attention: Chad Eisenberger, Executive Director &
Counsel

with a copy to:

NN-1

Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281 Attention: Frank Polverino, Esq. Facsimile No.: (212) 504-6666 Email: frank.polverino@cwt.com
Shore Front Parkway Apartments	Zions Bancorporation, N.A. (Note A-2)

Zions Bancorporation, N.A.
200 N. Pacific Coast Highway, Suite 1850

El Segundo, California 90245

Attention: Herschel C. Patel
Email: Herschel.Patel@zionsbancorp.com

with a copy to:

Zions Bancorporation, N.A.
4350 Congress Street
Suite 600 - South Tower

Charlotte, North Carolina 28209
Attention: Brian Bokor, Esq.
Email: brian.bokor@zionsbancorp.com

with a copy to:

Mark.Arinci@hklaw.com and
David.Iacuzio@hklaw.com

Deptford Mall	Goldman Sachs Bank USA (Note A-1-2, Note A-1-3, Note A-1-4)

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention:  Scott Epperson
Email:  scott.epperson@gs.com and gs-
refgsecuritization@gs.com

with a copy to:

Goldman Sachs Bank USA

200 West Street
New York, New York 10282
Attention:  Structured Finance Legal (REFG)
Email:  gs-refglegal@gs.com

and:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Lisa Pauquette, Esq.

Facsimile No.: (212) 504-6666

E-mail: lisa.pauquette@cwt.com

	Bank of Montreal (Note A-2-2, Note A-2-3 and Note A-2-4)	Bank of Montreal c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Michael Birajiclian and David Schell
NN-2

E-mail: Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Legal Department
E-mail: BMOCMBSNotices@bmo.com

Sunset View	Bank of Montreal (Note A-2 and Note A-3)

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Michael Birajiclian and David Schell
E-mail: Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Legal Department
E-mail: BMOCMBSNotices@bmo.com

Northwoods Mall	3650 Capital SCF LOE I, LLC (Note A-1-2)

3650 Capital SCF LOE I, LLC
c/o 3650 Capital SCF LOE I(A), LLC
2977 McFarlane Road, Suite 300
Coconut Grove, Florida 33133
Attention: Legal Department

Email: compliance@3650REIT.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Greg Prindle
Email: gregory.prindle@cwt.com

Bank of Montreal (Note A-2-2)

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Michael Birajiclian and David Schell

E-mail: Michael.Birajiclian@bmo.com and

David.Schell@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street

NN-3

New York, New York 10036 Attention: Legal Department E-mail: BMOCMBSNotices@bmo.com
The Landing	Bank of Montreal (Note A-1, Note A-2, Note A-3, Note A-4, Note A-7, Note A-8, Note A-9 and Note A-10)

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Michael Birajiclian and David Schell
E-mail: Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Legal Department
E-mail: BMOCMBSNotices@bmo.com

NN-4